SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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STAR GAS PARTNERS, L.P.

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STAR GAS PARTNERS, L.P.

2187 Atlantic Street

Stamford, CT 06902

To our Unitholders:

You are cordially invited to attend a special meeting of the unitholders of Star Gas Partners, L.P. (“Star Gas Partners”) to be held at the offices of Phillips Nizer LLP, 666 Fifth Avenue, New York, New York 10103, on March 17, 2006, at 11:00 a.m. local time. The board of directors of Star Gas LLC (“ Star Gas”), our general partner, has called the special meeting.

The board of directors of Star Gas has approved a strategic recapitalization of Star Gas Partners that, if approved by our unitholders and completed, would result in a reduction in the outstanding amount of our 10.25% senior notes due 2013 (“senior notes”) of up to $100 million (assuming full noteholder participation in the senior notes tender offer described in more detail in these materials) and the issuance of approximately 42,171,308 new common units.

At the special meeting you will be asked to consider and approve the issuance and sale to Kestrel Energy Partners, LLC (“Kestrel”) or its affiliates of a minimum of 7,500,000 common units and a maximum of 25,000,000 common units at a purchase price of $2.00 per unit, pursuant to the terms and conditions of a unit purchase agreement dated as of December 5, 2005 (the “unit purchase agreement”), by and among Star Gas Partners, Star Gas, Kestrel, Kestrel Heat, LLC (“Kestrel Heat”) and KM2, LLC (“M2”). A copy of the unit purchase agreement is attached to the enclosed proxy statement as Annex A.

As part of the proposed recapitalization, you will also be asked to approve the election of Kestrel Heat, as successor general partner to Star Gas, and the adoption of amendments to Star Gas Partners’ amended and restated agreement of limited partnership that reflect the election of Kestrel Heat as successor general partner and revise the terms of our partnership securities in several respects, as further described in the proxy statement, including the conversion of each outstanding senior subordinated unit and junior subordinated unit into one common unit.

The board of directors of Star Gas has determined that the proposed recapitalization is in the best interests of Star Gas Partners and our unitholders and recommends that unitholders vote FOR each of the recapitalization proposals.

Representation of your units at the meeting is very important. Your vote is important, no matter how many or how few units you hold. We urge you, whether or not you plan to attend the meeting, to promptly date, sign and return the enclosed proxy in the envelope furnished for that purpose. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

The Board of Directors of

Star Gas LLC, the general partner of

Star Gas Partners, L.P.

Please see the sections entitled “Important Considerations,” “The Recapitalization—Reasons for the Recapitalization that the Board Considered; Recommendations of the Board” and “Interest of Certain Persons in the Recapitalization” for a discussion of potential advantages and disadvantages and other factors which you should consider in connection with the recapitalization proposal.

If you need assistance in voting your Star Gas Partners units, please call the firm assisting us in the solicitation of proxies for the special meeting:

Georgeson Shareholder

Call toll free: (800) 960-7546

STAR GAS PARTNERS, L.P.

2187 Atlantic Street

Stamford, CT 06902

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

TO BE HELD ON MARCH 17, 2006

To our Unitholders:

We, the board of directors of Star Gas, the general partner of Star Gas Partners, give notice that a special meeting of our unitholders will be held at the offices of Phillips Nizer LLP, 666 Fifth Avenue, New York, New York 10103, on March 17, 2006, at 11:00 a.m. local time. At the meeting, our unitholders will act on the following matters:

Proposal 1.    Approval of the issuance of:

•	7,500,000 new common units at a purchase price of $2.00 per unit to Kestrel Heat and M2, wholly owned subsidiaries of Kestrel, on the terms and subject to the conditions set forth in the unit purchase agreement dated as of December 5, 2005 in the form attached to this proxy statement as Annex A;

•	17,500,000 new common units in an offering of non-transferable rights to our common unitholders at an exercise price of $2.00 per unit, with a standby commitment from M2 to purchase all units that are not subscribed for in the rights offering;

•	13,433,962 (subject to adjustment based on rounding) new common units upon the conversion by certain holders of Star Gas Partners’ 10.25% senior notes due 2013 of approximately $26.9 million in principal amount of senior notes at a conversion price of $2.00 per unit; and

•	3,737,346 new common units upon the conversion of each outstanding senior subordinated unit and each outstanding junior subordinated unit into one common unit in accordance with the terms and conditions of the second amended and restated agreement of limited partnership submitted to unitholders for approval in Proposal 3.

Proposal 2.    Approval of the election of Kestrel Heat as successor general partner upon the withdrawal of Star Gas; and

Proposal 3.    The adoption of a second amended and restated agreement of limited partnership of Star Gas Partners, substantially in the form attached to the proxy statement as Annex B, that will, among other matters, reflect the election of Kestrel Heat as successor general partner upon the withdrawal of Star Gas and revise the terms and distribution rights of our partnership securities as further described in this proxy statement, including the conversion of each outstanding senior subordinated unit and junior subordinated unit into one common unit, as indicated in Proposal 1 above.

The form of proxy provides unitholders with the opportunity to vote on each of the three proposals to effect the recapitalization separately. However, none of the proposals will be implemented unless all three proposals are approved by unitholders. Under our partnership agreement, proposal 1 requires the approval of a majority of the outstanding common units and proposals 2 and 3 require the approval of a unit majority which means (i) a majority of common units entitled to vote and outstanding as of the record date, and (ii) a majority of senior subordinated units and junior subordinated units, voting together as one class, entitled to vote and outstanding as of the record date, in each case excluding units owned by Star Gas or its affiliates, including its executive officers, directors and members. Under the NYSE rules, proposal 1 requires the approval of a majority of the votes cast by the holders of the common units and senior subordinated units, provided that the total votes cast on the proposal represent at least 50% of all units entitled to vote, and proposals 2 and 3 do not require unitholder approval.

We are sending this proxy statement to our unitholders on or about January 26, 2006. We have set the close of business on January 24, 2006 as the record date for determining which unitholders are entitled to receive notice of and to vote at the special meeting or any postponements or adjournments thereof. A list of unitholders entitled to vote is on file at our principal offices, 2187 Atlantic Street, Stamford, CT 06902, and will be available for inspection by any unitholder during the meeting.

If you cannot attend the special meeting, you may vote over the telephone or the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-prepaid envelope. Any unitholder attending the meeting may vote in person even though he or she already has returned a proxy card or voted by telephone or through the Internet.

The Board of Directors of

Star Gas LLC, the general partner of

Star Gas Partners, L.P.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED JANUARY 24, 2006. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

STAR GAS PARTNERS, L.P.

2187 Atlantic Street

Stamford, CT 06902

PROXY STATEMENT

SPECIAL MEETING OF UNITHOLDERS

January 24, 2006

This proxy statement contains information related to the special meeting of unitholders of Star Gas Partners and any postponements or adjournments thereof. The special meeting will be held on March 17, 2006 beginning at 11:00 a.m. local time at the offices of Phillips Nizer LLP, 666 Fifth Avenue, New York, New York 10103.

At the meeting, our unitholders will act on the following matters:

Proposal 1.    Approval of the issuance of:

•	7,500,000 new common units at a purchase price of $2.00 per unit to Kestrel Heat and M2, wholly owned subsidiaries of Kestrel, on the terms and subject to the conditions set forth in the unit purchase agreement dated as of December 5, 2005 in the form attached to this proxy statement as Annex A;

•	17,500,000 new common units in an offering of non-transferable rights to our common unitholders at an exercise price of $2.00 per unit, with a standby commitment from M2 to purchase all units that are not subscribed for in the rights offering;

•	13,433,962 (subject to adjustment based on rounding) new common units upon the conversion by certain holders of Star Gas Partners’ 10.25% senior notes due 2013 of approximately $26.9 million in principal amount of senior notes at a conversion price of $2.00 per unit; and

•	3,737,346 new common units upon the conversion of each outstanding senior subordinated unit and each outstanding junior subordinated unit into one common unit in accordance with the terms and conditions of the second amended and restated agreement of limited partnership submitted to unitholders for approval in Proposal 3.

Proposal 2.    Approval of the election of Kestrel Heat as successor general partner upon the withdrawal of Star Gas; and

Proposal 3.    The adoption of a second amended and restated agreement of limited partnership of Star Gas Partners, substantially in the form attached to the proxy statement as Annex B, that will, among other matters, reflect the election of Kestrel Heat as successor general partner upon the withdrawal of Star Gas and revise the terms and distribution rights of our partnership securities as further described in this proxy statement, including the conversion of each outstanding senior subordinated unit and junior subordinated unit into one common unit, as indicated in Proposal 1 above.

This proxy statement is first being mailed to Star Gas Partners unitholders on or about January 26, 2006.

Annex A	Unit Purchase Agreement
Annex B	Form of Second Amended and Restated Agreement of Limited Partnership, a clean copy of which is attached hereto as Annex B-1, and a copy marked to show changes compared to the existing Amended and Restated Agreement of Limited Partnership is attached hereto as Annex B-2.
Annex C	Annual Report on Form 10-K for the fiscal year ended September 30, 2005
Annex D	Opinion of Jefferies & Company, Inc.

FORWARD-LOOKING STATEMENTS

Many of the statements contained in this proxy statement, including, without limitation, statements regarding our business strategy, plans and objectives of our management for future operations are forward-looking within the meaning of the federal securities laws. These statements use forward-looking words, such as “anticipate,” “continue,” “expect,” “may,” “will,” “estimate,” “believe” or other similar words. These statements, including those contained in “The Recapitalization - 2006 Forecast of Star Gas Partners,” discuss future expectations or contain projections. Although we believe that the expectations reflected in the forward-looking statements are reasonable, actual results may differ from those suggested by the forward-looking statements for various reasons, including:

•	the approval of the recapitalization;

•	the effect of weather conditions on our financial performance;

•	the price and supply of home heating oil;

•	the consumption patterns of our customers;

•	our ability to obtain satisfactory gross profit margins;

•	our ability to obtain new customers and retain existing customers;

•	our ability to effect strategic acquisitions or redeploy underperforming assets;

•	the ultimate disposition of excess proceeds from the sale of the propane segment should the recapitalization not be consummated;

•	the impact of litigation;

•	the ongoing impact of the business process redesign project at the heating oil segment and our ability to address issues related to that project;

•	natural gas conversions;

•	future union relations and the outcome of current and future union negotiations;

•	the impact of current and future environmental, health and safety regulations;

•	customer creditworthiness; and

•	marketing plans.

The above factors, as well as the factors set forth below under Item 1A—Risk Factors of our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, which is attached to this proxy statement as Annex C, could cause our actual results to differ materially from those contained in any forward-looking statement. We disclaim any obligation to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Throughout this proxy statement, we refer to ourselves, Star Gas Partners, L.P., as “we” or “us” or “Star Gas Partners.” We sometimes refer to the board of directors of our general partner, Star Gas, as “our board of directors,” “our board,” the board,” “Star Gas’ board” or “Star Gas Partners’ board.”

S UMMARY

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To fully understand the transaction, and for a more complete description of legal terms, you should read carefully this entire document and the documents to which we have referred you. A glossary of terms used in this proxy statement begins on page 86. You should pay special attention to the “Important Considerations” section beginning on page 21 of this proxy statement in determining how to vote on the proposals.

About Star Gas Partners

Star Gas Partners.    We are the largest retail distributor of home heating oil in the United States, based on volume as reported by the National Oilheat Research Alliance Organization, March 2003. Our home heating oil operations serve approximately 480,000 customers in the Northeast and Mid-Atlantic regions. For the fiscal year ended September 30, 2005, our home heating oil segment sold 487 million gallons of home heating oil. We were also formerly engaged as a retail distributor of propane until December 17, 2004, when we sold our propane segment.

For the fiscal year ended September 30, 2005, approximately 75% of total sales from our heating oil operations were from sales of home heating oil, approximately 15% were from the installation and repair of heating and air conditioning equipment and approximately 10% were from the sale of other petroleum products, including diesel fuel and gasoline, primarily to commercial customers for fleet fuel service. During this period, our home heating oil operations generated total sales of approximately $1.3 billion.

Our executive offices are located at 2187 Atlantic Street, Stamford, Connecticut 06902. The telephone number is (203) 328-7310.

The Recapitalization (see pages 26 to 44)

The board of directors of Star Gas has approved a strategic recapitalization of Star Gas Partners that, if approved by unitholders and completed, would result in a reduction in the outstanding amount of our senior notes of up to $100 million (assuming full noteholder participation in the senior notes tender offer described below under “Noteholder Agreements”) and the issuance of approximately 42,171,308 new common units.

The recapitalization includes a commitment by Kestrel and its affiliates to purchase $15 million of new equity capital and provide a standby commitment in a $35 million rights offering to our common unitholders, each at a price of $2.00 per common unit. We would utilize the $50 million in new equity financing, together with additional funds from operations, to repurchase at least $60 million in face amount of our senior notes and, at our option, up to approximately $73.1 million of senior notes (less any principal, interest and premium payments required to be reserved for non-tendering noteholders in the senior notes tender offer). In addition, certain noteholders have agreed to convert approximately $26.9 million in face amount of such senior notes into 13,433,962 (subject to adjustment based on rounding) new common units at a conversion price of $2.00 per unit in connection with the closing of the recapitalization.

Unit Purchase Agreement.    We have entered into a unit purchase agreement with Kestrel and its affiliates, which provides for, among other things: the receipt by us of $50 million in new equity financing through the issuance to Kestrel’s affiliates of 7,500,000 common units at $2.00 per unit for an aggregate of $15 million and the issuance of an additional 17,500,000 common units in the rights offering to our common unitholders at an exercise price of $2.00 per unit for an aggregate of $35 million. The rights will be non-transferable, and an affiliate of Kestrel has agreed to buy any common units not subscribed for in the rights offering. Under the terms of the unit purchase agreement, and subject to unitholder approval, Kestrel Heat will become our new general partner and Star Gas, our current general partner, will receive no consideration for its withdrawal as general partner.

Noteholder Agreements.    We have entered into agreements with an unaffiliated group of investors who hold approximately 94% of the principal amount of our senior notes (sometimes referred to in this proxy statement as the “consenting noteholders”) that provide that these noteholders will tender their senior notes to us at par for:

•	a pro rata portion of $60 million or, at our option, up to approximately $73.1 million in cash (less any principal, interest and premium payments required to be reserved for non-tendering noteholders in the senior notes tender offer);

•	13,433,962 (subject to adjustment based on rounding) new common units at a conversion price of $2.00 per unit (which new units would be acquired by certain noteholders exchanging approximately $26.9 million in face amount of senior notes); and

•	new notes representing the remaining face amount of the tendered notes.

The closing of the tender offer for the senior notes is conditioned upon the simultaneous closing of the transactions under the Kestrel unit purchase agreement.

The closing of the recapitalization will be deemed a “change of control” under the indenture for our senior notes. Consequently, we will be required to make an offer to repurchase any senior notes that are not otherwise tendered in the senior notes tender offer at a purchase price equal to 101% of their face value. As of the date of this proxy statement, the holders of an aggregate of approximately $15.3 million in senior notes have not yet agreed to tender their notes in the tender offer. The principal amount of any senior notes, plus any interest and premium payments that we are required to make in respect of senior notes tendered for repurchase in the change of control repurchase offer, will reduce on a dollar-for-dollar basis the amount of senior notes that we shall repurchase for cash in connection with the closing of the recapitalization.

Subject to and until the closing of the recapitalization, these noteholders have agreed not to accelerate indebtedness due under the senior notes or initiate any litigation or proceeding with respect to the senior notes. The consenting noteholders have further agreed:

•	to waive certain potential defaults under the indenture;

•	not to tender their senior notes in the change of control offer which will be required to be made by us following the closing of the transactions under the unit purchase agreement with Kestrel; and

•	to consent to certain amendments to the existing indenture.

The agreements with the consenting noteholders further provide for the termination of their provisions in the event that the Kestrel unit purchase agreement is no longer in effect. The understandings and agreements contemplated by these transactions will terminate if the recapitalization does not close prior to April 30, 2006.

Amendments to Partnership Agreement.    The unit purchase agreement provides for the adoption of a second amended and restated agreement of limited partnership that will, among other things, provide for the following:

•	Conversion of Senior Subordinated Units and Junior Subordinated Units into Common Units. The proposed amendments will provide for the mandatory conversion of each outstanding senior subordinated unit and each junior subordinated unit into one common unit, as a result of which the subordination period (as defined in our partnership agreement) will end.

•

Reduction of the Minimum Quarterly Distribution.    The proposed amendments will reduce the minimum quarterly distribution on the common units from $0.575 per unit per quarter, or $2.30 per unit per year, to $0.0 per unit through September 30, 2008, or, if we elect to commence making distributions sooner, the quarter in which any distribution of available cash is made, and to $0.0675 per unit per quarter, or $0.27 per unit per year, thereafter. The amendment will also eliminate all previously accrued cumulative distribution arrearages on our common units, which aggregated $92.5 million at

November 30, 2005. We believe that this amendment will more closely align the minimum quarterly distribution with the levels of available cash that we may be expected to generate in the future.

•	Reduction of Incentive Distribution Levels. The proposed amendments will reduce the target distribution levels for the incentive distribution rights so that, commencing with the quarter beginning October 1, 2008, or, if we elect to commence making distributions sooner, the quarter in which any distribution of available cash is made, the new general partner units in the aggregate will be entitled to receive 10% of the cash distributions in a quarter once each common unit and general partner unit has received $.0675 for that quarter, plus any arrearages on the common units from prior quarters, and 20% of the cash distributions in a quarter once each common unit and general partner unit has received $.1125 for that quarter, plus any arrearages on the common units from prior quarters. Under the partnership agreement as currently in effect, the senior subordinated units, junior subordinated units and general partner units are not entitled to receive incentive distributions until $0.604 has been distributed on each common unit for a quarter, plus any arrearages on the common units for prior quarters.

•	Suspension of Mandatory Distribution of Available Cash. We suspended distributions on our senior subordinated units, junior subordinated units and general partner units on July 29, 2004 and on our common units on October 18, 2004. The proposed amendments will provide that we are not required to distribute available cash through the quarter ending September 30, 2008. We currently do not intend to make distributions of available cash during this period, even if we have available cash to distribute.

Reasons for the Recapitalization; Potential Advantages and Disadvantages of the

Recapitalization (see pages 31 to 34)

Reasons for the Recapitalization

As discussed under “The Recapitalization-Background,” during fiscal 2004, we experienced difficult operating and financial conditions as a result of our inability to pass on the full impact of record wholesale heating oil prices to customers and the effects of unusually high net customer attrition principally related to our heating oil segment’s operational restructuring. Prior to the 2004 winter heating season, our heating oil segment attempted to develop a competitive advantage in customer service, and as part of that effort, centralized its heating equipment service dispatch and engaged a centralized call center to fulfill its telephone requirements for the majority of its home heating oil customers. We experienced difficulties in advancing this initiative during the fiscal year ended September 30, 2004, which adversely impacted our customer base, product sales and costs. These conditions led to the suspension of distributions on our senior subordinated units, junior subordinated units and general partner units on July 29, 2004 and to the suspension of distributions on the common units on October 18, 2004. We continued to experience difficult operating and financial conditions in fiscal 2005. As indicated below, we believe that the recapitalization would permit us to address the problems resulting from these difficult operating and financial conditions in a manner that would be beneficial to our unitholders.

Certain Potential Advantages of the Proposed Recapitalization to Common Unitholders:

Reduce Liquidity Concerns.    The use of the $50 million in new equity financing (including from the rights offering), together with additional funds from operations, to repurchase up to approximately $73.1 million in face amount of our senior notes (assuming full noteholder participation in the senior notes tender offer), and the conversion of an additional $26.9 million in face amount of senior notes into equity in connection with the closing of the recapitalization would substantially strengthen our balance sheet and thereby reduce our concerns about liquidity and a shortage of capital. We believe this would provide us with the financial flexibility to better manage this period of high oil prices and to continue our program to improve operating results. As of the date of this proxy statement, the holders of an aggregate of approximately $15.3 million in senior notes have not yet agreed to tender their notes in the tender offer. The principal amount of any senior notes, plus any interest and premium payments that we are required to make in respect of senior notes tendered for repurchase in the change of control repurchase offer, will reduce on a dollar-for-dollar basis the amount of senior notes that we shall repurchase for cash in connection with the closing of the recapitalization.

Facilitate Future Acquisitions.    The repayment or conversion into equity of senior notes pursuant to the senior notes tender offer would significantly reduce our indebtedness, which should help to facilitate our access to the capital markets to obtain equity capital and debt financing for acquisitions. If we are unable to access additional capital to grow our business, we may be adversely affected in our ability to maintain or increase our customer base, which could further erode our ability to generate available cash. Reducing our indebtedness should enhance our ability to make acquisitions.

Simplify Capital Structure.    The elimination of the cumulative common unit arrearages and the conversion of the senior subordinated units and junior subordinated units into common units would simplify our capital structure, which should help to facilitate our access to the capital markets. We believe that it would be difficult to issue new common or subordinated units while our existing common units are subject to significant arrearages for past distributions, which could adversely affect our ability to obtain debt financing for acquisitions since an important element of obtaining debt financing is our ability to access equity markets to repay debt. If we are limited in our ability to access capital to grow the business, we may be adversely affected in our ability to maintain or increase our customer base. Such reduction of activity could further erode our ability to generate available cash.

Experience of Kestrel Representatives.    Subject to the closing of the transactions contemplated by the unit purchase agreement, Star Gas will withdraw as general partner and Kestrel Heat will become our new general partner. Kestrel will be entitled to elect the board of directors of the general partner. We expect to benefit from the ability of the Kestrel representatives who have substantial experience in the energy markets. Paul A. Vermylen, Jr., the President of Kestrel, served as an executive officer of Meenan Oil Co., L.P., a heating oil company, for 18 years before it was sold to Star Gas Partners in 2001. See “Information Regarding Kestrel Heat.”

Agreements with Senior Noteholders.    The agreements with the holders of 94% of our senior notes would largely eliminate the costs and significant risks associated with the potential for litigation and alleged defaults under the indenture for our senior notes involving, among other matters, our use of proceeds from the sale of our propane segment. If this matter were not resolved and we were unsuccessful in defending our position in any future claim that might be brought by noteholders, this would constitute an event of default if declared by either of the holders of 25% in principal amount of the senior notes or by the trustee and in such event all amounts due under the senior notes would become immediately due and payable. An acceleration of our senior notes would have a material adverse effect on our ability to continue as a going concern. The report of our independent registered public accounting firm on our consolidated financial statements as of September 30, 2005 and 2004, and for the three years ended September 30, 2005, includes an explanatory paragraph with respect to the impact of this matter on our ability to continue as a going concern if this matter is resolved adversely to us.

Certain potential disadvantages of the proposed recapitalization to common unitholders:

Elimination of Previously Accrued Cumulative Distribution Arrearages.    Arrearages on the common units that have accrued through the date of the closing of the recapitalization proposal would be eliminated. As of November 14, 2005, cumulative distribution arrearages on all outstanding common units aggregated $92.5 million, or $2.875 per common unit.

Reduction and Postponement of Minimum Quarterly Distributions.    The approval of the proposals would result in a reduction of the minimum quarterly distribution from the current $0.575 per common unit to $0.0675 per common unit. Also there would be no mandatory distributions on the common units until at least fiscal 2009.

However, regardless of whether the minimum quarterly distribution is reduced, our board of directors of our general partner has concluded that (absent the proposed recapitalization) we are not generating enough available cash to pay any quarterly distributions and/or arrearages at the present time or in the foreseeable future.

Increased Distributions to General Partner.    If the proposals are approved, the general partner would be entitled to receive a substantially higher percentage of cash distributed above $0.0675 per unit than under the existing partnership agreement as a result of the revisions to the incentive distribution payments to allocate all incentive distributions to the holders of the general partner units. The reduction of the minimum quarterly distribution would mean that the general partner would be able to receive incentive distributions sooner. See “Amendments to the Partnership Agreement – Comparison of the Star Gas Partnership Agreement Before and After the Recapitalization.”

Depressed Purchase Price.    The price per common unit that we would receive from Kestrel Heat and M2 and in connection with the rights offering is close to the bottom of the trading range for our common units since we became a public partnership, but such price represents a 34% premium to the closing sales price of the common units on the last trading day prior to the public announcement of the recapitalization transaction.

Substantial Dilution.    The number of common units outstanding would increase from 32,165,528 to approximately 74,336,836, representing a significant dilution to existing unitholders. However, common unitholders who participate in the rights offering would be able to reduce the dilution in their unit holdings. Prior to the recapitalization, the common units represented approximately 88.8% of the total number of units outstanding. Following the recapitalization, if all common unitholders exercise their rights in the rights offering, our existing common unitholders would own common units representing approximately 66.5% of the total number of units outstanding. However, if none of the common unitholders exercise their rights in the rights offering and M2 is issued the 17,500,000 common units offered to the common unitholders pursuant to its standby commitment, our existing common unitholders would own common units representing approximately 43.1% of the total number of units outstanding.

Termination of Subordination Period.    The termination of the subordination period would eliminate the priority of payment to the common unitholders in preference to the senior subordinated units and junior subordinated units. In addition, the termination of the subordination period would eliminate the requirement that the general partner receive unitholder approval for issuance of more than a specified number of additional common units during the subordination period. However, the rules of the NYSE generally would require prior unitholder approval before we could issue common units in excess of 20% of the then currently issued and outstanding common units in a single or series of related transactions other than a public offering for cash.

Restriction on Use of NOLs.    We believe that the issuance of units in our recapitalization will likely result in an “ownership change” of our corporate subsidiary, Star/Petro, Inc. (“Star/Petro”) under the Internal Revenue Code of 1986, as amended (“Tax Code”). As a result of this ownership change, Star/Petro will be materially restricted in its ability to use its net operating loss carryforwards to reduce its future taxable income. As of September 30, 2005, Star/Petro had federal net operating loss carryforwards of approximately $181.7 million. The net operating loss carryforwards (prior to an “ownership change”) will begin to expire in 2025 and are generally available to reduce future taxable income that would otherwise be subject to federal income taxes. We believe that the restriction may entirely eliminate Star/Petro’s ability to use its net operating loss carryforwards. The restriction on Star/Petro’s ability to use net operating loss carryforwards to reduce its federal tax liability will reduce the amount of cash Star/Petro has available to make distributions to us. Consequently, the restriction will reduce the amount of cash we have available to distribute to our unitholders.

Potential Advantages and Disadvantages to Senior Subordinated Unitholders and Junior Subordinated Unitholders:

In addition to the certain potential advantages to the common unitholders, the following are certain potential advantages of the proposed recapitalization to senior subordinated unitholders and junior subordinated unitholders:

Increased Likelihood of Distributions.    The conversion of each outstanding senior subordinated unit and junior subordinated unit into one common unit will eliminate the priority common units had on distributions ahead of the senior subordinated units and junior subordinated units and will significantly increase the likelihood that we will resume distributions to the holders of these units.

In addition to the certain potential disadvantages to the common unitholders, the following are certain potential disadvantages of the proposed recapitalization to senior subordinated and junior subordinated unitholders:

No Incentive Distributions.    The right of the senior subordinated units and junior subordinated units to receive incentive distributions would be eliminated. However, given that as of September 30, 2005 we had approximately $92.5 million in accrued distribution arrearages on the common units that must be paid prior to the payment of any incentive distributions, it is unlikely that any incentive distributions would be received by the holders of senior subordinated units in the foreseeable future.

No Separate Class Vote.    The senior subordinated and junior subordinated units would lose their right to vote separately as a class during the subordination period on all matters on which unitholders are entitled to vote. However, the separate class vote was originally intended to protect the rights of the subordinated unitholders when they constituted a junior class of securities to the common units, which would no longer be the case once the subordinated units are converted in common units.

Dilution.    Subordinated units would not be allowed to participate in the rights offering being made to the holders of common units, and therefore would be diluted to a greater extent than the holders of common units who participate in the rights offering.

Important Considerations (see pages 21 to 25)

We refer you to “Important Considerations” beginning on page 21, which discusses certain important matters that you should carefully consider in evaluating the recapitalization proposals.

Recommendations of the Board of Directors

(see page 34)

After considering the advice of its independent legal counsel and financial advisor, the board of directors believes that the transaction is fair to, and in the best interests of, the Star Gas Partners’ unitholders. The board of directors of Star Gas unanimously recommends that Star Gas Partners’ unitholders vote FOR each of the recapitalization proposals.

Each of Star Gas Partners’ executive officers and directors who owns units has indicated that he intends to vote in favor of each of the proposals. These officers and directors own in the aggregate 35,125 common units, 290,037 senior subordinated units and 53,426 junior subordinated units. The votes of affiliates of Star Gas, including its executive officers, directors and members, will be excluded for the purposes of the votes required to approve proposals 2 and 3.

Opinion of Jefferies & Company, Inc.

(see pages 35 to 42)

On December 2, 2005, Jefferies & Company, Inc., or Jefferies, rendered to Star Gas’ board of directors its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the Recapitalization Transaction (as defined in such opinion), taken as a whole, was fair, from a financial point of view, to the existing holders of common units on that date. The full text of the Jefferies opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement as Annex D. See “The Recapitalization—Opinion of Jefferies & Company, Inc.” or such Annex D for a description of the Recapitalization Transaction as used in the Jefferies opinion. Star Gas and its board of directors encourage the holders of common units to read the Jefferies opinion carefully and in its entirety. The summary of the Jefferies opinion in this proxy statement is qualified in its entirety by reference to the full text of the Jefferies opinion. The Jefferies opinion was provided to Star Gas’ board of directors in connection with its consideration of the proposed recapitalization, taken as a whole, and does not address the underlying business decision of Star Gas Partners to engage in the proposed recapitalization or the terms of the unit purchase agreement and the documents referred to therein. The Jefferies opinion addresses only the fairness, from a financial point of view and as of the date of the Jefferies opinion, of the Recapitalization Transaction, taken as a whole, to existing holders of common units as of the date of its opinion, and does not address any individual element of the Recapitalization Transaction. The Jefferies opinion does not constitute a recommendation as to how any holder of units should vote on the Recapitalization, or as to whether any holder of common units should exercise rights to acquire additional common units in the rights offering.

Interests of Certain Persons in the Recapitalization (see page 44)

In connection with the proposed recapitalization, our current general partner, Star Gas, will withdraw as general partner by contributing its general partner units and its .01% equity interest in Star/Petro to Star Gas Partners for no consideration.

Kestrel has proposed that following the closing of the recapitalization, Mr. William P. Nicoletti, the chairman of the board of Star Gas, Mr. Joseph P. Cavanaugh, the chief executive officer and a director of Star Gas, and Mr. Daniel P. Donovan, the president of Star Gas, would become directors of Kestrel Heat. Mr. Paul Biddelman, Mr. Stephen Russell and Mr. Irik P. Sevin, the other three directors of Star Gas, will not become directors of Kestrel Heat. In addition, if the recapitalization is consummated, Mr. Cavanaugh, Mr. Donovan and Mr. Richard F. Ambury, the chief financial officer of Star Gas, would continue to be employed by us under the terms of their current employment arrangements. If Kestrel Heat is elected successor general partner, the proposed directors and executive officers of Kestrel Heat will have interests in the proposed recapitalization as described in “Information Regarding Kestrel Heat” below.

The unit purchase agreement provides in general that Kestrel will cause Star Gas Partners to maintain, for a period of six years after the completion of the transaction, the current indemnification agreements and provisions for Star Gas’ officers and directors and the current policies of directors’ and officers’ liability insurance maintained by Star Gas Partners, or policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous, with respect to claims arising from facts or events that occurred on or before the date of the completion of the transaction.

The membership interests in Star Gas are owned by Irik P. Sevin, Audrey L. Sevin and Hanseatic Americas, Inc. Mr. Sevin is a director of Star Gas. Star Gas and its members own an aggregate of 314,305 senior subordinated units and 345,364 junior subordinated units that will be converted into common units in connection with the proposed recapitalization. Mr. Paul Biddelman, who is a director of Star Gas, is an executive officer of Hanseatic Corporation, the sole managing member of Hanseatic Americas, LDC, which is the indirect parent of Hanseatic Americas, Inc.     Mr. Biddelman and a colleague of his each beneficially own an approximately 10% equity interest in Hanseatic Americas, Inc., and persons unaffiliated with Mr. Biddelman beneficially own an approximately 80% equity interest in Hanseatic Americas, Inc.

In addition, the executive officers and directors of Star Gas (excluding Mr. Sevin) own an aggregate of 18,561 senior subordinated units that will be converted into common units in connection with the proposed recapitalization.

Kestrel has acknowledged that Star Gas Partners is required to reimburse Star Gas for amounts that are payable by Star Gas to Mr. Sevin under his agreement dated March 7, 2005 and Kestrel has agreed to cause Star Gas Partners to continue to make such reimbursement without offsets, defenses or counterclaims, except that Star Gas Partners shall have such defenses as may become available to Star Gas pursuant to such agreement. See “Information Regarding Kestrel Heat—Interests of the Proposed Executive Officers and Directors in the Recapitalization.”

Market Prices and Related Matters

Our common units and senior subordinated units are listed and traded on the New York Stock Exchange under the symbol “SGU” and “SGH,” respectively.

During the fiscal year ended September 30, 2005, the high and low sales prices of our common units were $22.23 and $1.94, respectively, and the high and low sales prices of our senior subordinated units were $14.05 and $1.15, respectively.

On December 2, 2005, the last trading day prior to our public announcement of the recapitalization transaction, the closing sales price of the common units and senior subordinated units was $1.32 and $1.89, respectively. On January 23, 2006, the last trading day prior to the date of this proxy statement, the closing sales price of the common units and senior subordinated units was $2.39 and $2.20, respectively. Unitholders are urged to obtain a current quotation for the common units and senior subordinated units.

For additional information concerning the market prices of our common units and senior subordinated units and information concerning distributions, see “Item 5—Market for the Registrant’s Units and Related Matters” from our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, which is attached hereto as Annex C.

The Meeting; Required Vote

The special meeting of unitholders to vote on the recapitalization proposals will be held on March 17, 2006, at 11:00 a.m., local time, at the offices of Phillips Nizer LLP, 666 Fifth Avenue, New York, New York 10103 (the “Meeting”). The recapitalization cannot be effected without approval of each of the recapitalization proposals. Under our partnership agreement, proposal 1 requires the approval of a majority of the outstanding common units and proposals 2 and 3 require the approval of a unit majority, which means (i) a majority of common units entitled to vote and outstanding as of the record date, and (ii) a majority of senior subordinated units and junior subordinated units, voting together as one class, entitled to vote and outstanding as of the record date, in each case excluding units owned by Star Gas or its affiliates, including its executive officers and directors and members. Under the NYSE rules, proposal 1 requires the approval of a majority of the votes cast by the holders of the common units and senior subordinated units, voting as a single class, provided that the total votes cast on the proposal represent at least 50% of all units entitled to vote, and proposals 2 and 3 do not require unitholder approval. None of the proposals will be implemented unless all three recapitalization proposals are approved by unitholders.

Material U.S. Federal Income Tax Consequences (see pages 45 to 47)

In general, the recapitalization is not expected to result in taxable income or loss to the unitholders. See “Material U.S. Federal Income Tax Consequences.”

Description of Common Units and other Partnership

Interests Following the Recapitalization (see pages 71 to 75)

Units to be Outstanding After the Recapitalization	Approximately 74,336,836 common units, representing a combined 99.6% limited partner interest, and 325,729 general partner units, representing a combined 0.4% general partner interest.

Requirement to Distribute Available Cash

Within 45 days following the end of each quarter commencing with the quarter beginning October 1, 2008, or, if we elect to commence making distributions sooner, the quarter in which any distribution of available cash is made, Star Gas Partners is required to distribute 100% of its available cash with respect to such quarter to partners as of the record date selected by the general partner in its reasonable discretion. Star Gas Partners has no obligation to distribute available cash through the quarter ending September 30, 2008 and currently has no intention of making any such distributions.

Definition of Available Cash	Available cash for any quarter will continue to consist of all cash on hand at the end of that quarter, as adjusted for reserves. The general partner has broad discretion in establishing reserves.

Minimum Quarterly Distribution

$0.0 through the quarter ending September 30, 2008 or, if we elect to commence making distributions sooner, the quarter in which any distribution of available cash is made, and $0.0675 per unit per quarter, or $0.27 per unit per year, thereafter.

First Target Distribution Level	$0.1125 per unit per quarter or $0.45 per unit per year.

Distribution of Available Cash from Operating Surplus	Available cash from operating surplus with respect to any quarter will be distributed in the following manner:

First, 100% to the common units, pro rata, until we distribute to each common unit the minimum quarterly distribution of $0.0675;

Second, 100% to the common units, pro rata, until we distribute to each common unit any arrearages in payment of the minimum quarterly distribution on the common units for prior quarters;

Third, 100% to the general partner units, pro rata, until we distribute to each general partner unit the minimum quarterly distribution of $0.0675;

Fourth, 90% to the common units, pro rata, and 10% to the general partner units, pro rata, until we distribute to each common unit the first target distribution of $0.1125; and

Thereafter, 80% to the common units, pro rata, and 20% to the general partner units, pro rata.

Subordination Period

Because all senior subordinated units and junior subordinated units will convert into common units as part of the recapitalization, the subordination period will end. All outstanding limited partner units will be common units.

Voting	Approval of a majority of the outstanding common units, including common units owned by the general partner and its affiliates, is required for the following:

•	certain amendments to our partnership agreement;

•	the merger of our partnership or the sale of all or substantially all of our assets; and

•	the dissolution of our partnership.

Financial Information

Unit Ownership

The following table shows the approximate number of units outstanding before and after the proposed recapitalization.

	Before Recapitalization		After Recapitalization
	Number	Percentage	Number	Percentage
Common Units
Existing common units	32,165,528	88.8%	32,165,528	43.1%
Issued to Kestrel entities**	—	—	7,500,000	10.1%
Issued in rights offering	—	—	17,500,000	23.4%
Issued to senior noteholders	—	—	13,433,962	18.0%
Issued to subordinated unitholders	—	—	3,737,346	5.0%

Subtotal	32,165,528	88.8%	74,336,836	99.6%

Subordinated Units
Senior subordinated units	3,391,982	9.4%	—	—
Junior subordinated units	345,364	0.9%	—	—

Subtotal	3,737,346	10.3%	—	—
General Partner Units	325,729	0.9%	325,729	0.4%

Total	36,228,603	100%	74,662,565	100%

*	As of the date of this proxy statement.
**	Assumes no additional units are acquired in the rights offering by M2 pursuant to its standby commitment.

Capitalization

The following table sets forth our historical capitalization as of September 30, 2005 on an actual basis and as adjusted to give pro forma effect to the following elements of the recapitalization (see “Unaudited Condensed Pro Forma Financial Information”):

•	the issuance of 7,500,000 common units to Kestrel Heat and M2 for a purchase price of $2.00 per unit and the issuance to Kestrel Heat of 325,729 general partner units;

•	the issuance of 17,500,000 common units in the rights offering at an exercise price of $2.00 per unit;

•	the use of the net proceeds from the issuance of common units to Kestrel and M2 and the rights offering, together with additional cash from operations, to repurchase approximately $73.1 million of senior notes (assuming full noteholder participation in the senior notes tender offer); as of the date of this proxy statement, the holders of an aggregate of approximately $15.3 million in senior notes have not yet agreed to tender their notes in the tender offer; the principal amount of any senior notes, plus any interest and premium payments that we are required to make in respect of senior notes tendered for repurchase in the change of control repurchase offer, will reduce on a dollar-for-dollar basis the amount of senior notes that we shall repurchase for cash in connection with the closing of the recapitalization;

•	the conversion of approximately $26.9 million of senior notes into 13,433,962 (subject to adjustment for rounding) newly issued common units;

•	the conversion of each senior subordinated unit and each junior subordinated unit into one common unit;

•	the write-off of net deferred charges and debt premium of $1.4 million; and

•	the estimated expenses of the recapitalization of $6.5 million.

	As of September 30, 2005 (in thousands)
	Actual	Pro Forma
Cash and cash equivalents	$99,148	$68,235 (a)

Debt
Star Gas:
10.25% Senior Notes due 2013	$267,322	$166,446
Heating Oil Segment:
Revolving Credit Facility (b)	6,562	6,562
Acquisition Notes Payable	225	225
Subordinated Debentures	666	666

Total debt	$274,775	$173,899

Less: Revolving Credit Facility	(6,562)	(6,562)
Current Portion of Acquisition Notes and Subordinated Debentures	(796)	(796)

Total long-term debt	$267,417	$166,541
Total partner’s capital	145,108	214,039

Total capitalization	$412,525	$380,580

(a)	Reflects the repayment of approximately $73.1 million in face amount of our senior notes (assuming full noteholder participation in the senior notes tender offer). Pursuant to the tender offer for the senior notes, Star Gas Partners must exchange for cash at least $60 million of senior notes but not more than $73.1 million. Star Gas Partners intends to offer to repurchase approximately $73.1 million of senior notes, subject to cash availability at the time of closing. If Star Gas Partners tenders for $60.0 million of senior notes, cash will decrease by $17.6 million and long-term debt will decrease by $87.7 million. As of the date of this proxy statement, the holders of approximately $15.3 million in face amount of senior notes had not yet agreed to exchange their notes in the tender offer. If all of these noteholders do not participate in the tender offer and do not tender their notes in connection with the subsequent change of control repurchase offer, the amount of senior notes that we would repurchase for cash in connection with the recapitalization would be at least approximately $44.4 million but not more than approximately $57.5 million.
(b)	The heating oil segment’s revolving credit facility currently includes a $260 million revolving loan facility (which increases to $310 million during the peak heating season from December 1 through March 31), subject to borrowing base requirements and coverage ratios, of which up to $75 million may be used to issue letters of credit. This facility contains various restrictive and affirmative covenants. The most restrictive of these covenants relate to the incurrence of additional indebtedness, and restrictions on dividends, certain investments, guarantees, loans, sales of assets and other transactions.

Summary Consolidated Historical Financial and Operating Data

The following table sets forth our summary consolidated financial information that has been derived from our audited consolidated statements of operations and cash flows for each of the years ended September 30, 2003, 2004 and 2005 and our consolidated balance sheets as of September 30, 2004 and 2005 included in our Annual Report on Form 10-K attached as Annex C to this proxy statement. You should read this financial information in conjunction with “Selected Historical Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and notes set forth in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 attached as Annex C to this proxy statement. The information set forth below is not necessarily indicative of our future results or financial position.

	Fiscal Years Ended September 30,
(in thousands, except per unit data)	2003	2004	2005
Statement of Operations Data:
Sales	$1,102,968	$1,105,091	$1,259,478
Costs and expenses:
Cost of sales	793,543	799,055	983,779
Delivery and branch expenses	217,244	232,985	231,581
Depreciation and amortization expenses	35,535	37,313	35,480
General and administrative expenses	39,763	19,937	43,418
Goodwill impairment charge	—	—	67,000

Operating income (loss)	16,883	15,801	(101,780)
Interest expense, net	(29,530)	(36,682)	(31,838)
Amortization of debt issuance costs	(2,038)	(3,480)	(2,540)
Gain (loss) on redemption of debt	212	—	(42,082)

Loss from continuing operations before income taxes	(14,473)	(24,361)	(178,240)
Income tax expense	1,200	1,240	696

Loss from continuing operations	(15,673)	(25,601)	(178,936)
Income (loss) from discontinued operations, net of income taxes	19,786	20,276	(4,552)
Gain (loss) on sales of discontinued operations, net of income taxes	—	(538)	157,560
Cumulative effects of change in accounting principle for discontinued operations:
Adoption of SFAS No. 142	(3,901)	—	—

Net income (loss)	$212	$(5,863)	$(25,928)

Weighted average number of limited partner units:
Basic	32,659	35,205	35,821
Diluted	32,767	35,205	35,821

Per Unit Data:
Basic and diluted loss from continuing operations per unit (a)	$(0.48)	$(0.72)	$(4.95)
Basic and diluted net income (loss) per unit (a)	$0.01	$(0.16)	$(0.72)
Cash distribution declared per common unit	$2.30	$2.30	$—
Cash distribution declared per senior sub. unit	$1.65	$1.73	$—

	Fiscal Years Ended September 30,
(in thousands, except per unit data)	2003	2004	2005
Balance Sheet Data (end of period):
Current assets	$211,109	$234,171	$311,432
Total assets	$975,610	$960,976	$629,261
Long-term debt	$499,341	$503,668	$267,417
Partners’ Capital	$189,776	$169,771	$145,108

Summary Cash Flow Data:
Net cash provided by (used in) operating activities	$15,365	$13,669	$(54,915)
Net cash provided by (used in) investing activities	$(48,395)	$6,447	$467,431
Net cash provided by (used in) financing activities	$48,049	$(19,874)	$(306,694)

Other Data:
EBITDA (b)	$52,630	$53,114	$(108,382)
Heating oil segment’s retail gallons sold	567,024	551,612	487,300

(a)	Income (loss) from continuing operations per unit is computed by dividing the limited partners’ interest in income (loss) from continuing operations by the weighted average number of limited partner units outstanding. Net income (loss) per unit is computed by dividing the limited partners’ interest in net income (loss) by the weighted average number of limited partner units outstanding.
(b)	EBITDA from continuing operations should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations), but provides additional information for evaluating our ability to make the minimum quarterly distribution. The working capital facility and the senior notes impose certain restrictions on our ability to pay distributions to unitholders.

The definition of “EBITDA” set forth above may be different from that used by other companies. EBITDA from continuing operations is calculated for the fiscal years ended September 30 as follows:

	Fiscal Years Ended September 30,
Statement of Operations Data (in thousands)	2003	2004	2005
Loss from continuing operations	$(15,673)	$(25,601)	$(178,936)
Plus:
Income tax expense	1,200	1,240	696
Amortization of debt issuance cost	2,038	3,480	2,540
Interest expense, net	29,530	36,682	31,838
Depreciation and amortization	35,535	37,313	35,480

EBITDA from continuing operations	$52,630	$53,114	$(108,382)

Add/(subtract)
Income tax expense	(1,200)	(1,240)	(696)
Interest expense, net	(29,530)	(36,682)	(31,838)
Unit compensation expense (income)	9,001	(4,382)	(2,185)
Provision for losses on accounts receivable	6,601	7,646	9,817
Gain on sales of fixed assets, net	(52)	(281)	(43)
Goodwill impairment charge	—	—	67,000
(Gain)/loss on redemption of debt	(212)	—	42,082
Loss on derivative instruments, net	306	1,673	2,144
Change in operating assets and liabilities	(22,179)	(6,179)	(32,814)

Net cash provided by (used in) operating activities	$15,365	$13,669	$(54,915)

Summary Selected Unaudited Pro Forma Condensed Financial Information

The following summary selected unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2005 assumes the recapitalization occurred on October 1, 2004. The selected unaudited pro forma condensed consolidated balance sheet data as of September 30, 2005 assumes the recapitalization occurred on September 30, 2005. You should not rely on the pro forma financial information as being indicative of the historical results that we would have had or the future results that we will experience after the recapitalization. See “Unaudited Condensed Pro Forma Financial Information.”

The “Pro Forma” column of the table represents the recapitalization assuming the repayment of approximately $73.1 million in senior notes (assuming full noteholder participation in the senior notes tender offer) and the conversion of approximately $26.9 million of senior notes into common units. As of the date of this proxy statement, the holders of an aggregate of approximately $15.3 million in senior notes have not yet agreed to tender their notes in the tender offer. The principal amount of any senior notes, plus any interest and premium payments that we are required to make in respect of senior notes tendered for repurchase in the change of control repurchase offer, will reduce on a dollar-for-dollar basis the amount of senior notes that we shall repurchase for cash in connection with the closing of the recapitalization.

Fiscal Year Ended September 30, 2005
(in thousands, except per unit data)	Pro Forma
(unaudited)
Sales:
Product	$1,071,270
Installations and service	188,208

Total sales	1,259,478
Cost and expenses:
Cost of product	786,349
Cost of installations and service	197,430
Delivery and branch expenses	231,581
Depreciation and amortization expenses	35,480
General and administrative expenses	43,418
Goodwill impairment charge	67,000

Operating income (loss)	(101,780)
Interest expense	(26,016)
Interest income	3,429
Amortization of debt issuance costs	(2,230)
Gain (loss) on redemption of debt	(42,082)

Loss from continuing operations before income taxes	(168,679)
Income tax expense	696

Loss from continuing operations	(169,375)

General Partner’s interest in (loss from) continuing operations	$(740)

Limited Partners’ interest in (loss from) continuing operations	$(16,295)

Basic and diluted loss from continuing operations per Limited Partner Unit:	$(2.27)

Weighted average number of Limited Partner units outstanding:
Basic and Diluted	74,255

Fiscal Year Ended September 30, 2005
Pro Forma
(In thousands)
Balance Sheet Data (end of period)
Current assets	$280,519
Total assets	596,035
Long-term debt	166,541
Total partners’ capital	214,039

Summary Cash Flow Data
Net cash used in operating activities	$(44,902)
Net cash provided by investing activities	467,321
Net cash used in financing activities	(336,326)

Other Data

EBITDA (see footnote (b) to the Summary Consolidated Historical Financial and Operating Data table above) is calculated as follows:

Fiscal Year Ended September 30, 2005
Pro Forma
(In thousands)
Pro Forma Loss from continuing operations	$(169,375)
Plus:
Income tax expense	696
Amortization of debt issuance cost	2,230
Interest expense, net	22,587
Depreciation and amortization	35,480

Pro Forma EBITDA from continuing operations	$(108,382)

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

How will my proxy be voted?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote all executed proxy cards in accordance with the recommendations of the board of directors of Star Gas, which is to vote FOR all three proposals to effect the recapitalization. With respect to any other matter that properly comes before the special meeting the proxy holders will vote as recommended by the board of directors of Star Gas, or, if no recommendation is given, in their own discretion. See “The Recapitalization—Reasons for the Recapitalization that the Board Considered; Recommendations of the Board.”

Who sent me this proxy statement?

The board of directors of Star Gas, the general partner of Star Gas Partners, sent you this proxy statement and the proxy card. The solicitation will be paid for by Star Gas Partners. In addition to this solicitation by mail, proxies may be solicited by Star Gas’ directors, officers and other employees by telephone, internet, e-mail, telegraph, telefax or telex, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We have retained Georgeson Shareholder, to assist us in the solicitation of proxies, for a fee of $25,000 plus reimbursement of reasonable out-of-pocket expenses. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units and will reimburse them for their reasonable out-of-pocket expenses.

What is the recommendation of Star Gas’ board of directors?

The board of directors of Star Gas has approved the recapitalization as being in the best interests of Star Gas Partners and our unitholders and recommends that unitholders vote FOR each of the recapitalization proposals. See “Important Considerations,” “The Recapitalization—Reason for the Recapitalization that the Board Considered; Recommendations of the Board” and “—Interest of Certain Persons in the Recapitalization.”

Did Star Gas’ board of directors receive an opinion from its financial advisor?

Yes. On December 2, 2005, Jefferies rendered to Star Gas’ board of directors its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the Recapitalization Transaction (as defined in such opinion), taken as a whole, was fair, from a financial point of view, to the existing holders of common units on that date. The full text of the Jefferies opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement as Annex D. See “The Recapitalization—Opinion of Jefferies & Company, Inc.” or such Annex D for a description of the Recapitalization Transaction as used in the Jefferies opinion. Star Gas and its board of directors encourage the holders of common units to read the Jefferies opinion carefully and in its entirety. The summary of the Jefferies opinion in this proxy statement is qualified in its entirety by reference to the full text of the Jefferies opinion.

Whom can I contact for further information?

If you have any questions about the proposals, please call us at (203) 328-7310 or Georgeson Shareholder at (800) 960-7546.

Why did I receive this proxy statement and proxy card?

You received this proxy statement and proxy card because you owned our common units, senior subordinated units or junior subordinated units as of January 24, 2006. We refer to this date as the “record date.” This proxy statement contains important information for you to consider when deciding whether to vote for the listed proposals. Please read it carefully.

Who is entitled to vote at the special meeting?

All unitholders who owned our common units, senior subordinated units or junior subordinated units at the close of business on the record date, January 24, 2006 (excluding for purposes of proposals 2 and 3 units owned by the general partner and its affiliates, including its executive officers, directors and members), are entitled to receive notice of the special meeting and to vote the units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting. Each unitholder is entitled to one vote for each common unit, senior subordinated unit and junior subordinated unit owned on all matters in which it is entitled to vote. On January 24, 2006, 32,165,528 common units, 3,391,982 senior subordinated units and 345,364 junior subordinated units were issued and outstanding.

Who can attend the special meeting?

All unitholders as of the record date, or their duly appointed proxies, may attend the special meeting. Each unitholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you own your common units or senior subordinated units in “street name,” meaning through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your unit ownership as of the record date.

What constitutes a quorum?

Under our partnership agreement, if the following number of units are present in person or by proxy at the special meeting:

(1)    a majority of common units entitled to vote and outstanding as of the record date, and

(2)    a majority of senior subordinated units and junior subordinated units, voting together as one class, entitled to vote and outstanding as of the record date,

in each case excluding units owned by Star Gas or its affiliates, including its executive officers, directors and members, who beneficially own in the aggregate 314,305 senior subordinated units and 345,364 junior subordinated units, these majorities will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voted over the telephone or the internet.

Proxies received but marked as abstentions and broker non-votes, if any, will be included in the number of units considered to be present at the special meeting.

What vote is required to approve the recapitalization proposal?

The recapitalization cannot be effected without approval of each of the recapitalization proposals. Under our partnership agreement, proposal 1 requires the approval of a majority of the outstanding common units and proposals 2 and 3 require the approval of a unit majority which means (i) a majority of common units entitled to vote and outstanding as of the record date, and (ii) a majority of senior subordinated units and junior subordinated units, voting together as one class, entitled to vote and outstanding as of the record date, in each case excluding units owned by Star Gas or its affiliates, including its executive officers, directors and members. Under the NYSE rules, proposal 1 requires the approval of a majority of the votes cast by the holders of the common units and senior subordinated units voting as a single class, provided that the total votes cast on the proposal represent at least 50% of all units entitled to vote, and proposals 2 and 3 do not require unitholder approval.

A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention, or the failure to vote at all, will have the effect of a negative vote for the purposes of the votes required under our partnership agreement but not for the purposes of the vote required under the NYSE rules.

If you own your common units or senior subordinated units in “street name” through a broker or nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon at the special meeting. Thus, if you do not give your broker or nominee specific instructions, your units will not be voted on those matters and will not be counted in determining the number of common units or senior subordinated units necessary for approval and will have the effect of a negative vote. Any “broker non-votes” will, however, be counted in determining whether there is a quorum. Voting results are tabulated and certified by our transfer agent, LaSalle Bank National Association.

How do I vote?

If you properly complete, sign and return the accompanying proxy card it will be voted as you direct. If you owned common units, senior subordinated units or junior subordinated units as of the record date and attend the special meeting, you may deliver your completed proxy card in person. “Street name” unitholders who wish to vote at the special meeting will need to obtain a “legal” proxy from the institution that holds their units. Even if you plan to attend the special meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or vote through the internet or by telephone in advance of the meeting.

Can I vote by telephone or electronically?

If you are a registered unitholder (that is, you hold your units in certificate form), you may vote by telephone or through the internet by following the instructions included with your proxy card.

If your common units or senior subordinated units are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

The deadline for voting by telephone or through the Internet for registered unitholders is 5:00 p.m. Eastern Standard Time on March 16, 2006.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Star Gas either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you are a registered unitholder and attend the special meeting in person and so request. Please note that attendance at the meeting will not by itself revoke a previously granted proxy.

What should I do if I want to make a proposal to be considered at the meeting?

Your units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner, Star Gas, can make a proposal at the meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting at which they may make proposals.

Do I have any dissenters’ rights?

No. Dissenters’ rights are not available to our unitholders with respect to matters to be voted on at the special meeting.

IMPORTANT CONSIDERATIONS

In addition to the information set forth below, for other important considerations concerning Star Gas Partners, see the information under “Item 1A-Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005, which is attached hereto as Annex C.

Each senior subordinated unit and junior subordinated unit will be converted into one common unit.

If the recapitalization is consummated, each senior subordinated unit and junior subordinated unit will be converted into one common unit even though under our partnership agreement as currently in effect such a conversion into common units is remote. The purpose of such conversion is to serve as an inducement to the holders of senior subordinated units to vote in favor of the recapitalization, which requires a class vote of the subordinated unitholders to approve two of the proposals, and to simplify our capital structure. In order for the senior subordinated units and junior subordinated units to convert under the existing partnership agreement, Star Gas would have had to distribute the annualized minimum quarterly distribution of $2.30 on all outstanding units for each of three consecutive non-overlapping four-quarter periods, adjusted operating surplus during each of the three consecutive non-overlapping four-quarter periods would have to exceed the annualized minimum quarterly distribution and there would have to be no cumulative common unit arrearages. On October 18, 2004, we announced that we would not pay a distribution on the common units. We had previously announced the suspension of distributions on the senior subordinated units on July 29, 2004. As of November 30, 2005, the amount of accrued and unpaid arrearages on the common units was $92.5 million, or $2.875 per common unit. Assuming that the number of outstanding common units remained at 32,165,528 and that we did not distribute any available cash from operating surplus, these arrearages would increase by $18.5 million per quarter. If the recapitalization is not consummated, it is unlikely that regular distributions on the common units would be resumed in the foreseeable future and it is considerably less likely that regular distributions would resume in the foreseeable future on the senior subordinated units because of their subordination terms.

Each common unitholder will experience substantial dilution in his interest in Star Gas Partners.

As a result of the issuance of units to Kestrel and the issuance of units in the rights offering, the issuance of additional units to the noteholders in conversion of senior notes into common units and the conversion of the senior subordinated units and junior subordinated units into common units, the number of common units will increase from 32,165,528 to approximately 74,336,836, representing a substantial dilution of the common unitholders’ existing interest. The recapitalization will also result in a termination of the subordination period during which certain issuances of additional units required a unitholder vote. Consequently, there will be no limit in the partnership agreement on the number of additional limited partner interests, including units senior to the common units, that we may issue at any time without the approval of our unitholders. As a result of this dilution and the possible future issuance of additional equity securities:

•	each common unitholder’s proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution on each unit will decrease (without taking into account the additional cash that would be available as a result of the reduction in interest expense in connection with the repayment or conversion of up to $100 million of senior notes, assuming full noteholder participation in the senior notes tender offer);

•	the common units may be subordinated as to distributions and voting rights given to new senior units we may decide to issue in the future, although we do not have any present intention to issue senior units;

•	the relative voting strength of each previously outstanding unit will be diminished; and

•	the market price of the common units may decline.

However, common unitholders who participate in the rights offering would be able to reduce the dilution in their unit holdings.

Prior to the recapitalization, the common units represented approximately 88.8% of the total number of units outstanding. Following the recapitalization, if all common unitholders exercise their rights in the rights offering, our existing common unitholders would own common units representing approximately 66.5% of the total number of units outstanding. However, if none of the common unitholders exercise their rights in the rights offering and M2 is issued the 17,500,000 common units offered to the common unitholders pursuant to its standby commitment, our existing common unitholders would own common units representing approximately 43.1% of the total number of units outstanding.

Accrued and unpaid arrearages in the payment of the minimum quarterly distribution on the common units will be eliminated.

Under our partnership agreement as currently in effect, during the subordination period, no distributions can be made on the subordinated units until all accrued and unpaid arrearages in the payment of the minimum quarterly distribution on the common units have been paid. As of November 30, 2005, the amount of accrued and unpaid arrearages in the payment of the minimum quarterly distribution on the common units was $92.5 million. Assuming that the number of outstanding common units remained at 32,165,528 and that we did not distribute any available cash from operating surplus, these arrearages would increase by $18.5 million per quarter. As a result of the recapitalization, all accrued and unpaid arrearages on the common units would be eliminated. Consequently, the preference of the existing common unitholders to cash distributions in that amount would be eliminated.

We have substantially lowered the minimum quarterly distribution and the first target distribution, which will make it easier for the general partner units to receive incentive distributions.

Under our partnership agreement as currently in effect, the senior subordinated units, junior subordinated units and general partner units are not entitled to receive incentive distributions in a quarter until the first target distribution of $0.604 per unit has been distributed on each common unit. Under the proposed amendments to our partnership agreement, commencing with the quarter beginning October 1, 2008, or, if we elect to commence making distributions sooner, the quarter in which any distribution of available cash is made, the new general partner units in the aggregate will be entitled to receive 10% of the cash distributions in a quarter once each common unit and general partner unit has received the minimum quarterly distribution of $.0675 for that quarter, plus any arrearages on the common units from prior quarters, and 20% of the cash distributions in a quarter once each common unit and general partner unit has received $.1125 for that quarter, plus any arrearages on the common units from prior quarters. See “Amendments to the Partnership Agreement – Comparison of the Star Gas Partnership Agreement Before and After the Recapitalization.” Thus, the ability of the general partner units to receive incentive distributions has been enhanced in several ways:

•	The general partner units are entitled to incentive distributions once the minimum quarterly distribution has been paid on the common units and general partner units, as opposed to only after the first target distribution has been paid under the existing partnership agreement.

•	The minimum quarterly distribution and the first target distribution have been substantially reduced. The minimum quarterly distribution has been reduced from $0.575 to $0.0 for each quarter through September 30, 2008, or, if we elect to commence making distributions sooner, the first quarter in which a distribution of available cash is made, and to $0.0675 per unit thereafter, representing an 88% decrease. The first target distribution has been reduced from $0.604 to $.1125 per unit, representing an 81% decrease.

We are not required to, and currently do not intend to, distribute any available cash through the quarter ending September 30, 2008.

The partnership agreement amendments provide that we are not obligated to distribute available cash through the quarter ending September 30, 2008. We currently do not intend to make distributions of available cash during this period, even if we have available cash to distribute. Also, if we accumulate available cash during this period, it will be easier for us to make distributions on the general partner units after this period than if we had distributed available cash each quarter.

If our use of the net proceeds from the sale of the propane segment does not comply with the terms of the indenture for the senior notes, we may be subject to liability to the noteholders, which would have a material adverse effect on our ability to continue as a going concern.

On December 17, 2004, we completed the sale of our propane segment for a purchase price of $481.3 million, without assumption of the propane segment’s indebtedness for borrowed money at the time of sale. Pursuant to the terms of the indenture relating to our senior notes, we were permitted, within 360 days of the sale, to apply the net proceeds of the sale of the propane segment either to reduce our indebtedness or the indebtedness of a restricted subsidiary, or to make an investment in assets or capital expenditures useful to our or any subsidiary’s business. To the extent any net proceeds that were not so applied exceeded $10 million (referred to in this proxy statement as excess proceeds), the indenture requires us to make an offer to all holders of notes to purchase for cash that number of notes that may be purchased with excess proceeds at a purchase price equal to 100% of the principal amount of notes plus accrued and unpaid interest to the date of purchase.

After repayment of certain debt and transaction expenses, the net proceeds from the propane segment sale were approximately $156.3 million. As of the closing of the propane sale and application of the proceeds, the amount of net proceeds not applied in excess of $10 million was $146.3 million. As of September 30, 2005, the heating oil segment had utilized $53.1 million of the proceeds to invest in working capital assets, purchase capital assets and repay long-term debt, which reduced the amount available to repurchase notes to $93.2 million. As of December 2, 2005, the heating oil segment had used all of the remaining excess proceeds.

Our board of directors and management considered, based on informal communications with certain noteholders and their counsel, that certain noteholders might take the position that the use of net proceeds to invest in working capital assets was not a permitted use under the indenture. Based upon the advice of counsel, we disagreed with this position. However, we recognized that if we were unsuccessful in defending our position, this would constitute an event of default if declared by either the holders of 25% in principal amount of the senior notes or by the trustee under the indenture and in such event all amounts due under the senior notes would become immediately due and payable. An acceleration of our senior notes would have a material adverse effect on our ability to continue as a going concern. The report of our independent registered public accounting firm on our consolidated financial statements as of September 30, 2005 and 2004, and for the three years ended September 30, 2005, includes an explanatory paragraph with respect to the impact of this matter on our ability to continue as a going concern if this matter is resolved adversely to us. We have reached an agreement with the holders of 94% in aggregate principal amount of the senior notes to resolve this matter, which is subject to our completing the proposed recapitalization, of which there can be no assurance.

The issuance of units in the recapitalization will likely result in an “ownership change” of our corporate subsidiary, Star/Petro, under the Tax Code, and as a result, Star/Petro will be materially restricted in its ability to use its net operating loss carryforwards to reduce its future taxable income.

We believe that the issuance of units in our recapitalization will likely result in an “ownership change” of our corporate subsidiary, Star/Petro, under the Tax Code. As a result of this ownership change, Star/Petro will be materially restricted in its ability to use its net operating loss carryforwards to reduce its future taxable income. As of September 30, 2005, Star/Petro had federal net operating loss carryforwards of approximately $181.7 million. The net operating loss carryforwards (prior to an “ownership change”) will begin to expire in 2025 and are generally available to reduce future taxable income that would otherwise be subject to federal income taxes. We believe that the restriction may entirely eliminate Star/Petro’s ability to use its net operating loss carryforwards. The restriction on Star/Petro’s ability to use net operating loss carryforwards to reduce its federal tax liability will reduce the amount of cash Star/Petro has available to make distributions to us. Consequently, the restriction will reduce the amount of cash we have available to distribute to our unitholders.

You may be required to pay taxes on income from us even if you do not receive distributions from us.

A common unitholder is required to report on his U.S. federal income tax return his share of our taxable income without regard to whether the unitholder receives corresponding cash distributions from us. The suspension of mandatory distributions, elimination of distribution arrearages and reduction in the minimum quarterly distribution will increase the risk that a common unitholder will be allocated a portion of our taxable income without any cash being distributed to him or that he will be allocated taxable income in excess of the amount of cash distributed to him.

Affiliates of the general partner will now be able to vote on all matters.

Under the existing partnership agreement, during the subordination period the votes of the general partner and its affiliates were excluded in determining a quorum for, and the votes on, any matter requiring the approval of a “unit majority,” which included certain amendments to our partnership agreement; the merger of our partnership or the sale of all or substantially all our assets; and the dissolution of our partnership. Due to the mandatory conversion of the senior and junior subordinated units into common units, the subordination period will end. Consequently, after the recapitalization, the general partner and its affiliates will be able to vote their units on all matters brought before the unitholders.

Possible conflicts of interest were present in negotiating and structuring the recapitalization.

Certain executive officers and directors of Star Gas have interests in the recapitalization that are different from, and may conflict with, the interests of the public unitholders. Kestrel has proposed that following the closing of the recapitalization, Mr. William P. Nicoletti, the chairman of the board of Star Gas, Mr. Joseph Cavanaugh, the chief executive officer and a director of Star Gas and Mr. Daniel Donovan, the president of Star Gas, would become directors of Kestrel Heat. Mr. Paul Biddelman, Mr. Stephen Russell and Mr. Irik P. Sevin, the other three directors of Star Gas, will not become directors of Kestrel Heat. In addition, if the recapitalization is consummated, Mr. Cavanaugh, Mr. Donovan and Mr. Richard Ambury, the chief financial officer, treasurer and secretary of Star Gas, would continue to be employed by us under the terms of their current employment arrangements.

The unit purchase agreement provides in general that Kestrel will cause Star Gas Partners to maintain, for a period of six years after the completion of the transaction, the current indemnification agreements and provisions for Star Gas’ officers and directors and the current policies of directors’ and officers’ liability insurance maintained by Star Gas Partners, or policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous, with respect to claims arising from facts or events that occurred on or before the date of the completion of the transaction.

The membership interests in Star Gas are owned by Mr. Sevin, Ms. Audrey L. Sevin and Hanseatic Americas, Inc. Mr. Sevin is a director of Star Gas. Star Gas and its members own an aggregate of 314,305 senior subordinated units and 345,364 junior subordinated units, all of which will be converted into common units in connection with the proposed recapitalization. Mr. Biddelman, who is a director of Star Gas, is an executive officer of Hanseatic Corporation, the sole managing member of Hanseatic Americas, LDC, which is the indirect parent of Hanseatic Americas, Inc.     Mr. Biddelman and a colleague of his each beneficially own an approximately 10% equity interest in Hanseatic Americas, Inc., and persons unaffiliated with Mr. Biddelman beneficially own an approximately 80% equity interest in Hanseatic Americas, Inc.

In addition, the executive officers and directors of Star Gas (excluding Mr. Sevin) own an aggregate of 18,561 senior subordinated units that will be converted into common units in connection with the proposed recapitalization.

Kestrel has acknowledged that Star Gas Partners is required to reimburse Star Gas for amounts that are payable by Star Gas to Mr. Sevin under his agreement dated March 7, 2005 and Kestrel has agreed to cause Star Gas Partners to continue to make such reimbursement without offsets, defenses or counterclaims, except that Star

Gas Partners shall have such defenses as may become available to Star Gas pursuant to such agreement. See “Information Regarding Kestrel Heat—Interests of the Proposed Executive Officers and Directors in the Recapitalization.”

Star Gas’ board of directors considered whether to appoint a special committee.

In connection with the Star Gas board’s review of the Kestrel transaction, the board considered whether it would be advisable to appoint a special committee of directors to review this transaction on behalf of our public unitholders, but determined that the interests of such unitholders could be properly represented without the appointment of a special committee. In reaching this determination, the board took into account that neither Kestrel nor Yorktown is affiliated with our general partner or any of its directors or any of their affiliates and that under the terms of the unit purchase agreement our current general partner will not receive any compensation for its general partner units or its equity interest in Star/Petro. The board also took into account the requirement that proposals 2 and 3 of the recapitalization transaction must be approved by a unit majority, which consists of (1) a majority of common units entitled to vote and outstanding as of the record date, and (2) a majority of senior subordinated units and junior subordinated units, voting together as one class, entitled to vote and outstanding as of the record date, in each case excluding units owned by Star Gas or its affiliates, including its executive officers, directors and members. See “The Recapitalization—Interests of Certain Persons in the Recapitalization.”

Our noteholders and affiliates of Kestrel may sell common units in the public market, which sales could have an adverse impact on the trading price of our common units.

After the recapitalization, our senior noteholders will own 13,433,962 (subject to adjustment based on rounding) common units and affiliates of Kestrel will own between 7,500,000 common units and 25,000,000 common units. We have granted the consenting noteholders certain registration rights for these units and our partnership agreement would provide Kestrel and its affiliates with certain registration rights for these units. The sale of these units in the public market could have an adverse impact on the price of the common units.

THE RECAPITALIZATION

Background

We are the largest retail distributor of home heating oil in the United States, based on volume as reported by the National Oilheat Research Alliance Organization, March 2003. Our home heating oil operations serve approximately 480,000 customers in the Northeast and Mid-Atlantic regions. For the fiscal year ended September 30, 2005, our home heating oil segment sold 487 million gallons of home heating oil. We were also formerly engaged as a retail distributor of propane until December 17, 2004 when we sold our propane segment.

During fiscal 2004, we experienced difficult operating conditions as a result of our inability to pass on the full impact of record wholesale heating oil prices to customers and the effects of unusually high net customer attrition principally related to our heating oil segment’s operational restructuring. Prior to the 2004 winter heating season, our heating oil segment attempted to develop a comprehensive advantage in customer service, and as part of that effort, centralized its heating equipment service dispatch and engaged a centralized call center to fulfill its telephone requirements for the majority of its home heating oil customers. We experienced difficulties in advancing this initiative during the fiscal year ended September 30, 2004, which adversely impacted our customer base, product sales and costs.

These conditions led to the suspension of distributions on our senior subordinated units, junior subordinated units and general partner units on July 29, 2004 and to the suspension of distributions on the common units on October 18, 2004.

During fiscal 2005, we continued to experience difficult operating conditions. As of September 30, 2005, the average wholesale price of home heating oil, as measured by the closing price on the New York Mercantile Exchange, increased 48% to $2.06 per gallon from $1.39 per gallon, as compared to September 30, 2004. The continuing unprecedented rise and volatility in the price of heating oil has intensified price sensitivity among our customers and price competition among our competitors, which has adversely impacted the heating oil segment’s margins and added to the heating oil segment’s difficulties in reducing customer attrition.

We experienced net customer attrition of 7.1% in fiscal 2005, compared to net attrition of 6.4% and 1.5% in fiscal 2004 and 2003, respectively. This rate represents the net of its annual customer loss rate after customer gains. For fiscal 2004 and 2005, gross customer losses were 19.5% and 20%, respectively. We believe that net customer attrition for the fiscal 2005 resulted from (i) a combination of the effect of our premium service/premium price strategy when customer price sensitivity increased due to high energy prices and our refusal, to reduce our retail prices to what we believe are unreasonably low levels in spite of competitors aggressive pricing tactics; (ii) the lag effect of customer attrition related to service and delivery problems experienced by customers in prior fiscal years; (iii) continued customer dissatisfaction with the centralization of customer care; and (iv) tightened customer credit standards.

We believe that we have identified the problems associated with the home heating oil segment’s centralization efforts and are taking steps to address these issues. However, we expect that high net attrition rates may continue through fiscal 2006 and perhaps beyond. We note that even to the extent the rate of attrition can be reduced, attrition from prior fiscal years will adversely impact net income in the future. The heating oil segment may not be able to achieve net gains of customers and may continue to experience net customer attrition in the future.

Traditionally, we have sought to offset the effects of net customer attrition through our acquisition program. However, under the heating oil segment’s current revolving credit facility, the heating oil segment was restricted from making any acquisitions through June 17, 2005 and thereafter individual acquisitions may not exceed $10 million or an aggregate of $25 million in any fiscal year, subject to meeting certain availability requirements. These restrictions severely limit our ability to make acquisitions. We did not make any acquisitions during fiscal 2005.

On December 17, 2004, we completed the sale of our propane segment for a purchase price of $481.3 million, without assumption of the propane segment’s indebtedness for borrowed money at the time of sale. Pursuant to the terms of the indenture relating to our senior notes, we were permitted, within 360 days of the sale, to apply the net proceeds of the sale of the propane segment either to reduce our indebtedness or the indebtedness of a restricted subsidiary, or to make an investment in assets or capital expenditures useful to our or any subsidiary’s business. To the extent any net proceeds that were not so applied exceed $10 million (referred to in this proxy statement as excess proceeds), the indenture requires us to make an offer to all holders of notes to purchase for cash that number of notes that may be purchased with excess proceeds at a purchase price equal to 100% of the principal amount of notes plus accrued and unpaid interest to the date of purchase.

After repayment of certain debt and transaction expenses, the net proceeds from the propane segment sale were approximately $156.3 million. As of the closing of the propane sale and application of the proceeds, the amount of net proceeds not applied in excess of $10 million was $146.3 million. As of September 30, 2005, the heating oil segment had utilized $53.1 million of the proceeds to invest in working capital assets, purchase capital assets and repay long-term debt, which reduced the amount available to repurchase notes to $93.2 million. As of December 2, 2005, the heating oil segment had used all of the remaining excess proceeds.

Our board of directors and management considered, based on informal communications with certain noteholders and their counsel, that certain noteholders might take the position that the use of net proceeds to invest in working capital assets was not a permitted use under the indenture. Based on the advice of counsel, we disagreed with this position. However, we recognized that if we were unsuccessful in defending our position, this would constitute an event of default if declared by either of the holders of 25% in principal amount of the senior notes or by the trustee and in such event all amounts due under the senior notes would become immediately due and payable. An acceleration of our senior notes would have a material adverse effect on our ability to continue as a going concern. The report of our independent registered public accounting firm on our consolidated financial statements as of September 30, 2005 and 2004, and for the three years ended September 30, 2005, includes an explanatory paragraph with respect to the impact of this matter on our ability to continue as a going concern if this matter is resolved adversely to us. We have reached an agreement with the holders of 94% in aggregate principal amount of the senior notes to resolve this matter, which is subject to our completing the proposed recapitalization, of which there can be no assurance.

Kestrel Proposal

In March 2005, Mr. Nicoletti was contacted by Mr. Bryan Lawrence of Yorktown Energy Partners and Mr. Paul Vermylen, Jr. of Kestrel, an affiliate of Yorktown Energy Partners VI, L.P. (“Yorktown”) to inquire whether we would be interested in discussing a transaction in which Kestrel would make an equity investment in Star Gas Partners and an affiliate of Kestrel would become the new general partner of Star Gas Partners.

On April 12, 2005, Mr. Nicoletti and Mr. Cavanaugh meet with Mr. Lawrence and Mr. Vermylen at Yorktown’s offices in New York City to further discuss Kestrel’s interest in Star Gas Partners. At a subsequent meeting on April 27, 2005, Kestrel presented a written proposal to Mr. Nicoletti and Mr. Cavanaugh.

Kestrel’s initial proposal included the following provisions:

•	The replacement of our general partner, Star Gas, with an affiliate of Kestrel.

•	The purchase of 7,500,000 common units by Kestrel at $2.00 per unit.

•	A tender offer to purchase a minimum of $70 million and a maximum of $120 million of our senior notes, with the first $85 million in funds to be provided by Kestrel’s $15 million equity investment and $70 million in excess proceeds from the sale of the propane segment, with the balance of the funds for purchases over $85 million to be supplied from up to a $35 million rights offering to a unitholders, with a standby commitment from Kestrel.

•	The suspension of all mandatory distributions of available cash through the fiscal quarter ending September 30, 2008.

•	The elimination of all cumulative distribution arrearages on all units that have accrued through the closing of the restructuring.

•	Beginning in fiscal 2009, all common units would receive or accrue a minimum quarterly distribution of $.075 per unit.

•	Kestrel would receive an incentive distribution equal to 10% of the cumulative amounts distributed to common units above $.075 per quarter and 20% of the cumulative amounts distributed to common units above $.125 per quarter.

•	There would be no incentive distributions if there are any distribution arrearages.

•	There would be no change in the terms of the senior subordinated units and the junior subordinated units.

Our board of directors discussed the Kestrel proposal at a board meeting on May 4, 2005 and authorized our chairman to pursue further discussions with Kestrel regarding its proposal. The board took into account that Kestrel’s principal investor, Yorktown, has a reputation for successfully completing transactions in the energy field and has had experience in making investments in master limited partnerships. The board also considered that Mr. Vermylen has substantial experience in the home heating oil business, including having served as an executive officer of our subsidiary, Meenan Oil Co., L.P., for 18 years prior to our acquisition of that company in August 2001.

Engagement of Financial Advisors.    In May 2005, we engaged Jefferies as our exclusive financial advisor to provide advice and assistance to us in connection with various matters, including with respect to our capital structure, the senior notes and our other indebtedness. We also engaged Alvarez & Marsal LLC to provide advice and assistance to us with respect to our business plan, cash flows, working capital and liquidity requirements.

At the meeting of our board of directors held on July 25, 2005, representatives of Jefferies reviewed with the board the partnership’s liquidity requirements and capital structure. The board discussed various potential avenues to provide liquidity, including the following:

•	Commence self-help initiatives to improve our liquidity, including by seeking to revise our supply arrangements and hedging arrangements to free up working capital and dispose of non-strategic assets.

•	Commence discussions with our existing bank lenders and with potential alternate traditional and non-traditional lenders to obtain a more flexible credit agreement with greater availability.

•	Begin conducting due diligence with Kestrel and other interested equity investors.

•	Pursue a transaction to deleverage, reduce interest expense and position us for future growth with a view towards resuming distributions to unitholders.

Following a discussion, the board authorized management and our financial advisors to proceed to explore each of these possibilities.

July-September Meetings.    From the end of July through the beginning of September 2005, our chairman, chief executive officer, chief financial officer and chief operating officer were in communication with representatives of Kestrel and representatives of Kestrel were in communication with the operating management of our heating oil segment. During the same period, our chairman, members of our management and our financial and legal advisors had several meetings and telephone conversations with representatives of the senior noteholders.

At the meeting of our board of directors held on September 7, 2005, representatives of Jefferies and our management provided our board with an update of the status of the various initiatives. Representatives of Alvarez & Marsal also provided us with an update of their analysis of our liquidity requirements for fiscal 2006.

This analysis indicated that if home heating oil prices were to remain at their present levels or increase, we would need to use substantially all of the net proceeds from the propane segment sale to support our working capital requirements.

During this time we communicated to Kestrel that the recapitalization transaction would require a majority vote of the public holders of our senior subordinated units and that in order to provide an incentive to the public holders of our senior subordinated units to vote in favor of the recapitalization we might need to provide for the conversion of our senior subordinated units into common units. We also noted that such conversion as well as the conversion of the junior subordinated units into common units would reduce administrative expenses in the future, simplify our capital structure and eliminate the continuance of a class of equity securities with separate voting rights,

Revised Kestrel Proposal.    On September 28, 2005, we received a revised term sheet from Kestrel concerning its investment proposal that responded to the various issues that we had raised concerning the original proposal.

The revised Kestrel proposal reflected the following material changes from the original proposal:

•	The amount of senior notes to be repurchased was reduced from $120 million to $60 million and the source of funds to repay these notes was revised so that $50 million would come from the issuance of $15 million of common units to Kestrel at $2.00 per unit and a rights offering to common unitholders of 17,500,000 common units at $2.00 per unit, with a standby commitment from Kestrel, with the remaining $10 million to come from cash from operations.

•	The minimum quarterly distribution on common units was reduced to $0.0675 from 0.075 per unit and the first target level distribution was reduced from $0.125 per unit to $0.1125 per unit.

•	The senior subordinated units and junior subordinated units would be converted into common units.

October 7 Board Meeting.    At the meeting of our board of directors held on October 7, 2005, management and our financial advisors reported that:

•	They had conducted a thorough search to create additional liquidity to enable us to finance volatility in home heating oil prices and potentially effect a deleveraging transaction.

•	They had explored a number of potential sources of additional liquidity, including:

•	an expansion of the heating oil segment’s existing credit facility with covenant relief; and

•	a new working capital facility from traditional or alternative lenders.

•	Negotiations with the current bank group to provide for additional liquidity were ongoing and had been generally positive to date.

•	Negotiations with alternative lenders had also been successful and offered a potential alternative to the current credit facility.

Jefferies also reported on the status of the negotiations with Kestrel as well as the input that Jefferies had received from two other potential equity sources; however, none of those sources offered terms comparable to the Kestrel proposal.

Our management then reported on the status of various self-help initiatives, including proposals for new supply arrangements that would reduce our inventory level requirements and free up working capital and proposals for the disposition of certain non-strategic assets.

The board and its advisors then discussed the anticipated impact on future operating results as well as the cost, timing and likelihood of success of the various financing alternatives. After discussion, our board determined that a transaction in which Kestrel would make an equity investment in us of up to $50 million, combined with an amendment to our existing revolving credit facility to expand this credit facility, appeared to offer the partnership the most favorable opportunity to improve our liquidity and to deleverage.

Our board authorized Jefferies to proceed with the negotiations with Kestrel. Our board also authorized management and our advisors to contact our heating oil segment’s bank lenders and representatives of the senior noteholders to discuss the Kestrel proposal with them.

October-November Negotiations.    During October and November 2005, we negotiated the terms of a definitive unit purchase agreement with Kestrel as well as the terms of agreements concerning our senior notes with representatives of our senior noteholders. The unit purchase agreement and the agreements with the senior noteholders were each conditioned upon the closing of each other. Separately, we negotiated and closed an amendment to the terms of our revolving credit facility to increase our seasonal availability under this facility.

We facilitated (and our chairman, management and financial and legal advisors attended) a meeting on November 9, 2005 between representatives of our senior noteholders and Kestrel to discuss the terms of the proposed transactions. Kestrel had requested that all senior notes be callable immediately at par upon the completion of the proposed transactions. The noteholders indicated they were not prepared to permit the senior notes to be called at par, and requested the opportunity to convert a portion of their senior notes to equity at $2.00 per unit, the same price being paid by Kestrel. During the subsequent discussions, the noteholders also requested that certain changes be made to the covenants of the indenture which would govern the new notes to be issued. Over a period of several weeks, discussions ensued among representatives of Kestrel, the noteholders and the Partnership, through which: Kestrel agreed that the notes would not be callable at par; the noteholders agreed to a $40 million conversion of senior notes into equity at $2.00 per common unit (which amount was ultimately reduced to approximately $26.9 million); and certain modifications to the financial covenants of the indenture governing the new notes were agreed upon. During the course of the negotiations, we agreed that if Kestrel terminated the agreement, one or more of the noteholders would have certain step-in rights to complete the recapitalization in place of Kestrel.

On November 3, 2005, our heating oil segment entered into an amendment to its revolving credit facility that increased the borrowing limits by $50 million to $310 million (subject to certain borrowing base limitations and coverage ratios) for the peak winter months of December through March.

In the course of lengthy negotiations with Kestrel, the original draft of the unit purchase agreement was changed for the benefit of the unitholders in various respects, including:

•	the break-up fee originally proposed to be $5 million was reduced to $4 million and the conditions under which it may be paid were significantly tightened;

•	each senior subordinated unit and each junior subordinated unit would be converted into a common unit;

•	the maximum liability of the partnership for breaches was “capped” at 25% of Kestrel’s total purchase price; and

•	the definition of partnership material adverse change was tightened to reduce the circumstances under which Kestrel could terminate the agreement.

In connection with the board’s review of the Kestrel transaction, the board considered whether it would be advisable to appoint a special committee of directors to review this transaction on behalf of our public unitholders, but determined that the interests of such unitholders could be properly represented without the appointment of a special committee. In reaching this determination, the board took into account that neither Kestrel nor Yorktown is affiliated with our general partner or any of its directors or any of their affiliates and that under the terms of the unit purchase agreement our current general partner will not receive any compensation for its general partner units or its equity interest in Star/Petro. The board also took into account the requirement that proposals 2 and 3 of the recapitalization must be approved by a unit majority, which consists of (1) a majority of common units entitled to vote and outstanding as of the record date, and (2) a majority of senior subordinated units and junior subordinated units, voting together as one class, entitled to vote and outstanding as of the record date, in each case excluding units owned by Star Gas or its affiliates, including its executive officers, directors and members. See “—Interests of Certain Persons in the Recapitalization.”

The board also considered whether it would be advisable to obtain a separate opinion as to the fairness from a financial point of view of the transaction to the public holders of the senior subordinated units in addition to an opinion with respect to the holders of the common units. In viewing the transaction from the viewpoint of the public senior subordinated unitholders, the board concluded that the conversion of the senior subordinated units into common units would align the interests of the senior subordinated unitholders with the common unitholders following the closing of the transaction. With respect to the terms of conversion of the senior subordinated units into common units, the board concluded that it had the ability to evaluate the fairness of the conversion ratio without a separate opinion. Among other matters, the board considered that arrearages on the common units were $92.5 million as of November 30, 2005 and that no distributions could be paid on the senior subordinated units until such arrearages were paid in full, which made it unlikely that distributions would be paid on the senior subordinated units in the foreseeable future. The board also considered that there are no circumstances under our current partnership agreement, as currently in effect, in which the holders of the senior subordinated units could expect to receive more than one Class B common unit for each senior subordinated unit upon the termination of the subordination period. The board also took into account the requirement under our partnership agreement that proposals 2 and 3 must be approved by a separate class vote of the senior subordinated units and junior subordinated units, excluding units owned by Star Gas and its affiliates.

At a meeting of our board on November 16, 2005, our financial and legal advisors updated the board as to the status of the negotiations with Kestrel and the representatives of the senior noteholders. Following such meeting, we and our representatives continued the negotiations with Kestrel and its representatives and the representatives of the senior noteholders.

November-December Board Discussions.    At meetings of our board held on November 30, 2005 and December 2, 2005, the board received presentations concerning, and reviewed the terms of, the proposed recapitalization pursuant to the unit purchase agreement and the noteholder agreements with members of management and our legal and financial advisors. At the December 2 meeting, Jefferies rendered to Star Gas’ board of directors its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the Recapitalization Transaction (as defined in such opinion), taken as a whole, was fair, from a financial point of view, to the existing holders of common units on that date. Also at the December 2, 2005 meeting, the board unanimously determined that the proposed recapitalization pursuant to the unit purchase agreement and noteholder agreements is fair to, and in the best interests of, the Star Gas Partners public unitholders. See “—Interests of Certain Persons in the Recapitalization.”

Reasons for the Recapitalization that the Board Considered; Recommendations of the Board

During the course of its deliberations, the board, with the assistance of management and its legal and financial advisors, considered a number of factors, including, among others, the following potential advantages and disadvantages of the recapitalization to our unitholders.

Certain Potential Advantages of the Proposed Recapitalization to Common Unitholders:

Reduce Liquidity Concerns.    The use of the $50 million in new equity financing (including from the rights offering), together with additional funds from operations, to repurchase up to approximately $73.1 million in face amount of our senior notes (assuming full noteholder participation in the senior notes tender offer), and the conversion of an additional $26.9 million in face amount of senior notes into equity in connection with the closing of the recapitalization would substantially strengthen our balance sheet and thereby reduce our concerns about liquidity and a shortage of capital. We believe this would provide us with the financial flexibility to better manage this period of high oil prices and to continue our program to improve operating results. As of the date of this proxy statement, the holders of an aggregate of approximately $15.3 million in senior notes have not yet agreed to tender their notes in the tender offer. The principal amount of any senior notes, plus any interest and premium payments that we are required to make in respect of senior notes tendered for repurchase in the change of control repurchase offer, will reduce on a dollar-for-dollar basis the amount of senior notes that we shall repurchase for cash in connection with the closing of the recapitalization.

Facilitate Future Acquisitions.    The repayment or conversion into equity of up to $100 million in senior notes pursuant to the senior notes tender offer would significantly reduce our indebtedness, which should help to facilitate our access to the capital markets to obtain equity capital and debt financing for acquisitions. If we are unable to access additional capital to grow our business, we may be adversely affected in our ability to maintain or increase our customer base, which could further erode our ability to generate available cash. Reducing our indebtedness should enhance our ability to make acquisitions.

Simplify Capital Structure.    The elimination of the cumulative common unit arrearages and the conversion of the senior subordinated units and junior subordinated units into common units would simplify our capital structure. We believe that it would be difficult to issue new common or subordinated units while our existing common units are subject to significant arrearages for past distributions, which could adversely affect our ability to obtain debt financing for acquisitions since an important element of obtaining debt financing is our ability to access equity markets to repay debt. If we are limited in our ability to access capital to grow the business, we may be adversely affected in our ability to maintain or increase our customer base. Such reduction of activity could further erode our ability to generate available cash.

Experience of Kestrel Representatives.    Subject to the closing of the transactions contemplated by the unit purchase agreement, Star Gas will withdraw as general partner, Kestrel Heat, will become our new general partner. Kestrel will be entitled to elect the board of directors of the general partner. We expect to benefit from the ability of the Kestrel representatives who have substantial experience in the energy markets. Mr. Vermylen, Jr., the President of Kestrel, served as an executive officer of Meenan Oil Co., L.P., a heating oil company, for 18 years before it was sold to Star Gas Partners in 2001. See “Information Regarding Kestrel Heat.”

Agreements with Senior Noteholders.    The agreements with the holders of 94% of our senior notes would largely eliminate the costs and significant risks associated with the potential for litigation and alleged defaults under the indenture for our senior notes involving, among other matters, our use of proceeds from the sale of our propane segment. If this matter were not resolved and we were unsuccessful in defending our position in any future claim that might be brought by noteholders, this would constitute an event of default if declared by either the holders of 25% in principal amount of the senior notes or by the trustee and in such event all amounts due under the senior notes would become immediately due and payable. An acceleration of our senior notes would have a material adverse effect on our ability to continue as a going concern. The report of our independent registered public accounting firm on our consolidated financial statements as of September 30, 2005 and 2004, and for the three years ended September 30, 2005, includes an explanatory paragraph with respect to the impact of this matter on our ability to continue as a going concern if this matter is resolved adversely to us.

Certain Potential Disadvantages of the Proposed Recapitalization to Common Unitholders:

Elimination of Previously Accrued Cumulative Distribution Arrearages.    Arrearages on the common units that have accrued through the date of the closing of the recapitalization proposal would be eliminated for no consideration. As of November 14, 2005, cumulative distribution arrearages on all outstanding common units aggregated $92.5 million, or $2.875 per common unit.

Reduction and Postponement of Minimum Quarterly Distributions.    The approval of the proposals would result in a reduction of the minimum quarterly distribution from the current $0.575 per common unit to $0.0675 per common unit. Also there would be no mandatory distributions on the common units until at least fiscal 2009. However, regardless of whether the minimum quarterly distribution is reduced, our board of directors of our general partner has concluded that (absent the proposed recapitalization) we are not generating enough available cash to pay any quarterly distributions and/or arrearages at the present time or in the foreseeable future.

Increased Distributions to General Partner.    If the proposals are approved, the general partner would be entitled to receive a substantially higher percentage of cash distributed above $0.0675 per unit than under the existing partnership agreement as a result of the revisions to the incentive distribution payments to allocate all incentive distributions to the holders of the general partner units. The reduction of the minimum quarterly distribution would mean that the general partner would be able to receive incentive distributions sooner. See “Amendments to the Partnership Agreement – Comparison of the Star Gas Partnership Agreement Before and After the Recapitalization.”

Depressed Purchase Price.    The price per common unit that we would receive from Kestrel Heat and M2 and in connection with the rights offering is close to the bottom of the trading range for our common units since we became a public partnership, but such price represents a 34% premium to the closing sales price of the common units on the last trading day prior to the public announcement of the recapitalization transaction.

Substantial Dilution.    The number of common units outstanding would increase from 32,165,528 to approximately 74,336,836, representing a significant dilution to existing unitholders. However, common unitholders who participate in the rights offering would be able to reduce the dilution in their unit holdings. Prior to the recapitalization, the common units represented approximately 88.8% of the total number of units outstanding. Following the recapitalization, if all common unitholders exercise their rights in the rights offering, our existing common unitholders would own common units representing approximately 66.5% of the total number of units outstanding. However, if none of the common unitholders exercise their rights in the rights offering and M2 is issued the 17,500,000 common units offered to the common unitholders pursuant to its standby commitment, our existing common unitholders would own common units representing approximately 43.1% of the total number of units outstanding.

Termination of Subordination Period.    The termination of the subordination period would eliminate the priority of payment to the common unitholders in preference to the senior subordinated units and junior subordinated units. In addition, the termination of the subordination period would eliminate the requirement that the general partner receive unitholder approval for issuance of more than a specified number of additional common units during the subordination period. However, the rules of the NYSE generally would require prior unitholder approval before we could issue common units in excess of twenty percent of the then currently issued and outstanding common units in a single or related transactions other than a public offering for cash.

Restriction on Use of NOLs.    We believe that the issuance of units in our recapitalization will likely result in an “ownership change” of our corporate subsidiary, Star/Petro, under the Tax Code. As a result of this ownership change, Star/Petro will be materially restricted in its ability to use its net operating loss carryforwards to reduce its future taxable income. As of September 30, 2005, Star/Petro had federal net operating loss carryforwards of approximately $181.7 million. The net operating loss carryforwards (prior to an “ownership change”) will begin to expire in 2025 and are generally available to reduce future taxable income that would otherwise be subject to federal income taxes. We believe that the restriction may entirely eliminate Star/Petro’s ability to use its net operating loss carryforwards. The restriction on Star/Petro’s ability to use net operating loss carryforwards to reduce its federal tax liability will reduce the amount of cash Star/Petro has available to make distributions to us. Consequently, the restriction will reduce the amount of cash we have available to distribute to our unitholders.

Potential Advantages and Disadvantages to Senior Subordinated Unitholders and Junior Subordinated Unitholders:

In addition to the certain potential advantages to the common unitholders, the following are certain potential advantages of the proposed recapitalization to senior subordinated unitholders and junior subordinated unitholders:

Increased Likelihood of Distributions.    The conversion of each outstanding senior subordinated unit and junior subordinated unit into one common unit will eliminate the priority common units had on distributions ahead of the senior subordinated units and junior subordinated units and will significantly increase the likelihood that we will resume distributions to the holders of these units.

In Addition to the Certain Potential Disadvantages to the Common Unitholders, the Following are Certain Potential Disadvantages of the Proposed Recapitalization to Senior Subordinated and Junior Subordinated Unitholders:

No Incentive Distributions.    The right of the senior subordinated units and junior subordinated units to receive incentive distributions would be eliminated. However, given that as of September 30, 2005 we had approximately $92.5 million in accrued distribution arrearages on the common units that must be paid prior to the payment of any incentive distributions, it is unlikely that any incentive distributions would be received by the holders of senior subordinated units in the foreseeable future.

No Separate Class Vote.    The senior subordinated and junior subordinated units would lose their right to vote separately as a class during the subordination period on all matters on which unitholders are entitled to vote. However, the separate class vote was originally intended to protect the rights of the subordinated unitholders when they constituted a junior class of securities to the common units, which would no longer be the case once the subordinated units are converted in common units.

Dilution.    Subordinated units would not be allowed to participate in the rights offering being made to the holders of common units, and therefore would be diluted to a greater extent than the holders of common units who participate in the rights offering.

Other Factors Considered by the Board:

Our board also considered, among other factors:

•	Proposals 2 and 3 of the recapitalization would be subject to a unitholder vote of both common and senior subordinated units, each voting as a class.

•	The terms of the unit purchase agreement and the second amended and restated partnership agreement.

•	The conditions to the completion of the transaction, specifically the fact that approximately 94% of the noteholders had entered into agreements with us to support the recapitalization and that the material adverse change provision in the unit purchase agreement and noteholder agreement was expressly tied to a draft of our Annual Report on Form 10-K, which report highlighted the current attrition rates of customers.

•	The unit purchase agreement allows us to consider superior proposals, and allows us to negotiate with the parties making any such unsolicited superior proposal, and to enter into a transaction with such parties. The board of directors believed that these provisions of the unit purchase agreement allow the board of directors sufficient flexibility if a superior proposal is presented.

•	The termination fee of $4 million and the maximum expense reimbursement of $500,000 upon termination of the unit purchase agreement would not be likely to unduly deter a third party from making or inhibit the board of directors in evaluating, negotiating and, if appropriate, approving a superior proposal.

The discussion above of information and factors considered and given weight by the board is not intended to be exhaustive. Except for Jefferies’ opinion, on which it placed significant weight in view of the wide variety of factors considered in its evaluation, the board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the board may have given different weights to different factors.

The board of directors of Star Gas unanimously recommends that the Star Gas Partners public unitholders vote FOR the recapitalization proposals. See “Interests of Certain Persons in the Recapitalization.”

Opinion of Jefferies & Company

Star Gas Partners engaged Jefferies & Company, Inc., or Jefferies, to serve as its financial advisor in connection with the proposed recapitalization and to render an opinion to Star Gas’ board of directors as to the fairness of the Recapitalization Transaction (as defined below), from a financial point of view, to existing holders of common units. On December 2, 2005, Jefferies rendered to Star Gas’ board of directors its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the Recapitalization Transaction, taken as a whole, was fair, from a financial point of view, to the existing holders of common units on that date.

The full text of the Jefferies opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached to this proxy statement as Annex D. Star Gas and its board of directors encourage the holders of common units to read the Jefferies opinion carefully and in its entirety. The summary of the Jefferies opinion in this proxy statement is qualified in its entirety by reference to the full text of the Jefferies opinion. The Jefferies opinion was provided to Star Gas’ board of directors in connection with its consideration of the proposed recapitalization, taken as a whole, and does not address the underlying business decision of Star Gas Partners to engage in the proposed recapitalization or the terms of the unit purchase agreement and the documents referred to therein. The Jefferies opinion addresses only the fairness, from a financial point of view and as of the date of the Jefferies opinion, of the Recapitalization Transaction, taken as a whole, to existing holders of common units as of the date of its opinion, and does not address any individual element of the Recapitalization Transaction. The Jefferies opinion does not constitute a recommendation as to how any holder of units should vote on the Recapitalization, or as to whether any holder of common units should exercise rights to acquire additional common units in the rights offering.

For purposes of the Jefferies opinion, the Recapitalization Transaction was defined to mean the following:

•	the receipt of $50 million in new equity financing through the issuance to Kestrel or its affiliates of 7,500,000 common units at a purchase price of $2.00 per unit for an aggregate of $15 million and the issuance of an additional 17,500,000 common units in the rights offering to the holders of common units at an exercise price of $2.00 per unit for an aggregate of $35 million, with a standby commitment from Kestrel or its affiliates to purchase all units that are not subscribed for in the rights offering;

•	the conversion of approximately $26.9 million in face amount of senior notes into approximately 13.4 million newly issued common units at a conversion price of $2.00 per unit;

•	the adoption of a second amended and restated agreement of limited partnership of Star Gas Partners, that will include, among others, the following changes to the terms of Star Gas Partner’s securities:

•	suspend all mandatory distributions of available cash by Star Gas Partners through the fiscal quarter ending September 30, 2008;

•	eliminate, for no consideration, all cumulative distribution arrearages on the common units that have accrued through the closing of the proposed recapitalization;

•	change the minimum quarterly distribution to the common units to $0.0675 per unit, or $0.27 per year, which will commence accruing October 1, 2008;

•	mandatory conversion of each outstanding senior subordinated unit and junior subordinated unit into one common unit; and

•	authorize the new general partner units in replacement of the existing general partner units and reallocate the incentive distribution rights so that, commencing October 1, 2008, the new general partner units will be entitled to receive 10% of the available cash distributed once $.0675 per quarter, or $0.27 per year has been distributed to common units and 20% of the available cash distributed in excess of $.1125 per quarter, or $0.45 per year, provided that there are no arrearages in minimum quarterly distributions at the time of such distribution.

•	the amendment of the indenture of the senior notes to eliminate certain covenants from such indenture on the terms set forth in the lock-up agreements.

In conducting its analysis and arriving at its opinion, Jefferies, among other things:

•	reviewed a draft dated November 29, 2005 of the unit purchase agreement, a draft dated November 17, 2005 of the second amended and restated agreement of limited partnership, and a draft dated November 29, 2005 of this proxy statement;

•	reviewed Star Gas Partner’s operations and prospects both on a standalone basis and after giving effect to the Recapitalization Transaction;

•	reviewed certain financial and other information about Star Gas Partners that was publicly available;

•	reviewed information furnished to Jefferies by Star Gas Partner’s senior management, including certain internal financial analyses, budgets, reports and other information;

•	held discussions with various members of senior management of Star Gas Partners concerning historical and current operations, financial conditions and prospects, including recent financial performance;

•	reviewed the trading price history of the common units for a period Jefferies deemed appropriate;

•	reviewed the valuations of publicly traded companies that Jefferies deemed comparable in certain respects to Star Gas Partners;

•	prepared a discounted cash flow analysis of Star Gas Partners; and

•	reviewed the potential pro forma impact of the Recapitalization Transaction on Star Gas Partners, including on Star Gas Partner’s indebtedness, leverage ratios and distributable cash flow to common units.

In addition, Jefferies conducted such other quantitative reviews, analyses and inquiries relating to Star Gas Partners as Jefferies considered appropriate in rendering its opinion.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of, all financial and other information that was provided to Jefferies by Star Gas Partners or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. The Jefferies opinion was expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects material to Jefferies’ analysis.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. Star Gas Partners has informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Star Gas Partners as to the future performance of Star Gas Partners. Jefferies expressed no opinion as to Star Gas Partner’s financial forecasts or the assumptions on which they are made. In addition, in rendering its opinion, Jefferies assumed that Star Gas Partners will perform in accordance with such financial forecasts for all periods specified therein. Although such financial forecasts did not form the principal basis for the Jefferies opinion, but rather constituted one of many items that Jefferies employed, changes to such financial forecasts could affect its opinion.

Accordingly, the analyses performed by Jefferies must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed in its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Jefferies opinion of which Jefferies became aware after the date of its opinion.

In its review, Jefferies did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the assets of, Star Gas Partners, nor was Jefferies furnished with any such evaluations or appraisals or reports of such physical inspections, nor did Jefferies assume any responsibility to obtain any such evaluations, appraisals or inspections. In addition, Jefferies did not evaluate the solvency or fair value of Star Gas Partners under any state or federal laws relating to bankruptcy, insolvency or similar matters. The Jefferies opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies made no independent investigation of any legal or accounting matters affecting Star Gas Partners, and Jefferies assumed the correctness in all respects material to its analysis of all legal and accounting advice given to Star Gas Partners and Star Gas’ board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the unit purchase agreement to Star Gas Partners and its unit holders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the Recapitalization Transaction to Star Gas Partners or any holder of common units.

In rendering its opinion, Jefferies also assumed with the consent of Star Gas’ board of directors that:

•	the transactions contemplated by the unit purchase agreement will be consummated on the terms described therein without any waiver of any material terms or conditions;

•	there was not as of the date of its opinion, and there will not as a result of the consummation of the transactions contemplated by the unit purchase agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which Star Gas Partners or any of its subsidiaries or affiliates is a party; and

•	all material assets and liabilities (contingent or otherwise, known or unknown) of Star Gas Partners were as set forth in the consolidated financial statements provided to Jefferies by Star Gas Partners, as of the dates of such financial statements.

In addition, Jefferies was not authorized to and did not solicit any expressions of interest from any other parties (other than a limited number of parties that had approached Star Gas Partners on an unsolicited basis) with respect to a potential equity investment in Star Gas Partners or any other alternative transaction.

It is understood that Jefferies’ opinion was for the use and benefit of the board of directors of Star Gas in its consideration of the Recapitalization Transaction, taken as a whole, and the Jefferies opinion did not address the relative merits of the transactions contemplated by the unit purchase agreement as compared to any alternative transactions that might be available to Star Gas Partners, nor did it address the underlying business decision by Star Gas Partners to engage in the Recapitalization Transaction or the terms of the unit purchase agreement or the documents referred to therein. Jefferies expressed no opinion as to the price at which the common units will trade at any time, and also expressed no opinion as to any individual element of the Recapitalization Transaction.

Jefferies’ opinion did not constitute a recommendation as to how any holder of units should vote on the Recapitalization Transaction or any matter relating thereto or as to whether any holder of common units should exercise rights to acquire additional common units in the rights offering. Jefferies expressed no opinion as to the price at which the common units will trade at any time.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of its analyses or the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in its opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies’ view of Star Gas Partners’ actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Jefferies’ and Star Gas Partners’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold and are inherently subject to uncertainty. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the Recapitalization Transaction and were provided to Star Gas’ board of directors in connection with the delivery of the Jefferies opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies that were presented to Star Gas’ board of directors on December 2, 2005 in connection with the delivery of its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

Star Gas Partners Analysis

Historical Trading Analysis.    Jefferies reviewed the trading history of the common units for the thirteen month period ending November 18, 2005 both on a stand-alone basis and also in relation to the S&P 500 Index, the S&P 500—Energy Sector Index and to two composite indices consisting of the following propane master limited partnerships, or Propane MLPs, and pipeline master limited partnerships:

Propane MLPs

•	AmeriGas Partners L.P.

•	Ferrellgas Partners L.P.

•	Inergy L.P.

•	Suburban Propane Partners L.P.

Pipeline MLPs

•	Atlas Pipeline Partners L.P.

•	Buckeye Partners L.P.

•	Enterprise Products Partners L.P.

•	Enbridge Energy Partners L.P.

•	Energy Transfer Partners L.P.

•	Holly Energy Partners L.P.

•	Kinder Morgan Energy Partners L.P.

•	K-SEA Transportation Partners L.P.

•	Magellan Midstream Partners L.P.

•	Northern Border Partners L.P.

•	Plains All American Pipeline L.P.

•	Sunoco Logistics Partners L.P.

•	TC Pipelines L.P.

•	TEPPCO Partners L.P.

•	Valero L.P.

•	US Shipping Partners L.P., and

•	Williams Partners L.P.

During this period, Jefferies noted that the common units traded as low as $1.01 per unit and as high as $7.74 per unit, compared to the closing price of the Star Gas common units on December 2, 2005 of $1.32. Jefferies also noted that during the thirteen month period ending November 18, 2005, the price of the common units decreased 74.8%, the S&P 500—Energy Sector Index increased by 33.9%, the S&P 500 Index increased by 12.1%, the Pipeline MLPs increased 9.0%, and the Propane MLPs decreased 1.5%.

Comparable Company Analysis.    Using publicly available information and information provided by Star Gas Partners, Jefferies analyzed the trading multiples of Star Gas Partners and the corresponding trading multiples of the Propane MLPs. In its analysis, Jefferies derived and compared multiples for Star Gas Partners and the Propane MLPs, calculated as follows:

•	the enterprise value divided by actual or estimated, as the case may be, earnings before interest, taxes, depreciation and amortization, or “EBITDA,” for fiscal year 2005, which is referred to as “Enterprise Value/2005 EBITDA,”;

•	the enterprise value divided by estimated EBITDA for fiscal year 2006, which is referred to as “Enterprise Value/2006E EBITDA,”; and

•	the latest indicative annualized common unit distribution divided by the common unit price on November 18, 2005, which is referred to as the “2006E Indicative Yield”.

Jefferies noted that there are few public companies in the home heating oil space, and that the most similar publicly traded master limited partnerships are propane distributors. While there are a number of similarities between home heating oil and propane distributors, due to the more limited growth, higher historical customer attrition rates, elevated risk profile and volatility of Star Gas Partners’ cash flows as compared to the Propane MLPs, as well as the distressed nature of Star Gas Partners’ current financial situation, for purposes of this analysis the valuation multiples for the Propane MLPs were decreased by 25%.

This analysis indicated the following:

Star Gas Partners Comparable Public Companies Multiples

	Unadjusted								Adjusted[1]
Benchmark	High		Low		Median		Mean		High		Low		Median		Mean		Star Gas[2]
Enterprise Value/2005 EBITDA	13.3	x	10.0	x	12.5	x	12.1	x	9.9	x	7.5	x	9.4	x	9.1	x	13.9	x
Enterprise Value/2006E EBITDA	10.6	x	9.7	x	10.2	x	10.2	x	7.9	x	7.3	x	7.6	x	7.6	x	7.5	x
2006E Indicative Yield	9.7%		7.9%		8.6%		8.7%		12.1%		9.8%		10.8%		10.9%		0.0%

1.	Adjusted downward 25% for the home heating oil/Star Gas Partners distressed discount.
2.	Based upon Star Gas Partners management projections.

Using a reference range of 7.5x to 9.9x Star Gas Partners’ estimated 2005 EBITDA and 7.3x to 7.9x Star Gas Partners’ estimated 2006 EBITDA, Jefferies determined an implied enterprise value for Star Gas Partners. Jefferies then subtracted net long-term debt, estimated to be $265 million as of November 30, 2005, from the enterprise value to determine an implied equity value. This analysis indicated a range of implied values per common unit of not meaningful (“NM”) using the 2005 EBITDA multiples and approximately $0.90 to $1.61 using the 2006E EBITDA multiples.

Using a reference range of indicative yields from 9.8% to 12.1% Star Gas Partners’ estimated 2006 distributable cash flow, or DCF, Jefferies determined an implied equity value for Star Gas Partners. This analysis indicated a range of implied values per common unit of NM using the estimated 2006 DCF, and approximately $1.29 to $1.59 using the hypothetical estimated 2006 DCF, which assumed for illustrative purposes that Star Gas Partners would be able to distribute DCF to common unit holders notwithstanding prohibitions under its current indebtedness. Under the stand alone projections, Jefferies noted that Star Gas Partners will not be in compliance with certain debt covenants and therefore cannot make distributions to common unit holders.

No company utilized in the comparable company analysis is identical to Star Gas Partners. In evaluating the selected companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Star Gas Partners’ and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

Discounted Cash Flow Analysis—Terminal EBITDA Method.    Jefferies performed a discounted cash flow analysis to estimate the present value of the unlevered free cash flows of Star Gas Partners through the fiscal year ending September 30, 2010 using Star Gas Partners management’s financial projections. Jefferies calculated the terminal value of the enterprise at September 30, 2010 by multiplying projected EBITDA in the fiscal year ending September 30, 2010 by multiples ranging from 8.0x to 10.0x. To discount the projected free cash flows and the terminal value to present value, Jefferies used a weighted average cost of capital ranging from 14.0% to 18.0%. To determine the implied total equity value for Star Gas Partners, Jefferies subtracted net long-term debt, estimated to be $265 million as of November 30, 2005, from the implied enterprise value. This analysis indicated a range of implied values per common unit of approximately NM to approximately $1.30.

Discounted Cash Flow Analysis—Hypothetical Terminal Distributable Cash Flow Yield Method.    Jefferies performed a discounted cash flow analysis to estimate the present value of the levered cash flows of Star Gas Partners through the fiscal year ending September 30, 2010 using Star Gas Partners management’s financial projections, which assumed for illustrative purposes that Star Gas Partners would be able to distribute DCF to common unit holders notwithstanding prohibitions under its current indebtedness. Under the stand alone projections, Jefferies noted that Star Gas Partners will not be in compliance with certain debt covenants and therefore cannot make distributions to common unit holders. Jefferies calculated the terminal value of the enterprise at September 30, 2010 by dividing projected DCF in the fiscal year ending September 30, 2010 by indicative yields ranging from 10.0% to 14.0%. To discount the projected levered cash flows and the terminal value to present value, Jefferies used a cost of equity capital ranging from 20.0% to 30.0%. This analysis indicated a range of implied values per common unit of approximately $0.57 to $0.87.

Pro Forma Financial Analysis.    Using Star Gas Partners management’s financial projections, Jefferies analyzed the potential pro forma impact of the Recapitalization Transaction on Star Gas Partners for the periods 2006 to 2010. Jefferies analyzed the impact of the Recapitalization Transaction on Star Gas Partners coverage ratios, including (a) estimated debt divided by estimated EBITDA and (b) estimated EBITDA divided by estimated interest expense, in each case based upon forecasts provided by management.

The results of this pro forma analysis for these items for 2006 to 2010 are as follows:

	Status Quo Case		Pro Forma for the Recapitalization Transaction
	Debt/EBITDA	EBITDA/Interest	Debt/EBITDA	EBITDA/Interest
2006	6.5x	1.35x	4.0x	1.91x
2007	6.6x	1.36x	4.0x	2.05x
2008	6.8x	1.34x	3.8x	2.19x
2009	6.9x	1.32x	3.9x	2.33x
2010	7.1x	1.30x	4.0x	2.31x

Jefferies also analyzed the pro forma effects on DCF per common unit, and DCF available for distribution, in each case for fiscal years 2006 to 2010 based on forecasts provided by management. The pro forma effects were as follows:

	Status Quo Case		Pro Forma for the Recapitalization Transaction
	DCF Available for Distribution[1] (millions)	Hypothetical DCF per Unit[2]	DCF Available for Distribution[3] (millions)	Hypothetical DCF per Unit[4]
2006	$0.0	$0.17	$0.0	$0.20
2007	0.0	0.18	0.0	0.23
2008	0.0	0.16	0.0	0.29
2009	0.0	0.14	25.5	0.34
2010	0.0	0.12	27.8	0.36

1.	Under the status quo projections, Star Gas Partners will not be in compliance with certain debt covenants and therefore cannot distribute DCF to common unit holders.
2.	Assumes for illustrative purposes that that Star Gas Partners would be able to distribute DCF to common unit holders notwithstanding prohibitions under its current indebtedness.
3.	Under the second amended and restated agreement of limited partnership, mandatory common unit distributions will be suspended through September 30, 2008.
4.	Assumes for illustrative purposes that that Star Gas Partners would be able to distribute DCF to common unit holders in years 2006 – 2008 notwithstanding the suspension of mandatory common unit distributions through September 30, 2008 under the second amended and restated agreement of limited partnership.

Jefferies also compared and analyzed the potential accretion/dilution to existing common unit holders under the Recapitalization Transaction for the period 2006 through 2010 based on forecasts provided by management. This analysis showed that the Recapitalization Transaction would be accretive on a DCF basis throughout the period.

In addition, Jefferies performed a discounted cash flow analysis for Star Gas Partners taking into account the Recapitalization Transaction based on pro forma management financial projections. The discounted cash flow analysis estimated the present value of the unlevered free cash flows of Star Gas Partners through the fiscal year ending September 30, 2010 using Star Gas Partners management’s financial projections. Jefferies calculated the terminal value of the enterprise at September 30, 2010 by multiplying projected EBITDA in the fiscal year ending September 30, 2010 by multiples ranging from 7.0x to 11.0x. To discount the projected free cash flows and the terminal value to present value, Jefferies used a weighted average cost of capital ranging from 14.0% to 18.0%. To determine the implied total equity value for Star Gas Partners, Jefferies subtracted net long-term debt of $265 million from the implied enterprise value. This analysis indicated a range of implied values per common unit of approximately $1.99 to $4.27.

Jefferies’ opinion was one of many factors taken into consideration by Star Gas’ board of directors in making its determination to approve the proposed recapitalization and should not be considered determinative of the views of Star Gas’ board of directors or management with respect to the proposed recapitalization.

Jefferies was selected by Star Gas’ board of directors based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. Jefferies, from time to time, may make a market in the securities of Star Gas Partners, and Jefferies and its affiliates may trade or hold such securities of Star Gas Partners for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities.

Pursuant to an engagement letter between Star Gas Partners and Jefferies dated May 12, 2005, Star Gas Partners agreed to pay Jefferies a customary fee for its services in connection with the proposed recapitalization, a portion of which was paid upon delivery of Jefferies’ written opinion and a significant portion of which is payable contingent upon consummation of the recapitalization. Jefferies will also be reimbursed for reasonable expenses incurred, including the fees and disbursements of its counsel. Star Gas Partners has also agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered or to be rendered by it under its engagement.

2006 Forecast of Star Gas Partners

Our management prepared a forecast for fiscal 2006 that was provided to Kestrel. The forecast was not prepared with a view to public disclosure. This forecast is included in this proxy statement only because it was provided to Kestrel in connection with the negotiation of the unit purchase agreement. The forecast was prepared in October 2005 as of September 30, 2005 and has not been updated to give effect to any developments since that time. The forecast was prepared by, and is the responsibility of, management of Star Gas Partners. No financial advisor or any independent registered public accounting firm examined, compiled or applied any procedures for the projections or expressed any opinion or provided any kind of assurance on the forecast.

While presented with numerical specificity, the forecast is based on a variety of assumptions relating to the business of Star Gas Partners that, although considered appropriate by Star Gas Partners at the time, may not be realized. The principal assumptions are discussed below. Moreover, the forecast and the assumptions upon which it is based are subject to significant uncertainties and contingencies, many of which are beyond the control of management of Star Gas Partners. Consequently, the forecast and the underlying assumptions are necessarily speculative in nature and inherently imprecise, and there can be no assurance that the forecasted financial results will be realized. It is expected that there will be differences between actual and forecasted results, and actual results are likely to vary materially from those shown. None of the financial advisors, Star Gas Partners, our Board of Directors, nor any of their affiliates or advisors intends to update or otherwise revise the forecast.

The inclusion of the forecast in this proxy statement should not be regarded as an indication that the financial advisors, Star Gas Partners, our Board of Directors, Kestrel or any of their affiliates or advisors considers the forecast likely to be an accurate prediction of future results. Star Gas Partners’ unitholders are cautioned not to place undue reliance on the forecast, which should be read in conjunction with information relating to the business, assets and financial condition of Star Gas Partners included or incorporated by reference herein.

The forecast contains forward-looking information and is subject to a number of risks discussed elsewhere in this proxy statement. See “Important Considerations” and “Forward-Looking Statements.” These risks are likely to cause actual results in the future to differ significantly from results expressed or implied in the forecast.

The forecast set forth below is the most recent version of the forecast provided to Kestrel. Star Gas Partners believes that discussion of the earlier version would not add materially to the information provided here.

EBITDA from continuing operations should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations), but provides additional information for evaluating our ability to make the minimum quarterly distribution. The working capital facility and the senior notes impose certain restrictions on our ability to pay distributions to unitholders. This definition of EBITDA may be different from that used by other companies.

2006 Forecast of Star Gas Partners General Assumptions

For fiscal 2006, volume of home heating oil sold is assumed to decline by 20.0 million gallons, or 4.1%, to 467.3 million gallons as compared to 487.3 million gallons sold in fiscal 2005. This assumption was based upon a 4.5% net customer loss assumption in fiscal 2006 and adjusted to match the most recent 10-year average weather. No incremental customer conservation was assumed and volume assumptions follow customer consumption behavior exhibited in fiscal 2005.

For fiscal 2006, home heating oil margins are assumed to be 59 cents per gallon, which represents an increase of 3.3 cents per gallon over the level achieved in fiscal 2005 of 55.7 cents per gallon.

Service and installation revenues are assumed to increase due to a significant reduction in service contract discounting coupled with other price increases.

Projected operating expenses include the incremental effect of various cost reduction efforts undertaken in the second half of fiscal 2005. Headcount reductions and other cost curtailments are assumed to more than offset fiscal 2006 wage, medical and benefit cost increases. Operating expense assumes only recurring business overhead costs. The forecast excludes the potential restructuring related expenses incurred in connection with the recapitalization, which are currently estimated at $6.5 million.

Interest expense is a status quo estimate and does not reflect prospective savings from the debt reduction which would occur in the Kestrel proposed recapitalization. The prospective savings from such debt reduction will range from $8.7 million to $10.3 million depending on the amount of senior notes which participate in the senior notes tender offer and change of control repurchase offer.

A contingency of $4.1 million was established to offset current market risks. The contingency was established to offset the risk of conservation and margin compression due to higher than historical pricing levels and increased customer price sensitivity and awareness.

Consolidated Statements of Operations (in thousands)	Fiscal 2006
Sales:
Product	$1,189,545
Installation and services	190,049

Total sales	1,379,594

Cost and expenses
Cost of product	897,645
Cost of installations and service	193,649
Delivery and branch expenses	216,045
Depreciation and amortization	33,233
General and administrative expenses	25,155
Contingency	4,100

Operating income	9,767
Net interest expense	30,060
Amortization of debt issuance costs	2,427

Loss from operations before income tax	(22,720)

Income tax expense	1,500

Net loss	$(24,220)

EBITDA (in thousands)
Net loss	$(24,220)
Plus:
Income taxes	1,500
Amortization of debt issuance costs	2,427
Net interest expense	30,060
Depreciation and amortization	33,233

EBITDA	$43,000

Interests of Certain Persons in the Recapitalization

In connection with the proposed recapitalization, our current general partner, Star Gas, will withdraw as general partner by contributing its general partner units and its .01% equity interest in Star/Petro to Star Gas Partners for no consideration.

Kestrel has proposed that following the closing of the recapitalization, Mr. Nicoletti, the chairman of the board of Star Gas, Mr. Cavanaugh, the chief executive officer and a director of Star Gas, and Mr. Donovan, the president of Star Gas, would become directors of Kestrel Heat. Mr. Biddelman, Mr. Russell and Mr. Sevin, the other three directors of Star Gas, will not become directors of Kestrel Heat. In addition, if the recapitalization is consummated, Mr. Cavanaugh, Mr. Donovan and Mr. Ambury, the chief financial officer of Star Gas, would continue to be employed by us under the terms of their current employment arrangements. If Kestrel Heat is elected successor general partner, the proposed directors and executive officers of Kestrel Heat shall have interests in the proposed recapitalization as described in “Information Regarding Kestrel Heat” below.

The unit purchase agreement provides in general that Kestrel will cause Star Gas Partners to maintain, for a period of six years after the completion of the transaction, the current indemnification agreements and provisions for Star Gas’ officers and directors and the current policies of directors’ and officers’ liability insurance maintained by Star Gas Partners, or policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous, with respect to claims arising from facts or events that occurred before the date of the completion of the transaction.

The membership interests in Star Gas are owned by Irik P. Sevin, Audrey L. Sevin and Hanseatic Americas, Inc. Mr. Sevin is a director of Star Gas. Star Gas and its members own an aggregate of 314,305 senior subordinated units and 345,364, junior subordinated units that will be converted into common units in connection with the proposed recapitalization. Mr. Paul Biddelman, who is a director of Star Gas, is an executive officer of Hanseatic Corporation, the sole managing member of Hanseatic Americas, LDC, which is the indirect parent of Hanseatic Americas, Inc.     Mr. Biddelman and a colleague of his each beneficially own an approximately 10% equity interest in Hanseatic Americas, Inc., and persons unaffiliated with Mr. Biddelman beneficially own an approximately 80% equity interest in Hanseatic Americas, Inc.

In addition, the executive officers and directors of Star Gas (excluding Mr. Sevin) own an aggregate of 18,561 senior subordinated units that will be converted into common units in connection with the proposed recapitalization.

Kestrel has acknowledged that Star Gas Partners is required to reimburse Star Gas for amounts that are payable by Star Gas to Mr. Sevin under his agreement dated March 7, 2005 and Kestrel has agreed to cause Star Gas Partners to continue to make such reimbursement without offsets, defenses or counterclaims, except that Star Gas Partners shall have such defenses as may become available to Star Gas pursuant to such agreement. See “Information Regarding Kestrel Heat—Interests of the Proposed Executive Officers and Directors in the Recapitalization.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the implementation of the proposed recapitalization to Star Gas Partners and the common, senior subordinated and junior subordinated unitholders.

The following summary is based on the Tax Code, Treasury regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (“Service”) as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the recapitalization are complex and are subject to significant uncertainties. Star Gas Partners has not requested a ruling from the Service or an opinion of counsel with respect to any of the tax aspects of the recapitalization, other than an opinion from Baker Botts L.L.P. required under the partnership agreement to the effect that the withdrawal of Star Gas as our general partner will not cause Star Gas Partners to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. Thus, no assurance can be given as to the interpretation that the Service will adopt. In addition, this summary does not address foreign, state or local tax consequences of the recapitalization, nor does it purport to address the federal income tax consequences of the recapitalization to special classes of taxpayers (such as foreign taxpayers, members of management or other taxpayers who acquired their units in compensatory transactions, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities). This summary addresses only the federal income tax consequences to unitholders whose interests in Star Gas Partners have been held as capital assets.

ACCORDINGLY, THE FOLLOWING SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO EACH UNITHOLDER. ALL UNITHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE TO THEM UNDER THE RECAPITALIZATION.

Acquisition by Kestrel Heat and M2 of Common Units and General Partner Units

Except as described in the remainder of this paragraph, neither Star Gas Partners nor the unitholders will recognize taxable income or gain upon the purchase of common units and general partner units by Kestrel Heat and its affiliates. However, (as occurs whenever a partnership sells new units) the unit purchase by Kestrel Heat and its affiliates may decrease the percentage interest of certain unitholders in Star Gas Partners. A decrease in a unitholder’s percentage interest in Star Gas Partners would decrease the unitholder’s share of Star Gas Partners’ nonrecourse liabilities, and would result in a corresponding deemed distribution of cash to the unitholder. The deemed distribution of cash generally would not be taxable to the unitholder to the extent of the unitholder’s tax basis in his units immediately before the deemed distribution, but would reduce such basis dollar for dollar. Any deemed cash distribution in excess of the unitholder’s tax basis would be treated as taxable gain from the sale of the unitholder’s units.

We believe that the issuance of units in our recapitalization will likely result in an “ownership change” of our corporate subsidiary, Star/Petro, under the Tax Code. As a result of this ownership change, Star/Petro will be materially restricted in its ability to use its net operating loss carryforwards to reduce its future taxable income. As of September 30, 2005, Star/Petro had federal net operating loss carryforwards of approximately $181.7 million. The net operating loss carryforwards (prior to an “ownership change”) will begin to expire in 2025 and are generally available to reduce future taxable income that would otherwise be subject to federal income taxes.

We believe that the restriction may entirely eliminate Star/Petro’s ability to use its net operating loss carryforwards. The restriction on Star/Petro’s ability to use net operating loss carryforwards to reduce its federal tax liability will reduce the amount of cash Star/Petro has available to make distributions to us. Consequently, the restriction will reduce the amount of cash we have available to distribute to our unitholders.

The Rights Offering

Star Gas Partners will not recognize taxable income upon its issuance of non-transferable rights to purchase common units pursuant to the rights offering in connection with the recapitalization. Likewise, Star Gas Partners does not anticipate that unitholders will recognize taxable income as a result of the receipt of such rights. However, if the rights were determined to be consideration issued to a unitholder in exchange for his consent to the recapitalization proposal, that consideration would be subject to tax as ordinary income.

Neither Star Gas Partners nor the unitholders will recognize taxable income or gain upon a unitholder’s exercise of the right to acquire common units. However, in order to comply with the capital account requirements of the Treasury Regulations, Star Gas Partners may be required to specially allocate, for tax and book purposes, items of income and gain or loss and deduction to the holders of common units acquired pursuant to the rights offering, existing holders, or both.

Conversion of Senior Subordinated and Junior Subordinated Units Into Common Units

Neither Star Gas Partners nor the holders of senior subordinated units or junior subordinated units will recognize taxable income upon the conversion of the subordinated units into common units. Upon the conversion of senior subordinated and junior subordinated units into common units, the partnership agreement of Star Gas Partners provides that holders of the converted units will receive special allocations, for tax and book purposes, of income and gain or loss and deduction until the capital account associated with each converted unit is equal to the capital account of all other common units.

Senior Note Consent and Tender Offer

The exchange of cash and new common units for a portion of the senior notes pursuant to the senior note exchange will reduce the total amount of Star Gas Partners’ nonrecourse liabilities. Also, the exchange of a portion of the senior notes for new common units will cause a portion of the current unitholders’ share of Star Gas Partners’ nonrecourse liabilities to be allocated to such former holders of the senior notes. Accordingly, the senior note exchange will decrease the current unitholders’ share of Star Gas Partners’ nonrecourse liabilities and will result in a corresponding deemed distribution of cash to the unitholders. As previously discussed, any deemed cash distribution to a unitholder in excess of the unitholder’s tax basis will be treated as taxable gain from the sale of the unitholder’s units. In addition, if and to the extent that the amount of cash, and the fair market value of units exchanged is less than the principal amount of the old notes exchanged therefor, then unitholders (who are unitholders immediately prior to the exchange) would recognize an allocable portion of income from a deemed “cancellation of indebtedness.”

Amendments to the Partnership Agreement

Distribution Adjustments.    A common unitholder is required to report on his income tax return his share of Star Gas Partner’s income, gains, losses and deductions without regard to whether the unitholder receives corresponding cash distributions from Star Gas Partners. If the recapitalization is consummated, the partnership agreement of Star Gas Partners will be amended to (i) suspend all mandatory distributions to the common units; (ii) eliminate all cumulative distribution arrearages on the common units that have accrued through the closing of the recapitalization; and (iii) reduce the minimum quarterly distribution on the common units to $0.0675 per unit. The suspension of mandatory distributions, elimination of distribution arrearages and reduction in the minimum quarterly distribution will increase the risk that a common unitholder will be allocated a portion of Star Gas Partner’s taxable income without any cash being distributed to him or that he will be allocated taxable income in excess of the amount of cash distributed to him.

Interim Closing of the Books.    If the recapitalization proposals are adopted, the partnership agreement of Star Gas Partners will be amended to provide for an interim closing of the partnership’s books for federal income tax purposes upon the purchase of units by Kestrel Heat and its affiliates. Under the interim closing of the books method, each item of Star Gas Partners’ income, gain, loss, deduction and credit for the 2006 taxable year will be determined based upon a closing of the partnership’s books on the date of the unit purchase. Thus, all such items incurred by Star Gas Partners during the period from the beginning of the year through the date of the unit purchase will be allocated among the unitholders based upon their percentage interest in Star Gas Partners prior to the unit purchase. Correspondingly, all such items incurred by Star Gas Partners after the unit purchase will be allocated among the unitholders based upon their percentage interest in Star Gas Partners following the unit purchase.

INFORMATION REGARDING KESTREL HEAT

The recapitalization would result in Kestrel Heat replacing Star Gas as our general partner. Kestrel Heat is a Delaware limited liability company that was formed on November 29, 2005 for the purpose of performing the duties of the general partner of Star Gas Partners. Kestrel Heat is wholly owned by Kestrel. Kestrel is a private equity investment partnership firm formed by Yorktown, Paul A. Vermylen, Jr. and other investors.

Proposed Directors and Executive Officers of Kestrel Heat

The following table sets forth the names, ages and positions of the individuals proposed to be designated as executive officers and directors of Kestrel Heat if the recapitalization is consummated. Additionally, if the recapitalization is consummated, Kestrel Heat intends to elect up to two additional directors who meet the independence requirements under applicable SEC and NYSE regulations for service on an audit committee. William P. Nicoletti currently serves as an independent director and a member of the audit committee of Star Gas.

Name	Age	Position
Joseph P. Cavanaugh	68	Chief Executive Officer and Director
Daniel P. Donovan	59	President, Chief Operating Officer and Director
Richard F. Ambury	48	Chief Financial Officer
Paul A. Vermylen, Jr.	59	Chairman, Director
Bryan H. Lawrence	62	Director
Sheldon B. Lubar	75	Director
William P. Nicoletti	60	Director

Joseph P. Cavanaugh.    Mr. Cavanaugh has been Chief Executive Officer and a director of Star Gas LLC since March 2005. From December 2004, after the sale of Star Gas Partners’ propane segment to Inergy L.P. to March 2005, Mr. Cavanaugh was employed by Inergy to direct the transition of the business to them. From March 1999 to December 2004 Mr. Cavanaugh was Chief Executive Officer of Star Gas Partners’ propane segment. From December 1997 to March 1999, Mr. Cavanaugh served as President and Chief Executive Officer of Star Gas Corporation, the predecessor general partner. From October 1979 to December 1997, Mr. Cavanaugh held various financial and management positions with Petro. Mr. Cavanaugh is a graduate of Iona College and has an MS from Pace University.

Daniel P. Donovan.    Mr. Donovan has been President of Star Gas Partners’ heating oil segment since May 2004 and President and Chief Operating Officer of Star Gas LLC since March 2005. From January 1980 to May 2004, he held various management positions with Meenan Oil, including Vice President and General Manager from 1998 to 2004. Mr. Donovan worked for Mobil Oil Corp. from 1971 to 1980. His last position with Mobil was President and General Manager of its heating oil subsidiary in New York City and Long Island. Mr. Donovan is a graduate of St. Francis College in Brooklyn, New York and also has an M.B.A. from Iona College.

Richard F. Ambury.    Mr. Ambury has been Chief Financial Officer, Treasurer and Secretary of Star Gas LLC since May 2005. From November 2001 to May 2005, Mr. Ambury was Vice President and Treasurer of Star Gas LLC. From March 1999 to November 2001, Mr. Ambury was Vice President of Star Gas Propane, L.P. From February 1996 to March 1999, Mr. Ambury served as Vice President—Finance of Star Gas Corporation, the predecessor general partner. Mr. Ambury was employed by Petro from June 1983 through February 1996, where he served in various accounting/finance capacities. From 1979 to 1983, Mr. Ambury was employed by a predecessor firm of KPMG, a public accounting firm. Mr. Ambury has been a Certified Public Accountant since 1981 and is a graduate of Marist College.

Paul A. Vermylen, Jr.    Mr. Vermylen is a founder and serves as President of Kestrel. Mr. Vermylen has been employed since 1971, serving in various capacities, including as a Vice President of Citibank N.A. and Vice President-Finance of Commonwealth Oil Refining Co. Inc. Mr. Vermylen served as Chief Financial Officer of Meenan Oil Co., L.P. from 1982 until 1992 and as President of Meenan Oil Co., L.P. until 2001, when Meenan was acquired by Star Gas Partners, L.P. Since 2001, Mr. Vermylen has pursued private investment opportunities. Mr. Vermylen is a director of Thermal Ventures II, LP, and he also serves as a director of certain non-public companies in the energy industry in which Kestrel holds equity interests including Downeast LNG, Inc. and COALition Energy, LLC. Mr. Vermylen is a graduate of Georgetown University, and also has a M.B.A. from Columbia University.

Bryan H. Lawrence.    Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC, the manager of the Yorktown group of investment partnerships, which make investments in companies engaged in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc., where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of Crosstex Energy, Inc., D&K Healthcare Resources, Inc., Hallador Petroleum Company, TransMontaigne Inc. (each a United States publicly traded company) and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests including PetroSantander Inc., Savoy Energy, L.P., Athanor Resources Inc., Camden Resources, Inc., ESI Energy Services Inc., Ellora Energy Inc., and Dernick Resources Inc. Mr. Lawrence also serves as a director of Crosstex Energy GP, LLC, the general partner of Crosstex Energy, L.P. (a United States publicly traded company). Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

Sheldon B. Lubar.    Mr. Lubar has been Chairman of the board of Lubar & Co. Incorporated, a private investment and venture capital firm he founded, since 1977. He was Chairman of the board of Christiana Companies, Inc., a logistics and manufacturing company, from 1987 until its merger with Weatherford International in 1995. Mr. Lubar had also been Chairman of Total Logistics, Inc., a logistics and manufacturing company until its acquisition in 2005 by SuperValu Inc. He serves as a director of Grant Prideco, Inc., an energy services company, since 2000; and Weatherford International, Inc., an energy services company, since 1995; a director of Crosstex Energy, Inc. since January 2004 and Crosstex Energy GP, LLC, the General Partner of Crosstex Energy, L.P. He is also a Director of several private companies. Mr. Lubar holds a bachelor’s degree in Business Administration and a Law degree from the University of Wisconsin-Madison. He was awarded an honorary Doctor of Commercial Science degree from the University of Wisconsin-Milwaukee.

William P. Nicoletti.    Mr. Nicoletti has been Non-Executive Chairman of the board of Star Gas LLC since March 2005. Mr. Nicoletti has been a Director of Star Gas LLC since March 1999 and was a Director of Star Gas Corporation, the predecessor general partner from November 1995 until March 1999. He is Managing Director of Nicoletti & Company, Inc., a private investment banking firm. Mr. Nicoletti was formerly a senior officer and head of Energy Investment Banking for E. F. Hutton & Company, Inc., PaineWebber Incorporated and McDonald Investments, Inc. Mr. Nicoletti is a director of MarkWest Energy Partners, L.P. and SPI Petroleum, LLC. Mr. Nicoletti is a graduate of Seton Hall University and also has an M.B.A. from Columbia University.

Interests of the Proposed Executive Officers and Directors in the Recapitalization

Kestrel will have the ability to elect the board of directors of Kestrel Heat, including Messrs. Vermylen, Lawrence and Lubar. Messrs. Vermylen, Lawrence and Lubar are also members of the board of managers of Kestrel and, either directly or through affiliated entities, own equity interests in Kestrel. Kestrel owns all of the issued and outstanding membership interests of Kestrel Heat and M2. Kestrel Heat and M2 will receive an aggregate of 7,500,000 common units as a result of the recapitalization. M2 also will make a commitment to purchase all units which are not subscribed for in the rights offering of 17,500,000 common units. Kestrel Heat and M2, therefore, will receive an aggregate minimum of 7,500,000 common units and could receive an aggregate maximum of 25,000,000 common units as a result of the recapitalization. Mr. Vermylen also individually owns 50,000 common units and $100,000 face amount of senior notes, which he owned prior to the commencement of the negotiations of the recapitalization transaction. See also “Unit Ownership” for additional information on the unit ownership by prospective directors and/or officers of Kestrel Heat who are currently officers and/or directors of Star Gas.

Kestrel Heat intends to establish management incentive programs whereby executive officers will be offered an opportunity to invest in Kestrel Heat. Pursuant to the proposed second and amended restated partnership agreement that, if approved by unitholders, will be adopted as part of the recapitalization, Kestrel Heat, as the general partner of Star Gas Partners, is entitled to incentive distributions commencing fiscal 2009 if minimum quarterly distributions to common unitholders exceed certain target levels. Kestrel Heat also intends to compensate non-management directors for service on the board and respective board committees in customary amounts and types. The specific types and amounts of management incentive compensation arrangements and non-management director fees are expected to be formulated and finalized prior to consummation of the recapitalization.

Future Plans of Kestrel Heat

Except as part of the recapitalization disclosed in this proxy statement, Kestrel Heat does not have any specific intention with respect to Star Gas Partners that would involve any of the following transactions:

•	payment of extraordinary distributions;

•	issuance of additional equity to third parties;

•	refinancing, reducing or increasing existing indebtedness of Star Gas Partners;

•	additional purchases of interests in Star Gas Partners; and

•	mergers or other consolidation transactions involving Star Gas Partners.

However, if the recapitalization is consummated, Kestrel Heat will be able to consider those transactions and may recommend them to the unitholders of Star Gas Partners for approval or, if no other partnership approvals are required, effect those transactions as the general partner of Star Gas Partners. There is no assurance, however, as to when or whether any of the transactions referred to above might occur. Under applicable law, directors of Kestrel Heat, as general partner of Star Gas Partners, will owe fiduciary obligations to all of the unitholders of Star Gas Partners, not just M2 and affiliates of Kestrel. However, Kestrel’s right to control the board of directors could have the effect of delaying, deterring or preventing tender offers or takeover attempts that some or a majority of Star Gas Partners’ unitholders might consider in their best interests, including offers or attempts that might result in the payment of a premium over the market price for the units. If Star Gas Partners enters into a transaction, Kestrel Heat, M2 and Kestrel will participate in the benefits of that transaction to the extent of their ownership of interests in Star Gas Partners.

UNIT PURCHASE AGREEMENT

The following is a summary of the material provisions of the unit purchase agreement. This summary does not include all of the provisions of the unit purchase agreement, which is attached as Annex A to this proxy statement, and the full text of which is incorporated into this proxy statement by reference. Holders of common units and subordinated units should read the unit purchase agreement in its entirety.

Agreement to Sell and to Purchase Common Units

The unit purchase agreement provides that subject to the terms and subject to the conditions set forth in the agreement, on the closing date Star Gas Partners shall sell to Kestrel Heat and M2, both wholly-owned subsidiaries of Kestrel:

(a)	500,000 common units to Kestrel Heat;

(b)	7,000,000 common units to M2;

(c)	325,729 new general partner units to Kestrel Heat; and

(d)	a number of common units to M2 equal to the number of common units that are not subscribed for in the rights offering.

The purchase price for the common units is $2.00 per unit. The general partner units will be issued for no additional consideration.

On January 23, 2006, the last trading day prior to the date of this proxy statement, the closing sales price of the common units on the NYSE was $2.39 per unit and the closing sales price of the senior subordinated units on the NYSE was $2.20 per unit. On December 2, 2005, the last trading day prior to the public announcement of the recapitalization transaction with Kestrel, the closing sales price of the common units on the NYSE was $1.32 per unit and the closing sales price of the senior subordinated units was $1.89 per unit. Unitholders are urged to obtain a current quotation for the common units and senior subordinated units.

Replacement of the General Partner

The unit purchase agreement provides, as a condition to closing, for the withdrawal of Star Gas as our general partner and the election of Kestrel Heat as our new general partner, effective as of the closing date. Star Gas shall contribute its existing general partner units and its .01% equity interest in Star/Petro to Star Gas Partners for no consideration. Kestrel Heat will agree to assume the rights and duties of Star Gas as our general partner and to be bound by the provisions of our partnership agreement.

The Rights Offering

The unit purchase agreement provides, as a condition to closing, that we shall distribute to each record holder of common units, as a of a record date to be set by us, a non-transferable right (the “right”) to purchase, at $2.00 per unit, a pro-rata portion of 17,500,000 common units (subject to rounding as set forth below). It is currently anticipated that in the rights offering:

•	we will distribute .5441 non-transferable rights with respect to each common unit outstanding as of the record date for the rights offering, at no cost to the record holders;

•	one full right plus $2.00 in cash will entitle the holder to purchase one common unit;

•	the rights will be evidenced by non-transferable subscription certificates;

•	no fractional rights or cash in lieu thereof will be issued or paid, and the number of rights distributed to each holder of common units will be rounded up to the nearest whole number of rights (provided that such rounding shall not cause the total purchase price of the common units issuable upon exercise of the right to exceed $35,000,000); and

•	brokers, dealers and other nominees holding common units on the record date of more than one beneficial owner will be entitled to obtain separate subscription certificates for their beneficial owners so that they may each receive the benefit of rounding.

M2 has agreed to purchase at $2.00 per unit any common units that are not purchased in the rights offering.

Covenants of Star Gas Partners in the Unit Purchase Agreement

The unit purchase agreement contains various covenants regarding the recapitalization. The unit purchase agreement requires that Star Gas Partners take all commercially reasonably action necessary to call and hold a special meeting of its unitholders as promptly as practicable to consider and vote on the adoption and approval of the issuance and sale of common units pursuant to the unit purchase agreement and other matters incident to the recapitalization for which unitholder approval is required.

The unit purchase agreement provides that, subject to its fiduciary duties, the board must:

•	recommend to the unitholders that they vote in favor of such adoption and approval;

•	use its reasonable best efforts to solicit from the unitholders proxies in favor of such adoption and approval; and

•	take all other action reasonably necessary to secure a favorable vote of the unitholders.

Star Gas Partners must also use its reasonable best efforts to obtain a statement from its officers and directors who own partnership securities to the effect that such persons intend to vote all of their partnership securities in favor of the recapitalization.

In addition the unit purchase agreement requires Star Gas Partners to prepare and file with the SEC a registration statement to register common units to be issued in the rights offering, and use its reasonable best efforts to have such registration statement declared effective as promptly as practicable after the special meeting. Star Gas Partners must also use its reasonable best efforts to cause the common units issuable upon exercise of the rights to be approved for listing on the NYSE prior to the closing.

Covenants Regarding the Conduct of Star Gas Partners’ Business Prior to Closing

Under the unit purchase agreement, Star Gas Partners has agreed that, at all times prior to the earlier of the closing or the termination of the unit purchase agreement in accordance with its terms, Star Gas Partners will conduct its business in the ordinary and usual course. Except as otherwise contemplated by the unit purchase agreement, none of the Star Gas Partners entities, including Star Gas, may without the written consent of Kestrel do or engage in any of the following activities:

•	amend its charter, bylaws or other organizational documents or make any material changes in its capital structure;

•	incur any liability or obligations or pay, discharge or satisfy any claims, liabilities or obligations except in the ordinary course of business consistent with past practice, or settle or compromise any litigation or claims involving liability in excess of $500,000;

•	incur any indebtedness for borrowed money, except under Petro’s existing credit facility or permitted indebtedness thereunder;

•	make any loans or advances to any person, subject to certain exceptions;

•	declare or pay any dividend or make any other distribution with respect to its capital stock or other securities, other than certain dividends paid by subsidiaries;

•	except for units issuable upon exercise of outstanding unit appreciation rights, issue, sell or deliver or purchase or otherwise acquire any of its partnership interests or other securities;

•	encumber any of its assets or properties, other than by operation of law or in the ordinary and usual course of business or to secure its existing indebtedness or as permitted under its credit agreement;

•	other than in the ordinary course of business, dispose of any assets, or waive, release, grant or transfer any rights of value, subject to certain exceptions;

•	acquire any corporation or other business organization; create or make any investment in any subsidiary; or make any capital expenditure, other than one disclosed in the capital expenditure budget previously provided to Kestrel and other expenditures not to exceed $500,000;

•	with certain exceptions, enter into, adopt or amend or terminate any collective bargaining agreement or any employee benefit plan; approve or implement any employee lay off or other personnel reorganization plan; approve or implement any employment severance arrangements; retain or discharge any officers and executive management personnel; authorize or enter into any employment, severance, consulting services or other agreement with any officers and executive management personnel; or change the compensation or benefits provided to any director, officer and employee;

•	other than supply and other contracts entered into in the ordinary course of business, enter into any material contract, agreement, lease or other commitment; or amend or modify in any material respect any of the agreements governing Star Gas Partners’ existing indebtedness or an other material contract, agreement, lease or other commitment;

•	other than hedges to supply and sales agreements entered into in the ordinary course of business, enter into any speculative or commodity swaps, hedges or other derivatives transactions or purchase any securities for investment purposes, other than in connection with cash management;

•	other than in the ordinary course of business and consistent with past practice, authorize, enter into or amend any contract, agreement, or other commitment with a director, officer, employee or other affiliate pursuant to which any such person will receive compensation, consideration or benefit of any kind from Star Gas Partners or any subsidiary; and

•	make or change any material tax election, change any method of tax accounting, grant any extension of time to assess any tax or settle any tax claim, amend any tax return in any material respect or settle or compromise any material tax liability.

Representations and Warranties

The unit purchase agreement includes standard representations and warranties by Star Gas Partners as to itself and its subsidiaries, including with respect to:

•	organization, standing and authority;

•	capitalization;

•	the power and authority to execute the unit purchase agreement and consummate the transactions contemplated therein, including necessary partnership approval, subject to unitholder approval;

•	absence of defaults caused by the execution of the unit purchase agreement;

•	the accuracy of financial statements and reports filed with the SEC;

•	pending or threatened litigation;

•	compliance with applicable laws;

•	the absence of undisclosed contracts and defaults;

•	brokers’ and finders’ fees;

•	employee compensation and benefit plans and related matters;

•	labor matters;

•	the absence of violations or liabilities under environmental laws;

•	certain tax matters;

•	the absence of any necessary regulatory approvals of the transaction, except under state securities or “Blue Sky” laws;

•	the conduct of business in the ordinary and usual course and the absence of certain materially adverse changes;

•	certain insurance matters;

•	the condition and sufficiency of certain tangible assets; and

•	the ownership and rights to use certain intellectual property.

The unit purchase agreement also includes standard representations and warranties by the Kestrel entities, including with respect to:

•	organization, standing and authority;

•	the power and authority to execute the unit purchase agreement;

•	the absence of defaults caused by the execution of the unit purchase agreement;

•	the absence of any necessary regulatory approvals of the transaction, except under state securities laws or “Blue Sky” Laws;

•	the buyers’ investment intent and status as accredited investors; and

•	the buyers’ financial resources.

Conditions to Closing of the Unit Purchase Agreement

The unit purchase agreement generally provides that the obligations of each of Star Gas Partners and the Kestrel entities to close the agreement are subject to a number of conditions, including the following:

•	approval of the transaction by the Star Gas Partners’ unitholders;

•	absence of any order, decree or injunction to prevent the transactions contemplated by the unit purchase agreement, or any pending governmental action, proceeding or investigation to enjoin, delay or restrict the transaction;

•	absence of any partnership material adverse effect which is defined below;

•	closing of the rights offering;

•	receipt of legal opinions as to certain corporate, partnership and tax matters;

•	approval of the Star Gas Partners common units to be issued to Kestrel Heat and M2 and in the rights offering for listing on the NYSE, subject to official notice of issuance;

•	the consent of the senior lenders under Star Gas Partners’ existing credit facility (i) that the appointment of Kestrel Heat as our new general partner shall not constitute a change of control and (ii) to permit the heating oil segment to distribute to us funds to repurchase the minimum amount of senior notes which we are required to repurchase under our agreements with our noteholders;

•	as to the Kestrel entities, the absence of any breaches in the representations and warranties of Star Gas Partners which would reasonably be expected to result in loss or liability of $2,500,000 or more; and

•	the successful completion and closing of the senior notes exchange offer whereby holders of at least 93% in principal amount of our senior notes agree to tender such notes at par (a) for a pro rata portion of $60 million in cash (less amounts required to be paid upon a change in control), (b) in exchange for approximately $26.9 million in new common units at a price of $2.00 per unit and (c) in exchange for an agreement that the noteholders shall not take any action to accelerate the indebtedness due under the indenture for the senior notes.

“Partnership material adverse effect” means, except as disclosed in our financial statements and SEC reports, including a draft of our fiscal 2005 Annual Report on Form 10-K that we provided to Kestrel in connection with the execution of the unit purchase agreement, an event that would have a material adverse effect on the financial condition, business, properties, or results of operations of the partnership entities, taken as a whole, except for changes affecting the economy generally or changes in commodity prices or other changes affecting the heating oil industry generally.

Amendment and Waiver

The unit purchase agreement provides that any provision of the unit purchase agreement may be:

•	waived in writing by the party benefited by that provision; or

•	modified or amended at any time by a written agreement signed by all of the parties.

Indemnification of Kestrel and Star Gas Partners

The unit purchase agreement contains certain mutual indemnification agreements between Kestrel and Star Gas Partners for claims and liabilities arising from the unit purchase agreement, the recapitalization and breaches of representations, warranties, covenants and agreements contained in the unit purchase agreement; provided that claims with respect to the breach of representations and warranties must be brought within a one year period following closing. The parties’ indemnification obligations do not apply to any individual claim of less than $50,000 until the aggregate of all claims less than $50,000 exceeds $500,000. Once the $500,000 threshold is exceeded, the indemnified parties are entitled to recovery from the first dollar of liability up to a cap of 25% of the aggregate purchase price paid by the Kestrel entities for their common units.

Directors’ and Officers’ Indemnification and Insurance

The unit purchase agreement also provides that Kestrel will cause Star Gas Partners to maintain, for a period of six years after the completion of the transaction, the current indemnification agreements and provisions for Star Gas’ officers and directors and the current policies of directors’ and officers’ liability insurance maintained by Star Gas Partners, or policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous, with respect to claims arising from facts or events that occurred before the date of the completion of the transaction; provided, however, Star Gas Partners will not be required to expend in any one year an amount more than current annual premiums paid by Star Gas Partners for directors’ and officers’ liability insurance, and if that insurance cannot be obtained or if the annual premiums of that insurance coverage exceed this amount, Star Gas Partners will be obligated to obtain a policy with the most advantageous policies available for a cost not exceeding that amount. Alternatively, Star Gas Partners may purchase a six-year “tail” prepaid policy covering liabilities arising from facts or events that occurred on or prior to the closing date (including acts and omissions occurring in connection with the approval of the unit purchase agreement and the transactions contemplated thereby) on terms and conditions no less advantageous to the insured than the directors’ and officers’ insurance; provided, that in no event shall Star Gas Partners be required to expend in excess of the current annual premiums.

Covenants Regarding Exclusivity

We have agreed that we will not, and will use reasonable efforts to insure that our affiliates and representatives do not, directly or indirectly, solicit any offer from, initiate or engage in any discussions or negotiations with, or provide any information other than publicly available information to, any person concerning any acquisition proposal. In addition, subject to the other provisions described below, we have agreed that we will not engage in any communications whatsoever, directly or indirectly, with any party that initiates discussions regarding a potential acquisition proposal except for communications that are wholly unrelated to such a potential acquisition proposal or to notify such party that it will not engage in any communications at such time.

“Acquisition proposal” means (i) any proposal to commence or conduct a tender or exchange offer involving Star Gas Partners or one or more of the partnership entities, (ii) any proposal for a merger, consolidation or other business combination involving Star Gas Partners or one or more of the partnership entities, (iii) any proposal or offer to acquire in any manner a substantial equity interest in Star Gas Partners or one or more of the partnership entities, (iv) any proposal or offer to acquire in any manner a substantial portion of our business or the assets associated with our business, (v) any proposal or offer with respect to any recapitalization or restructuring (whether of equity or debt or a combination thereof) with respect to Star Gas Partners or one or more of the partnership entities, or (vi) any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to Star Gas Partners or any of the partnership entities.

Notwithstanding the foregoing, nothing contained in the unit purchase agreement prohibits us from (x) in the event of an unsolicited acquisition proposal, requesting from the third party such information as may be reasonably necessary for the board of directors of Star Gas to inform itself as to the material terms of such acquisition proposal for the sole purpose of determining whether such acquisition proposal constitutes a superior proposal, (y) taking (and disclosing to our unitholders or partners) our position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or (z) making such disclosure to our unitholders or partners as in the good-faith judgment of the board of directors of Star Gas, after receipt of advice from outside legal counsel, that such disclosure is advisable for the board of directors of Star Gas to comply with its fiduciary duties under applicable law.

Notwithstanding the foregoing, prior to the closing date, we may furnish information concerning our business or the assets associated with our business to any person pursuant to a confidentiality agreement with terms no less favorable to us or our affiliates than those contained in the confidentiality agreement with Kestrel and may negotiate and participate in discussions and negotiations with such person concerning an acquisition proposal if, but only if, (i) such acquisition proposal is reasonably likely to be consummated (taking into account the legal aspects of the proposal, the person making the acquisition proposal and approvals required in connection therewith), (ii) such person has on an unsolicited basis, and in the absence of any violation of the nonsolicitation provisions by us or our affiliates, submitted a bona fide, written proposal to us relating to any such transaction that the board of directors of Star Gas determines in good faith, after receiving advice from our financial advisors, may reasonably be expected to be more favorable to us or our unitholders or partners from a financial point of view than the transactions contemplated by the unit purchase agreement, and (iii) in the good faith opinion of the board of directors of Star Gas, after consultation with our outside legal counsel, providing such information or access or engaging in such discussions or negotiations is in the best interests of Star Gas Partners and its unitholders or partners and necessary in order for the board of directors of Star Gas to discharge its fiduciary duties to our unitholders or partners under applicable law (an acquisition proposal that satisfies clauses (i), (ii) and (iii) being referred to as a “superior proposal”).

Except as set forth above, neither the board of directors of Star Gas nor any committee thereof may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the transactions contemplated by the unit purchase agreement or to the Kestrel entities, the approval or recommendation by the board of directors of Star Gas of the unit purchase agreement or the transactions contemplated by the unit purchase agreement, (ii) approve or recommend or propose to approve or recommend, any acquisition proposal or (iii) enter into any contract or other agreement with respect to any acquisition proposal. Notwithstanding the foregoing, prior to the closing, the board of directors of Star Gas may (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of the unit purchase agreement or the transactions contemplated by the unit purchase agreement, approve or recommend a superior proposal, or enter into a contract or other agreement with respect to a superior proposal.

We may terminate the unit purchase agreement, and we or our affiliates may enter into an acquisition agreement with respect to a superior proposal, provided that, prior to any such termination we have provided certain required notice to the Kestrel entities and have paid the break-up fee and expense reimbursement payments described below under “Termination; Break-up fee” and “Expense Reimbursement.”

Termination; Break–up Fee

The unit purchase agreement may be terminated, and the transaction abandoned, at any time prior to the completion of the transaction, whether before or after approval of the restructuring by the Star Gas Partners unitholders:

•	by the mutual consent of Kestrel and Star Gas Partners;

•	by either Kestrel or Star Gas Partners:

•	if the other party materially breaches any of its representations, warranties and covenants and the breach is not cured or curable within the prescribed time;

•	if approval of Star Gas Partners’ unitholders is not obtained; or

•	upon the occurrence of a bankruptcy event with respect to Star Gas Partners or any of its subsidiaries;

•	by Kestrel if Star Gas Partners breaches any of its exclusivity obligations or if the senior lender or the non-consenting bondholders take steps to accelerate their existing indebtedness; and

•	by Star Gas Partners if it elects to accept a superior proposal.

Furthermore, the unit purchase agreement may be terminated by Star Gas Partners or Kestrel if the transaction is not completed on or before April 30, 2006.

The unit purchase agreement provides that, in addition to the fees and expenses which Star Gas Partners is obligated to reimburse Kestrel (described below), Star Gas Partners shall pay Kestrel a break-up fee of $4,000,000 in the event:

•	the unit purchase agreement is terminated by Star Gas Partners in order to accept a superior proposal or by Kestrel upon a breach by us of our exclusivity obligations;

•	the unit purchase agreement is terminated for any reason, other than by Star Gas Partners by reason of or resulting from any breach by Kestrel of any of its representations, warranties, covenants, or agreements contained in the unit purchase agreement, and at the time of such termination a superior proposal existed; or

•	(x) the unit purchase agreement is terminated for any reason, other than by Star Gas Partners’ by reason of or resulting from any breach by Kestrel of any of its representations, warranties, covenants, or agreements contained in the unit purchase agreement, (y) an acquisition proposal existed at any time during the term of the unit purchase agreement and (z) prior to the twelve-month anniversary of such termination, Star Gas Partners or any of its affiliates consummates an acquisition proposal that is from a financial point of view to the holders of the common units equal to or superior to the transactions contemplated by the unit purchase agreement and such acquisition proposal resulted, directly or indirectly, from any communication with respect to such acquisition proposal which occurred either during the term of the unit purchase agreement or within six months following the termination of the unit purchase agreement. If Kestrel terminates the purchase agreement and one or more of the noteholders who have entered into lockup agreements with Star Gas Partners (as long as such noteholders have not interfered with the transaction with Kestrel and are not otherwise in breach of such lockup agreements) consummates an acquisition proposal pursuant to the terms of the lock-up agreements, then Kestrel will be entitled only to expenses, and not to the break-up fee.

If the parties disagree as to whether the consummated acquisition proposal is, from the financial point of view of the holders of common units, equal to or superior to the transactions contemplated by the unit purchase agreement for purposes of triggering the payment of the termination fee, Star Gas Partners and Kestrel shall jointly engage and equally share the expense of a mutually agreeable nationally recognized investment banking firm within 30 days of the date of the consummation of the acquisition proposal to make such determination and the decision of such investment banking firm shall be binding upon all parties. Except for claims for indemnification pursuant to the provisions discussed above or circumstances involving fraud, any amount payable as set forth above shall, when paid, be the sole and exclusive remedy of Kestrel and shall be in lieu of all remedies at law or equity of the Kestrel parties.

Expense Reimbursement

Star Gas Partners will bear all of its own expenses incurred for the unit purchase agreement and the transactions contemplated therein. Star Gas Partners shall also reimburse the Kestrel entities for all out-of-pocket expenses reasonably incurred by them in connection with the proposed transaction including, without limitation, the fees and expenses of Kestrel’s legal counsel and all third party consultants engaged by the Kestrel entities to assist in the transaction, subject to the requirement that any such third party consultants other than accountants or environmental consultants, shall be subject to the approval of Star Gas Partners, which approval will not be unreasonably withheld. Such reimbursements to the Kestrel entities shall be due at the closing, or promptly following any earlier termination of the unit purchase agreement by any of the parties for any reason, other than a termination by Star Gas Partners as a result of Kestrel’s breach of its obligations or if Kestrel’s representations and warranties should fail to be accurate in all material respects; provided, that in the event of such earlier termination, the amount of expense reimbursement shall be limited to between $350,000 and $500,000 depending on the reason for such termination. The $350,000 reimbursement would be payable due to a termination for the failure of the limited partners of Star Gas Partners to adopt the matters proposed in this proxy statement necessary for the completion of the transaction, while the $500,000 reimbursement would be payable due to a termination for any other reason other than a breach by Kestrel.

Equity Maintenance Agreement

Yorktown, Kestrel’s principal investor, has entered into an equity maintenance agreement with the Kestrel entities pursuant to which Yorktown has agreed to provide Kestrel with sufficient funds to permit the Kestrel entities to purchase the common units that they have agreed to purchase under the unit purchase agreement. Star Gas Partners is a third party beneficiary of this agreement.

Registration Rights

If Kestrel Heat replaces Star Gas as general partner of Star Gas Partners, Kestrel Heat and M2 will have three demand and unlimited piggyback registration rights by virtue of the provisions in the amended and restated agreement of limited partnership, including our partnership agreement as currently in effect.

AMENDMENTS TO THE PARTNERSHIP AGREEMENT

The following is a summary of the material amendments to the current Star Gas Partners amended and restated agreement of limited partnership to be voted upon by the Star Gas Partners unitholders, which is qualified in its entirety by reference to the full text of the proposed Star Gas Partners second amended and restated agreement of limited partnership attached as Annex B. Annex B shows the portions of the existing Star Gas Partners amended and restated agreement of limited partnership that will be deleted or changed and provisions that will be added if the transaction is completed.

Introduction; Vote Required by Unitholders in Order to Amend the Partnership Agreement

Star Gas, the current general partner, proposes the adoption of the amendments described below to the Star Gas Partners’ amended and restated agreement of limited partnership. This amendment proposal must receive the approval of the holders of a unit majority. The enclosed proxy affords unitholders an opportunity to separately vote for or against the amendment proposal by marking the appropriate box on their proxy card. However, the other proposals relating to the recapitalization proposal will not be effected unless the amendments are adopted.

The following are the principal amendments proposed to be adopted in the recapitalization. Please read this section in connection with “—Comparison of the Star Gas Partnership Agreement Before and After the Recapitalization” and “Cash Distribution Policy,” as those sections will provide more detail about the second amended and restated partnership agreement that will be in effect after the recapitalization.

Conversion of Senior Subordinated Units and Junior Subordinated Units into Common Units.    The proposed amendments will provide for the mandatory conversion of each outstanding senior subordinated unit and each junior subordinated unit into one common unit, as a result of which the subordination period will end. Collectively, 3,391,982 senior subordinated units and 345,364 junior subordinated units will convert into 3,737,346 common units. The termination of the subordination period will have the following effects:

•	There will no longer be senior subordinated units or junior subordinated units whose distributions are subordinated to the common units. The converted common units will share pro rata with all distributions on the existing common units.

•	The cumulative accrued and unpaid arrearages in payment of the minimum quarterly distribution on the common units as of the effective date of the recapitalization will be eliminated. Under our partnership agreement as currently in effect, no distributions of available cash from operating surplus may be made on the senior subordinated units, junior subordinated units and general partner units, including incentive distributions, until all arrearages on the common units have been paid. As of November 30, 2005, the amount of accrued and unpaid arrearages on the common units was $92.5 million. Assuming that the number of outstanding common units remained at 32,165,528 and that we did not distribute any available cash from operating surplus, these arrearages would increase by $18.5 million per quarter. If the recapitalization is not consummated, it is unlikely that regular distributions on the common units would be resumed in the foreseeable future and it is considerably less likely that regular distributions would ever resume on the senior subordinated units because of their subordination terms.

•	Our partnership agreement currently requires a unitholder vote during the subordination period for us to issue units senior to the common units or in excess of 5,500,000 additional common units except in connection with accretive acquisitions or capital improvements or in certain other circumstance. The amendment proposal would eliminate all restrictions on our ability to issue additional partnership units.

Reduction of the Minimum Quarterly Distribution.    The proposed amendments will reduce the minimum quarterly distribution on the common units from $0.575 per unit per quarter, or $2.30 per year, to $0.0 per unit through September 30, 2008, or, if we elect to commence making distributions sooner, the quarter in which any distribution of available cash is made, and to $0.0675 per unit per quarter, or $0.27 per unit per year, thereafter.

We believe that this amendment will more closely align the minimum quarterly distribution with the levels of available cash that we may be expected to generate in the future.

Reduction of Incentive Distribution Levels.    The proposed amendments will reduce the target distribution levels for the incentive distribution rights so that, commencing with the quarter beginning October 1, 2008, or, if we elect to commence making distributions sooner, the quarter in which any distribution of available cash is made, the new general partner units in the aggregate will be entitled to receive 10% of the cash distribution in a quarter once each common unit and general partner unit has received $.0675 for that quarter, plus any arrearages on the common units from prior quarters, and 20% of the cash distributions in a quarter once each common unit and general partner unit has received $.1125 for that quarter, plus any arrearages on common units from prior quarters. Under the partnership agreement as currently in effect, the senior subordinated units, junior subordinated units and general partner units are not entitled to receive incentive distributions until $0.604 has been distributed on each common unit for a quarter, plus any arrearages on the common units for prior quarters.

Suspension of Mandatory Distribution of Available Cash.    We suspended distributions on our senior subordinated units, junior subordinated units and general partner units on July 29, 2004 and on our common units on October 18, 2004. The proposed amendments will provide that we are not required to distribute available cash through the quarter ending September 30, 2008. We do not intend to make distributions of available cash during this period, even if we have available cash to distribute.

Amendment to Distributions Upon Liquidation.    The proposed amendments will modify the manner in which net income, net loss, net termination gain and net termination loss are allocated among the unitholders. The allocation provisions will be modified to be consistent with the reduction of the incentive distribution levels. The amendments in the allocation provisions will affect the balances in the unitholders’ capital accounts. Consequently, the amendments will affect the amount of distributions that the unitholders will receive upon liquidation.

Reduction of Initial Unit Price.    The initial unit price will be reduced from $22.00 to $2.00, which means that distributions of available cash from capital surplus will be made 100% on all units, pro rata, until each common unit outstanding on the closing date of the recapitalization has received available cash from capital surplus of $2.00 per unit, plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units, at which time the general partner units will be entitled to receive incentive distributions on further distributions of available cash from capital surplus. The effect of this change is to substantially reduce the amount of the distributions from capital surplus to be made to holders of the common units before the general partner units will receive 20% of distributions of capital surplus.

Amendment to the Definition of Operating Surplus.    The definition of operating surplus will be amended to (1) change the operating surplus “basket” from $20,340,600 to $22,000,000, (2) reset the measurement date for cash on hand to be included in operating surplus from the closing date of our initial public offering to the closing date of the recapitalization and (3) reset the measurement date for calculating operating surplus from the closing date of our initial public offering to the closing date of the recapitalization. The cumulative operating surplus through September 30, 2005, including cash on hand as of the closing date of the initial public offering and the operating surplus basket, is a negative $120.5 million, meaning that without this change, we would have to generate over $120.5 million in positive operating surplus before we would be able to make any payments toward the minimum quarterly distribution on the common units.

Change to the Definition of Operating Expenditure.    Clarifies that non-pro rata purchases of common units, other than those made with the proceeds of interim capital transactions, are operating expenditures that reduce available cash from operating surplus. See “Important Considerations” and “Information Regarding Kestrel Heat—Interests of the Proposed Executive Officers and Directors in the Recapitalization.”

Changes to the Audit Committee.    Our partnership agreement currently provides that the audit committee of the general partner shall, if requested by the general partner, approve transactions that involve potential conflicts of interest between the general partner and its affiliates, on one hand, and the partnership, any partner or any assignee, on the other hand. If such a transaction is approved by the audit committee, it is deemed fair and reasonable to the partnership. The amendment proposal would provide for a conflicts committee comprised of independent directors to assume this role in place of the audit committee and would tighten the independence requirements for membership on the committee. See “Important Considerations” and “Information Regarding Kestrel Heat — Interests of the Proposed Executive Officers and Directors in the Recapitalization.”

Changes to Tax Provisions.    Because taxable income and loss are allocated among the unitholders in a manner consistent with the manner in which distributions are made, the amendments to the distribution provisions disclosed above will require corresponding modifications in the allocation of taxable income and loss among the unitholders. In addition, the proposed amendments will require an interim closing of our books for federal income tax purposes in 2006 on the effective date of the recapitalization. In 2006, tax items incurred on or before the effective date will be allocated among the unitholders based upon their percentage interest in Star Gas Partners prior to the effective date, and tax items incurred after the effective date will be allocated among the unitholders based upon their percentage interest following the effective date.

Conforming Changes.    Additional changes will be required to conform our current partnership agreement to the amendments and to facilitate the restructuring proposal. It is the good faith opinion of Star Gas that the conforming changes do not adversely affect the unitholders in any material respect. Thus, under the current partnership agreement, Star Gas may make any or all conforming changes without the consent of the unitholders.

Comparison of the Star Gas Partnership Agreement Before and After the Recapitalization

The following chart summarizes the material provisions of the Star Gas Partners’ partnership agreement in effect now and as will be in effect if the recapitalization is approved:

Before Recapitalization		After Recapitalization
Requirement to Distribute Available Cash
Within 45 days following the end of each quarter, Star Gas Partners is required to distribute 100% of its available cash with respect to such quarter to partners as of the record date selected by the general partner in its reasonable discretion.		Within 45 days following the end of each quarter commencing with the quarter beginning October 1, 2008, Star Gas Partners is required to distribute 100% of its available cash with respect to such quarter to partners as of the record date selected by the general partner in its reasonable discretion. Star Gas Partners has no obligation to distribute available cash through the quarter ending September 30, 2008 and currently has no intention of making any such distributions.
Definition of Available Cash
Available cash for any quarter consists generally of all cash on hand at the end of that quarter, as adjusted for reserves. The general partner has broad discretion in establishing reserves.		Available cash for any quarter will continue to consist of all cash on hand at the end of that quarter, as adjusted for reserves. The general partner has broad discretion in establishing reserves.
Minimum Quarterly Distribution
$0.575 per unit per quarter or $2.30 per unit per year.		$0.0 through the quarter ending September 30, 2008, or, if we elect to commence making distributions sooner, the quarter in which any distribution of available cash is made, and $0.0675 per unit per quarter, or $0.27 per unit per year, thereafter.
Target Distribution Levels
First target distribution level—$0.604 per unit per quarter. Second target distribution level—$0.711 per unit per quarter. Third target distribution level—$0.926 per unit per quarter		First target distribution level—$0.1125 per unit per quarter. The second and third target distribution levels have been eliminated.

Before Recapitalization		After Recapitalization
Distribution of Available Cash from Operating Surplus

Available cash from operating surplus with respect to any quarter during the subordination period will be distributed in the following manner:

First, 100% to the common units, pro rata, until we distribute to each common unit the minimum quarterly distribution of $0.575;

Second, 100% to the common units, pro rata, until we distribute to each common unit any arrearages in payment of the minimum quarterly distribution on the common units for prior quarters;

Third, 100% to the senior subordinated units, pro rata, until we distribute to each senior subordinated unit the minimum quarterly distribution of $0.575;

Fourth, 100% to the junior subordinated units and general partner units, pro rata, until we distribute to each junior subordinated unit and general partner unit the minimum quarterly distribution of $0.575;

Fifth, 100% to all units, pro rata, until we distribute to each unit an amount equal to the first target distribution of $0.604 (exclusive of payments of arrearages);

Sixth, 86.7% to all units, pro rata, and 13.3% to all senior subordinated units, junior subordinated units and general partner units, pro rata, until we distribute to each common unit an amount equal to the second target distribution of $0.711 (exclusive of payments of arrearages);

Seventh, 76.5% to all units, pro rata, and 23.5% to all senior

Available cash from operating surplus with respect to any quarter will be distributed in the following manner:

First, 100% to the common units, pro rata, until we distribute to each common unit the minimum quarterly distribution of $0.0675;

Second, 100% to the common units, pro rata, until we distribute to each common unit any arrearages in payment of the minimum quarterly distribution on the common units for prior quarters;

Third, 100% to the general partner units, pro rata, until we distribute to each general partner unit the minimum quarterly distribution of $0.0675;

Fourth, 90% to the common units, pro rata, and 10% to the general partner, pro rata, until we distribute to each common unit the first target distribution of $0.1125;

Thereafter, 80% to the common units, pro rata, and 20% to the general partner units, pro rata.

Before Recapitalization		After Recapitalization
Distribution of Available Cash from Operating Surplus

subordinated units, junior subordinated units and general partner units, pro rata, until we distribute to each common unit an amount equal to the third target distribution of $0.926 (exclusive of payments of arrearages);

Thereafter, 51% to all units, pro rata, and 49% to all senior subordinated units, junior subordinated units and general partner units, pro rata.

Subordination Period

•      the “adjusted operating surplus” generated during each of the three immediately preceding non-overlapping four-quarter periods equaled or exceeded the sum of the minimum quarterly distribution on all units on a fully diluted basis; and

•      there are no arrearages in payment of the minimum quarterly distribution on the common units.

Upon the expiration of the subordination period, each senior subordinated unit and junior subordinated unit shall convert into one class B common unit and each common unit will be redesignated as a class A common unit. The main difference between the class A common units and the class B common units is that the class B common units will continue to have the right to receive incentive distributions. Based on current conditions, we do not expect the subordination period to end in the foreseeable future, since we have not been generating sufficient operating surplus to pay

Because all senior subordinated units and junior subordinated units will convert into common units, the subordination period will end. All outstanding limited partner units will be common units.

Before Recapitalization		After Recapitalization
Subordination Period
the minimum quarterly distribution and as of November 30, 2005 there were $92.5 million in arrearages on the common units and we are not currently making any distributions on our units.
Voting

Approval of a “unit majority” is required for the following:

•      the issuance of additional common units during the subordination period, with certain exceptions;

•      the issuance of units senior to the common units during the subordination period;

•      certain amendments to our partnership agreement;

•      the merger of our partnership or the sale of all or substantially all our assets; and

•      the dissolution of our partnership. A “unit majority” during the subordination period means at least a majority of outstanding common units, voting as a class, and a majority of outstanding senior subordinated units and junior subordinated units voting as a single class, in each case excluding units owned by our general partner and its affiliates. After the subordination period, a unit majority means at least a majority of the outstanding common units.

Approval of a majority of the outstanding common units, including common units owned by the general partner and its affiliates, is required for the following:

•      certain amendments to our partnership agreement;

•      the merger of our partnership or the sale of all or substantially all our assets; and

•      the dissolution of our partnership.

DESCRIPTION OF DEBT AMENDMENTS

Amendment to Revolving Credit Facility

On November 3, 2005, our heating oil segment entered into an amendment to its revolving credit facility that increased the borrowing limits by $50 million to $310 million (subject to certain borrowing base limitations and coverage ratios) for the peak winter months of December through March.

In addition, it is a condition of closing of the unit purchase agreement that we obtain the agreement of the lenders that the appointment of Kestrel Heat as our new general partner shall not constitute a change of control. Further, we will need the consent of our bank lenders to permit the heating oil segment to distribute to us funds to repurchase the minimum amount of senior notes which we are required to repurchase under our agreements with our noteholders. Our ability to repurchase these senior notes is also a condition of closing of the unit purchase agreement.

Senior Note Consent Solicitation and Tender Offer

Effective as of December 5, 2005, we entered into agreements with the consenting noteholders. The obligations of the consenting noteholders under the agreements are contingent upon the continued effectiveness of, and closing of the transactions contemplated by, the Kestrel unit purchase agreement.

The agreements with the consenting noteholders provide that:

(a)	The consenting noteholders commit to and will tender their senior notes at par in exchange for:

(i)	a pro rata portion of $60 million or, at Star Gas Partners’ option, up to approximately $73.1 million in cash (less any principal, interest and premium payments required to be reserved for payment to non-tendering noteholders in the senior notes tender offer);

(ii)	13,433,962 (subject to adjustment based on rounding) newly issued common units at a conversion price of $2.00 per unit (which new units would be acquired by certain noteholders exchanging approximately $26.9 million senior notes); and

(iii)	new senior notes representing the remaining face amount of the tendered senior notes.

The tender offer is conditioned upon closing of the transactions under the unit purchase agreement and receipt of valid tenders from holders of at least 93% of the outstanding senior notes.

(b)	The consenting noteholders will not, without the prior written consent of Star Gas Partners, sell, transfer, assign, pledge, grant an option on, grant proxies on, deposit with a voting trust, enter into a voting agreement with respect to or otherwise dispose of or encumber their senior notes, subject to the right to transfer notes to a person that becomes a signatory to the agreement.

(c)	The consenting noteholders will not “short sell” any equity securities of Star Gas Partners other than in connection with the recapitalization and will not take any action to oppose or interfere with the transactions contemplated by the unit purchase agreement, including the vote of unitholders contemplated by the unit purchase agreement.

(d)	The consenting noteholders have agreed not to:

(i)	take any action, and direct the trustee to take any action, to accelerate indebtedness due under the indenture for the senior notes; and

(ii)	initiate, or have initiated on their behalf, any litigation or proceeding with respect to the senior notes, Star Gas Partners or any act or omission of Star Gas Partners prior to the closing of the transactions under the unit purchase agreement.

(e)	The consenting noteholders will:

(i)	forbear from exercising any rights or remedies in respect of any default, breach or claim under the indenture governing the existing senior notes (“Indenture”) resulting from the sale of Star Gas Partners’ propane business in December 2004, including Star Gas Partners’ use of such proceeds to purchase working capital inventory and Star Gas Partners’ determination that “excess proceeds” (as defined in the Indenture) shall not include any amounts invested in such inventory, the granting of liens or collateral to the lenders pursuant to the credit facility and to oppose any request or attempt to assert any default under the Indenture arising from the same;

(ii)	not tender the senior notes held by such consenting noteholders in the change of control offer which will be required to be made following the closing of the transactions under the unit purchase agreement;

(iii)	consent to the amendments to the amended indenture to which Star Gas Partners and the consenting noteholders agreed (which amended indenture will eliminate restrictive covenants);

(iv)	approve the indenture for the new senior notes which will, among other things, provide a restricted payments “basket” of $22 million, provide a “basket” for acquisitions of $60 million and provide that proceeds of asset sales may not be invested in current assets for purposes of the “asset sale” covenant; and

(v)	subject to the approval of the required consenting noteholders (2/3 of the principal amount of the outstanding senior notes), waive the right to object to confirmation of a plan of reorganization in the event that Star Gas Partners files a petition for protection under Chapter 11 and to support Star Gas Partners’ Chapter 11 plan.

(f)	Following the termination of the Kestrel unit purchase agreement (other than as a result of a failure to obtain a favorable unitholder vote or because the board of directors of Star Gas accepts a superior proposal), certain of the noteholders will have the right, at the option of such noteholders, to “step into” the Kestrel transaction and effect the Kestrel transaction with Star Gas Partners.

Certain of the noteholders agreements provide that the consenting noteholders retain the right to not exchange their notes for common units if a material adverse change occurs to Star Gas Partners prior to the exchange offer. In such event, the senior notes held by such consenting noteholders which would have been exchanged for common units would be subject to Star Gas Partners right, for the life of the notes, to call the notes at par.

The agreements with the consenting noteholders provide for the termination of its provisions in the event that the unit purchase agreement is no longer in effect, in the event that the unit purchase agreement has not closed by April 30, 2006, or in the event that the required consenting noteholders have consented to the commencement of Chapter 11 proceedings in accordance with Section 12(a) of the agreement, in which case the agreement will terminate 120 days after the filing for Chapter 11 protection, or such other date as the consenting noteholders agree.

Star Gas Partners has also entered into backstop agreements with two of the noteholders under which such noteholders each agreed to subscribe for 50% of the common units that are not subscribed for by other noteholders in connection with the exchange of approximately $26.9 million in senior notes for 13,433,962 (subject to adjustment based on rounding) common units. Star Gas Partners has further agreed to enter into a registration rights agreement with noteholders who, upon consummation of the tender offer, own 10% or more of the then outstanding common units, or provide an opinion of counsel that no such registration is required for the sale of the new units.

We intend to commence the tender/exchange offer and consent solicitation for the senior notes promptly following the mailing of this proxy statement.

The closing of the recapitalization will be deemed a “change of control” under the indenture for our senior notes. Consequently, we will be required to make an offer to repurchase any senior notes that are not otherwise tendered in the senior notes tender offer at a purchase price equal to 101% of their face value. As of the date of this proxy statement, the holders of an aggregate of approximately $15.3 million in senior notes have not yet agreed to tender their notes in the tender offer. The principal amount of any senior notes, plus any interest and premium payments that we are required to make in respect of senior notes tendered for repurchase in the change of control repurchase offer, will reduce on a dollar-for-dollar basis the amount of senior notes that we shall repurchase for cash in connection with the closing of the recapitalization.

UNIT OWNERSHIP

The following table shows the beneficial ownership as of January 23, 2006 of common units, senior subordinated units, junior subordinated units and general partner units by:

(1)	Star Gas LLC and certain beneficial owners;

(2)	each of the named executive officers and directors of Star Gas LLC;

(3)	all directors and executive officers of Star Gas LLC as a group; and

(4)	each person Star Gas Partners knows to hold 5% or more of Star Gas Partners’ units.

Except as indicated, the address of each person is c/o Star Gas Partners, L.P. at 2187 Atlantic Street, Stamford, Connecticut 06902-0011.

	Common Units		Senior Subordinated Units				Junior Subordinated Units		General Partner Units(a)
Name	Number	Percentage	Number		Percentage		Number	Percentage	Number		Percentage
Star Gas LLC	—	—%	29,133		*	%	—	—%	325,729		100%
Irik P. Sevin	33,000	*	300,609	(b)	8.8		53,426	15.5	325,729	(b)	100
Audrey L. Sevin	6,000	*	42,829	(b)	1.3		153,131	44.3	325,729	(b)	100
Hanseatic Americas, Inc.	—	—	29,133	(b)	*		138,807	40.2	325,729	(b)	100
Paul Biddelman	—	—	8,057		*		—	—	—		—
William P. Nicoletti	—	—	5,252		*		—	—	—		—
Stephen Russell	—	—	5,252		*		—	—	—		—
Richard F. Ambury	2,125	*	—		—		—	—	—		—
Joseph P. Cavanaugh	—	*	—		—		—	—	—		—
Daniel P. Donovan	—	—	—		—		—	—	—		—
All officers and directors and Star Gas LLC as a group (11 persons)	35,125	*	290,037		8.6%		53,426	16.4%	325,729		100%
Third Point Management Company LLC(c)	2,000,000	6.2%
Dalal Street, Inc.(d)	1,802,926	5.4
Lime Capital Management LLC(e)	1,690,100	5.3
Atticus Capital LLC(f)	1,749,000	5.4

(a)	For purpose of this table, the number of General Partner Units is deemed to include the 0.01% equity partner interest in Star/Petro.
(b)	Assumes each of Star Gas LLC owners may be deemed to beneficially own all of Star Gas LLC’s general partner units and senior subordinated units, however, they disclaim beneficial ownership of these units, except to the extent of their proportionate interest therein. The membership interests in Star Gas LLC are owned by its members in the following proportions: Audrey Sevin—44.2580%; Irik Sevin—15.6363%; and Hanseatic Americas, Inc.—40.1057%.
(c)	According to a Schedule 13G filed with the SEC on November 11, 2004, Third Point Management Company L.L.C. (“Third Point”) is a Delaware limited liability company, which serves as investment manager or adviser to a variety of hedge funds and managed accounts with respect to Common Units directly owned by the funds and accounts. Mr. Daniel S. Loeb is the managing director of Third Point and controls its business activities with respect to the Common Units. Third Point’s address is 360 Madison Avenue, New York, NY 10017.
(d)	According to a Schedule 13G filed with the SEC on January 21, 2005, Dalal Street, Inc. and Mr. Mohnish Prabai in his capacity as chief executive officer of Dalal Street, Inc., have the shared power to vote or to direct the vote and the shared power to dispose or direct the disposition of the common units owned by The Pabrai Investment Fund II, L.P.; Pabrai Investment Fund 3, Ltd.; Pabrai Investment Fund IV, L.P.; Dalal Street, Inc.; and Mohnish Prabai. Their address is 17 Spectrum Point Drive, Suite 503, Lake Forest, CA 92630.

(e)	According to a Schedule 13G filed with the SEC on April 29, 2005, includes 1,156,050 common units beneficially owned by Lime Capital Management LLC and 534,050 common units beneficially owned by Lime Capital Management Administrators LLC, an affiliate of Lime Capital Management LLC, for which Lime Capital Management LLC disclaims beneficial ownership. Lime Capital Management LLC is the investment manager and a managing member of Lime Fund LLC. Lime Capital Management Administrators LLC is the investment manager of Lime Overseas Fund Ltd. and a managing member of Lime Fund LLC. Gregory E. Bylinsky and Mark Gorton are the managing members of Lime Capital Management LLC and Lime Capital Management Administrators LLC. The principal business office address of each of Lime Capital Management LLC, Lime Capital Management Administrators LLC, Lime Fund LLC, Gregory E. Bylinsky and Mark Gorton is 377 Broadway, 11th Floor, New York, New York 10013. The principal business office address of Lime Overseas Fund is c/o Meridian Corporate Services Limited, P.O. Box HM 528, 73 Front Street, Hamilton, HM CX, Bermuda.
(f)	According to a Schedule 13G filed with the SEC on May 6, 2005, Atticus Capital LLC and Timothy R. Barakett share voting and disposition power with respect to the common units listed above. Their address is 152 West 57th Street, 45th Floor, New York, NY 10019.
*	Amount represents less than 1%.

DESCRIPTION OF COMMON UNITS

The common units have been registered under the Exchange Act and we are subject to the reporting and certain other requirements of the Exchange Act. We are required to file periodic reports containing financial and other information with the SEC.

Purchasers of common units may hold their common units in nominee accounts, provided that the broker, or other nominee, executes and delivers a transfer application and becomes a limited partner. We will be entitled to treat the nominee holder of a common unit as the absolute owner of that unit, and the beneficial owner’s rights will be limited solely to those that it has against the nominee holder.

The Rights of Unitholders

Generally, the common units represent limited partner interests, which entitle the holders of those units to participate in our distributions and exercise the rights or privileges available to limited partners under the partnership agreement. For a description of the relative rights and preferences of holders of common units in and to our distributions, see “Cash Distribution Policy.”

Transfer Agent and Registrar

We have retained LaSalle Bank National Association as registrar and transfer agent for the common units. The transfer agent receives a fee from us for serving in these capacities. All fees charged by the transfer agent for transfers of common units will be borne by us and not by the holders of common units, except that fees similar to those customarily paid by stockholders for surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges, special charges for services requested by a holder of a common unit and other similar fees or charges will be borne by the unitholder. There will be no charge to holders for disbursements of cash distributions. We will indemnify the transfer agent, its agents and each of their shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities as transfer agent, except for any liability due to any negligence, gross negligence, bad faith or intentional misconduct of the indemnified person or entity.

The transfer agent may resign, or be removed by us. If no successor is appointed within 30 days, the general partner may act as the transfer agent and registrar until a successor is appointed.

Obligations and Procedures for the Transfer of Units

Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations. Any transfers of a common unit will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a transfer application. By executing and delivering a transfer application, the transferee of common units does the following:

•	becomes the record holder of those units and shall be constituted as an assignee until admitted into Star Gas Partners as a substituted limited partner;

•	automatically requests admission as a substituted limited partner in Star Gas Partners;

•	agrees to be bound by the terms and conditions of, and executes, the partnership agreement;

•	represents that the transferee has the capacity, power and authority to enter into the partnership agreement;

•	grants powers of attorney to the general partner and any liquidator of Star Gas Partners as specified in the partnership agreement; and

•	makes the consents and waivers contained in the partnership agreement.

An assignee will become a substituted limited partner of Star Gas Partners for the transferred common units upon satisfaction of the following two conditions:

•	the consent of the general partner, which may be withheld for any reason in its sole discretion; and

•	the recording of the name of the assignee on the books and records of Star Gas Partners.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in Star Gas Partners for the transferred common units. A purchaser or transferee of common units who does not execute and deliver a transfer application obtains only the following rights:

•	the right to assign the common unit to a purchaser or other transferee; and

•	the right to transfer the right to seek admission as a substituted limited partner in Star Gas Partners for the transferred common units.

Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application will not receive cash distributions, unless the common units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a transfer application for those common units. In addition, such purchaser or transferee may not receive some federal income tax information or reports furnished to record holders of common units. The transferor of common units will have a duty to provide the transferee with all information that may be necessary to obtain registration of the transfer of the common units, but a transferee agrees, by acceptance of the certificate representing common units, that the transferor will not have a duty to insure the execution of the transfer application by the transferee and will have no liability or responsibility if the transferee neglects or fails to execute and forward the transfer application to the transfer agent.

Unit Purchase Rights

Each common unit and each other partnership security consisting of a unit of limited or general partnership interest includes a right to purchase from us a Class A common unit at an exercise price of $80.00 per unit, subject to adjustment. The rights, which we refer to as the “2001 rights,” are different than the rights that would be issued under the proposed rights offering that is discussed above. The 2001 rights are issued pursuant to a rights agreement dated as of April 17, 2001, as amended, between us and American Stock Transfer & Trust Company, as rights agent. We have summarized selected portions of the rights agreement and the 2001 rights below. For a complete description of the 2001 rights, we encourage you to read the summary below and the rights agreement, which we have filed as an exhibit to our Annual Report on Form 10-K, attached to this proxy statement as Annex C.

Detachment of 2001 Rights; Exercisability

The 2001 rights are attached to all certificates representing our currently outstanding units and will attach to all unit certificates we issue prior to the “distribution date.” That date will occur, except in some cases, on the earlier of:

•	ten days following a public announcement that a person or group of affiliated or associated persons, who we refer to collectively as an “acquiring person,” has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of either our outstanding common units or the aggregate of our outstanding senior subordinated units and junior subordinated units, or

•	ten business days following the start of a tender offer or exchange offer that would result in a person becoming an acquiring person.

Our general partner may defer the distribution date in some circumstances. Also, some inadvertent acquisitions of our units will not result in a person becoming an acquiring person if the person promptly divests itself of sufficient units.

Until the distribution date:

•	unit certificates will evidence the 2001 rights,

•	the 2001 rights will be transferable only with those certificates,

•	new unit certificates will contain a notation incorporating the rights agreement by reference, and

•	the surrender for transfer of any unit certificate will also constitute the transfer of the 2001 rights associated with the units represented by the certificate.

The 2001 rights are not exercisable until the distribution date and will expire at the close of business on April 16, 2011, unless we redeem or exchange them at an earlier date as described below.

As soon as practicable after the distribution date, the rights agent will mail certificates representing the 2001 rights to holders of record of units as of the close of business on the distribution date. From that date on, only separate rights certificates will represent the 2001 rights. We will issue 2001 rights with all units issued prior to the distribution date. We will also issue 2001 rights with units issued after the distribution date in connection with some employee benefit plans or upon conversion of some securities. Except as otherwise determined by our board of directors, we will not issue 2001 rights with any other units issued after the distribution date.

Flip-In Event

A “flip-in event” will occur under the rights agreement when a person becomes an acquiring person otherwise than pursuant to a “permitted offer.” The rights agreement defines “permitted offer” as a tender or exchange offer for all outstanding units at a price and on terms that our general partner determines to be fair to and otherwise in the best interests of our unitholders.

If a flip-in event occurs, each 2001 right, other than any 2001 right that has become null and void as described below, will become exercisable to receive the number of common units, or in some specified circumstances, cash, property or other securities, which has a “current per unit market price” equal to two times the exercise price of the 2001 right. Please refer to the rights agreement for the definition of “current per unit market price.”

Flip-Over Event

A “flip-over event” will occur under the rights agreement when, at any time from and after the time a person becomes an acquiring person:

•	we are acquired or we acquire such person in a merger or other business combination transaction, other than specified mergers that follow a permitted offer, or

•	50% or more of our assets, cash flow or earning power is sold, leased or transferred.

If a flip-over event occurs, each holder of a 2001 right, except 2001 rights that are voided as described below, will thereafter have the right to receive, on exercise of the 2001 right, a number of common units or equivalent securities of the acquiring company that has a current market price equal to two times the exercise price of the 2001 right.

When a flip-in event or a flip-over event occurs, all 2001 rights that then are, or under the circumstances the rights agreement specifies previously were, beneficially owned by an acquiring person or specified related parties will become null and void in the circumstances the rights agreement specifies.

Common Units

After the distribution date and following the end of the subordination period, each 2001 right will entitle the holder to purchase common units.

Anti-dilution

The number of 2001 rights associated with a unit, the number of common units issuable upon exercise of a 2001 right and the exercise price of the 2001 right are subject to adjustment in the event of a unit distribution on, or a subdivision, combination or reclassification of, our common units occurring prior to the distribution date. The exercise price of the 2001 rights and the number of common units or other securities or property issuable on exercise of the 2001 rights are subject to adjustment from time to time to prevent dilution in the event of some specified transactions affecting the common units.

With some exceptions, we will not be required to adjust the exercise price of the 2001 rights until cumulative adjustments amount to at least 1% of the exercise price. The rights agreement also will not require us to issue fractional common units and, in lieu thereof, we will make a cash payment based on the market price of the common units.

Redemption of 2001 Rights

At any time until the time a person becomes an acquiring person, we may redeem the 2001 rights in whole, but not in part, at a price of $0.01 per right, payable, at our option, in cash, securities or such other consideration as our general partner may determine. Upon such redemption, the 2001 rights will terminate and the only right of the holders of 2001 rights will be to receive the $0.01 redemption price.

Exchange of 2001 Rights

At any time after the occurrence of a flip-in event and prior to a person’s becoming the beneficial owner of 50% or more of our outstanding units or the occurrence of a flip-over event, we may exchange the rights, other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void, in whole or in part, at an exchange ratio of one Class A common unit, and/or other equity securities deemed to have the same value as one Class A common unit, per right, subject to adjustment.

Substitution

If we have an insufficient number of authorized common units available to permit an exercise or exchange of 2001 rights upon the occurrence of a flip-in event, we may substitute other specified types of property for common units so long as the total value received by the holder of the 2001 rights is equivalent to the value of the common units that the unitholder would otherwise have received. We may substitute cash, property, equity securities or debt, reduce the exercise price of the 2001 rights or use any combination of the foregoing.

No Rights as a Unitholder; Taxes

Until a 2001 right is exercised, a holder of 2001 rights will have no rights to vote or receive distributions or any other rights as a holder of our units. Unitholders may, depending upon the circumstances, recognize taxable income in the event that the 2001 rights become exercisable for our common units, or other consideration, or for the common units or equivalent securities of the acquiring company or are exchanged as described above.

Amendment of Terms of 2001 Rights

Our general partner may amend any of the provisions of the rights agreement, other than some specified provisions relating to the principal economic terms of the 2001 rights and the expiration date of the 2001 rights, at any time prior to the time a person becomes an acquiring person. Thereafter, our general partner may only amend the rights agreement in order to cure any ambiguity, defect or inconsistency or to make changes that do not materially and adversely affect the interests of holders of the 2001 rights, excluding the interests of any acquiring person.

Rights Agent

American Stock Transfer & Trust Company serves as rights agent with regard to the 2001 rights.

Antitakeover Effects

The 2001 rights will have anti-takeover effects. They will cause substantial dilution to any person or group that attempts to acquire us without the approval of our general partner. As a result, the overall effect of the 2001 rights may be to make more difficult or discourage any attempt to acquire us even if such acquisition may be favorable to the interests of our unitholders. Because our general partner can redeem the 2001 rights or approve a permitted offer, the 2001 rights should not interfere with a merger or other business combination approved by our general partner.

First Amendment to Rights Agreement

Effective as of December 2, 2005, we entered into an amendment to the rights agreement that provides that notwithstanding anything contained in the rights agreement to the contrary, Kestrel, Kestrel Heat, M2 and their affiliates or associates shall not become or be an acquiring person solely by virtue of either:

(i)    the execution, delivery and performance of either the unit purchase agreement or the ancillary documents (as defined in the unit purchase agreement); or

(ii)    the consummation of the transaction (as defined in the unit purchase agreement);

unless and until such time as any such person together with its respective affiliates and associates, is then the beneficial owner of 15% or more of the common units then outstanding (including, without limitation, by virtue of beneficial ownership referenced in clause (i) or (ii) above) and either (1) such person shall then purchase or otherwise become (as a result of actions taken by such person or its affiliates or associates) the beneficial owner of additional common units more than 1% of the common units then outstanding or otherwise than as permitted by the unit purchase agreement and ancillary documents or (2) any other person who is the beneficial owner of more than 1% of the common units then outstanding shall become an affiliate or associate of Kestrel, Kestrel Heat or M2.

Article 20 of Second Amended and Restated Agreement of Limited Partnership

Article 20 of the second amended and restated agreement of limited partnership, is substantially the same as Section 203 of the Delaware General Corporation Law.

Article 20 prohibits an “interested holder,” which is defined generally as a person or group owning 15% or more of the partnership’s outstanding units, but excluding Kestrel Heat and any of its affiliates or associates, from engaging in a “business combination” with the partnership for three years following the date such person became an interested holder unless:

(i)    Before such person or group became an interested holder, the general partner approved either the transaction in which the interested holder became an interested holder or the proposed business combination;

(ii)    Upon consummation of the transaction that resulted in the interested holder becoming an interested holder, the interested holder owns at least 85% of the outstanding units at the time the transaction commenced (excluding units held by the general partner and its affiliates); or

(iii)    Following the transaction in which such person or group became an interested holder, the business combination is approved by the general partner and authorized at a meeting of the unitholders by the affirmative vote of the holders of two-thirds of the outstanding units that are not owned by the interested holder.

CASH DISTRIBUTION POLICY

The following description gives effect to the adoption of the second amended and restated agreement of limited partnership. For information concerning our cash distribution policy under our partnership agreement, as currently in effect, see “Amendments to the Partnership Agreement.”

General Description of Cash Distribution

There will be no mandatory distributions of available cash by us through the fiscal quarter ending September 30, 2008. Thereafter, in general, we intend to distribute to our partners on a quarterly basis, all of our available cash, if any, in the manner described below. “Available cash” generally means, for any of our fiscal quarters, all cash on hand at the end of that quarter, less the amount of cash reserves that are necessary or appropriate in the reasonable discretion of the general partner to:

(1)	provide for the proper conduct of our business;

(2)	comply with applicable law, any of our debt instruments or other agreements; or

(3)	provide funds for distributions to the common unitholders during the next four quarters, in some circumstances.

Cash distributions will be characterized as distributions from either operating surplus or capital surplus. This distinction affects the amounts distributed among different classes of units. See “—Quarterly Distributions of Available Cash.”

Operating surplus generally means:

(1)	$22 million, plus all of our cash on the date of closing of the recapitalization, plus all of our cash receipts, excluding cash receipts that constitute capital surplus, that are generated after the closing of the recapitalization; less

(2)	all of our operating expenses, debt service payments, maintenance capital expenditures and reserves established for future operations and certain amounts expended to repurchase common units after the closing of the recapitalization.

Capital surplus is generally generated only by borrowings other than for working capital purposes, sales of debt and equity securities and sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets, all as disposed of in the ordinary course of business.

All available cash distributed from any source will be treated as distributed from operating surplus until the sum of all available cash distributed since the closing date of the recapitalization equals the operating surplus as of the end of the quarter before that distribution. This method of cash distribution avoids the difficulty of trying to determine whether available cash is distributed from operating surplus or capital surplus. Any excess available cash, irrespective of its source, will be deemed to be capital surplus and distributed accordingly.

If capital surplus is distributed on each common unit issued and outstanding on the date of closing of the recapitalization in an aggregate amount per unit equal to $2.00 per common unit, the distinction between operating surplus and capital surplus will cease. All distributions after that date will be treated as from operating surplus. The general partner does not expect that there will be significant distributions from capital surplus.

Quarterly Distributions of Available Cash

Except for the limitations and prohibitions on distributions discussed below, commencing with the fiscal quarter ending December 31, 2008, we will make distributions to our partners for each of our fiscal quarters before liquidation in an amount equal to all of our available cash for that quarter. Distributions will be made approximately 45 days after each March 31, June 30, September 30 and December 31, to holders of record on the applicable record date.

Distributions of Available Cash from Operating Surplus

Distributions of available cash from operating surplus will be made in the following manner:

(1)	First, 100% to all common units, pro rata, until there has been distributed to each common unit an amount equal to the minimum quarterly distribution of $0.0675 for that quarter.

(2)	Second, 100% to all common units, pro rata, until there has been distributed to each common unit an amount equal to any arrearages in the payment of the minimum quarterly distribution for prior quarters.

(3)	Third, 100% to all general partner units, pro rata, until there has been distributed to each general partner unit an amount equal to the minimum quarterly distribution.

(4)	Fourth, 90% to all common units, pro rata, and 10% to all general partner units, pro rata, until each common unit has received the first target distribution of $0.1125.

(5)	Thereafter, 80% to all common units, pro rata, and 20% to all general partner units, pro rata.

Distributions from Capital Surplus

Distributions of available cash from capital surplus will be made 100% on all units, pro rata, until each common unit that was issued and outstanding on the closing date of the recapitalization receives distributions equal to $2.00. This was the unit price paid by Kestrel and, thereafter, all distributions from capital surplus will be distributed as if they were from operating surplus.

When a distribution is made from capital surplus, it is treated as if it were a repayment of the $2.00 unit price paid in the recapitalization. To reflect repayment, the minimum quarterly distribution and the first target distribution will be adjusted downward by multiplying each amount by a fraction. This fraction is determined as follows: the numerator is the unrecovered initial unit price immediately after giving effect to the repayment and the denominator is the unrecovered initial unit price immediately before the repayment. For example, based on the unrecovered initial unit price of $2.00 per unit and assuming available cash from capital surplus of $1.00 per unit is distributed on all common units outstanding on the closing date of the recapitalization, then the amount of the minimum quarterly distribution and the target distribution levels would each be reduced to 50% of its initial level.

A “payback” of the initial unit price from the recapitalization occurs when the unrecovered initial unit price is zero. At that time, the minimum quarterly distribution and the first target distribution levels each will have been reduced to zero. All distributions of available cash from all sources after that time will be treated as if they were from operating surplus. Because the minimum quarterly distribution and the first target distribution level will have been reduced to zero, the holders of the general partner units will then be entitled to receive 20% of all distributions of available cash, after distributions for cumulative common unit arrearages.

Distributions from capital surplus will not reduce the minimum quarterly distribution or the first target distribution level for the quarter in which they are distributed.

Adjustment of Minimum Quarterly Distribution and First Target Distribution Level

In addition to adjustments made upon a distribution of available cash from capital surplus, the following will each be proportionately adjusted upward or downward, as appropriate, if any combination or subdivision of units should occur:

(1)	the minimum quarterly distribution;

(2)	the first target distribution;

(3)	the unrecovered initial unit price; and

(4)	other amounts calculated on a per unit basis.

However, no adjustment will be made by reason of the issuance of additional units for cash or property. For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the first target distribution and the unrecovered initial unit price would each be reduced to 50% of its initial level.

The minimum quarterly distribution and first target distribution may also be adjusted if legislation is enacted or if existing law is modified or interpreted in a manner that causes us to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes. In this event, the minimum quarterly distribution and first target distribution for each quarter after that time would be reduced to amounts equal to the product of:

(1)	the minimum quarterly distribution or first target distribution; multiplied by

(2)	one minus the sum of:

(x) the highest marginal federal corporate income tax rate to which we are then subject as an entity; plus

(y) any increase in the effective overall state and local income tax rate to which we are subject as a result of the new imposition of the entity level tax, after taking into account the benefit of any deduction allowable for federal income tax purposes for the payment of state and local income taxes, but only to the extent of the increase in rates resulting from that legislation or interpretation.

For example, assuming we are not previously subject to state and local income tax, if we were to become taxable as an entity for federal income tax purposes and we became subject to a maximum marginal federal, and effective state and local, income tax rate of 38%, then the minimum quarterly distribution and the first target distribution level would each be reduced to 62% of the amount thereof immediately before the adjustment.

The minimum quarterly distribution and first target distribution may also be adjusted in connection with the occurrence of certain events under our unit purchase rights agreement.

Distributions of Cash Upon Liquidation

Following the beginning of the dissolution and liquidation, assets will be sold or otherwise disposed of and the partners’ capital account balances will be adjusted to reflect any resulting gain or loss. The proceeds of liquidation will first be applied to the payment of our creditors in the order of priority provided in the partnership agreement and by law and, thereafter, be distributed on the units in accordance with respective capital account balances, as so adjusted.

Partners are entitled to liquidation distributions in accordance with capital account balances. Although operating losses are allocated on all units pro rata, the allocations of gains attributable to liquidation are intended to favor the holders of outstanding common units over the holders of all other outstanding units, to the extent of the unrecovered initial unit price plus any cumulative common unit arrearages. However, no assurance can be given that there will be sufficient gain upon liquidation of Star Gas Partners to enable the holders of common units to fully recover their unrecovered initial unit price and arrearages.

Any gain, or unrealized gain attributable to assets distributed in kind, will be allocated to the partners in the following manner:

•	First, to the partners that have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	Second, 100% to all common units, until the capital account for each common unit is equal to the unrecovered initial unit price, plus the amount of the minimum quarterly distribution for the fiscal quarter during which the dissolution occurs, plus any then existing common unit arrearages;

•	Third, 100% to all general partner units until the capital account for each general partner unit is equal to the unrecovered initial unit price, plus the amount of the minimum quarterly distribution for the fiscal quarter during which the dissolution occurs;

•	Fourth, 90% to all common units, pro rata, and 10% to general partner units, pro rata, until there has been allocated under this clause an amount per common unit equal to (a) the excess of the first target distribution per common unit over the minimum quarterly distribution per common unit for each quarter of our existence, less (b) the amount per common unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution but not in excess of the first target distribution for each quarter of our existence;

•	Thereafter, 80% to all common units, pro rata, and 20% to all general partner units, pro rata.

Any loss or unrealized loss will be allocated to the general partner units and the common units, pro rata, in proportion to the positive balances in their capital accounts, until the positive balances in those capital accounts have been reduced to zero and thereafter to the general partner units.

Interim adjustments to capital accounts will be made at the time we issue additional interests or make distributions of property. These adjustments will be based on the fair market value of the interests issued or the property distributed and any gain or loss resulting from the adjustments will be allocated to the unitholders in the same manner as gain or loss is allocated upon liquidation.

INCORPORATION BY REFERENCE

The following sections from Star Gas Partners’ Annual Report on Form 10-K for the fiscal year ended September 30, 2005, which is attached hereto as Annex C, are hereby incorporated into the proxy statement by this reference:

Item	Description

1A	Risk Factors

3	Legal Proceedings—Litigation

5	Market for the Registrant’s Units and Related Matters

6	Selected Historical Financial and Operating Data

7	Management’s Discussion and Analysis of Financial Condition and Results of Operations

7A	Quantitative and Qualitative Disclosures about Market Risk

8	Financial Statements and Supplementary Data

OTHER MATTERS

Representatives of KPMG LLP, the independent registered public accounting firm of Star Gas Partners, are expected to attend the special meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by unitholders.

If other matters are properly presented at the special meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we did not know of any other matters to be raised at the special meeting.

The Board of Directors of

Star Gas LLC, the general partner of

Star Gas Partners, L.P.

January 24, 2006

UNAUDITED CONDENSED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet of Star Gas Partners as of September 30, 2005 reflects our financial position after giving effect to the recapitalization which includes (i) receipt of $50.0 million in cash from the sale of 25.0 million common units at $2.00 per unit, (ii) conversion of the senior subordinated units and junior subordinated units into common units at an exchange rate of 1.00 to 1.00, (iii) repurchase for cash approximately $73.1 million of senior notes (assuming full noteholder participation in the senior notes tender offer) and (iv) conversion of approximately $26.9 million of senior notes into 13,433,962 (subject to adjustment based on rounding) common units at $2.00 per unit.

As of the date of this proxy statement, the holders of approximately $15.3 million in face amount of senior notes had not yet agreed to exchange their notes in the tender offer. The principal amount of any senior notes, plus any interest and premium payments that we are required to make in respect of senior notes tendered for repurchase in the change of control repurchase offer, will reduce on a dollar-for-dollar basis the amount of senior notes that we shall repurchase for cash in connection with the closing of the recapitalization. Thus, if none of these noteholders participate in the senior notes tender offer and none tender their notes in connection with the subsequent change of control repurchase offer, the amount of senior notes that we would repurchase for cash in connection with the recapitalization would be at least approximately $44.4 million but not more than approximately $57.5 million.

The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2005 assumes the aforementioned transaction took place on October 1, 2004 and is based on our operations for the year ended September 30, 2005.

The unaudited pro forma condensed consolidated financial statements have been prepared by us based upon assumptions deemed appropriate by us. These statements are not necessarily indicative of future financial position or results of operations or of the actual results that would have occurred had the recapitalization been in effect as of the dates presented. The unaudited pro forma consolidated financial statements should be read in conjunction with our financial statements and related notes as reported in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

Page 82	Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2005

Page 83	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 2005

Page 83	Explanatory notes to unaudited pro forma condensed consolidated financial statements

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL INFORMATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)	Historical Sept. 30, 2005	Pro Forma Adjustments		Pro Forma Sept. 30, 2005
ASSETS
Current Assets
Cash and cash equivalents	$99,148	$(30,913	)(a)	$68,235
Receivables, net of allowance of $8,433	89,703			89,703
Inventories	52,461			52,461
Prepaid expenses and other current assets	70,120			70,120

Total current assets	311,432	(30,913)		280,519

Property and equipment, net	50,022			50,022
Long-term portion of accounts receivables	3,788			3,788
Goodwill	166,522			166,522
Intangibles, net	82,345			82,345
Deferred charges and other assets, net	15,152	(2,313	)(b)	12,839

Total assets	$629,261	$(33,226)		$596,035

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$19,780			$19,780
Working capital facility borrowings	6,562			6,562
Current maturities of long-term debt	796			796
Accrued expenses	56,580	(1,281	)(c)	55,299
Unearned service contract revenue	36,602			36,602
Customer credit balances	65,287			65,287

Total current liabilities	185,607	(1,281)		184,326

Long-term debt	267,417	(100,876	)(d)	166,541
Other long-term liabilities	31,129			31,129

Partners’ capital	145,108	68,931	(e)	214,039

Total liabilities and partners’ capital	$629,261	$(33,226)		$596,035

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA FINANCIAL INFORMATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per unit data)	Historical Sept. 30, 2005	Pro Forma Adjustments		Pro Forma Sept. 30, 2005
Sales:
Product	$1,071,270			$1,071,270
Installation and service	188,208			188,208

Total sales	1,259,478			1,259,478
Cost and expenses:
Cost of product	786,349			786,349
Cost of installations and service	197,430			197,430
Delivery and branch expenses	231,581			231,581
Depreciation and amortization expenses	35,480			35,480
General and administrative expenses	43,418			43,418
Goodwill impairment charge	67,000			67,000

Operating income (loss)	(101,780)			(101,780)
Interest expense	(36,152)	10,136	(f)	(26,016)
Interest Income	4,314	(885	)(g)	3,429
Amortization of debt issuance costs	(2,540)	310	(h)	(2,230)
Gain (loss) on redemption of debt	(42,082)			(42,082)

Loss from continuing operations before income taxes	(178,240)	9,561		(168,679)
Income tax expense	696			696

Loss from continuing operations	$(178,936)	$9,561		$(169,375)

General Partners’ interest in loss from continuing operations	$(1,614)	$874		$(740)

Limited Partners’ interest in loss from continuing operations	$(177,322)	$8,687		$(168,635)

Basic and diluted loss from continuing operations per Limited Partner Unit	$(4.95)			$(2.27)

Weighted average number of Limited Partner units outstanding:
Basic and Diluted	35,821	38,434		74,255

Explanatory Notes:

(a)	As a result of the recapitalization, cash decreases by $30.9 million. The components of the change are as follows:

(in thousands)
Net Change in Cash
Proceeds from the sale of 25,000 common units	$50,000
10.25% senior notes repurchased	(73,132)
Costs associated with the transaction	(6,500)
Payment of accrued interest	(1,281)

Net decrease in cash	$(30,913)

Pursuant to the tender offer for the senior notes, we must offer to exchange for cash at least $60 million of the senior notes but not more than approximately $73.1 million (reduced by principal, interest and premium payments required to be offered to non-tendering holders of senior notes in a change of control repurchase offer). We intend to repurchase approximately $73.1 million of the senior notes, subject to cash availability at the time of closing. If we tender for $60.0 million of the senior notes, the decrease in cash would be $17.6 million. We have reached an agreement with the holders of $249.7 million of senior notes to participate in the senior notes tender offer. Currently, we do not know whether the holders of the $15.3 million balance of the senior notes will participate in the tender offer. If the holders of the $15.3 million of senior notes do not participate in the tender offer, we will tender for $57.8 million in senior notes. For those senior notes that are not tendered to us, we have an obligation under the change of control provision of our indenture to offer to repurchase such notes at 101% of face value (the “change of control repurchase offer”). If the $15.3 million in senior notes accept our change of control repurchase offer, we will pay a prepayment penalty of $0.2 million. Furthermore, if these $15.3 million in senior notes do not accept our change of control repurchase offer, the decrease in cash would be $15.4 million.

(b)	Represents the elimination of unamortized debt issuance costs relating to the senior notes. If we tender for $60.0 million of senior notes, the write-off of unamortized debt issuance costs would be $2.0 million. If we tender for $57.8 million of senior notes and $15.3 million of senior notes do not participate in the tender offer and if the $15.3 million in senior notes do not accept our change of control repurchase offer, the write-off of unamortized debt issuance costs would be $2.0 million.

(c)	Represents accrued interest on the retirement of $100.0 million in senior notes, $73.1 million for cash in the tender offer and $26.9 million exchanged for equity. If we tender for $60 million of senior notes, accrued interest would decline by $1.1 million. If we tender for $57.8 million of senior notes and $15.3 million of senior notes do not participate in the tender offer and if the $15.3 million in senior notes do not accept our change of control repurchase offer, accrued interest would decline by $1.1 million.

(d)	Represents the repurchase of approximately $73.1 million in senior notes, the exchange of approximately $26.9 million face value of senior notes into common units at $2.00 per unit and a reduction in debt premium of $0.9 million. If we tender for $60 million of senior notes, long-term debt would decrease by $87.7 million, including $0.8 million in debt premiums. If we tender for $57.8 million of senior notes and $15.3 million of senior notes do not participate in the tender offer and if the $15.3 million in senior notes do not accept our change of control repurchase offer, long-term debt would decrease by $85.4 million, including $0.7 million in debt premiums.

(e)	As a result of the recapitalization, Partners’ capital increases by $68.9 million. The components of the change are as follows:

(in thousands)
Proceeds from the sale of common units	$50,000
Exchange of debt for equity	26,868
Write-off of deferred charges	(2,313)
Unamortized debt premium	876
Transaction expenses	(6,500)

Net increase in Partners’ capital	$68,931

If we tender for $60 million of senior notes, Partners’ capital would increase by $69.2 million as write-off of deferred charges would be less by $0.3 million and write-off of the unamortized debt premium would be less by $0.1 million. If we tender for $57.8 million of senior notes, Partners’ capital would increase by $69.2 million as write-off of deferred charges would be less by $0.4 million and write-off of the unamortized debt premium would be less by $0.1 million.

As a result of the recapitalization, we will record a loss of $1.4 million on the early extinguishment of debt, as the write-off of unamortized deferred charges of $2.3 million is reduced by the write-off of unamortized debt premium of $0.9 million. These pro forma financial statements assume that approximately $26.9 million of senior notes are converted into 13,433,962 common units at $2.00 per unit. If the market price of our common units differs at the time of conversion, the loss on early extinguishment of debt will be adjusted. For example, if the market value of our common units is $1.75 per unit, the loss will be reduced by

$3.4 million. Conversely, if the market value of our common units is $2.25 per unit, the loss will be increased by $3.4 million.

(f)	Reflects the reduction to interest expense of $10.2 million due to the recapitalization and a reduction in the amortization of a net debt premium of $0.1 million. If we tender for $60 million of senior notes and exchange $26.9 million of senior notes for equity, interest expense would decline by $8.8 million. If we tender for $57.8 million of senior notes and $15.3 million of senior notes do not participate in the tender offer and if the $15.3 million in senior notes do not accept our change of control repurchase offer (and we exchange $26.9 million of senior notes into equity), interest expense would decline by $8.7 million.

(g)	Reflects the reduction to interest income of $0.9 million from the use of cash to partially fund the repurchase of the senior notes. If we tender for $60 million of senior notes and exchange $26.9 million of senior notes for equity, interest income would decline by $0.5 million. If we tender for $57.8 million of senior notes and $15.3 million of senior notes do not participate in the tender offer and if the $15.3 million in senior notes do not accept our change of control repurchase offer (and we exchange $26.9 million of senior notes into equity), interest income would decline by $0.4 million.

(h)	Reflects the reduction to amortization of debt issuance costs of $0.3 million relating to the repurchase and exchange of $100.0 million in senior notes. If we tender for $60 million of senior notes and exchange $26.9 million of senior notes for equity, the reduction to amortization of debt issuance costs would be $0.3 million. If we tender for $57.8 million of senior notes and $15.3 million of senior notes do not participate in the tender offer and if the $15.3 million in senior notes do not accept our change of control repurchase offer and we further exchange $26.9 million of senior notes into equity, the reduction to amortization of debt issuance costs would be $0.3 million.

GLOSSARY OF TERMS

The following glossary gives effect to the adoption of the second amended and restated agreement of limited partnership of Star Gas Partners.

Available Cash:    For any quarter prior to liquidation:

(a)	the sum of:

(1)	all cash and cash equivalents of Star Gas Partners and its subsidiaries on hand at the end of that quarter, and

(2)	all additional cash and cash equivalents of Star Gas Partners and its subsidiaries on hand on the date of determination of Available Cash for that quarter resulting from Working Capital Borrowings after the end of that quarter;

(b)	less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the general partner to:

(1)	provide for the proper conduct of the business of Star Gas Partners and its subsidiaries (including reserves for future capital expenditures) after that quarter,

(2)	provide funds for minimum quarterly distributions and cumulative common unit arrearages for any one or more of the next four quarters, or

(3)	comply with applicable law or any debt instrument or other agreement or obligation to which any member of Star Gas Partners and its subsidiaries is a party or its assets are subject;

provided, that disbursements made by Star Gas Partners and its subsidiaries or cash reserves established, increased or reduced after the end of that quarter but on or before the date of determination of Available Cash for that quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within that quarter if the general partner so determines.

Capital Account:    The capital account maintained for a partner under the amended and restated partnership agreement. The Capital Account for a common unit, a general partner unit or any other specified interest in Star Gas Partners shall be the amount which that Capital Account would be if that common unit, general partner unit or other interest in Star Gas Partners were the only interest in Star Gas Partners held by a partner.

Capital Surplus:    All Available Cash distributed by Star Gas Partners from any source will be treated as distributed from Operating Surplus until the sum of all Available Cash distributed since the commencement of Star Gas Partners equals the Operating Surplus as of the end of the quarter before that distribution. Any excess Available Cash will be deemed to be Capital Surplus.

Closing Price:    The last sale price on a day, regular way, or in case no sale takes place on that day, the average of the closing bid and asked prices on that day, regular way. In either case, as reported in the principal consolidated transaction reporting system for securities listed or admitted to trading on the principal national securities exchange on which the units of that class are listed or admitted to trading. If the units of that class are not listed or admitted to trading on any national securities exchange, the last quoted price on that day. If no quoted price exists, the average of the high bid and low asked prices on that day in the over-the-counter market, as reported by the Nasdaq Stock Market or any other system then in use. If on any day the units of that class are not quoted by any organization of that type, the average of the closing bid and asked prices on that day as furnished by a professional market maker making a market in the units of the class selected by the board of directors of the general partner. If on that day no market maker is making a market in the units of that class, the fair value of such units on that day as determined reasonably and in good faith by the board of directors of the general partner.

Current Market Price:    With respect to any class of units listed or admitted to trading on any national securities exchange as of any date, the average of the daily Closing Prices for the 20 consecutive trading days immediately prior to such date.

Interim Capital Transactions:

(a)	borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by Star Gas Partners or any of its subsidiaries;

(b)	sales of equity interests by Star Gas Partners or any of its subsidiaries; and

(c)	sales or other voluntary or involuntary dispositions of any assets of Star Gas Partners or any of its subsidiaries (other than sales or other dispositions of inventory in the ordinary course of business, sales or other dispositions of other current assets, including, without limitation, receivables and accounts, in the ordinary course of business and sales or other dispositions of assets as a part of normal retirements or replacements), in each case before the dissolution and liquidation of Star Gas Partners.

Operating Expenditures:    All expenditures of Star Gas Partners and its subsidiaries including taxes, reimbursements of the general partner, debt service payments, capital expenditures and amounts used to repurchase common units on a non-pro rata basis (other than those made with the proceeds of Interim Capital Transactions), subject to the following:

(a)	Payments (including prepayments) of principal and premium on a debt shall not be an Operating Expenditure if the payment is:

(1)	required for the sale or other disposition of assets or

(2)	made for the refinancing or refunding of indebtedness with the proceeds from new indebtedness or from the sale of equity interests. For purposes of the foregoing, at the election and in the reasonable discretion of the general partner, any payment of principal or premium shall be deemed to be refunded or refinanced by any indebtedness incurred or to be incurred by Star Gas Partners and its subsidiaries within 180 days before or after that payment to the extent of the principal amount of that indebtedness.

(b)	Operating Expenditures shall not include:

(1)	capital expenditures made for acquisitions or for capital improvements (as opposed to capital expenditures made to maintain assets),

(2)	payment of transaction expenses relating to Interim Capital Transactions, or

(3)	distributions to partners. Where capital expenditures are made in part for acquisitions or capital improvements and in part for other purposes, the general partner’s good faith allocation between the amounts paid for each shall be conclusive.

Operating Surplus:    As to any period before liquidation:

(a)	the sum of:

(1)	$22,000,000, plus all cash of Star Gas Partners and its subsidiaries on hand as of the close of business on the closing of the recapitalization,

(2)	all the cash receipts of Star Gas Partners and its subsidiaries for the period beginning on the closing of the recapitalization and ending with the last day of that period, other than cash receipts from Interim Capital Transactions (except to the extent specified in the amended and restated partnership agreement), and

(3)	all cash receipts of Star Gas Partners and its subsidiaries after the end of that period but on or before the date of determination of Operating Surplus for the period resulting from borrowings for working capital purposes; less

(b)	the sum of:

(1)	Operating Expenditures for the period beginning on the date of the closing of the recapitalization and ending with the last day of that period, and

(2)	the amount of cash reserves that is necessary or advisable in the reasonable discretion of the general partner to provide funds for future Operating Expenditures; provided, however, that disbursements made (including contributions to Star Gas Partners or any of its subsidiaries or disbursements on behalf of Star Gas Partners or any of its subsidiaries) or cash reserves established, increased or reduced after the end of that period but on or before the date of determination of Available Cash for that period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within that period if the general partner so determines.

Notwithstanding the foregoing, “Operating Surplus” for the quarter in which the liquidation date occurs and any later quarter shall equal zero.

Working Capital Borrowings:    Borrowings under a facility or other arrangement requiring all of its borrowings to be reduced to a relatively small amount each year for an economically meaningful period of time. Borrowings that are not intended exclusively for working capital purposes shall not be treated as Working Capital Borrowings.

Annex A

UNIT PURCHASE AGREEMENT

dated as of December 5, 2005

among

STAR GAS PARTNERS, L.P. and STAR GAS LLC

and

KESTREL ENERGY PARTNERS, LLC, KESTREL HEAT, LLC AND KM2, LLC

Index of Schedule References:

Schedule	Description
3.1	Organization and Existence
3.2(c)	Encumbrances on Capital Stock
3.5	Non-Contravention
3.6	Governmental Approvals
3.7	Encumbrances on Partnership Assets
3.9(a)	Unaudited Consolidated Balance Sheets as of September 30, 2005
3.9(e)	Outstanding Senior Subordinated Units and Rights Granted under Partnership Plans
3.11(a)	Material Tax Returns to be Filed
3.11(b)	Tax Returns Subject to Audit or Investigation
3.11(c)	Tax Payments Not Deductible Under Section 280G
3.11(d)	Non Partnership Consolidated Tax Return
3.11(f)	Jurisdictions Where Tax Returns are Filed
3.11(g)	Tax Rulings
3.11(k)	Tax Attribute Limitations
3.12	Compliance with Laws
3.13	Legal Proceedings
3.15	Intellectual Property
3.17	Environmental Matters
3.17(b)	Privileged Environmental Materials
3.17(e)	Storage Tanks, Friable Asbestos and PCBs
3.17(h)	Reserves Established for Environmental Matters
3.20	Employee Matters
3.21	Third Party Consents
3.23(a)	Employee Benefit Plans
3.23(c)(i)	Plans Maintained within Section 3(37) of ERISA
3.23(c)(ii)	Withdrawal Liability with Respect to Plans
3.23(c)(iv)	Underfunded Benefit Liabilities
3.23(c)(v)	Payments of Separation, Severance or Termination
3.23(c)(vi)	Provisions for Retiree Benefits Terminable within Sixty Days
3.23(c)(vii)	Non-Terminable Retiree Welfare Benefits
3.23(e)	Qualification Matters
3.24	Finder’s Fees
3.25	Regulation
3.27	List of Material Contracts
4.1	Organization of Kestrel Entities
5.1(f)	Partnership Options
5.1(h)	Deal Parameters
7.1(f)	Partnership Consents

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (this “Agreement”), dated December 5, 2005, by and among Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”) and its general partner, Star Gas LLC, a Delaware limited liability company (the “Partnership GP” and, together with the Partnership and their Subsidiaries, collectively referred to as the “Partnership Entities”); and Kestrel Energy Partners, LLC, a Delaware limited liability company (“Kestrel”), and its Subsidiaries Kestrel Heat LLC, a Delaware limited liability company (“Kestrel Heat”), and KM2, LLC., a Delaware limited liability company (“M2” and, together with Kestrel and Kestrel Heat, collectively referred to as the “Kestrel Entities”). Kestrel Heat and M2 are herein collectively referred to as “Buyers”. Each of the Partnership Entities is sometimes referred to herein individually as a Partnership Entity and each of the Kestrel Entities is sometimes referred to herein individually as a Kestrel Entity.

WHEREAS, the Partnership desires to sell to Buyers, and Buyers desire to purchase from the Partnership, Common Units of the Partnership; and

WHEREAS, Kestrel Heat desires to be elected as the successor general partner of the Partnership and in connection therewith to acquire New General Partner Units in the Partnership;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Partnership and Buyers hereby agree as follows:

ARTICLE I

TERMS OF THE TRANSACTION

1.1    Agreement to Sell and to Purchase Common Units.    On the Closing Date, subject to the terms and subject to the conditions set forth in this Agreement, the Partnership shall sell and deliver to Buyers, and Buyers shall purchase and accept from the Partnership, the number of Units, as follows:

(a)    500,000 Common Units to be sold to and purchased by Kestrel Heat;

(b)    7,000,000 Common Units to be sold to and purchased by M2;

(c)    325,729 New General Partner Units issuable to the Successor General Partner;

(d)    A number of Common Units equal to the number of Unsubscribed Units, if any, upon completion of the Rights Offering to be sold to and purchased by M2.

(e)    All of the Common Units and New General Partner Units sold by the Partnership to Buyers pursuant to this Section 1.1 are referred to collectively as the “Units”. All of the Units shall be issued pursuant to the Second Amended and Restated Partnership Agreement in the form attached hereto as Exhibit A (together with such changes thereto as Buyers may approve in writing, “New Partnership Agreement”).

1.2    Purchase Price and Payment.    The aggregate purchase price for the Common Units shall be equal to $2.00 per Common Unit times the total number of Common Units to be purchased by Buyers at the Closing pursuant to Section 1.1 (the “Purchase Price”). The Purchase Price payable by Buyers for the Units to be purchased by it shall be paid at the Closing in immediately available funds by confirmed wire transfer to a bank account to be designated by the Partnership (such designation to occur no later than the third Business Day prior to the Closing Date). As further acknowledged in Section 5.10, the New General Partner Units shall be issuable for no consideration.

1.3    Intent of the Parties.

(a)    The parties hereto intend that the purchase and sale of the Units at the Closing pursuant to this Agreement shall be made in conjunction with and conditioned upon (i) the withdrawal of the Partnership GP as general partner of the Partnership and, upon the approval of the requisite vote of its limited partners, the election of Kestrel Heat as successor general partner of the Partnership (the “Successor General Partner”), (ii) the approval of the requisite vote of the limited partners of the Partnership, the adoption of the New Partnership Agreement, (which provides, inter alia, for the conversion of each Senior Subordinated Unit and each Junior Subordinated Unit into Common Units on a one-to-one basis), (iii) an agreement with the holders of at least 93% of the Partnership’s senior notes providing among other things that the noteholders commit to tender their senior notes at par in exchange for (a) a prorata portion of $60 million in cash (less amounts required to be paid upon a change in control, (b) a prorata portion of approximately $26.9 million in new common units at a price of $2 per unit and (c) that the noteholders shall not to take any action to accelerate the indebtedness due under the indenture for the senior notes (“Senior Notes Exchange Offer”), (iv) the approval by the Senior Lender of the Credit Facility Amendments (clauses (iii) and (iv) of this sentence are collectively referred to as the “Debt Amendments”), and (v) the closing of the Rights Offering, including the purchase by M2 of any Unsubscribed Units. The purchase and sale of the Units and the other events contemplated by clauses (i) through (v) of this Section 1.3 are herein collectively referred to as the “Transaction”.

(b)    As used herein, the “Rights Offering” shall mean that certain distribution by the Partnership to each record holder of Common Units, as of a record date after the Special Meeting to be set by the Partnership, of the non-transferable right (the “Rights”) to purchase, at $2.00 per share, a pro-rata portion of 17,500,000 Common Units (subject to rounding as set forth below). It is currently anticipated that in the Rights Offering (i) the Partnership will distribute .5441 non-transferable Rights with respect to each Common Unit outstanding as of the record date for the Rights Offering, at no cost to the record holders; (ii) one Right plus $2.00 in cash will entitle the holder to purchase one Common Unit; (iv) the Rights will be evidenced by non-transferable subscription certificates; (v) no fractional Rights or cash in lieu thereof will be issued or paid, and the number of Rights distributed to each holder of Common Units will be rounded up to the nearest whole number of Rights (provided that such rounding shall not cause the total purchase price of the Common Units issuable upon exercise of the Right to exceed $35,000,000); and (vi) brokers, dealers and other nominees holding Common Units on the record date for more than one beneficial owner will be entitled to obtain separate subscription certificates for their beneficial owners so that they may each receive the benefit of rounding.

ARTICLE II

CLOSING

The closing of the purchase and sale of the Units pursuant to Section 1.1 and the Rights Offering contemplated hereby (the “Closing”) shall take place (i) at the offices of Phillips Nizer LLP, 666 Fifth Avenue, 28th Floor, New York, New York 10103, at 10:00 a.m., local time, on the third Business Day following the satisfaction or waiver (subject to Applicable Law) of each of the conditions to the obligations of the parties set forth in Articles VI and VII hereof to the Closing, or (ii) at such other times or places or on such other date or dates as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the “Closing Date”. All closing transactions at the Closing shall be deemed to have occurred simultaneously.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership Parties, for themselves and on behalf of the Partnership Entities, represent and warrant to Buyers as of the date hereof, that:

3.1    Organization and Existence.    Schedule 3.1 sets forth the form of organization, legal name and the Organization State of each of the Partnership Entities. Each of the Partnership Entities is either a limited partnership, limited liability company or corporation, as indicated on Schedule 3.1, duly organized or formed, validly existing and in good standing under the laws of its Organization State. Each of the Partnership Entities has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, and in the case of Partnership GP, to act as general partner of the Partnership, in each case in all material respects as described in the SEC Reports. Each of the Partnership Entities is duly qualified and in good standing to do business as a foreign general partnership, limited partnership, limited liability company or corporation, as applicable, in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Partnership Material Adverse Effect. Other than as set forth on Schedule 3.1, each of the Partnership Entities (other than the Partnership and the Partnership GP) are wholly owned, directly or indirectly, by the Partnership and the Partnership GP.

3.2    Capitalization of the Partnership Entities.

(a)    All of the outstanding Common Units, Senior Subordinated Units, Junior Subordinated Units and General Partner Units have been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendments No. 1, No. 2 and No. 3 (the “Original Partnership Agreement”), are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act), and, as of the respective dates of the SEC Reports and the Financial Statements, were issued and held as described therein. Partnership GP is the sole general partner of the Partnership with a 1% general partner interest in the Partnership. On the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 32,165,528 Common Units, 3,391,982 Senior Subordinated Units, 345,364 Junior Subordinated Units, and 325,729 General Partner Units which General Partnership Units include 1,629 Units implied by Partnership GP’s ownership of Star/Petro Inc. On the date hereof, there are no Class A or Class B Common Units issued and outstanding.

(b)    The Common Units (and the limited partner interests represented thereby) and the New General Partner Units (and the general partner interests represented thereby) to be issued to the Buyers at the Closing, will be duly authorized in accordance with the New Partnership Agreement, and, when issued and delivered to the Buyers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the New Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act) and will be issued free and clear of any lien, claim or Encumbrance.

(c)    No Encumbrance exists upon any outstanding share (or other percentage ownership interests) of Capital Stock of any Partnership Entity which the Partnership directly or indirectly owns other than (i) the Encumbrances, if any, set forth in Schedule 3.2(c), and (ii) Permitted Encumbrances. Except as set forth in Schedule 3.2(c), the Partnership does not own, of record or beneficially, directly or indirectly through any Person, and does not control, directly or indirectly through any Person or otherwise, any Capital Stock of any entity other than a Partnership Entity. All of the outstanding shares of Capital Stock of the Partnership Entities that are corporations or limited liability companies have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of Capital Stock of the Partnership Entities that are general or limited partnerships have been duly authorized and validly issued in accordance with such Partnership Entity’s partnership agreement and such Capital Stock has been fully paid for (to the extent required under such Partnership Entity’s partnership agreement) and is nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act or similar partnership laws of its Organization State).

(d)    Except (i) as described in the SEC Reports, (ii) arising under any Partnership Plan, and (iii) for the Common Units and the General Partner Units to be issued pursuant to this Agreement and the Rights Offering, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to the Original Partnership

Agreement or any other agreement or instrument to which the Partnership is a party or by which either of them may be bound. Neither the offering nor the sale of the Common Units or the General Partner Units as contemplated by this Agreement gives rise to any rights for or relating to the issuance or registration of any Common Units or other securities of the Partnership or any other Partnership Entities, except pursuant to this Agreement, to the Rights Agreement, or such rights as have been waived or satisfied. Except (i) as set forth in the SEC Reports and (ii) pursuant to the Partnership Plans, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Capital Stock of the Partnership are outstanding.

(e) The Common Units and the New General Partner Units when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the New Partnership Agreement. The Partnership has all requisite power and authority (other than the approval by the limited partners of the Transaction, or components thereof, as applicable, in accordance with Applicable Law, the Original Partnership Agreement and the rules of the NYSE) to issue, sell and deliver the Common Units and the New General Partner Units in accordance with and upon the terms and conditions set forth in this Agreement and the New Partnership Agreement. As of the Closing Date, all partnership and corporate action, as the case may be, required to be taken by the Partnership and the Partnership GP or any of their respective partners or members for the authorization, issuance, sale and delivery of the Common Units and the New General Partner Units shall have been validly taken, and no other authorization by any of such parties is required therefor.

3.3    Authority and Binding Agreement.    Each of the Partnership Parties has full power and authority to execute, deliver and perform this Agreement and the Ancillary Documents (collectively, the “Transaction Documents”) to which it is a party, and to consummate the Transaction. The execution, delivery and performance by the Partnership Parties of the Transaction Documents, and the consummation by them of the Transaction, have been duly authorized by all necessary action (other than the approval by the limited partners of the Transaction, or components thereof, as applicable, in accordance with Applicable Law, the Original Partnership Agreement and the rules of the NYSE). This Agreement has been duly executed and delivered by the Partnership Parties and constitutes, and each of the Transaction Documents and each other agreement, instrument or document executed or to be executed by the Partnership Parties in connection with the Transaction has been, or when executed will be, duly executed and delivered by such Person and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Person enforceable against it in accordance with its terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4    Agreements of Limited Partnership.    The Original Partnership Agreement has been, and prior to the Closing the New Partnership Agreement will be, duly authorized, executed and delivered by the Partnership GP and is, and will be, a valid and legally binding agreement of the Partnership GP, enforceable against Partnership GP in accordance with its terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) general principles of equity.

3.5    Non-Contravention.    Except as set forth on Schedule 3.5, the execution, delivery and performance by the Partnership Parties of the Transaction Documents to which they are a party, and the consummation by them of the Transaction do not and as of the Closing Date will not (a) conflict with or result in a violation of any provision of the respective certificate or agreement of limited partnership (and, in particular, the Original Partnership Agreement), charter or bylaws or other governing instruments of the Partnership Entities, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which any of the Partnership Entities may be bound, (c) result in the creation or imposition of any Encumbrance upon any of the Partnership Entities or Partnership Assets, (d) assuming compliance with the matters referred to in Section 3.6, violate any Applicable Law binding upon the Partnership Entities or (e) conflict with or result in a violation of any Permit held by the Partnership Entities, except where such conflicts or violations, individually or in the aggregate, would not have a Partnership Material Adverse Effect.

3.6    Governmental Approvals.    Except as set forth in Schedule 3.6 and except as may be obtained under state securities or “Blue Sky” laws, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority (“Governmental Approval”) is required to be obtained or made by the Partnership Entities in connection with the execution, delivery or performance of the Transaction Documents by the Partnership Parties or the consummation of the transactions contemplated thereby.

3.7    Title to Partnership Assets.    As of the Closing, the Partnership Entities will have good and marketable title to, or valid leasehold interests in, all of the Partnership Assets, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances set forth in Schedule 3.7, except where failure to have such title individually or in the aggregate, would not have a Partnership Material Adverse Effect.

3.8    SEC Reports.

(a)    The Partnership’s annual report on Form 10-K for the year ended September 30, 2004, and the quarterly and current reports on Form 10-Q and 8-K, if any, filed by the partnership with the Securities and Exchange Commission (“SEC”) since September 30, 2004 (collectively, the “SEC Reports”) were timely filed with the SEC. Such documents, at the time they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, each of the statements made in such documents within the coverage of Rule 175(b) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), was made by the Partnership with a reasonable basis and in good faith. Other than the SEC Reports, none of the Partnership Entities nor any of their respective subsidiaries is required to file any form, report or other document with the SEC that has not been filed.

(b)    The draft of the Partnership’s annual report of Form 10-K for the year ended September 30, 2005, a copy of which has been delivered to the Buyers (the “2005 Form 10-K”), complies, and the version thereof actually filed with the SEC shall comply, in all material respects with the requirements of the Exchange Act and does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. In addition, each of the statements made in the 2005 Form 10-K and the version thereof actually filed with the SEC within the coverage of Rule 175(b) of the rules and regulations under the Securities Act was made by the Partnership with a reasonable basis and in good faith.

(c)    There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the SEC Reports and the 2005 Form 10-K or to be filed as exhibits to the SEC Reports and the 2005 Form 10-K that are not and, with respect to the version of the 2005 Form 10-K actually filed with the SEC will not be, described or filed as required by the Exchange Act.

(d)    Since September 30, 2005, no transaction has occurred between or among the Partnership GP, the Partnership Entities and any of their respective officers, directors, stockholders or Affiliates or, to the best knowledge of the Partnership GP, any Affiliate of any such officer, director or stockholder, that is required to be described in the SEC Reports and the 2005 Form 10-K that is not so described.

3.9    Financial Statements.

(a)    Attached as Schedule 3.9(a) are copies of (i) the unaudited consolidated balance sheet as of September 30, 2005 and the related unaudited consolidated statements of income, cash flows and owners’

equity for the fiscal year then ended (including in all cases the notes, if any, thereto) of the Partnership Entities (the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with past practices, and fairly present the respective consolidated financial position of the Partnership Entities as of September 30, 2005 and the consolidated results of operations and cash flows for the Partnership Entities for the fiscal periods set forth therein.

(b)    The books of account and other financial records of the Partnership Entities from which the Financial Statements were prepared: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with past practices, (ii) are complete and correct, and do not contain or reflect any inaccuracies or discrepancies that are inconsistent with financial reporting requirements in accordance with GAAP and (iii) have been maintained in accordance with good business and accounting practices.

(c)    Except as set forth in the Financial Statements, as of September 30, 2005, none of the Partnership Entities had any material liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, and whether due or to become due), other than as set forth in the Schedules to this Agreement, that will create or result in any Encumbrances on the Partnership Assets or the Partnership Entities, except for Permitted Encumbrances.

(d)    The Partnership has heretofore furnished to the Buyers complete and correct copies of (i) all agreements, documents and other instruments not yet filed by the Partnership with the SEC but that are currently in effect and that the Partnership expects to file with the SEC after the date of this Agreement (with the exception of documents contemplated by this Agreement to be filed with the Form 8-K expected to be filed with the SEC after the signing of this Agreement to disclose the Transaction) and (ii) all amendments and modifications that have not been filed by the Partnership with the SEC to all agreements, documents and other instruments that previously have been filed by the Partnership with the SEC and are currently in effect.

(e)    Schedule 3.9(e) sets forth a list of all outstanding Senior Subordinated Units and other equity interests in any of the Partnership Entities that have been granted under the Partnership Plans. Except for the Units issuable pursuant to this Agreement at the Closing, and Common Units issuable upon exercise of Rights in the Rights Offering, no other Common Units are or will be issuable as a result of the Closing and the consummation of the Transaction.

3.10    Absence of Certain Changes.    Since September 30, 2005, except as disclosed in the Financial Statements, the SEC Reports and the 2005 Form 10-K and except for the execution and delivery of this Agreement and the Ancillary Agreements, (a) there has been no event that would have a material adverse effect on the financial condition, business, properties, or results of operations of the Partnership Entities, taken as a whole, except for changes affecting the economy generally or changes in commodity prices or other changes affecting the heating oil industry generally (a “Partnership Material Adverse Effect”); (b) the Partnership Business has been conducted only in the ordinary course consistent with past practice; (c) except for, or as contemplated by, this Agreement, none of the Partnership Entities has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice that individually or in the aggregate would result in a Partnership Material Adverse Effect; (d) none of the Partnership Entities has suffered any material loss, damage, destruction or other casualty to any of the Partnership Assets that individually or in the aggregate would result in a Partnership Material Adverse Effect; and (e) none of the Partnership Entities has taken any of the actions set forth in Section 5.1 except as permitted thereunder.

3.11    Tax Matters.

(a)    Except as set forth on Schedule 3.11(a): (i) each of the Partnership Entities has filed all material Tax Returns required to be filed with the IRS or other applicable taxing authority through the date hereof and such Tax Returns are complete and correct in all material respects, and each of the Partnership Entities has timely paid or accrued for all Taxes due on any such Tax Return and (ii) none of the Partnership Entities has any material liability for Taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained in accordance with GAAP. There are no material liens for Taxes upon any asset of any of the Partnership Entities except for Permitted Encumbrances. There are no Taxes that will be imposed on any of the Partnership Entities in connection with the execution of this Agreement or the Ancillary Documents or in connection with any of the transaction contemplated hereby or thereby. Except as set forth on Schedule 3.11(a), none of the Partnership Entities currently is the beneficiary of any extension of time within which to file any Tax Return.

(b)    Schedule 3.11(b) lists all federal or state income and franchise Tax Returns filed on or after January 1, 2002 by any of the Partnership Entities or any affiliated, consolidated, combined, unitary or similar group of which any Partnership Entity is or was a member (i) that are as of the date hereof the subject of audit, (ii) in respect of which there is any other suit, action, investigation or claim in progress by any taxing authority or (iii) in respect of which any issue has been raised by any taxing authority at an earlier time that is reasonably expected to be raised at a later time. Other than as set forth on Schedule 3.11(b), none of the Partnership Entities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(c)    Except as set forth on Schedule 3.11(c), none of the Partnership Entities has made any payment, is obligated to make any payment, or is a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Section 280G of the Code.

(d)    Except as set forth on Schedule 3.11(d), since October 1, 2001, none of the Partnership Entities (i) has been a member of an affiliated group (as defined in Section 1504(a) of the Code) or has been included in any “consolidated,” “unitary” or “combined” Tax Return (other than Tax Returns that include only the Partnership Entities) provided for under the laws of the United States, any foreign jurisdiction or any state or locality or (ii) has any liability for Taxes of any Person (other than the Partnership GP or a Partnership Entity) under Treas. Reg. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(e)    Since its formation, the Partnership has been treated as a partnership for federal income tax purposes, and will immediately before, at, and immediately after, the Closing also be a partnership for federal income tax purposes. Moreover, for each taxable year of its existence and as reasonably estimated for the Partnership’s current taxable year, more than 90% of the gross income of the Partnership has or will constitute “qualifying income” within the meaning of Section 7704(d) of the Code.

(f)    No Partnership Entity has received written notice of a claim made by any taxing authority in a jurisdiction where such entity does not file Tax Returns that such entity is or may be subject to Tax in such jurisdiction or if such claim has been received, is presently filing tax returns in such jurisdiction, and, to the best knowledge of the Partnership Entities, no such entity is required to file Tax Returns in any jurisdiction other than those set forth in Schedule 3.11(f).

(g)    Except as set forth in Schedule 3.11(g), there are no Tax rulings, requests for rulings or closing agreements with any taxing authority with respect to any Partnership Entity.

(h)    No Partnership Entity has deferred income reportable for a current Tax period (or portion thereof) or a period (or portion thereof) beginning after the Closing Date but that is attributable to a transaction (e.g., an installment sale) occurring in a period (or portion thereof) ending on or prior to the Closing Date.

(i)    No Partnership Entity that is a corporation for federal tax purposes has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997. No stock of any Partnership Entity that is a corporation for federal tax purposes has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

(j)    Each Partnership Entity has disclosed on its federal income Tax Returns all positions taken therein that would reasonably be expected to result in any “substantial understatement of federal income tax” within the meaning of Section 6662 of the Code.

(k)    Except as set forth on Schedule 3.11(k), prior to the Transaction, none of the Tax attributes of any Partnership Entity are subject to the limitations of Code Sections 382, 383 or 384 or Treas. Reg. § 1.1502-21(c).

(l)    No Partnership Entity has engaged in any “reportable transaction” within the meaning of Treasury Regulation section 1.6011-4(b)(2).

(m)    There are no Tax sharing, allocation, indemnification or similar agreements or arrangements, whether written or unwritten, in effect under which any Partnership Entity could be liable for any material Taxes of any Person other than the Partnership Entities.

3.12    Compliance with Laws.    Subject to the specific representations and warranties in this Agreement, which representations and warranties shall govern the subject matter thereof, the Partnership Entities have complied in all material respects with all Applicable Laws relating to the ownership or operation of the Partnership Assets and the conduct of the Partnership Business, except where failure to comply, individually or in the aggregate, would not have a Partnership Material Adverse Effect. Except as set forth in Schedule 3.12, none of the Partnership Entities has received notice that it is charged or, to the knowledge of the Partnership Parties, threatened with, or under investigation with respect to, any material violation of any Applicable Law relating to any aspect of the ownership or operation of the Partnership Assets or Partnership Business.

3.13    Legal Proceedings.    Except as described in the SEC Reports or in Schedule 3.13, there is (i) no Proceeding before or by any Governmental Authority or arbitrator or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any Governmental Authority or, to the knowledge of the Partnership Parties, that has been proposed by any Governmental Authority and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Partnership Material Adverse Effect, (B) prevent or result in the suspension of the issuance and sale of the Common Units or New General Partner Units or (C) affect adversely the ability of the Partnership to consummate the Transaction as contemplated herein. Any and all probable and estimated liabilities of the Partnership Entities under any and all Proceedings now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or, to the knowledge of the Partnership Parties, may be a party or to which the business or property of any of the Partnership Entities, to the knowledge of the Partnership Parties, is or may be subject, are adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Partnership or reserves established by the Financial Statements. Schedule 3.13 sets forth all reserves established by the Financial Statements for each of the matters otherwise disclosed pursuant to this Section 3.13.

3.14    Sufficiency of Partnership Assets.    The Partnership Assets constitute all the assets and properties the use or benefit of which are reasonably necessary for the operation of the Partnership Business as conducted on the date of this Agreement. All Partnership Assets necessary for the conduct of the Partnership Business are maintained in accordance with industry standards, normal wear and tear excepted, and are useable in the continued operation of the Partnership Business consistent with past practice.

3.15    Intellectual Property.    Except as set forth on Schedule 3.15, each of the Partnership Entities owns or possesses or has the right to use, and at the Closing Date will own or possess or have the right to use in the localities where they are currently used by the Partnership Entities, all Intellectual Property described in the SEC Reports as being owned or used by it or any of the Partnership Entities or necessary for the conduct of its respective business, other than those which if not so owned or possessed would not have a Partnership Material Adverse Effect, and none of the Partnership Entities is aware of any claim to the contrary or any challenge by any other Person to the rights of the Partnership Entities with respect to the foregoing.

3.16    Permits.    Each of the Partnership Entities has, or at the Closing Date will have, such Permits as are necessary to own its properties and to conduct its business in the manner described in the SEC Reports, subject to such qualifications as may be set forth in the SEC Reports and except for such Permits which, if not obtained, would not have, individually or in the aggregate, a Partnership Material Adverse Effect; each of the Partnership Entities has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such revocations, terminations and impairments that would not have a Partnership Material Adverse Effect; and, except as described in the SEC Reports, none of such Permits contains any restriction that is materially burdensome to the Partnership Entities considered as a whole.

3.17    Environmental Matters.    Except as set forth in Schedule 3.17 or as would not reasonably be expected, individually on in the aggregate to result in a Partnership Material Adverse Effect:

(a)    The Partnership Entities are in compliance in all material respects with all Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any Governmental Approval.

(b)    The Partnership Parties have provided to Kestrel with respect to each Partnership Facility, material assessments, reports, data, results of investigations or audits and other information that are in the possession of or reasonably available to the Partnership Parties regarding environmental matters pertaining to any Environmental Conditions related to the Partnership Facilities or the Partnership Entities, or Environmental Compliance Liability or other compliance (or noncompliance) by the Partnership Entities with respect to any Environmental Laws; however, materials deemed to be privileged and that have not been delivered have been separately identified on Schedule 3.17(b).

(c)    There is no Proceeding pending or, to the knowledge of the Partnership Parties, threatened, alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence or Release of any Material of Environmental Concern at any location, whether or not now or formerly owned or operated by the Partnership Entities or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or, to the knowledge of the Partnership Parties, threatened against the Partnership Entities or, to the knowledge of the Partnership Parties, against any Predecessor whose potential liability for any Environmental Condition or Environmental Compliance Liability the Partnership Entities have retained or assumed either contractually or by operation of law.

(d)    To the knowledge of the Partnership Parties, there are no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Materials of Environmental Concern at any Partnership Facility that would reasonably be expected to result in Environmental Conditions or form the basis of any Proceeding against the Partnership Entities or against any Predecessor.

(e)    Without in any way limiting the generality of the foregoing, to the knowledge of the Partnership Parties, (i) all on-site locations where the Partnership Entities have stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified in Schedule 3.17(e); (ii) all underground storage tanks and above ground storage tanks owned or operated by the Partnership Entities, and the capacity and contents of such tanks, located on any property owned, leased or operated by the Partnership Entities are identified in Schedule 3.17(e); (iii) except as set forth in Schedule 3.17(e), to the knowledge of the Partnership Parties, there is no friable asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Partnership Entities or the Partnership Business; and (iv) except as set forth in Schedule 3.17(e), to the knowledge of the Partnership Parties, no PCBs or PCB-containing items are used or stored at any property owned, leased, operated or controlled by the Partnership Entities.

(f)    The Partnership Entities have not received any Environmental Notice that alleges that the Partnership Entities are in violation of any Environmental Laws and, to the knowledge of Partnership

Parties, there are no circumstances that would reasonably be expected to give rise to such a violation. The Partnership Entities have not received any Environmental Notice from any governmental agency or private or public entity advising it that it is responsible for or potentially responsible for Expenses or Environmental Conditions or Environmental Compliance Liability with respect to any Partnership Facility and no legally binding agreements have been entered into concerning such Expenses or Environmental Conditions or Environmental Compliance Liability. No Partnership Facility is on any federal, state or local list of hazardous sites, such as the Environmental Protection Agency’s Comprehensive Response, Compensation and Liability Information System List.

(g)    The Partnership Entities are not subject to any Environmental Laws requiring (i) the performance of a site assessment for Materials of Environmental Concern or an audit for any potential Environmental Compliance Liability, (ii) the removal or remediation of Materials of Environmental Concern, (iii) the giving of notice to or receiving the approval of any Governmental Authority or (iv) the recording or delivery of any disclosure document or statement pertaining to environmental matters by virtue, regarding each of the foregoing, of the Transaction or as a condition to the effectiveness of the Transaction.

(h)    Schedule 3.17(h) sets forth all reserves established by the Financial Statements for each of the matters otherwise disclosed pursuant to this Section 3.17.

3.18    Insurance.    The Partnership maintains insurance covering the properties, operations, personnel and businesses of the Partnership Entities. Such insurance (less retentions and self-insurance) insures against such losses and risks as are reasonably adequate to protect the Partnership Entities and their businesses. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

3.19    Books and Records.    Each of the Partnership Entities (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.20    Employee Matters.    Except to the extent set forth in Schedule 3.20, (a) each of the Partnership Entities is in compliance in all material respects with all Applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice complaint against any of the Partnership Entities pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Partnership Parties, threatened against or affecting any of the Partnership Entities; (d) no grievance proceeding or arbitration proceeding arising out of or under any collective bargaining agreements to which any Partnership Entity is a party is pending and no material claim therefor exists; (e) none of the Partnership Entities has experienced any work stoppage or other organized labor difficulty or attempts to organize employees by organized labor in the past five (5) years and (f) there is no litigation pending between the Partnership Entities and any employees nor, to the knowledge of Partnership Parties, is any such litigation threatened.

3.21    Consents.    Schedule 3.21 sets forth each of the consents, approvals, orders, authorizations and waivers of, and declarations, filings and registrations with, all third parties (including Governmental Authorities) that are necessary or required to permit the transactions contemplated by this Agreement and otherwise to consummate the Transaction (the “Partnership Consents”). Schedule 7.1(f) includes all of the Partnership Consents that, if not obtained and in full force and effect at the time of the Closing, could reasonably be expected to result in a Partnership Material Adverse Effect.

3.22    Disclosure.    Neither this Agreement nor any Schedule or Exhibit hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

3.23    Employee Benefit Plans.

(a)    Schedule 3.23(a) contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA), and all bonus, stock option, unit option, stock purchase, unit purchase, restricted stock, restricted unit, incentive, equity-based compensation, deferred compensation, disability, retiree medical, life or other benefits, supplemental retirement or other benefits, supplemental unemployment or income, dependent care, severance, and other similar fringe or benefit plans, programs or arrangements, and all employment, executive compensation, termination, severance, change of control or other contracts or agreements written or otherwise maintained or contributed to or for the benefit of or relating to any current or former employee, officer, director or other service provider of any of the Partnership Entities or their respective ERISA Affiliates other than a Multiemployer Plan, as defined below (collectively, referred to herein as the “Partnership Plans”). With respect to each Partnership Plan, the Partnership Parties have provided to Kestrel accurate and complete copies of (i) all written documents comprising such plan (including amendments, individual agreements, service agreements, trusts and other funding agreements), (ii) the three most recent annual returns in the Form 5500 series (including all schedules thereto) filed with respect to such plan, (iii) the most recent audited financial statement and accountant’s report (if required), (iv) the summary plan description currently in effect and all material modifications thereto (if required), (v) for each such plan which is (or ever was) intended to qualify under Section 401(a) of the Code, the most recent determination letter or opinion letter issued by the Internal Revenue Service, (vi) any employee handbook which includes a description of such plan, (vii) any other written communications to any employee or employees, or to any other individual or individuals, to the extent that the provisions of such plan described therein differ materially from such provisions as set forth or described in the other information or materials furnished under this Section, and (viii) any communications with any Governmental Authority related to such plan, other than transmittal letters and other routine correspondence.

(b)    None of the Partnership Entities has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Partnership Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(c)    Except as set forth in Schedule 3.23(c)(i), during the past six years the Partnership Entities and their respective ERISA Affiliates have not maintained, contributed to or had an obligation to contribute to (i) a multiemployer plan, within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”), or (ii) a plan subject to Title IV of ERISA or Section 412 of the Code. The consummation of the Transaction will not result in a partial or complete withdrawal from any Multiemployer Plan. Schedule 3.23(c)(ii) sets forth the potential withdrawal liability to the Partnership Entities with respect to certain Multiemployer Plans listed on Schedule 3.23(c)(ii) as estimated by the administrator of each plan as of the dates indicated in the respective letters or filings of the plan administrators. Schedule 3.23(c)(iv) sets forth the amount of unfunded benefit liabilities under Section 4001(a)(18) of ERISA for each plan subject to Title IV of ERISA listed on Schedule 3.23(c)(i). Except to the extent set forth in Schedule 3.23(c)(v), none of the Partnership Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates any Partnership Entity to pay separation, severance, or termination benefits or provide other benefits (including, without limitation, additional accruals or accelerated vesting of options) as a result of the Transaction (either alone or in connection with any additional or subsequent event or events), or (iii) obligates any Partnership Entity to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. Except as set forth on Schedule 3.23(c)(vi), none of the Partnership Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer, director or service provider of any Partnership Entity, except for continuation coverage required by Section 4980B of the Code, Sections 601 to 608 of ERISA or applicable state law. Except for Partnership Plans maintained pursuant to a collective bargaining agreement or as set forth on Schedule 3.23(c)(vii), each Partnership Plan that provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer, director or service provider of any Partnership Entity, except for continuation coverage required by Section 4980B of the Code, Sections 601 to 608 of ERISA or applicable state law, may be terminated upon 60 days notice.

(d)    No liability to the Pension Benefit Guaranty Corporation (the “PBGC”) has been or is presently expected to be incurred by the Partnership Entities or any of their respective ERISA Affiliates with respect to any Partnership Plan. No circumstance exists that constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Partnership Plan or trust created thereunder, nor has the PBGC instituted any such proceeding. None of the Partnership Entities nor any of their respective ERISA Affiliates has incurred or expects to incur any withdrawal liability under Title IV of ERISA with respect to any plan that is a Multiemployer Plan. There have been no reportable events (as such term is defined in Section 4043 of ERISA) with respect to any Multiemployer Plan that could result in the termination of such plan and give rise to a liability of the Partnership Entities or any of their respective ERISA Affiliates. None of the Partnership Entities has incurred or presently expects to incur liability under Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder.

(e)    Except as provided on Schedule 3.23(e), (i) each Partnership Plan which is intended to be qualified under Section 401(a) or 401(k) of the Code is so qualified and to the knowledge of the Partnership Parties has always been so qualified, and (ii) if any Partnership Plan was previously not so qualified, such failure shall not affect its current qualified status nor result in or cause any cost or expense to any Partnership Entity, and there has been no event, condition or circumstance that has adversely affected or is likely to affect such qualified status. Except as provided in Schedule 3.23(e), (i) each Partnership Plan is now operated in all material respects in accordance with the requirements of Applicable Law, including, without limitation, ERISA and the Code, and, to the knowledge of the Partnership Parties has always been so operated and (ii) if any Partnership Plan was ever previously operated not in accordance with Applicable Law, including, without limitation, ERISA and the Code, such failure shall not result in any cost or expense to any Partnership Entity, and each Partnership Entity has performed all obligations required to be performed by it under such Partnership Plan, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party with respect to, any Partnership Plan.

(f)    With respect to each Partnership Plan, there have been no prohibited transactions, or, to the knowledge of the Partnership Parties, breaches of fiduciary duties that could result in liability (directly or indirectly) for any Partnership Entity and the consummation of the Transaction will not result in a prohibited transaction or breach of fiduciary duty.

(g)    All contributions to, and payments from, each Partnership Plan that are required to be made in accordance with the terms of the Partnership Plan and Applicable Law have been timely made. Any Partnership Plan that provides nonqualified deferred compensation within the meaning of Section 409A of the Code has been operated in good faith compliance with Section 409A of the Code. The Partnership Entities and their respective ERISA Affiliates maintain no employee benefit plan, program or arrangement required to comply with the laws of any foreign jurisdiction.

(h)    No litigation or claim (other than routine claims for benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the knowledge of the Partnership Entities or their respective ERISA Affiliates, threatened with respect to any Partnership Plan.

(i)    No sale contemplated by Section 5.1(h) will result in a partial or complete withdrawal from a Multiemployer Plan.

3.24    Finder’s Fees.    Except for the Brokerage Fee or as otherwise set forth on Schedule 3.24, none of the Partnership Entities, or any of their respective Affiliates, are obligated (directly or indirectly) under any agreement with any Person that would obligate any of the Partnership Entities or the Buyers or any of their respective Affiliates to pay any commission, brokerage or “finder’s fee” in connection with the Transaction.

3.25    Regulation.    Except as set forth on Schedule 3.25, none of the Partnership Entities is now, or after the consummation of the Transaction and application of the net proceeds thereof will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

3.26    No Violation.    None of the Partnership Entities is in (i) violation of its certificate of formation, partnership agreement, certificate or articles of incorporation or bylaws or other governing instruments, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any Governmental Authority having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Partnership Material Adverse Effect. To the Knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Partnership Material Adverse Effect.

3.27    Certain Material Contracts.    Schedule 3.27 contains a complete and accurate list of each of the following Contracts, which shall be deemed “Material Contracts” for purposes of this Agreement:

(a)    each Contract that involves the supply to and purchase by any of the Partnership Entities of home heating oil inventory held for resale to its customers (i.e., supply contracts), in each case in an amount or value in excess of $5,000,000; and

(b)    each Contract that involves any hedging arrangement or any other derivative instrument with respect to future purchases of inventory, in each case in an amount or value in excess of $5,000,000.

(c)    Each Material Contract is in full force and effect and embodies the complete understanding between parties thereto with respect to the subject matter thereof. Except as set forth on Schedule 3.27, (i) to the knowledge of the Partnership Parties, there exists no material default or claim thereof by any party to any Material Contract, (ii) to the knowledge of the Partnership Parties, there are no facts or conditions that, if continued or noticed, would result in a default under any Material Contract, (iii) none of the Partnership Parties has received any notice that any Person intends to cancel, modify or terminate any Material Contract or of exercise or non-exercise of any options thereof, (iv) none of the Partnership Entities has given any notice of cancellation, modification or termination of any Material Contract or of exercise of non-exercise of any options thereunder, (v) to the knowledge of the Partnership Parties, each Material Contract is a valid and binding agreement enforceable in accordance with its terms, and (vi) no consent or approval of the other parties to any Material contract or any Person pursuant to any Material Contract is required for the consummation of the Transaction, except those that will have been obtained and be in full force and effect on the Closing Date.

3.28    Listing.    The outstanding Common Units and Senior Subordinated Units are listed for trading on the NYSE.

3.29    Opinion of Financial Advisor.    The board of the Partnership GP has received the opinion of Jefferies as to the fairness of the Transaction from a financial point of view to the holders of the Common Units.

3.30    Exemption from Registration.    Assuming the accuracy on the date hereof and the Closing Date of the representations and warranties of the Kestrel Entities set forth in Section 4.5 below, the issuance of the Units by the Partnership to Buyers hereunder, other than the Common Units issuable pursuant to the Rights Offering, is exempt from the registration requirements of the Securities Act.

3.31    No Reliance.    Except for the representations and warranties made by the Partnership Entities in this Agreement, including in any Schedule or Exhibit hereto or in any other certificate or instrument delivered to the Buyers at Closing by or on behalf of the Partnership or the Partnership GP in connection with this Transaction, none of the Partnership Entities or any other Person makes, or will make, any representation or warranty with respect to the Partnership or it’s business, operations, assets, liabilities, condition (financial or otherwise) or prospects. Without limiting the generality of the foregoing, Buyers acknowledge that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Buyers or any of their respective representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYERS

Kestrel, for itself and on behalf of the Buyers, represents and warrants to the Partnership Parties as of the date hereof, that:

4.1    Organization.    Schedule 4.1 sets forth the form of organization, legal name and the Organization State of the Kestrel Entities. Each of the Kestrel Entities is either a limited partnership, limited liability company or corporation, as indicated on Schedule 4.1, duly organized or formed, validly existing and in good standing under the laws of its Organization State.

4.2    Authority Relative to This Agreement.    Each of the Kestrel Entities has full power and authority to execute, deliver and perform the Transaction Documents to which it is a party, and to consummate the Transaction. The execution, delivery and performance by the Kestrel Entities of the Transaction Documents, and the consummation by them of the Transaction, have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Kestrel Entities and constitutes, and each of the Transaction Documents and each other agreement, instrument or document executed or to be executed by the Kestrel Entities in connection with the Transaction has been, or when executed will be, duly executed and delivered by such Person and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Person enforceable against it in accordance with its terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3    Noncontravention.    The execution, delivery and performance by the Kestrel Entities of the Transaction Documents to which they are a party, and the consummation by them of the Transaction do not and will not (a) conflict with or result in a violation of any provision of the respective certificate or agreement of limited partnership, charter or bylaws or other governing instruments of the Kestrel Entities, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Kestrel Entities may be bound, (c) result in the creation or imposition of any Encumbrance upon any of the properties of the Kestrel Entities, (d) assuming compliance with the matters referred to in Section 3.12, violate any Applicable Law binding upon the Kestrel Entities or (e) conflict with or result in a violation of any Permit held by the Kestrel Entities.

4.4    Governmental Approvals.    Except as may be obtained under state securities or “Blue Sky” laws, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by the Kestrel Entities in connection with the execution, delivery or performance of this Agreement by the Kestrel Entities or the consummation of the Transaction.

4.5    Purchase for Investment.

(a)    The Kestrel Entities have been furnished with all information that they have requested for the purpose of evaluating the proposed acquisition of the Units pursuant hereto, and the Kestrel Entities have had an opportunity to ask questions of and receive answers from the Partnership regarding the Partnership and its business, assets, results of operations, financial condition and prospects and the terms and conditions of the issuance of the Units.

(b)    Each of the Buyers is acquiring the Units solely by and for its own account, for investment purposes only and not for the purpose of resale or distribution; and neither of the Buyers has any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or anyone else any Units; and neither of the Buyers has any present plans or intentions to enter into any such contract, undertaking or arrangement.

(c)    Other than the Units issued in connection with the Rights Offering, the Kestrel Entities acknowledge and understand that (i) no registration statement relating to the Units has been or is to be filed with the SEC under the Securities Act or pursuant to the securities laws of any state; (ii) the Units cannot be sold or transferred without compliance with the registration provisions of the Securities Act or compliance with exemptions, if any, available thereunder; (iii) the certificates representing the Units will include a legend thereon that refers to the foregoing; and (iv) the Partnership has no obligation or intention to register the Units under any federal or state securities act or law; except to the extent in each case that the terms of the New Partnership Agreement set forth as Exhibit A hereto shall otherwise provide.

(d)    Each of the Kestrel Entities (i) is an “accredited investor” as defined in Rule 501 of the rules promulgated pursuant to the Securities Act; (ii) has such knowledge and experience in financial and business matters in general that it has the capacity to evaluate the merits and risks of an investment in the Units and to protect its own interest in connection with an investment in the Units; (iii) has such a financial condition that it has no need for liquidity with respect to its investment in the Units to satisfy any existing or contemplated undertaking, obligation or indebtedness; and (iv) is able to bear the economic risk of its investment in the Units for an indefinite period of time and can afford the loss of its entire investment.

(e)    Each of the Kestrel Entities has relied upon its own independent investigations of the business of the Partnership or upon its own independent advisers in evaluating its investment in the Units, provided that in conducting such investigations, they and their advisers have relied upon the information furnished to them by the Partnership and the representations and warranties herein contained.

(f)    The acquisition of the Units by the Buyers at the Closing, as applicable, shall constitute Buyer’s confirmation of the foregoing representations.

4.6    Financial Resources.    Each of the Buyers has the funds necessary to consummate the Transactions and the financial resources available to it as are necessary to perform its obligations to acquire the Units pursuant to the terms of this Agreement.

4.7    Brokerage Fees.    The Kestrel Entities have not retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of the sale by the Partnership and the purchase by Buyers of the Units pursuant to this Agreement or any other component of the Transaction.

4.8    True and Complete Disclosure.    Taken in the aggregate, all factual information (excluding estimates) heretofore or contemporaneously furnished by Buyers to the Partnership in writing for purposes of or in connection with this Agreement or the Transaction has been true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make the statements of fact contained therein, in the light of the circumstances under which they were made, not misleading at such date.

4.9    Governmental Regulation.    Neither of the Buyers are an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1    Continuing Operations.    From the date of this Agreement to the earlier of (i) the Closing Date, or (ii) the termination of this Agreement in accordance with its terms (the “Interim Period”), the Partnership Entities shall conduct their business in the ordinary and usual course, and none of the Partnership Entities shall, without the prior consent of Kestrel, except as expressly contemplated hereby or necessary to consummate the Transaction:

(a)    amend its certificate of formation or partnership agreement; split (including any reverse split), combine, or reclassify any of its partnership interests; adopt resolutions authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the any Partnership Entity; or make any other material changes in its capital structure; provided, however, that any Partnership Entity other than the Partnership or Petro Holdings, Inc. may merge within or into any other Partnership Entity and any Partnership Entity other than the Partnership may change its authorized capitalization for state tax planning purposes.

(b)    except in the ordinary course of business consistent with past practice, (i) incur any liability or obligation, (ii) become liable or responsible for the obligations of any other Person (other than Subsidiaries) or (iii) except pursuant to the Senior Notes Exchange Offer, pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in the financial statements; provided that, in no event shall any of the Partnership Entities enter into any settlement or compromise of any litigation or claims involving liability in excess of $500,000, without the prior written approval of Kestrel which shall not be unreasonably withheld;

(c)    incur any indebtedness for borrowed money, except for borrowings under the Credit Agreement or as permitted under its Credit Agreement;

(d)    make any loans or advances to any person, other than (i) advances to employees in the ordinary and usual course of business and (ii) transactions among or between the Partnership Entities with respect to cash management conducted in the ordinary and usual course of the Partnership Business;

(e)    declare or pay any dividend or make any other distribution with respect to its partnership interests, other than dividends paid by any Subsidiary to another of the Partnership Entities in the ordinary and usual course of the Partnership Business;

(f)    except with respect to obligations under written agreements as of the date of this Agreement set forth on Schedule 5.1(f), issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any of its partnership interests or other securities other than as contemplated herein or purchase or otherwise acquire any of its partnership interests or debt securities;

(g)    subject to Encumbrance any of its assets or properties, other than those Encumbrances arising by operation of law or in the ordinary and usual course of business and those Encumbrances incurred to secure the Existing Indebtedness or as permitted under its Credit Agreement;

(h)    other than in the ordinary course of business, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets, or waive, release, grant, or transfer any rights of value; provided, however, the Partnership Parties may sell certain assets of its heating oil operations within the limitations set forth in Schedule 5.1(h).

(i)    acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; or make any other investment or expenditure of a capital nature, other than any capital expenditure already included in the capital expenditure budget for the Partnership, as previously provided to and approved by Kestrel and other than expenditures not to exceed $500,000;

(j)    enter into, adopt, or (except as may be required by law) amend or terminate any collective bargaining agreement, Partnership Plan or other Benefit Plan; provided, however, that the Partnership Entities may renew or renegotiate collective bargaining agreements which have expired or which will expire prior to Closing; other than in the ordinary course of business and consistent with past practices, approve or implement any employment severance arrangements or retain or discharge any officers and executive management personnel; other than in the ordinary course of business and consistent with past practices, authorize or enter into any employment, severance, consulting services or other agreement with any officers and executive management personnel; or except (w) as budgeted in the 2006 business forecast of the Partnership Business provided to the Buyers, (x) as provided for in any incentive plan or program established by the Partnership Entities and described in Schedule 3.23(a) or (y) increases of employee compensation in the ordinary course of business consistent with past practice, change the compensation or benefits provided to any director, officer, employee or other service provider as of September 30, 2005;

(k)    other than supply or other contracts entered into in the ordinary course of the Partnership Business and consistent with past practices, enter into any contract, agreement, lease or other commitment which is material to the business, assets, properties, or financial position of the Partnership Entities; or amend, modify, or change in any material respect any of the agreements pertaining to the Existing Indebtedness or any other existing contract, agreement, lease or other commitment which is material to the business, assets, properties, or financial position of the Partnership Entities;

(l)    other than hedges to supply and sales agreements entered into in the ordinary course of the Partnership Business, enter into any speculative or commodity swaps, hedges or other derivatives transactions or purchase any securities for investment purposes, other than in connection with the Partnership Entities’ cash management;

(m)    other than in the ordinary course of the Partnership Business and consistent with past practices, authorize, enter into or amend any contract, agreement or other commitment with any director, officer, employee or other Affiliate (other than the Partnership Entities) pursuant to which any such person shall receive compensation, consideration or benefit of any kind (whether cash or property) from any of the Partnership Entities; or

(n)    make or change any material Tax election, change any method of Tax accounting, grant any extension of time to assess any Tax or settle any Tax claim, amend any Tax Return in any material respect or settle or compromise any material Tax liability.

5.2    Press Releases.    Except as may be required by Applicable Law or by the rules of the NYSE, neither Buyers nor the Partnership shall issue any press release with respect to this Agreement or the Transaction without the prior consent of the other party (which consent shall not be unreasonably withheld under the circumstances). Any such press release required by Applicable Law or by the rules of any national securities exchange shall only be made after reasonable notice to the other party.

5.3    Stock Exchange Listing.    The Partnership shall use its reasonable best efforts to cause the Common Units to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

5.4    Fees and Expenses; Break-up Fee.

(a) The Partnership shall be responsible for the payment of all expenses incurred by the Partnership in connection with the proposed Transaction, regardless of whether the Transaction closes, including, without limitation, all fees and expenses incurred in connection with the Registration Statement and the Proxy Statement and the fees and expenses of the Partnership’s legal counsel and all third party consultants engaged by the Partnership to assist in the Transaction. Subject to receipt of appropriate documentation, the

Partnership shall also reimburse the Kestrel Entities for all out of pocket expenses reasonably incurred by them in connection with the proposed Transaction, including, without limitation, the fees and expenses of Kestrel’s legal counsel and all third party consultants engaged by the Kestrel Entities to assist in the Transaction, subject to the requirement that any such third party consultants other than accountants or environmental consultants, shall be subject to the approval of the Partnership, which approval will not be unreasonably withheld. Such reimbursements to the Kestrel Entities shall be due at the Closing, or promptly following any earlier termination of this Agreement by any of the parties for any reason, other than a termination by the Partnership pursuant to Section 8.1(c); provided, that in the event of such earlier termination (other than a termination by the Partnership pursuant to Section 8.1(c)) the maximum amount of reimbursement to which the Kestrel Entities are entitled is $500,000, except in the case of a termination of this Agreement pursuant to Section 8.1(b) and Section 8.1(e), in which case the maximum amount of reimbursement shall be $350,000.

(b)    In addition to the fees and expenses for which the Partnership is obligated to reimburse the Kestrel Entities pursuant to Section 5.4(a), the Partnership hereby agrees to pay, or cause to be paid to Kestrel by wire transfer of immediately available funds to an account designated by Kestrel, in accordance with Section 5.4(c), the amount of $4,000,000 cash (the “Termination Fee”) if:

(i)    this Agreement is terminated pursuant to Section 8.1(h) or Section 8.1(i);

(ii)    this Agreement is terminated for any reason, other than by the Partnership pursuant to Section 8.1(c), and at the time of such termination a Superior Proposal existed; or

(iii)    (x) this Agreement is terminated for any reason, other than by the Partnership pursuant to Section 8.1(c), (y) an Acquisition Proposal existed at any time during the term of this Agreement and (z) prior to the twelve-month anniversary of such termination, the Partnership or any of its Affiliates consummates an Acquisition Proposal that is, from the financial point of view of the holders of the Common Units, equal to or superior to the transactions contemplated by this Agreement and such Acquisition Proposal resulted, directly or indirectly, from any communication with respect to such Acquisition Proposal which occurred either during the term of this Agreement or within six months following the termination of this Agreement; provided, however, that if this Agreement is terminated by the Kestrel Entities pursuant to Section 8.1(d) or Section 8.1(f) and one or more of the Consenting Noteholders consummate an Acquisition Proposal pursuant to Section 4 of the Lock-up Agreement and; provided further, that none of the Consenting Noteholders has, directly or indirectly, interfered with the transactions contemplated by this Agreement or is otherwise in breach of the Lock-up Agreement irrespective of whether the Partnership enforces its rights with respect to such breach, then the Kestrel Entities shall only be entitled to reimbursement of expenses pursuant to Section 5.4(a).

(c)    The parties acknowledge that it would be difficult to establish the amount of actual damages that the Kestrel Entities would incur as a result of the circumstances described in Section 5.4(b) and, as a consequence, the Termination Fee shall serve as liquidated damages. Any amounts payable pursuant to Section 5.4(b(i) and Section 5.4(b)(ii) shall be payable promptly following the termination of this Agreement. Any amounts payable pursuant to Section 5.4(b)(iii) shall be payable concurrently with the consummation of an Acquisition Proposal; provided, however, that if the parties disagree as to whether the consummated Acquisition Proposal is, from the financial point of view of the holders of the Common Units, equal to or superior to the transactions contemplated by this Agreement for purposes of triggering the payment of the Termination Fee, the Partnership and Kestrel shall jointly engage and equally share the expense of a mutually-acceptable, nationally recognized investment banking firm within 30 days of the date of the consummation of the Acquisition Proposal to make such determination and the decision of such investment banking firm shall be binding upon all parties. Except for claims for indemnification pursuant to Article IX or circumstances involving fraud, any amount payable pursuant to Section 5.4 shall, when paid, be the sole and exclusive remedy of Kestrel and shall be in lieu of all remedies at law or equity of the Kestrel Parties.

5.5    Brokers, etc.    The Partnership shall be solely responsible for the payment of any amounts owed to Jefferies in connection with the sale and purchase of the Units as contemplated herein, and the Partnership shall be solely responsible for the payment of any commission or other compensation payable to any financial advisor, broker, agent, finder, or similar intermediary retained by or acting on behalf of the Partnership in connection with the consummation of the Debt Amendments and the Rights Offering.

5.6     Special Meeting; Proxy Statement.

(a)    The Partnership shall take all commercially reasonable action necessary in accordance with Applicable Law and the Partnership’s Original Partnership Agreement to duly call, give notice of, convene and hold a special meeting of its limited partners (the “Special Meeting”) as promptly as practicable after the date hereof to consider and vote upon the adoption and approval of the Transaction, to the extent such limited partner approval is necessary with respect to the effectuation of any part of the Transaction. The limited partner vote required for the adoption and approval of the Transaction shall be the vote required by Applicable Law, the Original Partnership Agreement, and the rules of the NYSE, as represented by the Partnership in Section 3.3. The Board of Directors of the Partnership GP shall, subject to its fiduciary obligations to the Partnership’s limited partners under Applicable Law, taking into account the advice of counsel, (i) recommend to such limited partners that they vote in favor of the adoption and approval of all matters necessary to effectuate the Transaction, (ii) use its reasonable best efforts to solicit from such limited partners proxies in favor of such adoption and approval, and (iii) take all other action reasonably necessary to secure a vote of such limited partners in favor of such adoption and approval. The Partnership GP shall also use its reasonable best efforts to obtain a statement from all of its officers and directors that own partnership interests in the Partnership and entitled to vote at the Special Meeting that such persons intend to vote all such partnership interests owned by such limited partners in favor of the Transaction at the Special Meeting.

(b)    As promptly as practicable after the date hereof, the Partnership shall prepare, shall file with the SEC under the Exchange Act, shall use all reasonable best efforts to have cleared by the SEC, and promptly thereafter shall mail to its limited partners, a proxy statement with respect to the Special Meeting. The term “Proxy Statement”, as used herein, means such proxy statement and all related proxy materials and all amendments and supplements thereto, if any. Except to the extent otherwise determined in good faith by the Board of Directors of the Partnership GP in the exercise of its fiduciary duties, taking into account the advice of counsel, the Proxy Statement shall contain the recommendation of the Board that limited partners of the Partnership vote in favor of the adoption and approval of all matters necessary to effectuate the Transaction. The Partnership shall notify Buyers promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Proxy Statement by the SEC, and the Partnership shall supply Buyers with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Proxy Statement. The Partnership, after consultation with Buyers, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement. The Partnership and Buyers shall cooperate with each other in preparing the Proxy Statement, and the Partnership and Buyers shall each use its reasonable best efforts to obtain and furnish the information required to be included in the Proxy Statement. The Partnership and Buyers each agree promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Partnership further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated promptly to the limited partners of the Partnership, in each case as and to the extent required by Applicable Law.

5.7    Debt Amendments.    The Partnership Parties shall use their reasonable best efforts to promptly negotiate and enter into such amendments to the Credit Facility together with amendments to the indenture for the Senior Notes, and such waiver, forbearance and other definitive agreements and instruments required to effect the Debt Amendments, all of which shall be in form and substance reasonably satisfactory to Buyers (the “Debt Amendment Documents”), it being understood that the Lock-up Agreement and the exhibits thereto are in form and substance reasonably satisfactory to Buyers. The obligations contained in this Section are not intended, nor shall they be construed, to benefit or confer any rights upon any person other than the parties hereto.

5.8    Rights Offering.    The Partnership shall promptly prepare and submit to Buyers for review, a form of subscription agreement, subscription certificate and all other documents and instruments required in connection with the Rights Offering, all of which shall be in form and substance reasonably satisfactory to Buyers (the “Rights Offering Documents”). The Rights Offering Documents shall provide, among other things, that the Rights Offering shall be generally conducted in the manner described in Section 1.3(b) of this Agreement.

5.9    Registration Statement.    As promptly as practicable after the date hereof, the Partnership shall prepare and file with the SEC a registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) for the purpose of registering under the Securities Act the offering, sale, and delivery of the securities issuable in the Rights Offering. The term “Registration Statement”, as used herein, means such registration statement and all amendments and supplements thereto, if any. The Partnership shall use all reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Special Meeting. The Partnership shall notify Buyers promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Registration Statement by the SEC, and the Partnership shall supply Buyers with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Registration Statement. The Partnership, after consultation with Buyers, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Registration Statement. Kestrel shall use its reasonable best efforts to obtain and furnish to the Partnership the information pertaining to the Kestrel Entities and their Affiliates to the extent required to be included in the Registration Statement. The Partnership and Buyers each agree promptly to correct any information provided by it for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Partnership further agrees to use its reasonable best efforts to cause the Registration Statement (or the prospectus contained therein) as so corrected to be filed with the SEC and to be disseminated to the extent required by Applicable Law. The Partnership shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) reasonably required to be taken under any applicable state securities laws in connection with the issuance of securities pursuant to the Registration Statement.

5.10    Withdrawal of General Partner.    On the Closing Date, subject to the terms and conditions set forth in this Agreement, the Partnership GP hereby agrees to withdraw as sole general partner of the Partnership and recommend in the Proxy Material that the limited partners elect the Successor General Partner in substitution therefor and to transfer its equity interest in Star/Petro Inc. to the Partnership. In connection with its withdrawal as general partner, the Partnership GP acknowledges and agrees that the current fair market value of its general partnership interest in the Partnership is zero and, consequently, shall not exercise its option to require the Successor General Partner to purchase such general partnership interest.

5.11    Exclusivity Agreement.

(a)    Subject to the other provisions of this Section 5.11, from the date of this Agreement to the earlier of (i) the Closing Date, or (ii) the termination of this Agreement in accordance with its terms (but not including upon or due to a breach of this Agreement by the Partnership) (the “Exclusivity Period”), the Partnership Parties agree that its officers and directors will not, and agree to use reasonable efforts to insure that their respective Affiliates, advisors, representatives and employees do not, directly or indirectly, solicit any offer from, initiate or engage in any discussions or negotiations with, or provide any information other than publicly available information to, any Person (other than the Kestrel Entities, holders of the Senior Notes, the Senior Lender and their Affiliates and representatives; provided that each of the foregoing is subject to non-disclosure agreements with the Partnership) concerning any Acquisition Proposal. In addition, subject to the other provisions of this Section 5.11, the Partnership Parties will not engage in any communications whatsoever, directly or indirectly, with any party that initiates discussions regarding a potential Acquisition Proposal except for communications that are wholly unrelated to such a potential Acquisition Proposal or to notify such party that it will not engage in any communications at such time. The Partnership shall promptly advise Kestrel orally and in writing of any inquiry or proposal by a third party regarding an Acquisition Proposal.

(b)    Notwithstanding the foregoing, nothing contained in this Section 5.11 prohibits the Partnership from (x) in the event of an unsolicited Acquisition Proposal, requesting from the third party such information in writing as may be reasonably necessary for the board of directors of the Partnership GP (on behalf of itself and as Partnership GP) to inform itself as to the material terms of such Acquisition Proposal for the sole purpose of determining whether such Acquisition Proposal constitutes a Superior Proposal, (y) taking (and disclosing to the Partnership’s unitholders or partners) its position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or (z) making such disclosure to the Partnership’s unitholders or partners as in the good-faith judgment of the board of directors of the Partnership GP, after receipt of advice from outside legal counsel to the Partnership, that such disclosure is advisable for the board of directors of the Partnership GP to comply with its fiduciary duties under Applicable Law.

(c)    Notwithstanding the foregoing, prior to the Closing Date, the Partnership may furnish information concerning the Partnership Business or the assets associated with the Partnership Business to any Person pursuant to a confidentiality agreement with terms no less favorable to the Partnership or its Affiliates than those contained in the Confidentiality Agreement and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if, but only if, (i) such Acquisition Proposal is reasonably likely to be consummated (taking into account the legal aspects of the proposal, the Person making the Acquisition Proposal and approvals required in connection therewith), (ii) such Person has on an unsolicited basis, and in the absence of any violation of this Section 5.11 by the Partnership or its Affiliates, submitted a bona fide, written proposal to the Partnership relating to any such transaction that the board of directors of the Partnership GP determines in good faith, after receiving advice from the Partnership’s financial advisors, may reasonably be expected to be more favorable to the Partnership or the Partnership’s unitholders or partners from a financial point of view than the transactions contemplated by this Agreement, and (iii) in the good faith opinion of the board of directors of the Partnership GP, after consultation with outside legal counsel to the Partnership, providing such information or access or engaging in such discussions or negotiations is in the best interests of the Partnership and its unitholders or partners and necessary in order for the board of directors of the Partnership GP to discharge its fiduciary duties to the Partnership’s unitholders or partners under applicable Law (an Acquisition Proposal that satisfies clauses (i), (ii) and (iii) being referred to as a “Superior Proposal”). The Partnership shall promptly, and in any event within three business days following receipt of a Superior Proposal and prior to providing any Person with any material non-public information, notify Buyers of the receipt of the same. The Partnership shall promptly provide to Buyers any material non-public information regarding the Partnership, the Business or the assets associated with the Partnership Business provided to any Person that was not previously provided to Buyers, such additional information to be provided no later than the date of provision of such information to such Person.

(d)    Except as set forth in this Section 5.11, neither the board of directors of the Partnership GP nor any committee thereof may (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the transactions contemplated by this Agreement or to Buyers, the approval or recommendation by the board of directors of the Partnership GP of this Agreement or the transactions contemplated by this Agreement, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any Contract or other agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the Closing, the board of directors of the Partnership GP may (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated by this Agreement, approve or recommend a Superior Proposal, or enter into a Contract or other agreement with respect to a Superior Proposal (an “Acquisition Agreement”), in each case at any time after the third business day following the Partnership’s delivery to Buyers of written notice advising Buyers that the board of directors of the Partnership GP has received a Superior Proposal, attaching the most current version of the Acquisition Agreement (including any subsequent modifications and amendments) and identifying the Person making such Superior Proposal; provided, however, that neither the Partnership nor any of its Affiliates may enter into an Acquisition Agreement with respect to a Superior Proposal unless the Partnership complies with this Section 5.11.

(e)    The Partnership may terminate this Agreement and the Partnership or its Affiliates may enter into an Acquisition Agreement with respect to a Superior Proposal, provided that, prior to any such termination, (i) the Partnership has provided Buyers written notice that it intends to terminate this Agreement pursuant to this Section, identifying the Superior Proposal then determined to be more favorable and the parties thereto, and (ii) at least three business days after the Partnership has provided the notice referred to in clause (i) above, the Partnership delivers to Buyer (A) a written notice of termination of this Agreement pursuant to this Section 5.11, and (B) the Termination Fee pursuant to Section 5.4(b) and Section 5.4(c).

5.12    Access to Information; Partnership Facilities.    During the Interim Period, the Partnership (i) shall give Buyers and their authorized representatives reasonable access to the Partnership’s employees, Partnership Facilities, and all books and records of the Partnership Entities, (ii) shall permit Buyers and their authorized representatives to make such inspections, including such environmental assessments, investigations and testing, as they may reasonably require to verify the accuracy of any representation or warranty contained in ARTICLE III, and (iii) shall cause the Partnership’s officers to furnish Buyers and their authorized representatives with such financial and operating data and other information with respect to the Partnership Entities as Buyers may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of the Partnership contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that the Partnership shall have the right to have a representative present at all times.

5.13    Reasonable Best Efforts.    Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the Transaction.

5.14    Cooperation and Information.    Buyers shall cooperate fully with the Partnership in connection with the preparation and filing of the Proxy Statement and the Registration Statements, and Buyers shall obtain and furnish to the Partnership in writing the information regarding Buyers, its Affiliates and the prospective directors of the Successor General Partner required to be included (based upon the advice of its counsel) in the Proxy Statement and the Registration Statement.

5.15    Amendment to Certificate of Limited Partnership.    Promptly following the Closing, the Successor General Partner will cause the Partnership to amend its certificate of limited partnership to reflect that the Successor General Partner is the general partner of the Partnership.

5.16    Taxes.

(a)    Notwithstanding anything to the contrary herein, the Partnership GP shall use its best efforts to not permit the Partnership to enter into any agreement, commitment, guarantee, obligation or activity, including any acquisitions or borrowings, that could result in the recognition of UBTI by any Unit holder by reason of its ownership of Units.

(b)    All first-tier Subsidiaries of the Partnership will be formed and remain corporations for United States tax purposes or the Partnership GP shall cause such Subsidiaries to be classified and treated as corporations for United States tax purposes, in each case from their inception and for all times thereafter.

5.17    Directors’ And Officers’ Indemnification And Insurance.

(a)    For the period of six years from and after the Closing Date, the Partnership shall (i) indemnify and hold harmless, against any costs or expenses (including attorney’s fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors, officers and employees of Star LLC (in all of their capacities) (the “Covered Parties”) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this agreement by the Partnership pursuant to the Original Partnership Agreement and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Star LLC and (B) without limitation to clause (A), to the fullest extent permitted by Applicable Law, (ii) to the extent permissible under then Applicable Law in effect at the time, include and cause to be maintained in effect in the Partnership’s (or any successor’s) agreement of limited partnership and bylaws, the current provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the Original Partnership Agreement and (iii) cause to be maintained for a period of six years after the Closing Date the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (“D&O Insurance”) maintained by the Partnership (provided that the Partnership (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Closing Date (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby); and provided, further, that in no event shall the Partnership be required to expend in any one year more than the current annual premium expended by the Partnership to maintain or procure such D & O Insurance immediately prior to the Closing Date (such amount, the “Maximum Annual Premium”); provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Partnership shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. Alternatively, the Partnership may purchase a six-year “tail” prepaid policy covering liabilities arising from facts or events that occurred on or prior to the Closing Date (including acts and omissions occurring in connection with the approval of this Agreement and the transactions contemplated hereby) on terms and conditions no less advantageous to the insured than the D & O Insurance; provided, that in no event shall the Partnership be required to expend in excess of the Maximum Annual Premium. The Partnership shall consult with Kestrel as to its decision whether to maintain the D&O or to secure such “tail” coverage and keep Kestrel informed throughout the process. If such “tail” prepaid policy has been obtained by the Partnership prior to the Closing Date, (i) the Partnership shall not be obligated to maintain D & O Insurance as described above, and (ii) the Partnership shall maintain such “tail” policy in full force and effect, for its full term, and continue to honor their respective obligations thereunder. The obligations of the Partnership under this Section 5.17 shall not be terminated or modified in such a manner as to adversely affect any Covered Party without the consent of such affected Covered Party (it being expressly agreed that the Covered Parties shall be third party beneficiaries of this Section 5.17. In the event any claim or claims are asserted or made pursuant to the indemnification rights set forth in this Section 5.17, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. Any determination required to be made with respect to whether an indemnified party’s conduct complies with the applicable standard of conduct which governs the availability of such indemnification shall be made by independent legal counsel selected by the indemnified party and reasonably acceptable to the Partnership.

(b)    If the Partnership or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the surviving entity shall assume all of the obligations of the Partnership set forth in this Section 5.17.

5.18    Certain Agreement.    The Buyers have been advised that the Partnership GP has requested the Partnership to reimburse it for all past and future obligations of the Partnership GP under an agreement dated March 7, 2005 between the Partnership GP and Irik Sevin and Buyers acknowledge that the Partnership is bound, and Buyers agree to cause the Partnership to make such reimbursement without offsets, defenses or counterclaims, except that the Partnership shall have such defenses as may become available to the Partnership GP pursuant to such Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF THE PARTNERSHIP PARTIES

6.1    Conditions to Closing.    The obligations of the Partnership Parties to consummate the Transaction shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties True.    All the representations and warranties of Kestrel for itself and behalf of the Buyers contained in this Agreement shall be true and correct on and as of the Closing Date (except to the extent otherwise contemplated by this Agreement or the Ancillary Documents); provided, however, that (i) to the extent that any such representation or warranty is made as of a specified date, such representation or warranty shall have been true and correct as of such specified date, and (ii) with respect to each representation and warranty that is not otherwise qualified by its terms by a materiality standard, this condition shall be satisfied if such representation or warranty shall be true and correct in all material respects.

(b)    Covenants and Agreements Performed.    Buyers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)    Opinion of Counsel.     The Partnership shall have received an opinion of legal counsel to Buyers, dated the Closing Date, in form reasonably satisfactory to the Partnership, covering those matters set forth in Exhibit 6.1(c) attached hereto, subject to customary assumptions, limitations and exclusions.

(d)    Legal Proceedings.    On the Closing Date, other than suits to enforce this Agreement, there shall not be (i) any effective injunction, writ, or temporary restraining order or any other order of any nature issued by a court or Governmental Authority of competent jurisdiction directing that any aspect of the Transaction not be consummated, (ii) any Proceeding pending in which it is or may be sought to prohibit, substantially delay, or rescind this Agreement, the Debt Amendments Documents, the Rights Offering Documents or any aspect of the Transaction or to obtain an award of damages in connection with the Transaction and which, in the good faith judgment of either of the parties, is material, or (iii) any Proceedings pending against the Partnership Entities which, in the good faith judgment of either of the parties, would be expected to have a Partnership Material Adverse Effect.

(e)    Limited Partner Approval.    The holders of the requisite number of outstanding units of limited partnership interests in the Partnership shall have duly and validly approved all items necessary to effectuate the Transaction to the extent that limited partner approval is required.

(f)    Stock Exchange Listing.    The Common Units issuable upon exercise of the Rights shall have been approved for listing on the NYSE, subject to official notice of issuance.

(g)    Completion of Debt Amendments.    All conditions precedent to the closing of the Debt Amendments, including the execution and delivery of the Debt Amendments Documents and the successful completion and closing of the Senior Notes Exchange Offer, shall have been satisfied or duly waived and such closings shall occur simultaneously with the Closing.

(h)    Certificate.    The Partnership shall have received a certificate executed by a duly authorized person on behalf of Buyers dated the Closing Date, representing and certifying, in such detail as the Partnership may reasonably request, that the conditions set forth in this Section 6.1 have been fulfilled.

(i)    Completion of Rights Offering.    The Rights Offering shall have commenced and expired and the number of Unsubscribed Units shall have been determined.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF BUYERS

7.1    Conditions to Closing.    The obligations of Buyers to consummate the Transaction shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties True.    The representations and warranties of the Partnership Parties for themselves and on behalf of the Partnership Entities contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date); provided, however, such representations and warranties shall be deemed to be true in all material respects for the purposes of this Section 7.1(a) unless one or more breaches of such representations and warranties either individually or in the aggregate would reasonably be expected to result in loss or liability to the Partnership Entities of $2,500,000 or more; and provided, further, that nothing in this Section 7.1(a) shall limit or affect the Kestrel Entities’ rights to assert a claim for indemnification pursuant to Article IX relating to any such breach or breaches.

(b)    Covenants and Agreements Performed.    The Partnership Parties shall have performed and complied with the agreements contained in Section 5.1 at all times during the Interim Period, and the Partnership Parties shall have performed and complied in all material respects with all other covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)    Opinion of Counsel.    Buyers shall have received an opinion of legal counsel to the Partnership, dated the Closing Date, in form reasonably satisfactory to Buyers, covering those matters set forth in Exhibit 7.1(c) attached hereto, subject to customary assumptions, limitations and exclusions.

(d)    Legal Proceedings.    On the Closing Date, other than suits to enforce this Agreement, there shall not be (i) any effective injunction, writ, or temporary restraining order or any other order of any nature issued by a court or Governmental Authority of competent jurisdiction directing that any aspect of the Transaction not be consummated, (ii) any Proceeding pending in which it is or may be sought to prohibit, substantially delay, or rescind this Agreement, the Debt Amendments Documents, the Rights Offering Documents or any aspect of the Transaction or to obtain an award of damages in connection with the Transaction and which, in the good faith judgment of either of the parties, is material, or (iii) any Proceedings pending against the Partnership Entities which, in the good faith judgment of either of the parties, would be expected to have a Partnership Material Adverse Effect.

(e)    Limited Partner Approval.    The holders of the requisite number of outstanding units of limited partnership interests in the Partnership shall have duly and validly approved all items necessary to effectuate the Transaction to the extent that limited partner approval is required.

(f)    Consents.    All Partnership Consents set forth on Schedule 7.1(f) shall have been obtained or made and shall be in full force and effect as to the Partnership Parties at the time of the Closing, and with respect to any such Partnership Consent related to the Debt Amendments, such Partnership Consent shall have been given (and any such amendment shall have been made) on terms that are reasonably acceptable to Buyers, which acceptance shall not be unreasonably withheld, conditioned or delayed.

(g)    No Adverse Changes.    Since the date of this Agreement, there shall not have been any Partnership Material Adverse Effect.

(h)    Completion of Debt Amendments.    All conditions precedent to the closing of the Debt Amendments, including the execution and delivery of the Debt Amendments Documents and the successful completion and closing of the Senior Notes Exchange Offer, shall have been satisfied or duly waived and such closings shall occur simultaneously with the Closing.

(i)    Stock Exchange Listing.    The Common Units issuable upon exercise of the Rights shall have been approved for listing on the NYSE, subject to official notice of issuance.

(j)    New Partnership Agreement.    The New Partnership Agreement will have been adopted on or prior to the Closing Date.

(k)    Directors and Officers Insurance.    Each of the representatives of Buyers serving on the Board of Directors of the Successor General Partner shall obtain comparable insurance coverage under new or replacement director and officer insurance policies and under indemnification agreements as the Partnership’s directors receive as of the date hereof (including coverage for liabilities arising before the date of taking office to the extent arising from such person’s status as a prospective director), such policies shall be in full force and effect in accordance with their terms in existence as of the Closing Date.

(l)    Certificates.    Buyers shall have received a certificate or certificates representing the Units purchased at the Closing, in definitive form representing the Units, registered in the respective name of each Buyer and duly executed by the Partnership GP.

(m)    Officer Certificate.    Buyers shall have received a certificate executed on behalf of the Partnership GP by its chief executive officer or the chief financial officer, dated the Closing Date, representing and certifying, in such detail as Buyers may reasonably request, that the conditions set forth in this Section 7.1 have been fulfilled.

(n)    Completion of Rights Offering.    The Rights Offering shall have commenced and expired and the number of Unsubscribed Units shall have been determined.

ARTICLE VIII

TERMINATION, AMENDMENT, AND WAIVER

8.1    Termination Prior to Closing.    This Agreement may be terminated and the Transaction abandoned at any time prior to the Closing in the following manner:

(a)    by mutual written consent of the Partnership and Kestrel; or

(b)    by the Partnership or Kestrel after April 30, 2006 if the Closing shall not have occurred by the close of business on such date, so long as the failure to consummate the Transaction on or before such date does not result from a breach of this Agreement by the party seeking termination of this Agreement; or

(c)    by the Partnership, if (i) any of the representations and warranties of Kestrel for itself and on behalf of the Buyers contained in this Agreement shall not be true and correct when made or at any time prior to the Closing as if made at and as of such time, except (A) as contemplated hereby or (B) with respect to each representation and warranty that is not otherwise qualified by its terms by a materiality standard, such representation and warranty shall not be true and correct in all material respects, or (ii) Buyers shall have failed to fulfill any of their obligations in this Agreement in all material respects; and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within five days of actual knowledge thereof by Buyers; or

(d)    by Buyers, if (i) any of the representations and warranties of the Partnership Parties for themselves and on behalf of the Partnership Entities contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall not be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date) except where the failure to be true and correct would not reasonably be expected to result in loss or liability to the Partnership Entities of $2,500,000 or more, (ii) the Partnership Parties shall have failed to fulfill any of their obligations under Section 5.1, or (iii) the Partnership Parties shall have failed to fulfill any of its obligations in this Agreement (other than those obligations set forth in Section 5.1) in all material respects; and, in the case of each of clauses (i), (ii) and (iii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 10 days of actual knowledge thereof by the Partnership Parties ; or

(e)    by the Partnership or Kestrel, if the limited partners of the Partnership shall have failed to adopt at a meeting the matters contained in the Proxy Statement that are necessary in order to adopt and approve the Transaction; or

(f)    by Kestrel or the Partnership, upon the occurrence of a Bankruptcy Event; or

(g)    by Kestrel, upon the occurrence of any default by the Partnership Entities under the Credit Facility or the Senior Notes if the holders of indebtedness pursuant to the Credit Facility or the holders of the Senior Notes entitled to declare a default, or any trustee or representative thereof, shall have taken any steps to accelerate any such indebtedness or shall have commenced the exercise of any remedies permitted pursuant to the agreement or other instruments creating such indebtedness; or

(h)    by the Partnership Entities as provided in Section 5.11(e); or

(i)    by Kestrel at any time following an Exclusivity Breach.

8.2    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 8.1 by the Partnership, on the one hand, or Kestrel, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the provisions contained in this ARTICLE VIII, ARTICLE IX and in Sections 5.4 and 5.5 and the Confidentiality Agreement shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for any willful breach of this Agreement.

8.3    Amendment.    This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

8.4    Waiver.    No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The provisions of this Agreement may not be waived except by an instrument in writing signed by or on behalf of the party against whom such waiver is sought to be enforced.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

9.1    Survival.    The representations and warranties of the parties hereto contained in Articles III and IV of this Agreement or in any certificate delivered pursuant to Section 6.1(i) or 7.1(m) hereof shall survive the Closing, respectively, regardless of any investigation made by or on behalf of any party, until the first anniversary of the Closing Date (the “Survival Date”). No action may be brought with respect to a breach of any representation and warranty after the Survival Date unless, prior to such time, the party seeking to bring such an action has notified the other parties of such claim, specifying in reasonable detail the nature of the loss suffered. The provisions of this Section 9.1 shall have no effect upon any of the covenants of the parties set forth in Article V or any of the other obligations of the parties hereto under the Agreement, whether to be performed later, at or after the Closing.

9.2    Indemnification by Partnership.

(a)    The Partnership shall indemnify, defend, and hold harmless each of the Kestrel Entities, their respective Affiliates and each of their respective directors, officers, employees and agents (collectively, the “Indemnified Parties”) from and against any and all Indemnified Liabilities, REGARDLESS OF WHETHER SUCH INDEMNIFIED LIABILITIES ARE CAUSED BY THE NEGLIGENCE OF AN INDEMNIFIED PARTY; provided however, that the Partnership shall not be obligated to indemnify an Indemnified Party with respect to any Indemnified Liabilities to the extent it is ultimately determined by a final non-appealable judgment of a court of competent jurisdiction that such Indemnified Liabilities were caused by the gross negligence, willful misconduct or material breach of this Agreement of or by such Indemnified Party.

(b)    At the written request of an Indemnified Party, the Expenses incurred by an Indemnified Party in connection with any Proceeding, other than as provided in subparagraph (c), shall be paid by the Partnership as and when incurred by the Indemnified Party in advance of the final disposition of such Proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Party to repay promptly such amount to the extent that it is ultimately determined that the Indemnified Party is not entitled to be indemnified by the Partnership (a “Repayment Undertaking”). The request for advancement of Expenses by the Indemnified Party and the Repayment Undertaking need not be secured. Any advancement of Expenses shall be made no later than 20 days after receipt by the Partnership of the Repayment Undertaking from the Indemnified Party, and is required to be made notwithstanding any allegation by the Partnership or any other person that an Indemnified Party is not entitled to indemnification pursuant to the exception set forth in subparagraph (a) hereof.

(c)    Notwithstanding any other provisions herein, the Partnership shall not be obligated hereunder to indemnify or advance Expenses to an Indemnified Party with respect to any Proceeding, or any claim therein, brought or made (i) by an Indemnified Party against the Partnership, other than a Proceeding, or a claim therein, made by an Indemnified Party in connection with successfully establishing or enforcing his right of indemnification or to receive advancement of Expenses, in whole or in part, hereunder or (ii) by the Partnership against Buyers pursuant to Section 9.3 hereof.

(i)    Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding against an Indemnified Party with respect to which an Indemnified Party demands indemnification or advancement of Expenses hereunder, such Indemnified Party shall promptly notify the Partnership in writing of the commencement thereof, provided that the failure to so notify the Partnership shall not relieve it from any liability that it may have to an Indemnified Party, except to the extent that such failure has materially prejudiced the Partnership’s ability to provide a defense in the Proceeding. The Partnership shall have the right to assume the defense of any such Proceeding, but the Indemnified Parties collectively shall have the right, at the expense of the Partnership, to retain not more than one counsel of their choice to represent the Indemnified Parties in such Proceeding. The counsel for the Indemnified Parties may participate in, but not control, the defense of such Proceeding.

(ii)    The indemnity provided for herein shall cover the amount of any settlements entered into by an Indemnified Party in connection with any claim for which an Indemnified Party may be indemnified hereunder; provided that, no settlement binding on an Indemnified Party may be made without the consent of a Kestrel Indemnified Party and the Partnership (which consent shall not be reasonably withheld).

(iii)    Any indemnification hereunder shall be made no later than 45 days after receipt by the Partnership of the written request of the Indemnified Party.

(d)    If an Indemnified Party is entitled under any provision hereof to indemnification or to receive advancement by the Partnership for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnified Party in the investigation, defense, appeal, settlement or other disposition of any proceeding but not, however, for the total amount thereof, the Partnership shall nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is entitled.

(e)    In the event of the Partnership’s payment to an Indemnified Party hereunder, the Partnership shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnified Party, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Partnership effectively to bring suit to enforce such rights.

(f)    If any provision or provisions of this Section 9.2 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Section 9.2 shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

(g)    In the absence of fraud, each Indemnified Party’s sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement will be pursuant to the indemnification provisions set forth in this Article 11; provided, that nothing in this provision shall be deemed to limit the rights of any Indemnified Party to (1) be indemnified by any other party to this Agreement (as opposed to a third party) pursuant to the indemnification obligations in ARTICLE IX or (2) to receive the Termination Fee, expense reimbursement and injunctive relief as provided herein.

(h)    In the absence of fraud, the Partnership will not be liable to an Indemnified Party for any punitive damages resulting from or arising out of this Agreement or the transactions contemplated by this Agreement.

(i)    Notwithstanding any other provision of this Section 9.2, the obligations of the Partnership to indemnify the Indemnified Parties for Indemnified Liabilities shall: (i) not apply to any individual claim of less than $50,000 (a “Small Claim”) until the aggregate of all Small Claims exceeds $500,000 and then once the $500,000 threshold is exceeded the Indemnified Parties shall be entitled to recovery from the first dollar of liability; and (ii) be limited to, and will not exceed, 25% of the aggregate Purchase Price.

9.3    Indemnification by Kestrel.

(a)    Kestrel shall indemnify, defend, and hold harmless the Partnership from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs and Expenses of any nature whatsoever asserted against, resulting to, imposed upon, or incurred by the Partnership, directly or indirectly, by reason of or resulting from any breach by Kestrel of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto regardless of whether discovered prior to or after the Closing and regardless of whether the Closing occurs.

(b)    Promptly after receipt by the Partnership of notice of the commencement of any Proceeding against it with respect to which the Partnership demands indemnification hereunder, the Partnership shall promptly notify Kestrel in writing of the commencement thereof, provided that the failure to so notify Kestrel shall not relieve it from any liability that it may have to the Partnership, except to the extent that such failure has materially prejudiced Kestrel’s ability to provide a defense in the Proceeding. Kestrel shall have the right to assume the defense of any such Proceeding, but the Partnership shall have the right, at the expense of Kestrel, to retain not more than one counsel of its choice to represent the Partnership in such Proceeding. The counsel for the Partnership may participate in, but not control, the defense of such Proceeding. The indemnity provided for herein shall cover the amount of any settlements entered into by the Partnership in connection with any claim for which the Partnership may be indemnified hereunder; provided that, no settlement binding on the Partnership may be made without the consent of the Partnership and Kestrel (which consent shall not be reasonably withheld). Any indemnification hereunder shall be made no later than 45 days after receipt by Kestrel of the written request of the Partnership.

(c)    If the Partnership is entitled under any provision of this Section 9.3 to indemnification by Kestrel for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by the Indemnified Party in the investigation, defense, appeal, settlement or other disposition of any proceeding but not, however, for the total amount thereof, Kestrel shall nevertheless indemnify the Partnership and/or the Partnership GP for the portion thereof to which the Partnership is entitled.

(d)    In the event of Kestrel’s payment to the Partnership hereunder, Kestrel shall be subrogated to the extent of such payment to all the rights of recovery of the Partnership, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable Kestrel effectively to bring suit to enforce such rights.

(e)    If any provision or provisions of this Section 9.3 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Section 9.3 shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

(f)    In the absence of fraud, the Partnership’s sole and exclusive remedy with respect to any and all claims relating to the subject matter of this agreement will be pursuant to the indemnification provisions set forth in this Article IX; provided, that nothing in this provision shall be deemed to limit the rights of the Partnership to (1) be indemnified by any other party to this Agreement (as opposed to a third party) pursuant to the indemnification obligations in ARTICLE IX or (2) to receive injunctive relief as provided herein.

(g)    In the absence of fraud, Kestrel will not be liable to the Partnership for any punitive damages resulting from or arising out of this Agreement or the transactions contemplated by this Agreement.

(h)    Notwithstanding any other provision of this Section 9.3, the obligations of Kestrel to indemnify the Partnership for Indemnified Liabilities shall: (i) not apply to any Small Claim until the aggregate of all Small Claims exceeds $500,000 and then once the $500,000 threshold is exceeded the Partnership shall be entitled to recovery from the first dollar of liability; and (ii) be limited to, and will not exceed, 25% of the aggregate Purchase Price.

ARTICLE X

MISCELLANEOUS

10.1    Notices.    All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or telefax, to the parties at the addresses and telefax numbers set forth opposite their names on the signature page hereof (or at such other addresses and telefax numbers as shall be specified by the parties by like notice).

10.2    Entire Agreement.    This Agreement (together with the Equity Maintenance Agreement entered into simultaneously herewith by and among the Kestrel Entities and Yorktown Energy Partners VI, L.P.) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties and their Affiliates with respect to the subject matter hereof, provided that, that certain Confidentiality Agreement between Kestrel and the Partnership dated April 14, 2005 (the “Confidentiality Agreement”) shall remain in effect pending the Closing or upon termination of this Agreement and shall only terminate upon Closing.

10.3    Binding Effect; Assignment; No Third Party Benefit.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, except that any Buyer may assign to any Person in which Kestrel is the sole owner, or to any other Affiliate of Buyer, any of such Buyer’s rights, interests, or obligations hereunder, upon notice to the Partnership Parties, but such assignment shall not in any way relieve such Buyer of any of its obligations under this Agreement. Prior to the Closing, any assignee of an initial Buyer executing this Agreement shall, upon such assignment, execute this Agreement as a Buyer. Except as provided in Section 5.17 (which is expressly intended for the benefit of “Covered Parties,” as defined therein) and ARTICLE IX, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

10.4    Severability.    If any provision of this Agreement is held to be unenforceable, then this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect to the maximum extent permitted by Applicable Law; provided, however, that (i) the provisions of Section 9.2(f) and 9.3(e) shall apply with respect to the severability of the provisions pertaining to the right to indemnification contained in Section 9.2 and 9.3, respectively, and (ii) if any provision of this Agreement other than Section 9.2 or Section 9.3 is held unenforceable, and the unenforceability of such provision would substantially impair the rights and benefits and/or increase the duties and obligations of either party contained in this Agreement, then this Agreement shall be terminated at the election of any party whose rights and benefits are impaired or duties and obligations increased, subject to the provisions of ARTICLE VIII thereof.

10.5    Injunctive Relief.    The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

10.6    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

10.7    Counterparts.    This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

10.8    Titles.    The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.9    Schedules.    Disclosure of any fact or item in any section of the Disclosure Schedule referenced in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to such other paragraph or section whether or not an explicit cross-reference appears. Certain of the representations and warranties set forth in this Agreement contemplate that there will be included in the Disclosure Schedule information that might be “material” or have a “material adverse effect” or “Partnership Material Adverse Effect”. The Partnership may elect to include in such schedules items that are not material or are not likely to have a “material adverse effect” or “Partnership Material Adverse Effect” and, in order to avoid any misunderstanding, any such inclusion shall not be deemed to be an acknowledgment or representation that such items are material or would have a “material adverse effect” to establish any standard of materiality, “material adverse effect” or “Partnership Material Adverse Effect” or to define further the meaning of such terms for purposes of this Agreement.

ARTICLE XI

DEFINITIONS

11.1    Certain Defined Terms.    As used in this Agreement, each of the following terms has the meaning given it in this Article:

“Acquisition Proposal” means (i) any proposal to commence or conduct a tender or exchange offer involving the Partnership or one or more of the Partnership Entities, (ii) any proposal for a merger, consolidation or other business combination involving the Partnership or one or more of the Partnership Entities, (iii) any proposal or offer to acquire in any manner a substantial equity interest in the Partnership or one or more of the

Partnership Entities, (iv) any proposal or offer to acquire in any manner a substantial portion of the Partnership Business or the assets associated with the Partnership Business, (v) any proposal or offer with respect to any recapitalization or restructuring (whether of equity or debt or a combination thereof) with respect to the Partnership or one or more of the Partnership Entities, or (vi) any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Partnership or any of the Partnership Entities.

“Affiliate” has the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

“Ancillary Documents” means the New Partnership Agreement, the Rights Agreement Amendment and each agreement, instrument, and document (other than this Agreement) executed or to be executed by the Partnership or Buyers in connection with the sale and purchase of the Units as contemplated by this Agreement.

“Applicable Law” means any federal, state, local, municipal, foreign, international, multinational or other administrative statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Authority to which a specified person or property is subject.

“Bankruptcy Event” means the occurrence of any of the following with respect to any of the Partnership Entities:

(i)    making an assignment for the benefit of creditors;

(ii)    filing a voluntary petition in bankruptcy;

(iii)    being adjudicated a bankrupt or insolvent, or having entered against it an order for relief in any bankruptcy or insolvency proceeding;

(iv)    filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

(v)    filing an answer or other pleading admitting to or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (iv) above; or

(vi)    seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of it or all or any substantial part of its properties.

“Benefit Plan” means any bonus, profit sharing, compensation, severance, termination, stock option, stock unit, stock appreciation right, unit appreciation right, restricted stock, restricted unit, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, health, life, disability, or any other employee benefit or fringe benefit agreement, policy, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, employee or other service provider.

“Brokerage Fee” means the fees and expenses of Jefferies in connection with its services as financial advisor to the Partnership in connection with the Transaction.

“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Capital Stock” means, with respect to: (i) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (ii) any other entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that entity.

“Common Units” mean the units representing common limited partnership interests in the Partnership and having the rights and obligations specified with respect to the Common Units in the Original Partnership Agreement or the New Partnership Agreement, as applicable, together with associated rights to purchase Class A Common Units of the Partnership pursuant to the Rights Agreement.

“Consenting Noteholders” mean the holders of the Partnership’s 10.25% Senior Notes due 2013 issued pursuant to the Indenture and that have executed the Lock-up Agreement.

“Contract” means any agreement, contract, lease, license, sublicense, or other undertaking (whether written or oral and whether express or implied) that is legally binding relating to the Partnership Business to which the Partnership Assets or any of the Partnership Entities is a party or by which any of them is bound.

“Credit Facility” means that certain $260 million revolving credit facility agreement with a group of lenders led by the Senior Lender.

“Credit Facility Amendments” means certain amendments to the Credit Facility in substantially the form attached as Exhibit B.

“Encumbrances” means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and inland wetlands and water courses), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Compliance Liability” means any and all liabilities, costs and expenses arising under, or related to, compliance with any Environmental Laws applicable to the Partnership Facilities or the Partnership Business or operations or assets associated with the Partnership Facilities or the Partnership Business, that would reasonably result in claims and/or demands under Environmental Laws and/or liabilities to third parties, including but not limited to, Governmental Authorities.

“Environmental Conditions” means all circumstances with respect to soil, surface waters, groundwaters, ponds, stream sediment, air and similar environmental media and building materials, both on-site and off-site of the property owned and/or operated and/or occupied by the Partnership Entities or any Predecessor at the Partnership Facilities, and all improvements thereto upon or in which the Partnership Business is now or was formerly operated that would reasonably require remedial action and/or that would reasonably result in claims and/or demands by and/or liabilities to third parties including, but not limited to, Governmental Authorities. This term shall expressly include on- and off-site liabilities asserted under the Comprehensive Environmental Response Compensation and Liability Act, as amended, (“CERCLA”) or analogous State or foreign statutes.

“Environmental Laws” means all Applicable Laws relating to pollution or protection of human health (as relating to exposure to Materials of Environmental Concern) or the Environment, including (without limitation), (i) emissions, discharges, releases or threatened releases of Materials of Environmental Concern, (ii) the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, (iii) the preservation of the Environment or mitigation of adverse effects thereon, (iv) community right-to-know, hazard communication and noise concerns or (v) record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

“Environmental Notice” means any summons, citation, directive, order, claim, pleading, proceeding, judgment, letter or any other written communication from the United States Environmental Protection Agency (“USEPA”), or any other federal, state or local agency or authority, or any other entity or any individual, concerning any intentional or unintentional act or omission which has resulted in or which threatens result in the Release of any Materials of Environmental Concern into the Environment or building material, or other violation or alleged violation of Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to a Person, any entity which has ever been considered a single employer with such Person under Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exclusivity Breach” means any breach by the Partnership of its agreements contained in this Section 5.11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” means that period of time during which holders of Rights may exercise rights to subscribe for Common Units in the Partnership.

“Existing Indebtedness” means all existing indebtedness of the Companies in respect of borrowed money, including the outstanding indebtedness under the Credit Facility and the Senior Notes.

“Expenses” shall mean any expenses incurred in connection with a Proceeding, including, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

“GAAP” means generally accepted accounting principles as in effect in the United States of America on the applicable date.

“General Partner Units” mean the units representing the general partnership interest in the Partnership and having the rights and obligations specified with respect to the General Partner Units in the Original Partnership Agreement.

“Governmental Authority” means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

“Indemnified Liabilities” mean any and all claims, actions, causes of action, demands, losses, liabilities, obligations, losses, damages, penalties and Expenses of any kind or nature whatsoever with respect to or arising out of this Agreement and regardless of whether claimed or alleged by any of the parties hereto or any third party, the Transaction (including the Debt Amendments and the Rights Offering), the actual or proposed execution, delivery, enforcement and performance of this Agreement or the Ancillary Documents, and/or otherwise arising directly or indirectly, by reason of or resulting from any breach by the Partnership Parties of any of their representations, warranties, covenants, or agreements contained in this Agreement or in any certificate delivered pursuant hereto, regardless of whether discovered prior to or after the Closing and regardless of whether the Closing occurs.

“Indenture” means that certain indenture dated February 6, 2003 by and among the Partnership, Star Gas Finance Company and Union Bank of California, N.A., as Trustee.

“Intellectual Property” means patents, trademarks, service marks, trade names, service names, logos, marks, designs, copyrights and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.

“IRS” means the Internal Revenue Service.

“Jefferies” shall mean Jefferies & Company, Inc.

“Junior Subordinated Units” mean the units representing junior subordinated limited partnership interests in the Partnership and having the rights and obligations specified with respect to the Junior Subordinated Units in the Original Partnership Agreement, together with associated rights to purchase Class A Common Units of the Partnership pursuant to the Rights Agreement.

“knowledge of the Partnership Parties” means all facts and information that are either (a) within the actual Knowledge of Joseph P. Cavanaugh, Dan Donovan, Richard Ambury, Steve Goldman or Bill Olivier, or (b) that should have been known to such individuals in the exercise of reasonable care in the performance of the duties of their respective offices and (i) in the case of environmental matters, the actual knowledge of Dereck Cygan, (ii) in the case of employment matters, the actual knowledge of Jack Magruder, and in the case of tax matters, the actual knowledge of Jim Ferrara.

“Lock-up Agreement” means that certain letter agreement of even date herewith by and among the Consenting Noteholders, the Partnership and Star Gas Finance Company to effect the Senior Notes Exchange Offer.

“New General Partner Units” mean the units representing the general partnership interest in the Partnership and having the rights and obligations specified with respect to the New General Partner Units in the New Partnership Agreement.

“NYSE” means the New York Stock Exchange.

“Organization State” means, as applied to (i) any corporation, its state or other jurisdiction of incorporation, (ii) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is formed, organized and existing in that legal form, and (iii) any other entity, the state or other jurisdiction whose laws govern that entity’s internal affairs.

“Materials of Environmental Concern” means, to the extent regulated under any Environmental Laws, any petroleum or fraction thereof, petroleum product, petroleum by-product, fuel oil, waste oil, explosive, reactive material, ignitable material, corrosive material, hazardous chemical, hazardous waste, hazardous substance, extremely hazardous substance, toxic substance, toxic chemical, radioactive material, medical waste, biomedical waste, infectious material, pollutant, toxic pollutant, herbicide, fungicide, rodenticide, insecticide, contaminant or pesticide and including, but not limited to, any other element, compound, mixture, solution or substance which poses a present or potential hazard to human health or the Environment.

“Partnership Assets” means all assets and properties of every kind, character and description, whether tangible, intangible, real, personal or mixed, which are owned, used or held for use by the Partnership Entities as of the date hereof.

“Partnership Business” means all business activities of the Partnership Entities as conducted on the date hereof.

“Partnership Facilities” means the facilities of the Partnership Entities located on any real property currently or formerly owned and/or operated and/or leased by the Partnership Entities or any Predecessor, and all improvements thereon.

“Partnership Parties” mean the Partnership and the Partnership GP.

“Person” or “person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Authority.

“Permitted Encumbrances” with respect to a party, means (a) the Encumbrances set forth in the Schedules to this Agreement, and specifically identified as such, (b) the Encumbrances permitted to be incurred under the Credit Facility as in effect on the date hereof (c) liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, (d) statutory liens (including materialmen’s, mechanic’s, repairmen’s, landlord’s and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, (e) liens of landlords under lease agreements with respect to property located on the leased premises, and (f) such imperfections or irregularities of title, if any, as (i) are not substantial in character, amount or extent and do not materially detract from the value of the property subject thereto, (ii) do not materially interfere with either the present or intended use of such property and (iii) do not, individually or in the aggregate, materially interfere with the conduct of the business of such party.

“Predecessor” means any Person which was merged into any of the Partnership Entities or which transferred all or substantially all of its assets to any of the Partnership Entities.

“Proceeding” means any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

“Release” means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leaching, disposing, seeping, infiltrating, draining or dumping, or as otherwise defined under Environmental Laws. As applicable, this term shall be interpreted to include the present, past and future tense, as appropriate.

“reasonable efforts or reasonable best efforts” means a party’s best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Rights” means the rights to subscribe to purchase Common Units issued by the Partnership pursuant to the Rights Offering.

“Rights Agreement” means that certain Unit Purchase Rights Agreement dated as of April 17, 2001 by and between the Partnership and American Stock Transfer and Trust Company.

“Rights Agreement Amendment” means that certain amendment to the Rights Agreement executed concurrently herewith in order that the Rights shall not be exercisable as a result of the Transaction contemplated hereby.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Lender” means J.P. Morgan Chase Bank, N.A.

“Senior Notes” means the 10.25% Senior Notes due 2013.

“Senior Subordinated Units” mean the units representing Senior Subordinated limited partnership interests in the Partnership and having the rights and obligations specified with respect to the Senior Subordinated Units in the Original Partnership Agreement, together with associated rights to purchase Class A Common Units of the Partnership pursuant to the Rights Agreement.

“Subsidiary” means with respect to any Person, each entity as to which such Person (either alone or through or together with any other Subsidiary) (i) owns beneficially or of record or has the power to vote or control, 50% or more of the voting securities of such entity or of any class of equity interests of such entity the holders of which are ordinarily entitled to vote for the election of the members of the board of directors or other persons performing similar functions, (ii) in the case of a partnership, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member or owns a majority of the equity interests or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Taxes” means all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees’ income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other tax authority, including all applicable penalties and interest, and includes any interest, penalties or additions to tax attributable to such taxes.

“Tax Return” means any return or report, including any related or supporting information, with respect to Taxes.

“UBTI” means unrelated business taxable income within the meaning of Section 512 of the Code.

“Unsubscribed Units” shall mean the number of Common Units for which the holders of rights shall not have subscribed during the Exercise Period.

11.2    Certain Additional Defined Terms.    In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 11.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

Defined Term	Section Reference
Acquisition Agreement	5.11(d)
CERCLA	11.1
Closing	ARTICLE 2
Closing Date	ARTICLE 2
Confidentiality Agreement	10.2
Covered Parties	5.17
Debt Amendment Documents	5.7
Debt Amendments	1.3(a)
D&O Insurance	5.17
Exclusivity Period	5.11
Financial Statements	3.9(a)
Governmental Approval	3.6
Kestrel	Preamble
Kestrel Entities	Preamble
Kestrel Heat	Preamble
Indemnified Parties	9.2(a)
Interim Period	5.1
M2	Preamble
Material Contracts	3.27
Multiemployer Plan	3.23(c)
New Partnership Agreement	1.1
Original Partnership Agreement	3.2(a)
Partnership	Preamble
Partnership Consents	3.21
Partnership Entities	Preamble
Partnership GP	Preamble
Partnership Material Adverse Effect	3.10
Partnership Plans	3.23(a)

Defined Term	Section Reference
Partnership Transaction	5.11
PBGC	3.23(d)
Proxy Statement	5.6(b)
Purchase Price	1.2
RCRA	3.17(a)
Registration Statement	5.9
Repayment Undertaking	9.2(b)
Rights	1.3(b)
Rights Offering	1.3(b)
Rights Offering Documents	5.8
SEC	3.8
SEC Reports	3.8
Securities Act	3.8
Senior Notes Exchange Offer	1.3
Small Claim	9.2(i)
Special Meeting	5.6
Successor General Partner	1.3(a)
Superior Proposal	5.11(c)
Survival Date	9.1
Survival Date	9.1
Termination Fee	5.4(b)
Transaction	1.3(a)
Transaction Documents	3.3
Units	1.1
USEPA	11.1

IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

THE PARTNERSHIP/PARTNERSHIP GP:

STAR GAS PARTNERS, L.P.
Address:
2187 Atlantic Street
Stamford, CT 06902 Attention: Joe Cavanaugh Fax: (203) 328-7393	By: STAR GAS LLC, its general partner
By:
Name:
Title:

with a copy to:	STAR GAS LLC

Phillips Nizer LLP	By:
666 Fifth Avenue	Name:
28th Floor	Title:
New York, NY 10103
Attention: Alan Shapiro, Esq.
Fax: (212) 262-5152

KESTREL/BUYERS:

KESTREL ENERGY PARTNERS, LLC
Address: 2 Count Rumford Lane Huntington, NY 11743
Attention: Paul A. Vermylen, Jr.	By:
Fax: (631) 614-4238	Paul A. Vermylen, Jr., President

KESTREL HEAT, LLC
with a copy to:
Thompson & Knight LLP	By:
Suite 3300	Paul A. Vermylen, Jr., President
Dallas, Texas 75201
Attention: Jeffrey A. Zlotky, Esq.	KM2, LLC

Fax: (214) 969-1751	By:
Paul A. Vermylen, Jr., President

EXHIBIT A

(New Partnership Agreement)

EXHIBIT B

(Credit Facility Amendments)

EXHIBIT 6.1(c)

(Opinion of Counsel to Buyers)

Matters to be Covered in Opinion of Counsel to Buyers

•	due organization and valid existence of Kestrel Entities under the laws of the Organization State, and corporate/limited liability power to consummate the purchase of the Units pursuant to the Agreement—due authorization, execution and delivery of agreements—agreements are legal, valid and binding upon Buyers

•	agreements and transaction will not conflict with or violate partnership agreement or applicable law or breach, violate or cause default under material contracts, judgments, orders etc., or result in creation of material lien upon properties

•	any required consents, approvals, filings etc. required under applicable law have been obtained

•	confirmation of no material adverse litigation and proceedings

EXHIBIT 7.1(c)

(Opinion of Counsel to the Partnership)

Matters to be Covered in Opinion of Counsel to the Partnership

•	due incorporation, valid existence and good standing of the Partnership and significant subsidiaries under the laws of the Organization State, and partnership/limited liability company/corporate power to own, lease and operate properties and to carry on business as presently conducted—confirmation of outstanding Capital Stock of the Partnership Entities—issuance of Units duly authorized, and Units are validly issued, fully paid and nonassessable—issuance of the Units is not subject to any preemptive right under Applicable Law or the governing instruments of the Partnership—due authorization, execution and delivery of agreements—agreements are legal, valid and binding upon the Partnership and Partnership GP

•	agreements and transaction will not conflict with or violate governing instruments or Applicable Law or breach, violate or cause default under material contracts, judgments, orders etc., or result in creation of material lien upon properties

•	any required consents, approvals (including approvals by limited partners of the Partnership), filings etc. required under Applicable Law have been obtained

•	confirmation of no material adverse litigation and proceedings

Annex B-1

SECOND

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

STAR GAS PARTNERS, L.P.

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SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

STAR GAS PARTNERS, L.P.

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF STAR GAS PARTNERS, L.P. (“Second Amended and Restated Agreement”) dated as of                     , 2006 (“Effective Date”), is entered into by and among STAR GAS LLC, a Delaware limited liability company (the “Withdrawing General Partner”), KESTREL HEAT LLC, a Delaware limited liability company ( sometimes referred to herein as, the “Successor General Partner” or the “General Partner”), and those Persons who are or become Partners in the Partnership or parties hereto as provided herein In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

RECITALS:

WHEREAS, Star Gas Corporation, a Delaware corporation and the initial general partner of the Partnership (the “Initial General Partner”), and certain other parties organized the Partnership as a Delaware limited partnership pursuant to an Agreement of Limited Partnership dated as of December 20, 1995 (the “Original Agreement”);

WHEREAS, the Withdrawing General Partner and certain other parties entered into an Amended and Restated Agreement of Limited Partnership, dated as of March 26, 1999 (the “First Amended and Restated Agreement”);

WHEREAS, the First Amended and Restated Agreement was previously amended by Amendment No. 1, dated as of April 17, 2001, Amendment No. 2 dated as of July 25, 2003 and Amendment No. 3 dated as of November 29, 2004;

WHEREAS, the Partnership has entered into that certain unit purchase agreement dated as of December 5, 2005 by and among the Partnership, Star Gas LLC, Kestrel Energy Partners, LLC, Kestrel Heat LLC (“Kestrel Heat”) and KM2, LLC (“M2”) (the “Transaction Agreement”), providing for, among other things, (i) the purchase and sale of newly issued Common Units and General Partner Units, (ii) the withdrawal of the Withdrawing General Partner and the admission of the Successor General Partner as the general partner of the Partnership and (iii) the execution of this Second Amended and Restated Agreement;

WHEREAS, in order to effect the transactions contemplated by the Transaction Agreement, it is necessary to amend this Agreement as provided herein;

WHEREAS, the Transaction Agreement and the transactions contemplated thereby have been (i) approved by the Board of Directors of the Withdrawing General Partner, and (ii) submitted to, and approved by the requisite vote of, the Limited Partners; and

WHEREAS, the General Partner has the authority to adopt certain amendments to this Agreement without the approval of any Limited Partner or Assignee to reflect, among other things: (i) subject to the terms of Section 4.4, any change that is necessary or desirable in connection with the authorization for issuance of any class or series of Partnership Securities pursuant to Section 4.4 and (ii) a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect.

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NOW, THEREFORE, the First Amended and Restated Agreement is hereby amended and, as so amended, is restated in its entirety as follows:

ARTICLE I

ORGANIZATIONAL MATTERS

Section 1.1    Formation and Continuation.

The Initial General Partner and the Organizational Limited Partner previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners hereby amend and restate this Agreement in its entirety to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and to set forth the rights and obligations of the Partners and certain matters related thereto. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

Section 1.2    Name.

The name of the Partnership is “Star Gas Partners, L.P.” The Partnership’s business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 1.3    Registered Office; Principal Office.

Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 615 South DuPont Highway, Dover, DE 19901, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Prentice-Hall Corporation System, Inc. The principal office of the Partnership shall be located at, and the address of the General Partner shall be, 2187 Atlantic Street, Stamford, CT 06902, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate.

Section 1.4    Power of Attorney.

(a)    Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator, severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited

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liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII, XIII or XIV; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 4.4; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XVI; and

(ii)    execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 1.4(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV or as may be otherwise expressly provided for in this Agreement.

(b)    The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 1.5    Term.

The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2085, or until the earlier dissolution of the Partnership in accordance with the provisions of Article XIV.

Section 1.6    Possible Restrictions on Transfer.

The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership’s

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becoming taxable as a corporation or otherwise as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least a majority of the Outstanding Units of such class.

ARTICLE II

DEFINITIONS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such transaction.

“Additional Book Basis” means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:

(i)    Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

(ii)    If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (ii) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.4 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-l(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount or all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-l(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are

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reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(d)(i) or 5.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” in respect of Common Unit, General Partner Unit or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such Common Unit, a General Partner Unit or other interest in the Partnership were the only interest in the Partnership held by a Partner.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 4.8(d)(i) or 4.8(d)(ii).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Remaining Net Positive Adjustments” means as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P., as it may be amended, supplemented or restated from time to time.

“Assignee” means a Non-citizen Assignee or a Person to whom one or more Units representing a Limited Partner Interest have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, with the same residence as such Person.

“Available Cash,” as to any Quarter ending before the Liquidation Date, means

(a)    the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings subsequent to the end of such Quarter, less

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(b)    the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures) subsequent to such Quarter, (ii) provide funds for distributions under Sections 5.4 or 5.5 in respect of any one or more of the next four Quarters, or (iii) comply with applicable law or any debt instrument or other agreement or obligation to which any member of the Partnership Group is a party or its assets are subject; provided, however, that the General Partner may not establish cash reserves for distributions pursuant to Section 5.4 unless the General Partner has determined that in its judgment the establishment of reserves will not prevent the Partnership from distributing the Minimum Quarterly Distribution on all Common Units and any Common Unit Arrearages thereon with respect to the next four Quarters.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Book Basis Derivative Items” means any item of income, deduction, gain, or loss included in the determination of Net Income, Net Loss, Net Termination Gain or Net Termination Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

“Book-Down Event” means an event which triggers a negative adjustment to the Capital Accounts of the Partners pursuant to Section 4.8(d).

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 4.8 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Book-Up Event” means an event which triggers a positive adjustment to the Capital Accounts of the Partners pursuant to Section 4.8(d).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the states of New York or Connecticut shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 4.8. The “Capital Account” in respect of a Common Unit, a General Partner Unit or any other specified interest in the Partnership shall be the amount which such Capital Account would be if such Common Unit, General Partner Unit or other interest in the Partnership were the only interest in the Partnership held by a Partner.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes or has contributed to the Partnership.

“Capital Improvements” means (a) additions or improvements to the capital assets owned by any Group Member or (b) the acquisition of existing or the construction of new capital assets (including retail distribution outlets, petroleum product tanks, propane tanks, pipeline systems, storage facilities and related assets), made to increase the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

“Capital Surplus” has the following meaning: all Available Cash distributed by the Partnership from any source will be treated as distributed from Operating Surplus until the sum of all Available Cash distributed since

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the commencement of the Partnership equals the Operating Surplus as of the end of the Quarter prior to such distribution. Any excess Available Cash will be deemed to be Capital Surplus.

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ and Assignees’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.8(d)(i) and 4.8(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

“Certificate” means a certificate, (a) substantially in the form of Exhibit A hereto with respect to Common Units (b) issued in global form in accordance with the rules and regulations of the Depositary, or (c) in such other form as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more Common Units, or a certificate in such form as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more other Units.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Claim” has the meaning assigned to such term in Section 6.13(c).

“Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which the Units of such class are listed or admitted to trading or, if the Units of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Directors of the General Partner, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Directors of the General Partner.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Combined Interest” has the meaning assigned to such term in Section 13.3(a).

“Commission” means the Securities and Exchange Commission.

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“Common Unit” means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement.

“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as to any Quarter beginning after September 30, 2008, the excess, if any, of (a) the Minimum Quarterly Distribution then in effect with respect to such Common Unit over (b) the sum of all Available Cash distributed with respect to such Common Unit in respect of such Quarter pursuant to Section 5.4(i).

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.8(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Cumulative Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to a Common Unit for each of the Quarters beginning after September 30, 2008 and ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 5.4(ii) with respect to such Common Unit (including any distributions to be made in respect of the last of such Quarters).

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(xi).

“Current Market Price” as of any date of any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices per Unit of such class for the 20 consecutive Trading Days immediately prior to such date.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. § 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 13.1 or 13.2, including the Initial General Partner from and after the Initial Closing Date and the Withdrawing General Partner from and after the Effective Date.

“Depositary” means with respect to any Units issued in book-entry form, The Depository Trust Company and its successors and permitted assigns.

“Distribution Levels” has the meaning assigned to such term in Section 5.8(a).

“Distribution Ratio” has the meaning assigned to such term in Section 5.8(b).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Effective Date” has the meaning assigned to such term in the introductory paragraph.

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“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Event of Withdrawal” has the meaning assigned to such term in Section 13.1(a).

“Exchange Act” means the Securities Exchange act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“First Liquidation Target Amount” has the meaning assigned to such term in Section 5.1 (c)(i)(D).

“First Target Distribution” means $.1125 per Unit, subject to adjustment in accordance with Sections 5.6 and 5.7.

“General Partner” means Kestrel Heat LLC, a Delaware limited liability company, and its successor as general partner of the Partnership.

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which is evidenced by General Partner Units and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a Unit representing a fractional part of the General Partner Interest and having the rights and obligations specified with respect to the General Partner Interest.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Holder” has the meaning assigned to such term in Section 6.13(a).

“includes” means includes, without limitation, and “including” means including, without limitation.

“Indemnified Persons” has the meaning assigned to such term in Section 6.13(c).

“Indemnitee” means (a) the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, (b) any Person who is or was an officer, director, partner, agent or trustee of the General Partner or any Departing Partner or any such Affiliate, (c) any Person the General Partner designates as an Indemnitee for purposes of this Agreement or (d) any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee pursuant to this clause (d) by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Initial Closing Date” means December 20, 1995.

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial General Partner” means Star Gas Corporation, a Delaware corporation.

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“Initial Limited Partners” means Star Gas, Silgas, Inc. and Silgas of Illinois, Inc. and the Initial Underwriters, in each case admitted to the Partnership in accordance with Section 12.1.

“Initial Offering” means the initial offering and sale of Common Units to the public on December 20, 1995, as described in the Initial Registration Statement.

“Initial Overallotment Closing Date” means January 18, 1996.

“Initial Registration Statement” means the Registration Statement on Form S-1 (Registration No. 33-98490), as amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Initial Common Units in the Initial Offering.

“Initial Underwriters” means each person named as an underwriter in the Initial Offering.

“Initial Unit Price” means (a) with respect to each Common Unit and General Partner Unit, $2.00 or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings refinancings or refundings of indebtedness and sales of debt securities (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by any Group Member; (b) sales of equity interests by any Group Member; and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets, including receivables and accounts in the ordinary course of business, and (z) sales or other dispositions of assets as part of normal retirements or replacements.

“Junior Subordinated Unit” means a Junior Subordinated Unit of the Partnership Outstanding immediately prior to the Effective Date.

“Kestrel Heat” has the meaning assigned to such term in the Recitals to this Agreement.

“Limited Partner” means, unless the context otherwise requires, (a) the Organizational Limited Partner, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 13.3; and (b) solely for purposes of Articles IV, V, VI and IX and Sections 14.3 and 14.4, each Assignee.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership which is evidenced by Common Units or other Partnership Securities and includes any and all benefits to which a Limited Partner is entitled as provided in this Agreement, together with all obligations of a Limited Partner to comply with the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 14.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means the General Partner or other Person approved pursuant to Section 14.3 who performs the functions described therein.

“M2” has the meaning assigned to such term in the Recitals to this Agreement.

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“Merger Agreement” has the meaning assigned to such term in Section 16.1.

“Minimum Quarterly Distribution” means, (a) for the period from the Effective Date through the earlier of (i) September 30, 2008 or (ii) the last day of the Quarter preceding the Quarter in which the Partnership makes a distribution of Available Cash, $0.0 per Unit per Quarter, and (b) for each Quarter thereafter, $0.0675 per Unit per Quarter, subject to adjustment in accordance with Sections 5.6 and 5.7.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or the Nasdaq Stock Market or any successor thereto.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 4.8(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 4.8(b) and shall not include any items specially allocated under Section 5.1(d); provided that the determination of the items that have been specially allocated under Section 5.1(d) shall be made as if Section 5.1(d)(xii) were not in the Agreement.

“Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.8(b) and shall not include any items specially allocated under Section 5.1(d); provided that the determination of the items that have been specially allocated under Section 5.1(d) shall be made as if Section 5.1(d)(xii) were not in the Agreement.

“Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up and Book-Down Events.

“Net Termination Gain” means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.8(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d).

“Net Termination Loss” means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.8(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d).

“Non-citizen Assignee” means a Person whom the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 11.5.

“Non-competition Agreement” means that certain non-competition agreement among Irik P. Sevin, the Partnership and a former subsidiary of the Partnership.

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“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) and 5.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditures (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 17.1(b).

“Old Subordinated Units” means the Subordinated Units issued to the Initial General Partner on the Initial Closing Date.

“Operating Expenditures” means all Partnership Group expenditures, including taxes, reimbursements of the General Partner, debt service payments, capital expenditures and all non-Pro Rata purchases of Outstanding Units (other than those made with the proceeds of Interim Capital Transactions) subject to the following:

(a)    Payments (including prepayments) of principal and premium on a debt shall not be an Operating Expenditure if the payment is (i) required in connection with the sale or other disposition of assets or (ii) made in connection with the refinancing or refunding of indebtedness with the proceeds from new indebtedness or from the sale of equity interests. For purposes of the foregoing, at the election and in the reasonable discretion of the General Partner, any payment of principal or premium shall be deemed to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership Group within 180 days before or after such payment to the extent of the principal amount of such indebtedness.

(b)    Operating Expenditures shall not include (i) capital expenditures made for Acquisitions or for Capital Improvements, (ii) payment of transaction expenses relating to Interim Capital Transactions, or (iii) distributions to Partners. Where capital expenditures are made in part for Acquisitions or Capital Improvements and in part for other purposes, the General Partner’s good faith allocation between the amounts paid for each shall be conclusive.

“Operating Partnership” means Star Gas Propane, L.P., a Delaware limited partnership, and any successors thereto.

“Operating Surplus,” as to any period ending before the Liquidation Date, means

(a)    the sum of (i) $22,000,000 plus all cash of the Partnership Group on hand on the Effective Date, (ii) all the cash receipts of the Partnership Group for the period beginning on the Effective Date and ending with the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 5.5) and (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings, less

(b)    the sum of (i) Operating Expenditures for the period beginning on the Effective Date and ending with the last day of such period, and (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the General Partner to provide funds for future Operating Expenditures; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

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Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership, the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

“Organizational Limited Partner” means William G. Powers, Jr., in his capacity as the organizational limited partner of the Partnership.

“Original Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Star Gas Partners, L.P., a Delaware limited partnership, and any successors thereto.

“Partnership Group” means the Partnership and any Subsidiary of such entity, treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include General Partner Interests and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Security” means any class or series of Unit, any option, right, warrant or appreciation rights relating thereto, or any other type of equity interest that the Partnership may lawfully issue, or any unsecured or secured debt obligation of the Partnership that is convertible into any class or series of equity interests of the Partnership.

“Percentage Interest” means as of the date of such determination, (a) as to any Partner or Assignee holding Units, the product of (i) 100% less the percentage applicable to paragraph (b) multiplied by (ii) the quotient of the number of Units held by such Partner or Assignee divided by the total number of all Outstanding Units, and (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 4.4, the percentage established as a part of such issuance.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other entity.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their respective Percentage Interests, and (b) when modifying Partners and Assignees or Record Holders, apportioned among all Partners and Assignees or Record Holders in accordance with their respective Percentage Interests.

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“Proxy Statement” means that certain proxy statement dated                              sent to Limited Partners in connection with the transactions contemplated by the Transaction Agreement.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XVII.

“Quarter” means, unless the context requires otherwise, a three-month period of time ending on March 31, June 30, September 30, or December 31.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

“Record Holder” means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to any other Partnership Security, the Person in whose name such other Partnership Security is registered on the books of the General Partner as of the opening of business on such Business Day.

“Redeemable Units” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 11.6.

“Remaining Net Positive Adjustments” means as of the end of any taxable period, (i) with respect to the Limited Partners, as a class, the excess of (a) the Net Positive Adjustments of the Limited Partners as of the end of such period over (b) the sum of those Partners’ Share of Additional Book Basis Derivative Items for each prior taxable period, and (ii) with respect to the General Partner, the excess of (a) the Net Positive Adjustments of the General Partner as of the end of such period over (b) the sum of the General Partner’s Share of Additional Book Basis Derivative Items for each prior taxable period.

“Required Allocations” means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) Section 5.1(b)(v) or (b) Sections 5.1(d)(i), 5.1(d)(ii), 5.l (d)(iv), 5.1(d)(v), 5.1(d)(vi), 5.1(d)(vii) and 5.1(d)(ix), such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

“Rights Agreement” has the meaning assigned to such term in Article XIX.

“Second Amended and Restated Agreement” has the meaning assigned to such term in the introductory paragraph.

“Second Liquidation Target Amount” has the meaning assigned to such term in Section 5.1(c)(i)(F).

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“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Senior Subordinated Unit” means a Senior Subordinated Unit~~s~~ of the Partnership Outstanding immediately prior to the Effective Date.

“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (a) with respect to the Limited Partners, as a class, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Limited Partners’ Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, and (b) with respect to the General Partner, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the General Partner’s Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

“Special Approval” means approval by the Conflicts Committee.

“Star Gas” means Star Gas Corporation, a Delaware corporation.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned or controlled, directly or indirectly, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 in place of, and with all the rights of, a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Successor General Partner” has the meaning assigned to such term in the introductory paragraph.

“Surviving Business Entity” has the meaning assigned to such term in Section 16.2(b).

“Termination Capital Transaction” means a transaction in which Net Termination Gain or Net Termination Loss is recognized.

“Trading Day” means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“Transaction Agreement” has the meaning set forth in the Recitals to this Agreement.

“transfer” has the meaning assigned to such term in Section 11.1(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for

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the Common Units and as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any other Partnership Securities; provided that if no Transfer Agent is specifically designated for any such other Partnership Securities, the General Partner shall act in such capacity.

“Transfer Application” means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

“Trigger Date” has the meaning assigned to such term in Section 5.8(a).

“Unit” means a Partnership Interest of a Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Partners and Assignees and shall include Common Units and General Partner Units; provided, that each Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Partners and Assignees holding Units as each other Unit.

“Unit Majority” means, a majority of the Outstanding Common Units.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.8(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.8(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.8(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.8(d)).

“Unrecovered Initial Unit Price” means, at any time, with respect to a Common Unit or a General Partner Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made after the Effective Date in respect of a Common Unit or General Partner Unit Outstanding on the Effective Date and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of a Common Unit or General Partner Unit Outstanding on the Effective Date, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Withdrawing General Partner” has the meaning assigned to such term in the introductory paragraph.

“Working Capital Borrowings” means borrowings for working capital purposes or to pay distributions to Partners pursuant to a facility or other arrangement requiring all borrowings thereunder to be reduced to a relatively small amount each year for an economically meaningful period of time. It being the intent hereof, that borrowings which are not intended exclusively for working capital purposes shall not be treated as Working Capital Borrowings.

ARTICLE III

PURPOSE

Section 3.1    Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing. The General

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Partner has no obligation or duty to the Partnership, the Limited Partners, or the Assignees to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

Section 3.2    Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Partnership.

ARTICLE IV

CONTRIBUTIONS AND UNITS

Section 4.1    Organization Contributions and Return.

In connection with the formation of the Partnership under the Delaware Act, the Initial General Partner made an initial Capital Contribution to the Partnership and was admitted as the general partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership and was admitted as a limited partner of the Partnership.

Section 4.2    Contributions by Initial Limited Partners.

On the Initial Closing Date, the Initial Underwriters contributed cash to the Partnership in exchange for 2,600,000 Common Units. On the Initial Overallotment Closing Date, the Initial Underwriters contributed cash to the Partnership in exchange for 275,000 Common Units. On the Initial Closing Date, the Initial General Partner, Silgas, Inc. and Silgas of Illinois, Inc. contributed their interests in the Operating Partnership to the Partnership in exchange for 2,396,078 Old Subordinated Units. Immediately after these contributions, the interest of the Organizational Limited Partner was terminated and the Organizational Limited Partner ceased to be a Limited Partner.

Section 4.3    Prior Contributions; General Partner Contributions.

(a)    All Limited Partner Interests that were issued prior to the date hereof and are currently Outstanding shall be continued.

(b)    Upon the making of any Capital Contribution to the Partnership by any Person, the General Partner, in its sole discretion, may make an additional Capital Contribution only to the extent necessary such that after taking into account the additional Capital Contribution made by such Person and the General Partner pursuant to this Section 4.3(b) the General Partner will have a Capital Account equal to at least 1.99% of the total of all Capital Accounts.

Section 4.4    Issuances of Additional Partnership Securities.

(a)    The General Partner is authorized to cause the Partnership to issue additional Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners unless required by the rules of any National Securities Exchange on which the Units or any other Partnership Securities are listed for trading.

(b)    Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 4.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in

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Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion and, if so, the terms and conditions of such conversion; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c)    The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of Partnership Securities pursuant to this Section 4.4 and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

(d)    Upon the Effective Date, each Outstanding Senior Subordinated Unit and each Outstanding Junior Subordinated Unit shall thereupon and without any further action of the holder of any such Unit or of the Partnership shall be converted into a Common Unit. Upon the Effective Date, the Partnership shall issue to the Successor General Partner 325,579 General Partner Units and the Withdrawing General Partner shall contribute its General Partner Units to the Partnership, which General Partner Units so contributed to the Partnership shall be cancelled and no longer represent a General Partner Interest.

Section 4.5    [Intentionally Omitted].

Section 4.6    Limited Preemptive Rights.

No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created, except that the General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

Section 4.7    Splits and Combinations.

(a)    Subject to Sections 4.8(d), 5.6 and 5.7 (dealing with adjustments of distribution levels), the General Partner may make a pro rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis are proportionately adjusted retroactive to the beginning of the Partnership.

(b)    Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of the date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

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(c)    Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Units Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)    The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions this Section 4.7(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 4.8    Capital Accounts.

(a)    The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 4.8(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.8(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

(b)    For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i)    All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

(ii)    Except as otherwise provided in Treasury Regulation Section 1.704-l(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(l)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 734(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii)    Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(iv)    In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be

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determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.8(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

(v)    If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(c)    A transferee of a Partnership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d) (i)    Consistent with the provisions of Treasury Regulation Section 1.704-l(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property, the conversion of Senior Subordinated Units and Junior Subordinated Units to Common Units pursuant to Section 4.4(d) or the conversion of the General Partner’s Combined Interest to Common Units pursuant to Section 13.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1(c). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

(ii)    In accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.l(c). Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.l(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 13.3 or 13.4 or (B) in the case of a liquidating distribution pursuant to Section 14.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

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Section 4.9    Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions, and no Partner or Assignee shall be entitled to withdraw any part of its Capital Contributions or otherwise to receive any distribution from the Partnership, except as provided in Articles V, VII, XIII and XIV.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

Section 5.1    Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 4.8(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

(a)    Net Income.    After giving effect to the special allocations set forth in Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

(i)    First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 5.1(b)(vi) for all previous taxable years;

(ii)    Second, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 5.1(b)(v) for all previous taxable years; and

(iii)    Third, 100% to Partners holding Common Units, Pro Rata, until the aggregate Net Income allocated to each Common Unit pursuant to this Section 5.1(a)(iii) for the current taxable year and all previous taxable years is equal to the aggregate Minimum Quarterly Distributions payable with respect to such Unit for the current taxable year and all previous taxable years;

(iv)    Fourth, 100% to the Partners holding General Partner Units, Pro Rata, until the aggregate Net Income allocated to each General Partner Unit pursuant to this Section 5.1(a)(iv) for the current taxable year and all previous taxable years is equal to the aggregate Minimum Quarterly Distributions distributed to such Partners pursuant to Section 5.4(a)(iii) for the current taxable year and all previous taxable years;

(v)    Fifth, 90% to the Partners holding Common Units, Pro Rata, and 10% to the Partners holding General Partner Units, Pro Rata, until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(v) is equal to the aggregate amount distributed to such Partners pursuant to Section 5.4(iv);

(vi)    Sixth, the balance, if any, 80% to the Partners holding Common Units, Pro Rata and 20% to the Partners holding General Partner Units, Pro Rata.

(b)    Net Losses.    After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

(i)    First, 80% to the Partners holding Common Units, Pro Rata, and 20% to the Partners holding General Partner Units, Pro Rata, until the aggregate Net Losses allocated pursuant to this

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Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(vi) for all previous taxable years;

(ii)    Second, 90% to the Partners holding Common Units, Pro Rata, and 10% to the Partners holding General Partner Units, Pro Rata, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(v) for all previous taxable years;

(iii)    Third 100% to the Partners holding General Partner Units, Pro Rata, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(iii) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(iv) for all previous taxable years;

(iv)    Fourth, 100% to the Partners holding Common Units, Pro Rata, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(iv) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(iii) for all previous taxable years;

(v)    Fifth, 100% to the General Partner and the Limited Partners in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(v) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

(vi)    Sixth, the balance, if any, 100% to the General Partner.

(c)    Net Termination Gains and Losses.    After giving effect to the special allocations set forth in Section 5.l(d), all items of income gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of Available Cash provided under Section 5.4 have been made with respect to the taxable period ending on the date of the Partnership’s liquidation pursuant to Section 14.4.

(i)    If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.8(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated among the General Partner and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

(A)    First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

(B)    Second, 100% to all Partners holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price plus (2) the Minimum Quarterly Distribution for the Quarter during which such Net Termination Gain is recognized, reduced by any distribution pursuant to Sections 5.4(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the “Unpaid MQD”) plus (3) any then existing Cumulative Common Unit Arrearage;

(C)    Third, 100% to all Partners holding General Partner Units, Pro Rata, until the Capital Account in respect of each General Partner Unit then Outstanding is equal to the sum of (i) its Unrecovered Initial Unit Price plus (ii) the Minimum Quarterly Distribution for the Quarter during which such Net Termination Gain is recognized, reduced by any distribution pursuant to Section 5.4(iii) with respect to such General Partner Unit for such Quarter;

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(D)    Fourth, 10% to all Partners holding General Partner Units, Pro Rata and 90% to all Partners holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (l) its Unrecovered Initial Unit Price, plus (2) the Unpaid MQD, if any, for such Common Unit with respect to the Quarter during which such Net Termination Gain is recognized, plus (3) any then existing Cumulative Common Unit Arrearage, plus (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership’s existence over (bb) the amount of any distributions of Operating Surplus that was distributed pursuant to Sections 5.4(iv) (the sum of (1) plus (2) plus (3) plus (4) is hereinafter defined as the “First Liquidation Target Amount”);

(E)    Finally, any remaining amount 20% to the Partners holding General Partner Units, Pro Rata, and 80% to all Partners holding Common Units, Pro Rata.

(ii)    If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.8(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

(A)    First, 100% to all Partners holding Common Units, the Capital Account balances attributable to which are in excess of the Capital Account balances attributable to the remainder of the Common Units then Outstanding, Pro Rata, until the Capital Accounts in respect of each Common Unit then Outstanding are equal;

(B)    Second, 100% to all Partners holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

(C)    Thereafter, the balance, if any, 100% to the General Partner.

(d)    Special Allocations.    Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

(i)    Partnership Minimum Gain Chargeback.    Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii)). This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)    Chargeback of Partner Nonrecourse Debt Minimum Gain.    Notwithstanding the other provisions of this Section 5.1 (other than Section 5.l(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.l(d), other than Section 5.l(d)(i) and other than an allocation pursuant to Sections 5.l(d)(vi) and 5.l(d)(vii), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)    Priority Allocations.    If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.4) to any Limited Partner with

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respect to a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Limited Partners (on a per Unit basis), then (1) each Limited Partner receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Limited Partner exceeds the distribution (on a per Unit basis) to the Limited Partners receiving the smallest distribution and (bb) the number of Units owned by the Limited Partner receiving the greater distribution.

(iv)    Qualified Income Offset.    In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d)(i) or (ii).

(v)    Gross Income Allocations.    In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.l(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.l(d)(v) were not in this Agreement.

(vi)    Nonrecourse Deductions.    Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that satisfies such requirements.

(vii)    Partner Nonrecourse Deductions.    Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii)    Nonrecourse Liabilities.    For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

(ix)    Code Section 754 Adjustments.    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x)    Economic Uniformity.    Upon the conversion of any Unit into another class after application of Section 4.4(d), items of gross income and gain or items of deduction or loss shall be allocated to the holder of such Unit until the Capital Account of such Unit is the same as the Capital Account per Unit of all other Units of the same class.

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(xi)    Curative Allocation.

(A)    Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 5.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

(B)    The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xii)    Corrective Allocations.    In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event, the following rules shall apply:

(A)    In the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 4.8(d) hereof), the General Partner shall allocate additional items of gross income and gain to the Limited Partners or additional items of deduction and loss to the General Partner to the extent that the Additional Book Basis Derivative Items allocated to the Limited Partners exceeds their Share of those Additional Book Basis Derivative Items. For this purpose, the Limited Partners shall be treated as being allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Limited Partners under the Partnership Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 5.1(d)(xii)(A) shall be made after all of the other Agreed Allocations have been made as if this Section 5.l(d)(xii) were not in the Partnership Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

(B)    In the case of any negative adjustments to the Capital Accounts of the Partners resulting from a Book-Down Event, such negative adjustment (1) shall first be allocated between the General Partner and the Limited Partners in proportion to and to the extent of their Remaining Net Positive Adjustments and (2) any remaining negative adjustment shall be allocated pursuant to Section 5.l(c) hereof. The aggregate amount so allocated to the Limited Partners in respect of each class or series of Units shall be allocated among them ratably on a per Unit basis.

(C)    In making the allocations required under this Section 5.1(d)(xii), the General Partner, in its sole discretion, may apply whatever conventions or other methodology it deems reasonable to satisfy the purpose of this Section 5.1(d)(xii).

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(xiii)    Depreciation.    Depreciation deductions of the Partnership for each period shall be allocated among the Partners in accordance with their relative Capital Account balances as they existed immediately after the most recent book adjustments pursuant to Section 4.8(d) of this Agreement that occurred prior to such period and without regard to allocations made after such adjustment.

Section 5.2    Allocations for Tax Purposes.

(a)    Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.1.

(b)    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

(i) (A)    In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.

(ii) (A)    In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code that takes into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.8(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.

(iii)    The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

(c)    For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(d)    The General Partner in its sole discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property, despite the inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Units in the same month would receive depreciation and amortization deductions,

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based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

(e)    Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in-interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f)    All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g)    Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder; provided, further, however, that for the Partnership’s taxable year of 2006, each item of Partnership income, gain, loss deduction and credit shall be determined on the basis of an interim closing of the Partnership’s books as of the close of business on the Effective Date and shall be allocated to the Partners by taking into account the Partners’ varying interests during such taxable year in accordance with Section 706(d) of the Code.

(h)    Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 603l(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

Section 5.3    Requirement and Characterization of Distributions.

(a)    There shall be no requirement for the Partnership to distribute Available Cash from the Effective Date through the Quarter ending September 30, 2008. If the General Partner determines in its discretion to distribute any Available Cash during such period, it shall cause such distribution to be made in accordance with this Article V to the Partners as of the Record Date selected by the General Partner in its reasonable discretion. Within 45 days after each Quarter beginning with the Quarter ending December 31, 2008, and amount equal to 100% of Available Cash with respect to such period or Quarter shall be distributed in accordance with this Article V by the Partnership to the Partners, as of the Record Date selected by the General Partner in its reasonable discretion. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to Partners pursuant to Section 5.4 equals the Operating Surplus from the Effective Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 5.5, be deemed to be from Capital Surplus.

(b)    Notwithstanding the definitions of Available Cash and Operating Surplus contained herein, disbursements made or cash reserves established after the end of any Quarter but on or before the date on which the Partnership makes its distribution of Available Cash in respect of such Quarter pursuant to Section 5.3(a) shall be deemed to have been made, established, increased or reduced for purposes of determining Available Cash and Operating Surplus, within such Quarter if the General Partner so

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determines. Notwithstanding the foregoing, in the event of the dissolution and liquidation of the Partnership, all proceeds of such liquidation shall be applied and distributed in accordance with, and subject to the terms and conditions of, Section 14.4.

(c)    The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

Section 5.4    Distributions of Available Cash From Operating Surplus.

Available Cash with respect to any Quarter that is deemed to be Operating Surplus pursuant to the provisions of Section 5.3 or 5.5 shall, subject to Section 5.3 and subject to Section 17-607 of the Delaware Act, be distributed as follows, except as otherwise required by Section 4.4(b) in respect of additional Partnership Securities issued pursuant thereto:

(i)    First, 100% to the Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;

(ii)    Second, 100% to the Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage, if any, existing with respect to any prior Quarter;

(iii)    Third, 100% to the General Partner Units, Pro Rata, until there has been distributed in respect of each General Partner Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;

(iv)    Fourth, (A) 90% to the Common Units, Pro Rata and (B) 10% to the General Partner Units, Pro Rata until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution; and

(v)    Thereafter, (A) 80% to the Common Units, Pro Rata and (B) 20% to the General Partner Units, Pro Rata;

provided, however, if the Minimum Quarterly Distribution and the First Target Distribution have been reduced to zero pursuant to the second sentence of Section 5.6(a), the distributions of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made in accordance with Section 5.4(v).

Section 5.5    Distributions of Cash from Capital Surplus.

Available Cash that constitutes Capital Surplus shall, subject to Section 17-607 of the Delaware Act, be distributed, unless the provisions of Section 5.3 require otherwise, 100% to all Units, Pro Rata, until a hypothetical holder of a Common Unit on the Effective Date has received with respect to such Common Unit, during the period since the Effective Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 5.4.

Section 5.6    Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

(a)    The Minimum Quarterly Distribution and the First Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 4.8. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the Minimum Quarterly Distribution and First Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution and First Target Distribution as the case may be, by a fraction of which the numerator is the Unrecovered Initial Unit Price

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of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

(b)    The Minimum Quarterly Distribution and First Target Distribution shall also be subject to adjustment pursuant to Section 5.7 and 5.8.

Section 5.7    Entity-Level Taxation.

If legislation is enacted or the interpretation of existing language is modified by the relevant governmental authority which causes the Partnership to be treated as an association taxable as a corporation or otherwise subjects the Partnership to entity level-taxation for federal income tax purposes, the Minimum Quarterly Distribution, or First Target Distribution, as the case may be, shall be equal to the product obtained by multiplying (a) the amount thereof by (b) one minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership for the taxable year of the Partnership in which such Quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such Quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the taxable year next preceding the first taxable year during which the Partnership is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership had been subject to such state and local taxes during such preceding taxable year.

Section 5.8    Special Provisions Relating to Adjustment of Minimum Quarterly Distribution and Target Level Distributions in Connection with Rights.

(a)    Upon the date (the “Trigger Date”) of a Triggering Event (as defined in the Rights Agreement), the Minimum Quarterly Distribution and the First Target Distribution (collectively, the “Distribution Levels”) shall each automatically be adjusted so that the Distribution Levels thereafter shall equal the result obtained by multiplying the Distribution Levels in effect immediately prior to the date of a Triggering Event by the Distribution Ratio (defined below).

(b)    The distribution ratio (the “Distribution Ratio”) shall equal a fraction the numerator of which shall be the number of Units outstanding on the Trigger Date, plus the number of Common Units or other Partnership Securities, as the case may be, that the aggregate exercise price of the Rights would purchase at the current market price as defined in the Rights Agreement for the Common Units on the Trigger Date and the denominator of which shall be the number of Units outstanding on the Trigger Date, plus the number of Common Units or other Partnership Securities, as the case may be, that would be issuable upon the exercise in full of the Rights; provided, however, that if the General Partner shall have exercised the option pursuant to Section 24 of the Rights Agreement to exchange all or a part of the then outstanding and exercisable Rights for Common Units or other Partnership Securities, as the case may be, then the Distribution Ratio shall be adjusted accordingly to reflect the number of Common Units or other Partnership Securities, as the case may be, that would be issuable in connection within such exchange.

Section 5.9    Special Provision Relating to Elimination of Cumulative Common Unit Arrearages.

Notwithstanding anything to the contrary contained herein, all Cumulative Common Unit Arrearages (as such term is defined in the First Amended and Restated Agreement) that have accrued through the date of this Agreement are hereby eliminated.

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ARTICLE VI

MANAGEMENT AND OPERATION OF BUSINESS

Section 6.1    Management.

(a)    The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 6.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including the following:

(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 6.3) and Article XVI;

(iv)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons (including Group Members), the repayment of obligations of the Partnership;

(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)    the distribution of Partnership cash;

(vii)    the selection and dismissal of employees, (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)    the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies, or other relationships;

(x)    the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

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(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)    the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 1.6); and

(xiii)    the purchase, sale or other acquisition or disposition of Units (subject to Section 6.12 and Section 17.1).

(b)    Notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and Assignees and each other Person who may acquire an interest in Units hereby agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XVII), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 6.2    Certificate of Limited Partnership.

The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property, including an amendment to reflect the admission of the Successor General Partner as a successor to the Withdrawing General Partner. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property, including in connection with the transactions contemplated by the Transaction Agreement. Subject to the terms of Section 7.5(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

Section 6.3    Restrictions on General Partner’s Authority.

(a)    The General Partner may not, without written approval of the specific act by all of the Outstanding Units or by other written instrument executed and delivered by all of the Outstanding Units subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as general partner of the Partnership.

(b)    Except as provided in Articles XIV and XVI, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance.

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Section 6.4    Reimbursement of the General Partner.

(a)    Except as provided in this Section 6.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner of any Group Member.

(b)    The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus. incentive compensation and other amounts paid to any Person to perform services for the Partnership, or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 6.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7.

(c)    The General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose, adopt and amend on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Units), or issue Partnership Securities pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Units or other Partnership Securities that the General Partner or such Affiliate is obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliate of Units or other Partnership Securities purchased by the General Partner or such Affiliate from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 6.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices (other than agreements with former employees and post-retirement benefits thereunder) adopted by the General Partner as permitted by this Section 6.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all of the General Partner’s Partnership Interest (which is represented by the General Partner Units) as a general partner in the Partnership pursuant to Section 11.2.

Section 6.5    Outside Activities.

(a)    After the Effective Date, the General Partner, for so long as it is the general partner of the Partnership, shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (i) its performance as general partner of one or more Group Members or (ii) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b)    Except as restricted by Section 6.5(a) and the Non-competition Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

(c)    Subject to Section 6.5(a) and the terms of the Non-competition Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any

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Indemnitees (other than the General Partner) in accordance with the provisions of this Section 6.5 is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of the General Partner’s fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitee (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership (including, without limitation, the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership).

(d)    The General Partner and any of its Affiliates may acquire Units or other Partnership Securities and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities. The term “Affiliates” when used in Section 6.5(d) with respect to the General Partner shall not include any Group Member or any Subsidiary of the Group Member.

Section 6.6    Loans from the General Partner: Contracts with Affiliates: Certain Restrictions on the General Partner.

(a)    The General Partner or any Affiliate thereof may lend to any Group Member, and any Group Member may borrow, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms’-length basis (without reference to the lending party’s financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 6.6(a) and Section 6.6(b), the term “Group Member” shall include any Affiliate of the Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates.

(b)    The Partnership may lend or contribute to any Group Member, and any Group Member may borrow, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate greater than the rate that would be charged to the Group Member (without reference to the General Partner’s financial abilities or guarantees), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c)    The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

(d)    The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e)    Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to (i) any transactions described in or contemplated by the Proxy Statement,

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(ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from. unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Units, the Conflicts Committee, in determining whether the appropriate number of Units are being issued, should take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

(f)    The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

(g)    Without limitation of Sections 6.6(a) through 6.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Proxy Statement are hereby approved by all Partners.

Section 6.7    Indemnification.

(a)    To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 6.7 shall be available to the Withdrawing General Partner or its Affiliates (other than Group Members) with respect to their obligations incurred pursuant to the Transaction Agreement or any agreement ancillary thereto (other than obligations incurred by the General Partner on behalf of the Partnership. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who indemnified pursuant to Section 6.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the usual disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

(c)    The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Units, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)    The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall

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determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)    For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 6.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f)    In no event may an Indemnitee subject to the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)    No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce, or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the, Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.8    Liability of Indemnitees.

(a)    Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b)    Subject to its obligations and duties as General Partner set forth in Section 6.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)    Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of the General Partner, its directors, officers and employees and any other Indemnitees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.9    Resolution of Conflicts of Interest.

(a)    Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Partner or any Assignee, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this

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Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other, transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is “fair and reasonable” to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

(b)    Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion” that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of “reasonable discretion” set forth in the definitions of Available Cash or Operating Surplus shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions on the General Partner Units to exceed the General Partner’s Percentage Interest of the total amount distributed.

(c)    Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

(d)    The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as a partner of a Group Member, to approve of actions by the general partner of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 6.9.

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Section 6.10    Other Matters Concerning the General Partner.

(a)    The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be with a such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)    The General Partner shall have the right, in respect of any of its powers or :rations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

(d)    Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

Section 6.11    Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name: of the Partnership, the General Partner, one or more of its Affiliates, or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided that, prior to the withdrawal or removal of the Withdrawing General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held. The Withdrawing General Partner covenants and agrees that on the Effective Date, the Partnership Group shall have all licenses, permits, certificates. franchises, or other governmental authorizations or permits necessary for the ownership of their properties or for the conduct of their businesses, except for such licenses, permits, certificates, franchises, or other governmental authorizations or permits, failure to have obtained which will not, individually or in the aggregate, have a material adverse effect on the Partnership Group.

Section 6.12    Purchase or Sale of Units.

The General Partner may cause the Partnership to purchase or otherwise acquire Units with cash or property from any source, including Interim Capital Transactions. As long as Units are held by any Group Member, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General

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Partner or any Affiliate of the General Partner (other than a Group Member) may also purchase or otherwise acquire and sell or otherwise dispose of Units for its own account, subject to the provisions of Articles XI and XII.

Section 6.13    Registration Rights.

(a)    If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 6.13, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Units or other Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Units (the “Holder”) to dispose of the number of Units or other Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Units or other Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Units or other Partnership Securities specified by the Holder, provided however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 6.13(a); and provided, further, however, that if the Conflicts Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the Partnership Securities subject to such registration under the securities laws of such states as the Holder shall reasonably request: provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Units in such states. Except as set forth in Section 6.13(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b)    If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of Partnership Securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 6.13(b) shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of Partnership Securities held by the Holder which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. Except as set forth in Section 6.13(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c)    If underwriters are engaged in connection with any registration referred to in Section 6.13(a), the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 6.7, the Partnership shall, to the fullest extent

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permitted by law, indemnify and hold harmless the Holder, its officers, directors, and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) against: any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 6.13(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d)    The provisions of Section 6.13(a) and (b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) (including the Withdrawing General Partner) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Units or other Partnership Securities with respect to which it has requested during such two year period that a registration statement be filed; provided however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 6.13(c) shall continue in effect thereafter.

(e)    Any request to register Partnership Securities pursuant to this Section 6.13 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

Section 6.14    Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the Partnership authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or any such officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full

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force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 7.1    Limitation of Liability.

The Limited Partners, the Organizational Limited Partner and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 7.2    Management of Business.

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 7.3    Outside Activities.

Subject to the provisions of Section 6.5 and the Non-competition Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

Section 7.4    Return of Capital.

No Limited Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent provided by Article V or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 7.5    Rights of Limited Partners to the Partnership.

(a)    In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner’s own expense:

(i)    to obtain true and full information regarding the status of the business and financial condition of the Partnership;

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(ii)    promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local tax returns for each year;

(iii)    to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

(iv)    to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v)    to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi)    to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)    The General Partner may keep confidential from the Limited Partners and Assignees for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreements with third parties to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in Section 7.5).

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1    Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 8.2    Fiscal Year.

The fiscal year of the Partnership shall be October 1 to September 30.

Section 8.3    Reports.

(a)    As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed to each Record Holder of a Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners’ equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

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(b)    As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1    Tax Returns and Information.

The General Partner shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2    Tax Elections.

(a)    The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. For the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted closing price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.

(b)    Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3    Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4    Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state, or local law including, without limitation, pursuant to Sections 1441, l442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

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ARTICLE X

CERTIFICATES

Section 10.1    Certificates.

Upon the Partnership’s issuance of Common Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Certificates shall be executed on behalf of the Partnership by the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent, provided, however, that if the General Partner elects to issue Units in global form, the Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that such Units have been duly registered in accordance with the directions of the Partnership and the Underwriters. Partners holding Certificates evidencing Senior Subordinated Units and Junior Subordinated Units may exchange such Certificates for Certificates evidencing Common Units on and after the Effective Date.

Section 10.2    Registration. Registration of Transfer and Exchange.

(a)    The General Partner shall cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b), the General Partner will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless such transfers are effected in the manner described in this Section 10.2. Upon surrender for registration of transfer of any Units evidenced by a Certificate, and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver (or, in the case of Units issued in global form, register in accordance with the rules and regulations of the Depositary), in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

(b)    Except as otherwise provided in Section 11.5, the Partnership shall not recognize any transfer of Units until the Certificates evidencing such Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

Section 10.3    Mutilated, Destroyed, Lost or Stolen Certificates.

(a)    If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered

(b)    The General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver (or, in the case of Units issued in global form, register in accordance with the rules and regulations of the Depositary) a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)    makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)    requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

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(iii)    if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner with surety sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)    satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units representing Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)    As a condition to the issuance of any new Certificate under this Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed, in relation, thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 10.4    Record Holders.

In accordance with Section 10.2(b), the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand, and such other Persons, on the other, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

ARTICLE XI

TRANSFER OF INTERESTS

Section 11.1    Transfer.

(a)    The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Units to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest) assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

(c)    Nothing contained in this Article XI shall be construed to prevent a disposition by the members of the General Partner of any or all of the issued and outstanding member interests in the General Partner.

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(d)    Nothing contained in this Article XI, or elsewhere in this Partnership Agreement, shall preclude the settlement of any transactions involving Units entered into through the facilities of any National Securities Exchange on which the Units are listed for trading.

Section 11.2    Transfer of a General Partner’s Partnership Interest.

Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of the General Partner as the general partner of each Group Member. In the case of a transfer pursuant to and in compliance with this Section 11.2, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 12.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 11.3    Transfer of Units.

(a)    Units may be transferred only in the manner described in Article X. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

(b)    Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Limited Partners may. include custodians, nominees, or any other individual or entity in its own or any representative capacity.

(c)    Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(d)    A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

Section 11.4    Restrictions on Transfers.

Notwithstanding the other provisions of this Article XI, no transfer of any Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would (a) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (b) affect any Group Member’s existence or qualification as a limited partnership under the laws of the jurisdiction of its formation, or (c) result in entity-level taxation for federal income tax purposes of the Partnership.

Section 11.5    Citizenship Certificates; Non-citizen Assignees.

(a)    If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of

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any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 11.6. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such non-citizen Assignee as the Limited Partner in respect of his Units.

(b)    The General Partner shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c)    Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.4 but shall be entitled to the cash equivalent, thereof, and the General Partner shall provide, cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

(d)    At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Units of such Non-citizen Assignee not redeemed pursuant to Section 11.6, and upon his admission pursuant to Section 12.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Units.

Section 11.6 Redemption of Interests.

(a)    If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Units to a Person who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

(i)    The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

(ii)    The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included

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among the Redeemable Units. The redemption price shall be paid in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)    Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv)    After the redemption date, Redeemable Units shall no longer constitute issued and Outstanding Units.

(b)    The provisions of this Section 11.6 shall also be applicable to Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

(c)    Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE XII

ADMISSION OF PARTNERS

Section 12.1    Admission of Initial Limited Partners.

Upon the issuance by the Partnership of the Old Subordinated Units to the Initial General Partner in connection with the Initial Offering, the Initial General Partner was admitted to the Partnership as a Limited Partner. Upon the issuance by the Partnership of Common Units to the Initial Underwriters in connection with the Initial Offering and the execution by the Initial Under writers of a Transfer Application, the Initial Underwriters were admitted to the Partnership as Initial Limited Partners.

Section 12.2    Admission of Substituted Limited Partners.

By transfer of a Unit representing a Limited Partner Interest in accordance with Article XI, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit representing a Limited Partner Interest (including any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s sole discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the

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General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

Section 12.3    Admission of Successor General Partner.

On the date hereof the General Partner is being admitted to the Partnership as successor to Star Gas LLC immediately prior to its withdrawal pursuant to Section 4.4(d). A successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all the General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1 or 13.2 or the transfer of the General Partner Interest pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 11.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

Section 12.4    Admission of Additional Limited Partners.

(a)    A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 1.4, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

(b)    Notwithstanding anything to the contrary in this Section 12.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

Section 12.5    Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

ARTICLE XIII

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 13.1    Withdrawal of the General Partner.

(a)    The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i)    the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)    the General Partner transfers all of his rights as General Partner pursuant to Section 11.2;

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(iii)    the General Partner is removed pursuant to Section 13.2;

(iv)    the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 13.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)    a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi)    a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation or formation.

If an Event of Withdrawal specified in Section 13.l(a)(iv), (v) or (vi) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)    Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or (ii) at any time that the General Partner ceases to be a General Partner pursuant to Section 13.1(a)(ii) or is removed pursuant to Section 13.2. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 13.1(a)(i), holders of a Unit Majority may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner of the other Group Members. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Limited Partners as provided herein, the Partnership shall be dissolved in accordance with Section 14.1. Any successor General Partner elected in accordance with the terms of this Section 13.1 shall be subject to the provisions of Section 12.3.

(c)    On the Effective Date, the Successor General Partner is being admitted to the Partnership as the successor to the Withdrawing General Partner immediately prior to its withdrawal pursuant to Section 4.4(d). At such time, the withdrawal of the Withdrawing General Partner as general partner of the Partnership shall be effective and any notice of such withdrawal required by this Article XIII shall be waived.

Section 13.2    Removal of the General Partner.

The General Partner may be removed if such removal is approved by Limited Partners holding at least two-thirds of the Outstanding Units voting together as a single class (excluding those Units held by the General Partner and its Affiliates). Any such action by such Limited Partners for removal of the General Partner must also provide for the election of a successor General Partner by Limited Partners holding at least a majority of the Outstanding Units (excluding for purposes of such determination Units owned by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Article XII. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the other Group Members. If a person is elected as a successor General Partner in accordance with the terms of this Section 13.2, such person shall, upon admission pursuant to

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Article XII, automatically become the successor general partner of the other Group Members. The right of the Limited Partners holding Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that such removal would not result in the loss of the limited liability of any Limited Partner or of the limited partner of any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes to the extent not already so treated or taxed. Any successor General Partner elected in accordance with the terms of this Section 13.2 shall be subject to the provisions of Section 12.3.

Section 13.3    Interest of Departing Partner and Successor General Partner.

(a)    In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the Limited Partners under circumstances where Cause does not exist, if a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2, the Departing Partner shall have the option exercisable prior to the effective date of the departure of such Departing Partner to require its successor to purchase its Partnership Interest as a general partner in the Partnership (which is represented by the General Partner Units) and its partnership interest as the general partner in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. For purposes of this Section 13.3, the Withdrawing General Partner hereby waives the right to require the Successor General Partner to purchase its Combined Interest. If the General Partner is removed by the Limited Partners under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this agreement, and if a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest of the Departing Partner for such fair market value of such Combined Interest. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 6.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the other Group Members.

For purposes of this Section 13.3(a), the fair market value of the Departing Partner’s Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after, the effective date of such Departing Partners departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which shall determine the fair market value of the Combined Interest. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership’s assets, the rights and obligations of the General Partner and other factors it may deem relevant.

(b)    If the Combined Interest is not purchased in the manner set forth in Section 13.3(a), the Departing Partner shall become a Limited Partner and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner’s Combined Interest to Common Units will be characterized as if the General Partner contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

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(c)    If a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2 and the option described in Section 13.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in an amount equal to the fair market value of the Combined Interest on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled.

Section 13.4    Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided however, that when a transferee of a Limited Partner’s Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

Section 14.1    Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 13.1 or 13.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 14.2) its affairs shall be wound up, upon:

(a)    the expiration of its term as provided in Section 1.5;

(b)    an Event of Withdrawal of the General Partner as provided in Section 13.1(a) (other than Section 13.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 13.1(b) or 13.2 and such successor is admitted to the Partnership pursuant to Section 12.3;

(c)    an election to dissolve the Partnership by the General Partner that is approved by holders of at least a Unit Majority;

(d)    entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(e)    the sale of all or substantially all of the assets and properties of the Partnership Group.

Section 14.2    Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 13.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 13.1 or 13.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 13.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, holders of at least a majority of the Outstanding Units (excluding for purposes of such determination any Units held by the General Partner or its Affiliates) may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement having as the successor general partner a Person approved by holders of at least a majority of the Outstanding Units (excluding for purposes of such determination any Units held by the General Partner or its Affiliates). Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i)    the Partnership shall continue without dissolution until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIV;

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(ii)    if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be dealt with in the manner provided in Section 13.3(b); and

(iii)    the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of holders of at least a majority of Outstanding Units to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (v) neither the Partnership, nor any other Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue to the extent not already so treated or taxed.

Section 14.3    Liquidator.

Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 14.2, the General Partner, or in the event the dissolution is the result of an Event of Withdrawal, a liquidator or liquidating committee approved by holders of at least a majority of the Outstanding Units representing Limited Partner Interests, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Units representing Limited Partner Interests. The Liquidator shall agree not to resign at any time without 15 days’ prior notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Units representing Limited Partner Interests. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Units representing Limited Partner Interests. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any-of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers other than the limitation on sale set forth in Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

Section 14.4    Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to the following:

(a)    Disposition of Assets.    The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 14.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. For purposes of computing Net Termination Gain, gain or loss on distributed property shall be recognized as if such property had been sold for its fair market value.

(b)    Discharge of Liabilities.    Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article V. With respect to any liability that is contingent or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such

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amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)    Liquidation Distributions.    All property and all cash in excess of that required to discharge liabilities as provided in Section 14.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of this clause) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (.with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 14.5    Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 14.6    Return of Capital Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 14.7    Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 14.8    Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XV

AMENDMENT OF PARTNERSHIP

AGREEMENT; MEETINGS; RECORD DATE

Section 15.1    Amendment to be Adopted Solely by General Partner.

Each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)    a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)    admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)    a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited

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partners have limited liability under the laws of any state or to ensure that the Partnership will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

(d)    a change that, in the sole discretion of the General Partner, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 4.8, or (iv) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)    a change in the fiscal year or taxable year of the Partnership and any changes that, in the sole discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter’ and the dates on which distributions are to be made by the Partnership;

(f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)    subject to the terms of Section 4.4, an amendment that, in the sole discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 4.4;

(h)    any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i)    amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3;

(j)    an amendment that, in the sole discretion of the General Partner is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 3.1; or

(k)    any other amendments substantially similar to the foregoing.

Section 15.2    Amendment Procedures.

Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner. A proposed amendment shall be effective upon its approval by the holders of at least a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Limited Partners to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

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Section 15.3    Amendment Requirements.

(a)    Notwithstanding the provisions of Sections 15.1 and 15.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have either (i) the effect of reducing such voting percentage or (ii) more than an immaterial effect on a Unitholder unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b)    Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 15.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner without its consent, which may be given or withheld in its sole discretion, (iii) change Section 14.1(a) or (c), or (iv) change the term of the Partnership or, except as set forth in Section 14.1(c), give any Person the right to dissolve the Partnership.

(c)    Except as otherwise provided, and without limitation of the General Partner’s authority to adopt amendments to this Agreement as contemplated in Section 15.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Outstanding Units in relation to other classes of Units must be approved by the holders of not less than a majority of the Outstanding Units of the classes affected.

(d)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 6.3 or 15.1 and except as otherwise provided by Section 16.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner or any limited partner of the other Group Members under applicable law.

(e)    This Section 15.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

(f)    Notwithstanding anything to the contrary contained herein, following the Distribution Date the Partnership shall not supplement or amend the terms of the Partnership Agreement in any manner that may materially adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or an Associate of an Acquiring Person as such capitalized terms are defined in the Rights Agreement).

Section 15.4    Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting.

Section 15.5    Notice of a Meeting.

Notice of a meeting called pursuant to Section 15.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 18.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

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Section 15.6    Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

Section 15.7    Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

Section 15.8    Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 15.9    Quorum.

The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action, under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

Section 15.10    Conduct of Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to

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vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with the applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 15.11    Action Without a Meeting.

Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partnership to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 15.12    Voting and Other Rights.

(a)    Only those Record Holders of the Units on the Record Date set pursuant to Section 15.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b)    With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4.

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ARTICLE XVI

MERGER

Section 16.1    Authority.

The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership, limited partnership or limited liability company, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XVI.

Section 16.2    Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XVI requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a)    The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b)    The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c)    The terms and conditions of the proposed merger or consolidation;

(d)    The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)    A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f)    The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g)    Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

Section 16.3    Approval by Limited Partners of Merger or Consolidation.

(a)    The General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a meeting or by written consent, in either

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case in accordance with the requirements of Article XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

(b)    The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c)    After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

Section 16.4    Certificate of Merger.

Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 16.5    Effect of Merger.

(a)    At the effective time of the certificate of merger:

(i)    all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)    A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

ARTICLE XVII

RIGHT TO ACQUIRE UNITS

Section 17.1    Right to Acquire Units.

(a)    Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Units of any class then Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Units of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 17.1(b) is mailed, and (y) the highest cash price paid by the General Partner or any of its Affiliates for any such Unit purchased during the 90-day period preceding the date that the notice described in Section 17.1(b) is mailed.

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(b)    If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Units granted pursuant to Section 17.1(a), the General Partner or the Partnership, as the case may be, shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of such Units (as of a Record Date selected by the General Partner) at least 10, but not more than 60 days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a)) at which Units will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Units, upon surrender of Certificates representing such Units in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the Units to be purchased in accordance with this Section 17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Units (including any rights pursuant to Articles IV, V and XIV) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a)) for Units therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Units, and such Units shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including all rights as owner of such Units pursuant to Articles IV, V and XIV).

(c)    At any time from and after the Purchase Date, a holder of an Outstanding Unit subject to purchase as provided in this Section 17.1 may surrender his Certificate evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a), therefor, without interest thereon.

ARTICLE XVIII

GENERAL PROVISIONS

Section 18.1    Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any

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notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

Section 18.2    References.

Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 18.3    Pronouns and Plurals.

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 18.4    Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 18.5    Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 18.6    Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 18.7    Creditors.

None of the provisions of this Agreement shall be for the benefit of or shall be enforceable by, any creditor of the Partnership.

Section 18.8    Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 18.9    Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same

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counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

Section 18.10    Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 18.11    Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 18.12    Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

ARTICLE XIX

RIGHTS AGREEMENT

All of the terms and provisions of that certain Rights Agreement, dated as of [April 17, 2001], a copy of which is attached hereto as Exhibit C, and the First Amendment to the Rights Agreement, a copy of which is attached hereto as Exhibit D (collectively the “Rights Agreement”) are hereby incorporated into this Agreement by this reference.

ARTICLE XX

BUSINESS COMBINATIONS WITH INTERESTED HOLDERS

Section 20.1    Limitation on Business Combinations.

(a)    Notwithstanding any other provisions of this Agreement, the Partnership shall not engage in any Business Combination (as defined below) with any Interested Holder (as defined below) for a period of 3 years following the time that such Person became an Interested Holder, unless:

(i)    prior to such time the General Partner approved either the Business Combination or the transaction which resulted in the Person becoming an Interested Holder, or

(ii)    upon consummation of the transaction which resulted in the Person becoming an Interested Holder, the Interested Holder owned at least 85% of the Outstanding Units at the time the transaction commenced, excluding for purposes of determining the number of Outstanding Units those Units owned by the General Partner and its Affiliates, or

(iii)    at or subsequent to such time the Business Combination is approved by the General Partner and authorized at a meeting of Partners, and not by written consent, by the affirmative vote of at least 66 2/3% of the Outstanding Units which are not owned by the Interested Holder.

(b)    The restrictions contained in this section shall not apply if:

(i)    The Partnership, by action of Partners, adopts an amendment to this Agreement expressly electing not to be governed by this section, provided that, in addition to any other vote required by law,

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such amendment to this Agreement must be approved by the affirmative vote of a majority of the Outstanding Units. An amendment adopted pursuant to this paragraph shall not be effective until 12 months after the adoption of such amendment and shall not apply to any Business Combination between the Partnership and any person who became an Interested Holder on or prior to such adoption;

(ii)    a Person becomes an Interested Holder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient Units so that the Person ceases to be an Interested Holder and (ii) would not, at any time within the 3 year period immediately prior to a Business Combination between the Partnership and such Person, have been an Interested Holder but for the inadvertent acquisition of ownership;

(iii)    the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a Person who either was not an Interested Holder during the previous 3 years or who became an Interested Holder with the approval of the General Partner and (iii) is approved or not opposed by a Person that was the General Partner (the “Original General Partner”) prior to any Person becoming an Interested Holder during the previous 3 years or was recommended for appointment to succeed such General Partner by the Original General Partner. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Partnership (except for a merger in respect of which no vote of the Partners is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Partnership or of any direct or indirect majority-owned subsidiary of the Partnership (other than to any direct or indirect wholly-owned subsidiary or to the Partnership) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Partnership determined on a consolidated basis or the aggregate market value of all the Outstanding Units of the Partnership; or (z) a proposed tender or exchange offer for 50% or more of the Outstanding Units of the Partnership. The Partnership shall give not less then 20 days notice to all Interested Holders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph.

Section 20.2    Definitions Applicable to Article XX.

As used in this section only, the term:

(a)    “Business Combination,” when used in reference to the Partnership and any Interested Holder of the Partnership means:

(i)    any merger or consolidation of the Partnership or any direct or indirect majority-owned subsidiary of the Partnership with (A) the Interested Holder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Holder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Partner of the Partnership, to or with the Interested Holder, whether as part of a dissolution or otherwise, of assets of the Partnership or of any direct or indirect majority-owned subsidiary of the Partnership which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Partnership determined on a consolidated basis or the aggregate market value of all the Outstanding Units of the Partnership;

(iii)    any transaction which results in the issuance or transfer by the Partnership or by any direct or indirect majority-owned subsidiary of the Partnership of any securities of the Partnership or of such subsidiary to the Interested Holder, except (A) pursuant to the exercise, exchange or conversion of

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securities exercisable for, exchangeable for or convertible into securities of the Partnership or any such subsidiary which securities were outstanding prior to the time that the Interested Holder became such, (B) pursuant to a merger of the Partnership with or into a single direct or indirect wholly-owned subsidiary of the Partnership in a transaction that would meet the requirements of Section 251(g) of the Delaware General Corporation Law, if the Partnership was a corporation, (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into securities of the Partnership or any such subsidiary which security is distributed, pro rata to all holders of a class or series of securities of such Partnership subsequent to the time the Interested Holder became such, (D) pursuant to an exchange offer by the Partnership to purchase Units made on the same terms to all holders of said Units, or (E) any issuance or transfer of Units by the Partnership, provided however, that in no case under (B)-(D) above shall there be an increase in the Interested Holder’s proportionate share of the securities of any class or series of the Partnership or of the Units of the Partnership;

(iv)    any transaction involving the Partnership or any direct or indirect majority-owned subsidiary of the Partnership which has the effect, directly or indirectly, of increasing the proportionate share of the securities of any class or series, or securities convertible into the securities of any class or series, of the Partnership or of any such subsidiary which is owned by the Interested Holder, except as a result of immaterial changes due to fractional unit adjustments or as a result of any purchase or redemption of any Units not caused, directly or indirectly, by the Interested Holder; or

(v)    any receipt by the Interested Holder of the benefit, directly or indirectly (except proportionately as a Partner of such Partnership) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) above) provided by or through the Partnership or any direct or indirect majority owned subsidiary.

(b)    “control,” including the term “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. A Person who is the owner of 20% or more of the outstanding voting securities of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting securities, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(c)    “Interested Holder” means any Person (other than the Partnership and any direct or indirect majority-owned subsidiary of the Partnership and the Successor General Partner, and any Affiliates or Associates of the Successor General Partner) that (i) is the owner of 15% or more of the Outstanding Units of the Partnership, or (ii) is an affiliate or associate of the Partnership and was the owner of 15% or more of the Outstanding Units of the Partnership at any time within the 3-year period immediately prior to the date an which it is sought to be determined whether such Person is an Interested Holder, and the Affiliates and Associates of such Person; provided, however, that the term “Interested Holder” shall not include any Person whose ownership of Units in excess of the 15% limitation set forth herein is the result of action taken solely by the Partnership provided that such person shall be an Interested Holder if thereafter such Person acquires additional Units, except as a result of further Partnership action not caused, directly or indirectly, by such Person. For the purpose of determining whether a person is an Interested Holder, the Outstanding Units shall include Units deemed to be owned by the Person through application of paragraph (e) of this subsection but shall not include any other unissued Units which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(d)    “owner” including the terms “own” and “owned” when used with respect to any Units means a person that individually or with or through any of its affiliates or associates:

(i)    beneficially owns such Units, directly or indirectly; or

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(ii)    has (A) the right to acquire such Units (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of Units tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered Units is accepted for purchase or exchange; or (B) the right to vote such Units pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any Units because of such person’s right to vote such Units if the agreement, arrangement or understanding to vote such Units arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii) of this paragraph), or disposing of such Units with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Units.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WITHDRAWING GENERAL PARTNER:

STAR GAS LLC

By:	/s/ JOSEPH P. CAVANAUGH
Name:	Joseph P. Cavanaugh
Title:	President

SUCCESSOR GENERAL PARTNER:

KESTREL HEAT LLC

By:	/s/
Name:
Title:

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to the Powers of Attorney now and hereafter executed in favor of and granted and delivered to, the General Partner.

By:	KESTREL HEAT LLC

General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 1.4

By:	/s/
Name:
Title:

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EXHIBIT A

to the Second Amended and Restated

Agreement of Limited Partnership of

STAR GAS PARTNERS, L.P.

Certificate Evidencing Common Units

Representing Limited Partner Interests

STAR GAS PARTNERS, L.P.

No.    Common Units

KESTREL HEAT LLC, a Delaware limited liability company, as the General Partner of STAR GAS PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                          (the “Holder”) is the registered owner of          Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of the Second Amended and Restated Agreement of Limited Partnership of STAR GAS PARTNERS, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at                                                          . Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Date:	KESTREL HEAT LLC
as General Partner

Countersigned and Registered by:	By:
President
as Transfer Agent and Registrar	By:
Secretary
By:
Authorized Signature

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[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed, as follows according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT IN ACT
Custodian
TEN ENT- JT TEM-	as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	(Cust) (Minor) under Uniform Gifts to Minors Act
State

Additional abbreviations, though not in the above list. may also be used.

ASSIGNMENT OF COMMON UNITS

in

STAR GAS PARTNERS, L.P.

IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES

DUE TO TAX SHELTER STATUS OF STAR GAS PARTNERS, L.P.

You have acquired an interest in Star Gas Partners, L.P.,                                                                                  , whose taxpayer identification number is 06-1437793. The Internal Revenue Service has issued Star Gas Partners, L.P. the following tax shelter registration number:

YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN STAR GAS PARTNERS. L.P.

You must report the registration number as well as the name and taxpayer identification number of Star Gas Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOMES BY REASON OF YOUR INVESTMENT IN STAR GAS, PARTNERS, L.P.

If you transfer your interest in Star Gas Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person’s name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Star Gas Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

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FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please print or typewrite name and address of Assignee)

             Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Star Gas Partners. L.P.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY	(Signature) (Signature)

SIGNATURE(S) GUARANTEED

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

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APPENDIX A

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P., as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Signature of Assignee

Social Security or other identifying number of Assignee

Name and Address of Assignee

Purchase Price including commissions, if any

Type of Entity (check one):

☐ Individual	☐ Partnership	☐ Corporation
☐ Trust	☐ Other (specify)

Nationality (check one):

☐ U.S. Citizen. Resident or Domestic Entity	☐ Non-resident Alien
☐ Foreign Corporation

If the U.S. Citizen. Resident or Domestic Entity box is checked, the following certification must be completed.

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Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.	Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (Social Security Number) is

3.	My home address is

B.	Partnership, Corporation or Other Interestholder

1.	is not a foreign
(Name of Interestholder)

corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is

3.	The interestholder’s office address and place of incorporation (if applicable) is

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person. The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

(Name of Interestholder)

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.

B1-75

Annex B-2

~~Execution Copy~~

SECOND

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

STAR GAS PARTNERS, L.P.

Page
ARTICLE I

ORGANIZATIONAL MATTERS		B2-7

Section 1.1	Formation and Continuation	~~1~~B2-7
Section 1.2	Name	B2-7
Section 1.3	Registered Office; Principal Office	B2-7
Section 1.4	Power of Attorney	~~2~~B2-7
Section 1.5	Term	B2-8
Section 1.6	Possible Restrictions on Transfer	B2-9

ARTICLE II

DEFINITIONS		B2-9

ARTICLE III

PURPOSE		B2-25

Section 3.1	Purpose and Business	~~23~~B2-25
Section 3.2	Powers	~~24~~B2-25

ARTICLE IV

CONTRIBUTIONS AND UNITS		B2-26

Section 4.1	Organization Contributions and Return	~~24~~B2-26
Section 4.2	Contributions by Initial Limited Partners	~~24~~B2-26
Section 4.3	Contributions at the Effective Time; General Partner Contributions	~~25~~B2-26
Section 4.4	Issuances of Additional Partnership Securities	~~25~~B2-27
Section 4.5	~~Limitations on Issuance of Additional Partnership Securities~~ [Intentionally Omitted]	~~26~~B2-29
Section 4.6	~~Special Issuance of Senior Subordinated Units and Conversion of Senior Subordinated Units and Junior Subordinated Units~~ Limited Preemptive Rights	~~27~~B2-29
~~Section 4.7~~		~~28~~B2-29
Section ~~4.8~~4.7	Splits and Combinations	~~28~~B2-29
Section ~~4.9~~4.8	Capital Accounts	~~29~~B2-30
Section ~~4.10~~4.9	Interest and Withdrawal	~~32~~B2-32

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS		B2-32

Section 5.1	Allocations for Capital Account Purposes	~~32~~B2-32
Section 5.2	Allocations for Tax Purposes	~~40~~B2-38
Section 5.3	Requirement and Characterization of Distributions	~~42~~B2-40
Section 5.4	Distributions of Available Cash From Operating Surplus	~~43~~B2-41
Section 5.5	Distributions of Cash from Capital Surplus	~~45~~B2-42
Section 5.6	Adjustment of Minimum Quarterly Distribution and Target Distribution Levels	~~45~~B2-42
Section 5.7	Entity-Level Taxation	B2-43
Section 5.8	Special Provisions Relating to ~~the Senior Subordinated Units and~~Adjustment of Minimum Quarterly Distribution and Target Level Distributions in Connection with Rights ~~Junior Subordinated Units~~	~~45~~B2-43
~~Section 5.8~~	~~Entity-Level Taxation~~	~~46~~B2-43
Section 5.9	Special Provision Relating to Elimination of Cumulative Common Unit Arrearages	B2-44

B2-2

ARTICLE VI

MANAGEMENT AND OPERATION OF BUSINESS		B2-44

Section 6.1	Management	~~46~~B2-44
Section 6.2	Certificate of Limited Partnership	~~48~~B2-45
Section 6.3	Restrictions on General Partner’s Authority	~~49~~B2-46
Section 6.4	Reimbursement of the General Partner	~~49~~B2-46
Section 6.5	Outside Activities	~~50~~B2-47
Section 6.6	Loans from the General Partner~~;~~: Contracts with Affiliates~~;~~: Certain Restrictions on the General Partner	~~51~~B2-48
Section 6.7	Indemnification	~~53~~B2-49
Section 6.8	Liability of Indemnitees	~~54~~B2-50
Section 6.9	Resolution of Conflicts of Interest	~~55~~B2-50
Section 6.10	Other Matters Concerning the General Partner	~~56~~B2-52
Section 6.11	Title to Partnership Assets	~~57~~B2-52
Section 6.12	Purchase or Sale of Units	~~57~~B2-52
Section 6.13	Registration Rights	~~58~~B2-53
Section 6.14	Reliance by Third Parties	~~60~~B2-55

ARTICLE VII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS		B2-55

Section 7.1	Limitation of Liability	~~61~~B2-55
Section 7.2	Management of Business	~~61~~B2-55
Section 7.3	Outside Activities	~~61~~B2-55
Section 7.4	Return of Capital	~~61~~B2-55
Section 7.5	Rights of Limited Partners to the Partnership	~~62~~B2-56

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS		B2-56

Section 8.1	Records and Accounting	~~62~~B2-56
Section 8.2	Fiscal Year	~~63~~B2-57
Section 8.3	Reports	~~63~~B2-57

ARTICLE IX

TAX MATTERS		B2-57

Section 9.1	Tax Returns and Information	~~63~~B2-57
Section 9.2	Tax Elections	~~63~~B2-57
Section 9.3	Tax Controversies	~~64~~B2-58
Section 9.4	Withholding	~~64~~B2-58

ARTICLE X

CERTIFICATES		B2-58

Section 10.1	Certificates	~~64~~B2-58
Section 10.2	Registration~~,~~. Registration of Transfer and Exchange	~~65~~B2-58
Section 10.3	Mutilated, Destroyed, Lost or Stolen Certificates	~~65~~B2-59
Section 10.4	Record ~~Holder~~Holders	~~66~~B2-59

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ARTICLE XI

TRANSFER OF INTEREST		B2-60

Section 11.1	Transfer	~~67~~B2-60
Section 11.2	Transfer of a General Partner’s Partnership Interest	~~67~~B2-60
Section 11.3	Transfer of Units	~~68~~B2-60
Section 11.4	Restrictions on Transfers	~~68~~B2-61
Section 11.5	Citizenship Certificates; Non-citizen Assignees	~~68~~B2-61
Section 11.6	Redemption of Interests	~~69~~B2-62

ARTICLE XII

ADMISSION OF PARTNERS		B2-63

Section 12.1	Admission of Initial Limited Partners	~~70~~B2-63
Section 12.2	Admission of Substituted Limited Partners	~~71~~B2-63
Section 12.3	Admission of Successor General Partner	~~71~~B2-63
Section 12.4	Admission of Additional Limited Partners	~~71~~B2-63
Section 12.5	Amendment of Agreement and Certificate of Limited Partnership	~~72~~B2-64

ARTICLE XIII

WITHDRAWAL OR REMOVAL OF PARTNERS		B2-64

Section 13.1	Withdrawal of the General Partner	~~72~~B2-64
Section 13.2	Removal of the General Partner	~~74~~B2-65
Section 13.3	Interest of Departing Partner and Successor General Partner	~~74~~B2-66
Section 13.4	Withdrawal of Limited Partners	~~75~~B2-67

ARTICLE XIV

DISSOLUTION AND LIQUIDATION		B2-67

Section 14.1	Dissolution	~~76~~B2-67
Section 14.2	Continuation of the Business of the Partnership After Dissolution	~~76~~B2-67
Section 14.3	Liquidator	~~77~~B2-68
Section 14.4	Liquidation	~~77~~B2-68
Section 14.5	Cancellation of Certificate of Limited Partnership	~~78~~B2-69
Section 14.6	Return of Capital Contributions	~~78~~B2-69
Section 14.7	Waiver of Partition	~~78~~B2-69
Section 14.8	Capital Account Restoration	~~79~~B2-69

ARTICLE XV

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE		B2-69

Section 15.1	Amendment to be Adopted Solely by General Partner	~~79~~B2-69
Section 15.2	Amendment Procedures	~~80~~B2-70
Section 15.3	Amendment Requirements	~~80~~B2-71
Section 15.4	Meetings	~~81~~B2-71
Section 15.5	Notice of a Meeting	~~82~~B2-72
Section 15.6	Record Date	~~82~~B2-72
Section 15.7	Adjournment	~~82~~B2-72
Section 15.8	Waiver of Notice; Approval of Meeting; Approval of Minutes	~~82~~B2-72
Section 15.9	Quorum	~~82~~B2-72
Section 15.10	Conduct of Meeting	~~83~~B2-73
Section 15.11	Action Without a Meeting	~~83~~B2-73
Section 15.12	Voting and Other Rights	~~84~~B2-73

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ARTICLE XVI

MERGERS		B2-74

Section 16.1	Authority	~~84~~B2-74
Section 16.2	Procedure for Merger or Consolidation	~~84~~B2-74
Section 16.3	Approval by Limited Partners of Merger or Consolidation	~~85~~B2-75
Section 16.4	Certificate of Merger	~~86~~B2-75
Section 16.5	Effect of Merger	~~86~~B2-75

ARTICLE XVII

RIGHT TO ACQUIRE UNITS		B2-76

Section 17.1	Right to Acquire Units	~~87~~B2-76

ARTICLE XVIII

GENERAL PROVISIONS		B2-77

Section 18.1	Addresses and Notices	~~88~~B2-77
Section 18.2	References	~~89~~B2-77
Section 18.3	Pronouns and Plurals	~~89~~B2-77
Section 18.4	Further Action	~~89~~B2-78
Section 18.5	Binding Effect	~~89~~B2-78
Section 18.6	Integration	~~89~~B2-78
Section 18.7	Creditors	~~89~~B2-78
Section 18.8	Waiver	~~89~~B2-78
Section 18.9	Counterparts	~~90~~B2-78
Section 18.10	Applicable Law	~~90~~B2-78
Section 18.11	Invalidity of Provisions	~~90~~B2-78
Section 18.12	Consent of Partners	~~90~~B2-78

ARTICLE XIX

RIGHTS AGREEMENT		B2-79

ARTICLE XX

BUSINESS COMBINATIONS WITH INTERESTED HOLDERS		B2-79

Section 20.1	Limitation on Business Combinations	B2-79
Section 20.2	Definitions Applicable to Article XXXVI	B2-80

EXHIBIT A		B2-83
~~EXHIBIT B~~		~~B1~~B2-88

SCHEDULE A Rights Agreement dated as of April 17, 2001

B2-5

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

STAR GAS PARTNERS, L.P.

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF STAR GAS PARTNERS, L.P. (“Second Amended and Restated Agreement”) dated as of ~~March 26, 1999,~~            , 2006 (“Effective Date”), is entered into by and among STAR GAS LLC, a Delaware limited liability company~~, as~~ (the “Withdrawing General Partner”), KESTREL HEAT LLC, a Delaware limited liability company ( sometimes referred to herein as, the “Successor General Partner” or the “General Partner”), and those Persons who are or become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

R E C I T A L S:

WHEREAS., Star Gas Corporation, a Delaware corporation and the initial general partner of the Partnership (the “Initial General Partner”), and certain other parties organized the Partnership as a Delaware limited partnership pursuant to an Agreement of Limited Partnership dated as of December 20, 1995 (the “Original Agreement”); ~~and~~

~~WHEREAS, the Partnership, the Operating Partnership, Petro and Mergeco have entered into that Merger Agreement dated as of October 22, 1998, as amended and restated as of February 3, 1999 and as further amended from time to time (the “Petro Merger Agreement”), providing for the merger (the “Merger”) of Mergeco with and into Petro; and~~

WHEREAS, the Withdrawing General Partner and certain other parties entered into an Amended and Restated Agreement of Limited Partnership, dated as of March 26, 1999 (the “First Amended and Restated Agreement”);

WHEREAS, the First Amended and Restated Agreement was previously amended by Amendment No. 1, dated as of April 17, 2001, Amendment No. 2 dated as of July 25, 2003 and Amendment No. 3 dated as of November 29, 2004;

WHEREAS, the Partnership has entered into that certain unit purchase agreement dated as of December 5, 2005 by and among the Partnership, Star Gas LLC, Kestrel Energy Partners, LLC, Kestrel Heat LLC (“Kestrel Heat”) and KM2, LLC (“M2”) (the “Transaction Agreement”), providing for, among other things, (i) the purchase and sale of newly issued Common Units and General Partner Units, (ii) the withdrawal of the Withdrawing General Partner and the admission of the Successor General Partner as the general partner of the Partnership and (iii) the execution of this Second Amended and Restated Agreement;

WHEREAS, in order to effect the transactions contemplated by the ~~Petro Merger~~Transaction Agreement, it is necessary to amend this Agreement as provided herein; ~~and~~

WHEREAS, the ~~Petro Merger~~Transaction Agreement and the transactions contemplated thereby ~~(including, without limitation, the form of this Agreement and the amendments effected hereby and the withdrawal of the Initial General Partner as the general partner of the Partnership and the Operating Partnership and the election of Star Gas LLC as the successor general partner of the Partnership and the Operating Partnership) have been~~have been (i) approved by the Board of Directors of the Withdrawing General Partner, and (ii) submitted to, and approved by the requisite vote of, the Limited Partners; and

WHEREAS, the General Partner has the authority to adopt certain amendments to this Agreement without the approval of any Limited Partner or Assignee to reflect, among other things: (i) subject to the terms of

B2-6

Section 4.4, any change that is necessary or desirable in connection with the authorization for issuance of any class or series of Partnership Securities pursuant to Section 4.4 and (ii) a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect.

NOW, THEREFORE, the ~~Original~~First Amended and Restated Agreement is hereby amended and, as so amended, is restated in its entirety as follows:

ARTICLE I

ORGANIZATIONAL MATTERS

Section 1.1 Formation and Continuation.

The Initial General Partner and the Organizational Limited Partner previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partners hereby amend and restate this Agreement in its entirety to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and to set forth the rights and obligations of the Partners and certain matters related thereto. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

Section 1.2 Name.

The name of the Partnership is “Star Gas Partners, L.P.” The Partnership’s business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 1.3 Registered Office; Principal Office.

Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at ~~32 Loockerman Square, Suite L-100,~~615 South DuPont Highway, Dover, ~~Delaware 19904,~~DE 19901, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Prentice-Hall Corporation System, Inc. The principal office of the Partnership shall be located at, and the address of the General Partner shall be, 2187 Atlantic Street, Stamford, ~~Connecticut~~CT 06902, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate.

Section 1.4 Power of Attorney.

(a) Each Limited Partner and each Assignee hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator, severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited

B2-7

Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII, XIII or XIV; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 4.4; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XVI; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 15.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 1.4(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XV or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 1.5 Term.

The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2085, or until the earlier dissolution of the Partnership in accordance with the provisions of Article XIV.

B2-8

Section 1.6 Possible Restrictions on Transfer.

The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the ~~Partnership’s or the Operating~~ Partnership’s becoming taxable as a corporation or otherwise as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner in its sole discretion may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least a majority of the Outstanding Units of such class.

ARTICLE II

DEFINITIONS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such transaction.

“Additional Book Basis” means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:

(i) Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

(ii) If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (ii) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.4 and who is shown as such on the books and records of the Partnership.

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“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-l(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount or all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-l(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(d)(i) or 5.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” in respect of Common Unit, ~~Senior Subordinated Unit, Junior Subordinated Unit,~~ General Partner Unit or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such Common Unit, a ~~Senior Subordinated Unit, a Junior Subordinated Unit, a~~ General Partner Unit or other interest in the Partnership were the only interest in the Partnership held by a Partner.

~~“Adjusted Operating Surplus” for any period means Operating Surplus generated during such period as adjusted to (a) decrease Operating Surplus by (i) any net increase in Working Capital Borrowings during such period and (ii) any net reduction in cash reserves for Operating Expenditures during such period not relating to an Operating Expenditure made during such period, and (b) increase Operating Surplus by (i) any net decrease in Working Capital Borrowings during such period and (ii) any net increase in cash reserves for Operating Expenditures during such period required by any debt instrument for the repayment of principal, interest or premium. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.~~

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section ~~4.9~~4.8(d)(i) or ~~4.9~~4.8(d)(ii).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more ~~interim diaries~~intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Remaining Net Positive Adjustments” means as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. ~~Subject to Section 4.9(c)(i), the~~ The General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P., as it may be amended, supplemented or restated from time to time.

B2-10

“Assignee” means a Non-citizen Assignee or a Person to whom one or more Units representing a Limited Partner Interest have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not become a Substituted Limited Partner.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, with the same residence as such Person.

~~“Audit Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are neither members, officers nor employees of the General Partner or members, stockholders (other than holders of Common Units or Senior Subordinated Units), officers, directors or employees of any Affiliate of the General Partner.~~

“Available Cash,” as to any Quarter ending before the Liquidation Date, means

(a) ~~(a)~~ the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings subsequent to the end of such Quarter, less

(b) the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group, (including reserves for future capital expenditures) subsequent to such Quarter, (ii) provide funds for distributions under Sections 5.4~~(a)(i), (ii) and (iii)~~ or ~~5.4(b)(i)~~5.5 in respect of any one or more of the next four Quarters, or (iii) comply with applicable law or any debt instrument or other agreement or obligation to which any member of the Partnership Group is a party or its assets are subject; provided, however, that the General Partner may not establish cash reserves for distributions pursuant to Section 5.4~~(a)(iii)~~ unless the General Partner has determined that in its judgment the establishment of reserves will not prevent the Partnership from distributing the Minimum Quarterly Distribution on all Common Units and any Common Unit Arrearages thereon with respect to the next four Quarters.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Book Basis Derivative Items” means any item of income, deduction, gain, or loss included in the determination of Net Income, Net Loss, Net Termination Gain or Net Termination Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

“Book-Down Event” means an event which triggers a negative adjustment to the Capital Accounts of the Partners pursuant to Section ~~4.9~~4.8(d).

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section ~~4.9~~4.8 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

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“Book-Up Event” means an event which triggers a positive adjustment to the Capital Accounts of the Partners pursuant to Section ~~4.9~~4.8(d).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the states of New York or Connecticut shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section ~~4.9.~~4.8. The “Capital Account” in respect of a Common Unit, a ~~Senior Subordinated Unit, a Junior Subordinated Unit, a~~ General Partner Unit or any other specified interest in the Partnership shall be the amount which such Capital Account would be if such Common Unit, ~~Senior Subordinated Unit, Junior Subordinated Unit,~~ General Partner Unit or other interest in the Partnership were the only interest in the Partnership held by a Partner.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes or has contributed to the Partnership ~~pursuant to this Agreement and the Conveyance and Contribution Agreements~~.

“Capital Improvements” means (a) additions or improvements to the capital assets owned by any Group Member or (b) the acquisition of existing or the construction of new capital assets (including retail distribution outlets, petroleum product tanks, propane tanks, pipeline systems, storage facilities and related assets), made to increase the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

“Capital Surplus” has the following meaning: all Available Cash distributed by the Partnership from any source will be treated as distributed from Operating Surplus until the sum of all Available Cash distributed since the commencement of the Partnership equals the Operating Surplus as of the end of the Quarter prior to such distribution. Any excess Available Cash will be deemed to be Capital Surplus.

“Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ and Assignees’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections ~~4.9~~4.8(d)(i) and ~~4.9~~4.8(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

“Certificate” means a certificate, (a) substantially in the form of Exhibit A hereto with respect to Common Units ~~and Exhibit B hereto with respect to Senior Subordinated Units,~~ (b) issued in global form in accordance with the rules and regulations of the Depositary, or (c) in such other form as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more Common Units ~~or Senior Subordinated Units, as the case may be~~, or a certificate in such form as may be adopted by the General Partner in its sole discretion, issued by the Partnership evidencing ownership of one or more other Units.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

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“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Claim” has the meaning assigned to such term in Section 6.13(c).

~~“Class A Common Unit” means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Class A Common Units in this Agreement; no Class A Common Units shall be outstanding until the expiration of the Subordination Period, at which time all Common Units Outstanding immediately prior to the expiration of the Subordination Period shall be redesignated as Class A Common Units.~~

~~“Class B Common Unit” means a Unit representing a “fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Class B Common Units in this Agreement; no Class B Common Units shall be outstanding until the expiration of the Subordination Period, at which time each Outstanding Senior Subordinated Unit and Junior Subordinated Unit shall convert into one Class B Common Unit.~~

“Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which the Units of such class are listed or admitted to trading or, if the Units of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Directors of the General Partner, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Directors of the General Partner.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Combined Interest” has the meaning assigned to such term in Section 13.3(a).

“Commission” means the Securities and Exchange Commission.

“Common Unit” means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement. ~~All references herein to Common Units after the expiration of the Subordination Period shall be deemed to be references to both Class A Common Units and Class B Common Units, unless otherwise indicated.~~

“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as to any Quarter ~~within the Subordination Period,~~beginning after September 30, 2008, the excess, if any, of (a) the Minimum Quarterly Distribution then in effect with respect to such Common Unit over (b) the sum of all Available Cash distributed with respect to such Common Unit in respect of such Quarter pursuant to Section 5.4(~~a)(~~i).

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“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership ~~(or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code)~~. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section ~~4.9~~4.8(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“~~Conveyance and Contribution Agreements” means collectively, (a) that certain Conveyance and Contribution Agreement, dated as of the Effective Time, among the Partnership. the Operating Partnership, Petro and the General Partner and (b) that certain Conveyance and Contribution Agreement among the Partnership, the Operating Partnership, Petro and Petro Holdings, together with the additional conveyance documents and instruments contemplated or referenced thereunder.”~~Cumulative Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum resulting from adding together the Common Unit Arrearage as to a Common Unit ~~issued in the Initial Offering~~ for each of the Quarters ~~within the Subordination Period~~beginning after September 30, 2008 and ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 5.4~~(a)~~(ii) with respect to such Common Unit (including any distributions to be made in respect of the last of such Quarters).

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(xi).

“Current Market Price” as of any date of any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices per Unit of such class for the 20 consecutive Trading Days immediately prior to such date.

~~“Debt Offering” means the private offering and sale by Petro of $90 million Senior Secured Notes due 2003 through 2014.~~

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. § 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 13.1 or 13.2, including the Initial General Partner from and after the Initial Closing Date and the Withdrawing General Partner from and after the Effective Date.

“Depositary” means with respect to any Units issued in book-entry form, The Depository Trust Company and its successors and permitted assigns.

“Distribution Levels” has the meaning assigned to such term in Section 5.8(a).

“Distribution Ratio” has the meaning assigned to such term in Section 5.8(b).

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

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~~“Effective Time” means the effective time of the Merger, which shall be the later to occur of (a) the filing in the office of the Secretary of State of the State of Delaware of a properly executed certificate of merger and (b) the filing with the Department of State of Minnesota of properly executed articles of merger, or such later date and time as may be set forth in such certificate of merger and articles of merger.~~

“Effective Date” has the meaning assigned to such term in the introductory paragraph.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

~~“Equity Offering” means the offering and sale by the Partnership of Common Units to the public, as described in the Equity Registration Statement.~~

~~“Equity Registration Statement” means the Registration Statement on Form S-3 (Registration No. 68329), as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Equity Offering.~~

“Event of Withdrawal” has the meaning assigned to such term in Section 13.1(a).

“Exchange Act” means the Securities Exchange act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“First Liquidation Target Amount” has the meaning assigned to such term in Section 5.1 (c)(i)(~~E~~D).

“First Target Distribution” means $~~0.604~~.1125 per Unit, subject to adjustment in accordance with Sections 5.6 and ~~5.8.~~5.7.

“General Partner” means ~~Star Gas~~Kestrel Heat LLC, a Delaware limited liability company, and its successor as general partner of the Partnership.

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which is evidenced by General Partner Units and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a Unit representing a fractional part of the General Partner Interest and having the rights and obligations specified with respect to the General Partner Interest.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Holder” has the meaning assigned to such term in Section 6.13(a).

“includes” means includes, without limitation, and “including” means including, without limitation.

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“Indemnified Persons” has the meaning assigned to such term in Section 6.13(c).

“Indemnitee” means (a) the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, (b) any Person who is or was an officer, director, ~~employee,~~ partner, agent or trustee of the General Partner or any Departing Partner or any such Affiliate, ~~or (c~~(c) any Person the General Partner designates as an Indemnitee for purposes of this Agreement or (d) any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee pursuant to this clause (~~c~~d) by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

“Initial Closing Date” means December 20, 1995.

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial General Partner” means Star Gas Corporation, a Delaware corporation.

“Initial Limited Partners” means Star Gas, Silgas, Inc. and Silgas of Illinois, Inc. and the Initial Underwriters, in each case admitted to the Partnership in accordance with Section 12.1.

“Initial Offering” means the initial offering and sale of Common Units to the public on December 20, 1995, as described in the Initial Registration Statement.

“Initial Overallotment Closing Date” means January 18, 1996.

“Initial Registration Statement” means the Registration Statement on Form S-~~I~~1 (Registration No. 33-98490), as amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Initial Common Units in the Initial Offering.

“Initial Underwriters” means each person named as an underwriter in the Initial Offering.

“Initial Unit Price” means (a) with respect to each Common Unit~~, Senior Subordinated Unit, Junior Subordinated Unit~~ and General Partner Unit, $~~22.00~~2.00 or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings. refinancings or refundings of indebtedness and sales of debt securities (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by any Group Member; (b) sales of equity interests ~~(including Common Units sold to the Underwriters pursuant to the exercise of the Overallotment Option)~~ by any Group Member; and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets, including receivables and accounts in the ordinary course of business, and (z) sales or other dispositions of assets as part of normal retirements or replacements.

“Junior Subordinated Unit” means a Junior Subordinated Unit ~~representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Junior Subordinated Units in~~of the Partnership Outstanding immediately prior to the Effective Date.

“Kestrel Heat” has the meaning assigned to such term in the Recitals to this Agreement.

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“Limited Partner” means, unless the context otherwise requires, (a) the Organizational Limited Partner, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 13.3; and (b) solely for purposes of Articles IV, V, VI and IX and Sections 14.3 and 14.4, each Assignee.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership which is evidenced by Common Units~~, Senior Subordinated Units and Junior Subordinated Units~~ or other Partnership Securities and includes any and all benefits to which a Limited Partner is entitled as provided in this Agreement, together with all obligations of a Limited Partner to comply with the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 14.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to ~~reconstitute the Partnership and~~ continue ~~its~~the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means the General Partner or other Person approved pursuant to Section 14.3 who performs the functions described therein.

“~~Mergeco” means Petro/Mergeco, Inc., a. Minnesota corporation.”Merger~~M2” has the meaning assigned to such term in the ~~introductory paragraph~~Recitals to this Agreement.

“Merger Agreement” has the meaning assigned to such term in Section 16.1.

“Minimum Quarterly Distribution” means, (a) for the period from the ~~Initial Closing Date through March 31, 1996, $0.6225 per Common~~Effective Date through the earlier of (i) September 30, 2008 or (ii) the last day of the Quarter preceding the Quarter in which the Partnership makes a distribution of Available Cash, $0.0 per Unit per Quarter, and ~~Old Subordinated Unit, (b) for the period April 1, 1996 through December 31, 1998, $0.55 per Common Unit and Old Subordinated Unit per Quarter and (c~~ (b) for each Quarter thereafter, $~~0.575~~0.0675 per Unit per Quarter, subject to adjustment in accordance with Sections 5.6 and ~~5.8.~~5.7.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the ~~Securities~~ Exchange Act ~~of 1934, as amended, supplemented or restated from time to time, and any successor to such statute,~~ or the Nasdaq Stock Market or any successor thereto.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section ~~4.9~~4.8(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section ~~4.9~~4.8(b) and shall not include any items specially allocated under Section 5.1(d); provided that the determination of the items that have been specially allocated under Section 5.1(d) shall be made as if Section 5.1(d)(xii) were not in the Agreement.

“Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss)

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for such taxable year over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section ~~4.9~~4.8(b) and shall not include any items specially allocated under Section 5.1(d); provided that the determination of the items that have been specially allocated under Section 5.1(d) shall be made as if Section 5.1(d)(xii) were not in the Agreement.

“Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up and Book-Down Events.

“Net Termination Gain” means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership ~~(including, without limitation, such amounts recognized through the Operating Partnership)~~ after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section ~~4.9~~4.8(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d).

“Net Termination Loss” means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership ~~(including, without limitation, such amounts recognized through the Operating Partnership)~~ after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section ~~4.9~~4.8(b) and shall not include any items of income, gain or loss specially allocated under Section 5.1(d).

“Non-citizen Assignee” means a Person whom the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 11.5.

“Non-competition Agreement” means that certain non-competition agreement among Irik P. Sevin, the Partnership and a former subsidiary of the ~~Operating~~ Partnership.

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2(b)(i)(A), 5.2(b)(ii)(A) and 5.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditures (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 17.1(b).

“Old Subordinated Units” means the Subordinated Units issued to the Initial General Partner on the Initial Closing Date.

“Operating Expenditures” means all Partnership Group expenditures, including taxes, reimbursements of the General Partner, debt service payments, ~~and~~ capital expenditures~~,~~ and all non-Pro Rata purchases of Outstanding Units (other than those made with the proceeds of Interim Capital Transactions) subject to the following:

(a) Payments (including prepayments) of principal and premium on a debt shall not be an Operating Expenditure if the payment is (i) required in connection with the sale or other disposition of assets or (ii) made in connection with the refinancing or refunding of indebtedness with the proceeds from new

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indebtedness or from the sale of equity interests. For purposes of the foregoing, at the election and in the reasonable discretion of the General Partner, any payment of principal or premium shall be deemed to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership Group within 180 days before or after such payment to the extent of the principal amount of such indebtedness.

(b) Operating Expenditures shall not include (i) capital expenditures made for Acquisitions or for Capital Improvements, (ii) payment of transaction expenses relating to Interim Capital Transactions, or (iii~~) payment of transaction expenses related to the Merger and the transactions contemplated thereby or (iv~~) distributions to Partners. Where capital expenditures are made in part for Acquisitions or Capital Improvements and in part for other purposes, the General Partner’s good faith allocation between the amounts paid for each shall be conclusive.

“Operating Partnership” means Star Gas Propane, L.P., a Delaware limited partnership, and any successors thereto.

~~“Operating Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as it may be amended, supplemented or restated from time to time.~~

“Operating Surplus,” as to any period ending before the Liquidation Date, means

(a) the sum of (i) $~~20,340,600~~22,000,000 plus all cash of the Partnership Group on hand ~~as of the close of business~~ on the ~~Initial Closing~~Effective Date, (ii) all the cash receipts of the Partnership Group for the period beginning on the ~~Initial Closing~~Effective Date and ending with the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 5.5) and (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings, less

(b) the sum of (i) Operating Expenditures for the period beginning on the ~~Initial Closing~~Effective Date and ending with the last day of such period, and (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the General Partner to provide funds for future Operating Expenditures; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership, the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

“Organizational Limited Partner” means William G. Powers, Jr., in his capacity as the organizational limited partner of the Partnership.

“Original Agreement” has the meaning assigned to such term in the Recitals to this Agreement.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination.

~~“Overallotment Option” means the overallotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.~~

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~~“Parity Units” means Common Units and all other Units having rights to distributions or in liquidation ranking on a parity with the Common Units.~~

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Star Gas Partners, L.P., a Delaware limited partnership, and any successors thereto.

“Partnership Group” means the Partnership~~, the Operating Partnership~~ and any Subsidiary of ~~either~~ such entity, treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include General Partner Interests and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Security” means any class or series of Unit, any option, right, warrant or appreciation rights relating thereto, or any other type of equity interest that the Partnership may lawfully issue, or any unsecured or secured debt obligation of the Partnership that is convertible into any class or series of equity interests of the Partnership.

“Percentage Interest” means as of the date of such determination, (a) as to any Partner or Assignee holding Units, the product of (i) 100% less the percentage applicable to paragraph (b) multiplied by (ii) the quotient of the number of Units held by such Partner or Assignee divided by the total number of all Outstanding Units, and (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 4.4, the percentage established as a part of such issuance.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other entity.

~~“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person.~~

~~“Petro” means Petroleum Heat and Power Co., Inc., a Minnesota corporation, an indirect subsidiary of the Operating Partnership.~~

~~“Petro Adjusted Operating Surplus” means, with respect to any four-Quarter period, the Adjusted Operating Surplus generated by Petro (which for purposes of this definition includes all subsidiaries of the Partnership primarily engaged in the home heating oil business) during such four-Quarter period, as determined in good faith by a majority of the members of the Board of Directors of the General Partner (with the concurrence of the Audit Committee). In calculating Petro Adjusted Operating Surplus, (a) debt service (including the payment of principal, interest and premium) on all debt incurred or assumed by Petro or any of its Affiliates, the proceeds of which are used by or for the benefit of Petro (including the proceeds from the Debt Offering), shall be included to~~

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~~the extent such debt service is included in the calculation of Operating Surplus, and (b) debt service (including the payment of principal, interest and premium) on all debt incurred or assumed by Petro or any of its Affiliates, the proceeds of which are not used by or for the benefit of Petro, shall be excluded.~~

~~“Petro Class A Common Stock” means the Class A Common Stock, par value $.10 per share, of Petro.~~

~~“Petro Class C Common Stock” means the Class C Common Stock, par value $.10 per share, of Petro.~~

~~“Petro Holdings” means Petro Holdings, Inc., a Minnesota corporation, a wholly-owned indirect subsidiary of the Operating Partnership.~~

~~“Petro Merger Agreement” has the meaning set forth in the Recitals to this Agreement.~~

~~“Petro Units,” with respect to any date, means the sum of (a) the excess of the number of Units outstanding at the Effective Time over the number of Units outstanding immediately prior to the Effective Time (assuming the simultaneous closing of the Equity Offering), (b) the number of Units issued by the Partnership thereafter to the extent the net proceeds of which are contributed to Petro (which for purposes hereof includes all subsidiaries of the Partnership primarily engaged in the home heating oil business), (c) the number of Senior Subordinated Units or Class B Common Units issued pursuant to Section 4.6, and (d) the deemed number of Units outstanding based upon a contribution of capital to Petro by the Partnership or any Affiliate thereof after the Effective Time (which contribution is not covered by (b) above or traceable to debt proceeds), which number of deemed Units is obtained by dividing (i) the amount of such contribution by (ii) the Current Market Price of a Common Unit. If Petro pays down debt of Petro or debt allocated to Petro from internally generated funds of Petro and if those internally generated funds exist at Petro only because Petro has not paid dividends up to the Partnership in an amount equal to the distributions that would have been paid on the Petro Units had they been actual outstanding Units of the Partnership, then the amount used to pay down such debt will be treated as if it were contributed to Petro by the Partnership. The distribution per Senior Subordinated Unit of the Partnership shall be the amount that the Partnership would have been deemed to have distributed per Petro Unit had they been actual outstanding Units of the Partnership. For purposes of the number of deemed outstanding Units in (d) above, such Units shall be deemed to be issued on the date of such Capital Contribution. For purposes of determining the number of Outstanding Petro Units for any period of time, the number of Units issued in (b), (c) and (d) above shall be determined on a weighted average basis based on the amount of time they have been Outstanding. For this purpose, Common Unit means Class A Common Unit upon expiration of the Subordination Period.~~

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their respective Percentage Interests, and (b) when modifying Partners and Assignees or Record Holders, apportioned among all Partners and Assignees or Record Holders in accordance with their respective Percentage Interests.

“Proxy Statement” means ~~the Registration Statement on Form S-4 (Registration No. 333-66005) as it has been or as it may be amended or supplemented from time to time, filed jointly by the Partnership and Petro relating to the Merger and~~that certain proxy statement dated                      sent to Limited Partners in connection with the transactions contemplated ~~thereby~~by the Transaction Agreement.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XVII.

“Quarter” means, unless the context requires otherwise, a three-month period of time ending on March 31, June 30, September 30, or December 31.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the

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Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

“Record Holder” means the Person in whose name a Common Unit ~~or a Senior Subordinated Unit~~ is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to ~~a holder of a Junior Subordinated Unit or General Partner Unit or~~any other Partnership Security, the Person in whose name such ~~Junior Subordinated Unit or General Partner Unit or~~ other Partnership Security is registered on the books of the General Partner as of the opening of business on such Business Day.

“Redeemable Units” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 11.6.

“Remaining Net Positive Adjustments” means as of the end of any taxable period, (i) with respect to the Limited Partners, as a class, the excess of (a) the Net Positive Adjustments of the Limited Partners as of the end of such period over (b) the sum of those Partners’ Share of Additional Book Basis Derivative Items for each prior taxable period, and (ii) with respect to the General Partner, the excess of (a) the Net Positive Adjustments of the General Partner as of the end of such period over (b) the sum of the General Partner’s Share of Additional Book Basis Derivative Items for each prior taxable period.

“Required Allocations” means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) Section 5.1(b)(~~ii~~v) or (b) Sections 5.1(d)(i), 5.1(d)(ii), 5.l (d)(iv), 5.1(d)(v), 5.1(d)(vi), 5.1(d)(vii) and 5.1(d)(ix), such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

“Rights Agreement” has the meaning assigned to such term in Article XIX.

“Second Amended and Restated Agreement” has the meaning assigned to such term in the introductory paragraph.

“Second Liquidation Target Amount” has the meaning assigned to such term in Section 5.1(c)(i)(F).

~~“Second Target Distribution” means $0.711 per Unit, subject to adjustment in accordance with Sections 5.6 and 5.8.~~

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Senior Subordinated Unit” means ~~a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect tothe~~ a Senior Subordinated Unit~~s~~ of the Partnership ~~in this Agreement~~ Outstanding immediately prior to the Effective Date.

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“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (a) with respect to the Limited Partners, as a class, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Limited Partners’ Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, and (b) with respect to the General Partner, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the General Partner’s Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

“~~Shelf Registration Statement” has the meaning assigned to such term in Section 6.13(f). “~~Special Approval” means approval by the ~~Audit~~Conflicts Committee.

“Star Gas” means Star Gas Corporation, a Delaware corporation.

~~“Subordination Period” means the period that commenced on the Closing Date and ending on the first to occur of the following dates:~~

~~(a) the first day of any Quarter beginning on or after July 1, 2002 in respect of which (A) (i) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units, Senior Subordinated Units, Junior Subordinated Units and General Partner Units equaled or exceeded the Minimum Quarterly Distribution for each of the three non-overlapping four-Quarter periods immediately preceding such date and (ii) the Adjusted Operating Surplus generated during each of the three immediately preceding non-overlapping four-Quarter periods equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Senior Subordinated Units. Junior Subordinated Units and General Partner Units that were Outstanding during such periods on a fully diluted basis with respect to employee options or other employee incentive compensation (i.e., taking into account for purposes of such determination all Outstanding Common Units, Senior Subordinated Units, Junior Subordinated Units and General Partner Units and all Common Units issuable upon exercise of employee options that have, as of the date of determination, already vested or are scheduled to vest prior to the end of the Quarter immediately following the Quarter with respect to which determination is made, and all Units that have as of the date of determination been earned by but not yet issued to management of the Partnership in respect of incentive compensation) and (B) there are no Cumulative Common Unit Arrearages; and~~

~~(b) the date on which the General Partner is removed as general partner of the Partnership upon the requisite vote by Limited Partners under circumstances where Cause does not exist; provided, however, that if the General Partner is removed during the Subordination Period within 12 months after the end of a six-Quarter period in which the Minimum Quarterly Distribution was not made on the Common Units with respect to more than one of such Quarters (excluding for this purpose the payment of any Common Unit Arrearages) and the first Quarter in such six-Quarter period that the Minimum Quarterly Distribution on Common Units was not made occurs after March 31, 2001, then the Subordination Period will not end. In the event that the General Partner is removed under the circumstances set forth above, the Junior Subordinated Units shall convert into Senior Subordinated Units on a one-for-one basis and the distribution rights on the General Partner Units will rank pari passu with the Senior Subordinated Units.~~

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned or controlled, directly or indirectly, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

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“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 12.2 in place of, and with all the rights of, a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Successor General Partner” has the meaning assigned to such term in the introductory paragraph.

“Surviving Business Entity” has the meaning assigned to such term in Section 16.2(b).

“Termination Capital Transaction” means a transaction in which Net Termination Gain or Net Termination Loss is recognized.

~~“Third Target Distribution” means $0.926 per Unit, subject to adjustment in accordance with Sections 5.6 and 5.8.~~

“Trading Day” means a day on which the principal National Securities Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“~~Transfer~~Transaction Agreement” has the meaning set forth in the Recitals to this Agreement.

“transfer” has the meaning assigned to such term in Section 11.1(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common ~~Units and Senior Subordinated~~ Units and as may be appointed from time to time by the General Partner to act as registrar and transfer agent for any other Partnership Securities; provided that if no Transfer Agent is specifically designated for any such other Partnership Securities, the General Partner shall act in such capacity.

“Transfer Application” means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

~~“Underwriter” means each Person named as an underwriter in Schedule 1 to the Underwriting Agreement who purchases Common Units pursuant thereto.~~

~~“Underwriting Agreement” means the Underwriting Agreement, relating to the Equity Offering, dated March 23, 1999, among the Underwriters, the Partnership and other parties providing for the purchase of Common Units by such Underwriters.~~

“Trigger Date” has the meaning assigned to such term in Section 5.8(a).

“Unit” means a Partnership Interest of a Partner or Assignee in the Partnership representing a fractional part of the Partnership Interests of all Partners and Assignees and shall include Common Units ~~(Class A Common Units and Class B Common Units after the expiration of the Subordination Period), Senior Subordinated Units, Junior Subordinated Units~~ and General Partner Units; provided, that each Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Partners and Assignees holding Units as each other Unit. ~~A Unit shall not include a Petro Unit.~~

“Unit Majority” means, ~~(a) during the Subordination Period, at least (i) a majority of the Outstanding Common Units voting as a class and (ii) a majority of the Outstanding Senior Subordinated Units and Junior Subordinated Units voting as a single class, in each case excluding Units owned by the General Partner or any Affiliate, and (b) after the Subordination Period, at least~~ a majority of the Outstanding Common Units.

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“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section ~~4.9~~4.8(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section ~~4.9~~4.8(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section ~~4.9~~4.8(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section ~~4.9~~4.8(d)).

“Unrecovered Initial Unit Price” means, at any time, with respect to a Common Unit~~s,~~ or a General Partner Unit, ~~Senior Subordinated Units, Junior Subordinated Units or General Partner Units,~~ the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made after the Effective Date in respect of ~~an Initial~~ a Common Unit or General Partner Unit Outstanding on the Effective Date and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of ~~an~~ a ~~Initial~~ Common Unit or General Partner Unit Outstanding on the Effective Date, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units ~~or General Partner Unit Outstanding on the Effective Date~~.

“~~Withdrawal Opinion of Counsel~~Withdrawing General Partner” has the meaning assigned to such term in ~~Section 13.1(b)~~the introductory paragraph.

“Working Capital Borrowings” means borrowings for working capital purposes or to pay distributions to Partners pursuant to a facility or other arrangement requiring all borrowings thereunder to be reduced to a relatively small amount each year for an economically meaningful period of time. It being the intent hereof, that borrowings which are not intended exclusively for working capital purposes shall not be treated as Working Capital Borrowings.

ARTICLE III

PURPOSE

Section 3.1 Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) ~~serve as a limited partner in the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a limited partner in the Operating Partnership pursuant to the Operating Partnership Agreement or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c)~~ engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (~~d~~b) do anything necessary or appropriate to the foregoing~~, including the making of capital contributions or loans to the Operating Partnership~~. The General Partner has no obligation or duty to the Partnership, the Limited Partners, or the Assignees to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership of any business.

Section 3.2 Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Partnership.

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ARTICLE IV

CONTRIBUTIONS AND UNITS

Section 4.1 Organization Contributions and Return.

In connection with the formation of the Partnership under the Delaware Act, the Initial General Partner made an initial Capital Contribution to the Partnership and was admitted as the general partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership and was admitted as a limited partner of the Partnership.

Section 4.2 Contributions by Initial Limited Partners.

On the Initial Closing Date, the Initial Underwriters contributed cash to the Partnership in exchange for 2,600,000 Common Units. On the Initial Overallotment Closing Date, the Initial Underwriters contributed cash to the Partnership in exchange for 275,000 Common Units. On the Initial Closing Date, the Initial General Partner, Silgas, Inc. and Silgas of Illinois, Inc. contributed their interests in the Operating Partnership to the Partnership in exchange for 2,396,078 Old Subordinated Units. Immediately after these contributions, the interest of the Organizational Limited Partner was terminated and the Organizational Limited Partner ceased to be a Limited Partner.

Section 4.3 Prior Contributions ~~at the Effective Time~~; General Partner Contributions.

(a) ~~(i) At the Effective Time and pursuant to the Conveyance and Contribution Agreements, Petro contributed to the Partnership all of its general partner interest in the Operating Partnership (other than a portion of such interest with a value of $1.000), all of its general partner interest in the Partnership (other than a portion of such interest with a value of $1,000) and all 2,396,078 Old Subordinated Units (all of which it purchased from Star Gas in exchange for a note of equivalent value) in exchange for 102,848 newly issued Common Units, 1,706,246 newly issued Senior Subordinated Units and a promissory note in an amount equal to the excess of the value of the Old Subordinated Units and general partner interests assigned to the Partnership over the value of the Common Units and Senior Subordinated Units issued in exchange therefor. The Old Subordinated Units were cancelled.~~All Limited Partner Interests that were issued prior to the date hereof and are currently Outstanding shall be continued.

~~(ii) At the Effective Time and pursuant to the Conveyance and Contribution Agreements, the General Partner contributed 11,370 shares of Petro Class A and Class C Common Stock to the Operating Partnership in exchange for a .01% general partner interest in the Operating Partnership and contributed 2,263,584 shares of Petro Class A and Class C Common Stock to the Partnership in exchange for a 1.99% general partner interest in the Partnership represented by 324,100 General Partner Units. At such time, the general partner interests in the Partnership and the Operating Partnership held by the Partnership were cancelled.~~

~~(iii) At the Effective Time and pursuant to the Exchange Agreement, certain stockholders of Petro contributed (A) 2,769,653 shares of Petro Class A and Class C Common Stock to the Partnership in exchange for 396,559 Junior Subordinated Units and (B) 6,595,477 shares of Petro Class A and Class C Common Stock to the Partnership in exchange for 775,496 Senior Subordinated Units.~~

~~(iv) At the Effective Time and pursuant to the Merger, the remaining holders of Petro Class A and Class C Common Stock received 1,706,246 Senior Subordinated Units from Petro in exchange for their~~ shares of Petro Class A and Class C Common Stock and the holders of Petro’s 1998 Junior Convertible ~~Preferred Stock received 102,848 Common Units from Petro in exchange for their shares of 1998 Junior Convertible Preferred Stock.~~

(b) Upon the making of any Capital Contribution to the Partnership by any Person, the General Partner, in its sole discretion, may make an additional Capital Contribution only to the extent necessary such that

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after taking into account the additional Capital Contribution made by such Person and the General Partner pursuant to this Section 4.3(b) the General Partner will have a Capital Account equal to at least 1.99% of the total of all Capital Accounts.

Section 4.4 Issuances of Additional Partnership Securities.

(a) ~~Subject to Section 4.5, the~~The General Partner is authorized to cause the Partnership to issue additional Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners unless required by the rules of any National Securities Exchange on which the Units or any other Partnership Securities are listed for trading.

(b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 4.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion and, if so, the terms and conditions of such conversion; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of Partnership Securities pursuant to this Section 4.4 and to amend this Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

~~Section 4.5 Limitations on Issuance of Additional Partnership Securities.~~

~~The issuance of Partnership Securities pursuant to Section 4.4 shall be subject to the following restrictions and limitations:~~

~~(a) During the Subordination Period, the Partnership shall not issue an aggregate of more than 2,500,000 additional Parity Units without the prior approval of holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates). In applying this limitation, there shall be excluded Common Units issued (i) in the Equity Offering, (ii) in accordance with Section 4.5(b) and 4.5(c) and (iii) in connection with the issuance of Senior Subordinated Units or Class B Common Units pursuant to Section 4.6.~~

~~(b) The Partnership may also issue an unlimited number of Parity Units prior to the end of the Subordination Period without the approval of the Unitholders if such issuance occurs (i) in connection with an Acquisition or a Capital Improvement or (ii) within 365 days of, and the net proceeds from such issuance are used to repay debt incurred in connection with, an Acquisition or a Capital Improvement, in each case where such Acquisition or Capital Improvement involves assets that, if acquired by the Partnership as of the~~

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~~date that is one year prior to the first day of the Quarter in which such Acquisition is to be consummated or such Capital Improvement is to be completed, would have resulted, on a pro forma basis, in an increase in~~

~~(i) the amount of Adjusted Operating Surplus generated by the Partnership on a per-Unit basis (for all Outstanding Units) with respect to each of the four most recently completed Quarters (on a pro forma basis) over~~

~~(ii) the actual amount of Adjusted Operating Surplus generated by the Partnership on a per-Unit basis (for all Outstanding Units) (excluding Adjusted Operating Surplus attributable to the Acquisition or Capital Improvement) with respect to each of such four Quarters.~~

~~The amount in clause (i) shall be determined on a pro forma basis assuming that (A) all of the Parity Units to be issued in connection with or within 365 days of such Acquisition or Capital Improvement had been issued and outstanding, (B) all indebtedness for borrowed money to be incurred or assumed in connection with such Acquisition or Capital Improvement (other than any such indebtedness that is to be repaid with the proceeds of such offering) had been incurred or assumed, in each case as of the commencement of such four-Quarter period, (C) the personnel expenses that would have been incurred by the Partnership in the operation of the acquired assets are the personnel expenses for employees to be retained by the Partnership in the operation of the acquired assets, and (D) the non-personnel costs and expenses are computed on the same basis as those incurred by the Partnership in the operation of the Partnership’s business at similarly situated Partnership facilities.~~

~~(c) The Partnership may also issue an unlimited number of Parity Units prior to the end of the Subordination Period without the approval of the Unitholders if the use of proceeds from such issuance is exclusively to repay up to $20 million of indebtedness of the Partnership or the Operating Partnership.~~

~~(d) During the Subordination Period, the Partnership shall not issue additional Partnership Securities having rights to distributions or in liquidation ranking prior or senior to the Common Units, without the prior approval of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates).~~Upon the Effective Date, each Outstanding Senior Subordinated Unit and each Outstanding Junior Subordinated Unit shall thereupon and without any further action of the holder of any such Unit or of the Partnership shall be converted into a Common Unit. Upon the Effective Date, the Partnership shall issue to the Successor General Partner 325,579 General Partner Units and the Withdrawing General Partner shall contribute its General Partner Units to the Partnership, which General Partner Units so contributed to the Partnership shall be cancelled and no longer represent a General Partner Interest.

~~(e) During the Subordination Period, the Partnership shall not issue additional Partnership Securities that would reduce the percentage of distributions allocable to all Units under Sections 5.4(a)(vi)(A), 5.4(a)(vii)(A) or 5.4(a)(viii)(A), and Sections 5.4(b)(iii)(A), 5.4(b)(iv)(A) or 5.4(b)(v)(A), without the prior approval of holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates).~~

~~(f) No fractional Units shall be issued by the Partnership.~~

~~Section 4.6 Special Issuance of Senior Subordinated Units and Conversion of Senior Subordinated Units and Junior Subordinated Units.~~

~~(a) For each full non-overlapping four-Quarter period ending on or after the first anniversary of the Effective Time, but prior to the fifth anniversary of the Effective Time, in which the dollar amount of Petro Adjusted Operating Surplus per Petro Unit equals or exceeds S2.90, the Partnership will issue (i) during the Subordination Period, 303,000 Senior Subordinated Units to the holders of the Senior Subordinated Units, Junior Subordinated Units and the General Partner Units on the Record Date in respect of the distribution for the final Quarter of such non-overlapping four Quarter period, Pro Rata, and (ii) after the Subordination Period, 303,000 Class B Common Units to the holders of the Class B Common Units and the General Partner Units on the Record Date in respect of the distribution for the final Quarter of such non-overlapping four-Quarter period, Pro Rata; provided, that the Partnership may not issue more than 909,000 Senior~~

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~~Subordinated Units and Class B Common Units in the aggregate pursuant to this Section 4.6; and provided, further, that the Partnership may not issue more than 303,000 Senior Subordinated Units and Class B Common Units pursuant to this Section 4.6 within any 365-day period.~~

~~(b) The Partnership shall not issue any fractional Senior Subordinated Units or Class B Common Units. Each holder who would otherwise be entitled to a fractional Senior Subordinated Unit or Class B Common Unit shall receive an amount in cash determined by multiplying such fraction by the Current Market Price of a Senior Subordinated Unit or a Class B Common Unit, as the case may, be, as of the date three days prior to the date on which Senior Subordinated Units or Class B Common Units, as the case may be, are issued pursuant to this Section 4.6.~~

~~(c) Each Senior Subordinated Unit and Junior Subordinated Unit shall convert into one Class B Common Unit on the first day following the Record Date for distributions in respect of the final Quarter of the Subordination Period.~~

Section 4.5 [Intentionally Omitted].

Section 4.6 ~~Section 4.7~~ Limited Preemptive Rights.

No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created, except that the General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

Section 4.7 ~~Section 4.8~~ Splits and Combinations.

(a) Subject to Sections ~~4.9~~4.8(d), 5.6 and ~~5.8~~5.7 (dealing with adjustments of distribution levels), the General Partner may make a pro rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis ~~(including the number of Class B Common Units issuable upon conversion of the Senior Subordinated Units and Junior Subordinated Units, the number of Senior Subordinated Units or Class B Common Units issuable pursuant to Section 4.6, and the number of additional Parity Units that may be issued pursuant to Section 4.5 without a Unitholder vote)~~ are proportionately adjusted retroactive to the beginning of the Partnership.

(b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of the date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the General Partner may cause Certificates to be issued to the Record Holders of Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Units Outstanding, the General Partner shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

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(d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions this Section ~~4.8~~4.7(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 4.8 ~~Section 4.9~~ Capital Accounts.

(a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section ~~4.9~~4.8(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section ~~4.9~~4.8(b) and allocated with respect to such Partnership Interest pursuant to Section 5.1.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

~~(i) Solely for purposes of this Section 4.9, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Operating Partnership Agreement) of all property owned by the Operating Partnership.~~

(i) ~~(ii)~~ All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

(ii) ~~(iii)~~ Except as otherwise provided in Treasury Regulation Section 1.704-l(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(l)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 734(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii) ~~(iv)~~ Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(iv) ~~(v)~~ In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section ~~4.9~~4.8(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property

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shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

(v) ~~(vi)~~ If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(c) ~~(i) Except as otherwise provided in Section 4.9(ii)-(v), a~~A transferee of a Partnership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

~~(ii) If and when a Senior Subordinated Unit is issued pursuant to Section 4.6 with respect to one or more Senior Subordinated Units, the Capital Accounts associated with the existing Senior Subordinated Units shall be reallocated as required to make the Capital Account associated with each Senior Subordinated Unit be the same.~~

~~(iii) If and when a Class B Common Unit is issued pursuant to Section 4.6 with respect to one or more Class B Common Units, the Capital Accounts associated with the existing Class B Common Units shall be reallocated as required to make the Capital Account associated with each Class B Common Unit be the same.~~

~~(iv) If and when a Senior Subordinated Unit or a Class B Common Unit is issued pursuant to Section 4.6 with respect to one or more Junior Subordinated Units or General Partner Units, the Capital Accounts associated with the existing Units shall be reallocated to the new Unit until the Capital Account of the new Unit is the same as all other Units of the same class or until the Capital Account associated with the existing Units is reduced to zero.~~

~~(v) If at the time of conversion of a Junior Subordinated Unit, the Per Unit Capital Amount attributable to a Junior Subordinated Unit exceeds the existing Per Unit Capital Amount of Senior Subordinated Units, the amount of excess shall be reallocated to the Capital Accounts attributable to the General Partner Units through contribution of such excess to the General Partner.~~

(d) ~~(i)~~(i) Consistent with the provisions of Treasury Regulation Section 1.704-l(b)(2)(iv)(f), on an issuance of additional Units for cash or Contributed Property, the conversion of Senior Subordinated Units and Junior Subordinated Units to Common Units pursuant to Section 4.4(d) or the conversion of the General Partner’s Combined Interest to Common Units pursuant to Section 13.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1(c). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Units shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

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(ii) ~~(ii)~~ In accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.l(c). Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.l(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 13.3 or 13.4 or (B) in the case of a liquidating distribution pursuant to Section 14.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

Section 4.9 ~~Section 4.10~~ Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions, and no Partner or Assignee shall be entitled to withdraw any part of its Capital Contributions or otherwise to receive any distribution from the Partnership, except as provided in Articles V, VII, XIII and XIV.

ARTICLE V

ALLOCATIONS AND DISTRIBUTIONS

Section 5.1 Allocations for Capital Account Purposes.

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section ~~4.9~~4.8(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

(a) Net Income. After giving effect to the special allocations set forth in Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

(i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 5.1(b)(~~iii~~vi) for all previous taxable years;

(ii) Second, 100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 5.1(b)(~~ii~~v) for all previous taxable years; and

(iii) ~~Third, the balance, if any, 100% to the General Partner and the Limited Partners in accordance with their respective Percentage Interests.~~Third, 100% to Partners holding Common Units, Pro Rata, until the aggregate Net Income allocated to each Common Unit pursuant to this Section 5.1(a)(iii) for the current taxable year and all previous taxable years is equal to the aggregate Minimum Quarterly Distributions payable with respect to such Unit for the current taxable year and all previous taxable years;

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(iv) Fourth, 100% to the Partners holding General Partner Units, Pro Rata, until the aggregate Net Income allocated to each General Partner Unit pursuant to this Section 5.1(a)(iv) for the current taxable year and all previous taxable years is equal to the aggregate Minimum Quarterly Distributions distributed to such Partners pursuant to Section 5.4(iii) for the current taxable year and all previous taxable years;

(v) Fifth, 90% to the Partners holding Common Units, Pro Rata, and 10% to the Partners holding General Partner Units, Pro Rata, until the aggregate Net Income allocated to such Partners pursuant to this Section 5.1(a)(v) is equal to the aggregate amount distributed to such Partners pursuant to Section 5.4(iv);

(vi) Sixth, the balance, if any, 80% to the Partners holding Common Units, Pro Rata and 20% to the Partners holding General Partner Units, Pro Rata.

(b) Net Losses. After giving effect to the special allocations set forth in Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

(i) First, ~~100% to the General Partner and the Limited Partners, in accordance with their respective Percentage Interests~~80% to the Partners holding Common Units, Pro Rata, and 20% to the Partners holding General Partner Units, Pro Rata, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(~~iii~~vi) for all previous taxable years;

(ii) Second, 90% to the Partners holding Common Units, Pro Rata, and 10% to the Partners holding General Partner Units, Pro Rata, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(v) for all previous taxable years;

(iii) Third 100% to the Partners holding General Partner Units, Pro Rata, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(iii) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(iv) for all previous taxable years;

(iv) Fourth, 100% to the Partners holding Common Units, Pro Rata, until the aggregate Net Losses allocated pursuant to this Section 5.1(b)(iv) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1(a)(iii) for all previous taxable years;

(v) Fifth, 100% to the General Partner and the Limited Partners in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated pursuant to this Section 5.1(b)(~~ii~~v) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

(vi) ~~(iii) Third~~Sixth, the balance, if any, 100% to the General Partner.

(c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.l(d), all items of income gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of Available Cash provided under Section 5.4 have been made with respect to the taxable period ending on the date of the Partnership’s liquidation pursuant to Section 14.4.

(i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section ~~4.9~~4.8(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated among the

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General Partner and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

(A) ~~(A)~~ First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

(B) ~~(B)~~ Second, 100% to all Partners holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price plus (2) the Minimum Quarterly Distribution for the Quarter during which such Net Termination Gain is recognized, reduced by any distribution pursuant ~~lo~~to Sections 5.4~~(a)(i) or (b)~~(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the “Unpaid MQD”) plus (3) any then existing Cumulative Common Unit Arrearage;

(C) ~~(C) Third, if such Termination Capital Transaction occurs (or is deemed to occur) prior to the expiration of the Subordination Period~~Third, 100% to all Partners holding ~~Senior Subordinated~~ General Partner Units, Pro Rata, until the Capital Account in respect of each ~~Senior Subordinated~~ General Partner Unit then Outstanding is equal to the sum of (~~l~~i) ~~the~~ its Unrecovered Initial Unit Price plus (~~2~~ii) the Minimum Quarterly Distribution for the Quarter during which such Net Termination Gain is recognized, reduced by any distribution pursuant to Section 5.4~~(a)~~(iii) with respect to such ~~Senior Subordinated~~General Partner Unit for such Quarter;

(D) ~~(D) Fourth, if such Termination Capital Transaction occurs (or is deemed to occur) prior to the expiration of the Subordination Period, 100~~Fourth, 10% to all Partners holding ~~Junior Subordinated Units and~~ General Partner Units, Pro Rata and 90% to all Partners holding Common Units, Pro Rata, until the Capital Account in respect of each ~~Junior Subordinated Unit then Outstanding is equal to the sum of (l) the Unrecovered Initial Unit Price plus (2) the Minimum Quarterly Distribution for the Quarter during which such Net Termination Gain is recognized, reduced by any distribution pursuant to Section 5.4(a)(iv) with respect to such Junior Subordinated Unit for such Quarter;(E) Fifth, 100% to all Partners, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding (if such Termination Capital Transaction occurs, or is deemed to occur, prior to the expiration of the Subordination Period) or Class A Common Unit then Outstanding (if such Termination Capital Transaction occurs, or is deemed to occur, after the expiration of the Subordination Period)~~Common Unit then Outstanding is equal to the sum of (l) its Unrecovered Initial Unit Price, plus (2) the Unpaid MQD, if any, for such Common Unit with respect to the Quarter during which such Net Termination Gain is recognized, plus (3) any then existing Cumulative Common Unit Arrearage, plus (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership’s existence over (bb) the amount of any distributions of Operating Surplus that was distributed pursuant to Sections 5.4~~(a)(v) or 5.4 (b)(i~~iv) (the sum of (1) plus (2) plus (3) plus (4) is hereinafter defined as the “First Liquidation Target Amount”);

~~(F) Sixth, 86.7% to all Partners, Pro Rata, and 13.3% to the Senior Subordinated Units, Junior Subordinated Units and General Partner Units, Pro Rata (if such Termination Capital Transaction occurs, or is deemed to occur, prior to the expiration of the Subordination Period), or 13.3% to the Class B Common Units and General Partner Units, Pro Rata (if such Termination Capital Transaction occurs, or is deemed to occur, after the expiration of the Subordination Period), until the Capital Account in respect of each Common Unit then Outstanding (if such Termination Capital Transaction occurs, or is deemed to occur, prior to the expiration of the Subordination Period) or Class A Common Unit then Outstanding (if such Termination Capital Transaction occurs, or is deemed to occur, after the expiration of~~

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~~the Subordination Period) is equal to the sum of (1) the First Liquidation Target Amount, plus (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter of the Partnership’s existence over (bb) the amount of any distributions of Operating Surplus that was distributed pursuant to Section 5.4(a)(vi) or 5.4(b)(iii) (the sum of (1) plus (2) is hereinafter defined as the “Second Liquidation Target Amount”);~~

~~(G) Seventh, 76.5% to all Partners, Pro Rata, and 23.5% to the Senior Subordinated Units, Junior Subordinated Units and General Partner Units, Pro Rata (if such Termination Capital Transaction occurs, or is deemed to occur, prior to the expiration of the Subordination Period), or 23.5% to the Class B Common Units and General Partner Units, Pro Rata (if such Termination Capital Transaction occurs, or is deemed to occur, after the expiration of the Subordination Period), until the Capital Account in respect of each Common Unit then Outstanding (if such Termination Capital Transaction occurs, or is deemed to occur, prior to the expiration of the Subordination Period) or Class A Common Unit then Outstanding (if such Termination Capital Transaction occurs, or is deemed to occur, after the expiration of the Subordination Period) is equal to the sum of (1) the Second Liquidation Target Amount, plus (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter of the Partnership’s existence over (bb) the amount of any distributions of Operating Surplus that was distributed pursuant to Section 5.4(a)(vii) or 5.4(b)(iv); and~~

(E) ~~(H)~~ Finally, any remaining amount ~~51% to all Partners, Pro Rata, and 49% to the Senior Subordinated Units, Junior Subordinated Units and General Partner Units, Pro Rata, (if such Termination Capital Transaction occurs, or is deemed to occur, prior to the expiration of the Subordination Period), or 49% to the Class B Common Units and General Partner Units, Pro Rata (if such Termination Capital Transaction occurs, or is deemed to occur, after the expiration of the Subordination Period)~~20% to the Partners holding General Partner Units, Pro Rata, and 80% to all Partners holding Common Units, Pro Rata.

(ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section ~~4.9~~4.8(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

~~(A) First, if such Termination Capital Transaction occurs (or is deemed to occur) prior to the conversion of the last outstanding Junior Subordinated Unit, 100% to the Partners holding Junior Subordinated Units and General Partner Units, Pro Rata, until the Capital Account in respect of each Junior Subordinated Unit has been reduced to zero;~~

~~(B) Second, if such Termination Capital Transaction occurs (or is deemed to occur) prior to the conversion of the last outstanding Senior Subordinated Unit, 100% to the Partners holding Senior Subordinated Units, Pro Rata, until the Capital Account in respect of each Senior Subordinated Unit then Outstanding has been reduced to zero;~~

(A) ~~(C) Third~~First, 100% to all Partners holding Common Units, the Capital Account balances attributable to which are in excess of the Capital Account balances attributable to the remainder of the Common Units then Outstanding, Pro Rata, until the Capital Accounts in respect of each Common Unit then Outstanding are equal;

(B) ~~(D) Fourth~~Second, 100% to all Partners holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

(C) ~~(E) Fifth~~Thereafter, the balance, if any, 100% to the General Partner.

(d) Special Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable

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period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 5.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 5.1(d)(vi) and 5.1(d)(vii)). This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 5.1 (other than Section 5.l(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 5.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.l(d), other than Section 5.l(d)(i) and other than an allocation pursuant to Sections 5.l(d)(vi) and 5.l(d)(vii), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Priority Allocations. If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 14.4) to any Limited Partner with respect to a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Limited Partners (on a per Unit basis), then (1) each Limited Partner receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Limited Partner exceeds the distribution (on a per Unit basis) to the Limited Partners receiving the smallest distribution and (bb) the number of Units owned by the Limited Partner receiving the greater distribution.

(iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 5.1(d)(i) or (ii).

(v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 5.l(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 5.1 have been tentatively made as if this Section 5.l(d)(v) were not in this Agreement.

(vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a

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different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that satisfies such requirements.

(vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

(ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x) Economic Uniformity. Upon the ~~issuance of any Unit pursuant to Section 4.6 or upon the~~ conversion of any Unit into another class after application of Section ~~4.9(c)(iii~~4.4(d), items of gross income and gain or items of deduction or loss shall be allocated to the holder of such Unit until the Capital Account of such Unit is the same as the Capital Account per Unit of all other Units of the same class.

(xi) Curative Allocation.

(A) Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 5.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

(B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

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(xii) Corrective Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event, the following rules shall apply:

(A) In the case of any allocation of Additional Book Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section ~~4.9~~4.8(d) hereof), the General Partner shall allocate additional items of gross income and gain to the Limited Partners or additional items of deduction and loss to the General Partner to the extent that the Additional Book Basis Derivative Items allocated to the Limited Partners exceeds their Share of those Additional Book Basis Derivative Items. For this purpose, the Limited Partners shall be treated as being allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Limited Partners under the Partnership Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 5.1(d)(xii)(A) shall be made after all of the other Agreed Allocations have been made as if this Section 5.l(d)(xii) were not in the Partnership Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

(B) In the case of any negative adjustments to the Capital Accounts of the Partners resulting from a Book-Down Event, such negative adjustment (1) shall first be allocated between the General Partner and the Limited Partners in proportion to and to the extent of their Remaining Net Positive Adjustments and (2) any remaining negative adjustment shall be allocated pursuant to Section 5.l(c) hereof. The aggregate amount so allocated to the Limited Partners in respect of each class or series of Units shall be allocated among them ratably on a per Unit basis.

(C) In making the allocations required under this Section 5.1(d)(xii), the General Partner, in its sole discretion, may apply whatever conventions or other methodology it deems reasonable to satisfy the purpose of this Section 5.1(d)(xii).

(xiii) Depreciation. Depreciation deductions of the Partnership for each period shall be allocated among the Partners in accordance with their relative Capital Account balances as they existed immediately after the most recent book adjustments pursuant to Section ~~4.9~~4.8(d) of this Agreement that occurred prior to such period and without regard to allocations made after such adjustment.

Section 5.2 Allocations for Tax Purposes.

(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 5.1.

(b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

(i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.

(ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code that takes into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section ~~4.9~~4.8(d)(i) or (ii), and (2) second, in the event such property was originally a

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Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 5.1.

(iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

(c) For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(d) The General Partner in its sole discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property, despite the inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6~~) and Proposed Treasury Regulation Section 1.197-2(g)(3~~) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

(e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain. pursuant to this Section 5.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in-interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that ~~(i) if the Overallotment Option is not exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Effective Time occurs shall be allocated to Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month or (ii) if the Overallotment Option is exercised, such~~

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~~items for the period beginning on the Closing Date and ending on the last day of the month in which the closing of the Overallotment Option occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that~~ gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder; provided, further, however, that for the Partnership’s taxable year of 2006, each item of Partnership income, gain, loss deduction and credit shall be determined on the basis of an interim closing of the Partnership’s books as of the close of business on the Effective Date and shall be allocated to the Partners by taking into account the Partners’ varying interests during such taxable year in accordance with Section 706(d) of the Code.

(h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article V shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 603l(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

Section 5.3 Requirement and Characterization of Distributions.

(a) ~~Subject to (b) below, within 45 days following the end of (i) the period beginning on the Initial Closing Date and ending on March 31, 1996 and (ii) each Quarter commencing~~There shall be no requirement for the Partnership to distribute Available Cash from the Effective Date through the Quarter ending September 30, 2008. If the General Partner determines in its discretion to distribute any Available Cash during such period, it shall cause such distribution to be made in accordance with this Article V to the Partners as of the Record Date selected by the General Partner~~s~~ in its reasonable discretion. Within 45 days after each Quarter beginning with the Quarter ~~beginning on April 1, 1996~~ending December 31, 2008, an amount equal to 100% of Available Cash with respect to such period or Quarter shall be distributed in accordance with this Article V by the Partnership to the Partners, as of the Record Date selected by the General Partner in its reasonable discretion~~; provided, however, that the Partnership shall not make any distributions of Available Cash to the holders of Senior Subordinated Units, Junior Subordinated Units and General Partner Units with respect to any Quarter during the Partnership’s fiscal year 1999.~~. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to Partners pursuant to Section 5.4 equals the Operating Surplus from the ~~Initial Closing~~Effective Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 5.5, be deemed to be from Capital Surplus.

~~(b) Beginning with the distribution for the Quarter ending on December 31, 1999, no distributions will be made on the Senior Subordinated Units, Junior Subordinated Units and General Partner Units, unless the aggregate amount of distributions on all Units with respect to all Quarters, beginning with the Quarter ending on December 31, 1999 shall be equal to or less than the total Operating Surplus generated by the Partnership since October 1, 1999 (which does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus).~~

(b) ~~(c)~~ Notwithstanding the definitions of Available Cash and Operating Surplus contained herein, disbursements ~~(including, without limitation, contributions to the Operating Partnership or disbursements on behalf of the Operating Partnership)~~ made or cash reserves established~~, increased or reduced (including, without limitation, cash reserves established, increased or reduced by the Operating Partnership)~~ after the end of any Quarter but on or before the date on which the Partnership makes its distribution of Available Cash in respect of such Quarter pursuant to Section 5.3(a) shall be deemed to have been made, established, increased or reduced for purposes of determining Available Cash and Operating Surplus, within such

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Quarter if the General Partner so determines. Notwithstanding the foregoing, in the event of the dissolution and liquidation of the Partnership, all proceeds of such liquidation shall be applied and distributed in accordance with, and subject to the terms and conditions of, Section 14.4.

~~(d) Nothing in this Section 5.3 prohibits the holders of the Senior Subordinated Units, Junior Subordinated Units or General Partner Units from receiving distributions from Capital Surplus in a partial liquidation during the Subordination Period.~~

(c) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

Section 5.4 Distributions of Available Cash From Operating Surplus.

~~(a) During Subordination Period.There shall be no requirement to make distributions of Available Cash from Operating Surplus to the holders of Common Units prior to September 30, 2008.~~ Available Cash with respect to any Quarter ~~within the Subordination Periodending after September 30, 2008~~ that is deemed to be Operating Surplus pursuant to the provisions of Section 5.3 or 5.5 shall, subject to Section 5.3 and subject to Section 17-607 of the Delaware Act, be distributed, as follows, except as otherwise required by Section 4.4(b) in respect of additional Partnership Securities issued pursuant thereto:

(i) First, 100% to the Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;

(ii) Second, 100% to the Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage, if any, existing with respect to any prior Quarter;

~~(iii) Third, 100% to the Senior Subordinated Units, Pro Rata, until there has been distributed in respect of each Senior Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;~~

~~(iv) Fourth, 100% to the Junior Subordinated Units and General Partner Units, Pro Rata, until there has been distributed in respect of each Junior Subordinated Unit and General Partner Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;~~

~~(v) Fifth, 100% to all Units, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;~~

~~(vi) Sixth, (A) 86.7% to all Units, Pro Rata, and (B) 13.3% to all Senior Subordinated Units. Junior Subordinated Units and General Partner Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution;~~

~~(vii) Seventh, (A) 76.5% to all Units, Pro Rata, and (B) 23.5% to all Senior Subordinated Units, Junior Subordinated Units and General Partner Units, Pro Rata. until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution; and~~

~~(viii) Thereafter, (A) 51% to all Units, Pro Rata, and (B) 49% to all Senior Subordinated, Junior Subordinated and General Partner Units, Pro Rata;~~

~~provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 5.6(a), the distributions of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made in accordance with Section 5.4(a)(viii).~~

~~(b) After Subordination Period. Available Cash with respect to any Quarter after the Subordination Period that :is deemed to be Operating Surplus pursuant to the provisions of Section 5.3 or 5.5 shall, subject to Section 17-607 of the Delaware Act, be distributed as follows, except as otherwise required by Section 4.4(b) in respect of additional Partnership Securities issued pursuant thereto:~~

~~(i) First, 100% to all Units, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution;~~

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~~(ii) Second, 100% to all Units, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution;~~

(iii) Third, ~~(A) 86.7% to all Units, Pro Rata, and (B) 13.3% to all Class B Common Units and~~100% to the General Partner Units, Pro Rata, until there has been distributed in respect of each ~~Class A Common~~General Partner Unit then Outstanding an amount equal to the ~~excess of the Second Target Distribution over the First Target~~Minimum Quarterly Distribution;

(iv) Fourth, (A) ~~76.5~~90% to ~~all~~the Common Units, Pro Rata~~,~~ and (B) ~~23.5% to all Class B Common Units and~~10% to the General Partner Units, Pro Rata~~,~~ until there has been distributed in respect of each ~~Class A~~ Common Unit then Outstanding an amount equal to the excess of the ~~Third~~First Target Distribution over the ~~Second Target~~Minimum Quarterly Distribution; and

(v) Thereafter, (A) ~~51% to all Units, Pro Rata, and (B) 49% to all Class B Common Units and General Partner Units, Pro Rata;~~ 80% to the Common Units, Pro Rata and (B) 20% to the General Partner Units, Pro Rata;

provided, however, if the Minimum Quarterly Distribution~~,~~ and the First Target Distribution~~, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 5.6(a), the distributions of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made in accordance with Section 5.4(b)~~ have been reduced to zero pursuant to the second sentence of Section 5.6(a), the distributions of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made in accordance with Section 5.4(v).

Section 5.5 Distributions of Cash from Capital Surplus.

Available Cash that constitutes Capital Surplus shall, subject to Section 17-607 of the Delaware Act, be distributed, unless the provisions of Section 5.3 require otherwise, 100% to all Units, Pro Rata, until a hypothetical holder of a Common Unit ~~acquired~~ on the ~~Initial Closing~~Effective Date has received with respect to such Common Unit, during the period since the ~~Initial Closing~~Effective Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Thereafter, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 5.4.

Section 5.6 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

(a) The Minimum Quarterly Distribution~~,~~ and the First ~~Target Distribution, Second Target Distribution and Third~~ Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 4.8. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the Minimum Quarterly Distribution~~, First Target Distribution, Second Target Distribution and Third~~ and First Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution~~,~~ and First Target Distribution~~, Second Target Distribution and Third Target Distribution,~~ as the case may be, by a fraction of which the numerator is the Unrecovered Initial Unit Price of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Initial Unit Price of the Common Units immediately prior to giving effect to such distribution.

(b) The Minimum Quarterly Distribution~~. First Target Distribution, Second Target Distribution and Third Target Distribution shall also be subject to adjustment pursuant to Section 5.8.~~ and First Target Distribution shall also be subject to adjustment pursuant to Section 5.7 and 5.8.

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~~Section 5.7 Special Provisions Relating to the Senior Subordinated Units and Junior Subordinated Units.~~

~~Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions of cash made with respect to Common Units pursuant to this Article V, and except as provided in Section 6.12 and Section 17.1, the holder of a Senior Subordinated Unit or a Junior Subordinated Unit shall have all of the rights and obligations of a Limited Partner holding Common Units hereunder; provided, however, that immediately upon the end of the Subordination Period, the holder of a Senior Subordinated Unit or Junior Subordinated Unit shall possess all of the rights and obligations of a Limited Partner holding Class B Common Units hereunder, including, the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions of cash made with respect to Common Units pursuant to this Article V (but such converted Senior Subordinated Units and Junior Subordinated Units shall remain subject to the provisions of Sections 4.9(c)(ii) and 5.1(d)(x)).~~

Section 5.7 ~~Section 5.8~~ Entity-Level Taxation.

If legislation is enacted or the interpretation of existing language is modified by the relevant governmental authority which causes the Partnership ~~or the Operating Partnership~~ to be treated as an association taxable as a corporation or otherwise subjects the Partnership ~~or the Operating Partnership~~ to entity level-taxation for federal income tax purposes, the Minimum Quarterly Distribution, or First ~~Target Distribution, Second Target Distribution or Third~~ Target Distribution, as the case may be, shall be equal to the product obtained by multiplying (a) the amount thereof by (b) one minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership for the taxable year of the Partnership in which such Quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such Quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the taxable year next preceding the first taxable year during which the Partnership ~~or the Operating Partnership~~ is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership ~~or the Operating Partnership~~ had been subject to such state and local taxes during such preceding taxable year.

Section 5.8 Special Provisions Relating to Adjustment of Minimum Quarterly Distribution and Target Level Distributions in Connection with Rights.

(a) Upon the date (the “Trigger Date”) of a Triggering Event (as defined in the Rights Agreement), the Minimum Quarterly Distribution and the First Target Distribution (collectively, the “Distribution Levels”) shall each automatically be adjusted so that the Distribution Levels thereafter shall equal the result obtained by multiplying the Distribution Levels in effect immediately prior to the date of a Triggering Event by the Distribution Ratio (defined below).

(b) The distribution ratio (the “Distribution Ratio”) shall equal a fraction the numerator of which shall be the number of Units outstanding on the Trigger Date, plus the number of Common Units or other Partnership Securities, as the case may be, that the aggregate exercise price of the Rights would purchase at the current market price as defined in the Rights Agreement for the Common Units on the Trigger Date and the denominator of which shall be the number of Units outstanding on the Trigger Date, plus the number of Common Units or other Partnership Securities, as the case may be, that would be issuable upon the exercise in full of the Rights; provided, however, that if the General Partner shall have exercised the option pursuant to Section 24 of the Rights Agreement to exchange all or a part of the then outstanding and exercisable Rights for Common Units or other Partnership Securities, as the case may be, then the Distribution Ratio shall be adjusted accordingly to reflect the number of Common Units or other Partnership Securities, as the case may be, that would be issuable in connection within such exchange.

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Section 5.9 Special Provision Relating to Elimination of Cumulative Common Unit Arrearages.

Notwithstanding anything to the contrary contained herein, all Cumulative Common Unit Arrearages (as such term is defined in the First Amended and Restated Agreement) that have accrued through the date of this Agreement are hereby eliminated.

ARTICLE VI

MANAGEMENT AND OPERATION OF BUSINESS

Section 6.1 Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 6.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 6.3) and Article XVI;

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership ~~or the Operating Partnership~~, the lending of funds to other Persons (including Group Members), the repayment of obligations of the ~~Partnership and the Operating Partnership and the making of capital contributions to the Operating~~ Partnership;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees, ~~including those of the Operating Partnership~~ (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited

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liability companies, or other relationships ~~(including the acquisition of interests in, and the contributions of property to, the Operating Partnership from time to time)~~;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 1.6); and

(xiii) the purchase, sale or other acquisition or disposition of Units (subject to Section 6.12 and Section 17.1)~~; and~~.

~~(xiv) the undertaking of any action in connection with the Partnership’s participation in the Operating Partnership as the limited partner.~~

(b) Notwithstanding any other provision of this Agreement, the ~~Operating Partnership Agreement, the~~ Delaware Act or any applicable law, rule or regulation, each of the Partners and Assignees and each other Person who may acquire an interest in Units hereby ~~(i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Operating Partnership Agreement, the Underwriting Agreement, the Conveyance and Contribution Agreements, the agreements and other documents filed as exhibits to the Proxy Statement and the Equity Registration Statement, and the other agreements described in or filed as a part of the Proxy Statement and the Equity Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Proxy Statement and the Equity Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Units; and (iii)~~ agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XVII), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 6.2 Certificate of Limited Partnership.

The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property, including an amendment to reflect the admission of the Successor General Partner as a successor to the Withdrawing General Partner. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property, including in connection with the transactions contemplated by the Transaction Agreement. Subject to the terms of Section 7.5(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

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Section 6.3 Restrictions on General Partner’s Authority.

(a) The General Partner may not~~.~~, without written approval of the specific act by all of the Outstanding ~~Limits~~Units or by other written instrument executed and delivered by all of the Outstanding Units subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as general partner of the Partnership.

(b) Except as provided in Articles XIV and XVI, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions ~~or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership,~~ without the approval of holders of a ~~Limit~~Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership ~~or Operating Partnership~~ and shall not apply to any forced sale of any or all of the assets of the Partnership ~~or Operating Partnership~~ pursuant to the foreclosure of, or other realization upon, any such encumbrance. ~~Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by Section 6.9(d), take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would have a material adverse effect on the Partnership as a partner of the Operating Partnership or (ii) except as permitted under Sections 11.2, 13.1 and 13.2, elect or cause the Partnership to elect a successor general partner of the Operating Partnership.~~

Section 6.4 Reimbursement of the General Partner.

(a) Except as provided in this Section 6.4 and elsewhere in this Agreement ~~or in the Operating Partnership Agreement~~, the General Partner shall not be compensated for its services as general partner of any Group Member.

(b) The General Partner shall be reimbursed on a monthly basis, or such. other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus. incentive compensation and other amounts paid to any Person to perform services for the Partnership, ~~the Operating Partnership~~ or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 6.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7.

(c) ~~Subject to Section 4.5, the~~The General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose, adopt and amend on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Units), or issue Partnership Securities pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Units or other Partnership Securities that the General Partner or such Affiliate is obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee

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practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliate of Units or other Partnership Securities purchased by the General Partner or such Affiliate from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 6.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices (other than agreements with former employees and post-retirement benefits thereunder) adopted by the General Partner as permitted by this Section 6.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all of the General Partner’s Partnership Interest (which is represented by the General Partner Units) as a general partner in the Partnership pursuant to Section 11.2.

Section 6.5 Outside Activities.

(a) After the Effective ~~Time~~Date, the General Partner, for so long as it is the general partner of the Partnership, shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (i) its performance as general partner of one or more Group Members or ~~as described in or contemplated by the Proxy Statement or~~ (ii) the acquiring, owning or disposing of debt or equity securities in any Group Member.

~~(b) Certain Affiliates of the General Partner have entered into the Non-competition Agreement with the Partnership and the Operating Partnership, which agreement sets forth certain restrictions on the ability of such Affiliates to compete with the Partnership and the Operating Partnership. Any amendments or waivers to the Non-competition Agreement must be approved by the Audit Committee.~~

(b) ~~(c)~~ Except as restricted by ~~Sections~~Section 6.5(a~~) or (b~~) and the Non-competition Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement~~, the Operating Partnership Agreement~~ or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

(c) ~~(d)~~ Subject to ~~Sections~~Section 6.5(a~~), (b) and (c~~) and the terms of the Non-competition Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 6.5 is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of the General Partner’s fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitee (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership (including, without limitation, the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership).

(d) ~~(e)~~ The General Partner and any of its Affiliates may acquire Units or other Partnership Securities ~~in addition to those acquired at the Effective Time~~ and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or Partnership Securities.

~~(f)~~ The term “Affiliates” when used in Section 6.5(~~b~~d) with respect to the General Partner shall not include any Group Member or any Subsidiary of the Group Member.

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Section 6.6 Loans from the General Partner: Contracts with Affiliates: Certain Restrictions on the General Partner.

(a) The General Partner or any Affiliate thereof may lend to any Group Member, and any Group Member may borrow, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms’-length basis (without reference to the lending ~~parry~~party’s financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 6.6(a) and Section 6.6(b), the term “Group Member” shall include any Affiliate of the Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates.

(b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate greater than the rate that would be charged to the Group Member (without reference to the General Partner’s financial abilities or guarantees), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

(d) The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to (i) ~~the transactions effected pursuant to Sections 4.1,4.2 and 4.3, the Conveyance and Contribution Agreements and any other~~any transactions described in or contemplated by the Proxy Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from. unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Units, the ~~Audit~~Conflicts Committee, in determining whether the appropriate number of Units are being issued, should take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the ~~Audit~~Conflicts Committee deems relevant under the circumstances.

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(f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

(g) Without limitation of Sections 6.6(a) through 6.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Proxy Statement are hereby approved by all Partners.

Section 6.7 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 6.7 shall be available to the Withdrawing General Partner or ~~Petro~~its Affiliates (other than Group Members) with respect to their ~~respective~~ obligations incurred pursuant to the ~~Underwriting~~Transaction Agreement or ~~the Conveyance and Contribution Agreements~~any agreement ancillary thereto (other than obligations incurred by the General Partner on behalf of the Partnership ~~or the Operating Partnership~~). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who indemnified pursuant to Section 6.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the usual disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.7.

(c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Units, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity ~~(including any capacity under the Underwriting Agreement)~~, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan

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pursuant to applicable law shall constitute “fines” within the meaning of Section 6.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f) In no event may an Indemnitee subject to the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce, or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the, Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b) Subject to its obligations and duties as General Partner set forth in Section 6.1 (a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners of the General Partner, its directors, officers and employees and any other Indemnitees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.9 Resolution of Conflicts of Interest.

(a) Unless otherwise expressly provided in this Agreement ~~or the Operating Partnership Agreement~~, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the ~~other~~one hand, and the ~~Partnership, the Operating~~ Partnership, any Partner or any Assignee, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this ~~Agreement, of the Operating Partnership~~ Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be

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conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other, transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the ~~Audit~~Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is “fair and reasonable” to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the ~~Audit~~Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the ~~Audit~~Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

(b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion” that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, ~~the Operating Partnership,~~ any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this ~~Agreement, the Operating Partnership~~ Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of “reasonable discretion” set forth in the definitions of Available Cash or Operating Surplus shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to ~~(A)~~ enable distributions on the General Partner Units to exceed the General Partner’s Percentage Interest of the total amount distributed ~~or (B) hasten the expiration of the Subordination Period or the conversion of any Senior Subordinated Units or Junior Subordinated Units into Class B Common Units~~.

(c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

(d) The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as a partner of a Group Member, to approve of actions by the general partner of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 6.9.

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Section 6.10 Other Matters Concerning the General Partner.

(a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be with a such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c) The General Partner shall have the right, in respect of any of its powers or :rations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

(d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

Section 6.11 Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name: of the Partnership, the General Partner, one or more of its Affiliates, or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided that, prior to the withdrawal or removal of the Withdrawing General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held. The Withdrawing General Partner covenants and agrees that ~~at~~on the Effective ~~Time~~Date, the Partnership Group shall have all licenses, permits, certificates. franchises, or other governmental authorizations or permits necessary for the ownership of their properties or for the conduct of their businesses, except for such licenses, permits, certificates, franchises, or other governmental authorizations or permits, failure to have obtained which will not, individually or in the aggregate, have a material adverse effect on the Partnership Group.

Section 6.12 Purchase or Sale of ~~Limits~~Units.

The General Partner may cause the Partnership to purchase or otherwise acquire Units~~; provided that, except as permitted pursuant to Section 11.6 and Section 17.1(a), the General Partner may not cause the Partnership to purchase Units other than Common Units during the Subordination Period~~ with cash or property from any source,

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including Interim Capital Transactions. As long as Units are held by any Group Member, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner (other than a Group Member) may also purchase or otherwise acquire and sell or otherwise dispose of Units for its own account, subject to the provisions of Articles XI and XII.

Section 6.13 Registration Rights.

(a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 6.13, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Units or other Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Units (the “Holder”) to dispose of the number of Units or other Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Units or other Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Units or other Partnership Securities specified by the Holder, provided however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 6.13(a); and provided, further, however, that if the ~~Audit~~Conflicts Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the Partnership Securities subject to such registration under the securities laws of such states as the Holder shall reasonably request: provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction, and (y) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Units in such states. Except as set forth in Section 6.13(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership~~.~~, without reimbursement by the Holder.

(b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of Partnership Securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 6.13(b) shall be an underwritten offering, then, in the event that the managing underwriter of such offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of Partnership Securities held by the Holder which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. Except as set forth in Section 6.13(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c) If underwriters are engaged in connection with any registration referred to in Section 6.13(a) ~~or (f)~~, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 6.7, the Partnership shall, to the fullest

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extent permitted by law, indemnify and hold harmless the Holder, its officers, directors, and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) against :any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 6.13(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof. ~~For purposes of this Section 6.13(c), the term “Holder” shall also include Affiliates or former Affiliates of Petro holding Common Units and Senior Subordinated Units.~~

(d) The provisions of Section 6.13(a) and (b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) (including the Withdrawing General Partner) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Units or other Partnership Securities with respect to which it has requested during such two year period that a registration statement be filed; provided however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section ~~6.1 3~~6.13(c) shall continue in effect thereafter.

(e) Any request to. register Partnership Securities pursuant to this Section 6.13 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

~~(f) Prior to the Effective Time, the Partnership shall have filed with the Commission a registration statement (the “Shelf Registration Statement”) on an appropriate form under the Securities Act relating to the resale of Common Units and Senior Subordinated Units issued to Affiliates or former Affiliates of Petro. The Partnership shall use all reasonable efforts to cause the Shelf Registration Statement to become effective and remain effective for a period of not less than one year from the Effective Time or such shorter period as shall terminate when all Common Units and Senior Subordinated Units covered by the Shelf Registration Statement have been sold pursuant to such registration statement; provided, however, that if the Audit Committee determines in its good faith judgment that the sale or distribution of Common Units or Senior Subordinated Units pursuant to the Shelf Registration Statement would not be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the Audit Committee may elect that the Shelf Registration Statement may not be used for a reasonable period of time, not to exceed 120 days in any 365-day period.~~

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Section 6.14 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the Partnership authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or any such officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate~~.~~, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 7.1 Limitation of Liability.

The Limited Partners, the Organizational Limited Partner and~~.~~ the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 7.2 Management of Business.

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee~~.~~, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 7.3 Outside Activities.

Subject to the provisions of Section 6.5 and the Non-competition Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

Section 7.4 Return of Capital.

No Limited Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the

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Partnership may be considered as such by law and then only to the extent provided for in this Agreement~~:~~. Except to the extent provided by Article V or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 7.5 Rights of Limited Partners to the Partnership.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii) promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local tax returns for each year;

(iii) to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) The General Partner may keep confidential from the Limited Partners and Assignees for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreements with third parties to keep confidential (other than agreements with ~~Affiliate~~Affiliates the primary purpose of which is to circumvent the obligations set forth in Section 7.5).

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the

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books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 8.2 Fiscal Year.

The fiscal year of the Partnership shall be October 1 to September 30.

Section 8.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed to each Record Holder of a Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations, Partners’ equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed to each Record Holder of a Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1 Tax Returns and Information.

The General Partner shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2 Tax Elections.

(a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. For the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted closing price of the Units on any National Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2(g) without regard to the actual price paid by such transferee.

~~(b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.~~

(b) ~~(c)~~ Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

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Section 9.3 Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4 Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the ~~Partnership and the Operating~~ Partnership to comply with any withholding requirements established under the Code or any other federal, state, or local law including, without limitation, pursuant to Sections 1441, l442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

ARTICLE X

CERTIFICATES

Section 10.1 Certificates.

Upon the Partnership’s issuance of Common Units ~~or Senior Subordinated Units~~ to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. Certificates shall be executed on behalf of the Partnership by the General Partner. No Common Unit ~~or Senior Subordinated Unit~~ Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent, provided, however, that if the General Partner elects to issue Units in global form, the Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that such Units have been duly registered in accordance with the directions of the Partnership and the Underwriters. ~~The~~ Partners holding Certificates evidencing Senior Subordinated Units and Junior Subordinated Units may exchange such Certificates for Certificates evidencing ~~Class B~~ Common Units on ~~or~~and after the ~~expiration of the Subordination Period~~Effective Date.

Section 10.2 Registration. Registration of Transfer and Exchange.

(a) The General Partner shall cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b), the General Partner will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common ~~Units and Senior Subordinated~~ Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates representing Units unless such transfers are effected in the manner described in this Section 10.2. Upon surrender for registration of transfer of any Units evidenced by a Certificate, and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver (or, in the case of Units issued in global form, register in accordance with the rules and regulations of the Depositary), in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

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(b) Except as otherwise provided in Section 11.5, the Partnership shall not recognize any transfer of Units until the Certificates evidencing such Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

Section 10.3 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered

(b) The General Partner on behalf of the Partnership shall execute, and upon its request the Transfer Agent shall countersign and deliver (or, in the case of Units issued in global form, register in accordance with the rules and regulations of the Depositary) a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the General Partner, delivers to the Partnership a bond, in form and substance satisfactory to the General Partner with surety sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Units representing Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed, in relation, thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 10.4 Record ~~Holder~~Holders.

In accordance with Section 10.2(b), the Partnership shall be entitled to recognize the Record Holder as the Limited Partner or Assignee with respect to any Units and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the Partnership on the one hand, and such other Persons, on the other, such representative Person (a) shall be the Limited Partner or Assignee (as the

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case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

ARTICLE XI

TRANSFER OF INTERESTS

Section 11.1 Transfer.

(a) The term “transfer,” when used in this ~~Article XI~~Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner ~~Interest (which is represented by the General Partner Units)~~Units to another Person ~~or~~and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest ) assigns such Limited Partner Interest to another Person who is or becomes ~~an Assignee~~a Limited Partner, and includes a sale, assignment, gift, ~~pledge, encumbrance, hypothecation, mortgage,~~ exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void.

(c) Nothing contained in this Article XI shall be construed to prevent a disposition by the members of the General Partner of any or all of the issued and outstanding member interests in the General Partner.

(d) Nothing contained in this Article XI, or elsewhere in this Partnership Agreement, shall preclude the settlement of any transactions involving Units entered into through the facilities of any National Securities Exchange on which the Units are listed for trading.

Section 11.2 Transfer of a General Partner’s Partnership Interest.

~~Except for a transfer by the General Partner of all, but not less than all, of its General Partner Interest to (a) an Affiliate of the General Partner or (b) another Person in connection with the merger or consolidation of the General Partner with or into another Person, which in either case, shall only be limited by the provisions of this Section 11.2, the transfer by the General Partner of all or any part of its General Partner Interest to a Person prior to December 31, 2005 shall be subject to the prior approval of holders of a Unit Majority.~~ Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and ~~the Operating Partnership Agreement and~~ to be bound by the provisions of this ~~Agreement and the Operating Partnership~~ Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of the General Partner as the general partner of each Group Member. In the case of a transfer pursuant to and in compliance with this Section 11.2, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 12.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 11.3 Transfer of Units.

(a) Units may be transferred only in the manner described in Article X. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

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(b) Until admitted as a Substituted Limited Partner pursuant to Article XII, the Record Holder of a Unit shall be an Assignee in respect of such Unit. Limited Partners may. include custodians, nominees, or any other individual or entity in its own or any representative capacity.

(c) Each distribution in respect of Units shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(d) A transferee who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

Section 11.4 Restrictions on Transfers.

Notwithstanding the other provisions of this Article XI, no transfer of any Unit or interest therein of any Limited Partner or Assignee shall be made if such transfer would (a) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (b) affect any Group Member’s existence or qualification as a limited partnership under the laws of the jurisdiction of its formation, or (c) result in entity-level taxation for federal income tax purposes of the Partnership ~~or the Operating Partnership~~.

Section 11.5 Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Units owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 11.6. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such non-citizen Assignee as the Limited Partner in respect of his Units.

(b) The General Partner shall, in exercising voting rights in respect of Units held by it on behalf of Non-citizen Assignees~~.~~, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 14.4 but shall be entitled to the cash equivalent, thereof, and the General Partner shall provide, cash in exchange for an assignment of the Non-citizen Assignee’s share of ~~they~~the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the General Partner from the Non-citizen Assignee of his Partnership Interest (representing his right to receive his share of such distribution in kind).

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(d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Units of such Non-citizen Assignee not redeemed pursuant to Section 11.6, and upon his admission pursuant to Section 12.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Units.

Section 11.6 Redemption of Interests.

(a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 11.5(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Units to a Person who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

(i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee. at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Units, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Units and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Units will accrue or be made.

(ii) The aggregate redemption price for Redeemable Units shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Units of the class to be so redeemed multiplied by the number of Units of each such class included among the Redeemable Units. The redemption price shall be paid in the sole discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Units, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv) After the redemption date, Redeemable Units shall no longer constitute issued and Outstanding Units.

(b) The provisions of this Section 11.6 shall also be applicable to Units held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 11.6 shall prevent the recipient of a notice of redemption from transferring his Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Units certifies in the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

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ARTICLE XII

ADMISSION OF PARTNERS

Section 12.1 Admission of Initial Limited Partners.

Upon the issuance by the Partnership of the Old Subordinated Units to the Initial General Partner in connection with the Initial Offering, the Initial General Partner was admitted to the Partnership as a Limited Partner. Upon the issuance by the Partnership of Common Units to the Initial Underwriters in connection with the Initial Offering and the execution by the Initial Under writers of a Transfer Application, the Initial Underwriters were admitted to the Partnership as Initial Limited Partners.

Section 12.2 Admission of Substituted Limited Partners

By transfer of a Unit representing a Limited Partner Interest in accordance with Article XI, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit representing a Limited Partner Interest (including any nominee holder or an agent acquiring such Unit for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s sole discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter vote such Units at the written direction of the Assignee who is the Record Holder of such Units. If no such written direction is received, such Units will not be voted. An Assignee shall have no other rights of a Limited Partner.

Section 12.3 Admission of Successor General Partner.

On the date hereof the General Partner is being admitted to the Partnership as successor to Star Gas LLC immediately prior to its withdrawal pursuant to Section 4.4(d). A successor General Partner approved pursuant to Section 13.1 or 13.2 or the transferee of or successor to all the General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 13.1 or 13.2 or the transfer of the General Partner Interest pursuant to Section 11.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 11.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof~~.~~, carry on the business of the ~~Partnership and Operating~~ Partnership without dissolution.

Section 12.4 Admission of Additional Limited Partners.

(a) A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of

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this Agreement, including the power of attorney granted in Section 1.4, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 12.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

Section 12.5 Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 1.4.

ARTICLE XIII

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 13.1 Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners ~~(and it shall be deemed that the General Partner has withdrawn pursuant to this Section 13.1(a)(i) if the General Partner voluntarily withdraws as general partner of the Operating Partnership)~~;

(ii) the General Partner transfers all of his rights as General Partner pursuant to Section 11.2;

(iii) the General Partner is removed pursuant to Section 13.2;

(iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 13.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi) a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation or formation.

If an Event of Withdrawal specified in Section 13.l(a)(iv), (v) or (vi) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 13.1 shall result in the withdrawal of the General Partner from the Partnership.

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(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) ~~at any time during the period beginning on the Initial Closing Date and ending at 12:00 midnight, Eastern Standard Time, on December 31, 2005, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, provided that prior to the effective date of such withdrawal, the withdrawal is approved by Limited Partners holding at least a Unit Majority and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of the limited partner of any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; (ii) at any time after 12:00 midnight, Eastern Standard Time, on December 31, 2005,~~ the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; ~~(iii~~or (ii) at any time that the General Partner ceases to be a General Partner pursuant to Section 13.1(a)(ii) or is removed pursuant to Section ~~13.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice it its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units.~~13.2. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 13.1 (a)(i), holders of a Unit Majority may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner of the other Group Members. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Limited Partners as provided herein ~~or the Partnership does not receive a Withdrawal Opinion of Counsel~~, the Partnership shall be dissolved in accordance with Section 14.1. Any successor General Partner elected in accordance with the terms of this Section 13.1 shall be subject to the provisions of Section 12.3.

(c) On the Effective Date, the Successor General Partner is being admitted to the Partnership as the successor to the Withdrawing General Partner immediately prior to its withdrawal pursuant to Section 4.4(d). At such time, the withdrawal of the Withdrawing General Partner as general partner of the Partnership shall be effective and any notice of such withdrawal required by this Article XIII shall be waived.

Section 13.2 Removal of the General Partner.

The General Partner may be removed if such removal is approved by Limited Partners holding at least two-thirds of the Outstanding Units voting together as a single class (excluding those Units held by the General Partner and its Affiliates). Any such action by such Limited Partners for removal of the General Partner must also provide for the election of a successor General Partner by Limited Partners holding at least a majority of the Outstanding Units (excluding for purposes of such determination Units owned by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Article XII. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the other Group Members. If a person is elected as a successor General Partner in accordance with the terms of this Section 13.2, such person shall, upon admission pursuant to Article XII, automatically become the successor general partner of the other Group Members. The right of the Limited Partners holding Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an ~~opinion opining as to the matters covered by a Withdrawal~~ Opinion of Counsel that such removal would not result in the loss of the limited liability of any Limited Partner or of the limited partner of any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes to the extent not already so treated or taxed. Any successor General Partner elected in accordance with the terms of this Section 13.2 shall be subject to the provisions of Section 12.3.

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Section 13.3 Interest of Departing Partner and Successor General Partner.

(a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by ~~th~~the Limited Partners under circumstances where Cause does not exist, if a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2, the Departing Partner shall have the option exercisable prior to the effective date of the departure of such Departing Partner to require its successor to purchase its Partnership Interest as a general partner in the Partnership (which is represented by the General Partner Units) and its partnership interest as the general partner in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. For purposes of this Section 13.3, the Withdrawing General Partner hereby waives the right to require the Successor General Partner to purchase its Combined Interest. If the General Partner is removed by the Limited Partners under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this agreement., and if a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest of the Departing Partner for such fair market value of such Combined Interest. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 6.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the other Group Members.

For purposes of this Section 13.3(a), the fair market value of the Departing Partner’s Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after, the effective date of such Departing Partners departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which shall determine the fair market value of the Combined Interest. In making its determination, such independent investment banking firm or other independent expert shall consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership’s assets, the rights and obligations of the General Partner and other factors it may deem relevant.

(b) If the Combined Interest is not purchased in the manner set forth in Section 13.3(a), the Departing Partner shall become a Limited Partner and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 13.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner’s Combined Interest to Common Units will be characterized as if the General Partner contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units. ~~For purposes of this Section 13.3(b), in the event that the Subordination Period has expired, the Combined Interest shall be converted into Class A Common Units.~~

(c) If a successor General Partner is elected in accordance with the terms of Section 13.1 or 13.2 and the option described in Section 13.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in an amount equal to the fair market value of the Combined Interest on such date. In such event, such successor

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General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled.

Section 13.4 Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided however, that when a transferee of a Limited Partner’s Units becomes a Record Holder, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Units so transferred.

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

Section 14.1 Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 13.1 or 13.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 14.2) its affairs shall be wound up, upon:

(a) the expiration of its term as provided in Section 1.5;

(b) an Event of Withdrawal of the General Partner as provided in Section 13.1(a) (other than Section 13.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 13.1(b) or 13.2 and such successor is admitted to the Partnership pursuant to Section 12.3;

(c) an election to dissolve the Partnership by the General Partner that is approved by holders of at least a Unit Majority;

(d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(e) the sale of all or substantially all of the assets and properties of the Partnership Group.

Section 14.2 Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 13.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 13.1 or 13.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 13.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, holders of at least a majority of the Outstanding Units (excluding for purposes of such determination any Units held by the General Partner or its Affiliates) may elect to ~~reconstitute the Partnership and~~ continue ~~its~~the business of the Partnership on the same terms and conditions set forth in this Agreement ~~by forming a new limited partnership on terms identical to those set forth in this Agreement and~~ having as the successor general partner a Person approved by holders of at least a majority of the Outstanding Units (excluding for purposes of such determination any Units held by the General Partner or its Affiliates). Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the ~~reconstituted~~ Partnership shall continue without dissolution until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIV;

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(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be dealt with in the manner provided in Section 13.3(b); and

(iii) ~~all necessary steps~~the successor General Partner shall be ~~taken to cancel this Agreement and the Certificate of Limited~~admitted to the Partnership ~~and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 1.4~~as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of holders of at least a majority of Outstanding Units to approve a successor General Partner and ~~to reconstitute and~~ to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (v) neither the Partnership, ~~the reconstituted limited partnership~~ nor any other Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue to the extent not already so treated or taxed.

Section 14.3 Liquidator.

Upon dissolution of the Partnership, unless the business of the Partnership is continued ~~under an election to reconstitute and continue the Partnership~~ pursuant to Section 14.2, the General Partner, or in the event the dissolution is the result of an Event of Withdrawal, a liquidator or liquidating committee approved by holders of at least a majority of the Outstanding Units representing Limited Partner Interests, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Units representing Limited Partner Interests. The Liquidator shall agree not to resign at any time without 15 days’ prior notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Units representing Limited Partner Interests. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights~~.~~, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Units representing Limited Partner Interests. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any-of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers other than the limitation on sale set forth in Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

Section 14.4 Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to the following:

(a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 14.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. For purposes of computing Net Termination Gain, gain or loss on distributed property shall be recognized as if such property had been sold for its fair market value.

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(b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article V. With respect to any liability that is contingent or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 14.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of this clause) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (.with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

Section 14.5 Cancellation of Certificate of Limited Partnership.

Upon the completion of ~~.~~the distribution of Partnership cash and property as provided in Sections 14.3 and 14.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 14.6 Return of Capital Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 14.7 Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 14.8 Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

ARTICLE XV

AMENDMENT OF PARTNERSHIP

AGREEMENT; MEETINGS; RECORD DATE

Section 15.1 Amendment to be Adopted Solely by General Partner.

Each Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partners and Assignees), without the approval of any Limited Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

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(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that ~~neither the Partnership nor the Operating~~the Partnership will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

(d) a change that, in the sole discretion of the General Partner, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 4.8, or (iv) is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the sole discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) subject to the terms of Section 4.4, an amendment that, in the sole discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 4.4;

(h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 16.3;

(j) an amendment that, in the sole discretion of the General Partner is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity ~~other than the Operating Partnership~~, in connection with the conduct by the Partnership of activities permitted by the terms of Section 3.1; or

(k) any other amendments substantially similar to the foregoing.

Section 15.2 Amendment Procedures.

Except as provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner. A proposed amendment shall be effective upon its approval by the holders of at least a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware

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law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Limited Partners to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 15.3 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 15.1 and ~~15.2~~15.2, no provision of this Agreement that establishes a percentage of Outstanding Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have either (i) the effect of reducing such voting percentage or (ii) more than an immaterial effect on a Unitholder unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 15.1 and 15.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 15.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner without its consent, which may be given or withheld in its sole discretion, (iii) change Section 14.1(a) or (c), or (iv) change the term of the Partnership or, except as set forth in Section 14.1(c), give any Person the right to dissolve the Partnership.

(c) Except as otherwise provided, and without limitation of the General Partner’s authority to adopt amendments to this Agreement as contemplated in Section 15.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Outstanding Units in relation to other classes of Units must be approved by the holders of not less than a majority of the Outstanding Units of the classes affected ~~(excluding, during the Subordination Period, Common Units owned by the General Partner and its Affiliates)~~.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 6.3 or 15.1 and except as otherwise provided by Section 16.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner or any limited partner of the other Group Members under applicable law.

(e) This Section 15.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

(f) Notwithstanding anything to the contrary contained herein, following the Distribution Date the Partnership shall not supplement or amend the terms of the Partnership Agreement in any manner that may materially adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or an Associate of an Acquiring Person as such capitalized terms are defined in the Rights Agreement).

Section 15.4 Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XV. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purposes for which the meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at

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such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting.

Section 15.5 Notice of a Meeting.

Notice of a meeting called pursuant to Section 15.4 shall be given to the Record Holders in writing by mail or other means of written communication in accordance with Section 18.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 15.6 Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 15.11, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

Section 15.7 Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XV.

Section 15.8 Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 15.9 Quorum.

The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage ~~(excluding, in either case, if such are to be excluded from the vote, Outstanding Units owned by the General Partner and its Affiliates)~~. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding

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Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action, under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 15.7.

Section 15.10 Conduct of Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 15.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with the applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 15.11 Action Without a Meeting.

Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days., specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partnership to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 15.12 Voting and Other Rights.

(a) Only those Record Holders of the Units on the Record Date set pursuant to Section 15.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the

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Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b) With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 15.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 10.4.

ARTICLE XVI

MERGER

Section 16.1 Authority.

The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership, limited partnership or limited liability company, ~~former~~formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XVI.

Section 16.2 Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XVI requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c) The terms and conditions of the proposed merger or consolidation;

(d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

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(f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 16.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

Section 16.3 Approval by Limited Partners of Merger or Consolidation.

(a) The General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a meeting or by written consent, in either case in accordance with the requirements of Article XV. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a meeting or the written consent.

(b) The Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 16.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

Section 16.4 Certificate of Merger.

Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 16.5 Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

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ARTICLE XVII

RIGHT TO ACQUIRE UNITS

Section 17.1 Right to Acquire Units.

(a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Units of any class then Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of the Units of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 17.1(~~c~~b) is mailed, and (y) the highest cash price paid by the General Partner or any of its Affiliates for any such Unit purchased during the 90-day period preceding the date that the notice described in Section 17.1(~~c) is mailed.~~

~~(b) Notwithstanding any other provision of this Agreement. if at any time after the expiration of the Subordination Period and the earlier to occur of (i) the fifth anniversary of the Effective Time or (ii) the issuance of 909,000 Senior Subordinated Units and Class B Common Units in the aggregate pursuant to Section 4.6, the Partnership acquired through purchase or exchange, in a twelve-month period, 66 2/3% or more of the total Class B Common Units, the Partnership shall then have the right, which it may not assign or transfer, exercisable in its sole discretion, to purchase all, but not less than all, of the remaining Class B Common Units then Outstanding during the following twelve-month period, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 17(c) is mailed, and (y) the highest cash price paid by the Partnership for any such Unit purchased during the 90-day period preceding the date that the notice described in Section 17(c~~b) is mailed.

(b) ~~(c)~~ If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Units granted pursuant to Section 17.1(a) ~~or the Partnership elects to exercise the right granted pursuant to Section 17(b) to purchase Class B Common Units~~, the General Partner or the Partnership, as the case may be, shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of such Units (as of a Record Date selected by the General Partner) at least 10, but not more than 60 days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 17.1(a)) at which Units will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Units, upon surrender of Certificates representing such Units in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which the Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Units at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of the Units to be purchased in accordance with this Section 17.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Units (including any rights pursuant to Articles IV, V and XIV) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 17.1(a)) for Units therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Units, and such Units shall thereupon be deemed to be transferred to

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the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Units from and after the Purchase Date and shall have all rights as the owner of such Units (including all rights as owner of such Units pursuant to Articles IV, V and XIV).

(c) ~~(d)~~ At any time from and after the Purchase Date, a holder of an Outstanding Unit subject to purchase as provided in this Section 17.1 may surrender his Certificate evidencing such Unit to the Transfer Agent in exchange for payment of the amount described in Section 17.1(a), therefor, without interest thereon.

ARTICLE XVIII

GENERAL PROVISIONS

Section 18.1 Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 18.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 1.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

Section 18.2 References.

Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 18.3 Pronouns and Plurals.

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

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Section 18.4 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 18.5 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 18.6 Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 18.7 Creditors.

None of the provisions of this Agreement shall be for the benefit of or shall be enforceable by, any creditor of the Partnership.

Section 18.8 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 18.9 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

Section 18.10 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 18.11 Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 18.12 Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

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ARTICLE XIX

RIGHTS AGREEMENT

All of the terms and provisions of that certain Rights Agreement, dated as of [April 17, 2001], a copy of which is attached hereto as Exhibit C, and the First Amendment to the Rights Agreement, a copy of which is attached hereto as Exhibit D (collectively the “Rights Agreement”) are hereby incorporated into this Agreement by this reference.

ARTICLE XX

BUSINESS COMBINATIONS WITH INTERESTED HOLDERS

Section 20.1 Limitation on Business Combinations

(a) Notwithstanding any other provisions of this Agreement, the Partnership shall not engage in any Business Combination (as defined below) with any Interested Holder (as defined below) for a period of 3 years following the time that such Person became an Interested Holder, unless:

(i) prior to such time the General Partner approved either the Business Combination or the transaction which resulted in the Person becoming an Interested Holder, or

(ii) upon consummation of the transaction which resulted in the Person becoming an Interested Holder, the Interested Holder owned at least 85% of the Outstanding Units at the time the transaction commenced, excluding for purposes of determining the number of Outstanding Units those Units owned by the General Partner and its Affiliates, or

(iii) at or subsequent to such time the Business Combination is approved by the General Partner and authorized at a meeting of Partners, and not by written consent, by the affirmative vote of at least 66 2/3% of the Outstanding Units which are not owned by the Interested Holder.

(b) The restrictions contained in this section shall not apply if:

(i) The Partnership, by action of Partners, adopts an amendment to this Agreement expressly electing not to be governed by this section, provided that, in addition to any other vote required by law, such amendment to this Agreement must be approved by the affirmative vote of a majority of the Outstanding Units. An amendment adopted pursuant to this paragraph shall not be effective until 12 months after the adoption of such amendment and shall not apply to any Business Combination between the Partnership and any person who became an Interested Holder on or prior to such adoption;

(ii) a Person becomes an Interested Holder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient Units so that the Person ceases to be an Interested Holder and (ii) would not, at any time within the 3 year period immediately prior to a Business Combination between the Partnership and such Person, have been an Interested Holder but for the inadvertent acquisition of ownership;

(iii) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a Person who either was not an Interested Holder during the previous 3 years or who became an Interested Holder with the approval of the General Partner and (iii) is approved or not opposed by a Person that was the General Partner (the “Original General Partner”) prior to any Person becoming an Interested Holder during the previous 3 years or was recommended for appointment to succeed such General Partner by the Original General Partner. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Partnership (except for a merger in respect of which no vote of the Partners is required); (y) a sale,

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lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Partnership or of any direct or indirect majority-owned subsidiary of the Partnership (other than to any direct or indirect wholly-owned subsidiary or to the Partnership) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Partnership determined on a consolidated basis or the aggregate market value of all the Outstanding Units of the Partnership; or (z) a proposed tender or exchange offer for 50% or more of the Outstanding Units of the Partnership. The Partnership shall give not less then 20 days notice to all Interested Holders prior to the consummation of any of the transactions described in clauses (x) or (y) of the second sentence of this paragraph.

Section 20.2 Definitions Applicable to Article XX

As used in this section only, the term:

(a) “Business Combination,” when used in reference to the Partnership and any Interested Holder of the Partnership means:

(i) any merger or consolidation of the Partnership or any direct or indirect majority-owned subsidiary of the Partnership with (A) the Interested Holder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Holder and as a result of such merger or consolidation subsection (a) of this section is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Partner of the Partnership, to or with the Interested Holder, whether as part of a dissolution or otherwise, of assets of the Partnership or of any direct or indirect majority-owned subsidiary of the Partnership which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Partnership determined on a consolidated basis or the aggregate market value of all the Outstanding Units of the Partnership;

(iii) any transaction which results in the issuance or transfer by the Partnership or by any direct or indirect majority-owned subsidiary of the Partnership of any securities of the Partnership or of such subsidiary to the Interested Holder, except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into securities of the Partnership or any such subsidiary which securities were outstanding prior to the time that the Interested Holder became such, (B) pursuant to a merger of the Partnership with or into a single direct or indirect wholly-owned subsidiary of the Partnership in a transaction that would meet the requirements of Section 251(g) of the Delaware General Corporation Law, if the Partnership was a corporation, (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into securities of the Partnership or any such subsidiary which security is distributed, pro rata to all holders of a class or series of securities of such Partnership subsequent to the time the Interested Holder became such, (D) pursuant to an exchange offer by the Partnership to purchase Units made on the same terms to all holders of said Units, or (E) any issuance or transfer of Units by the Partnership, provided however, that in no case under (B)-(D) above shall there be an increase in the Interested Holder’s proportionate share of the securities of any class or series of the Partnership or of the Units of the Partnership;

(iv) any transaction involving the Partnership or any direct or indirect majority-owned subsidiary of the Partnership which has the effect, directly or indirectly, of increasing the proportionate share of the securities of any class or series, or securities convertible into the securities of any class or series, of the Partnership or of any such subsidiary which is owned by the Interested Holder, except as a result of immaterial changes due to fractional unit adjustments or as a result of any purchase or redemption of any Units not caused, directly or indirectly, by the Interested Holder; or

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(v) any receipt by the Interested Holder of the benefit, directly or indirectly (except proportionately as a Partner of such Partnership) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) above) provided by or through the Partnership or any direct or indirect majority owned subsidiary.

(b) “control,” including the term “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. A Person who is the owner of 20% or more of the outstanding voting securities of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds voting securities, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(c) “Interested Holder” means any Person (other than the Partnership and any direct or indirect majority-owned subsidiary of the Partnership and the Successor General Partner, and any Affiliates or Associates of the Successor General Partner) that (i) is the owner of 15% or more of the Outstanding Units of the Partnership, or (ii) is an affiliate or associate of the Partnership and was the owner of 15% or more of the Outstanding Units of the Partnership at any time within the 3-year period immediately prior to the date an which it is sought to be determined whether such Person is an Interested Holder, and the Affiliates and Associates of such Person; provided, however, that the term “Interested Holder” shall not include any Person whose ownership of Units in excess of the 15% limitation set forth herein is the result of action taken solely by the Partnership provided that such person shall be an Interested Holder if thereafter such Person acquires additional Units, except as a result of further Partnership action not caused, directly or indirectly, by such Person. For the purpose of determining whether a person is an Interested Holder, the Outstanding Units shall include Units deemed to be owned by the Person through application of paragraph (e) of this subsection but shall not include any other unissued Units which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(d) “owner” including the terms “own” and “owned” when used with respect to any Units means a person that individually or with or through any of its affiliates or associates:

(i) beneficially owns such Units, directly or indirectly; or

(ii) has (A) the right to acquire such Units (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of Units tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered Units is accepted for purchase or exchange; or (B) the right to vote such Units pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any Units because of such person’s right to vote such Units if the agreement, arrangement or understanding to vote such Units arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of clause (ii) of this paragraph), or disposing of such Units with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Units.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WITHDRAWING GENERAL PARTNER:

STAR GAS LLC

By:	/s/ JOSEPH P. CAVANAUGH
Name:	~~Joseph P. Cavanaugh~~ Joseph P. Cavanaugh
Title:	President

SUCCESSOR GENERAL PARTNER:

KESTREL HEAT LLC

By:	/s/
Name:
Title:	~~Executive Vice President~~

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as limited partners of the Partnership, pursuant to the Powers of Attorney now and hereafter executed in favor of and granted and delivered to, the General Partner.

By:	~~STAR GAS~~KESTREL HEAT LLC

General Partner, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 1.4

By:	/s/ ~~Joseph P. Cavanaugh~~
Name:	~~Joseph P. Cavanaugh~~
Title:	~~Executive Vice President~~

B2-82

EXHIBIT A

to the Second Amended and Restated

Agreement of Limited Partnership of

STAR GAS PARTNERS, L.P.

Certificate Evidencing Common Units

Representing Limited Partner Interests

STAR GAS PARTNERS, L.P.

No. Common Units

~~STAR GAS~~,~~KESTREL HEAT~~ LLC~~.~~, a Delaware limited liability company, as the General Partner of STAR GAS PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                      (the “Holder”) is the registered owner of                  Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of the Second Amended and Restated Agreement of Limited Partnership of STAR GAS PARTNERS, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at ~~2187 Atlantic Street, Stamford, Connecticut 06912-0011.~~                                             . Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Date:	~~STAR GAS~~KESTREL HEAT LLC~~,~~ as General Partner

Countersigned and Registered by:	By:
President

By:
as Transfer Agent and Registrar		Secretary

By:
Authorized Signature

B2-83

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed, as follows according to applicable laws or regulations:

TEN COM-	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT IN ACT
TEN ENT- JT TEM-		Custodian (Cust) (Minor) under Uniform Gifts to Minors Act State

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS

in

STAR GAS PARTNERS, L.P.

IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES

DUE TO TAX SHELTER STATUS OF STAR GAS PARTNERS, L.P.

You have acquired an interest in Star Gas Partners, L.P., ~~2187 Atlantic Street, Stamford, Connecticut 06912-0011,~~                                                      , whose taxpayer identification number is 06-1437793. The Internal Revenue Service has issued Star Gas Partners, L.P. the following tax shelter registration number:

YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN STAR GAS PARTNERS, L.P.

You must report the registration number as well as the name and taxpayer identification number of Star Gas Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOMES BY REASON OF YOUR INVESTMENT IN STAR GAS, PARTNERS, L.P.

If you transfer your interest in Star Gas Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person’s name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Star Gas Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.

B2-84

FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please print or typewrite name and address of Assignee)

             Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint              as its attorney-in-fact with full power of substitution to transfer the same on the books of Star Gas Partners, L.P.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY
(Signature)

(Signature)
SIGNATURE(S) GUARANTEED

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

B2-85

APPENDIX A

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by~~.~~ and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P., as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and~~.~~ if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Signature of Assignee

Social Security or other identifying number of Assignee

Name and Address of Assignee

Purchase Price including commissions, if any

Type of Entity (check one):

☐ Individual	☐ Partnership	☐ Corporation
☐ Trust	☐ Other (specify)

Nationality (check one):

☐ U.S. Citizen. Resident or Domestic Entity	☐ Non-resident Alien
☐ Foreign Corporation

If the U.S. Citizen. Resident or Domestic Entity box is checked, the following certification must be completed.

B2-86

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.	Individual Interestholder

1.	I am not a non-resident alien for purposes of U.S. income taxation.

2.	My U.S. taxpayer identification number (Social Security Number) is

3.	My home address is

B.	Partnership, Corporation or Other Interestholder

1.	is not a foreign
(Name of Interestholder)

corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.	The interestholder’s U.S. employer identification number is

3.	The interestholder’s office address and place of incorporation (if applicable) is

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person. The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

(Name of Interestholder)

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.

B2-87

~~EXHIBIT B~~

~~to the Amended and Restated~~

~~Agreement of Limited Partnership of~~

~~STAR GAS PARTNERS, L.P.~~

~~Certificate Evidencing Senior Subordinated Units~~

~~Representing Limited Partner Interests’~~

~~STAR GAS PARTNERS, L.P.~~

~~No. Senior Subordinated Units~~

~~STAR GAS, LLC., a Delaware limited liability company, as the General Partner of STAR GAS PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                      (the “Holder”) is the registered owner of          Senior Subordinated Units representing limited partner interests in the Partnership (the “Senior Subordinated Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Senior Subordinated Units represented by this Certificate. The rights, preferences and limitations of the Senior Subordinated Units are set forth in. and this Certificate and the Senior Subordinated Units represented hereby are issued and shall in all respects be subject to the terms and provisions of the Amended and Restated Agreement of Limited Partnership of STAR GAS PARTNERS, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at. the principal office of the Partnership located at 2187 Atlantic Street, Stamford, Connecticut 06912-0011. Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.~~

~~The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.~~

~~This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.~~

~~Date:~~ 	~~STAR GAS LLC, as General Partner~~

~~Countersigned and Registered by:~~	~~By:~~
~~President~~

~~By:~~
~~as Transfer Agent and Registrar~~		~~Secretary~~

~~By:~~
~~Authorized Signature~~

B2-88

~~[Reverse of Certificate]~~

~~ABBREVIATIONS~~

~~The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed, as follows according to applicable laws or regulations:~~

~~TEN COM-~~	~~as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common~~	~~UNIF GIFT MIN ACT-~~
~~TEN ENT- JT TEM-~~		~~Custodian~~
~~(Cust) (Minor) under Uniform Gifts to Minors Act~~
 ~~State~~

~~Additional abbreviations, though not in the above list, may also be used.~~

~~ASSIGNMENT OF SENIOR SUBORDINATED UNITS~~

~~in~~

~~STAR GAS PARTNERS, L.P.~~

~~IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES~~

~~DUE TO TAX SHELTER STATUS OF STAR GAS PARTNERS, L.P.~~

~~You have acquired an interest in Star Gas Partners. L.P., 2187 Atlantic Street, Stamford, Connecticut 06912-0011, whose taxpayer identification number is 06-1437793. The Internal Revenue Service has issued Star Gas Partners, L.P. the following tax shelter registration number:~~

~~YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN STAR GAS PARTNERS, L.P.~~

~~You must report the registration number as well as the name and taxpayer identification number of Star Gas Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOMES BY REASON OF YOUR INVESTMENT IN STAR GAS, PARTNERS, L.P.~~

~~If you transfer your interest in Star Gas Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person’s name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Star Gas Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.~~

~~ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL REVENUE SERVICE.~~

B2-89

~~FOR VALUE RECEIVED,                      hereby assigns, conveys, sells and transfers unto~~

~~(Please print or typewrite name and address of Assignee)~~	~~(Please print or typewrite name and address of Assignee)~~

                     ~~Senior Subordinated Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of Star Gas Partners, L.P.~~

Date:	~~NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.~~

~~SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY~~
~~(Signature)~~

~~(Signature)~~
~~SIGNATURE(S) GUARANTEED~~

~~No transfer of the Senior Subordinated Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Senior Subordinated Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Senior Subordinated Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Senior Subordinated Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Senior Subordinated Units.~~

B2-90

~~APPENDIX A~~

~~No transfer of the Senior Subordinated Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Senior Subordinated Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Senior Subordinated Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Senior Subordinated Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Senior Subordinated Units.~~

~~APPLICATION FOR TRANSFER OF SENIOR SUBORDINATED UNITS~~

~~The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Senior Subordinated Units evidenced hereby.~~

~~The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P., as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.~~

Date:

~~Signature of Assignee~~

~~Social Security or other identifying number of Assignee~~

~~Name and Address of Assignee~~

~~Purchase Price including commissions, if any~~

~~Type of Entity (check one):~~

~~☐ Individual~~	~~☐ Partnership~~	~~☐ Corporation~~
~~☐ Trust~~	~~☐ Other (specify)~~

~~Nationality (check one):~~

~~U.S. Citizen. Resident or Domestic Entity~~	~~Non-resident Alien~~
~~Foreign Corporation~~

~~If the U.S. Citizen. Resident or Domestic Entity box is checked, the following certification must be completed.~~

B2-91

~~Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).~~

~~Complete Either A or B:~~

~~A.~~	~~Individual Interestholder~~

~~1.~~	~~I am not a non-resident alien for purposes of U.S. income taxation.~~

~~2.~~	~~My U.S. taxpayer identification number (Social Security Number) is~~

~~3.~~	~~My home address is~~

~~B.~~	~~Partnership, Corporation or Other Interestholder~~

~~1.~~	 ~~is not a foreign~~
~~(Name of Interestholder)~~

~~corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).~~

~~2.~~	~~The interestholder’s U.S. employer identification number is~~

~~3.~~	~~The interestholder’s office address and place of incorporation (if applicable) is~~

~~The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person. The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.~~

~~Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of~~

~~(Name of Interestholder)~~

~~Signature and Date~~

~~Title (if applicable)~~

~~Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.~~

B2-92

Annex C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended September 30, 2005

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission File Number: 001-14129

Commission File Number: 333-103873

STAR GAS PARTNERS, L.P.

STAR GAS FINANCE COMPANY

(Exact name of registrants as specified in its charters)

Delaware Delaware	06-1437793 75-3094991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2187 Atlantic Street, Stamford, Connecticut	06902
(Address of principal executive office)	(Zip Code)

(203) 328-7310

(Registrants’ telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Units	New York Stock Exchange
Senior Subordinated Units	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒.

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Act).  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The aggregate market value of Star Gas Partners, L.P. Common Units held by non-affiliates of Star Gas Partners, L.P. on March 31, 2005 was approximately $102,477,000. As of December 8, 2005, the registrants had units and shares outstanding for each of the issuers’ classes of common stock as follows:

Star Gas Partners, L.P.	Common Units	32,165,528
Star Gas Partners, L.P.	Senior Subordinated Units	3,391,982
Star Gas Partners, L.P.	Junior Subordinated Units	345,364
Star Gas Partners, L.P.	General Partner Units	325,729
Star Gas Finance Company	Common Shares	100

Documents Incorporated by Reference: None

STAR GAS PARTNERS, L.P.

2005 FORM 10-K ANNUAL REPORT

PART I

ITEM 1.    BUSINESS

Statement Regarding Forward-Looking Disclosure

This Annual Report on Form 10-K includes “forward-looking statements” which represent our expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the recapitalization, the effect of weather conditions, on our financial performance, the price and supply of home heating oil, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, our ability to obtain new accounts and retain existing accounts, our ability to effect strategic acquisitions or redeploy assets, the ultimate disposition of Excess Proceeds from the sale of the propane segment, the impact of litigation, the impact of the business process redesign project at the heating oil segment and our ability to address issues related to that project, our ability to contract for our future supply needs, natural gas conversions, future union relations and outcome of current union negotiations, the impact of future environmental, health, and safety regulations, customer credit worthiness, and marketing plans. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading “Risk Factors,” “Business Initiatives and Strategy,” and “Business Outlook Fiscal 2006.” Without limiting the foregoing the words “believe”, “anticipate”, “plan”, “expect”, “seek”, “estimate” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”) are disclosed in this Annual Report on Form 10-K. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Report.

Structure

Star Gas Partners, L.P. (“Star Gas,” the “Partnership,” “we,” “us,” or “our,”) is a home heating oil distributor and services provider. Star Gas is a master limited partnership, which at September 30, 2005 had outstanding 32.2 million common units (NYSE: “SGU” representing an 88.8% limited partner interest in Star Gas) and 3.4 million senior subordinated units (NYSE: “SGH” representing a 9.4% limited partner interest in Star Gas). Additional Partnership interests include 0.3 million junior subordinated units (representing a 0.9% limited partner interest) and 0.3 million general partner units (representing a 0.9% general partner interest).

The Partnership is organized as follows:

•	The general partner of the Partnership is Star Gas LLC, a Delaware limited liability company. The Board of Directors of Star Gas LLC is appointed by its members. Star Gas LLC’s general partner interest represents approximately a 1% interest in the Partnership.

•	The Partnership’s heating oil operations (the “heating oil segment”, “Petro,” “we,” “us,” or “our”) are conducted through Petro Holdings, Inc. and its subsidiaries. Petro is a Minnesota corporation that is an indirect wholly owned subsidiary of Star/Petro, Inc., which is a 99.99% subsidiary of the Partnership. The remaining .01% equity interest in Star/Petro, Inc. is owned by Star Gas LLC. Petro is a retail distributor of home heating oil and as of September 30, 2005 served approximately 480,000 customers in the Northeast and Mid-Atlantic regions.

•

Star Gas Finance Company is a direct wholly owned subsidiary of the Partnership. Star Gas Finance Company serves as the co-issuer, jointly and severally with the Partnership, of the Partnership’s $265 million 10 1/4% Senior Notes, which are due in 2013. The Partnership is dependent on distributions, including intercompany interest payments from its subsidiaries, to service the Partnership’s debt obligations. The distributions from the Partnership’s subsidiaries are not guaranteed and are subject to certain loan restrictions. Star Gas Finance Company has nominal assets and conducts no business operations.

We were formerly engaged in the retail distribution of propane and related supplies and equipment to residential and commercial customers in the Midwest and Northeast regions of the United States, Florida and Georgia (the “propane segment”). In December 2004, we completed the sale of all of our interests in the propane segment to Inergy Propane, LLC (“Inergy”) for a purchase price of $481.3 million. We recorded a gain on this sale of approximately $157 million.

We file annual, quarterly, current and other reports and information with the SEC. These filings can be viewed and downloaded from the Internet at the SEC’s website at www.sec.gov. In addition, these SEC filings are available at no cost as soon as reasonably practicable after the filing thereof on our website at www.star-gas.com/Edgar.cfm. These reports are also available to be read and copied at the SEC’s public reference room located at Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of these filings and other information at the offices of the New York Stock Exchange located at 11 Wall Street, New York, New York 10005.

Summary of Significant Events and Developments

•	Sale of propane segment

•	New Credit Facility

•	Unitholder suit

•	Goodwill Write-down

•	MLP Notes

•	Departure of Chairman and CEO

•	Home Heating Oil Price Volatility

•	Customer attrition

•	Recapitalization

Sale of propane segment

In December 2004 we completed the sale of our propane segment to Inergy for a cash purchase price of $481.3 million and recognized a gain of approximately $157 million from the sale after closing costs of approximately $14 million. $311 million of the proceeds from the sale were used to repurchase senior secured notes and first mortgage notes of the heating oil segment and propane segment, together with associated prepayment premiums, accrued interest and the amounts then outstanding under the propane segment’s working capital facility. Our propane segment represented approximately 24% and 20% of our total revenue in fiscal 2004 and 2003, respectively, and 64% of our operating income in each of fiscal 2004 and 2003, respectively. The historical results of the propane segment are reflected as discontinued operations in our consolidated financial statements.

New Credit Facility

On December 17, 2004 we executed a new $260 million revolving credit facility with a group of lenders led by J.P. Morgan Chase Bank, N.A. This new facility provides us the ability to borrow up to $260 million for working capital purposes (subject to certain borrowing base limitations and coverage ratios) and replaced the heating oil segment’s existing $235 million credit facility. Fees and expenses totaling approximately $8.0 million were incurred in connection with consummating the new facility. On November 3, 2005, the revolving credit facility was amended to increase the facility size by $50 million to $310 million for the peak winter months from December through March of each year. Obligations under the new revolving credit facility are secured by liens on substantially all of the assets of the Partnership, the heating oil segment and its subsidiaries.

Unitholder Suit

In October 2004, a purported class action lawsuit was filed against the Partnership and various subsidiaries and current and former officers and directors. Subsequently, 16 additional class action complaints alleging the same or substantially similar claims were filed in the same district court. The complaints generally allege that the Partnership violated sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended. The court has consolidated the class action complaints and appointed a lead plaintiff. On September 23, 2005 we filed motions to dismiss. Plaintiffs replied to these motions on November 23, 2005 and we expect to file our reply briefs on or about December 20, 2005. In the interim, discovery in the matter remains stayed. We intend to continue to defend against this purported class action lawsuit vigorously.

Goodwill Write-down

During the second quarter of fiscal 2005, we incurred a non-cash goodwill impairment charge of $67 million at the heating oil segment as a result of triggering events that occurred during the second quarter of fiscal 2005. These triggering events included a significant decline in our unit price and the determination that operating results for fiscal year 2005 would be significantly lower than previously expected.

MLP Notes

In accordance with the terms of the indenture relating to the Partnership’s 10 1/4% Senior Notes (“MLP Notes”), we are permitted, within 360 days of the sale, to apply the net proceeds (the “Net Proceeds”) of the sale of the propane segment either to reduce indebtedness (and reduce any related commitment) of the Partnership or of a restricted subsidiary, or to make an investment in assets or capital expenditures useful to the business of the Partnership or any of its subsidiaries as in effect on the issue date of the MLP Notes (the “Issue Date”) or any business related, ancillary or complementary to any of the businesses of the Partnership on the Issue Date (each a “Permitted Use” and collectively the “Permitted Uses”). To the extent any Net Proceeds that are not so applied exceed $10 million (“Excess Proceeds”), the indenture requires us to make an offer to all holders of MLP Notes to purchase for cash that number of MLP Notes that may be purchased with Excess Proceeds at a purchase price equal to 100% of the principal amount of the MLP Notes plus accrued and unpaid interest to the date of purchase. At September 30, 2005, Excess Proceeds totaled $93.2 million. As of December 2, 2005 all Excess Proceeds were applied toward a Permitted Use. See “Recapitalization” below and “Risk Factors—If our use of the net proceeds from the sale of the propane segment does not comply with the terms of the Indenture for the MLP Notes we may be subject to liability to the note holders, which could have a material adverse effect on us.”

Departure of Chairman and CEO

On March 7, 2005 (“the Termination Date”), Star Gas LLC and Mr. Irik P. Sevin entered into a letter agreement and general release (the “Agreement”). In accordance with the Agreement, Mr. Sevin resigned from employment as the Chairman and Chief Executive Officer and President of Star Gas LLC (and its subsidiaries) under the employment agreement between Mr. Sevin and Star Gas LLC dated as of September 30, 2001. In addition, under terms of the Agreement Mr. Sevin transferred his member interests in Star Gas LLC to a voting trust of which Mr. Sevin is one of three trustees. Under the terms of the voting trust, those interests will be voted in accordance with the decision of a majority of the trustees. Pursuant to the Agreement, Mr. Sevin is entitled to an annual consulting fee totaling $395,000 for a period of five years following the Termination Date. In addition, the Agreement provides for Mr. Sevin to receive a retirement benefit equal to $350,000 per year for a 13-year period beginning with the month following the five-year anniversary of the Termination Date. At March 31, 2005, we recorded a liability for $4.2 million, which represents the present value of the cost of the Agreement.

Home Heating Oil Price Volatility

The wholesale price of heating oil, like any other market commodity, is generally set by the economic forces of supply and demand. Rapid global expansion is fueling an ever-increasing demand for oil. Home heating oil prices are closely linked to the price refiners pay for crude oil because crude oil is the principal cost component of home heating oil. Crude oil is bought and sold in the international marketplace and as such is subject to the economic forces of supply and demand worldwide. The United States imports more than 60% of the petroleum products it consumes. The wholesale cost of home heating oil as measured by the New York Mercantile Exchange (“Nymex”) at September 30, 2005, 2004 and 2003 was $2.06, $1.39 and $0.78, respectively

The current marketplace for petroleum products including home heating oil has been extremely volatile. In a volatile market even small changes in supply or demand can dramatically affect prices. The changes we have seen this past year and continue to experience have been significant. Heating oil prices are subject to price fluctuations if demand rises sharply because of excessively cold weather and/or disruptions at refineries and instability in key oil producing regions. Ultimately these increases in wholesale prices are, in most instances, borne by our customers. Because of these high prices we have experienced increased attrition in our customer base and a decrease in heating oil volume sold per customer (“conservation”). For fiscal 2005, over 75% of our revenue is attributable to the retail sale and delivery of home heating oil. About half of our retail sales of home heating oil are to customers who agree to pay a fixed or maximum price per gallon for each delivery over the next 12 months (“protected price” customers). The remaining retail sales are to customers that pay a variable price based principally on the daily spot price plus our profit margin.

We mitigate our exposure to our price protected customers in a volatile market by hedging our fixed and maximum price sales through the purchase of exchange traded options and futures, and over the counter options and swaps, and we mitigate our exposure to variable priced customers, in most instances, by passing through higher home heating oil costs directly to such customers.

Customer Attrition

We experienced net customer attrition of 7.1% in fiscal 2005. This compares to net attrition of 6.4% and 1.5% in fiscal 2004 and 2003, respectively. This increase in net customer attrition over the past two years can be attributed to: (i) a combination of the effect of our premium service/premium price strategy during a period when customer price sensitivity increased due to high energy prices; (ii) our decision in fiscal 2005 to maintain reasonable profit margins going forward in spite of competitors aggressive pricing tactics; (iii) the lag effect of customer attrition related to service and delivery problems experienced by customers in prior fiscal years; (iv) continued customer dissatisfaction with the centralization of customer care; and (v) tightened customer credit standards. For the period from October 1 to November 30, 2004, we gained 530 accounts (net), or 0.1% of our home heating oil customer base as compared to the period from October 1 to November 30, 2005 in which we lost 4,315 accounts (net), or 0.9% of our customer base.

Recapitalization

On December 2, 2005 the board of directors of Star Gas LLC approved a strategic recapitalization of Star Gas Partners that, if approved by unitholders and completed, would result in a reduction in the outstanding amount of our 10 1/4% Senior Notes due 2013 (“Senior Notes”), of between approximately $87 million and $100 million.

The recapitalization includes a commitment by Kestrel Energy Partners, LLC (or “Kestrel”) and its affiliates to purchase $15 million of new equity capital and provide a standby commitment in a $35 million rights offering to our common unitholders, at a price of $2.00 per common unit. We would utilize the $50 million in new equity financing, together with an additional $10 million to $23.1 million from operations, to repurchase at least $60 million in face amount of our Senior Notes and, at our option, up to approximately $73.1 million of Senior Notes. In addition, certain noteholders have agreed to convert approximately $26.9 million in face amount of such notes into newly issued common units at a conversion price of $2.00 per unit in connection with the closing of the recapitalization.

We have entered into agreements with the holders of approximately 94% in principal amount of our Senior Notes which provide that: the noteholders commit to, and will, tender their Senior Notes at par (i) for a pro rata portion of $60 million or, at our option, up to approximately $73.1 million in cash, (ii) in exchange for approximately 13,434,000 new common units at a conversion price of $2.00 per unit (which new units would be acquired by exchanging approximately $26.9 million in face amount of Senior Notes) and (iii) in exchange for new notes representing the remaining face amount of the tendered notes. The principle terms of the new senior notes such as the term and interest rate are the same as the Senior Notes. The closing of the tender offer is conditioned upon the closing of the transactions under the Kestrel unit purchase agreement, which is discussed below. Upon closing the transaction we will incur a gain or loss on the exchange of Senior Notes for common units based on the difference between the $2.00 per unit conversion price and the fair value per unit represented by the per unit price in the open market on the conversion date.

Subject to and until the transaction closing, the noteholders have agreed not to accelerate indebtedness due under the senior notes or initiate any litigation or proceeding with respect to the Senior Notes. The noteholders have further agreed to: waive any default under the indenture; not to tender the Senior Notes in the change of control offer which will be required to be made following the closing of the transactions under the unit purchase agreement with Kestrel; and to consent to certain amendments to the existing indenture. The agreement with the noteholders further provides for the termination of its provisions in the event that the Kestrel unit purchase agreement is no longer in effect. The understandings and agreements contemplated by these transactions will terminate if the transaction does not close prior to April 30, 2006.

We believe the proposed recapitalization would substantially strengthen our balance sheet and thereby assist us in meeting our liquidity and capital requirements, which we believe would improve our future financial performance and as a result enhance unitholder value. In addition to enhancing unitholder value, we believe we will be able to operate more efficiently going forward with less long-term debt.

As part of the recapitalization transaction, we have entered into a definitive unit purchase agreement with Kestrel and its affiliates, which provides for, among other things: the receipt by us of $50 million in new equity financing through the issuance to Kestrel’s affiliates of 7,500,000 common units at $2.00 per unit for an aggregate of $15 million and the issuance of an additional 17,500,000 common units in a rights offering to our common unitholders at an exercise price of $2.00 per unit for an aggregate of $35 million. The rights will be non-transferable, and an affiliate of Kestrel has agreed to buy any common units not subscribed for in the rights offering. Under the terms of the unit purchase agreement, Kestrel Heat, LLC, or Kestrel Heat, a wholly owned subsidiary of Kestrel, will become our new general partner and Star Gas LLC, our current general partner, will receive no consideration for its removal as general partner.

In addition, the unit purchase agreement provides for the adoption of a second amended and restated agreement of limited partnership that will, among other matters:

•	provide for the mandatory conversion of each outstanding senior subordinated unit and junior subordinated unit into one common unit;

•	change the minimum quarterly distribution to the common units from $0.575 per quarter, or $2.30 per year, to $0.0675 per unit, or $0.27 per year, which shall commence accruing October 1, 2008 and, eliminate all previously accrued cumulative distribution arrearages which aggregated $92.5 million at November 30, 2005;

•	suspend all distributions of available cash by us through the fiscal quarter ending September 30, 2008;

•	reallocate the incentive distribution rights so that, commencing October 1, 2008, the new general partner units in the aggregate will be entitled to receive 10% of the available cash distributed once $.0675 per quarter, or $0.27 per year, has been distributed to common units and general partner units and 20% of the available cash distributed in excess of $0.1125 per quarter, or $.45 per year, provided there are no arrearages in minimum quarterly distributions at the time of such distribution (under our current partnership agreement if quarterly distributions of available cash exceed certain target levels, the senior subordinated units, junior subordinated units and general partner units would receive an increased percentage of distributions, resulting in their receiving a greater amount on a per unit basis than the common units).

The recapitalization is subject to certain closing conditions including the approval of our unitholders, approval of the lenders under our revolving credit facility, and the successful completion of the tender offer for our Senior Notes.

As a result of the challenging financial and operating conditions that we have experienced since fiscal 2004, we have not been able to generate sufficient available cash from operations to pay the minimum quarterly distribution of $0.575 per unit on our partnership securities. These conditions led to the suspension of distributions on our senior subordinated units, junior subordinated units and general partner units on July 29, 2004 and to the suspension of distributions on the common units on October 18, 2004.

We believe that the proposed amendments to our partnership agreement will simplify our capital structure, provide internally generated funds for future investment and align the minimum quarterly distribution more closely with the levels of available cash from operations that we expect to generate in the future.

Kestrel is a private equity investment firm formed by Yorktown Energy Partners VI, L.P., Paul A. Vermylen, Jr. and other investors. Yorktown Energy Partners VI, L.P. is a New York-based private equity investment partnership, which makes investments in companies engaged in the energy industry. Yorktown affiliates and Mr. Vermylen were investors in Meenan Oil Co. L.P. from 1983 to 2001, during which time Mr. Vermylen served as President of Meenan. Meenan was sold to us in 2001.

It is possible that the units purchased as part of the recapitalization transaction or units purchased by one or more than one 5% unitholders would trigger an IRC Section 382 limitation relating to certain net operating loss carryforwards. An ownership change occurs for purposes of Section 382 when there is a direct or indirect sale or exchange of more than 50% by one or more than one 5% shareholders. If an ownership change has occurred in accordance with Section 382, future limitations in the utilization of net operating losses could be significant. It is possible that the Partnership’s subsidiary, Star/Petro, Inc., will not be able to use any of its currently existing net income tax loss carryforwards in the future.

Business Overview

As of September 30, 2005 we serviced approximately 480,000 customers from locations in the Northeast and Mid-Atlantic regions. We are the largest retail distributor of home heating oil in the United States. In addition to selling home heating oil we install, maintain and repair heating and air conditioning equipment. To a limited extent, we also market other petroleum products including diesel fuel and gasoline to commercial customers. During fiscal 2005, the total sales in the heating oil segment were comprised of approximately 75% from sales of home heating oil; 15% from the installation and repair of heating equipment; and 10% from the sale of other petroleum products. We provide home heating equipment repair service 24 hours a day, seven days a week, 52 weeks a year. These services are an integral part of our heating oil business, and are intended to maximize customer satisfaction and loyalty. We also regularly provide various incentives to obtain and retain customers. We have consolidated our heating oil operations under two primary brand names, Petro and Meenan.

In fiscal 2005, sales to residential customers represented 84% of the retail heating oil gallons sold and 92% of heating oil gross profits.

We have operations and markets in the following states:

New York

Bronx, Queens and Kings Counties

Dutchess County

Staten Island

Eastern Long Island

Western Long Island

Westchester/Putnam Counties

Orange County

Connecticut

Bridgeport—New Haven

Fairfield County

Litchfield County

Massachusetts

Boston (Metropolitan)

Northeastern Massachusetts

(Centered in Lawrence)

Worcester

Pennsylvania

Allentown

Berks County

Bucks County

Harrisburg County

Lancaster County

Lebanon County

Philadelphia

York County

New Jersey Camden Lakewood Newark (Metropolitan) North Brunswick Rockaway Trenton Rhode Island Providence Newport Maryland/Virginia/D.C. Arlington Baltimore Washington, D.C. (Metropolitan)

Industry Characteristics

Heating oil is primarily used for residential and commercial heating purposes, and it is a significant source of fuel used to heat businesses and residences in the New England and Mid-Atlantic regions. According to the U.S. Department of Energy—Energy Information Administration, 2001 Residential Energy Consumption Survey, these regions account for approximately 77% of the households in the United States where heating oil is the main space-heating fuel. Approximately 31% of the homes in these regions use heating oil as their main space-heating fuel. In recent years, as the price of home heating oil increased, customers tended to increase their conservation efforts, which decreased their consumption of home heating oil. In addition, weather conditions have a significant impact on demand for home heating oil for heating purposes.

The retail home heating oil industry is mature, with total market demand expected to decline slightly in the foreseeable future. Therefore, our ability to grow within the industry is dependent on our ability to acquire other retail distributors as well as the success of our marketing programs designed to attract and retain customers to help offset customer losses. We believe that the home heating oil industry is relatively stable and predictable due principally to the non-discretionary nature of home heating oil use. Accordingly, the demand for home heating oil has historically been relatively unaffected by general economic conditions but has been affected by weather conditions and most recently a very volatile commodity market. It is common practice in the home heating oil distribution industry to price products to customers based on a per gallon margin over wholesale costs. As a result, we believe distributors such as ourselves generally seek to maintain their margins by passing wholesale price increases through to customers, thus insulating themselves from the volatility in wholesale heating oil prices. However, during periods of significant fluctuations in wholesale prices, which currently exists and occurred throughout fiscal 2005, distributors may be unable or unwilling to pass the entire product cost increases or decreases through to customers. In these cases, significant increases or decreases in per gallon margins may result. In addition, the timing of cost pass-throughs can significantly affect margins. The retail home heating oil industry is highly fragmented, characterized by a large number of relatively small, independently owned and operated local distributors. In addition, the industry is becoming more complex and costly due to increasing environmental regulations.

Business initiatives and strategy

Prior to the fiscal 2004 winter heating season, we attempted to develop a competitive advantage in customer service through a business process redesign project and, as part of that effort, centralized our heating equipment service and oil dispatch functions and engaged a centralized customer care center to fulfill our telephone requirements for a majority of our home heating oil customers. We experienced significant difficulties in advancing this initiative during fiscal 2004 and 2005, which adversely impacted our customer base and costs. To date, the customers’ experience has been below the level associated with other premium service providers and below the level of service provided by the heating oil segment in prior years which we believe contributed to increased customer attrition in fiscal 2004 and 2005 The savings from this initiative were less than expected and the costs to operate under the centralized format were greater than originally estimated.

We believe we have identified the problems associated with the centralization efforts and continue to address these issues by structuring the customer call center into work groups that parallel Petro’s district structure, adding customer service specialists at the district level, providing continuous in-house training at the customer care center, and establishing a general manager of customer retention. In addition, we have begun answering customer calls locally in two districts. We are continuing our initiative of moving toward decentralization of our operations to maximize contact at the local level, while continuing to assess the efficiency of certain centralized operations. The general manager of customer retention reports directly to the President and Chief Operating Officer of the Partnership. Despite these efforts, we continued to experience high net attrition rates in fiscal 2005, and we expect that high net attrition rates may continue through fiscal 2006 and perhaps beyond. Even to the extent that the rate of attrition can be reduced, the current reduced customer base will adversely impact net income in the future.

The quantitative factors we use to measure the effectiveness of our customer care center and field operations—such as customer satisfaction scores, telephone waiting times and abandonment rates at the customer care center, oil delivery run-outs and heating equipment repair and maintenance response times—have improved meaningfully during fiscal 2005, as compared to the same period in fiscal 2004.

We implemented a series of cost reduction initiatives in fiscal 2005 including facility consolidations, the reduction of non-essential personnel and the reduction and re-evaluation of certain marketing programs. We believe this will be an ongoing process as we continue to review our operating expenses. We believe operating expenses were reduced by approximately $10.0 million, on an annualized basis, in 2005. A portion of these expense reductions were realized during fiscal 2005 and the remainder will be realized in fiscal 2006. In addition, a wage freeze has been implemented for senior management in fiscal 2006.

Going forward our strategy is to increase unit-holder value through (i) internal growth, (ii) operational efficiencies and productivity improvements, (iii) increased market share through strategic and disciplined acquisitions of local heating oil distributors, and (iv) strategic recapitalization of our long-term debt.

We believe opportunities exist to add customers internally in order to help offset customer losses through strategic marketing programs designed to retain existing customers and attract new customers through renewed focus on our sales and marketing efforts, with strong local and regional direction combined with employee incentive programs. We utilize advertising campaigns such as radio advertisements, billboards, newsprint, and telephone directory advertisements to increase brand recognition. We also engage in direct marketing campaigns and advertising on the Internet.

We intend to continue to merge operations and functions where overlaps exist and intend to divest and/or redeploy under-performing operations and assets. In addition, we do not intend to reduce our retail prices to unreasonably low levels to customers, and intend to retain our profit margins in spite of our competitors’ aggressive pricing tactics.

We plan to expand our customer base through strategic and disciplined acquisitions of local heating oil distributors. We intend to focus on acquisitions that can be efficiently operated individually or combined with our existing operations. Under the terms of our revolving credit facility, we were restricted from making any acquisitions prior to June 17, 2005. Thereafter there are limitations on the size of individual acquisitions and an annual limitation on total acquisitions. In addition, there are certain financial tests that must be satisfied before an acquisition can be consummated. We may not be able to satisfy these tests with our current levels of debt and interest expense.

On December 2, 2005 the board of directors of Star Gas approved a strategic recapitalization of the Partnership. The recapitalization includes a commitment Kestrel and its affiliates to purchase $15 million of new equity capital and provide a standby commitment in a $35 million rights offering to our common unitholders, at a price of $2.00 per common unit. The recapitalization is subject to certain closing conditions including the approval of our unitholders, approval of the lenders under our revolving credit facility, and the successful completion of the tender offer for our senior notes. See “Recapitalization.”

We would utilize the $50 million in new equity financing, together with an additional $10 million up to $23.1 million from operations, to repurchase at least $60 million in face amount of our senior notes and at our option, up to $73.1 million of senior notes. In addition, certain noteholders have agreed to convert approximately $26.9 million in face amount of such notes into 13,434,000 newly issued common units.

We believe the proposed recapitalization would substantially strengthen our balance sheet and thereby assist us in meeting our liquidity and capital requirements, which we believe will improve our future financial performance and as a result enhance unitholder value. In addition to enhancing unitholder value, we believe we will be able to operate more efficiently going forward with less long-term debt.

Customers

Our customer base is comprised of three types of customers, residential variable, residential protected price and commercial/industrial. The residential variable customer generally has the highest per gallon gross profit margin.

During fiscal 2005, approximately 86% of heating oil sales were made to homeowners, with the remainder to industrial, commercial and institutional customers. Sales to residential customers ordinarily generate higher margins than sales to other customer groups, such as commercial customers. Due to the greater price sensitivity of residential protected price customers, the per gallon margins realized from these customers generally are less than variable priced residential customers. Commercial/industrial customers are characterized as large volume users and contribute the lowest per gallon margin. Gross profit margins can also vary by geographic region. Accordingly, gross profit margins could vary significantly from year to year in a period of identical sales volumes.

For fiscal 2004 and fiscal 2005, approximately 43% and 48%, respectively, of home heating oil sold was to customers who had agreements establishing a fixed or maximum price per gallon that they would pay for home heating oil over the following 12-month period. This percentage could increase or decrease during fiscal 2006 based upon market conditions. The fixed or maximum price per gallon at which home heating oil is sold to these protected price customers is generally renegotiated based on current market conditions before the beginning of each heating season. In addition during the fourth quarter of fiscal 2005, and to date in fiscal 2006 we decided not to reduce our retail prices (including those prices included in our protected price contracts) to customers in order to maintain our product margins in spite of our competitors aggressive pricing tactics. At September 30, 2005, 37.5% of our home heating oil customers had a price protection plan compared to 47.7% at September 30, 2004.

Customers that have not yet renewed their price protected program for the next season could switch to a competitor and customer attrition in the future could increase. We purchase derivative instruments (futures, options, collars and swaps) in order to hedge a substantial majority of the heating oil we expect to sell to protected price customers that have renewed their price plans for the following twelve months, mitigating our exposure to changing commodity prices.

As of September 30, 2005, approximately 93% of our home heating oil customers received their home heating oil under an automatic delivery system without the customer having to make an affirmative purchase decision. These deliveries are scheduled based upon each customer’s historical consumption patterns and prevailing weather conditions. We deliver home heating oil approximately six times during the year to the average customer. Our practice is to bill customers promptly after delivery. Approximately 36% of our customers are on a budget payment plan, whereby their estimated annual oil purchases and service contract are paid for in a series of equal monthly payments.

Approximately 7% of our home heating oil customers consist of accounts that from time to time call to schedule a delivery rather than receiving a delivery on an automatic basis. These accounts actively manage their consumption and are referred to as “will call” customers. We believe that we have experienced a decline in home heating oil volume sales to these will call customers. This decline may be due to conservation or their decision to purchase all or a portion of their heating oil requirements from another dealer.

We experienced annual net customer attrition of approximately 7.1% in fiscal 2005. The net customer attrition rate in fiscal 2005 was higher than the rate experienced in fiscal 2004 (6.4%), and higher than that experienced in the preceding several years. For fiscal 2003, before the full implementation of the business process redesign project and before the increase in the wholesale price of home heating oil, we experienced annual net customer attrition of 1.5%. Net customer attrition for the fiscal years’ 2005 and 2004 resulted from: (i) a combination of the effect of our premium service/premium price strategy when customer price sensitivity increased due to high energy prices; (ii) our decision in fiscal 2005 to maintain reasonable profit margins going forward in spite of competitors aggressive pricing tactics; (iii) the lag effect of customer attrition related to service and delivery problems experienced by customers in prior fiscal years; (iv) continued customer dissatisfaction with the centralization of customer care; and (v) tightened customer credit standards. For the period from October 1 to November 30, 2004, we gained 530 accounts (net) or 0.1% of our home heating oil customer base as compared to the period from October 1 to November 30, 2005 in which we lost 4,315 accounts (net) or 0.9% of our customer base.

Net customer attrition is the difference between gross customer losses and customers added through marketing efforts. Customers added through acquisitions are not included in the calculation of net customer attrition. For fiscal 2004 and 2005, gross customer losses were approximately 19.5% and 20.0%, respectively, and gross customer gains were approximately 13.1% and 12.9%, respectively. The gain of a new customer does not fully compensate for the loss of an existing customer during the first year because of the expenses that are incurred to acquire a new customer and the higher attrition rate associated with new customers. It costs on average $500 to acquire a new customer.

Gross customer losses are the result of a number of factors, including move-outs, price competition and service issues.

When a customer moves out of an existing home, we count the “move out” as a loss. If we are successful in signing up the new homeowner, the “move in” is treated as a gain. For fiscal 2004 and 2005, move outs were 6.4% and 6.9%, respectively, of our customer base and the move ins were 3.6% and 3.2%, respectively, of our customer base.

Suppliers and Supply Arrangements

We purchase fuel oil for delivery in either barge, pipeline or truckload quantities, and have contracts with over 100 terminals for the right to temporarily store heating oil at facilities we do not own. Purchases are made under supply contracts or on the spot market. We enter into market price based contracts for a substantial majority of our petroleum requirements with eight different suppliers, the majority of which have significant domestic sources for their product, and many of which have been suppliers to the heating oil segment for over ten years. Our current contract suppliers are: BP North America, Citgo Petroleum Corporation, Global Companies,

Inland Fuels Terminals, Inc., Mieco, Inc., NIC Holding Corp., Sprague Energy and Sunoco, Inc. Supply contracts typically have terms of 12 months. All of the supply contracts provide for maximum and in certain cases minimum quantities and require advance payment. In prior years our supply contracts provided us with two-to-three-day credit terms. Since last year our suppliers are now requiring pre-payment. In most cases the supply contracts do not establish in advance the price of fuel oil. This price is based upon spot market prices at the time of delivery plus a differential of up to $.045 per gallon. We believe that our policy of contracting for the majority of our anticipated supply needs with diverse and reliable sources will enable us to obtain sufficient product should unforeseen shortages develop in worldwide supplies. We believe that relations with current suppliers are satisfactory.

We purchase derivative instruments including commodity swaps and options, traded on the over-the-counter financial markets, and futures and options traded on the New York Mercantile Exchange in order to mitigate our exposure to market risk and hedge the cash flow variability associated with the purchase of home heating oil inventory held for resale to our protected price customers and in some cases physical inventory on hand and in transit. At September 30, 2005 we had outstanding derivative instruments with the following banks or brokers: JPMorgan Chase Bank, NA, Morgan Stanley Dean Witter, BP North America Petroleum and Fimat.

Competition

We compete with distributors offering a broad range of services and prices, from full-service distributors, like ourselves, to those offering delivery only. Our competitors typically offer lower prices. Like many companies in the home heating oil business, we provide home heating equipment repair service on a 24-hour-a-day, seven-day-a-week, 52 weeks a year basis. This tends to build customer loyalty. As a result of these factors, it is difficult for us to increase our market share, other than through acquisitions. In some instances homeowners have formed buying cooperatives that seek to purchase fuel oil from distributors at a price lower than individual customers are otherwise able to obtain. We also compete for retail customers with suppliers of alternative energy products, principally natural gas, propane, and electricity. The rate of conversion from the use of home heating oil to natural gas is primarily affected by the relative retail prices of the two products and the cost of replacing an oil fired heating system with one that uses natural gas, in addition to environmental concerns. We believe that approximately 1% of the home heating oil customer base annually converts from home heating oil to natural gas. The expansion of natural gas into traditional home heating oil markets in the Northeast has historically been inhibited by the capital costs required to expand distribution and pipeline systems.

Most of our retail home heating oil distribution locations compete with several smaller marketers or distributors, primarily on the basis of reliability of service, price, and response to customer needs. Each retail distribution location operates in its own competitive environment because home heating oil distributors and marketers typically reside in close proximity to their customers in order to minimize the cost of providing service.

Seasonality

Our fiscal year ends on September 30. All references to quarters and years in this document are to fiscal quarters and years unless otherwise noted. The seasonal nature of our business results in the sale of approximately 30% of our volume in the first quarter (October through December) and 45% of our volume in the second quarter (January through March) of each year, the peak heating season, because heating oil is primarily used for space heating in residential and commercial buildings. We generally realize net income in both of these quarters and net losses during the quarters ending in June and September. In addition, sales volume typically fluctuates from year to year in response to variations in weather, wholesale energy prices and other factors.

Acquisitions

In fiscal 2004, we completed the purchase of three retail heating oil dealers for an aggregate cost of $3.5 million. We made no acquisitions in fiscal 2005. Under the terms of our revolving credit facility, we were restricted from making any acquisitions prior to June 17, 2005. Thereafter there are limitations on the size of individual acquisitions and an annual limitation on total acquisitions. In addition, there are certain financial tests that must be satisfied before an acquisition can be consummated. We may not be able to satisfy these tests with our current levels of debt and interest expense.

Employees

As of September 30, 2005, we had 2,773 employees, of whom 638 were office, clerical and customer service personnel; 1,041 were heating equipment repairmen; 426 were oil truck drivers and mechanics; 400 were management and 268 were employed in sales. Included in the heating oil segment’s employees are approximately 1,000 employees that are represented by 17 different local chapters of labor unions. Some of these unions have union administered pension plans that have significant unfunded liabilities, a portion of which could be assessed to us should we withdraw from these plans. In addition, approximately 485 seasonal employees are rehired annually to support the requirements of the heating season. We are currently involved in three union negotiations and believe that our relations with both our union and non-union employees are generally satisfactory.

Government Regulations

We are subject to various federal, state and local environmental, health and safety laws and regulations. Generally, these laws impose limitations on the discharge of pollutants and establish standards for the handling of solid and hazardous wastes. These laws include the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Air Act, the Occupational Safety and Health Act, the Emergency Planning and Community Right to Know Act, the Clean Water Act and comparable state statutes. CERCLA, also known as the “Superfund” law, imposes joint and several liabilities without regard to fault or the legality of the original conduct on certain classes of persons that are considered to have contributed to the release or threatened release of a hazardous substance into the environment. Heating oils and certain automotive waste products generated by the Partnership’s fleet are hazardous substances within the meaning of CERCLA. These laws and regulations could result in civil or criminal penalties in cases of non-compliance or impose liability for remediation costs. The heating oil segment is currently a named “potentially responsible party” in one CERCLA civil enforcement action. This action is in its early stages of litigation with preliminary discovery activities taking place. We do not believe that this action will have a material impact on our financial condition or results of operations.

For acquisitions that involve the purchase or leasing of real estate, we conduct a due diligence investigation to attempt to determine whether any hazardous or other regulated substance has been sold from or stored on any of that real estate prior to its purchase. This due diligence includes questioning the seller, obtaining representations and warranties concerning the seller’s compliance with environmental laws and performing site assessments. During this due diligence our employees, and, in certain cases, independent environmental consulting firms review historical records and databases and conduct physical investigations of the property to look for evidence of hazardous substances, compliance violations and the existence of underground storage tanks.

Future developments, such as stricter environmental, health or safety laws and regulations thereunder, could affect our operations. To the extent that there are any environmental liabilities unknown to us or environmental, health or safety laws or regulations are made more stringent, there can be no assurance that our results of operations will not be materially and adversely affected.

Trademarks and Service Marks

We market our products and services under various trademarks, which we own. They include marks such as Petro and Meenan. We believe that the Petro, Meenan and other trademarks and service marks are an important part of our ability to effectively maintain and service our customer base.

ITEM 1A    RISK FACTORS

An investment in the Partnership involves a high degree of risk. Security holders and Investors should carefully review the following risk factors.

The continuation of high wholesale energy costs may adversely affect our liquidity.

Under our revolving credit facility, as amended, we may borrow up to $260 million, which increases to $310 million during the peak winter months from December through March of each year, (subject to borrowing base limitations and coverage ratio) for working capital purposes subject to maintaining availability (as defined in the credit agreement) of $25 million or a fixed charge coverage ratio of not less than 1.1 to 1.0.

Recent dynamics of the heating oil industry have adversely impacted working capital requirements, principally as follows:

•	High selling prices require additional borrowing to finance accounts receivable; however, we may borrow only approximately 85% against eligible accounts receivable and 40% to 80% of eligible inventory. In addition we may borrow up to $35 million against fixed assets and customer lists, which is reduced by $7.0 million each year over the life of the credit agreement.

•	At present, suppliers are not providing credit terms to us, requiring us to pay in advance for product. Historically, we have enjoyed, on average, two-to three-day credit terms providing additional credit support during the heating season.

•	Due to our current credit position, our ability to execute certain hedging strategies has been curtailed, which we anticipate will require us to purchase a greater proportion of Nymex futures contracts to meet our hedging strategy than we have in the past. These contracts require an initial margin at the time of purchase and we are required to fund maintenance margins based on daily market adjustments should the market price of home heating oil decrease. The payment of these margins, if required, may be well in advance of settlement and will have an adverse impact on liquidity.

•	In addition to the foregoing, there is a risk that accounts receivable collection experience may not equal that of prior periods since customers are owing larger amounts which could be outstanding for longer periods of time.

If our credit requirements should exceed the amounts available under our revolving credit facility or should we fail to maintain the required availability, we would not have sufficient working capital to operate our business, which could have a material adverse effect on our financial condition and results of operations.

Our substantial debt and other financial obligations could impair our financial condition and our ability to fulfill our debt obligations.

We had total debt, exclusive of our working capital facility, of approximately $268.2 million as of September 30, 2005. Our substantial indebtedness and other financial obligations could:

•	impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes;

•	have a material adverse effect on us if we fail to comply with financial and affirmative and restrictive covenants in our debt agreements and an event of default occurs as a result of a failure that is not cured or waived;

•	require us to dedicate a substantial portion of our cash flow for interest payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flow to fund working capital and capital expenditures;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to our competitors that have proportionately less debt.

If we are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance our indebtedness and other financial transactions, seek additional equity capital or sell our assets. We may then be unable to obtain such financing or capital or sell our assets on satisfactory terms, if at all.

If our use of the net proceeds from the sale of the propane segment does not comply with the terms of the Indenture for the MLP Notes, we may be subject to liability to the note holders, which could have a material adverse effect on us.

In December 2004, we completed the sale of our propane segment. Pursuant to the terms of the indenture relating to the MLP Notes, we are permitted, within 360 days of the sale, to apply the Net Proceeds to a Permitted Use. To the extent there are any Excess Proceeds, the indenture requires us to make an offer to all holders of MLP Notes to purchase for cash that number of MLP Notes that may be purchased with Excess Proceeds at a purchase price equal to 100% of the principal amount of the MLP Notes plus accrued and unpaid interest to the date of purchase.

After payment of certain debt and transaction expenses, the Net Proceeds from the propane segment sale were approximately $156.3 million. As of September 30, 2005, we had utilized $53.1 million of such Net Proceeds to invest in working capital assets, purchase capital assets and repay long-term debt, which reduced the amount of Net Proceeds in excess of $10 million not applied toward a Permitted Use to $93.2 million as of September 30, 2005. As of December 2, 2005, all Excess Proceeds have been applied toward a Permitted Use. See “Recapitalization.”

We understand, based on informal communications, that certain holders of MLP Notes may take the position that the use of Net Proceeds to invest in working capital assets is not a Permitted Use under the indenture. We disagree with this position and have communicated our disagreement with these noteholders. However, if our position is challenged and we are unsuccessful in defending our position, this would constitute an event of default under the indenture if declared either by the holders of 25% in principal amount of the MLP Notes or by the trustee. In such event, all amounts due under the senior notes would become immediately due and payable, which would have a material adverse effect on our ability to continue as a going concern. The report of our independent registered public accounting firm on our consolidated financial statements as of September 30, 2005 and 2004, and for the three years ended September 30, 2005, includes an explanatory paragraph with respect to the impact of this matter on our ability to continue as a going concern if this matter is resolved adversely to us. We have reached an agreement with the holders of 94% in aggregate principal amount of the senior notes to resolve this matter, which is subject to our completing the proposed recapitalization, of which there can be no assurance.

Since weather conditions may adversely affect the demand for home heating oil, our financial condition is vulnerable to warm winters.

Weather conditions have a significant impact on the demand for home heating oil because our customers depend on this product principally for space heating purposes. As a result, weather conditions may materially adversely impact our operating results and financial condition. During the peak heating season of October through March, sales of home heating oil historically have represented approximately 75% to 80% of our annual home heating oil volume. Actual weather conditions can vary substantially from year to year, significantly affecting our financial performance. Furthermore, warmer than normal temperatures in one or more regions in which we operate can significantly decrease the total volume we sell and the gross profit realized on those sales and, consequently, our results of operations. For example, in fiscal 2000 and especially fiscal 2002, temperatures were significantly warmer than normal for the areas in which we sell home heating oil, which adversely affected the amount of EBITDA that we generated during these periods. In fiscal 2002, temperatures in our areas of operation were an average of 18.4% warmer than in fiscal 2001 and 18.0% warmer than normal. We purchase weather insurance to help minimize the adverse effect of weather volatility on our cash flows, of which there can be no assurance.

Our operating results will be adversely affected if we experience significant customer losses that are not offset or reduced by customer gains.

Our net attrition rate of home heating oil customers for fiscal 2003, 2004 and 2005 was approximately 1.5%, 6.4% and 7.1%, respectively. This rate represents the net of our annual customer loss rate after customer gains. For fiscal 2003, 2004 and 2005, gross customer losses were 16.4%, 19.5% and 20%, respectively. For fiscal 2003, 2004 and 2005, gross customer gains were 14.9%, 13.1% and 12.9%, respectively. The gain of a new customer does not fully compensate for the loss of an existing customer during the first year because of the expenses incurred to acquire a new customer and the higher attrition rate associated with new customers. Customer losses are the result of various factors, including:

•	supplier changes based primarily on price competition, particularly during periods of high energy costs

•	quality of service issues, including those related to our centralized call center

•	credit problems; and

•	customer relocations.

The continuing unprecedented rise and volatility in the price of heating oil has intensified price competition, which has adversely impacted our margins and added to our difficulty in reducing customer attrition. We believe our attrition rate has risen not only because of increased price competition related to the rise in oil prices but also because of operational problems. Prior to the 2004 winter heating season, we attempted to develop a competitive advantage in customer service and, as part of that effort, centralized a majority of our heating equipment service dispatch and engaged a centralized call center to fulfill telephone requirements for a majority of our home heating oil customers. We experienced difficulties in advancing this initiative during fiscal 2004, which adversely impacted our customer base and costs. In fiscal 2004 and 2005, the customer experience was below the level associated with other premium service providers and below the level of service provided by us in prior years.

We believe that we have identified the problems associated with the centralization efforts and are taking steps to address these issues. We expect that high net attrition rates may continue through fiscal 2006 and perhaps beyond and even to the extent the rate of attrition can be halted, attrition from prior fiscal years will adversely impact net income in the future.

We believe that this increase in net customer attrition over the past two years can be attributed to: (i) a combination of the affect of our premium service/premium price strategy when customer price sensitivity increased due to high energy prices; (ii) our decision in fiscal 2005 to maintain reasonable profit margins going forward in spite of competitors’ aggressive pricing tactics; (iii) the lag effect of customer attrition related to service and delivery problems experienced by customers in prior fiscal years; (iv) continued customer dissatisfaction with the centralization of customer care; and (v) tightened customer credit standards.

We have continued to experience net customer attrition during fiscal 2006. If wholesale prices remain high, we believe the risk of customer losses due to credit problems, especially for commercial customers, may increase and bad debt expense will also increase.

We may not be able to achieve net gains of customers and may continue to experience net customer attrition in the future.

Sudden and sharp oil price increases that cannot be passed on to customers may adversely affect our operating results.

The retail home heating oil industry is a “margin-based” business in which gross profit depends on the excess of retail sales prices over supply costs. Consequently, our profitability is sensitive to changes in the wholesale price of home heating oil caused by changes in supply or other market conditions. These factors are beyond our control and thus, when there are sudden and sharp increases in the wholesale cost of home heating oil, we may not be able to pass on these increases to customers through increased retail sales prices. As of September 30, 2005, the wholesale cost of home heating oil, as measured by the closing price on the New York Mercantile Exchange, had increased by 48% to $2.06 per gallon from $1.39 per gallon as of September 30, 2004. During fiscal 2005, per gallon home heating oil prices peaked at $2.18 on September 1, 2005. Wholesale price increases could reduce our gross profits and could, if continuing over an extended period of time, reduce demand by encouraging conservation or conversion to alternative energy sources. In an effort to retain existing accounts and attract new customers, we may offer discounts, which will impact the net per gallon gross margin realized.

A significant portion of our home heating oil volume is sold to price-protected customers and our gross margins could be adversely affected if we are not able to effectively hedge against fluctuations in the volume and cost of product sold to these customers.

A significant portion of our home heating oil volume is sold to individual customers under an agreement pre-establishing the maximum sales price or a fixed price of home heating oil over a 12-month period. For the fiscal year ended September 30, 2005, approximately 48% of our retail home heating oil volume sales were under a price protected plan. The price at which home heating oil is sold to these price protected customers is generally renegotiated prior to the heating season of each year based on current market conditions. We currently purchase futures contracts, swaps and option contracts for a substantial majority of the heating oil that we expect to sell to these price-protected customers that have agreements in place in advance and at a fixed or maximum cost per gallon. We purchase these positions when a price protected customer renews his purchase commitment for the next 12 months. We utilize various hedging strategies in order to “lock in” the per gallon margin for price protected customers. The amount of home heating oil volume that we hedge per price protected customer is based upon the estimated fuel consumption per customer, per month. In the event that the actual usage exceeds the amount of the hedged volume on a monthly basis, we could be required to obtain additional volume at unfavorable margins. In addition, should actual usage be less than the hedged volume we may have excess inventory on hand at unfavorable costs.

If we do not make acquisitions on economically acceptable terms, our future financial performance will be limited.

The home heating oil industry is not a growth industry because new housing generally does not use oil heat and increased competition exists from alternative energy sources. A significant portion of our growth in the past decade has been directly tied to our acquisition program. Accordingly, future financial performance will depend on our ability to make acquisitions at attractive prices. We cannot assure that we will be able to identify attractive acquisition candidates in the home heating oil sector in the future or that we will be able to acquire businesses on economically acceptable terms. Factors that may adversely affect home heating oil operating and financial results may limit our access to capital and adversely affect our ability to make acquisitions. Under the terms of our revolving credit facility, the heating oil segment was restricted from making any acquisitions through June 17, 2005 and thereafter individual acquisitions may not exceed an aggregate of $25 million. In addition, the heating oil segment is restricted from making any acquisition unless availability (essentially borrowing base availability less borrowings) was at least $40 million, on a pro forma basis, during the last 12 month period ending on the date of such acquisition. These restrictions severely limit our ability to make acquisitions. Any acquisition may involve potential risks to us and ultimately to our unitholders, including:

•	an increase in our indebtedness;

•	an increase in our working capital requirements

•	our inability to integrate the operations of the acquired business;

•	our inability to successfully expand our operations into new territories;

•	the diversion of management’s attention from other business concerns; and

•	an excess of customer loss or loss of key employees from the acquired business.

In addition, acquisitions may be dilutive to earnings and distributions to unitholders and any additional debt incurred to finance acquisitions may among other things, affect our ability to make distributions to our unitholders.

Because of the highly competitive nature of the retail home heating oil industry, we may not be able to retain existing customers or acquire new customers, which would have an adverse impact on our operating results and financial condition.

If the home heating oil business is unable to compete effectively, we may lose existing customers or fail to acquire new customers, which would have a material adverse effect on our results of operations and financial condition.

We compete with heating oil distributors offering a broad range of services and prices, from full service distributors, like us, to those offering delivery only. Competition with other companies in the home heating oil industry is based primarily on customer service and price. It is customary for companies to deliver home heating oil to their customers based upon weather conditions and historical consumption patterns, without the customer making an affirmative purchase decision. Most companies provide home heating equipment repair service on a 24-hour-per-day basis. In some cases, homeowners have formed buying cooperatives to purchase fuel oil from distributors at a price lower than individual customers are otherwise able to obtain. As a result of these factors, it may be difficult to acquire new customers.

We can make no assurances that we will be able to compete successfully. If competitors continue to increase market share by reducing their prices, as we believe occurred recently, our operating results and financial condition could be materially and adversely affected. We also compete for customers with suppliers of alternative energy products, principally natural gas. Competition from alternative energy sources has been increasing as a result of reduced regulation of many utilities, including natural gas and electricity, and the high price of oil. We could face additional price competition from electricity and natural gas as a result of deregulation in those industries. Over the past five years, conversions by the heating oil segment’s customers from heating oil to natural gas have averaged approximately 1% per year.

The continuing unprecedented rise in the price of heating oil has intensified price competition, which has adversely impacted our product margins and added to our difficulty in reducing customer attrition. We believe our attrition rate has risen not only because of increased price competition related to the rise in oil prices, but also because of operational problems. Prior to the 2004 winter heating season, we attempted to develop a competitive advantage in customer service and, as part of that effort, centralized a majority of our heating equipment service dispatch and engaged a centralized call center to fulfill telephone requirements for the majority of our home heating oil customers. We experienced difficulties in advancing this initiative during fiscal 2004 and 2005, which adversely impacted our customer base and costs. In fiscal 2004 and 2005 the customer experience was below the level associated with other premium service providers and below the level of service provided by us in prior years.

We believe that we have identified the problems associated with these centralization efforts and are taking steps to address these issues We expect that high net attrition rates may continue through fiscal 2006 and perhaps beyond and even to the extent that the rate of attrition can be halted, attrition in prior fiscal years will adversely impact net income in the future.

Energy efficiency and new technology may reduce the demand for our products and adversely affect our operating results.

Increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, have adversely affected the demand for our products by retail customers. Future conservation measures or technological advances in heating, conservation, energy generation or other devices might reduce demand and adversely affect our operating results.

We are subject to operating and litigation risks that could adversely affect our operating results whether or not covered by insurance.

Our operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing customers with home heating oil. As a result, we may be a defendant in legal proceedings and litigation arising in the ordinary course of business.

We maintain insurance policies with insurers in amounts and with coverage and deductibles as we believe are reasonable. However, there can be no assurance that this insurance will be adequate to protect us from all material expenses related to potential future claims for remediation costs and personal and property damage or that these levels of insurance will be available in the future at economical prices.

Our insurance reserves may not be adequate to cover actual losses.

We self-insure a portion of workers’ compensation, automobile and general liability claims. We establish reserves based upon expectations as to what our ultimate liability will be for these claims using developmental factors based upon historical claim experience. We periodically evaluate the potential for changes in loss estimates with the support of qualified actuaries. As of September 30, 2005, we had approximately $33.8 million of insurance reserves and had issued $43.8 million in letters of credit for current and future claims. The ultimate settlement of these claims could differ materially from the assumptions used to calculate the reserves, which could have a material effect on our results of operations.

We are the subject of a number of class action lawsuits alleging violation of the federal securities laws, which if decided adversely, could have a material adverse effect on our financial condition.

On or about October 21, 2004, a purported class action lawsuit on behalf of a purported class of unitholders was filed against the Partnership and various subsidiaries and officers and directors in the United States District Court of the District of Connecticut entitled Carter v. Star Gas Partners, L.P., et al, No. 3:04-cv-01766-IBA, et al. Subsequently, 16 additional class action complaints, alleging the same or substantially similar claims, were filed in the same district court: (1) Feit v. Star Gas, et al. Civil Action No. 04-1832 (filed on 10/29/2004), (2) Lila Gold vs. Star Gas, et al, Civil Action No. 04-1791 (filed on 10/22/2004), (3) Jagerman v. Star Gas, et al, Civil Action No. 04-1855 (filed on 11/3/2004), (4) McCole, et al v. Star Gas, et al, Civil Action No. 04-1859 (filed on 11/3/2004), (5) Prokop vs. Star Gas, et al, Civil Action No. 04-1785 (filed on 10/22/2004), (6) Seigle v. Star Gas, et al, Civil Action No. 04-1803 (filed on 10/25/2004), (7) Strunk v. Star Gas, et al, Civil Action No. 04-1815 (filed on 10/27/2004), (8) Harriette S. & Charles L. Tabas Foundation vs. Star Gas, et al, Civil Action No. 04-1857 (filed on 11/3/2004), (9) Weiss v. Star Gas, et al, Civil Action No. 04-1807 (filed on 10/26/2004), (10) White v. Star Gas, et al, Civil Action No. 04-1837 (filed on 10/9/2004), (11) Wood vs. Star Gas et al, Civil Action No. 04-1856 (filed on 11/3/2004), (12) Yopp vs. Star Gas, et al, Civil Action No. 04-1865 (filed on 11/3/2004), (13) Kiser v. Star Gas, et al, Civil Action No. 04-1884 (filed on 11/9/2004), (14) Lederman v. Star Gas, et al, Civil Action No. 04-1873 (filed on 11/5/2004), (15) Dinkes v. Star Gas, et al, Civil Action No. 04-1979 (filed 11/22/2004) and (16) Gould v. Star Gas, et al, Civil Action No. 04-2133 (filed on 12/17/2004) (including the Carter Complaint, collectively referred to herein as the “Class Action Complaints”). The class actions have been consolidated into one action entitled In re Star Gas Securities Litigation, No 3:04cv1766 (JBA).

The class action plaintiffs generally allege that the Partnership violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10-b5 promulgated thereunder, by purportedly failing to disclose, among other things: (1) problems with the restructuring of Star Gas’s dispatch system and customer attrition related thereto; (2) that Star Gas’ heating oil segment’s business process improvement program was not generating the benefits allegedly claimed; (3) that Star Gas was struggling to maintain its profit margins in its heating oil segment; (4) that Star Gas’s fiscal 2004 second quarter profit margins were not representative of its ability to pass on heating oil price increases; and (5) that Star Gas was facing an inability to pay its debts and that, as a result, its credit rating and ability to obtain future financing was in jeopardy. The class action plaintiffs seek an unspecified amount of compensatory damages including interest against the defendants jointly and severally and an award of reasonable costs and expenses. On February 23, 2005, the Court consolidated the Class Action Complaints and heard argument on motions for the appointment of lead plaintiff. On April 8, 2005, the Court appointed the lead plaintiff. Pursuant to the Court’s order, the lead plaintiff filed a consolidated amended complaint on June 20, 2005 (the “Consolidated Amended Complaint”). The Consolidated Amended Complaint named: (a) Star Gas Partners, L.P.; (b) Star Gas LLC; (c) Irik Sevin; (d) Audrey Sevin; (e) Hanseatic Americas, Inc.; (f) Paul Biddelman; (g) Ami Trauber; (h) A.G. Edwards & Sons Inc.; (i) UBS Investment Bank; and (j) RBC Dain Rauscher Inc. as defendants. The Consolidated Amended Complaint added claims arising out of two registration statements and the same transactions under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 as well as certain allegations concerning the Partnership’s hedging practices. On September 23, 2005, defendants filed motions to dismiss the Consolidated Amended Complaint for failure to state a claim under the federal securities laws and failure to satisfy the applicable pleading requirements of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and the Federal Rules of Civil Procedure. Plaintiffs filed their response to defendants’ motions to dismiss on or about November 23, 2005 and defendants are scheduled to file their reply briefs on or about December 20, 2005. In the interim, discovery in the matter remains stayed pursuant to the mandatory stay provisions of the PSLRA. While no prediction may be made as to the outcome of litigation, we intend to defend against this class action vigorously.

In the event that the above action is decided adversely to us, it could have a material effect on our results of operations, financial condition and liquidity

Our results of operations and financial condition may be adversely affected by governmental regulation and associated environmental and regulatory costs.

The home heating oil business is subject to a wide range of federal and state laws and regulations related to environmental and other regulated matters. We have implemented environmental programs and policies designed to avoid potential liability and costs under applicable environmental laws. It is possible, however, that we will experience increased costs due to stricter pollution control requirements or liabilities resulting from noncompliance with operating or other regulatory permits. New environmental regulations might adversely impact operations, including underground storage and transportation of home heating oil. In addition, there are environmental risks inherently associated with home heating oil operations, such as the risks of accidental release or spill. It is possible that material costs and liabilities will be incurred, including those relating to claims for damages to property and persons. Before August 2006, we must implement certain changes to ensure compliance with amended Environmental Protection Agency regulations. We currently estimate that the capital required to effectuate these requirements will range from $1.0 to $1.5 million.

In our acquisition of Meenan, we assumed all of Meenan’s environmental liabilities.

In our acquisition of Meenan Oil Company, or “Meenan,” in August 2001, we assumed all of Meenan’s environmental liabilities, including those related to the cleanup of contaminated properties, in consideration of a reduction of the purchase price of $2.7 million. Subsequent to closing, we established an additional reserve of $2.3 million to cover potential costs associated with remediating known environmental liabilities, bringing the total reserve to $5.0 million. To date, remediation expenses against this reserve have totaled $3.1 million. While we believe this reserve is adequate, it is possible that the extent of the contamination at issue or the expense of addressing it could exceed our estimates and thus the costs of remediating these known liabilities could materially exceed the amount reserved.

Conflicts of interest have arisen and could arise in the future as a result of relationships between the general partner and its affiliates on the one hand, and the Partnership and its limited partners, on the other hand.

Conflicts of interest have arisen and could arise in the future as a result of relationships between the general partner and its affiliates, on the one hand, and the Partnership or any of the limited partners, on the other hand.

As a result of these conflicts the general partner may favor its own interests and those of its affiliates over the interests of the unitholders. The nature of these conflicts is ongoing and includes the following considerations:

•	Except for Irik P. Sevin, who is subject to a non-competition agreement, the general partner’s affiliates are not prohibited from engaging in other business or activities, including direct competition with us.

•	The general partner determines the amount and timing of asset purchases and sales, capital expenditures, borrowings and reserves, each of which can impact the amount of cash, if any, available for distribution to unitholders, and available to pay principal and interest on debt.

•	The general partner controls the enforcement of obligations owed to the Partnership by the general partner.

•	The general partner decides whether to retain separate counsel, accountants or others to perform services for the Partnership.

•	In some instances the general partner may borrow funds in order to permit the payment of distributions to unitholders.

The risk of global terrorism and political unrest may adversely affect the economy and the price and availability of home heating oil and have a material adverse effect on our business, financial condition, and results of operations.

Terrorist attacks, such as the attacks that occurred in New York, Pennsylvania and Washington, D.C. on September 11, 2001, and political unrest in the Middle East may adversely impact the price and availability of home heating oil, our results of operations, our ability to raise capital and our future growth. The impact that the foregoing may have on the heating oil industry in general, and on our business in particular, is not known at this time. An act of terror could result in disruptions of crude oil supplies and markets, the source of home heating oil, and its facilities could be direct or indirect targets. Terrorist activity may also hinder our ability to transport home heating oil if our normal means of transportation become damaged as a result of an attack. Instability in the financial markets as a result of terrorism could also affect our ability to raise capital. Terrorist activity could likely lead to increased volatility in prices for home heating oil. Insurance carriers are routinely excluding coverage for terrorist activities from their normal policies, but are required to offer such coverage as a result of new federal legislation. We have opted to purchase this coverage with respect to our property and casualty insurance programs. This additional coverage has resulted in additional insurance premiums.

The impact of hurricanes and other natural disasters could cause disruptions in supply and have a material adverse effect on our business, financial condition and results of operations.

Hurricanes, particularly in the Gulf of Mexico, and other natural disasters may cause disruptions in the supply chains for home heating oil and other petroleum products. Disruptions in supply could have a material adverse effect on our business, financial condition and results of operations, causing an increase in wholesale prices and decrease in supply.

Cash distributions (if any) are not guaranteed and may fluctuate with performance and reserve requirements.

Because distributions on the common and subordinated units are dependent on the amount of cash generated, distributions may fluctuate based on our performance. The actual amount of cash that is available will depend upon numerous factors, including:

•	profitability of operations;

•	required principal and interest payments on debt;

•	debt covenants

•	margin account requirements;

•	cost of acquisitions;

•	issuance of debt and equity securities;

•	fluctuations in working capital;

•	capital expenditures;

•	adjustments in reserves;

•	prevailing economic conditions;

•	financial, business and other factors; and

•	increased pension funding requirements

Most of these factors are beyond the control of the general partner.

The partnership agreement gives the general partner discretion in establishing reserves for the proper conduct of our business. These reserves will also affect the amount of cash available for distribution. The general partner may establish reserves for distributions on the senior subordinated units only if those reserves will not prevent the Partnership from distributing the full minimum quarterly distribution, plus any arrearages, on the common units for the following four quarters.

On October 18, 2004, we announced that we would not pay a distribution on the common units as a result of the requirements of our bank lenders. We had previously announced the suspension of distributions on the senior subordinated units on July 29, 2004. The revolving credit facility and the indenture for the MLP Notes both impose certain restrictions on our ability to pay distributions to unitholders. It is unlikely that regular distributions on the common units or senior subordinated units will be resumed in the foreseeable future. See “Recapitalization.”

ITEM 1B.    UNRESOLVED STAFF COMMENTS

Not applicable.

ITEM 2.    PROPERTIES

We provide services to our customers from 19 principle operating locations and 47 depots, 29 of which are owned and 37 of which are leased, in 32 marketing areas in the Northeast and Mid-Atlantic regions of the United States. As of September 30, 2005, we had a fleet of 1,049 truck and transport vehicles, the majority of which were owned and 1,245 services vans, the majority of which are leased. We lease our corporate headquarters in Stamford, Connecticut. Our obligations under our credit facility are secured by liens and mortgages on substantially all of the Partnership’s and subsidiaries real and personal property.

ITEM 3.    LEGAL PROCEEDINGS—LITIGATION

On or about October 21, 2004, a purported class action lawsuit on behalf of a purported class of unitholders was filed against the Partnership and various subsidiaries and officers and directors in the United States District Court of the District of Connecticut entitled Carter v. Star Gas Partners, L.P., et al, No. 3:04-cv-01766-IBA, et.al. Subsequently, 16 additional class action complaints, alleging the same or substantially similar claims, were filed in the same district court: (1) Feit v. Star Gas, et al. Civil Action No. 04-1832 (filed on 10/29/2004), (2) Lila Gold vs. Star Gas, et al, Civil Action No. 04-1791 (filed on 10/22/2004), (3) Jagerman v. Star Gas, et al, Civil Action No. 04-1855 (filed on 11/3/2004), (4) McCole, et al v. Star Gas, et al, Civil Action No. 04-1859 (filed on 11/3/2004), (5) Prokop vs. Star Gas, et al, Civil Action No. 04-1785 (filed on 10/22/2004), (6) Seigle v. Star Gas, et al, Civil Action No. 04-1803 (filed on 10/25/2004), (7) Strunk v. Star Gas, et al, Civil Action No. 04-1815 (filed on 10/27/2004), (8) Harriette S. & Charles L. Tabas Foundation vs. Star Gas, et al, Civil Action No. 04-1857 (filed on

11/3/2004), (9) Weiss v. Star Gas, et al, Civil Action No. 04-1807 (filed on 10/26/2004), (10) White v. Star Gas, et al, Civil Action No. 04-1837 (filed on 10/9/2004), (11) Wood vs. Star Gas et al, Civil Action No. 04-1856 (filed on 11/3/2004), (12) Yopp vs. Star Gas, et al, Civil Action No. 04-1865 (filed on 11/3/2004), (13) Kiser v. Star Gas, et al, Civil Action No. 04-1884 (filed on 11/9/2004), (14) Lederman v. Star Gas, et al, Civil Action No. 04-1873 (filed on 11/5/2004), (15) Dinkes v. Star Gas, et al, Civil Action No. 04-1979 (filed 11/22/2004) and (16) Gould v. Star Gas, et al, Civil Action No. 04-2133 (filed on 12/17/2004) (including the Carter Complaint, collectively referred to herein as the “Class Action Complaints”). The class actions have been consolidated into one action entitled In re Star Gas Securities Litigation, No 3:04cv1766 (JBA).

The class action plaintiffs generally allege that the Partnership violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10-b5 promulgated thereunder, by purportedly failing to disclose, among other things: (1) problems with the restructuring of Star Gas’s dispatch system and customer attrition related thereto; (2) that Star Gas’s heating oil segment’s business process improvement program was not generating the benefits allegedly claimed; (3) that Star Gas was struggling to maintain its profit margins in its heating oil segment; (4) that Star Gas’s fiscal 2004 second quarter profit margins were not representative of its ability to pass on heating oil price increases; and (5) that Star Gas was facing an inability to pay its debts and that, as a result, its credit rating and ability to obtain future financing was in jeopardy. The class action plaintiffs seek an unspecified amount of compensatory damages including interest against the defendants jointly and severally and an award of reasonable costs and expenses. On February 23, 2005, the Court consolidated the Class Action Complaints and heard argument on motions for the appointment of lead plaintiff. On April 8, 2005, the Court appointed the lead plaintiff. Pursuant to the Court’s order, the lead plaintiff filed a consolidated amended complaint on June 20, 2005 (the “Consolidated Amended Complaint”). The Consolidated Amended Complaint named: (a) Star Gas Partners, L.P.; (b) Star Gas LLC; (c) Irik Sevin; (d) Audrey Sevin; (e) Hanseatic Americas, Inc.; (f) Paul Biddelman; (g) Ami Trauber; (h) A.G. Edwards & Sons Inc.; (i) UBS Investment Bank; and (j) RBC Dain Rauscher Inc. as defendants. The Consolidated Amended Complaint added claims arising out of two registration statements and the same transactions under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 as well as certain allegations concerning the Partnership’s hedging practices. On September 23, 2005, defendants filed motions to dismiss the Consolidated Amended Complaint for failure to state a claim under the federal securities laws and failure to satisfy the applicable pleading requirements of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and the Federal Rules of Civil Procedure. Plaintiffs filed their response to defendants’ motions to dismiss on or about November 23, 2005 and defendants are scheduled to file their reply briefs on or about December 20, 2005. In the interim, discovery in the matter remains stayed pursuant to the mandatory stay provisions of the PSLRA. While no prediction may be made as to the outcome of litigation, we intend to defend against this class action vigorously.

In the event that the above action is decided adversely to us, it could have a material effect on our results of operations, financial condition and liquidity.

Our operations are subject to all operating hazards and risks normally incidental to handling, storing and transporting and otherwise providing for use by consumers of combustible liquids such as propane and home heating oil.

As a result, at any given time we are a defendant in various legal proceedings and litigation arising in the ordinary course of business. We maintain insurance policies with insurers in amounts and with coverages and deductibles we believe are reasonable and prudent. However, we cannot assure that this insurance will be adequate to protect us from all material expenses related to potential future claims for personal and property damage or that these levels of insurance will be available in the future at economical prices. In addition, the occurrence of an explosion may have an adverse effect on the public’s desire to use our products. In the opinion of management, except as described above we are not a party to any litigation, which individually or in the aggregate could reasonably be expected to have a material adverse effect on our results of operations, financial position or liquidity.

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

PART II

ITEM 5.    MARKET FOR REGISTRANT’S UNITS AND RELATED MATTERS

The common units, representing common limited partner interests in the Partnership, are listed and traded on the New York Stock Exchange, Inc. (“NYSE”) under the symbol “SGU”. The common units began trading on the NYSE on May 29, 1998. Previously, the common units had traded on the NASDAQ National Market under the symbol “SGASZ.”

The Partnership’s senior subordinated units began trading on the NYSE on March 29, 1999 under the symbol “SGH.” The senior subordinated units became eligible to receive distributions in February 2000, and the first distribution was made in August 2000. The following tables set forth the high and low closing price ranges for the common and senior subordinated units and the cash distribution declared on each unit for the fiscal 2004 and 2005 quarters indicated.

	SGU—Common Unit Price Range				Distributions Declared per Unit
	High		Low
	Fiscal Year 2004	Fiscal Year 2005	Fiscal Year 2004	Fiscal Year 2005	Fiscal Year 2004	Fiscal Year 2005
Quarter Ended
December 31,	$24.93	$22.23	$21.79	$4.32	$0.575	$—
March 31,	$25.59	$7.22	$22.85	$3.11	$0.575	$—
June 30,	$25.53	$4.11	$20.00	$1.94	$0.575	$—
September 30,	$24.25	$3.64	$20.54	$2.39	$0.575	$—

	SGH—Sr. Subordinated Unit Price Range				Distributions Declared per Unit
	High		Low
	Fiscal Year 2004	Fiscal Year 2005	Fiscal Year 2004	Fiscal Year 2005	Fiscal Year 2004	Fiscal Year 2005
Quarter Ended
December 31,	$21.60	$14.05	$20.01	$2.31	$0.575	$—
March 31,	$23.80	$4.42	$20.45	$2.05	$0.575	$—
June 30,	$23.90	$4.60	$18.75	$1.15	$0.575	$—
September 30,	$22.65	$3.35	$12.62	$2.12	$—	$—

As of September 30, 2005, there were approximately 599 holders of record of common units, and approximately 104 holders of record of senior subordinated units.

On October 18, 2004, we announced that we would not pay a distribution on our common units. We had previously announced the suspension of distributions on the senior subordinated units on July 29, 2004. We did not pay a distribution on any outstanding units in fiscal 2005. It is unlikely that regular distributions on the common units or senior subordinated units will be resumed in the foreseeable future. While we hope to position ourselves to pay some regular distribution on the common units in future years, of which there can be no assurance, it is considerable less likely that regular distributions will ever resume on the senior subordinated units because of their subordination terms. As of November 25, 2005 there are arrearages aggregating five minimum quarterly distributions on our common units amounting to approximately $92.5 million No distribution may be made on our senior subordinated notes until these arrearages have been paid. For more information on the relative rights and preferences of the senior subordinated units, see the Partnership’s Agreement of Limited Partnership, which is incorporated by reference in this Annual Report as described in Item 15. On December, 9, 2005, the closing price of SGU-common unit was $2.19 per unit and the closing price of SGH-senior subordinated unit was $2.15 per unit.

There is no established public trading market for the Partnership’s 345,364 Junior Subordinated Units and 325,729 general partner units.

In general, we had distributed to our partners, on a quarterly basis, all of our Available Cash in the manner described below. Available Cash is defined for any of the Partnership’s fiscal quarters, as all cash on hand at the end of that quarter, less the amount of cash reserves that are necessary or appropriate in the reasonable discretion of the general partner to (i) provide for the proper conduct of the business; (ii) comply with applicable law, any of its debt instruments or other agreements; (iii) provide funds for distributions to the common unitholders and the senior subordinated unitholders during the next four quarters. We did not pay a distribution on any outstanding units during fiscal 2005.

The general partner may not establish cash reserves for distributions to the senior subordinated units unless the general partner has determined that the establishment of reserves will not prevent it from distributing the minimum quarterly distribution on any common unit arrearages and for the next four quarters. The full definition of Available Cash is set forth in the Agreement of Limited Partnership of the Partnership. Information concerning restrictions on distributions required in this section is incorporated herein by reference to footnote 5 to the Partnership’s Consolidated Financial Statements, which begin on page F-1 of this Form 10-K.

The revolving credit facility and the indenture for the MLP Notes both impose certain restrictions on our ability to pay distributions to unitholders. It is unlikely that regular distributions on the common units or senior subordinated units will be resumed in the foreseeable future.

If the proposed recapitalization occurs, our Agreement of Limited Partnership will be amended to provide for no mandatory distributions until after September 30, 2008. See Item 1 “Recapitalization.”

Tax Matters

Star Gas Partners is a master limited partnership and thus not subject to federal income taxes. Instead, our unitholders are required to report for income tax purposes their allocable share of our income, gains, losses, deductions and credits, regardless of whether we make distributions. Accordingly, each common unitholder should consult its own tax advisor in analyzing the federal, state and local tax consequences applicable to their ownership or disposition of our units. Star Gas reports its tax information on a calendar year basis, while financial reporting is based on a fiscal year ending September 30.

ITEM 6.    SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The selected financial data as of September 30, 2004 and 2005, and for the years ended September 30, 2003, 2004 and 2005 is derived from the financial statements of the Partnership included elsewhere in this Report. The selected financial data as of September 30, 2001, 2002 and 2003 and for the fiscal years ended September 30, 2001 and 2002 is derived from financial statements of the Partnership not included elsewhere in this Report. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	Fiscal Years Ended September 30,
(in thousands, except per unit data)	2001(c)	2002(c)	2003	2004	2005
Statement of Operations Data:
Sales	$767,959	$790,378	$1,102,968	$1,105,091	$1,259,478
Costs and expenses:
Cost of sales	563,803	546,495	793,543	799,055	983,779
Delivery and branch expenses	142,968	174,030	217,244	232,985	231,581
Depreciation and amortization expenses	28,595	40,444	35,535	37,313	35,480
General and administrative expenses	19,374	17,745	39,763	19,937	43,418
Goodwill impairment charge	—	—	—	—	67,000

Operating income (loss)	13,219	11,664	16,883	15,801	(101,780)
Interest expense, net	(20,716)	(23,843)	(29,530)	(36,682)	(31,838)
Amortization of debt issuance costs	(506)	(1,197)	(2,038)	(3,480)	(2,540)
Gain (loss) on redemption of debt	—	—	212	—	(42,082)

Loss from continuing operations before income taxes	(8,003)	(13,376)	(14,473)	(24,361)	(178,240)
Income tax expense (benefit)	1,200	(1,700)	1,200	1,240	696

Loss from continuing operations	(9,203)	(11,676)	(15,673)	(25,601)	(178,936)
Income (loss) from discontinued operations, net of inc. taxes	2,488	507	19,786	20,276	(4,552)
Gain (loss) on sales of discontinued operations, net of inc. taxes	—	—	—	(538)	157,560
Cumulative effects of changes in accounting principles for discontinued operations:
Adoption of SFAS No. 133	(627)	—	—	—	—
Adoption of SFAS No. 142	—	—	(3,901)	—	—

Income (loss) before cumulative effects of changes in accounting principle for continuing operations	(7,342)	(11,169)	212	(5,863)	(25,928)
Cumulative effects of changes in accounting principle for adoption of SFAS No. 133	2,093	—	—	—	—

Net income (loss)	$(5,249)	$(11,169)	$212	$(5,863)	$(25,928)

Weighted average number of limited partner units:
Basic	22,439	28,790	32,659	35,205	35,821
Diluted	22,552	28,821	32,767	35,205	35,821

Per Unit Data:
Basic and diluted loss from continuing operations per unit(a)	$(0.40)	$(0.40)	$(0.48)	$(0.72)	$(4.95)
Basic and diluted net income (loss) per unit(a)	$(0.23)	$(0.38)	$0.01	$(0.16)	$(0.72)
Cash distribution declared per common unit	$2.30	$2.30	$2.30	$2.30	$—
Cash distribution declared per senior sub. unit	$1.98	$1.65	$1.65	$1.73	$—

Balance Sheet Data (end of period):
Current assets	$185,262	$222,201	$211,109	$234,171	$311,432
Total assets	$898,819	$943,766	$975,610	$960,976	$629,261
Long-term debt	$456,523	$396,733	$499,341	$503,668	$267,417
Partners’ Capital	$198,264	$232,264	$189,776	$169,771	$145,108

Summary Cash Flow Data:
Net Cash provided by (used in) operating activities	$38,078	$18,773	$15,365	$13,669	$(54,915)
Net Cash provided by (used in) investing activities	$(295,885)	$(12,381)	$(48,395)	$6,447	$467,431
Net Cash provided by (used in) financing activities	$263,355	$28,135	$48,049	$(19,874)	$(306,694)

Other Data:
Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA)(b)	$43,907	$52,108	$52,630	$53,114	$(108,382)
Heating oil segment’s retail gallons sold	427,168	457,749	567,024	551,612	487,300

(a)	Income (loss) from continuing operations per unit is computed by dividing the limited partners’ interest in income (loss) from continuing operations by the weighted average number of limited partner units outstanding. Net income (loss) per unit is computed by dividing the limited partners’ interest in net income (loss) by the weighted average number of limited partner units outstanding.
(b)	EBITDA from continuing operations should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations), but provides additional information for evaluating our ability to make the minimum quarterly distribution. The working capital facility and the senior secured notes, impose certain restrictions on our ability to pay distributions to unitholders. On October 18, 2004, we announced that we would not pay a distribution on the common units. We had previously announced the suspension of distributions on the senior subordinated units on July 29, 2004. We did not pay a distribution on any outstanding units in fiscal 2005. It is unlikely that regular distributions on the common units or senior subordinated units will be resumed in the foreseeable future. While we hope to position ourselves to pay some regular distribution on the common units in future years, of which there can be no assurance, it is considerably less likely that regular distributions will ever resume on the senior subordinated units because of their subordination terms. See Item 1 “Recapitalization.”

The definition of “EBITDA” set forth above may be different from that used by other companies. EBITDA from continuing operations is calculated for the fiscal years ended September 30 as follows:

(in thousands)	2001	2002	2003	2004	2005
Loss from continuing operations	$(9,203)	$(11,676)	$(15,673)	$(25,601)	$(178,936)
Cumulative effects of changes in accounting principle for adoption of SFAS No. 133 for continuing operations	2,093	—	—	—	—
Plus:
Income tax expense (benefit)	1,200	(1,700)	1,200	1,240	696
Amortization of debt issuance cost	506	1,197	2,038	3,480	2,540
Interest expense, net	20,716	23,843	29,530	36,682	31,838
Depreciation and amortization	28,595	40,444	35,535	37,313	35,480

EBITDA from continuing operations	$43,907	$52,108	$52,630	$53,114	$(108,382)

(c)	Our results for fiscal years ended September 30, 2001 and 2002 do not reflect the impact of the provisions of SFAS No. 142.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Statement Regarding Forward-Looking Disclosure

This Annual Report on Form 10-K includes “forward-looking statements” which represent our expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the recapitalization, the effect of weather conditions on our financial performance, the price and supply of home heating oil, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, our ability to obtain new accounts and retain existing accounts, our ability to effect strategic acquisitions or redeploy assets, the ultimate disposition of Excess Proceeds from the sale of the propane segment, the impact of litigation, the impact of the business process redesign project at the heating oil segment and our ability to address issues related to that project, our ability to contract for our future supply needs, natural gas conversions, future union relations and outcome of current union negotiations, the impact of future environmental, health, and safety regulations, customer credit worthiness, and marketing plans. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading “Risk Factors,” “Business Initiatives and Strategy,” and “Business Outlook Fiscal 2006.” Without limiting the foregoing the words “believe”, “anticipate,” “plan,” “expect,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”) are disclosed in this Annual Report on Form 10-K. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Report.

Overview

In analyzing our financial results, the following matters should be considered.

The following is a discussion of the historical condition and results of operations of the Partnership and its subsidiaries, and should be read in conjunction with the historical Financial and Operating Data and Notes thereto included elsewhere in this Report. We completed the sale of our TG&E segment in March 2004 and propane segment in December 2004. The following discussion reflects the historical results for the TG&E segment and propane segment as discontinued operations.

Our fiscal year ends on September 30. All references to quarters and years respectively in this document are to fiscal quarters and years unless otherwise noted. The seasonal nature of our business results in the sale of approximately 30% of our volume of home heating oil in the first fiscal quarter (October through December) and 45% of our volume in the second fiscal quarter (January through March) of each year, the peak heating season, because heating oil is primarily used for space heating in residential and commercial buildings. We generally realize net income in both of these quarters and net losses during the quarters ending June and September. In addition, sales volume typically fluctuates from year to year in response to variations in weather, wholesale energy prices and other factors. Gross profit is not only affected by weather patterns but also by changes in customer mix. For example, sales to our residential variable customers ordinarily generate higher margins than sales to our other customer groups, such as residential protected or commercial customers. In addition, our gross profit margins vary by geographic region. Accordingly, gross profit margins could vary significantly from year to year in a period of identical sales volumes.

Summary of Significant Events and Developments

•	Sale of propane segment

•	New Credit Facility

•	Unitholder suit

•	Goodwill Write-down

•	MLP Notes

•	Departure of Chairman and CEO

•	Home Heating Oil Price Volatility

•	Customer attrition

•	Operating expense /control

•	Recapitalization

Sale of propane segment

In December 2004 we completed the sale of our propane segment to Inergy for a cash purchase price of $481.3 million and recognized a gain of approximately $157 million from the sale after closing costs of approximately $14 million. $311 million of the proceeds from the sale were used to repurchase senior secured notes and first mortgage notes of the heating oil segment and propane segment, together with associated prepayment premiums, accrued interest and the amounts then outstanding under the propane segment’s working capital facility. Our propane segment represented approximately 24% and 20% of our total revenue in fiscal 2004 and 2003, respectively, and 64% of our operating income in each of fiscal 2004 and 2003. The historical results of the propane segment are reflected as discontinued operations in our consolidated financial statements.

New Credit Facility

On December 17, 2004 we executed a new $260 million revolving credit facility with a group of lenders led by J.P. Morgan Chase Bank, N.A. This new facility provides us the ability to borrow up to $260 million for working capital purposes (subject to certain borrowing base limitations and coverage ratios) and replaced the heating oil segment’s existing $235 million credit facility. Fees and expenses totaling approximately $8.0 million were incurred in connection with consummating the new facility. On November 3, 2005, the revolving credit facility was amended to increase the facility size by $50 million to $310 million for the peak winter months from December through March of each year. Obligations under the new revolving credit facility are secured by liens on substantially all of the assets of the Partnership, the heating oil segment and its subsidiaries.

Unitholder Suit

In October 2004, a purported class action lawsuit was filed against the Partnership and various subsidiaries and current and former officers and directors. Subsequently, 16 additional class action complaints alleging the same or substantially similar claims were filed in the same district court. The complaints generally allege that the Partnership violated sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended. The court has consolidated the class action complaints and appointed a lead plaintiff. On September 23, 2005 we filed motions to dismiss. Plaintiffs replied to these motions on November 23, 2005 and we expect to file our reply briefs on or about December 20, 2005. In the interim, discovery in the matter remains stayed. We intend to continue to defend against this purported class action lawsuit vigorously.

Goodwill Write-down

During the second quarter of fiscal 2005 we incurred a non-cash goodwill impairment charge of $67 million at the heating oil segment as a result of triggering events that occurred during the second quarter of 2005. These triggering events included a significant decline in our unit price and the determination that operating results for fiscal 2005 would be significantly lower than previously expected.

MLP Notes

In accordance with the terms of the indenture relating to the Partnership’s 10 1/4% Senior Notes (“MLP Notes”), we are permitted within 360 days of the sale, to apply the net proceeds (the “Net Proceeds”) of the sale of the propane segment either to reduce indebtedness (and reduce any related commitment) of the Partnership or of a restricted subsidiary, or to make an investment in assets or capital expenditures useful to the business of the Partnership or any of its subsidiaries as in effect on the issue date of the MLP Notes (the “Issue Date”) or any business related, ancillary or complementary to any of the businesses of the Partnership on the Issue Date (each a “Permitted Use” and collectively the “Permitted Uses”). To the extent any Net Proceeds that are not so applied exceed $10 million (“Excess Proceeds”), the indenture requires us to make an offer to all holders of MLP Notes to purchase for cash that number of MLP Notes that may be purchased with Excess Proceeds at a purchase price equal to 100% of the principal amount of the MLP Notes plus accrued and unpaid interest to the date of purchase. At September 30, 2005, the amount of Net Proceeds in excess of $10 million not yet applied toward a Permitted Use totaled $93.2 million. As of December 2, 2005 all Excess Proceeds were applied toward a Permitted Use. We understand, based on informal communications, that certain holders of MLP Notes may take the position that the use of Net Proceeds to invest in working capital assets is not a Permitted Use under the indenture. We disagree with this position and have communicated our disagreement with these noteholders. However, if our position is challenged and we are unsuccessful in defending our position, this would constitute an event of default under the indenture if declared either by the holders of 25% in principal amount of the senior notes or by the trustee. In such event, all amounts due under the senior notes would become immediately due and payable, which would have a material adverse effect on our ability to continue as a going concern. The report of our independent registered public accounting firm on our consolidated financial statements as of September 30, 2005 and 2004, and for the three years ended September 30, 2005, includes an explanatory paragraph with respect to the impact of this matter on our ability to continue as a going concern if this matter is resolved adversely to us. We have reached an agreement with the holders of 94% in aggregate principal amount of the senior notes to resolve this matter, which is subject to our completing the proposed recapitalization, of which there can be no assurance. See “Recapitalization” below.

Departure of Chairman and CEO

On March 7, 2005 (“the Termination Date”), Star Gas LLC and Mr. Irik P. Sevin entered into a letter agreement and general release (the “Agreement”). In accordance with the Agreement, Mr. Sevin resigned from employment as the Chairman and Chief Executive Officer and President of Star Gas LLC (and its subsidiaries) under the employment agreement between Mr. Sevin and Star Gas LLC dated as of September 30, 2001. In addition, under terms of the agreement Mr. Sevin transferred his member interests in Star Gas LLC to a voting trust of which Mr. Sevin is one of three trustees. Under the terms of the voting trust, those interests will be voted in accordance with the decision of a majority of the trustees. Pursuant to the Agreement, Mr. Sevin is entitled to an annual consulting fee totaling $395,000 for a period of five years following the Termination Date. In addition, the Agreement provides for Mr. Sevin to receive a retirement benefit equal to $350,000 per year for a 13 year period beginning with the month following the five year anniversary of the Termination Date. At March 31, 2005, we recorded a liability for $4.2 million, which represents the present value of the cost of the agreement.

Home Heating Oil Price Volatility

The wholesale price of heating oil, like any other market commodity, is generally set by the economic forces of supply and demand. Rapid global expansion is fueling an ever-increasing demand for oil. Home heating oil prices are closely linked to the price refiners pay for crude oil because crude oil is the principal cost component of home heating oil. Crude oil is bought and sold in the international marketplace and as such is subject to the economic forces of supply and demand worldwide. The United States imports more than 60% of the petroleum products it consumes. The wholesale cost of home heating oil as measured by the New York Mercantile Exchange (“Nymex”) at September 30, 2005, 2004 and 2003 was $2.06, $1.39 and $0.78, respectively

The current marketplace for petroleum products including home heating oil has been extremely volatile. In a volatile market even small changes in supply or demand can dramatically affect prices. The changes we have seen this past year and continue to experience have been significant. Heating oil prices are subject to price fluctuations if demand rises sharply because of excessively cold weather and/or disruptions at refineries and instability in key oil producing regions. Ultimately, increases in wholesale prices are, in most instances, borne by our customers. Because of these high prices we have experienced increased attrition in our customer base and a decrease in heating oil volume sold per customer (“conservation”). For fiscal 2005, over 75% of our revenue is attributable to the retail sale and delivery of home heating oil. About half of our retail sales of home heating oil are to customers who agree to pay a fixed or maximum price per gallon for each delivery over the next twelve months (protected price customers). The remaining retail sales are to customers that pay a variable price based principally on the daily spot price plus our profit margin.

We mitigate our exposure to our price protected customers in a volatile market by hedging our fixed and maximum price sales through the purchase of exchange traded options and futures, and over the counter options and swaps, and we mitigate our exposure to variable priced customers, in most instances, by passing through higher home heating oil costs directly to such customers.

Customer attrition

Net customer attrition is the difference between gross customer losses and customers added through marketing efforts. Customers added through acquisitions are not included in the calculation of net customer attrition. The gain of a new customer does not fully compensate for the loss of an existing customer during the first year because of the expenses that must be incurred to acquire a new customer and the higher attrition rate associated with new customers. Gross customer losses are the result of a number of factors, including price competition, move-outs, and service issues. When a customer moves out of an existing home we count the “move out” as a loss and if we are successful in signing up the new homeowner, the “move in” is treated as a gain.

Gross customer gains and gross customer losses for fiscal 2003, 2004 and 2005 is found below:

	Fiscal Year Ended
Description	2003	2004	2005
Gross Customer Gains	71,800	67,400	63,800
Gross Customer Losses	(78,800)	(100,500)	(98,900)

Net Customer Loss	(7,000)	(33,100)	(35,100)

Net customer attrition as a percent of the home heating oil customer base for fiscal 2003, 2004, and 2005 is found below:

	Fiscal Year Ended
Description	2003	2004	2005
Gross Customer Gains	14.9%	13.1%	12.9%
Gross Customer Losses	(16.4)%	(19.5)%	(20.0)%

Net Customer Attrition	(1.5)%	(6.4)%	(7.1)%

Net home heating oil customers accounts added (lost) for fiscal 2003, 2004, and 2005 by quarter is as follows:

Quarter Ended	Fiscal 2003	Fiscal 2004	Fiscal 2005
December 31	3,500	(3,300)	(2,000)
March 31	(3,700)	(8,600)	(9,900)
June 30	(5,900)	(10,300)	(7,400)
September 30	(900)	(10,900)	(15,800)

TOTAL	(7,000)	(33,100)	(35,100)

We experienced net customer attrition of 7.1% in fiscal 2005. This compares to net attrition of 6.4% and 1.5% in fiscal 2004 and 2003, respectively. This increase in net customer attrition for both fiscal 2004 and 2005 can be attributed to: (i) a combination of the effect of our premium service/premium price strategy during a volatile period when customer price sensitivity increased due to high energy prices; (ii) our decision in fiscal 2005 to maintain reasonable profit margins going forward in spite of competitors’ aggressive pricing tactics; (iii) the lag effect of customer attrition related to service and delivery problems experienced in prior fiscal years; (iv) continued customer dissatisfaction with the centralization of customer care; and (v) tightened customer credit standards.

If wholesale prices remain high, we believe the risk of customer losses due to credit problems, especially for commercial customers, may increase and bad debt expense will also increase. We have continued to experience net customer attrition during fiscal 2006. For the period from October 1 to November 30, 2005 we lost 4,315 accounts (net) or 0.9% of our home heating oil customer base as compared to the period from October 1 to November 30, 2004 in which we gained 530 accounts (net) or 0.1% of our customer base.

For fiscal 2005, we lost approximately 35,100 accounts (net) or 2,000 more than the 33,100 accounts (net) lost in fiscal 2004. This increased loss of 2,000 accounts is largely due to the factors described above as well as losses of fixed price accounts that were renewed at a low fixed price in the summer and fall of 2004, as the heating oil segment, in an attempt to retain customers, did not raise prices sufficiently to offset the increase in the cost of home heating oil and which chose not to renew at higher prices in fiscal 2005. During the three months ended September 30, 2005, we lost 15,800 accounts (net) or 3.2% of our home heating oil customer base, as compared to the three months ended September 30, 2004 in which we lost 10,900 accounts (net) or 2.1% of its home heating oil customer base. This increased loss of 4,900 accounts is largely due to losses attributable to accounts that were renewed at a low fixed price in the summer and fall of 2004 and who chose not to renew at higher prices in fiscal 2005. We cannot predict whether this trend will continue. Over the past several months, we have modified our marketing plan and are seeking to increase the home heating oil product margins realized on new accounts as well as some of our less profitable accounts. We anticipate that while this program could improve net income and lower marketing expenses, fewer new accounts will likely be added which will result in higher net customer attrition in the near term.

Prior to the fiscal 2004 winter heating season, we attempted to develop a competitive advantage in customer service through a business process redesign project and, as part of that effort, centralized our heating equipment service and oil dispatch functions and engaged a centralized customer care center to fulfill our telephone requirements for a majority of our home heating oil customers. We experienced difficulties in advancing this initiative during fiscal 2004, which adversely impacted the customer base and our costs. The savings from this initiative were less than expected and the costs to operate under the centralized format were greater than originally estimated.

The 6.4% net customer attrition rate in fiscal 2004 was higher than the rate experienced in fiscal 2003 and higher than in the preceding several years. For fiscal 2003, before the full implementation of the business process and redesign project and before the increase in the wholesale price of home heating oil, we experienced annual net customer attrition of 1.5%.

We believe we have identified the problems associated with our centralization efforts and have addressed these issues by structuring the customer call center (that we sometimes refer to in this Annual Report as the customer care center) into work groups that parallel Petro’s district structure, adding customer retention specialists at the district level, answering a portion of customer calls in two districts, providing continuous in-house training at the customer care center, and establishing a general manager of customer retention. The general manager of customer retention reports directly to the President. Despite these efforts, we continued to experience high net attrition rates in 2005, and we expect that high net attrition rates may continue through fiscal 2006 and perhaps beyond. Even to the extent that the rate of attrition may be halted, the current reduced customer base will adversely impact net income in the future.

The quantitative factors we use to measure the effectiveness of the customer care center and field operations—such as customer satisfaction scores, telephone waiting times and abandonment rates at the customer care center, oil delivery run-outs and heating equipment repair and maintenance response times—have improved meaningfully during fiscal 2005, as compared to the same periods in fiscal 2004 and fiscal 2003.

Operating expense/control

We have implemented a series of cost reduction initiatives in fiscal 2005 including facility consolidations, the reduction of non-essential personnel and the reduction and re-evaluation of certain marketing programs. We believe this will be an ongoing process over the next several months as we continue to review our operating expenses. We believe that operating expenses have been reduced by approximately $10.0 million at the heating oil segment and by approximately $1.3 million at the partners’ level. A portion of these expense reductions were realized during fiscal 2005 and the remainder are expected to be realized in fiscal 2006. In addition, a wage freeze has been implemented for senior management in fiscal 2006.

We renewed our officers’ and directors’ insurance for the policy year beginning April 2005. The annual premium is $2.7 million and represents an increase of $2.2 million over the prior year’s policy.

Recapitalization

On December 2, 2005 the board of directors of Star Gas LLC approved a strategic recapitalization of Star Gas Partners that, if approved by unitholders and completed, would result in a reduction in the outstanding amount of our 10 1/4% Senior Notes due 2013 ( “Senior Notes”), of between approximately $87 million and $100 million.

The recapitalization includes a commitment by Kestrel Energy Partners, LLC (or “Kestrel”) and its affiliates to purchase $15 million of new equity capital and provide a standby commitment in a $35 million rights offering to our common unitholders, at a price of $2.00 per common unit. We would utilize the $50 million in new equity financing, together with an additional $10 million to $23.1 million from operations, to repurchase at least $60 million in face amount of our Senior Notes and, at our option, up to approximately $73.1 million of Senior Notes. In addition, certain noteholders have agreed to convert approximately $26.9 million in face amount of Senior Notes into newly issued common units at a conversion price of $2.00 per unit in connection with the closing of the recapitalization.

We have entered into agreements with the holders of approximately 94% in principal amount of our Senior Notes which provide that: the noteholders commit to, and will, tender their Senior Notes at par (i) for a pro rata portion of $60 million or, at our option, up to approximately $73.1 million in cash, (ii) in exchange for approximately 13,434,000 new common units at a conversion price of $2.00 per unit (which new units would be acquired by exchanging approximately $26.9 million in face amount of Senior Notes) and (iii) in exchange for new notes representing the remaining face amount of the tendered notes. The principle terms of the new senior notes, such as the term and interest rate are the same as the Senior Notes. The closing of the tender offer is conditioned upon the closing of the transactions under the Kestrel unit purchase agreement, which is discussed below. Upon closing the transaction we will incur a gain or loss on the exchange of Senior Notes for common units based on the difference between the $2.00 per unit conversion price and the fair value per unit represented by the per unit price in the open market on the conversion date.

Subject to and until the transaction closing, the noteholders have agreed not to accelerate indebtedness due under the senior notes or initiate any litigation or proceeding with respect to the Senior Notes. The noteholders have further agreed to: waive any default under the indenture; not to tender the Senior Notes in the change of control offer which will be required to be made following the closing of the transactions under the unit purchase agreement with Kestrel; and to consent to certain amendments to the existing indenture. The agreement with the noteholders further provides for the termination of its provisions in the event that the Kestrel unit purchase agreement is no longer in effect. The understandings and agreements contemplated by these transactions will terminate if the transaction does not close prior to April 30, 2006.

We believe the proposed recapitalization would substantially strengthen our balance sheet and thereby assist us in meeting our liquidity and capital requirements, which we believe would improve our future financial performance and as a result enhance unitholder value. In addition to enhancing unitholder value, we believe we will be able to operate more efficiently going forward with less long-term debt.

As part of the recapitalization transaction, we have entered into a definitive unit purchase agreement with Kestrel and its affiliates, which provides for, among other things: the receipt by us of $50 million in new equity financing through the issuance to Kestrel’s affiliates of 7,500,000 common units at $2.00 per unit for an aggregate of $15 million and the issuance of an additional 17,500,000 common units in a rights offering to our common unitholders at an exercise price of $2.00 per unit for an aggregate of $35 million. The rights will be non-transferable, and an affiliate of Kestrel has agreed to buy any common units not subscribed for in the rights offering. Under the terms of the unit purchase agreement, Kestrel Heat, LLC, or Kestrel Heat, a wholly owned subsidiary of Kestrel, will become our new general partner and Star Gas LLC, our current general partner, will receive no consideration for its removal as general partner.

In addition, the unit purchase agreement provides for the adoption of a second amended and restated agreement of limited partnership that will, among other matters:

•	provide for the mandatory conversion of each outstanding senior subordinated unit and junior subordinated unit into one common unit;

•	change the minimum quarterly distribution to the common units from $0.575 per quarter, or $2.30 per year, to $0.0675 per unit, or $0.27 per year, which shall commence accruing October 1, 2008; and, eliminate all previously accrued cumulative distribution arrearages which aggregated $92.5 million at November 30, 2005;

•	suspend all distributions of available cash by us through the fiscal quarter ending September 30, 2008;

•	reallocate the incentive distribution rights so that, commencing October 1, 2008, the new general partner units in the aggregate will be entitled to receive 10% of the available cash distributed once $.0675 per quarter, or $0.27 per year, has been distributed to common units and general partner units and 20% of the available cash distributed in excess of $0.1125 per quarter, or $.45 per year, provided there are no arrearages in minimum quarterly distributions at the time of such distribution (under our current partnership agreement if quarterly distributions of available cash exceed certain target levels, the senior subordinated units, junior subordinated units and general partner units would receive an increased percentage of distributions, resulting in their receiving a greater amount on a per unit basis than the common units).

The recapitalization is subject to certain closing conditions including, the approval of our unitholders, approval of the lenders under our revolving credit facility, and the successful completion of the tender offer for our Senior Notes.

As a result of the challenging financial and operating conditions that we have experienced since fiscal 2004, we have not been able to generate sufficient available cash from operations to pay the minimum quarterly distribution of $0.575 per unit on our partnership securities. These conditions led to the suspension of distributions on our senior subordinated units, junior subordinated units and general partner units on July 29, 2004 and to the suspension of distributions on the common units on October 18, 2004.

We believe that the proposed amendments to our partnership agreement will simplify our capital structure, provide internally generated funds for future investment and align the minimum quarterly distribution more closely with the levels of available cash from operations that we expect to generate in the future.

Kestrel is a private equity investment firm formed by Yorktown Energy Partners VI, L.P., Paul A. Vermylen, Jr. and other investors. Yorktown Energy Partners VI, L.P. is a New York-based private equity investment partnership, which makes investments in companies engaged in the energy industry. Yorktown affiliates and Mr. Vermylen were investors in Meenan Oil Co. L.P. from 1983 to 2001, during which time Mr. Vermylen served as President of Meenan. Meenan was sold to us in 2001.

It is possible that the units purchased as part of the recapitalization transaction or units purchased by one or more than one 5% unitholder would trigger an IRC Section 382 limitation relating to certain net operating loss carryforwards. An ownership change occurs for purposes of Section 382 when there is a direct or indirect sale or exchange of more than 50% by one or more than one 5% shareholders. If an ownership change has occurred in accordance with Section 382, future limitations in the utilization of net operating losses could be significant. It is possible that the Partnership’s subsidiary, Star/Petro, Inc., will not be able to use any of its currently existing net income tax loss carry forwards in the future.

Business Outlook Fiscal 2006

We expect our business to continue to be affected by the following key trends. Our expectations are based on assumptions made by us, and information currently available to us. To the extent our underlying assumptions about or interpretations of available information prove to be incorrect, our actual results may vary materially from our estimated results.

We face numerous challenges in fiscal 2006. In particular, it will be difficult to stem the high attrition rates and continued customer conservation that we are currently experiencing, primarily as a result of a volatile and consistently high heating oil commodity market.

Based on our outlook we expect increased global demand for oil and gas in fiscal 2006, particularly as a result of emerging energy consumers such as China and India. This resultant increase in demand may support relatively high heating oil commodity prices.

We believe that our efforts to decentralize a portion of our current service operations by redirecting a portion of our customer calls and empowering our local branches will provide benefits in stemming attrition rates in 2006. In addition, we believe our cost control programs coupled with our increasing discipline in hedging rising commodity price risk for our customer price protected contracts and continued philosophy of maintaining reasonable margins in spite of competitors’ aggressive price tactics should mitigate some of the negative impact associated with the continued high heating oil prices in fiscal 2006. As a result we anticipate that our per-gallon margin may improve over our margins earned in fiscal 2005.

We believe the proposed recapitalization, as described above, if approved by our unitholders and completed, will substantially strengthen our balance sheet and thereby assist us in meeting our liquidity and capital requirements, which we believe will improve our future financial performance and as a result enhance unitholder value. In addition to enhancing unitholder value, we believe we will be able to operate more efficiently going forward with less long-term debt.

In the latter part of fiscal 2006, we intend to pursue asset acquisitions, to the extent permitted in our credit facility, in demographic areas that will enable us to realize margins we consider reasonable in the face of aggressive localized price competition as one way to replace volume lost through attrition. In addition, we may dispose of operations in markets where we are not able to effectively employ our strategy of maintaining reasonable margins. We anticipate using this cash flow, in part, to the extent permitted under our credit facility and MLP Notes, to fund anticipated acquisitions.

Fiscal Year Ended September 30, 2005 (Fiscal 2005)

Compared to Fiscal Year Ended September 30, 2004 (Fiscal 2004)

Statements of Operations by Segment

	Fiscal 2004(1)			Fiscal 2005(1)
(in thousands)	Heating Oil	Partners & Others	Consol.	Heating Oil	Partners & Others	Consol.
Statements of Operations
Sales:
Product	$921,443	$—	$921,443	$1,071,270	$—	$1,071,270
Installations and service	183,648	—	183,648	188,208	—	188,208

Total sales	1,105,091	—	1,105,091	1,259,478	—	1,259,478
Cost and expenses:
Cost of product	594,153	—	594,153	786,349	—	786,349
Cost of installations and service	204,902		204,902	197,430	—	197,430
Delivery and branch expenses	232,985	—	232,985	231,581	—	231,581
Depreciation & amortization expenses	37,313	—	37,313	35,480	—	35,480
General and administrative	16,535	3,402	19,937	17,376	26,042	43,418
Goodwill impairment charge	—	—	—	67,000	—	67,000

Operating income (loss)	19,203	(3,402)	15,801	(75,738)	(26,042)	(101,780)
Net interest expense	28,038	8,644	36,682	21,780	10,058	31,838
Amortization of debt issuance costs	2,750	730	3,480	1,718	822	2,540
Loss on redemption of debt	—	—	—	24,192	17,890	42,082

Loss from continuing operations before income taxes	(11,585)	(12,776)	(24,361)	(123,428)	(54,812)	(178,240)
Income tax expense (benefit)	1,240	—	1,240	1,756	(1,060)	696

Loss from continuing operations	(12,825)	(12,776)	(25,601)	(125,184)	(53,752)	(178,936)
Income (loss) from discontinued operations	—	20,276	20,276	—	(4,552)	(4,552)
Gain (loss) on sale of segments, net of taxes	—	(538)	(538)	—	157,560	157,560

Net income (loss)	$(12,825)	$6,962	$(5,863)	$(125,184)	$99,256	$(25,928)

(1)	We completed the sale of our TG&E segment during March 2004 and our propane segment as of November 2004.

Volume

For fiscal 2005, retail volume of home heating oil decreased 64.3 million gallons, or 11.7%, to 487.3 million gallons, as compared to 551.6 million gallons for fiscal 2004. Volume of other petroleum products declined by 7.6 million gallons, or 9.3%, to 73.5 million gallons for fiscal 2005, as compared to 81.1 million gallons for fiscal

2004. An analysis of the change in retail volume of home heating oil, which is based on management’s estimates, sampling, and other mathematical calculations (as actual customer consumption patters cannot be precisely determined) is found below:

(in millions of gallons)	Heating Oil Segment
Volume—Fiscal 2004	551.6
Impact of colder temperatures	4.2
Impact of acquisitions	3.2
Net customer attrition	(39.0)
Conservation	(24.5)
Delivery scheduling	(6.0)
Other	(2.2)

Change	(64.3)

Volume—Fiscal 2005	487.3

We believe that the 64.3 million gallon decline in home heating oil volume was due to net customer attrition, which occurred during fiscal 2004 and fiscal 2005, conservation, delivery scheduling, and other factors partially offset by acquisitions. Total degree days in the heating oil segment’s geographic areas of operations were approximately 0.9% greater in fiscal 2005 than in fiscal 2004 and approximately 0.5% greater than normal, as reported by the National Oceanic Atmospheric Administration (“NOAA”). Due to the significant increase in the price per gallon of home heating oil during the year, we believe that customers are using less home heating oil given similar temperatures. Indications based on internal studies suggest that our customers have reduced their consumption by approximately 4.4%. We cannot determine if conservation is a permanent or temporary phenomenon. In addition, we estimate that during fiscal 2005, home heating oil volume was reduced by 6.0 million gallons due to a delivery scheduling variance. We believe that home heating oil volume sold in fiscal 2006 may be substantially less than in fiscal 2005 due to customer attrition, conservation and other factors such as warmer temperatures.

Product Sales

For fiscal 2005, product sales increased $149.8 million, or 16.3%, to $1.071 billion, as compared to $921.4 million for fiscal 2004, as increases in selling prices more than offset a decline in product sales due to lower volume sold. Selling prices during fiscal 2005 were higher due to the increase in wholesale supply costs. Average wholesale supply costs were $1.40 per gallon for fiscal 2005, as compared to $0.94 per gallon for fiscal 2004. The weighted average selling price per gallon was $1.91 per gallon in fiscal 2005 compared to $1.46 in fiscal 2004.

Installation, Service and Other Sales

For fiscal 2005, installation, service and other sales increased $4.6 million, or 2.5%, to $188.2 million compared to $183.6 million in fiscal 2004, as a decline in installation and other sales of $2.8 million was offset by an increase in service revenues of $7.4 million. Over the last several years, the heating oil segment has taken proactive measures, such as modifying service plans and billing strategies, in order to maximize service revenue.

Cost of Product

For fiscal 2005, cost of product increased $192.2 million, or 32.3%, to $786.3 million, compared to $594.2 million for fiscal 2004. This is the result of an increase in the heating oil segment’s average wholesale product cost of $0.46 per gallon, or 49%, to an average of $1.40 per gallon for fiscal 2005, from an average of $0.94 per gallon for fiscal 2004. In an effort to reduce net customer attrition, we delayed increasing our selling price to certain customers whose price plan agreements expired during the July to September 2004 time period. This decision negatively impacted gross profit by an estimated $2.8 million in fiscal 2005, primarily during the first quarter of fiscal 2005.

During fiscal 2005, product cost was adversely impacted by $3.4 million due to a delay in hedging the price of product for certain residential protected price customers due to cash constraints under our previous credit agreement. Cost of product was also adversely impacted by $1.6 million associated with not hedging the price of product for certain residential price protected customers that were incorrectly coded as variable customers. This coding error was corrected in December 2004. Home heating oil per gallon margins for the year ended September 30, 2005 declined by 1.3 cents per gallon, compared to fiscal 2004 due to an increase in the percentage of volume sold to lower margin residential price protected customers, the delay in increasing the selling price to customers whose price plans expired during the July to September 2004 time period and the aforementioned hedging issues concerning price protected customers. Gross profit from product sales decreased $38.2 million in fiscal 2005 due to the margins associated with lower sales volume and $4.2 million due to lower per gallon margins (which includes $2.8 million delay in price increases previously described) for the volume sold in fiscal 2005 compared to fiscal 2004.

Our customer base is comprised of three types of customers, residential variable, residential protected price and commercial/industrial. The selling price for a residential variable customer generally has the highest per gallon gross profit margin. In an effort to retain existing customers and attract new customers, we have offered and currently are offering discounts that negatively impact the average per gallon gross profit margins. Currently, these discounts are being offered to residential variable and price protected customers. Over time, we will try to reduce these discounts and increase the per gallon gross profit margin. If we are not successful in reducing these discounts, per gallon gross profit margins may further decline. Due to the greater price sensitivity of residential protected price customers, the per gallon margins realized from that customer segment generally are less than variable priced residential customers. Commercial/industrial customers are characterized as large volume users and contribute the lowest per gallon margin.

The percentage of home heating oil volume sold to residential protected price customers increased to approximately 48% of total home heating oil volume sales during fiscal 2005, as compared to 43% for fiscal 2004. Accordingly, the percentage of home heating oil volume sold to residential variable customers decreased to approximately 36% for fiscal 2005, as compared to 40% for fiscal 2004. During fiscal 2005, sales to commercial/industrial customers represented approximately 16% of total home heating oil volume sales, unchanged from fiscal 2004. Rising energy costs have increased consumer interest in price protection. If wholesale supply costs remain volatile and/or at historically high levels, per gallon profit margins and results could continue to be adversely impacted.

Cost of Installations and Service

For fiscal 2005, cost of installations and service decreased $7.5 million, or 3.6%, to $197.4 million, as compared to $204.9 million for fiscal 2004. This reduction was due to a lower level of variable installation costs of $2.0 million attributable to the lower level of installation sales and a $5.5 million decline in service expenses. Service expenses decreased due to a contraction in costs resulting from servicing a smaller customer base, warmer temperatures during the peak heating season, which reduced the frequency of service calls, and an improvement in the scheduling of preventative maintenance service calls which lowered overtime hours. The loss realized from service (including installations) improved by $12.1 million from a $21.3 million loss for fiscal 2004 to a $9.2 million loss for fiscal 2005. When measured on a per gallon of home heating oil sold basis, the loss from service improved by 2.0 cents per gallon from 3.9 cents per gallon for fiscal 2004 to 1.9 cents for fiscal 2005.

Delivery and Branch Expenses

For fiscal 2005, delivery and branch expenses decreased $1.4 million or 0.6% to $231.6 million compared to $233.0 million of expenses incurred in fiscal 2004. Bad debt expense, credit card processing fees and collection expenses all increased, primarily due to the increase in product sales dollars. Delivery costs were also higher due to the rise in vehicle fuel costs. In total, delivery and branch expenses increased by $4.9 million due to the increase in bad debt expense, credit card processing fees, collection expenses, and fuel costs. Delivery and branch expenses also increased by approximately $5.9 million due to wage and benefit increases. These delivery and branch expense increases were offset by a reduction in operating costs due to the variable nature of certain delivery and operating expenses such as direct delivery expense, which decreased with lower volume. On a cents per gallon basis, operating costs increased 5.3 cents per gallon, or 12.6%, from 42.2 cents per gallon for fiscal 2004 to 47.5 cents per gallon for fiscal 2005. The 5.3 cent per gallon increase was due to higher bad debt and collection expenses, wage and benefit increases, and the inability to reduce certain fixed expenses commensurate with a reduction in home heating oil volume of 11.7%.

Depreciation and Amortization

For fiscal 2005, depreciation and amortization expenses declined by $1.8 million, or 4.9%, to $35.5 million, as compared to $37.3 million for fiscal 2004 as certain assets, which were not replaced, became fully depreciated.

General and Administrative Expenses

During fiscal 2005, general and administrative expenses increased by $23.5 million, or 117.8%, to $43.4 million, compared to $19.9 million for fiscal 2004. At the partners’ level, general and administrative expenses increased $22.6 million from $3.4 million in fiscal 2004 to $26.0 million in fiscal 2005 due to $7.5 million in bridge financing fees, $4.4 million of legal expenses incurred relating to defending several purported class action lawsuits, legal and professional fees associated with exploring several refinancing alternatives, legal expense attributable to inquiries from regulatory agencies, an increase in officers and directors insurance of $1.1 million, $4.1 million in expenses for compliance with Sarbanes-Oxley, $3.8 million in expense relating to separation agreements entered into with the former Chief Executive Officer, Chief Financial Officer, and Chief Marketing Officer of the Partnership, and $1.7 million higher compensation expense associated with unit appreciation rights. (In fiscal 2004 and fiscal 2005, the decline in the unit price for senior subordinated units resulted in reversing previously recorded expenses of $3.9 million and $2.2 million, respectively.) The separation agreement with Irik Sevin, the former CEO ($3.1 million), was fully accrued during fiscal 2005 and will be paid over an extended period of time. At the heating oil segment, general and administrative expenses increased by $0.8 million, or 5.1%, to $17.4 million for the fiscal 2005, compared to $16.5 million for fiscal 2004. This increase was due primarily to $3.4 million of expenses and fees associated with certain bank amendments and waivers on our previous credit facility obtained during the first fiscal quarter of 2005, offset in part by lower business process improvement expenses of $1.4 million and a reduction in compensation and benefit expense of $1.2 million.

Goodwill Impairment Charge

During the second quarter of fiscal 2005, a number of events occurred that indicated a possible impairment of goodwill might exist. These events included our determination in February 2005 of significantly lower than expected operating results for fiscal 2005 and a significant decline in the Partnership’s unit price. As a result of these triggering events and circumstances, we completed an interim SFAS No. 142 impairment review with the assistance of a third party valuation firm as of February 28, 2005. This review resulted in a non-cash goodwill impairment charge of approximately $67.0 million, which reduced the carrying amount of goodwill of the heating oil segment.

Operating Income (Loss)

For fiscal 2005, operating income decreased $117.6 million to a loss of $101.8 million, compared to $15.8 million in operating income for fiscal 2004. The decrease in our operating income in fiscal 2005 is the result of a

$67.0 million non-cash goodwill impairment charge, as described above, lower margin from the sale of petroleum products of $42.4 million, increases in general and administrative expense totaling $23.5 million offset in part by an increase in service profitability of $12.1 million, decreases in branch and delivery expenses of $1.4 million and depreciation and amortization of $1.8 million.

Interest Expense

During fiscal 2005, interest expense decreased $3.9 million, or 9.8%, to $36.2 million, compared to $40.1 million for fiscal 2004. This change was due to the impact of lower average debt outstanding offset by an increase in our weighted average interest rate during fiscal 2005. Total debt outstanding declined because a portion of the proceeds from the propane sale, were used in part to repay debt at the heating oil segment. Average working capital borrowings were higher in fiscal 2005 due principally to the increase in wholesale product cost.

Interest Income

During fiscal 2005, interest income increased by $0.9 million, or 27.3%, to $4.3 million, compared to $3.4 million for fiscal 2004 due principally to higher average invested cash balances.

Amortization of Debt Issuance Costs

For fiscal 2005, amortization of debt issuance costs decreased $0.9 million, or 27.0%, to $2.5 million, compared to $3.5 million for fiscal 2004.

Loss on Redemption of Debt

During the first quarter of fiscal 2005, we recorded a loss of $42.1 million on the early redemption of certain notes at the heating oil and propane segments. The loss consisted of cash premiums paid of $37.0 million for early redemption, the write-off of previously capitalized net deferred financing costs of $6.1 million and legal expenses of $0.7 million, reduced in part by the realization of the unamortized portion of a $1.7 million basis adjustment to the carrying value of long-term debt.

Income Tax Expense (Benefit)

Income tax expense for fiscal 2005 was approximately $0.7 million compared to $1.2 million in fiscal 2004. The decrease of approximately $0.5 million is the result of increases in state capital taxes of $0.5 million in fiscal 2005 which is more than offset by $1.0 million in tax benefits that were fully utilized against taxes associated with the gain on the sale of the propane segment.

Income (Loss) From Continuing Operations

For fiscal 2005 the loss from continuing operations increased $153.3 million to a loss of $178.9 million, compared to a loss of $25.6 million for fiscal 2004, as the decline in operating income of $117.6 million and the loss on the redemption of debt of $42.1 million were reduced by lower interest expense of $3.9 million, higher interest income of $0.9 million, lower amortization of debt issuance costs of $0.9 million and a decrease in income tax expense of $0.5 million.

Income (Loss) From Discontinued Operations

For fiscal 2005, income from discontinued operations decreased $24.8 million. Income from the discontinued propane segment, which was sold on December 17, 2004, generated $19.4 million in net income for fiscal 2004 and a net loss of $4.6 million for fiscal 2005. The discontinued TG&E segment was sold on March 31, 2004 and generated net income of $0.9 million for fiscal 2004.

Gain on Sales of Discontinued Operations

During fiscal 2005, the purchase price for the TG&E segment was finalized and a positive adjustment of $0.8 million was recorded. In addition, during fiscal 2005, we recorded a gain on the sale of the propane segment totaling approximately $156.8 million, which is net of income taxes of $1.3 million.

Net loss

For fiscal 2005, the net loss increased $20.0 million to a net loss of $25.9 million, compared to a net loss of $5.9 million incurred in fiscal 2004, as the decline in operating income (loss) from continuing operations of $153.3 million, and the reduction in income from discontinued operations of $24.8 million was partially offset by the gain on the sale of the propane segment and TG&E segment of $157.6 million.

Earnings From Continuing Operations Before Interest, Taxes, Depreciation and Amortization (EBITDA)

For fiscal 2005, EBITDA decreased $161.5 million to an EBIDTA loss of $108.4 million, as compared to $53.1 million in EBITDA for fiscal 2004. This decrease was due to a non-cash goodwill impairment charge of $67.0 million, the recording of a $42.1 million loss on the redemption of debt, a reduction in gross profit of $42.4 million due to lower sales volume resulting from net customer attrition, conservation and lower gross profit margins from product sales, bridge facility fees, bank amendment fees, and legal fees totaling $15.3 million, $3.8 million in compensation expense relating to severance agreements with former executives, and $4.1 million for compliance with Sarbanes-Oxley, offset in part by a $12.1 million increase in service profitability and lower branch expenses and business process improvement costs. EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations), but provides additional information for evaluating our ability to make the minimum quarterly distribution. EBITDA is calculated for the fiscal years ended September 30 as follows:

	Fiscal Year Ended September 30,
(in thousands)	2004	2005
Loss from continuing operations	$(25,601)	$(178,936)
Plus:
Income tax expense	1,240	696
Amortization of debt issuance costs	3,480	2,540
Interest expense, net	36,682	31,838
Depreciation and amortization	37,313	35,480

EBITDA	53,114	(108,382)

Add/(subtract)
Income tax expense	(1,240)	(696)
Interest expense, net	(36,682)	(31,838)
Unit compensation expense (income)	(4,382)	(2,185)
Provision for losses on accounts receivable	7,646	9,817
Gain on sales of fixed assets, net	(281)	(43)
Goodwill impairment charge	—	67,000
Loss on redemption of debt	—	42,082
Loss on derivative instruments, net	1,673	2,144
Change in operating assets and liabilities	(6,179)	(32,814)

Net cash provided by (used in) operating activities	$13,669	$(54,915)

Fiscal Year Ended September 30, 2004 (Fiscal 2004)

Compared to Fiscal Year Ended September 30, 2003 (Fiscal 2003)

Statements of Operations by Segment

	Fiscal 2003(1)			Fiscal 2004(1)
(in thousands)	Heating Oil	Partners & Others	Consol.	Heating Oil	Partners & Others	Consol.
Statements of Operations
Sales:
Product	$934,967	$—	$934,967	$921,443	$—	$921,443
Installations and service	168,001	—	168,001	183,648	—	183,648

Total sales	1,102,968	—	1,102,968	1,105,091	—	1,105,091
Cost and expenses:
Cost of product	598,397	—	598,397	594,153	—	594,153
Cost of installations and service	195,146	—	195,146	204,902	—	204,902
Delivery and branch expenses	217,244	—	217,244	232,985	—	232,985
Depreciation & amortization expenses	35,535	—	35,535	37,313	—	37,313
General and administrative	22,356	17,407	39,763	16,535	3,402	19,937

Operating income (loss)	34,290	(17,407)	16,883	19,203	(3,402)	15,801
Net interest expense	22,760	6,770	29,530	28,038	8,644	36,682
Amortization of debt issuance costs	1,655	383	2,038	2,750	730	3,480
Gain on redemption of debt	(212)	—	(212)	—	—	—

Income (loss) from continuing operations before income taxes	10,087	(24,560)	(14,473)	(11,585)	(12,776)	(24,361)
Income tax expense	1,200	—	1,200	1,240	—	1,240

Income (loss) from continuing operations	8,887	(24,560)	(15,673)	(12,825)	(12,776)	(25,601)
Income (loss) from discontinued operations	—	19,786	19,786	—	20,276	20,276
Loss on sale of segment, net of taxes	—	—	—	—	(538)	(538)
Cumulative effect of change in accounting principle for discontinued operations adoption of SFAS No. 142	—	(3,901)	(3,901)	—	—	—

Net income (loss)	$8,887	$(8,675)	$212	$(12,825)	$6,962	$(5,863)

(1)	The Partnership completed the sale of its TG&E segment during March 2004 and its propane segment as of November 2004. See Note 4.

Volume

For fiscal 2004, retail volume of home heating oil decreased 15.4 million gallons, or 2.7%, to 551.6 million gallons, as compared to 567 million gallons for fiscal 2003. An analysis of the change in retail volume of home heating oil, which is based on management’s estimates, sampling, and other mathematical calculations (as actual customer consumption patterns cannot be precisely determined) is found below.

(in millions of gallons)	Heating Oil Segment
Volume—Fiscal 2003	567.0
Impact of warmer temperatures	(43.9)
Impact of acquisitions	36.1
Net customer attrition	(18.2)
Other	10.6

Change	(15.4)

Volume—Fiscal 2004	551.6

We believe that this 15.4 million gallon decline at the heating oil segment was due to the impact of warmer temperatures and net customer attrition partially offset by acquisitions and other volume changes. Net customer attrition is the difference between gross customer losses and customers added through internal marketing efforts. Customers added through acquisitions do not impact the calculation of net attrition. Temperatures in the heating oil segment’s geographic areas of operations were 7.7% warmer in fiscal 2004 than in fiscal 2003 and approximately 0.2% warmer than normal as reported by the NOAA.

At September 30, 2004, after adjusting for acquisitions, the heating oil segment estimated that it had approximately 6.4% fewer home heating oil customers than as of September 30, 2003. For the quarter ended September 30, 2004, the heating oil segment (excluding acquisitions) lost approximately 10,900 customers (net) as compared to the quarter ended September 30, 2003, in which the heating oil segment lost approximately 900 customers (net). We believe that net customer attrition is the result of various factors including but not limited to price, service and credit. The continued rise in the price of heating oil, especially during the fourth quarter of fiscal 2004, added to the heating oil segment’s difficulties in reducing customer attrition. We believe that the unprecedented rise in heating oil prices has increased the competitive pressures facing our heating oil segment. As wholesale prices have risen, many of our competitors have not raised their retail prices to fully offset the wholesale price rise. In an effort to minimize the loss of customers to price competition, we did not increase our prices to fully offset for the rise in wholesale prices, resulting in reduced margins. Nevertheless, many of our competitors appear to have succeeded in inducing some of our customers to leave through various price-related strategies.

In addition, prior to the 2004 winter heating season, we attempted to develop a competitive advantage in customer service and, as part of that effort, we experienced difficulties in centralizing our heating equipment service dispatch and engaged a centralized customer care center to respond to telephone inquiries. The implementation of that initiative has taken longer than we anticipated, impacting customer service. We believe that the rate of customer loss in fiscal 2004 was due to a combination of higher energy prices, operational and customer service problems together with the implementation of stricter customer credit requirements towards the end of fiscal 2004.

Product Sales

For fiscal 2004, product sales declined by $13.5 million, or 1.4%, to $921.4 million, as compared to $935.0 million in fiscal 2003. While warmer temperatures and customer losses at the heating oil segment led to a reduction in product sales, the decline was partially offset by an increase in product sales attributable to acquisitions and higher selling prices.

Sales, Installations and Service

For fiscal 2004, installation, service and appliance sales increased $15.6 million, or 9.3%, to $183.6 million, as compared to $168.0 million for fiscal 2003 due to acquisitions and measures taken in the last several years to increase service revenues.

Cost of Product

For fiscal 2004, cost of product declined by $4.2 million, or 0.7%, to $594.2 million, as compared to $598.4 million in fiscal 2003, as the impact of net customer attrition and warmer temperatures exceeded wholesale cost increases and the additional product requirement for acquisitions.

While selling prices and wholesale prices increased on a per gallon basis, the increase in selling prices exceeded the increase in supply costs during the first nine months of fiscal 2004. At September 30, 2004, heating oil supply costs were approximately 38% higher than at June 30, 2004. During the three months ended September 30, 2004, we were not able to fully pass these increases on to our respective customers. As a result, per gallon margins for the three months ended September 30, 2004 declined by 2.3 cents per gallon at the heating oil segment, as compared to the three months ended September 30, 2003, which partially offset per gallon margin increases that the heating oil segment experienced earlier in the year. The per gallon margins realized in the heating oil segment for the three months ended September 30, 2004 were significantly less than expected. For fiscal 2004, per gallon margin increases were realized in the base business compared to fiscal 2003 (excluding the impact of acquisitions) of 0.8 cents per gallon.

Cost of Installations, Service and Appliances

For fiscal 2004, cost of installations, service and appliances increased $9.8 million, or 5.0%, to $204.9 million in fiscal 2004, as compared to $195.1 million in fiscal 2003. This change was primarily due to acquisitions and wage and other cost increases.

Delivery and Branch Expenses

For fiscal 2004, delivery and branch expenses increased $15.7 million, or 7.2%, to $233.0 million, as compared to $217.2 million in fiscal 2003. This increase of $15.7 million was due to a higher level of fixed and variable operating costs attributable to acquisitions, (primarily those completed in eastern Pennsylvania) of $10.1 million and approximately $6.3 million due to operating and wage increases. These increases in delivery and branch expenses were partially reduced by cost reductions relating to lower volume delivered due to warmer temperatures and net customer attrition experienced in fiscal 2004. Prior to the 2004 winter heating season, we attempted to develop a competitive advantage in customer service, and as part of that effort centralized our heating equipment service dispatch functions and engaged a centralized call center to respond to telephone inquiries. Start-up challenges associated with this initiative impacted the customer base and unanticipated training and support was required. The expected savings from this initiative were less than expected.

Depreciation and Amortization

For fiscal 2004, depreciation and amortization expenses increased approximately $1.8 million, or 5%, to $37.3 million, as compared to $35.5 million for fiscal 2003. This increase was primarily due to a larger depreciable base of assets, as a result of the impact of acquisitions in fiscal 2004 and to increased depreciation resulting from the technology investment made by the heating oil segment in centralizing its customer service and dispatcher functions.

General and Administrative Expenses

For fiscal 2004, general and administrative expenses declined approximately $20 million, or 50%, to $19.9 million, as compared to $39.8 million for fiscal 2003. At the partners’ level, general and administrative expenses declined by $14.0 million from $17.4 million in fiscal 2003 to $3.4 million in fiscal 2004, due to a $10.4 million reduction in the expense for compensation earned for unit appreciation rights on the Partnership’s senior subordinated units, a $2.5 million reduction in restricted stock awards and a reduction of $1.4 million in bonus compensation expense. For fiscal 2004, partners’ expenses totaled $3.4 million, which included $2.5 million in salary expense and bonus, $4.9 million in legal and administrative costs, partially offset by a credit of $4.0 million for unit appreciation rights. For fiscal 2003, partners’ expenses totaled $17.4 million, which included

$3.4 million in salary and bonus expense, $9.0 million in unit appreciation rights and restricted stock awards expense and $5.0 million in legal and administrative costs. At the heating oil segment, general and administrative expenses declined by $5.8 million, or 26.0%, to $16.5 million in fiscal 2004 from $22.4 million in fiscal 2003. This decline was due to a reduction in certain expenses relating to the heating oil segment’s centralized customer service and dispatch project of $7.0 million. The reduction in general and administrative expenses at the heating oil segment was partially offset by $1.2 million in additional expenses due to severance paid and a higher level of legal and professional expenses.

Operating Income (Loss)

For fiscal 2004, operating income decreased approximately $1.1 million, or 6.5%, to $15.8 million, as compared to $16.9 million for fiscal 2003. At the partners’ level, the operating loss decreased by $14.0 million from a $17.4 million loss in fiscal 2003 to a $3.4 million loss in fiscal 2004 due to a $10.4 million reduction in the accrual for compensation earned for unit appreciation rights on the Partnership’s senior subordinated units, lower restricted stock awards of $2.5 million and lower bonus compensation expense of $1.4 million. At the heating oil segment, operating income declined by $15.1 million, or 44.0%, to $19.2 million, as compared to $34.3 million for fiscal 2003. This decline was due to warmer temperatures of 7.7% in the heating oil segment’s geographic areas of operations in fiscal 2004 than in fiscal 2003, net customer attrition, operating and wage increases and higher depreciation and amortization expense, which were reduced in part by the operating income attributable to acquisitions, an increase in per gallon gross profit margins of the base business, lower expenses associated with the heating oil segment’s centralized customer service and dispatch project and increased service revenues.

Interest Expense

For fiscal 2004, interest expense increased $6.7 million, or 20%, to $40 million, as compared to $33.3 million for fiscal 2003. This increase was due to higher principal amount of long-term debt outstanding and an increase in the weighted average interest rate during fiscal 2004, as compared to fiscal 2003.

Amortization of Debt Issuance Costs

For fiscal 2004, amortization of debt issuance costs increased $1.4 million, or 66.7%, to $3.5 million, as compared to $2.1 million for fiscal 2003. This increase was largely due to the amortization of debt issuance costs for the Partnership’s $265.0 million senior notes offerings and for the amortization of bank fees incurred in connection with refinancing certain bank facilities.

Income Tax Expense

Income tax expense for fiscal 2004 was $1.2 million and represents certain state income taxes. The amount recorded in fiscal 2004 was unchanged from fiscal 2003.

Income (Loss) From Continuing Operations

For fiscal 2004, income (loss) from continuing operations decreased $9.9 million, to a loss of $25.6 million, as compared to a loss of $15.7 million for fiscal 2003. This decline was due to a $21.7 million decrease in income at the heating oil segment offset by $12.9 million in lower losses at the partners’ level. Income (loss) from continuing operations declined as the effects of warmer temperatures, other volume changes, including customer losses, operating and wage increases and an increase in interest expense were partially offset by the positive impacts of acquisitions, improved per gallon gross profit margins on the base business and lower compensation expenses at the partners’ level of $14.3 million in the form of unit appreciation rights, restricted stock awards and bonus expense.

Income From Discontinued Operations

For fiscal 2004, income from discontinued operations increased $0.5 million from $19.8 million in 2003 to $20.3 million in 2004. This income relates to the operating results of the TG&E segment that was sold on March 31, 2004 and the propane segment sold on December 17, 2004. Net income attributable to the TG&E segment decreased $0.3 million and net income attributable to the propane segment increased $0.8 million. The TG&E segment includes operations for six months of the fiscal year ended September 30, 2004 and the propane segment includes operations for the entire 2004 fiscal year. Propane segment sales increased approximately $70 million, operating income decreased approximately $1.5 million, and net income increased approximately $0.8 million. The increase in sales is attributable to higher selling prices due to the higher wholesale cost of propane and to a lesser extent an increased customer base resulting from acquisitions. The decrease in operating income is principally due to higher product costs as a result of the higher wholesale cost of propane.

Loss On Sale of TG&E Segment

For fiscal 2004, we recorded a $0.5 million loss on the sale of the TG&E segment. TG&E was sold in March 2004.

Cumulative Effect of Change in Accounting Principle

For fiscal 2003, we recorded a $3.9 million charge arising from the adoption of Statement No. 142 to reflect the impairment of its goodwill for TG&E.

Net Income (loss)

For fiscal 2004, net income (loss) decreased $6.1 million, to a loss of $5.9 million, as compared to $0.2 million in income for fiscal 2003. The change was due to a $9.9 million decrease in income from continuing operations, a $0.5 million increase in income from discontinued operations and the $0.5 million loss on the sale of TG&E. Net income was also impacted by the adoption of SFAS No. 142, which resulted in a charge of $3.9 million in fiscal 2003.

Liquidity and Capital Resources

Our ability to satisfy our obligations will depend on our future performance, which will be subject to prevailing economic, financial, business and weather conditions, the ability to pass on the full impact of high wholesale heating oil prices to customers, the effects of high customer attrition, conservation and other factors, most of which are beyond our control. See “Risk Factors”. Capital requirements, at least in the near term, are expected to be provided by cash flows from operating activities, cash on hand at September 30, 2005 or a combination thereof. To the extent future capital requirements exceed cash flows from operating activities, we anticipate that working capital will be financed by our revolving credit facility as discussed below and repaid from subsequent seasonal reductions in inventory and accounts receivable and the utilization of the Excess Proceeds from the sale of the propane segment for any purpose permitted by its debt instruments. We also believe that we will able to reduce our peak inventory levels, which will positively impact our liquidity. See “Recapitalization”

Operating Activities

For fiscal 2005, net cash used in operating activities was $54.9 million or $68.6 million less than net cash provided by operating activities of $13.7 million for fiscal 2004 due to the following factors. At September 30, 2005, accounts receivable (before the allowance for doubtful accounts) were $13.8 million higher than at September 30, 2004 and accounts receivable at September 30, 2004 were $6.1 million higher than at September 30, 2003 due to higher per gallon selling prices resulting from the continuing increase in the wholesale cost of home heating oil throughout this two-year period. As a result of the change in accounts receivable in fiscal 2005 when compared to fiscal 2004, cash flow from operating activities was reduced by $7.7 million. Higher per gallon wholesale heating oil costs and additional volume on hand resulted in a higher inventory balance as of September 30, 2005 than September 30, 2004 and a higher inventory balance as of September 30, 2004 than September 30, 2003. As a result, cash provided by operating activities was reduced by $8.2 million in fiscal 2005 when compared to fiscal 2004 due to the change in inventory. Operating activities were adversely impacted by the loss of trade credit. Prior to October 18, 2004, we were able to purchase a portion of our home heating oil under terms extended by suppliers, which averaged approximately two to three days. Currently, heating oil suppliers are not extending trade credit to the heating oil segment and the heating oil segment must prepay for its supply. The loss of trade credit reduced cash flow from operating activities by $11.1 million in 2005. The decline in operating income of $117.6 million described elsewhere in this report (which included a non-cash impairment charge of $67.0 million and approximately $19.4 million in costs associated with legal and professional fees in connection with class action lawsuits, compliance with Sarbanes-Oxley, bank refinancing and bank fees) contributed to the decline in cash from operating activities.

Investing Activities

During fiscal 2005, we completed the sale of the propane segment. The net proceeds, after deducting expenses, were approximately $466.4 million. In addition, we also finalized the sale of TG&E and recorded an additional $0.8 million in proceeds. During fiscal 2005, the heating oil segment spent $3.2 million for capital expenditures and received proceeds from the sale of certain assets of $3.4 million. As a result, cash flow provided by investing activities was $467.4 million. For fiscal 2004, cash flows provided by investing activities were $6.4 million as the heating oil segment received $1.5 million from the sale of certain assets, spent $4.0 million for capital expenditures, completed acquisitions totaling $3.5 million and received $12.5 million in cash from the sale of the TG&E segment.

Financing Activities

Cash flows used in financing activities were $306.7 million for fiscal 2005. During this period, $292.2 million of cash was provided from borrowings under the heating oil segment’s new revolving credit facility ($181.2 million) and previous credit facility ($111.0 million), which were used to repay $119.0 million borrowed under our previous credit facility and $174.6 million borrowed under our new credit facility. Also during fiscal 2005, we repaid $259.6 million in long-term debt, paid $37.7 million in debt prepayment premiums and expenses and $8.0 million in fees and expenses related to refinancing the heating oil segment’s new bank credit facilities.

As a result of the above activity and $11.4 million of cash used by discontinued operations, cash increased by $94.5 million, to $99.1 million as of September 30, 2005.

Financing and Sources of Liquidity

We had $268.2 million of debt outstanding as of September 30, 2005 (excluding working capital borrowings of $6.6 million). The following summarizes our long-term debt maturities occurring over the next five years as of September 30, 2005:

(in millions)
2006	$0.8
2007	$0.1
2008	$—
2009	$—
2010	$—
Thereafter	$267.3

On December 17, 2004, we entered into a $260 million asset based revolving credit facility with a group of lenders led by JP Morgan Chase Bank, which was amended in November 2005. The revolving credit facility provides the heating oil segment with the ability to borrow up to $260 million for working capital purposes (subject to certain borrowing base limitations and coverage ratios) including the issuance of up to $75 million in letters of credit. From December through March of each year, the heating oil segment can borrow up to $310.0 million. Obligations under the revolving credit facility are secured by liens on substantially all of the assets of the heating oil segment, including accounts receivable, inventory, general intangibles, real property, fixtures and equipment.

Under the terms of the revolving credit facility, we must maintain at all times either availability (borrowing base less amounts borrowed and letters of credit issued) of $25.0 million or a fixed charge coverage ratio (as defined in the credit agreement) of not less than 1.1 to 1.0. As of September 30, 2005, availability was $74.6 million and the fixed charge coverage ratio (as defined in the credit agreement) was 0.56 to 1.0. This $25 million represents a reduction in availability. We do not anticipate maintaining a fixed charge coverage ratio of 1.1 to 1.0 or greater in the foreseeable future.

In December 2004, we completed the sale of our propane segment. Pursuant to the terms of the indenture relating to the MLP Notes, we are permitted, within 360 days of the sale, to apply the Net Proceeds to a Permitted Use. To the extent there are any Excess Proceeds, the indenture requires the Partnership to make an offer to all holders of MLP Notes to purchase for cash that number of MLP Notes that may be purchased with Excess Proceeds at a purchase price equal to 100% of the principal amount of the MLP Notes plus accrued and unpaid interest to the date of purchase.

After repayment of certain debt and transaction expenses and estimated taxes paid of $1.0 million, the Net Proceeds from the propane segment sale were approximately $156.3 million. As of September 30, 2005, the heating oil segment had utilized $53.1 million of such Net Proceeds to invest in working capital assets, purchase capital assets and repay long-term debt, which reduced the amount of Net Proceeds in excess of $10 million not applied toward a permitted use to $93.2 million as of September 30, 2005. At September 30, 2005, the amount of Excess Proceeds totaled $93.2 million. As of December 2, 2005 all Excess Proceeds were applied toward a Permitted Use. See “Management’s Discussion and Analysis of Financial Condition on Results of Operations—Summary of Significant Events and Developments—MLP Notes.”

As of September 30, 2005 total liquidity resources including proceeds from the sale of the propane segment, were $148.8 million. Total liquidity resources reflect the availability of $74.6 million, less minimum availability of $25.0 million, plus cash of $99.2 million, subject to the requirements of the indenture for the MLP Notes. We expect total liquidity resources to decline through the first and second quarters of fiscal 2006 as we fund working capital requirements for the heating oil season. As we have indicated, we are in the process of evaluating our near-term and longer-term liquidity position and capital structure.

Availability under our revolving credit facility could be significantly impacted by our current hedging strategy. We enter into various hedging arrangements to manage the majority of our exposure to market risk related to changes in the current and future market price of home heating oil purchased for resale to our protected price customers. Futures contracts are marked to market on a daily basis and require an initial cash margin deposit and potentially require a daily adjustment to such cash deposit (maintenance margin). For example, assuming 64 million gallons, based on the volume hedged under the fixed price program as of September 30, 2005, a 10 cent per gallon decline in the market value of these hedged instruments would create an additional cash margin requirement of approximately $6.4 million, (while a 10 cent per gallon increase in market value would provide $6.4 million in available margin). In this example, availability in the short-term is reduced, as we fund the margin call. This availability reduction should be temporary, as we should be able to purchase product at a later date for 10 cents a gallon less than the anticipated strike price when the agreement with the price-protected customer was entered into. In addition, a spike in wholesale heating oil prices could also reduce availability, as we must finance a portion of our inventory and accounts receivable with internally generated cash as the net advance for eligible accounts receivable is 85% and 40% to 80% of eligible inventory. We may also borrow up to $35 million against fixed assets and customer lists, which is reduced by $7.0 million each year over the life of the agreement. In addition, due to our current credit position, the ability to execute certain over-the-counter hedging strategies, which do not require margin adjustments, has been curtailed.

At any given time, the volume hedged under our price-protected program will be less than the expected volume to be sold annually under this program as the renewals for this program are staggered throughout the year. For example, the hedged balance remaining at September 30, 2005 for a price protection arrangement entered into in January 2005 will represent approximately 25% of the customer’s annual consumption. We hedge home heating oil volume for fixed price customers at the time they renew their protected price contract. For example, if a protected price customer’s contract expires in July 2005 and the customer does not renew its contract until October 2005, this customer becomes a variable price customer until the time that he/she renews their contract, and as such there would not be a hedge in place at September 30, 2005 for the purchase of this customer’s anticipated volume usage. We would hedge the anticipated volume in October 2005 at the time of the customer’s contract renewal.

As of September 30, 2005, the accounts receivable net of allowances totaled $89.7 million, which represents an increase of $5.7 million when compared to the balance as of September 30, 2004 of $84.0 million. Our ability to collect these receivables over the upcoming months will impact our borrowing base availability, as the borrowing base, which is used to measure availability, does not include accounts receivable over 60 days past due. At September 30, 2005 accounts receivable over 60 days past due were approximately $19.8 million compared to $18.2 million as of September 30, 2004 or an increase of $1.6 million. A component of accounts receivable at September 30, 2005 represent amounts due from customers under a budget payment plan, which permits a customer to pay their annual consumption ratably over the year. As of September 30, 2005, the aggregate amount due from budget customers over 60 days past due whose billings exceeded their payments was $3.5 million, compared to $1.9 million at September 30, 2004. This increase of $1.6 million is primarily due to the increase in the per-gallon selling price of home heating oil. In addition, we have $4.4 million of accounts over 60 days past due at September 30, 2005 for certain commercial accounts, compared to $2.7 million at September 30, 2004.

Prior to October 18, 2004, we were generally able to obtain trade credit from home heating oil suppliers of two to three business days. Since October 18, 2004, we must now prepay for our heating oil supply by at least two days. The loss of trade credit has reduced availability. Availability is also negatively impacted by outstanding letters of credit. As of September 30, 2005, $47.3 million in letters of credit have been issued, primarily for current and future insurance reserves. In fiscal 2006, we expect to issue an additional $6.0 million in letters of credit in connection with our insurance renewal.

For the majority of our fiscal year, the amount of cash received from customers with a budget payment plan is greater than actual billings. This amount is reflected on the balance sheet under the caption “customer credit balances.” At September 30, 2005, customer credit balances aggregated $65.3 million. Generally, customer credit balances are at their low point after the end of the heating season and peak prior to the beginning of the heating season. At September 30, 2004, customer credit balances were $53.9 million. During the non-heating season, cash is provided from customer credit balances to fund operating activities. If net receipts from budget customers are reduced, cash availability in the non-heating season will be reduced and we will need to borrow under the revolving credit facility to fund operations.

Before August 2006, we must implement certain changes to ensure compliance with amended Environmental Protection Agency regulations. We currently estimate that the capital required to effectuate these requirements will range from $1.0 to $1.5 million. Annual maintenance capital expenditures are estimated to be approximately $3.0 million, excluding the capital requirements for environmental compliance.

In general, the Partnership has distributed to its partners on a quarterly basis, all Available Cash. Available Cash is defined for any of the Partnership’s fiscal quarters, as all cash on hand at the end of that quarter, less the amount of cash reserves that are necessary or appropriate in the reasonable discretion of the general partner to (i) provide for the proper conduct of the business; (ii) comply with applicable law, any of its debt instruments or other agreements; or (iii) provide funds for distributions to the common unitholders and the senior subordinated unitholders during the next four quarters, in some circumstances. On October 18, 2004, we announced that we would not pay a distribution on the common units. We had previously announced the suspension of distributions on the senior subordinated units on July 29, 2004. The Partnership did not pay distributions on any of its outstanding units in fiscal 2005. It is unlikely that regular distributions on the common units or senior subordinated units will be resumed in the foreseeable future. While we hope to position ourself to pay some regular distribution on our common units in future years, of which there can be no assurance, it is considerably less likely that regular distributions will ever resume on the senior subordinated units because of their subordination terms and the existing arrearages on our common units. The revolving credit facility and the indenture for the MLP Notes both impose certain restrictions on our ability to pay distributions to unitholders. It is unlikely that regular distributions on the common units or senior subordinated units will be resumed in the foreseeable future. See “Recapitalization”

Contractual Obligations and Off-Balance Sheet Arrangements

We have no special purpose entities or off balance sheet debt, other than operating leases entered into in the ordinary course of business, as fully disclosed in Note 14 to the consolidated financial statements.

Long-term contractual obligations, except for our long-term debt obligations, are not recorded in our consolidated balance sheet. Non-cancelable purchase obligations are obligations we incur during the normal course of business, based on projected needs.

The table below summarizes the payment schedule of our contractual obligations at September 30, 2005 (in thousands):

	Payments Due by Year
	Total	Less Than 1 Year	1 - 3 Years	3 - 5 Years	More Than 5 Years
Long-term debt obligations(a)	$267,417	$—	$95	$—	$267,322
Use of Excess Proceeds	93,161	93,161	—	—	—
Operating lease obligations(b)	47,457	9,155	13,205	10,070	15,027
Purchase obligations(c)	16,645	9,695	5,449	1,461	40
Interest obligations Senior Notes(d)	200,324	27,163	54,325	54,325	64,511

	$625,004	$139,174	$73,074	$65,856	$346,900

(a)	Excludes current maturities of long-term debt of $0.8 million, which are classified within current liabilities.
(b)	Represents various operating leases for office space, trucks, vans and other equipment from third parties with lease terms running from one day to 20 years.
(c)	Reflects non-cancelable commitments as of September 30, 2005.
(d)	Reflects 10 1/4% interest obligations on our $265,000,000 Senior Notes due February 2013.

Recent Accounting Pronouncements

In December 2004, the FASB issued Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”). SFAS No. 123R, which is effective for the first annual period beginning after June 15, 2005 SFAS No. 123 requires all share-based payments to employees, including grants of stock options, to be recognized in the financial statements based on their fair values. In addition, two transition alternatives are permitted at the time of adoption of this statement. Currently, we account for unit appreciation rights and other unit based compensation arrangements using the intrinsic value method under the provisions of APB 25. We will be required to adopt SFAS No. 123R effective October 1, 2005. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”) regarding the SEC’s interpretation of SFAS No. 123R. We are currently evaluating the requirements of SFAS No. 123R and SAB 107. We have not yet determined the method of adoption or the effect of adopting SFAS No. 123R. However, we believe that of SFAS No. 123R will not have a material adverse effect on our results of operations, financial position or liquidity, upon adoption.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”), which is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are required to adopt SFAS No. 154 in fiscal 2007. SFAS No. 154 provides guidance for and reporting of accounting changes and error corrections. It states that retrospective application, or the latest practicable date, is the required method for reporting a change in accounting principle and the reporting of a correction of an error. Our results of operations and financial condition will only be impacted following the adoption of SFAS No. 154 if we implement changes in accounting principle that are addressed by the standard or correct accounting errors in future periods.

Critical Accounting Estimates

The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to establish accounting policies and make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the Consolidated Financial Statements. Star Gas evaluates its policies and estimates on an on-going basis. The Partnership’s Consolidated Financial Statements may differ based upon different estimates and assumptions. The Partnership’s critical accounting estimates have been reviewed with the Audit Committee of the Board of Directors.

Our significant accounting policies are discussed in Note 3 to the consolidated financial statements. We believe the following are our critical accounting policies and estimates:

Goodwill and Other Intangible Assets

We calculate amortization using the straight-line method over periods ranging from five to ten years for intangible assets with definite useful lives. We use amortization methods and determine asset values based on our best estimates using reasonable and supportable assumptions and projections. We assess the useful lives of intangible assets based on the estimated period over which we will receive benefit from such intangible assets such as historical evidence regarding customer churn rate. In some cases, the estimated useful lives are based on contractual terms. At September 30, 2005, we had $82.3 million of net intangible assets subject to amortization. If circumstances required a change in estimated useful lives of the assets, it could have a material effect on results of operations. For example, if lives were shortened by one year, we estimate that amortization for these assets for fiscal 2005 would have increased by approximately $2.7 million.

SFAS No. 142 requires goodwill to be assessed at least annually for impairment. These assessments involve management’s estimates of future cash flows, market trends and other factors to determine the fair value of the reporting unit, which includes the goodwill to be assessed. If the carrying amount of goodwill exceeds its implied fair value and is determined to be impaired, an impairment charge is recorded to write-down goodwill to its fair value. At September 30, 2005, we had $166.5 million of goodwill. Intangible assets with finite lives must be assessed for impairment whenever changes in circumstances indicate that the assets may be impaired. Similar to goodwill, the assessment for impairment requires estimates of future cash flows related to the intangible asset. To the extent the carrying value of the assets exceeds its future undiscounted cash flows, an impairment loss is recorded based on the fair value of the asset. We test the carrying amount of goodwill annually during the fourth quarter of its fiscal year. During the second quarter of fiscal 2005, a number of events occurred that indicated a possible impairment of goodwill of the heating oil segment might exist. These events included: the determination in February 2005 that we could expect to generate significantly lower than expected operating results for the heating oil segment for the year and a significant decline in the Partnership’s unit price. As a result of these triggering events and circumstances, we completed an interim SFAS No. 142 impairment review of the heating oil segment with the assistance of a third party valuation firm as of February 28, 2005. The evaluation utilized both an income and market valuation approach and contained reasonable assumptions and reflected management’s best estimate of projected future cash flows. This review resulted in a non-cash goodwill impairment charge of approximately $67 million, which reduced the carrying amount of goodwill of the heating oil segment. As of August 31, 2005, we performed our annual goodwill impairment valuation for its heating oil segment, with the assistance of a third party valuation firm. Based upon this analysis, we determined that there is no additional goodwill impairment as of August 31, 2005.

Depreciation of Property, Plant and Equipment

Depreciation is calculated using the straight-line method based on the estimated useful lives of the assets ranging from 1 to 40 years. Net property, plant and equipment was $50.0 million at September 30, 2005. If circumstances required a change in estimated useful lives of the assets, it could have a material effect on results of operations. For example, if the remaining estimated useful lives of these assets were shortened by one year, we estimate that depreciation for fiscal 2005 would have increased by approximately $4.2 million.

Fair Values Of Derivatives

The fair market value of all derivative instruments is recognized as an asset or liability on our balance sheet. The accounting treatment for the changes in fair value is dependent upon whether or not a derivative instrument is: (i) a cash flow hedge or (ii) a fair value hedge, and upon whether or not the derivative qualifies as an effective hedge. Changes in the fair value of effective cash flow hedges are recognized in accumulated other comprehensive income until the hedged item is recognized in earnings. For fair value hedges, to the extent the hedge is effective there is no effect on the statement of operations as changes in the fair value of the derivative instrument offset changes in the fair value of the hedged item. For derivative instruments that do not qualify, or are not treated as hedge accounting, changes in fair value are recognized currently in earnings.

The estimated fair value of our derivative instruments requires judgement on our part. We have established the fair value of our derivative instruments using estimates determined by our counterparties and subsequently evaluated them internally using established index prices and other sources. These values are based upon, among other things, future prices, volatility, time-to-maturity value and credit risk. The values we report in our financial statements change as these estimates are revised to reflect actual results, changes in market conditions, or other factors, many of which are beyond our control. In addition, other factors that can impact results of operations each period is our ability to estimate the level of correlation between changes in the fair value of our hedge instruments and those transactions being hedged (effectiveness) both at inception and on an on-going basis. The factors underlying our estimates of fair value and our assessment of correlation of our commodity hedging derivatives are impacted by actual results and changes in conditions, market and otherwise, which may be beyond our control.

Defined Benefit Obligations

SFAS No. 87, “Employers’ Accounting for Pensions” as amended by SFAS No. 132 “Employers Disclosure about Pensions and Other Postretirement Benefits” requires the Partnership to make assumptions as to the expected long-term rate of return that could be achieved on defined benefit plan assets and discount rates to determine the present value of the plans’ pension obligations. The Partnership evaluates these critical assumptions at least annually.

The discount rate enables the Partnership to state expected future cash flows at a present value on the measurement date. The rate is required to represent the market rate for high-quality fixed income investments. A lower discount rate increases the present value of benefit obligations and increases pension expense. A 25 basis point decrease in the discount rated used for fiscal 2005 would have increased pension expense by approximately $0.1 million and would have increased the minimum pension liability by another $1.6 million. The discount rate used to determine net periodic pension expense was 5.5% in 2005 and 6.0% in 2003 and 2004. The discount rate used by the Partnership in determining pension expense and pension obligations reflects the yield of high quality (AA or better rating by a recognized rating agency) corporate bonds whose cash flows are expected to match the timing and amounts of future benefit payments. The discount rates to determine net periodic expense used in each of 2003 and 2004 (6.0%) and 2005 (5.50%) reflect the decline in applicable bond yields over the past year.

We consider the current and expected asset allocations, as well as historical and expected returns on various categories of plan assets to determine our expected long-term rate of return on pension plan assets. The expected long-term rate of return on assets is developed with input from the Partnership’s qualified actuaries. The long-term rate of return assumption used for determining net periodic pension expense for fiscals 2004 and 2005 was 8.25%. A further 25 basis point decrease in the expected return on assets would have increased pension expense in fiscal 2005 by approximately $0.1 million.

Over the life of the plans, both gains and losses have been recognized by the plans in the calculation of annual pension expense. As of September 30, 2005, $19.8 million of unrecognized losses remain to be recognized by the plans. These losses may result in increases in future pension expense as they are recognized.

Allowance for Doubtful Accounts

We periodically review past due customer accounts receivable balances. After giving consideration to economic conditions, overdue status and other factors, the heating oil segment establishes an allowance for doubtful accounts, which it deems sufficient to cover future potential losses. Actual losses could differ from management’s estimates; however, based on historical experience, we do not expect our estimate of uncollectible accounts to vary significantly from actual losses.

Insurance Reserves

We currently self-insure a portion of workers’ compensation, auto and general liability claims. We establish reserves based upon expectations as to what our ultimate liability may be for outstanding claims using developmental factors based upon historical claim experience. We periodically evaluate the potential for changes in loss estimates with the support of qualified actuaries. As of September 30, 2005, we had approximately $33.8 million of insurance reserves. The ultimate resolution of these claims could differ materially from the assumptions used to calculate the reserves, which could have a material adverse effect on results of operations.

ITEM 7A.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to interest rate risk primarily through our bank credit facilities. We utilize these borrowings to meet our working capital needs.

At September 30, 2005, we had outstanding borrowings totaling $274.8 million, of which approximately $6.6 million is subject to variable interest rates under our bank credit facilities. In the event that interest rates associated with these facilities were to increase 100 basis points, the impact on future cash flows would be a decrease of less than $0.1 million.

We also selectively use derivative financial instruments to manage our exposure to market risk related to changes in the current and future market price of home heating oil. The value of market sensitive derivative instruments is subject to change as a result of movements in market prices. Consistent with the nature of hedging activity, associated unrealized gains and losses would be offset by corresponding decreases or increases in the purchase price we would pay for the home heating oil being hedged. Sensitivity analysis is a technique used to evaluate the impact of hypothetical market value changes. Based on a hypothetical ten percent increase in the cost of product at September 30, 2005, the potential impact on our hedging activity would be to increase the fair market value of these outstanding derivatives by $20.6 million to a fair market value of $55.7 million; and conversely a hypothetical ten percent decrease in the cost of product would decrease the fair market value of these outstanding derivatives by $19.8 million to a fair market value of $15.3 million.

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements and financial statement schedules referred to in the index contained on page F-1 of this report are incorporated herein by reference.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

NONE

ITEM 9A.    CONTROLS AND PROCEDURES

(a)	Evaluation of disclosure controls and procedures.

The General Partner’s principal executive officer and its principal financial officer evaluated the effectiveness of the Partnership’s disclosure controls and procedures as of the end of the period covered by this report. Based on that evaluation, such principal executive officer and principal financial officer concluded that the Partnership’s disclosure controls and procedures as of the end of the period covered by this report have been designed and are functioning effectively to provide reasonable assurance that the information required to be disclosed by the Partnership in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

(b)	Management’s Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term in defined in Exchange Act Rules 13a-15(f). Under the supervision of management and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on our evaluation under the framework in Internal Control—Integrated Framework, our management concluded that our internal control over financial reporting was effective as of September 30, 2005.

Our management’s assessment of the effectiveness of our internal control over financial reporting as of September 30, 2005 has been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report which is included herein.

(c)	Change in Internal Control over Financial Reporting.

No change in the Partnership’s internal control over financial reporting occurred during the Partnership’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect the Partnership’s internal control over financial reporting.

(d)	Other.

The General Partner and the Partnership believe that a control system, no matter how well designed and operated, can not provide absolute assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Partnership have been determined.

ITEM 9B.    OTHER INFORMATION

Not Applicable

PART III

ITEM 10.    DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Partnership Management

Star Gas LLC is the general partner of the Partnership. The membership interests in Star Gas LLC are owned by Audrey L. Sevin, Irik P. Sevin and Hanseatic Americas, Inc. The members holding a majority of interests in the General Partner appoint the directors of the General Partner. A majority of interests in the General Partner are currently held in the aggregate by Irik P. Sevin and his mother, Audrey L. Sevin.

On March 7, 2005, the General Partner entered into a voting trust agreement (the “Voting Trust Agreement”) with Irik P. Sevin, in his capacity as a member of the General Partner, and Irik P. Sevin, Stephen Russell and Joseph P. Cavanaugh in their capacities as trustees under the Voting Trust Agreement (the “Voting Trustees”). Pursuant to the Voting Trust Agreement, Mr. Sevin transferred all of his membership interests (representing 15.6363% of the membership interests) in the General Partner to a voting trust for his benefit. Under the terms of the voting trust, these interests will be voted in accordance with the decision of a majority of the Voting Trustees. The voting trust created by the Voting Trust Agreement terminates on the earliest of (i) March 4, 2030, unless extended by further agreement as provided by law, (ii) at any time upon the agreement of all three of the Voting Trustees and the holders of voting trust certificates representing all of the interests in the General Partner that are being held in trust pursuant to the Voting Trust Agreement and (iii) the date upon which the Voting Trust Agreement is required to be terminated in order to comply with applicable law.

The General Partner oversees the activities of the Partnership. Unitholders do not directly or indirectly participate in the management or operation of the Partnership. The General Partner owes a fiduciary duty to the unitholders. However, the agreement of the Limited Partners contains provisions that allow the General Partner to take into account the interested of parties other than the Limited Partners in resolving conflict of interest, thereby limiting such fiduciary duty. Notwithstanding any limitation on obligations or duties, the General Partner will be liable, as the general partner of the Partnership, for all debts of the Partnership (to the extent not paid by the Partnership), except to the extent that indebtedness or other obligations incurred by the Partnership are made specifically non-recourse to the General Partner.

William P. Nicoletti, Paul Biddelman and Stephen Russell, who are neither officers nor employees of the General Partner nor directors, officers or employees of any affiliate of the General Partner, have been appointed to serve on the Audit Committee of the General Partner’s Board of Directors. The Partnership’s Board of Directors adopted an Audit Committee Charter during fiscal 2003. A copy of this charter is available on the Partnership’s website at www.Star-Gas.com. The Audit Committee has the authority to review, at the request of the General Partner, specific matters as to which the General Partner believes there may be a conflict of interest in order to determine if the resolution of such conflict proposed by the General Partner is fair and reasonable to the Partnership. Any matters approved by the Audit Committee will be conclusively deemed fair and reasonable to the Partnership, approved by all partners of the Partnership and not a breach by the General Partner of any duties it may owe the Partnership or the holders of Partnership units. In addition, the Audit Committee reviews the external financial reporting of the Partnership, selects and engages the Partnership’s independent registered public accountants and approves all non-audit engagements of the independent registered public accountants. With respect to the additional matters, the Audit Committee may act on its own initiative to question the General Partner and, absent the delegation of specific authority by the entire Board of Directors, its recommendations will be advisory.

The Board of Directors of the General Partner has adopted a set of Partnership Governance Guidelines in accordance with the requirements of the New York Stock Exchange. A copy of these Guidelines is available on the Partnership’s website at www.Star-Gas.com.

As is commonly the case with publicly traded limited partnerships, the General Partner does not directly employ any of the persons responsible for managing or operating the Partnership.

Directors and Executive Officers of the General Partner

Directors are elected for one-year terms. The following table shows certain information for directors and executive officers of the general partner as of December 12, 2005:

Name	Age	Position with the General Partner
Joseph P. Cavanaugh	68	Chief Executive Officer, Director
Daniel P. Donovan	59	President and Chief Operating Officer
Richard F. Ambury	48	Chief Financial Officer
Paul Biddelman(a)(b)(c)	59	Director
William P. Nicoletti(c)	60	Non-Executive Chairman of the Board
Stephen Russell(a)(c)	65	Director
Irik P. Sevin(b)	58	Director

(a)	Member of the Compensation Committee
(b)	Member of the Distribution Committee
(c)	Member of the Audit Committee

Joseph P. Cavanaugh has been Chief Executive Officer and a director of Star Gas LLC since March 2005. From December 2004 to March 2005 Mr. Cavanaugh was employed by Inergy, L.P. From March 1999 to December 2004 Mr. Cavanaugh was Chief Executive Officer of the Partnership’s propane segment. From December 1997 to March 1999, Mr. Cavanaugh served as President and Chief Executive Officer of Star Gas Corporation, the predecessor general partner. From October 1979 to December 1997, Mr. Cavanaugh held various financial and management positions with Petro.

Daniel P. Donovan has been President of the heating oil segment since May 2004 and President and Chief Operating Officer of Star Gas LLC since March 2005. From January 1980 to May 2004, he held various management positions with Meenan Oil, including Vice President and General Manager. From 1971 to 1980, he worked for Mobil Oil. His last position with Mobil Oil was President and General Manger of its heating oil subsidiary in New York City.

Richard F. Ambury has been Senior Vice President and Chief Financial Officer of Star Gas LLC since May 2005. From November 2001 to May 2005, Mr. Ambury was Vice President and Treasurer of Star Gas, LLC. From March 1999 to November 2001, Mr. Ambury was Vice President of Star Gas Propane, L.P. From February 1996 to March 1999, Mr. Ambury served as Vice President—Finance of Star Gas Corporation, the predecessor general partner. Mr. Ambury was employed by Petro from June 1983 through February 1996, where he served in various accounting/finance capacities. From 1979 to 1983, Mr. Ambury was employed by a predecessor firm of KPMG, a public accounting firm. Mr. Ambury has been a Certified Public Accountant since 1981.

Paul Biddelman has been a Director of Star Gas LLC since March 1999 and was a Director of Star Gas Corporation, the predecessor general partner from December 1993 to March 1999. Mr. Biddelman was a director of Petro from October 1994 until March 1999. Mr. Biddelman has been President of Hanseatic Corporation since December 1997. From April 1992 through December 1997, he was Treasurer of Hanseatic Corporation. Mr. Biddelman is a director of Celadon Group, Inc., Insituform Technologies, Inc., Six Flags, Inc.

William P. Nicoletti has been Non-Executive Chairman of the Board of Star Gas LLC since March 2005. Mr. Nicoletti has been a Director of Star Gas LLC since March 1999 and was a Director of Star Gas Corporation, the predecessor general partner from November 1995 until March 1999. He is Managing Director of Nicoletti & Company, Inc., a private investment banking firm. Mr. Nicoletti was formerly a senior officer and head of Energy Investment Banking for E. F. Hutton & Company, Inc., PaineWebber Incorporated and McDonald Investments, Inc. Mr. Nicoletti is a director of MarkWest Energy Partners, L.P. and SPI Petroleum, LLC.

Stephen Russell has been a Director of Star Gas LLC since October 1999 and was a director of Petro from July 1996 until March 1999. He has been Chairman of the Board and Chief Executive Officer of Celadon Group,

Inc., an international transportation company, since its inception in July 1986. Mr. Russell has been a member of the Board of Advisors of the Johnson Graduate School of Management, Cornell University since 1983.

Irik P. Sevin has been a Director of Star Gas LLC since March 1999. From March 1999 until March 2005 Mr. Sevin was Chairman of the Board and Chief Executive Officer of Star Gas LLC and was President from November 2003 until March 2005. From December 1993 to March 1999, Mr. Sevin served as Chairman of the Board of Directors of Star Gas Corporation, the predecessor general partner. Mr. Sevin has been a Director of Petro since its organization in October 1979, and Chairman of the Board of Petro since January 1993 and served as President of Petro from 1979 through January 1997.

Meetings and Compensation of Directors

During fiscal 2005, the Board of Directors met 26 times. All Directors attended each meeting except that Mr. Russell did not attend two meetings. Each non-management Director receives an annual fee of $27,000 plus $1,500 for each regular meeting attended and $750 for each telephonic meeting attended. The Chairman of the Audit Committee receives an annual fee of $12,000 while other Audit Committees members receive an annual fee of $6,000. The Chairman of the Compensation Committee receives an annual fee of $6,000 while other non-management members of the Compensation Committee and Distribution Committee receive an annual fee of $3,000. Each member of the Audit Committee receives $1,500 for every regular meeting attended and $750 for every telephonic meeting attended. Each non-management member of the Compensation Committee and Distribution Committee receives $1,000 for each regular meeting attended and $500 for each telephonic meeting attended. In October 2004, a Special Committee of the Board of Directors was established for purposes of reviewing the sale of the propane segment. The members of this Committee received a one-time fee of $100,000 each plus $1,500 for each regular meeting attended and $750 for each telephonic meeting. See “Special Committee” below. Effective March 7, 2005 the Non-Executive Chairman of the Board receives an annual fee of $120,000.

In lieu of director fees, Messrs. Biddelman, Nicoletti and Russell each was granted 2,709 senior subordinated unit appreciation rights during fiscal 2003. Each of these directors forfeited $4,200 of director fees to obtain these rights. The Unit Appreciation Rights vested in three equal installments on October 1, 2002, October 1, 2003 and October 1, 2004. The grantee will be entitled to receive payment in cash for these UARs on October 1, 2005 (subject to deferral to a date no later than October 1, 2007) equal to the excess of the fair market value of a Senior Subordinated Unit on the respective vesting dates over the strike price of $10.70. The Partnership may elect to deliver senior subordinated units in satisfaction of this payment rather than cash, subject to complying with applicable securities regulations. These units were granted under the same program as units granted to the Chief Executive Officer and other certain named executives—see Item 11—Executive Compensation.

Committees of the Board of Directors

Star Gas LLC’s Board of Directors has three standing committees; an Audit Committee, a Compensation Committee and a Distribution Committee. The members of each such committee are appointed by the Board of Directors for a one-year term and until their respective successors are elected. The Board of Directors has also appointed a Special Committee in connection with the sale of the propane segment, which is discussed below.

Audit Committee

The duties of the Audit Committee are described above under “Partnership Management.”

The current members of the Audit Committee are William P. Nicoletti, Paul Biddelman and Stephen Russell. During fiscal 2005, the audit committee met 11 times. Members of the Audit Committee may not be employees of Star Gas LLC or its affiliated companies and must otherwise meet the New York Stock Exchange and SEC independence requirements for service on the Audit Committee. The Board of Directors has determined that Messrs. Nicoletti, Biddelman and Russell are independent directors in that they do not have any material relationships with the Partnership (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Partnership) and they otherwise meet the independence requirements of the NYSE and the SEC. The Partnership’s Board of Director’s has determined that Mr. Biddelman, the Chairman of the Audit Committee, meets the definition of an Audit Committee financial expert under applicable SEC and NYSE regulations.

Compensation Committee

The current members of the Compensation Committee are Paul Biddelman and Stephen Russell. Mr. Russell was appointed as a member of the Compensation Committee in December 2004. Pursuant to resolutions adopted by the Board of Directors, effective as of October 1, 2003, the Chief Executive Officer has the authority to recommend (other than with respect to himself) and the Compensation Committee the authority to set: (i) the general compensation policies of the Partnership and any of the Partnership’s subsidiaries or subsidiary partnerships, its general partner or other affiliates whose cost is borne directly or indirectly by the Partnership; (ii) the terms of compensation plans and compensation levels for officers of the Partnership; (iii) the salary and bonus ranges for officers of the Partnership, including the performance criteria and target compensation on all performance-based compensation plans or programs and the specific amounts within those ranges; (iv) the terms of any equity or equity-linked securities to be granted to any employee or director of the Partnership; and (v) the accruals to be utilized in the financial statements related to such compensation.

Distribution Committee

The current members of the Distribution Committee are Irik Sevin and Paul Biddelman. The duties of the Distribution Committee are to discuss and review, and recommend to the Board of Directors, the Partnership’s distributions. During fiscal 2005, the Distribution Committee did not meet.

Special Committee

In October 2004, the Board of Directors established a special committee of two independent directors (Messrs. Nicoletti and Russell) to exercise all power and authority of the Board of Directors in examining the fairness to the nonaffiliated unitholders of the Partnership taken as a whole, of the consideration to be received by the Partnership from any sale, merger or other similar transaction involving the propane assets and business of the Partnership.

Reimbursement of Expenses of the General Partner

The General Partner does not receive any management fee or other compensation for its management of Star Gas Partners. The General Partner is reimbursed for all expenses incurred on the behalf of Star Gas Partners, including the cost of compensation, which is properly allocable to Star Gas Partners. The partnership agreement provides that the General Partner shall determine the expenses that are allocable to Star Gas Partners in any reasonable manner determined by the General Partner in its sole discretion. In addition, the General Partner and its affiliates may provide services to Star Gas Partners for which a reasonable fee would be charged as determined by the General Partner.

Adoption of Code of Ethics

The Partnership has adopted a written code of ethics that applies to the Partnership’s officers, directors and employees. A copy of the Code of Ethics is available on the Partnership’s website at www.Star-Gas.com or a copy may be obtained without charge, by contacting Richard F. Ambury, (203) 328-7300.

Non-Management Directors

The non-management directors on the Board of Directors of the general partner are Messrs. Sevin, Biddelman, Nicoletti and Russell. Mr. Nicoletti also serves as the Non-Executive Chairman of the Board. Unitholders interested in contacting the Chairman of the Board or the non-management directors as a group may do so by contacting William P. Nicoletti c/o Star Gas L.P., 2187 Atlantic Street, Stamford, CT, 06902.

Officer Certification Requirements

The Partnership’s chief executive officer submitted to the NYSE the CEO certification required pursuant to Section 303A, 12(a) of the NYSE rules for the fiscal year ended September 30, 2004.

This annual report on Form 10-K includes as exhibits the certifications of the Partnership’s chief executive officer and chief financial officer required under Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

ITEM 11.    EXECUTIVE COMPENSATION

The following table sets forth the annual salary, bonuses and all other compensation awards and payouts to the Chief Executive Officer and to the named executive officers for services rendered to Star Gas and its subsidiaries during the fiscal years ended September 30, 2003, 2004 and 2005.

Name and Principal Position	Year	Summary Compensation Table Annual Compensation						Restricted Stock Awards	Long-Term Compensation
		Salary		Bonus		Other Annual Compensation			Securities Underlying UARs	All Other Compensation
Irik P. Sevin,	2005	$345,417		$—		$6,560,094	(1)	$
Director(2)	2004	$650,000		$—		$$65,736	(3)		77,419
	2003	$505,000	(4)	$985,200	(5)	14,600	(6)		77,419

Ami Trauber,	2005	$223,430		$—		$295,821	(7)
Chief Financial Officer(8)	2004	$370,800		$—		$12,201	(6)		46,452
	2003	$298,800	(4)	$272,550	(5)	$11,762	(6)		46,452

Joseph P. Cavanaugh, Chief Executive Officer(11)	2005	$189,000		$1,140,894	(9)	$9,910	(10)
	2004	$267,800		$—		$494,169	(10)
	2003	$267,800		$268,060	(5)	$18,768	(10)

David A. Shinnebarger,	2005	$195,983		$—		$250,673	(7)
Executive Vice President(12)	2004	$284,375		$—		$—			4,500

Daniel P. Donovan,	2005	$300,000		$—		$21,778	(6)		5,000
President and Chief Operating Officer(13)	2004	$253,654		$85,785		$24,614	(6)		10,000

Richard F. Ambury	2005	$232,988		$100,000		$16,629	(6)		9,917
Chief Financial Officer(14)	2004	$222,956		$—		$10,034	(6)		9,917
	2003	$207,941	(4)	$162,550	(5)	$14,185	(6)		9,917

(1)

The $6.6 million in “Other Annual Compensation” represents the cumulative amount that will be paid to Mr. Sevin over the life of his consulting agreement and retirement package, in connection with his Agreement. On March 7, 2005 (the “Termination Date”), Star Gas LLC and Mr. Irik P. Sevin entered into a letter agreement and general release (the “Agreement”). In accordance with the Agreement, Mr. Sevin confirmed his resignation from employment as the Chief Executive Officer and President of Star Gas LLC (and its subsidiaries) under the employment agreement between Mr. Sevin and Star Gas LLC dated as of September 30, 2001. Pursuant to the Agreement, Mr. Sevin is entitled to an annual consulting fee totaling $395,000 for a period of five years following the Termination Date. In addition, the Agreement provides for Mr. Sevin to receive a retirement benefit equal to $350,000 per year for a 13-year period beginning with the month following the five-year anniversary of the Termination Date. At March 31, 2005, the Partnership recorded a liability for $4.2 million, representing the present value of the cost of the Agreement. This amount also includes $12,768 company paid contributions under Petro’s 401(k) defined contribution retirement plan, $7,610 company paid life insurance premiums, professional fees totaling $5,185 and $9,531 for personal use of company owned vehicles.

(2)	Mr. Sevin resigned as the Partnership’s Chairman of the Board, President and Chief Executive Officer, effective as of March 7, 2005.
(3)	This amount represents the following: $15,275 company paid contributions under Petro’s 401(k) defined contribution retirement plan and professional fees totaling $41,153 and $9,328 for personal use of company owned vehicles.
(4)	Fiscal 2003 salary amounts reflects the reduction in salary that each named executive forfeited to obtain his respective fiscal 2003 grant of restricted unit appreciation rights as follows: Irik P. Sevin—$120,000, Ami Trauber—$72,000 and Richard F. Ambury—$15,375.
(5)	Fiscal 2003 bonus amount includes the value as of September 30, 2003 of senior subordinated units vested in fiscal 2003 under the Partnership’s Director and Employee Unit Incentive Plan as follows: Irik P. Sevin—$410,000, Joseph P. Cavanaugh—$123,060 and Richard F. Ambury—$102,550.
(6)	These amounts represent company paid contributions under Petro’s 401(k) defined contribution retirement plan.
(7)	These amounts represent severance payments in connection with Mr. Trauber’s and Mr. Shinnebarger’s separation agreements of $278,100 and $243,750, respectively. Mr. Trauber and Mr. Shinnebarger also received company paid contributions under Petro’s 401(k) defined contribution retirement plan of $13,901 and $3,250, respectively. In addition, these amounts also include $3,820 and $3,673 for personal use of company owned vehicles for Mr. Trauber and Mr. Shinnebarger, respectively.
(8)	Mr. Trauber assumed the position of the Chief Financial Officer effective November 1, 2001 and resigned effective May 6, 2005.
(9)	In connection with the sale of the propane segment in December 2004, the Partnership paid the segment’s then Chief Executive Officer, Joseph Cavanaugh, a bonus equal to three times Mr. Cavanaugh’s annual salary and bonus upon the successful completion of the sale.
(10)	For fiscal 2002, 2003 and 2004, these amounts represent funds paid in lieu of company paid contributions to the Partnership’s retirement plans. In fiscal 2004, other annual compensation represents a $474,679 distribution from the Partnership’s SERP retirement plan. Mr. Cavanaugh became eligible in fiscal 2004 to receive distributions from the SERP plan.
(11)	Mr. Cavanaugh was appointed as the Chief Executive Officer as of March 7, 2005.
(12)	Mr. Shinnebarger assumed the position of Executive Vice President effective November 1, 2003 and resigned effective as of May 3, 2005.
(13)	Mr. Donovan assumed the position of President of the Heating Oil Segment effective May 1, 2004 and President and Chief Operating Officer of the Partnership effective March 7, 2005.
(14)	Mr. Ambury was appointed the Partnership’s Chief Financial Officer, effective as of May 6, 2005.

Aggregated Option/UAR Exercises in Last Fiscal Year

and Fiscal Year End Option/UAR Values

Name	Units Acquired Exercise of UARs		Value Realized		Number of Unexercised UARs at September 30, 2005 Exercisable(E)/ Unexercisable(U)(1)		Value of In the Money UARs at September 30, 2005
Irik P. Sevin	102,000	(2)	$286,963	(3)	436,019	(U)	$—
Ami Trauber	44,749	(2)	$172,182	(3)	—		$—
Daniel P. Donovan	—		$—		5,000	(U)	$—
Richard F. Ambury	—		$—		6,612		$36,762

(1)	The UARs listed in the above table represent the right of the grantee to receive payment in cash equal to the excess of the fair market value of a senior subordinated unit on the vesting date for such UARs over the respective exercise prices which range from $7.6259 to $20.90 per unit (subject to deferral).
(2)	Represents senior subordinated units issued upon exercise of UARs.
(3)	Represents the excess of the fair market value of senior subordinated units, represented by the closing price on the New York Stock Exchange on the vesting date for such UARs over the respective exercise prices.

Long-Term Incentive Plans—Awards in Last Fiscal

None

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	240,000

Total	—	—	240,000

Employment Contracts and Service Agreements

Agreement with Daniel P. Donovan

The Partnership entered into an employment agreement with Mr. Donovan effective as of May 5, 2004. Mr. Donovan’s employment agreement has a term of three years unless otherwise terminated in accordance with the employment agreement. The employment agreement provides for an annual base salary of $300,000. In addition, Mr. Donovan may earn a bonus of up to 35% of his base salary for services rendered based upon achieving certain performance criteria. Mr. Donovan is also entitled to receive 10,000 common units annually under a long-term incentive plan that is to be developed by the Partnership. The employment agreement provides for one year’s salary as severance if Mr. Donovan’s employment is terminated without cause or by Mr. Donovan for good reason.

Agreement with Joseph P. Cavanaugh

In connection with the sale of the propane segment in December 2004, the Partnership paid the segment’s then Chief Executive Officer, Joseph Cavanaugh, a bonus of $1,140,894 equal to three times Mr. Cavanaugh’s annual salary and bonus upon the successful completion of the sale. Upon completion of the sale, Mr. Cavanaugh’s position was terminated by the Partnership. Mr. Cavanaugh was subsequently employed by Inergy, the entity that acquired the propane segment, from December 2004 to March 2005 as President, of its Star Gas Division. Mr. Cavanaugh was appointed as the Chief Executive Officer of Star Gas, effective as of March 7, 2005, at an annual salary of $275,000.

Agreement with Richard F. Ambury

Effective May 4, 2005, Petro entered into an employment agreement with Richard F. Ambury pursuant to which Mr. Ambury will be employed by Petro for a three-year term ending on May 3, 2008. Mr. Ambury will serve as Vice President and Chief Financial Officer of both Petro and the general partner of the Partnership. The agreement provides for an annual base salary of $236,333 and a performance-based bonus of up to 35% of his base salary or such higher percentage as shall be applicable to Petro’s chief operating officer. In addition to the performance-based bonus, Mr. Ambury will receive a payment of $50,000 on the last day of each 12-month period during the term. If Mr. Ambury’s employment is terminated without cause or Mr. Ambury terminates his employment as a result of a material breach of this agreement by Petro, Mr. Ambury will be entitled to the following severance compensation: $858,999, if the agreement is terminated prior to April 30, 2006; $572,666 if the agreement is terminated after May 1, 2006 and prior to April 30, 2007; and $286,333, if the agreement is terminated after May 1, 2007 and prior to May 3, 2008.

Agreement with Irik P. Sevin

On March 7, 2005, the General Partner and Mr. Irik P. Sevin entered into a letter agreement and general release (the “Agreement”). In accordance with the Agreement, Mr. Sevin confirmed his resignation as Chairman of the Board of the General Partner and his resignation from employment as the Chief Executive Officer and President of the General Partner (and its subsidiaries) under the employment agreement between Mr. Sevin and the General Partner dated as of September 30, 2001, in each case effective immediately. Pursuant to the Agreement, Mr. Sevin will not be eligible for any benefits or compensation, other than as specifically provided in the Agreement. Pursuant to the Agreement, for the 13-year period beginning with the month following the five-year anniversary of the termination date, the General Partner will provide Mr. Sevin with a retirement benefit equal to $350,000 per year.

Mr. Sevin continues to be a director of the General Partner and will provide consulting services to the Partnership for a period of five years following the termination date. Mr. Sevin will be entitled to annual consulting fees of $395,000, payable in equal monthly installments. For a period of two years following the termination date, the General Partner will reimburse Mr. Sevin for all reasonable expenses incurred in maintaining an office to provide the consulting services provided that such expenses shall in no event exceed $50,000 per year. The General Partner will also provide Mr. Sevin with one administrative assistant at the same level as his current assistant during this two-year period. Mr. Sevin executed a general release in favor of the Partnership, containing certain exceptions.

Agreement with Ami Trauber

On July 27, 2005, Star Gas LLC and Mr. Ami Trauber entered into an agreement, effective as July 15, 2005, in connection with the termination of his employment agreement dated as of October 15, 2001. Mr. Trauber received a payment of $92,700 representing salary in lieu of the 90 days’ notice plus six months of severance compensation equal to $185,400. In addition, the Partnership will pay the premium for Mr. Trauber’s healthcare coverage for nine months. Mr. Trauber received all amounts due and payable to him in accordance with the terms of the unit appreciation rights that were previously granted to him in 2001 and 2002.

Agreement with David Shinnebarger

Effective as of May 3, 2005, the employment of Mr. David Shinnebarger, as Chief Marketing Officer of the Partnership, was terminated. Mr. Shinnebarger was employed pursuant to an employment agreement dated as of October 17, 2003, by and between, the Partnership and Mr. Shinnebarger. In connection with the termination of this agreement, Mr. Shinnebarger received a payment of $243,750, representing salary in lieu of the 90 days’ notice plus the six months severance. In addition, the Partnership will pay the premium for Mr. Shinnebarger’s healthcare coverage for nine months.

401(k) Plan

Mr. Cavanaugh, Mr. Donovan and Mr. Ambury are covered under a 401(k) defined contribution plan maintained by Petro. Participants in the plan may elect to contribute a sum not to exceed the lesser of 17% of a participant’s compensation or the maximum limit under the Internal Revenue Code of 1975, as amended. Under this plan, Petro makes a core contribution from 4% up to a maximum 5.5% of a participant’s compensation up to $205,000 and matches 2/3 of each amount that a participant contributes with a maximum employer match of 2%.

ITEM 12.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership as of November 20, 2005 of common units, senior subordinated units, junior subordinated units and general partner units by:

(1)	Star Gas LLC and certain beneficial owners;

(2)	each of the named executive officers and directors of Star Gas LLC;

(3)	all directors and executive officers of Star Gas LLC as a group; and

(4)	each person the Partnership knows to hold 5% or more of Star Gas Partners’ units.

Except as indicated, the address of each person is c/o Star Gas Partners, L.P. at 2187 Atlantic Street, Stamford, Connecticut 06902-0011.

	Common Units		Senior Subordinated Units				Junior Subordinated Units		General Partner Units(a)
Name	Number	Percentage	Number		Percentage		Number	Percentage	Number		Percentage
Star Gas LLC	—	—%	29,133		*	%	—	—%	325,729		100%
Irik P. Sevin	33,000	*	300,609	(b)	8.8		53,426	15.5	325,729	(b)	100
Audrey L. Sevin	6,000	*	42,829	(b)	1.3		153,131	44.3	325,729	(b)	100
Hanseatic Americas, Inc.	—	—	29,133	(b)	*		138,807	40.2	325,729	(b)	100
Paul Biddelman	—	—	8,057		*		—	—	—		—
William P. Nicoletti	—	—	5,252		*		—	—	—		—
Stephen Russell	—	—	5,252		*		—	—	—		—
Richard F. Ambury	2,125	*	—		—		—	—	—		—
Joseph P. Cavanaugh	—	—	—		—		—	—	—		—
Daniel P. Donovan	—	—	—		—		—	—	—		—
Ami Trauber	—	—	44,749		—		—	—	—		—

All officers and directors and Star Gas LLC as a group (9 persons)	41,125	*	377,615		9.8%		206,557	59.8%	325,729		100%
Third Point Management Company, LLC(c)	2,000,000	6.2%
Dalal Street, Inc.(d)	1,802,926	5.4%
Lime Capital Management LLC(e)	1,690,100	5.3%
Atticus Capital LLC(f)	1,749,000	5.4%

(a)	For purpose of this table, the number of General Partner Units is deemed to include the 0.01% equity interest in Star/Petro, Inc.
(b)	Assumes each of Star Gas LLC’s owners may be deemed to beneficially own all of Star Gas LLC’s general partner units and senior subordinated units; however, they disclaim beneficial ownership of these units, except to the extent of their proportionate interest therein. The membership interests in Star Gas LLC are owned by its members in the following proportions: Audrey Sevin -44.2580%; Irik Sevin-15.6363%; and Hanseatic Americas, Inc.-40.1057%. See Item 10 “Directors and Executive Officers of the Registrant”—Partnership Management
(c)	According to a Schedule 13G filed with the SEC on October 26, 2004, Third Point Management Company LLC (“Third Point”) is a Delaware limited liability, which serves as investment manager or adviser to a variety of hedge funds and managed accounts with respect to Common Units directly owned by the funds and accounts. Mr. Daniel S. Loeb is the managing director of Third Point and controls its business activities with respect to the Common Units. Third Point’s address is 360 Madison Avenue, New York, NY 10017.
(d)	According to a Schedule 13G filed with the SEC on January 10, 2005, Dalal Street, Inc. and Mr. Mohnish Prabai in his capacity as chief executive officer of Dalal Street, Inc., have shared the power to vote or to direct the vote and the shared power to dispose or direct the disposition of the Common Units owned by the Pabrai Investment Fund II, L.P.; Pabrai Investment Fund 3, Ltd.; Pabrai Investment Fund IV, L.P.; Dalal Street, Inc.; an Mohnish Prabai. Their address is 17 Spectrum Point Drive, Suite 503, Lake Forest, CA 92630.
(e)	According to a Schedule 13G filed with the SEC on April 21, 2005, includes 1,156,050 Common Units beneficially owned by Lime Capital Management LLC and 534,050 Common Units beneficially owned by Lime Capital Management Administrators LLC, an affiliate of Lime Capital Management LLC, for which Lime Capital Management LLC disclaims beneficial ownership. Lime Capital Management LLC is the investment manager and a managing member of Lime Fund LLC. Lime Capital Management Administrators LLC is the investment manager of Lime Overseas Fund Ltd. and a managing member of Lime Fund LLC. Gregory E. Bylinsky and Mark Gorton are the managing members of Lime Capital Management LLC and Lime Capital Management Administrators LLC. The principal business office address of each of Lime Capital Management LLC, Lime Capital Management Administrators LLC, Lime Fund LLC, Gregory E. Bylinsky and Mark Gorton is 377 Broadway, 11th Floor, New York, New York 10013. The principal business office address of Lime Overseas Fund is c/o Meridian Corporate Services Limited, P.O. Box HM 528, 73 Front Street, Hamilton, HM CX, Bermuda.
(f)	According to a Schedule 13G filed with the SEC on April 28, 2005, Atticus Capital LLC and Timothy R. Barakett share voting and disposition power with respect to the common units listed above. Their address is 152 West 57th Street, 45th Floor, New York, NY 10019.
*	Amount represents less than 1%.

Section 16(a) of the Securities Exchange Act of 1934 requires the General Partner’s officers and directors, and persons who own more than 10% of a registered class of the Partnership’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10 percent unitholders are required by SEC regulation to furnish the General Partner with copies of all Section 16(a) forms.

Based solely on its review of the copies of such forms received by the General Partner, or written representations from certain reporting persons that no Forms 5 were required for those persons, the General Partner believes that during fiscal 2005 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were met in a timely manner, except that Mr. Sevin filed two Form 5’s relating to gifts of 4,067 senior subordinated units in the aggregate, subsequent to the required filing dates.

ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Partnership and the General Partner have certain ongoing relationships with Petro and its affiliates. Affiliates of the General Partner, including Petro, perform certain administrative services for the General Partner on behalf of the Partnership. Such affiliates do not receive a fee for such services, but are reimbursed for all direct and indirect expenses incurred in connection therewith.

On March 7, 2005, the General Partner and Audrey L. Sevin, a director and the Secretary of Star Gas, LLC, entered into a letter agreement and general release (the “Letter Agreement”). In accordance with the Letter Agreement, Ms. Sevin confirmed her resignation from employment as the Secretary of the General Partner (and its subsidiaries), effective immediately. Pursuant to a separate letter from Ms. Sevin to the Partnership, Ms. Sevin also agreed to resign as a member of the Board of Directors of the General Partner, effective immediately. Pursuant to the Letter Agreement, Ms. Sevin will not be eligible for any benefits or compensation, other than as specifically provided in the Letter Agreement. The Partnership agreed to pay Ms. Sevin, as severance, 26 weeks of her base salary, payable in intervals in accordance with the Partnership’s customary payroll practices. Ms. Sevin executed a general release in favor of the Partnership, containing certain exceptions.

ITEM 14.    PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents the aggregate fees for professional audit services rendered by KPMG LLP including fees for the audit of the Partnership’s annual financial statements for the fiscal years 2004 and 2005, and for fees billed for other services rendered by KPMG LLP (in thousands).

	2004	2005
Audit Fees(1)	$900	$1,716
Audit-Related Fees(2)	298	139

Audit and Audit-Related Fees	1,198	1,855
Tax Fees(3)	261	390

Total Fees	$1,459	$2,245

(1)	Audit fees were for professional services rendered in connection with audits and quarterly reviews of the consolidated financial statements of the Partnership, review of and preparation of consents for registration statements filed with the Securities and Exchange Commission, for review of the Partnership’s tax provision and for subsidiary statutory audits. The increase in 2005 fees was primarily related to services in connection with Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees incurred in connection with registration statements were $236,000 and $95,000 for fiscal years 2004 and 2005, respectively.
(2)	Audit-related fees were principally for audits of financial statements of certain employee benefit plans, internal controls reviews, other services related to financial accounting and reporting standards and preparation for the Partnership’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
(3)	Tax fees related to services for tax consultation and tax compliance.

Audit Committee: Pre-Approval Policies and Procedures.    At its regularly scheduled and special meetings, the Audit Committee of the Board of Directors considers and pre-approves any audit and non-audit services to be performed by the Partnership’s independent accountants. The Audit Committee has delegated to its chairman, an independent member of the Partnership’s Board of Directors, the authority to grant pre-approvals of non-audit services provided that the service(s) shall be reported to the Audit Committee at its next regularly scheduled meeting.

Promptly after the effective date of the Sarbanes-Oxley Act of 2002, the Audit Committee approved all non-audit services being performed at that time by the Partnership’s principal accountant. On June 18, 2003, the Audit Committee adopted its pre-approval policies and procedures. Since that date, there have been no non-audit services rendered by the Partnership’s principal accountants that were not pre-approved.

PART IV

ITEM 15.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1.    Financial Statements

See “Index to Consolidated Financial Statements and Financial Statement Schedule” set forth on page F-1.

2.    Financial Statement Schedule.

See “Index to Consolidated Financial Statements and Financial Statement Schedule” set forth on page F-1.

3.    Exhibits.

See “Index to Exhibits” set forth on page 61

INDEX TO EXHIBITS

Exhibit Number	Description

4.2	Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P.(2)

4.3	Amended and Restated Agreement of Limited Partnership of Star Gas Propane, L.P.(2)

4.4	Amendment No. 1 dated as of April 17, 2001 to Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P.(11)

4.5	Unit Purchase Rights Agreement dated April 17, 2001(12)

4.6	First Amendment to Unit Purchase Rights Agreement dated December 2, 2005(12)

4.7	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Star Gas Partners, L.P.(17)

4.8	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Star Gas Partners.(20)

4.9	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Star Gas Propane.(20)

4.10	Form of Second Amended and Restated Agreement of Limited Partnership(27)

10.2	Form of Conveyance and Contribution Agreement among Star Gas Corporation, the Partnership and the Operating Partnership.(3)

10.3	Form of First Mortgage Note Agreement among certain insurance companies, Star Gas Corporation and Star Gas Propane L.P.(3)

10.4	Intercompany Debt(3)

10.5	Form of Non-competition Agreement between Petro and the Partnership(3)

10.6	Form of Star Gas Corporation 1995 Unit Option Plan(3)(10)

10.7	Amoco Supply Contract(3)

10.11	Note Agreement, dated as of January 22, 1998, by and between Star Gas and The Northwestern Mutual Life Insurance Company(6)

10.14	Agreement and Plan of Merger by and among Petroleum Heat and Power Co., Inc., Star Gas Partners, L.P., Petro/Mergeco, Inc., and Star Gas Propane, L.P.(2)

10.15	Exchange Agreement(2)

10.16	Amendment to the Exchange Agreement dated as of February 10, 1999(2).

10.19	$12,500,000 8.67% First Mortgage Notes, Series A, due March 30, 2012.

$15,000,000 8.72% First Mortgage Notes, Series B, due March 30, 2015 dated as of March 30, 2000(5)

10.21	June 2000 Star Gas Employee Unit Incentive Plan(6)(10)

10.22	$40,000,000 Senior Secured Note Agreement(7)

10.23	Note Purchase Agreement for $7,500,000—7.62% First Mortgage Notes, Series A, due April 1, 2008 and $22,000,000—7.95% First Mortgage Notes, Series B, due April 1, 2011(8)

10.26	Note Agreement dated as of July 30, 2001 for $103,000,000 by Star Gas Partners, L.P., Petro Holdings, Inc., Petroleum Heat and Power Co., Inc., and the agents Bank of America, N.A. and First Union Securities, Inc.(14)

10.27	Employment agreement dated as of September 30, 2001 between Star Gas LLC, and Irik P. Sevin.(10)(14)

10.28	Meenan Equity Purchase Agreement dated July 31, 2001(13)

10.32	Amended and restated credit agreement dated September 23, 2003, between Star Gas Propane, LP and the agents, JPMorgan Chase Bank and Wachovia Bank, N.A.(16)

Exhibit Number	Description
10.33	Parity debt agreement, dated September 30, 2003, between Star Gas Propane, LP, and the agents, Fleet National Bank, Wachovia Bank, N.A. and JPMorgan Chase Bank(16)

10.34	Employment Agreement between Petro Holdings, Inc. and Angelo J. Catania(10)(16)

10.35	Credit Agreement dated December 22, 2003, between Petroleum Heat and Power Co., Inc. and the agents, Fleet National Bank, JPMorgan Chase Bank and LaSalle Bank National Association.(18)

10.36	First supplemental indenture dated January 22, 2004 to the indenture dated February 6, 2003 for the Partnership’s 10 1/4% Senior Notes due 2013.(18)

10.37	Agreement to sell the stock and business of Total Gas & Electric.(19)

10.38	Indenture for the 10 1/4% senior notes due February 2013.(2)

10.39	Letter Amendment and Waiver No. 2 to Petro Credit Agreement.(21)

10.40	Employment Agreement between the Registrant and David Shinnebarger.(21)(10)

10.41	Employment Agreement between Petro Holdings, Inc. and Daniel P. Donovan.(21)(10)

10.42	Interest Purchase Agreement for the sale of the propane operations(20)

10.43	Non-Competition Agreement(20)

10.44	Credit Agreement dated December 17, 2004, between Petroleum Heat and Power Co., Inc. and JPMorgan Chase Bank, N.A., Bank of America, N.A., Wachovia Bank, National Association, General Electric Capital Corporation, Citizens Bank of Massachusetts and J. P. MorganSecurities, Inc.(23)

10.45	Amendment, dated as of November 2, 2005, to the Credit Agreement, dated as of December 17, 2004 among Petroleum Heat and Power Co., Inc. and JPMorgan Chase Bank, N.A., Bank of America, N.A., Wachovia Bank, National Association, General Electric Capital Corporation, and Citizens Bank of Massachusetts(28)

10.46	Letter Agreement and general release dated March 7, 2005 between Star Gas Partners L.P. and Irik P. Sevin(23)

10.47	Agreement between the Registrant and Audrey Sevin dated March 7, 2005(23)

10.48	Voting Trust Agreement dated March 7, 2005 between Star Gas LLC, Irik Sevin, Stephen Russell and Joseph Cavanaugh(23)

10.49	Employment Agreement dated May 4, 2005 between the Registrant and Richard F. Ambury(24)(10)

10.50	Agreement dated July 15, 2005 between the Registrant and Ami Trauber(26)

10.51	Agreement dated May 6, 2005 between the Registrant and David Shinnebarger(1)

10.52	Unit Purchase Agreement dated as of December [5], 2005 among Star Gas Partners, L.P., Star Gas LLC, Kestrel Energy Partners, LLC, Kestrel Heat, LLC and KM2, LLC(29)

10.53	Form of Noteholder Lock-Up Agreement with MacKay Shields LLC and Lehman Brothers Inc.(29)

10.54	Form of Noteholder Lock-Up Agreement with Morgan Asset Management, Inc. and Third Point LLC(29)

10.55	Form of Noteholder Lock-Up Agreement with Trilogy Capital, LLC(29)

10.56	Form of Noteholder Lock-Up Agreement with Merrill Lynch Investment Managers and certain related entities(29)

10.57	Form of Backstop Agreement with MacKay Shields LLC and Lehman Brothers Inc.(29)

10.58	Form of new Indenture for the new senior notes(29)

10.59	Form of Amended and Restated Indenture for the existing senior notes(29)

14	Code of Ethics(19)

Exhibit Number	Description
21	Subsidiaries of the Registrant(1)

23.1	Consent of KPMG LLP(1)

31.1	Certification of Chief Executive Officer pursuant to Rule 13a-14(a)/15d-14(a).(1)

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a)/15d-14(a).(1)

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002(1)

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002(1)

(1)	Filed herewith.
(2)	Incorporated by reference to an Exhibit to the Registrant’s Registration Statement on Form S-4, File No. 333-103873, filed with the Commission March 17, 2003.
(3)	Incorporated by reference to the same Exhibit to Registrant’s Registration Statement on Form S-1, File No. 33-98490, filed with the Commission on December 13, 1995.
(4)	Incorporated by reference to the same Exhibit to Registrant’s Registration Statement on Form S-3, File No. 333-47295, filed with the Commission on March 4, 1998.
(5)	Incorporated by reference to the same Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 26, 2000.
(6)	Incorporated by reference to the same Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 10, 2000.
(7)	In Accordance with Item 601(B)(4)(iii) of Regulation S-K, the Partnership will provide a copy of this document to the SEC upon request.
(8)	Incorporated by reference to the same Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 10, 2001.
(9)	Incorporated by reference to the same Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 13, 2001.
(10)	Management compensation agreement.
(11)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 16, 2001.
(12)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 18, 2001, as amended by Exhibit 4.2 to Form 8-A/A filed with the Commission on December 5, 2005.
(13)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated July 31, 2001.
(14)	Incorporated by reference to the same Exhibit to Registrant’s Annual Report on Form 10-K filed with the Commission on December 20, 2001.
(15)	Incorporated by reference to the same Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 30, 2002.
(17)	Incorporated by reference to the same Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2003.
(18)	Incorporated by reference to the same Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on January 29, 2004.
(19)	Incorporated by reference to the same Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 29, 2004.
(16)	Incorporated by reference to the same Exhibit to Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, filed with the Commission on December 22, 2003.
(20)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 18, 2004.
(21)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the Commission on December 14, 2004.

(22)	Incorporated by reference to the same Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on February 9, 2005.
(23)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on March 8, 2005.
(24)	Incorporated by reference to the an Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 6, 2005.
(25)	Incorporated by reference to an Exhibit to the Registrant’s Registration Statement on Form S-4, File No. 333-103873, filed with the Commission June 30, 2005.
(26)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 1, 2005.
(27)	Incorporated by reference to the same Exhibit to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2005.
(28)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 4, 2005.
(29)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated December 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the General Partner has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

Star Gas Partners, L.P.

By:	Star Gas LLC (General Partner)

By:	/s/ JOSEPH P. CAVANAUGH
Joseph P. Cavanaugh Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ JOSEPH P. CAVANAUGH Joseph P. Cavanaugh	Chief Executive Officer and Director Star Gas LLC	December 12, 2005

/s/ RICHARD F. AMBURY Richard F. Ambury	Chief Financial Officer (Principal Financial and Accounting Officer) Star Gas LLC	December 12, 2005

/s/ WILLIAM P. NICOLETTI William P. Nicoletti	Non-Executive Chairman of the Board and Director Star Gas LLC	December 12, 2005

/s/ PAUL BIDDELMAN Paul Biddelman	Director Star Gas LLC	December 12, 2005

/s/ STEPHEN RUSSELL Stephen Russell	Director Star Gas LLC	December 12, 2005

/s/ IRIK. P. SEVIN Irik P. Sevin	Director Star Gas LLC	December 12, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

Star Gas Finance Company

By:	(Registrant)

By:	/s/ JOSEPH P. CAVANAUGH
Joseph P. Cavanaugh Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ JOSEPH P. CAVANAUGH Joseph P. Cavanaugh	Chief Executive Officer and Director (Principle Executive Officer) Star Gas Finance Company	December 12, 2005

/S/ RICHARD F. AMBURY Richard F. Ambury	Chief Financial Officer (Principal Financial and Accounting Officer) Star Gas Finance Company	December 12, 2005

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AND FINANCIAL STATEMENT SCHEDULE

Page
Part II Financial Information:

Item 8—Financial Statements

Reports of Independent Registered Public Accounting Firm	C-76

Consolidated Balance Sheets as of September 30, 2004 and 2005	C-78

Consolidated Statements of Operations for the years ended September 30, 2003, 2004 and 2005	C-79

Consolidated Statements of Comprehensive Income (Loss) for the years ended September 30, 2003, 2004 and 2005	C-80

Consolidated Statements of Partners’ Capital for the years ended September 30, 2003, 2004 and 2005	C-81

Consolidated Statements of Cash Flows for the years ended September 30, 2003, 2004 and 2005	C-82

Notes to Consolidated Financial Statements	C-83 - C-111

Schedule for the years ended September 30, 2003, 2004 and 2005

II. Valuation and Qualifying Accounts	C-112

All other schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or the notes therein.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners of Star Gas Partners, L.P.:

We have audited the consolidated financial statements of Star Gas Partners, L.P. and Subsidiaries (the “Partnership”) as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Star Gas Partners, L.P. and Subsidiaries as of September 30, 2004 and 2005 and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2005, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Partnership’s internal control over financial reporting as of September 30, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated December 12, 2005 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Partnership must utilize all or a portion of the excess proceeds (as defined) from the sale of its propane segment to fund its working capital requirements over the next twelve months. Under the terms of the Indenture for the Partnership’s Senior Notes, such excess proceeds (as defined) are required to be offered to the holders of the Senior Notes by December 12, 2005. It is possible that the holders of the Senior Notes will not permit the use of such excess proceeds (as defined) by the Partnership to fund its working capital requirements. This factor raises substantial doubt about the Partnership’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 21. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes 3 and 9 to the consolidated financial statements, the Partnership adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” as of October 1, 2002.

KPMG LLP

Stamford, Connecticut

December 12, 2005

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners of Star Gas Partners, L.P.:

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting appearing under Item 9A(b), that Star Gas Partners, L.P. maintained effective internal control over financial reporting as of September 30, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Management of Star Gas Partners, L.P. is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Partnership’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Star Gas Partners, L.P. maintained effective internal control over financial reporting as of September 30, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, Star Gas Partners, L.P. maintained, in all material respects, effective internal control over financial reporting as of September 30, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Star Gas Partners, L.P. and Subsidiaries as of September 30, 2004 and 2005, and the related consolidated statements of operations, comprehensive income (loss), partners’ capital, and cash flows for each of the years in the three-year period ended September 30, 2005, and our report dated December 12, 2005 expressed an unqualified opinion on those consolidated financial statements. Our report contains an explanatory paragraph that the Partnership may not be able to fund its working capital requirements, which raises substantial doubt about the Partnership’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP

Stamford, Connecticut

December 12, 2005

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Years Ended September 30,
(in thousands)	2004	2005
ASSETS
Current assets
Cash and cash equivalents	$4,692	$99,148
Receivables, net of allowance of $5,622 and $8,433, respectively	84,005	89,703
Inventories	34,213	52,461
Prepaid expenses and other current assets	60,973	70,120
Current assets of discontinued operations	50,288	—

Total current assets	234,171	311,432

Property and equipment, net	63,701	50,022
Long-term portion of accounts receivables	5,458	3,788
Goodwill	233,522	166,522
Intangibles, net	103,925	82,345
Deferred charges and other assets, net	13,885	15,152
Long-term assets of discontinued operations	306,314	—

Total assets	$960,976	$629,261

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$25,010	$19,780
Working capital facility borrowings	8,000	6,562
Current maturities of long-term debt	24,418	796
Accrued expenses	65,491	56,580
Unearned service contract revenue	35,361	36,602
Customer credit balances	53,927	65,287
Current liabilities of discontinued operations	50,676	—

Total current liabilities	262,883	185,607

Long-term debt	503,668	267,417
Other long-term liabilities	24,654	31,129

Partners’ capital (deficit)
Common unitholders	167,367	144,312
Subordinated unitholders	(6,768)	(8,930)
General partner	(3,702)	(3,936)
Accumulated other comprehensive income	12,874	13,662

Total partners’ capital	169,771	145,108

Total liabilities and partners’ capital	$960,976	$629,261

See accompanying notes to consolidated financial statements.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
(in thousands, except per unit data)	2003	2004	2005
Sales:
Product	$934,967	$921,443	$1,071,270
Installations and service	168,001	183,648	188,208

Total sales	1,102,968	1,105,091	1,259,478
Cost and expenses:
Cost of product	598,397	594,153	786,349
Cost of installations and service	195,146	204,902	197,430
Delivery and branch expenses	217,244	232,985	231,581
Depreciation and amortization expenses	35,535	37,313	35,480
General and administrative expenses	39,763	19,937	43,418
Goodwill impairment charge	—	—	67,000

Operating income (loss)	16,883	15,801	(101,780)
Interest expense	(33,306)	(40,072)	(36,152)
Interest income	3,776	3,390	4,314
Amortization of debt issuance costs	(2,038)	(3,480)	(2,540)
Gain (loss) on redemption of debt	212	—	(42,082)

Loss from continuing operations before income taxes	(14,473)	(24,361)	(178,240)
Income tax expense	1,200	1,240	696

Loss from continuing operations	(15,673)	(25,601)	(178,936)
Income (loss) from discontinued operations, net of income taxes	19,786	20,276	(4,552)
Gain (loss) on sales of discontinued operations, net of income taxes	—	(538)	157,560
Cumulative effect of changes in accounting principles for discontinued operations—Adoption of SFAS No. 142	(3,901)	—	—

Net income (loss)	$212	$(5,863)	$(25,928)

General Partner’s interest in net income (loss)	$2	$(57)	$(234)

Limited Partners’ interest in net income (loss)	$210	$(5,806)	$(25,694)

Basic and diluted income (loss) per Limited Partner Unit:
Continuing operations	$(0.48)	$(0.72)	$(4.95)

Net income (loss)	$0.01	$(0.16)	$(0.72)

Weighted average number of Limited Partner units outstanding:
Basic	32,659	35,205	35,821

Diluted	32,767	35,205	35,821

See accompanying notes to consolidated financial statements.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Years Ended September 30,
(in thousands)	2003	2004	2005
Net income (loss)	$212	$(5,863)	$(25,928)
Other comprehensive income (loss):
Unrealized gain (loss) on derivative instruments	(4,930)	27,536	6,128
Unrealized gain (loss) on pension plan obligations	(1,469)	1,159	(3,703)
Other comprehensive income (loss) from discontinued operations	(495)	1,900	(1,637)

Other comprehensive income (loss)	(6,894)	30,595	788

Comprehensive income (loss)	$(6,682)	$24,732	$(25,140)

Reconciliation of Accumulated Other Comprehensive Income (Loss)

(in thousands)	Pension Plan Obligations	Derivative Instruments	Total
Balance as of September 30, 2002	$(15,745)	$4,918	$(10,827)
Reclassification to earnings	—	(7,745)	(7,745)
Unrealized loss on pension plan obligations	(1,469)	—	(1,469)
Unrealized gain on derivative instruments	—	2,815	2,815
Other comprehensive loss from discontinued operations	—	(495)	(495)

Other comprehensive loss	(1,469)	(5,425)	(6,894)

Balance as of September 30, 2003	(17,214)	(507)	(17,721)

Reclassification to earnings	—	(10,870)	(10,870)
Unrealized gain on pension plan obligations	1,159	—	1,159
Unrealized gain on derivative instruments	—	38,406	38,406
Other comprehensive income from discontinued operations	—	1,900	1,900

Other comprehensive income	1,159	29,436	30,595

Balance as of September 30, 2004	(16,055)	28,929	12,874

Reclassification to earnings	—	(34,901)	(34,901)
Unrealized loss on pension plan obligations	(3,703)	—	(3,703)
Unrealized gain on derivative instruments	—	41,029	41,029
Other comprehensive loss from discontinued operations	—	(1,637)	(1,637)

Other comprehensive income (loss)	(3,703)	4,491	788

Balance as of September 30, 2005	$(19,758)	$33,420	$13,662

See accompanying notes to consolidated financial statements.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

Years Ended September 30, 2003, 2004 and 2005

	Number of Units				Common	Sr. Sub.	Jr. Sub.	General Partner	Accum. Other Comprehensive Income (Loss)	Total Partners’ Capital
(in thousands, except per unit amounts)	Common	Sr. Sub.	Jr. Sub.	General Partner
Balance as of September 30, 2002	28,970	3,134	345	326	$242,696	$4,337	$(1,232)	$(2,710)	$(10,827)	$232,264
Issuance of units	1,701	8			34,180					34,180
Net income					189	20	1	2		212
Other comprehensive loss, net									(6,894)	(6,894)
Unit compensation expense					204	2,402				2,606
Distributions:										—
$ 2.30 per unit					(66,633)					(66,633)
$ 1.65 per unit						(5,188)				(5,188)
$ 1.15 per unit							(397)	(374)		(771)

Balance as of September 30, 2003	30,671	3,142	345	326	210,636	1,571	(1,628)	(3,082)	(17,721)	189,776
Issuance of units	1,495	103			34,996					34,996
Net loss					(5,222)	(530)	(54)	(57)		(5,863)
Other comprehensive income, net									30,595	30,595
Unit compensation expense					76	10				86
Distributions:										—
$ 2.30 per unit					(73,119)					(73,119)
$ 1.725 per unit						(5,540)	(597)	(563)		(6,700)

Balance as of September 30, 2004	32,166	3,245	345	326	167,367	(4,489)	(2,279)	(3,702)	12,874	169,771
Issuance of units		147				459				459
Net loss					(23,073)	(2,373)	(248)	(234)		(25,928)
Other comprehensive income, net									788	788
Unit compensation expense					18					18

Balance as of September 30, 2005	32,166	3,392	345	326	$144,312	$(6,403)	$(2,527)	$(3,936)	$13,662	$145,108

See accompanying notes to consolidated financial statements.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
(in thousands)	2003	2004	2005
Cash flows provided by (used in) operating activities:
Net income (loss)	$212	$(5,863)	$(25,928)
Deduct: (Income) loss from discontinued operations	(19,786)	(20,276)	4,552
(Gain) loss on sales of discontinued operations	—	538	(157,560)
Add: Cumulative effect of change in accounting principles for the adoption of SFAS No. 142 for discontinued operations	3,901	—	—
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	35,535	37,313	35,480
Amortization of debt issuance cost	2,038	3,480	2,540
Loss (gain) on redemption of debt	(212)	—	42,082
Loss on derivative instruments, net	306	1,673	2,144
Unit compensation expense (income)	9,001	(4,382)	(2,185)
Provision for losses on accounts receivable	6,601	7,646	9,817
Goodwill impairment charge	—	—	67,000
Gain on sales of fixed assets, net	(52)	(281)	(43)
Changes in operating assets and liabilities net of amounts related to acquisitions:
Increase in receivables	(20,735)	(6,178)	(13,845)
Decrease (increase) in inventories	3,155	(10,067)	(18,248)
Decrease (increase) in other assets	(13,917)	7,627	(7,070)
Increase (decrease) in accounts payable	7,923	5,832	(5,230)
Increase (decrease) in other current and long-term liabilities	1,395	(3,393)	11,579

Net cash provided by (used in) operating activities	15,365	13,669	(54,915)

Cash flows provided by (used in) investing activities:
Capital expenditures	(12,851)	(3,984)	(3,153)
Proceeds from sales of fixed assets	306	1,462	3,398
Cash proceeds from sale of discontinued operations	—	12,495	467,186
Acquisitions	(35,850)	(3,526)	—

Net cash provided by (used in) investing activities	(48,395)	6,447	467,431

Cash flows provided by (used in) financing activities:
Working capital facility borrowings	136,000	128,000	292,200
Working capital facility repayments	(153,000)	(126,000)	(293,638)
Acquisition facility borrowings	50,000	3,000	—
Acquisition facility repayments	(17,000)	(36,000)	—
Proceeds from the issuance of debt	197,333	70,512	—
Repayment of debt	(119,668)	(8,471)	(259,559)
Debt extinguishment costs	—	—	(37,688)
Distributions	(72,592)	(79,819)	—
Proceeds from the issuance of common units, net	34,180	34,996	—
Increase in deferred charges	(7,204)	(6,092)	(8,009)

Net cash provided by (used in) financing activities	48,049	(19,874)	(306,694)

Net cash provided by (used in) discontinued operations	(62,866)	194	(11,366)

Net increase (decrease) in cash	(47,847)	436	94,456
Cash and equivalent at beginning of period	52,103	4,256	4,692

Cash and equivalent at end of period	$4,256	$4,692	$99,148

See accompanying notes to consolidated financial statements.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1)    Partnership Organization

Star Gas Partners, L.P. (“Star Gas” or the “Partnership”) is a home heating oil distributor and services provider. Star Gas is a master limited partnership, which at September 30, 2005 had outstanding 32.2 million common units (NYSE: “SGU” representing an 88.8% limited partner interest in Star Gas) and 3.4 million senior subordinated units (NYSE: “SGH” representing a 9.4% limited partner interest in Star Gas). Additional Partnership interests include 0.3 million junior subordinated units (representing a 0.9% limited partner interest) and 0.3 million general partner units (representing a 0.9% general partner interest).

The Partnership is organized as follows:

•	The general partner of the Partnership is Star Gas LLC, a Delaware limited liability company. The Board of Directors of Star Gas LLC is appointed by its members. The general partner’s interest owned by Star Gas LLC represents approximately a 1% interest in the Partnership.

•	The Partnership’s heating oil operations (the “heating oil segment”) are conducted through Petro Holdings, Inc. (“Petro”) and its subsidiaries. Petro is a Minnesota corporation that is an indirect wholly owned subsidiary of Star/Petro Inc., which is a 99.99% subsidiary of the Partnership. The remaining .01% equity interest in Star/Petro, Inc. is owned by Star Gas LLC. Petro is a retail distributor of home heating oil as of September 30, 2005 and serves approximately 480,000 customers in the Northeast and Mid-Atlantic regions.

•	Star Gas Finance Company is a direct wholly owned subsidiary of the Partnership. Star Gas Finance Company serves as the co-issuer, jointly and severally with the Partnership, of the Partnership’s $265 million 10 1/4% Senior Notes, which are due in 2013. The Partnership is dependent on distributions including intercompany interest payments from its subsidiaries to service the Partnership’s debt obligations. The distributions from the Partnership’s subsidiaries are not guaranteed and are subject to certain loan restrictions. Star Gas Finance Company has nominal assets and conducts no business operations.

The Partnership was formerly engaged in the retail distribution of propane and related supplies and equipment to residential and commercial customers in the Midwest and Northeast regions of the United States and Florida and Georgia (the “propane segment”). In December 2004, the Partnership completed the sale of all of its interests in the propane segment to Inergy Propane, LLC (“Inergy”) for a purchase price of $481.3 million. The Partnership recorded a gain on this sale of approximately $157 million.

On March 7, 2005 (“the Termination Date”), Star Gas LLC and Mr. Irik P. Sevin entered into a letter agreement and general release (the “Agreement”). In accordance with the Agreement, Mr. Sevin confirmed his resignation from employment as the Chairman and Chief Executive Officer and President of Star Gas LLC (and its subsidiaries) under the employment agreement between Mr. Sevin and Star Gas LLC dated as of September 30, 2001. In addition, Mr. Sevin transferred his member interests in Star Gas LLC to a voting trust of which Mr. Sevin is one of three trustees. Under the terms of the voting trust, those interests will be voted in accordance with the decision of a majority of the trustees. Pursuant to the Agreement, Mr. Sevin is entitled to an annual consulting fee totaling $395,000 for a period of five years following the Termination Date. In addition, the Agreement provides for Mr. Sevin to receive a retirement benefit equal to $350,000 per year for a 13-year period beginning with the month following the five-year anniversary of the Termination Date. On September 30, 2005, a liability of $4.1 million was reflected in the Partnership’s financial statements, the present value of the remaining cost of the Agreement. For the year ended September 30, 2005, the Partnership paid Mr. Sevin $0.2 million and recorded $3.2 million of general and administrative expense relating to the Agreement. The Partnership had previously accrued approximately $1.1 million related to Mr. Sevin’s prior SERP, which was forfeited in lieu of the new retirement benefit in connection with the Agreement.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2)    Use of Excess Proceeds

During the year ended September 30, 2005, the Partnership has experienced high customer attrition and declining operating margins. Its loss from continuing operations totaled $178.9 million and cash flows used in operations totaled $54.9 million. The Partnership anticipates that it will be required to utilize the Net Proceeds from the sale of the propane segment to fund its working capital requirements over the next twelve months. Under the terms of the Indenture for the Partnership’s Senior Notes, such Net Proceeds to the extent not used for Permitted Uses (as defined) become Excess Proceeds and are required to be offered to the holders of the Senior Notes by December 12, 2005. It is possible that the holders of the Senior Notes could take the position that use of the Net Proceeds to purchase working capital assets was not a Permitted Use. We disagree with that position and have communicated our disagreement with these noteholders. However, if our position is challenged and we are not successful in defending our position, this would constitute an event of default if declared by either the holders of 25% in principal amount of the Senior Notes or by the trustee and in such event, all amounts due under the Senior Notes would become immediately due and payable which would have a material adverse effect on our ability to continue as a going concern. At September 30, 2005, the amount of Net Proceeds in excess of $10 million not yet applied toward a Permitted Use totaled $93.2 million. As of December 2, 2005 all Excess Proceeds were applied toward a Permitted Use.

3)    Summary of Significant Accounting Policies

Basis of Presentation

The Consolidated Financial Statements include the accounts of Star Gas Partners, L.P. and its subsidiaries. All material intercompany items and transactions have been eliminated in consolidation.

The Partnership completed the sale of its propane segment on December 17, 2004 and its TG&E segment on March 31, 2004. As a result of the sale of TG&E and the propane segment, the results of operations of TG&E and propane segments have been classified as discontinued operations in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Reclassification

Certain prior year amounts have been reclassified to conform with the current year presentation.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Sales of heating oil and air conditioning equipment are recognized at the time of delivery of the product to the customer or at the time of sale or installation. Revenue from repairs and maintenance service is recognized upon completion of the service. Payments received from customers for heating oil equipment service contracts are deferred and amortized into income over the terms of the respective service contracts, on a straight-line basis, which generally do not exceed one year.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Basic and Diluted Net Income (Loss) per Limited Partner Unit

Net Income (Loss) per Limited Partner Unit is computed by dividing net income (loss), after deducting the General Partner’s interest, by the weighted average number of Common Units, Senior Subordinated Units and Junior Subordinated Units outstanding.

Cash Equivalents

The Partnership considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market and are computed on a first-in, first-out basis.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the depreciable assets using the straight-line method.

Goodwill and Intangible Assets

Goodwill and intangible assets include goodwill, customer lists and covenants not to compete.

Goodwill is the excess of cost over the fair value of net assets in the acquisition of a company. On October 1, 2002, the Partnership adopted the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets.” SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually. SFAS No. 142 also requires intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. On October 1, 2002, the Partnership ceased amortization of all goodwill. The Partnership also recorded a non-cash charge of $3.9 million in its first fiscal quarter of 2003 to reduce the carrying value of the discontinued TG&E segment’s goodwill. This charge is reflected as a cumulative effect of change in accounting principle in the Partnership’s consolidated statement of operations for the year ended September 30, 2003. The Partnership performs its annual impairment review during its fiscal fourth quarter or more frequently if events or circumstances indicate that the value of goodwill might be impaired The Partnership performed such an interim review during its fiscal second quarter which resulted in a writedown of its goodwill by $67 million. See Note 9.

Customer lists are the names and addresses of the acquired company’s patrons. Based on the historical retention experience of these lists, the heating oil segment amortizes customer lists on a straight-line basis over seven to ten years.

Covenants not to compete are non-compete agreements established with the owners of an acquired company and are amortized over the respective lives of the covenants on a straight-line basis, which are generally five years.

Impairment of Long-lived Assets

It is the Partnership’s policy to review intangible assets and other long-lived assets, in accordance with SFAS No. 144, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Partnership determines whether the carrying values of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

such assets are recoverable over their remaining estimated lives through undiscounted future cash flow analysis. If such a review should indicate that the carrying amount of the assets is not recoverable, it is the Partnership’s policy to reduce the carrying amount of such assets to fair value.

Deferred Charges

Deferred charges represent the costs associated with the issuance of debt instruments and are amortized over the lives of the related debt instruments.

Advertising Expense

Advertising costs are expensed as they are incurred. Advertising expenses were $6.6 million, $6.9 million and $9.2 million in 2003, 2004 and 2005, respectively.

Customer Credit Balances

Customer credit balances represent payments received in advance from customers pursuant to a budget payment plan (whereby customers pay their estimated annual usage on a fixed monthly basis) and the payments made have exceeded the charges for heating oil deliveries.

Environmental Costs

The Partnership expenses, on a current basis, costs associated with managing hazardous substances and pollution in ongoing operations. The Partnership also accrues for costs associated with the remediation of environmental pollution when it becomes probable that a liability has been incurred and the amount can be reasonably estimated.

Insurance Reserves

The Partnership accrues for workers’ compensation, general liability and auto claims not covered under its insurance policies and establishes estimates based upon actuarial assumptions as to what its ultimate liability will be for these claims.

Employee Unit Incentive Plan

When applicable, the Partnership accounts for stock-based compensation arrangements in accordance with APB No. 25. Compensation costs for fixed awards on pro-rata vesting are recognized on a straight-line basis over the vesting period. The Partnership adopted an employee and director unit incentive plan to grant certain employees and directors senior subordinated limited partner units (“incentive units”), as an incentive for increased efforts during employment and as an inducement to remain in the service of the Partnership. Grants of incentive units vest as follows: twenty percent immediately, with the remaining amount vesting annually over four consecutive installments if the Partnership achieves annual targeted distributable cash flow. The Partnership records an expense for the incentive units granted, which require no cash contribution, over the vesting period for those units which are probable of being issued.

Income Taxes

The Partnership is a master limited partnership. As a result, for Federal income tax purposes, earnings or losses are allocated directly to the individual partners. Except for the Partnership’s corporate subsidiaries,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

no recognition has been given to Federal income taxes in the accompanying financial statements of the Partnership. While the Partnership’s corporate subsidiaries will generate non-qualifying Master Limited Partnership revenue, dividends from the corporate subsidiaries to the Partnership are generally included in the determination of qualified Master Limited Partnership income. In addition, a portion of the dividends received by the Partnership from the corporate subsidiaries will be taxable to the partners. Net earnings for financial statement purposes will differ significantly from taxable income reportable to partners as a result of differences between the tax basis and financial reporting basis of assets and liabilities and due to the taxable income allocation requirements of the Partnership agreement.

The accompanying financial statements are reported on a fiscal year, however, the Partnership and its Corporate subsidiaries file state and Federal income tax returns on a calendar year.

For corporate subsidiaries of the Partnership, a consolidated Federal income tax return is filed. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of assets and liabilities and their respective tax bases and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Derivatives and Hedging

The Partnership uses derivative instruments to manage the majority of its exposure to market risk related to changes in the current and future market price of home heating oil purchased for resale to protected-price customers. It is the Partnership’s objective to hedge the cash flow variability associated with forecasted purchases of its inventory held for resale to protected-price customers through the use of derivative instruments when appropriate. To a lesser extent, the Partnership may hedge the fair value of inventory on hand or firm commitments to purchase inventory. To meet these objectives, it is the Partnership’s policy to enter into various types of derivative instruments to (i) manage the variability of cash flows resulting from the price risk associated with forecasted purchases of home heating oil purchased for resale to protected-price customers, (ii) hedge the downside price risk of firm purchase commitments and in some cases physical inventory on hand.

All derivative instruments are recognized on the balance sheet at their fair market value. On the date the derivative contract is entered into, the Partnership designates the derivative as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge), or a hedge of a forecasted purchase or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). The Partnership formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Partnership also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair value or cash flows of hedged items.

Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair value hedge, along with the loss or gain on the hedged asset or liability or unrecognized firm commitment of the hedged item that is attributable to the hedged risk are recorded in earnings. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in accumulated other comprehensive income, until earnings are affected by the variability in cash flows of the designated hedged item. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings.

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When it is determined that a derivative is not highly effective as a hedge or that is has ceased to be a highly effective hedge, the Partnership discontinues hedge accounting prospectively. When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective hedge, the Partnership continues to carry the derivative on the balance sheet at its fair value, and recognized changes in the fair value of the derivative through current-period earnings.

Recent Accounting Pronouncements

In December 2004, the FASB issued Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”). SFAS No. 123R, which is effective for the first annual period beginning after June 15, 2005. SFAS No. 123R requires all share-based payments to employees, including grants of stock options, to be recognized in the financial statements based on their fair values. In addition, two transition alternatives are permitted at the time of adoption of this statement, restating prior year financial statements or recognizing adjustments to share-based liabilities as the cumulative effect of a change in accounting principle. Currently, the Partnership accounts for unit appreciation rights and other unit based compensation arrangements using the intrinsic value method under the provisions of APB 25. The Partnership will be required to adopt SFAS No. 123R effective October 1, 2005. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”) regarding the SEC’s interpretation of SFAS No. 123R. The Partnership is currently evaluating the requirements of SFAS No. 123R and SAB 107. The Partnership has not yet determined the method of adoption or the effect of adopting SFAS No. 123R. However, it believes that SFAS No. 123R will not have a material effect on its results of operations financial position or liquidity, upon adoption.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”), which is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Partnership is required to adopt SFAS No. 154 in fiscal 2007. SFAS No. 154 provides guidance for and reporting of accounting changes and error corrections. It states that retrospective application, or the latest practicable date, is the required method for reporting a change in accounting principle and the reporting of a correction of an error. The Partnership’s results of operations and financial condition will only be impacted following the adoption of SFAS No. 154 if it implements changes in accounting principles that are addressed by the standard or corrects accounting errors in future periods.

4)    Discontinued Operations

On December 17, 2004, the Partnership completed the sale of all of its interests in its propane segment to Inergy for a net purchase price of approximately $481.3 million. The propane segment was the Partnership’s principal distributor of propane and related supplies and equipment to residential, industrial, agricultural and motor fuel customers. Closing and other settlement costs totaled approximately $14 million and approximately $311 million was used to repay outstanding debt of the propane segment and the heating oil segment. $10 million of the proceeds were used to reimburse the heating oil segment for expenses paid by the heating oil segment on behalf of the Partnership. The remainder of the proceeds were contributed to the heating oil segment (Petro Holdings, Inc.) as a capital contribution. In accordance with the purchase agreement, the effective date of the disposition was November 30, 2004. The Partnership recognized a gain on the sale of the propane segment totaling approximately $157 million net of income taxes of $1.3 million.

On March 31, 2004, the Partnership sold the stock and business of its natural gas and electricity segment (“TG&E”) to a private party for a purchase price of approximately $13.5 million. TG&E was the Partnership’s energy reseller that marketed natural gas and electricity to approximately 65,000 residential customers in deregulated markets in New York, New Jersey, Florida and Maryland. The Partnership realized a gain of approximately $0.2 million as a result of this transaction.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The components of discontinued operations of the propane and TG&E segments for the years ended September 30, are as follows (in thousands):

	2003			2004			2005
	TG&E	Propane	Total	TG&E	Propane	Total	TG&E	Propane	Total
Sales	$81,480	$279,300	$360,780	$52,413	$348,846	$401,259	$—	$58,722	$58,722
Cost of sales	71,789	145,015	216,804	46,867	197,000	243,867	—	38,442	38,442
Delivery and branch expenses	—	76,279	76,279	—	92,701	92,701	—	17,796	17,796
Depreciation & amortization expenses	667	16,958	17,625	258	20,030	20,288	—	3,481	3,481
General & administrative expenses	7,780	10,568	18,348	4,255	10,090	14,345	—	2,096	2,096

	1,244	30,480	31,724	1,033	29,025	30,058	—	(3,093)	(3,093)
Net interest expense	14	11,037	11,051	—	9,221	9,221	—	1,384	1,384
Other loss	—	587	587	—	166	166	—	27	27

Income (loss) from discontinued operations before income taxes and cumulative effect of changes in accounting principles, net of income taxes	1,230	18,856	20,086	1,033	19,638	20,671	—	(4,504)	(4,504)
Income tax expense	—	300	300	110	285	395	—	48	48

Income (loss) from discontinued operations before cumulative effect of changes in accounting principles, net of income taxes	1,230	18,556	19,786	923	19,353	20,276	—	(4,552)	(4,552)
Cumulative effect of change in accounting principles	(3,901)	—	(3,901)	—	—	—	—	—	—

Income (loss) from discontinued operations	$(2,671)	$18,556	$15,885	$923	$19,353	$20,276	$—	$(4,552)	$(4,552)

5)    Quarterly Distribution of Available Cash (See Note 2.)

In general, the Partnership has distributed to its partners on a quarterly basis all “Available Cash.” Available Cash generally means, with respect to any fiscal quarter, all cash on hand at the end of such

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

quarter less the amount of cash reserves that are necessary or appropriate in the reasonable discretion of the General Partner to (1) provide for the proper conduct of the Partnership’s business, (2) comply with applicable law or any of its debt instruments or other agreements or (3) in certain circumstances provide funds for distributions to the common unitholders and the senior subordinated unitholders during the next four quarters. The General Partner may not establish cash reserves for distributions to the senior subordinated units unless the General Partner has determined that in its judgment the establishment of reserves will not prevent the Partnership from distributing the Minimum Quarterly Distribution (“MQD”) on all common units and any common unit arrearages thereon with respect to the next four quarters. Certain restrictions on distributions on senior subordinated units, junior subordinated units and general partner units could result in cash that would otherwise be Available Cash being reserved for other purposes. Cash distributions will be characterized as distributions from either Operating Surplus or Capital Surplus as defined in the Partnership agreement.

The senior subordinated units, the junior subordinated units, and general partner units are each a separate class of interest in Star Gas Partners, and the rights of holders of those interests to participate in distributions differ from the rights of the holders of the common units.

In general, Available Cash may be distributed per quarter based on the following priorities:

•	First, to the common units until each has received $0.575, plus any arrearages from prior quarters.

•	Second, to the senior subordinated units until each has received $0.575.

•	Third, to the junior subordinated units and general partner units until each has received $0.575.

•	Finally, after each has received $0.575, Available Cash will be distributed proportionately to all units until target levels are met.

If distributions of Available Cash exceed target levels greater than $0.604, the senior subordinated units, junior subordinated units and general partner units will receive incentive distributions.

In August 2000, the Partnership commenced quarterly distributions on its senior subordinated units at an initial rate of $0.25 per unit. From February 2001 to July 2002, the Partnership increased the quarterly distributions on its senior subordinated units, junior subordinated units and general partner units to $0.575 per unit. In August 2002, the Partnership announced that it would decrease distributions to its senior subordinated units to $0.25 per unit and would eliminate the distributions to its junior subordinated units and general partner units. In April 2003, the Partnership announced that it would increase the distributions to its senior subordinated units to $0.575 per unit and that it would resume distributions of $0.575 per unit to its junior subordinated units and general partner units. In order for any subordinated unit to receive a distribution, common units must be paid all outstanding minimum quarterly distributions, including arrearages.

On October 18, 2004 the Partnership announced that it would not be permitted to make any distributions on its common units for the quarter ended September 30, 2004. The Partnership had previously announced the suspension of distributions on the senior subordinated units on July 29, 2004. The Partnership did not pay a distribution on any of its units in fiscal 2005. There are currently five quarterly arrearages on distributions to the common units, aggregating $92.5 million. The revolving credit facility and the MLP Notes impose certain restrictions on the Partnership’s ability to pay distributions to unitholders (see Note 10). The Partnership believes it is unlikely that the Partnership will resume distributions on the common units, senior subordinated units, and junior subordinated units and general partner units for the foreseeable future.

The subordination period will end once the Partnership has met the financial tests stipulated in the partnership agreement, but it generally cannot end before September 30, 2008. However, if the general

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

partner is removed under some circumstances, the subordination period will end. When the subordination period ends, all senior subordinated units and junior subordinated units will convert into Class B common units on a one-for-one basis, and each common unit will be redesignated as a Class A common unit. The main difference between the Class A common units and Class B common units is that the Class B common units will continue to have the right to receive incentive distributions and additional units.

The subordination period will generally extend until the first day of any quarter after each of the following three events occur:

1)	distributions of Available Cash from Operating Surplus on the common units, senior subordinated units, junior subordinated units and general partner units equal or exceed the sum of the minimum quarterly distributions on all of the outstanding common units, senior subordinated units, junior subordinated units and general partner units for each of the three consecutive non-overlapping four-quarter periods immediately preceding that date;

2)	the Adjusted Operating Surplus generated during each of the three consecutive immediately preceding non-overlapping four-quarter periods equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units, senior subordinated units, junior subordinated units and general partner units during those periods on a fully diluted basis for employee options or other employee incentive compensation. This includes all outstanding units and all common units issuable upon exercise of employee options that have, as of the date of determination, already vested or are scheduled to vest before the end of the quarter immediately following the quarter for which the determination is made. It also includes all units that have as of the date of determination been earned by but not yet issued to our management for incentive compensation; and

3)	there are no arrearages in payment of the minimum quarterly distribution on the common units.

6)    Segment Reporting

At September 30, 2005, the Partnership had one reportable operating segment: retail distribution of heating oil. The administrative expenses and debt service costs for the public master limited partnership, Star Gas Partners, have not been allocated to the segment.

The heating oil segment is primarily engaged in the retail distribution of home heating oil, related equipment services, and equipment sales to residential and commercial customers. It operates primarily in the Northeast and Mid-Atlantic regions. Home heating oil is principally used by the Partnership’s residential and commercial customers to heat their homes and buildings, and as a result, weather conditions have a significant impact on the demand for home heating oil.

The public Master Limited Partnership (“Partners & Others”) includes the office of the Chief Executive Officer and has the responsibility for, among other things, maintaining investor relations and investor reporting for the Partnership.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following are the statements of operations and balance sheets for the heating oil segment as of and for the periods indicated.

	Years Ended September 30,
	2003(1)			2004(1)			2005(1)
(in thousands)	Heating Oil	Partners & Others(2)	Consol.	Heating Oil	Partners & Others(2)	Consol.	Heating Oil	Partners & Others(2)	Consol.
Statements of Operations
Sales:
Product	$934,967	$—	$934,967	$921,443	$—	$921,443	$1,071,270	$—	$1,071,270
Installations and service	168,001	—	168,001	183,648	—	183,648	188,208	—	188,208

Total sales	1,102,968	—	1,102,968	1,105,091	—	1,105,091	1,259,478	—	1,259,478
Cost and expenses:
Cost of product	598,397	—	598,397	594,153	—	594,153	786,349	—	786,349
Cost of installations and service	195,146	—	195,146	204,902	—	204,902	197,430	—	197,430
Delivery and branch expenses	217,244	—	217,244	232,985	—	232,985	231,581	—	231,581
Depreciation & amortization expenses	35,535	—	35,535	37,313	—	37,313	35,480	—	35,480
General and administrative	22,356	17,407	39,763	16,535	3,402	19,937	17,376	26,042	43,418
Goodwill impairment charge	—	—	—	—	—	—	67,000	—	67,000

Operating income (loss)	34,290	(17,407)	16,883	19,203	(3,402)	15,801	(75,738)	(26,042)	(101,780)
Net interest expense	22,760	6,770	29,530	28,038	8,644	36,682	21,780	10,058	31,838
Amortization of debt issuance costs	1,655	383	2,038	2,750	730	3,480	1,718	822	2,540
(Gain) loss on redemption of debt	(212)	—	(212)	—	—	—	24,192	17,890	42,082

Income (loss) from continuing operations before income taxes	10,087	(24,560)	(14,473)	(11,585)	(12,776)	(24,361)	(123,428)	(54,812)	(178,240)
Income tax expense (benefit)	1,200	—	1,200	1,240	—	1,240	1,756	(1,060)	696

Income (loss) from continuing operations	8,887	(24,560)	(15,673)	(12,825)	(12,776)	(25,601)	(125,184)	(53,752)	(178,936)
Income (loss) from discontinued operations	—	19,786	19,786	—	20,276	20,276	—	(4,552)	(4,552)
Gain (loss) on sale of discontinued operations	—	—	—	—	(538)	(538)	—	157,560	157,560
Cumulative effect of change in accounting principles for discontinued operations	—	(3,901)	(3,901)	—	—	—	—	—	—

Net income (loss)	$8,887	$(8,675)	$212	$(12,825)	$6,962	$(5,863)	$(125,184)	$99,256	$(25,928)

Capital expenditures	$12,851	$—	$12,851	$3,984	$—	$3,984	$3,153	$—	$3,153

Total assets	$622,005	$353,605	$975,610	$597,867	$363,109	$960,976	$620,872	$8,389	$629,261

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	September 30, 2004(1)			September 30, 2005(1)
(in thousands)	Heating Oil	Partners & Other(2)	Consol.	Heating Oil	Partners & Other(2)	Consol.
Balance Sheets
ASSETS
Current assets:
Cash and cash equivalents	$4,561	$131	$4,692	$99,102	$46	$99,148
Receivables, net	84,005	—	84,005	89,703	—	89,703
Inventories	34,213	—	34,213	52,461	—	52,461
Prepaid expenses and other current assets	61,549	(576)	60,973	67,908	2,212	70,120
Net current assets of discontinued operations	—	50,288	50,288	—	—	—

Total current assets	184,328	49,843	234,171	309,174	2,258	311,432
Property and equipment, net	63,701	—	63,701	50,022	—	50,022
Long-term portion of accounts receivable	5,458	—	5,458	3,788	—	3,788
Goodwill	233,522	—	233,522	166,522	—	166,522
Intangibles, net	103,925	—	103,925	82,345	—	82,345
Deferred charges & other assets, net	6,933	6,952	13,885	9,021	6,131	15,152
Net long-term assets of discontinued operations	—	306,314	306,314	—	—	—

Total assets	$597,867	$363,109	$960,976	$620,872	$8,389	$629,261

LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities:
Accounts payable	$25,058	$(48)	$25,010	$19,807	$(27)	$19,780
Working capital facility borrowings	8,000	—	8,000	6,562	—	6,562
Current maturities of long-term debt	14,168	10,250	24,418	796	—	796
Accrued expenses and other current liabilities	56,272	9,219	65,491	50,348	6,232	56,580
Due to affiliates	1,329	(1,329)	—	(8,667)	8,667	—
Unearned service contract revenue	35,361	—	35,361	36,602	—	36,602
Customer credit balances	53,927	—	53,927	65,287	—	65,287
Net current liabilities of discontinued operations	—	50,676	50,676	—	—	—

Total current liabilities	194,115	68,768	262,883	170,735	14,872	185,607
Long-term debt	148,045	355,623	503,668	95	267,322	267,417
Due to affiliate	165,684	(165,684)	—	165,684	(165,684)	—
Other long-term liabilities	24,654	—	24,654	27,377	3,752	31,129
Partners’ Capital:
Equity Capital	65,369	104,402	169,771	256,981	(111,873)	145,108

Total liabilities and partners’ capital	$597,867	$363,109	$960,976	$620,872	$8,389	$629,261

(1)	The Partnership completed the sale of its TG&E segment during March 2004 and its propane segment as of November 2004. See Note 4.
(2)	The Partner and Other amounts include the balance sheet and statement of operations of the Public Master Limited Partnership and Star Gas Finance Company, as well as the necessary consolidation entries to eliminate the investment in Petro Holdings, Inc.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7)    Inventories

The components of inventory were as follows (in thousands):

	September 30,
	2004	2005
Heating oil and other fuels	$21,661	$39,858
Fuel oil parts and equipment	12,552	12,603

	$34,213	$52,461

Heating oil and other fuel inventories were comprised of 15.9 million gallons and 21.3 million gallons on September 30, 2004 and September 30, 2005, respectively.

Inventory Derivative Instruments

The Partnership periodically hedges a portion of its home heating oil purchases through futures, options, collars and swap agreements.

To hedge a substantial portion of the purchase price associated with heating oil gallons anticipated to be sold to its price plan customers, the Partnership at September 30, 2005 had outstanding 26.2 million gallons of swap contracts to buy heating oil with a notional value of $41.8 million and a fair value of $13.8 million; 64.0 million gallons of futures contracts to buy heating oil with a notional value of $116.1 million and a fair value of $18.3 million; and 17.6 million gallons of purchased call option contracts to buy heating oil with a notional value of $38.6 million and a fair value of $4.2 million. The contracts expire at various times with no contract expiring later than September 30, 2006. The Partnership recognizes the fair value of these derivative instruments as assets.

To hedge a substantial portion of the purchase price associated with heating oil gallons anticipated to be sold to its price protected customers, the Partnership at September 30, 2004 had outstanding 74.1 million gallons of swap contracts to buy heating oil with a notional value of $71.5 million and a fair value of $20.4 million; 30.7 million gallons of futures contracts to buy heating oil with a notional value of $33.2 million and a fair value of $8.2 million; 6.6 million gallons of purchased call option contracts to buy heating oil with a notional value of $13.1 million and a fair value of $2.4 million. The contracts expired at various times with no contract expiring later than September 30, 2005. The Partnership recognizes the fair value of these derivative instruments as assets.

Given the staggered renewals of price-protected contracts, the derivative instruments associated with price protected customers described in the two foregoing paragraphs represent a substantial majority of the volume anticipated to be required to satisfy the Partnership’s then established fixed and maximum price obligations for the twelve months following September 30, 2004 and 2005, respectively

For the year ended September 30, 2005, the Partnership recognized the following for derivative instruments designated as cash flow hedges: $46.4 million gain in earnings due to instruments which settled or settled or expired during the fiscal year ended September 30, 2005, $33.4 million unrealized gain in accumulated other comprehensive income due to the effective portion of derivative instruments outstanding at September 30, 2005, and $0.8 million unrealized gain due to hedge ineffectiveness for derivative instruments outstanding at September 30, 2005. For derivative instruments accounted for as fair value hedges, the Partnership recognized a $6.9 million loss in earnings due to instruments which expired or settled during the current year, and a $1.5 million unrealized loss in earnings for the change in fair value of derivative instruments outstanding at September 30, 2005. For derivative instruments not designated as hedging instruments, the Partnership recognized a $1.5 million unrealized loss in earnings for the change in fair value of derivative instruments outstanding at September 30, 2005.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the year ended September 30, 2004, the Partnership recognized the following for derivative instruments designated as cash flow hedges: $20.6 million gain in earnings due to instruments expiring or settled during the current year, $27.3 million unrealized gain in accumulated other comprehensive income due to the effective portion of derivative instruments outstanding at September 30, 2004, and approximately $2.5 million unrealized gain in earnings resulting from hedge ineffectiveness for derivative instruments outstanding at September 30, 2004. For derivative instruments accounted for as fair value hedges, the Partnership recognized a $0.1 million loss in earnings due to instruments expiring or settled during the current year, and a $2.3 million unrealized loss in earnings for the change in the fair value of derivative instruments outstanding at September 30, 2004. For derivative instruments not designated as hedging instruments, the Partnership recognized a $1.9 million unrealized loss in earnings for the change in fair value of derivative instruments outstanding at September 30, 2004.

The Partnership recorded $35.1 million for the fair value of all of its derivative instruments, to other current assets, at September 30, 2005. The balance of approximately $33.4 million in accumulated other comprehensive income, representing the effective portion of cash flow hedges outstanding, is expected to be reclassified into earnings, through cost of goods sold over the next 12 months.

8)    Property, Plant and Equipment

The components of property, plant and equipment and their estimated useful lives were as follows (in thousands):

	September 30,
	2004	2005	Useful Estimated Lives
Land	$11,232	$10,885	—
Buildings and leasehold improvements	22,591	21,627	1 -40 years
Fleet and other equipment	36,110	35,249	1 -16 years
Tanks and equipment	7,907	7,438	8 -35 years
Furniture, fixtures and office equipment	44,663	45,645	3 -12 years

Total	122,503	120,844
Less accumulated depreciation	58,802	70,822

Property and equipment, net	$63,701	$50,022

Depreciation expense was $14.8 million, $15.3 million and $13.5 million for the fiscal years ended September 30, 2003, 2004 and 2005, respectively.

9)    Goodwill and Other Intangible Assets

Under SFAS No. 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value. If goodwill of a reporting unit is determined to be impaired, the amount of impairment is measured based on the excess of the net book value of the goodwill over the implied fair value of the goodwill. The Partnership has one reporting unit, the heating oil segment, see Note 6—Segment Reporting.

The Partnership has selected August 31 of each year to perform its annual impairment review under SFAS No. 142. The evaluations utilize both an income and market valuation approach and contain reasonable and supportable assumptions and projections and reflect management’s best estimate of projected future cash flows. If the assumptions and estimates underlying the goodwill impairment evaluation are not achieved, a goodwill impairment charge may be necessary. On August 31, 2004, the Partnership, with the assistance of a third party

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

valuation firm, performed its annual goodwill impairment evaluation for its reporting units and at that time determined that no impairment charge was necessary. During the second fiscal quarter of 2005, a number of events occurred that indicated a possible impairment of goodwill of the heating oil segment might exist. These events included: the Partnership’s determination in February 2005 that the Partnership could expect to generate significantly lower than expected operating results for the heating oil segment for the year and a significant decline in the Partnership’s unit price. As a result of these triggering events and circumstances, the Partnership completed an additional SFAS No. 142 impairment review of the heating oil segment with the assistance of a third party valuation firm as of February 28, 2005. The evaluation utilized both an income and market valuation approach and contained reasonable assumptions and reflected management’s best estimate of projected future cash flows. This review resulted in a non-cash goodwill impairment charge of approximately $67 million, which reduced the carrying amount of goodwill of the heating oil segment. As of August 31, 2005, the Partnership performed its annual goodwill impairment valuation for its heating oil segment, with the assistance of a third party valuation firm. Based upon this analysis, it was determined that there was no additional goodwill impairment as of August 31, 2005.

A summary of changes in the Partnership’s goodwill during the fiscal years ended September 30, 2005 and 2004 are as follows (in thousands):

Balance as of September 30, 2003	$232,602
Fiscal 2004 acquisitions	920

Balance as of September 30, 2004	233,522
Second fiscal quarter 2005 impairment charge	(67,000)

Balance as of September 30, 2005	$166,522

Intangible assets subject to amortization consist of the following (in thousands):

	September 30, 2004			September 30, 2005
	Gross Carrying Amount	Accum. Amortization	Net	Gross Carrying Amount	Accum. Amortization	Net
Customer lists	$189,559	$86,332	$103,227	$189,559	$107,265	$82,294
Covenants not to compete	4,736	4,038	698	4,755	4,704	51

	$194,295	$90,370	$103,925	$194,314	$111,969	$82,345

Amortization expense for intangible assets was $20.4 million, $21.7 million and $21.6 million for the fiscal years ended September 30, 2003, 2004 and 2005, respectively. Total estimated annual amortization expense related to intangible assets subject to amortization, for the year ended September 30, 2006 and the four succeeding fiscal years ended September 30, is as follows (in thousands):

Amount
2006	$20,958
2007	$20,340
2008	$18,556
2009	$11,706
2010	$6,418

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10)    Long-Term Debt and Bank Facility Borrowings

Upon the closing of the sale of the Partnership’s propane segment on December 17, 2004 all the outstanding long-term debt and bank debt of the propane segment was repaid.

The Partnership’s long-term debt at September 30, 2004 and 2005 is as follows (in thousands):

	September 30,
	2004	2005
Partners:
10.25% Senior Notes(a)	$267,623	$267,322
8.04% First Mortgage Notes(b)	51,250	—
8.70% First Mortgage Notes(b)	27,500	—
7.89% First Mortgage Notes(b)	17,500	—
Parity Debt Facility Borrowings(c)	2,000	—
Heating Oil Segment:
7.92% Senior Notes(d)	53,000	—
8.25% Senior Notes(e)	77,000	—
8.96% Senior Notes(f)	30,000	—
Working Capital Facility Borrowings(g)	8,000	6,562
Acquisition Notes Payable and other(h)	459	225
Subordinated Debentures(i)	1,754	666

Total debt	536,086	274,775
Less current maturities	(24,418)	(796)
Less working capital facility borrowings	(8,000)	(6,562)

Total long-term portion debt	$503,668	$267,417

(a)	On February 6, 2003, the Partnership and its wholly owned subsidiary, Star Gas Finance Company, jointly issued $200.0 million face value Senior Notes due on February 15, 2013. These notes accrue interest at an annual rate of 10.25% and require semi-annual interest payments on February 15 and August 15 of each year commencing on August 15, 2003. These notes are redeemable at the option of the Partnership, in whole or in part, from time to time by payment of a premium, as defined. These notes were priced at 98.466% for total gross proceeds of $196.9 million. The Partnership also incurred $7.2 million of fees and expenses in connection with the issuance of these notes resulting in net proceeds of $189.7 million. During the year ended September 30, 2003, the Partnership used $169.0 million from the proceeds of the 10.25% Senior Notes to repay existing long-term debt and working capital facility borrowings, $17.7 million for acquisitions, $3.0 million for capital expenditures, and recognized a $0.2 million gain on redemption of debt. The debt discount related to the issuance of the 10.25% Senior Notes was $3.1 million and will be amortized and included in interest expense through February 2013. In January 2004, Star Gas and its wholly owned subsidiary, Star Gas Finance Company, jointly issued $35.0 million of 10.25% Senior Notes, due 2013 in a private placement. These notes were issued at a premium to par for total net proceeds of $38.1 million. Also in July 2004, Star Gas and its wholly owned subsidiary, Star Gas Finance Company, issued $30.0 million face value 10.25% Senior Notes, due February 15, 2013 in a private placement. These notes were issued at a premium to par for total net proceeds of $32.4 million, which includes $1.2 million of accrued interest. The net proceeds of these two offerings resulted in net cash received of $70.5 million.

In connection with the sale of the propane segment and pursuant to the terms of the indenture relating to the Partnership’s 10 1/4% Senior Notes due 2013 (“MLP Notes”), the Partnership is permitted, within 360 days of the sale, to apply the net proceeds (“Net Proceeds”) of the sale of the propane segment either to reduce indebtedness of the Partnership or of a restricted subsidiary, or to make an investment in assets or capital expenditures useful to the business of the Partnership or any of its subsidiaries as in effect on the issue date of

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the MLP Notes (the “Issue Date”) or any business related, ancillary or complimentary to any of the businesses of the Partnership on the Issue Date (each a “Permitted Use” and collectively the “Permitted Uses”). To the extent any Net Proceeds that are not so applied exceed $10 million on December 12, 2005 (“Excess Proceeds”), the indenture requires the Partnership to make an offer to all holders of MLP Notes to purchase for cash that number of MLP Notes that may be purchased with Excess Proceeds at a purchase price equal to 100% of the principal amount of the MLP Notes plus accrued and unpaid interest to the date of purchase

(b)	In December 1995, Star Gas Propane (the Partnership’s former operating subsidiary which was purchased by Inergy on December 17, 2004 in connection with the sale of the propane segment) assumed $85.0 million of first mortgage notes (the “First Mortgage Notes”) with an annual interest rate of 8.04% in connection with the initial Partnership formation. In January 1998, Star Gas Propane issued an additional $11.0 million of First Mortgage Notes with an annual interest rate of 7.17%. In March 2000, Star Gas Propane issued $27.5 million of 8.70% First Mortgage Notes. In March 2001, Star Gas issued $29.5 million of First Mortgage Notes with an average annual interest rate of 7.89% per year. These notes had a final maturity of March 30, 2015. The balance of these notes, including accrued and unpaid interest were repurchased with the proceeds from the sale of the propane segment in December, 2004.
(c)	At September 30, 2004, the Star Gas Propane Bank Credit Facilities consisted of a $25.0 million Acquisition Facility, a $25.0 million Parity Debt Facility and a $24.0 million Working Capital Facility. At September 30, 2004, there were no borrowings outstanding under its Acquisition Facility and Working Capital Facility and $2.0 million of borrowings outstanding under its Parity Debt Facility. The facility was to expire on September 30, 2006. The balance of these notes, including accrued and unpaid interest were repurchased with the proceeds from the sale of the propane segment in December, 2004.
(d)	The Petro 7.92% Senior Secured Notes were issued in six separate series in a private placement to institutional investors as part of its acquisition by the Partnership. These notes were scheduled to mature serially with a final maturity date of April 1, 2014. The balance of these notes, including accrued and unpaid interest were repurchased with the proceeds from the sale of the propane segment in December, 2004.
(e)	The 8.25% Petro Senior Notes were issued under agreements that are substantially identical to the agreement under which the 7.92% and 8.96% Senior Notes were issued. These notes were also guaranteed by Star Gas Partners. $55.0 million of these notes had a maturity date of August 1, 2006. The remaining notes were due in equal installments between August 1, 2009 and August 1, 2013. The balance of these, notes including accrued and unpaid interest were repurchased with the proceeds from the sale of the propane segment in December 2004. In addition, the balance remaining from unamortized gains from interest rate swaps was written off at the time of the repurchase.
(f)	The Petro 8.96% Senior Notes were issued under agreements that are substantially identical to the agreements under which the Partnership’s other Senior Notes were issued. These notes were also guaranteed by Star Gas Partners. These notes were due in various installments beginning November 1, 2004 through November 1, 2010. The balance of these notes including accrued and unpaid interest were repurchased with the proceeds from the sale of the propane segment in December, 2004.
(g)

In December 2003, the heating oil segment entered into a credit agreement consisting of three facilities totaling $235.0 million having a maturity date of June 30, 2006. These facilities consist of a $150.0 million revolving credit facility, which is to be used for working capital purposes, a $35.0 million revolving credit facility, which is to be used for the issuance of standby letters of credit in connection with surety, worker’s compensation and other financial guarantees, and a $50.0 million revolving credit facility, which is to be used to finance or refinance certain acquisitions and capital expenditures, for the issuance of letters of credit in connection with acquisitions and, to the extent that there is insufficient availability under the working capital facility. These facilities refinanced and replaced the existing credit agreements, which totaled $193.0 million. The former facilities consisted of a working capital facility and an insurance letter of credit facility that were due to expire on June 30, 2004. These new facilities also replaced the heating oil segments acquisition facility that was due to convert to a term loan on June 30, 2004. For the year ended

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

September 30, 2004, the weighted average interest rate for borrowings under these facilities was 2.9%. As of September 30, 2004, the interest rate on the borrowings outstanding was 4.75%.

In December 2004 the heating oil segment executed a new $260 million revolving credit facility agreement with a group of lenders led by JPMorgan Chase Bank, N.A. The new revolving credit facility provides the heating oil segment with the ability to borrow up to $260 million for working capital purposes (subject to certain borrowing base limitations and coverage ratios), including the issuance of up to $75 million in letters of credit. On November 3, 2005, the revolving credit facility was amended to increase the facility size by $50 million to $310 million for the peak winter months from December through March of each year. The facility expires in December 2009. This facility replaced the existing credit facilities entered into in December 2003, which totaled $235 million. The former credit facilities consisted of a working capital facility, a letter of credit facility, and an acquisition facility. Obligations under the new revolving credit facility are secured by liens on substantially all of the assets of the heating oil segment, accounts receivable, inventory, general intangibles, and real property. Obligations under the new revolving credit facility are guaranteed by the heating oil segment’s subsidiaries and by the Partnership.

The new revolving credit facility imposes certain restrictions on the heating oil segment, including restrictions on its ability to incur additional indebtedness, to pay distributions, make investments, grant liens, sell assets, make acquisitions and engage in certain other activities. In addition, the facility imposes certain restrictions on the use of proceeds from the sale of the propane segment. The revolving credit facility also requires the heating oil segment to maintain certain financial ratios, and contains borrowing conditions and customary events of default, including nonpayment of principal or interest, violation of covenants, inaccuracy of representations and warranties, cross-defaults to other indebtedness, bankruptcy and other insolvency events. The occurrence of an event of default or an acceleration under the revolving credit facility would result in the heating oil segment’s inability to obtain further borrowings under that facility, which could adversely affect its results of operations. An acceleration under the revolving credit facility would result in a default under the Partnership’s other funded debt.

The heating oil segment borrowed an initial $119 million under the new revolving credit facility on December 17, 2004, which it used to repay amounts outstanding under the heating oil segment’s existing credit facilities. The heating oil segment recognized a loss of approximately $3 million as a result of the early redemption of this debt. For the year ended September 30, 2005, the weighted average interest rate for borrowings under this facility was 5.0%. At September 30, 2005, the heating oil segment had approximately $6.6 million outstanding under this credit facility. The average interest rate on the borrowings outstanding was approximately 6.0%. On November 3, 2005 the Partnership executed an amendment to this credit facility which, among other things, increased the availability under the facility from $260 million to $310 million for the four month period December 1, through March 31 of each year.

The revolving credit facility requires the Partnership to furnish an unqualified audit report for each fiscal year. On November 30, 2005, this requirement was waived for fiscal 2005. As of September 30, 2005, the Partnership was in compliance with all remaining debt covenants.

Under the terms of the revolving credit facility, the heating oil segment must maintain at all times either availability (borrowing base less amounts borrowed and letters of credit issued) of $25.0 million or a fixed charge coverage ratio (as defined in the credit agreement) of not less than 1.1 to 1.0. As of September 30, 2005, availability was $74.6 million and the fixed charge coverage ratio (as defined in the credit agreement) was 0.56 to 1.0.

(h)	These Petro notes were issued in connection with the purchase of fuel oil dealers and other notes payable and are due in monthly and quarterly installments. Interest is at various rates ranging from 5% to 8% per annum, maturing at various dates through 2007.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(i)	These Petro Subordinated Debentures consist of $0.7 million of 9 3/8% Subordinated Notes due February 1, 2006, and $1.1 million of 12 1/4% subordinated notes due February 1, 2005. In October 1998, the indentures under which the 9 3/8% and 12 1/4% subordinated notes were issued were amended to eliminate substantially all of the covenants provided by the indentures.

As of September 30, 2005, the maturities including working capital borrowings during fiscal years ending September 30, are set forth in the following table:

(in thousands)
2006	$7,358
2007	$95
2008	$—
2009	$—
2010	$—
Thereafter	$267,322

11)    Acquisitions

During fiscal 2003, the Partnership acquired three retail heating oil dealers. The aggregate purchase price was approximately $35.9 million.

During fiscal 2004, the Partnership acquired three retail heating oil dealers. The aggregate purchase price was approximately $3.5 million.

The Partnership made no acquisitions in fiscal 2005.

The following table indicates the allocation of the aggregate purchase price paid and the respective periods of amortization assigned for fiscal 2003 and fiscal 2004 (in thousands):

	2003	2004	Useful Lives
Land	$500	$—	—
Buildings	4,982	—	30 years
Furniture and equipment	855	1	10 years
Fleet	4,709	—	1-30 years
Tanks and equipment	—	426	5-30 years
Customer lists	11,171	2,179	7-10 years
Restrictive covenants	10	—	1-5 years
Goodwill	13,570	920	—
Working capital	53	—	—

Total	$35,850	$3,526

Acquisitions are accounted for under the purchase method of accounting. Purchase prices have been allocated to the acquired assets and liabilities based on their respective fair values on the dates of acquisition. The purchase prices in excess of the fair values of net assets acquired are classified as goodwill in the Consolidated Balance Sheets. Sales and net income have been included in the Consolidated Statements of Operations from the respective dates of acquisition. Customer lists are amortized on a straight line basis over seven to ten years. The weighted average useful lives of customer lists acquired in fiscal 2003 and fiscal 2004 are 7 years.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following un-audited pro forma information presents the results of operations of the Partnership, including the acquisitions previously described, as if the acquisitions had been acquired on October 1, of the year preceding the year of purchase. This pro forma information is presented for informational purposes; it is not indicative of future operating performance.

	Years Ended September 30,
in thousands (except per unit data)	2003	2004
Sales	$1,178,582	$1,110,826

Net income (loss)	$13,621	$(4,274)
General Partner’s interest in net income (loss)	128	(40)

Limited Partners’ interest in net income (loss)	$13,493	$(4,234)

Basic net income (loss) per limited partner unit	$0.38	$(0.12)

Diluted net income (loss) per limited partner unit	$0.38	$(0.12)

12)    Employee Benefit Plans

The heating oil segment has a 401(k) plan, which covers certain eligible non-union and union employees. Subject to IRS limitations, the 401(k) plan provides for each employee to contribute from 1.0% to 17.0% of compensation. The Partnership makes a 4% core contribution of a participant’s compensation and matches 2/3 of each amount a participant contributes up to a maximum of 2.0% of a participant’s compensation. The Partnership’s aggregate contributions to the heating oil segment’s 401(k) plan during fiscal 2003, 2004 and 2005 were $5.2 million, $5.4 million and $5.1 million, respectively.

As a result of the Petro acquisition, the Partnership assumed Petro’s pension liability. Effective December 31, 1996, the heating oil segment consolidated all of its defined contribution pension plans and froze the benefits for non-union personnel covered under defined benefit pension plans. In 1997, the heating oil segment froze the benefits of its New York City union defined benefit pension plan as a result of operation consolidations. Benefits under the frozen defined benefit plans were generally based on years of service and each employee’s compensation. As part of the Meenan Oil Company, Inc. (“Meenan”) acquisition, the Partnership assumed the pension plan obligations and assets for Meenan’s company sponsored plan. This plan was frozen and merged into the Partnership’s defined benefit pension for non-union personnel as of January 1, 2002. Since these plans are frozen, the projected benefit obligation and the accumulated benefit obligation are the same. The Partnership’s pension expense for all defined benefit plans during fiscal 2003, 2004 and 2005 were $1.6 million, $1.0 million and $0.8 million, respectively.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following tables provide a reconciliation of the changes in the heating oil segment’s plan benefit obligations, fair value of assets, and a statement of the funded status at the indicated dates (using a measurement date of September 30):

		Years Ended September 30,
(in thousands)		2004	2005
Reconciliation of Benefit Obligations
Benefit obligations at beginning of year		$62,004	$60,321
Service cost		—	—
Interest cost		3,593	3,501
Actuarial loss		827	5,286
Benefit payments		(5,538)	(5,627)
Settlements		(565)	—

Benefit obligation at end of year		$60,321	$63,481

Reconciliation of Fair Value of Plan Assets
Fair value of plan assets at beginning of year		$52,395	$51,363
Actual return on plan assets		4,486	4,327
Employer contributions		585	19
Benefit payments		(5,538)	(5,627)
Settlements		(565)	—

Fair value of plan assets at end of year		$51,363	$50,082

Funded Status
Benefit obligation		$60,321	$63,481
Fair value of plan assets		51,363	50,082
Amount included in accumulated other comprehensive income		(16,055)	(19,758)
Unrecognized net actuarial loss		16,055	19,758

Accrued benefit cost		$8,958	$13,399

	Years Ended September 30,
(in thousands)	2003	2004	2005
Components of Net Periodic Benefit Cost
Interest cost	3,810	3,593	3,501
Expected return on plan assets	(3,542)	(4,170)	(4,062)
Net amortization	1,288	1,486	1,393
Settlement loss	4	116	—

Net periodic benefit cost	$1,560	$1,025	$832

	Years Ended September 30,
	2003	2004	2005
Weighted-Average Assumptions Used in the Measurement of the Partnership’s Benefit Obligation as of the period indicated
Discount rate	6.00%	6.00%	5.50%
Expected return on plan assets	8.25%	8.25%	8.25%
Rate of compensation increase	N/A	N/A	N/A

The expected return on plan assets is determined based on the expected long-term rate of return on plan assets and the market–related value of plan assets determined using fair value.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Partnership’s expected long-term rate of return on plan assets is updated at least annually, taking into consideration our asset allocation, historical returns on the types of assets held, and the current economic environment. Based on these factors, the Partnership expects its pension assets will earn an average of 8.25% per annum. The expected long-term rate of return assumption was decreased from 8.50% to 8.25% effective September 30, 2003.

The Partnership’s Pension Plan assets by category are as follows (in thousands):

	Years Ended September 30,
	2004	2005
Asset Categories:
Equity Securities	$33,892	$33,228
Debt Securities	17,223	16,690
Cash Equivalents	248	164

	$51,363	$50,082

The Plan’s objectives are to have the ability to pay benefit and expense obligations when due, to maintain the funded ratio of the Plan, to maximize return within reasonable and prudent levels of risk in order to minimize contributions and charges to the profit and loss statement, and to control costs of administering the Plan and managing the investments of the Plan. The strategic asset allocation of the Plan (currently 67% domestic equities and 33% domestic fixed income) is based on a long term perspective and the premise that the Plan can tolerate some interim fluctuations in market value and rates of return in order to achieve long-term objectives.

The Partnership recorded an additional minimum pension liability for under-funded plans of $16.1 million at September 30, 2004 and $19.8 million at September 30, 2005 representing the excess of unfunded accumulated benefit obligations over plan assets. A corresponding amount is recognized as a reduction of the Partnership’s capital through a charge to accumulated other comprehensive income.

Expected benefit payments over each of the next five years will total approximately $4.0 million per year. Expected benefit payments for the five years thereafter will aggregate approximately $21.8 million.

In addition, the heating oil segment made contributions to union-administered pension plans of $6.9 million for fiscal 2003, $7.4 million for fiscal 2004 and $7.9 million for fiscal 2005

The discount rate used to determine net periodic pension expense was 5.5% in 2005 and 6.0% in 2003 and 2004. The discount rate used by the Partnership in determining pension expense and pension obligations reflects the yield of high quality (AA or better rating by a recognized rating agency) corporate bonds whose cash flows are expected to match the timing and amounts of projected future benefit payments. The discount rates to determine net periodic expense used in each of 2003 and 2004 (6.0%) and 2005 (5.50%) reflect the decline in bond yields over the past year.

13)    Income Taxes

Income tax expense is comprised of the following for the indicated periods (in thousands):

	Years Ended September 30,
	2003	2004	2005
Current:
Federal	$—	$—	$—
State	1,200	1,240	696
Deferred	—	—	—

	$1,200	$1,240	$696

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The sources of the deferred income tax expense and the tax effects are as follows (in thousands):

	Years Ended September 30,
	2003	2004	2005
Depreciation	$(1,712)	$614	$(3,605)
Amortization expense	859	2,155	(14,657)
Vacation expense	63	(140)	10
Restructuring expense	41	52	52
Bad debt expense	1,800	1,066	(1,084)
Hedge accounting	(132)	(489)	(247)
Supplemental benefit expense	127	—	—
Pension contribution	2,628	(387)	(349)
Other, net	(36)	(114)	(90)
Recognition of tax benefit of net operating loss to the extent of current and previous recognized temporary differences	(4,422)	(10,726)	(15,620)
Change in valuation allowance	784	7,969	35,590

	$—	$—	$—

The components of the net deferred taxes and the related valuation allowance for the years ended September 30, 2004 and September 30, 2005 using current tax rates are as follows (in thousands):

	Years Ended September 30,
	2004	2005
Deferred Tax Assets:
Net operating loss carryforwards	$57,051	$72,671
Vacation accrual	2,151	2,141
Restructuring accrual	80	28
Bad debt expense	1,725	2,809
Amortization	—	12,772
Excess of book over tax hedge accounting	611	858
Other, net	231	321

Total deferred tax assets	61,849	91,600
Valuation allowance	(47,469)	(83,059)

Net deferred tax assets	$14,380	$8,541

Deferred Tax Liabilities:
Amortization	$1,885	$—
Depreciation	7,027	3,422
Pension contribution	5,468	5,119

Total deferred tax liabilities	$14,380	$8,541

Net deferred taxes	$—	$—

In order to fully realize the net deferred tax assets, the Partnership’s corporate subsidiaries will need to generate future taxable income. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Based upon the level of current taxable income and projections of future taxable income of the Partnership’s corporate subsidiaries over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Partnership will not realize the full benefit of its deferred tax assets, at September 30, 2004 and 2005.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At September 30, 2005, the Partnership had net income tax loss carryforwards for Federal income tax reporting purposes of approximately $181.7 million of which approximately $50.1 million are limited in accordance with Federal income tax law. The losses are available to offset future Federal taxable income through 2025.

It is possible that the units purchased as part of the recapitalization transaction or units purchased by one or more 5% unitholders would trigger an IRC Section 382 limitation related to certain net operating loss carryforwards. An ownership change occurs for purposes of Section 382 when there is a direct or indirect sale or exchange of more than 50% by one or more 5% shareholders. If an ownership change has occurred in accordance with Section 382, future limitations in the utilization of net operating losses could be significant. It is possible that the Partnership’s subsidiary, Star/Petro, Inc., will not be able to use any of its currently existing net income tax loss carry forwards in the future.

14)    Lease Commitments

The Partnership has entered into certain operating leases for office space, trucks and other equipment.

The future minimum rental commitments at September 30, 2005, under operating leases having an initial or remaining non-cancelable term of one year or more are as follows (in thousands):

2006	$9,155
2007	7,114
2008	6,091
2009	6,174
2010	3,896
Thereafter	15,027

Total future minimum lease payments	$47,457

The Partnership’s rent expense for the fiscal years ended September 30, 2003, 2004 and 2005 was $11.0 million, $12.8 million and $14.7 million, respectively.

15)    Unit Incentive Plans

The following table summarizes information concerning common and senior subordinated UARs of the Partnership outstanding at September 30, 2005:

	Price	Number of Units Outstanding	Restriction Date
	$7.63	54,715	December 31, 2005
	$7.85	381,304	December 31, 2005
	$10.70	23,086	October 1, 2005
	$11.00	2,500	July 1, 2006

Total / Weighted Average	$7.99	461,605

The Partnership recorded $2.6 million and $0.1 million of general and administrative expense for restricted unit grants during fiscal years ended September 30, 2003 and September 30, 2004, respectively. The Partnership recorded an expense of $6.4 million and income of $4.5 million and $2.2 million for unit appreciation rights during fiscal years 2003, 2004 and 2005, respectively.

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16)    Supplemental Disclosure of Cash Flow Information

	Years Ended September 30,
(in thousands)	2003	2004	2005
Cash paid during the period for:
Income taxes, net	$945	$1,028	$3,022
Interest, net	28,225	36,459	36,345

Non-cash financing activities:
Decrease in other asset for interest rate swaps	748	293	—
Decrease in long-term debt - amortization of debt discount	(927)	(293)	314
Increase (decrease) in interest expense	179	—	(314)

17)    Commitments and Contingencies

On or about October 21, 2004, a purported class action lawsuit on behalf of a purported class of unitholders was filed against the Partnership and various subsidiaries and officers and directors in the United States District Court of the District of Connecticut entitled Carter v. Star Gas Partners, L.P., et al, No. 3:04-cv-01766-IBA, et.al. Subsequently, 16 additional class action complaints, alleging the same or substantially similar claims, were filed in the same district court: (1) Feit v. Star Gas, et al. Civil Action No. 04-1832 (filed on 10/29/2004), (2) Lila Gold vs. Star Gas, et al, Civil Action No. 04-1791 (filed on 10/22/2004), (3) Jagerman v. Star Gas, et al, Civil Action No. 04-1855 (filed on 11/3/2004), (4) McCole, et al v. Star Gas, et al, Civil Action No. 04-1859 (filed on 11/3/2004), (5) Prokop vs. Star Gas, et al, Civil Action No. 04-1785 (filed on 10/22/2004), (6) Seigle v. Star Gas, et al, Civil Action No. 04-1803 (filed on 10/25/2004), (7) Strunk v. Star Gas, et al, Civil Action No. 04-1815 (filed on 10/27/2004), (8) Harriette S. & Charles L. Tabas Foundation vs. Star Gas, et al, Civil Action No. 04-1857 (filed on 11/3/2004), (9) Weiss v. Star Gas, et al, Civil Action No. 04-1807 (filed on 10/26/2004), (10) White v. Star Gas, et al, Civil Action No. 04-1837 (filed on 10/9/2004), (11) Wood vs. Star Gas et al, Civil Action No. 04-1856 (filed on 11/3/2004), (12) Yopp vs. Star Gas, et al, Civil Action No. 04-1865 (filed on 11/3/2004), (13) Kiser v. Star Gas, et al, Civil Action No. 04-1884 (filed on 11/9/2004), (14) Lederman v. Star Gas, et al, Civil Action No. 04-1873 (filed on 11/5/2004), (15) Dinkes v. Star Gas, et al, Civil Action No. 04-1979 (filed 11/22/2004) and (16) Gould v. Star Gas, et al, Civil Action No. 04-2133 (filed on 12/17/2004) (including the Carter Complaint, collectively referred to herein as the “Class Action Complaints”). The class actions have been consolidated into one action entitled In re Star Gas Securities Litigation, No 3:04cv1766 (JBA).

The class action plaintiffs generally allege that the Partnership violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10-b5 promulgated thereunder, by purportedly failing to disclose, among other things: (1) problems with the restructuring of Star Gas’s dispatch system and customer attrition related thereto; (2) that Star Gas’s heating oil segment’s business process improvement program was not generating the benefits allegedly claimed; (3) that Star Gas was struggling to maintain its profit margins in its heating oil segment; (4) that Star Gas’s fiscal 2004 second quarter profit margins were not representative of its ability to pass on heating oil price increases; and (5) that Star Gas was facing an inability to pay its debts and that, as a result, its credit rating and ability to obtain future financing was in jeopardy. The class action plaintiffs seek an unspecified amount of compensatory damages including interest against the defendants jointly and severally and an award of reasonable costs and expenses. On February 23, 2005, the Court consolidated the Class Action Complaints and heard argument on motions for the appointment of lead plaintiff. On April 8, 2005, the Court appointed the lead plaintiff. Pursuant to the Court’s order, the lead plaintiff filed a consolidated amended complaint on June 20, 2005 (the “Consolidated Amended Complaint”). The Consolidated Amended Complaint named: (a) Star Gas Partners, L.P.; (b) Star Gas LLC; (c) Irik Sevin; (d) Audrey Sevin; (e) Hanseatic Americas, Inc.; (f) Paul Biddelman; (g) Ami Trauber; (h) A.G. Edwards & Sons Inc.; (i) UBS Investment Bank; and

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(j) RBC Dain Rauscher Inc. as defendants. The Consolidated Amended Complaint added claims arising out of two registration statements and the same transactions under Sections 11, 12(a)(2) and 15 of the Securities Act of 1933 as well as certain allegations concerning the Partnership’s hedging practices. On September 23, 2005, defendants filed motions to dismiss the Consolidated Amended Complaint for failure to state a claim under the federal securities laws and failure to satisfy the applicable pleading requirements of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and the Federal Rules of Civil Procedure. Plaintiffs filed their response to defendants’ motions to dismiss on or about November 23, 2005 and defendants are scheduled to file their reply briefs on or about December 20, 2005. In the interim, discovery in the matter remains stayed pursuant to the mandatory stay provisions of the PSLRA. While no prediction may be made as to the outcome of litigation, we intend to defend against this class action vigorously.

In the event that the above action is decided adversely to the Partnership, it could have a material effect on our results of operations, financial condition and liquidity.

The Partnership’s operations are subject to all operating hazards and risks normally incidental to handling, storing and transporting and otherwise providing for use by consumers of combustible liquids such as propane and home heating oil.

As a result, at any given time the Partnership is a defendant in various legal proceedings and litigation arising in the ordinary course of business. The Partnership maintains insurance policies with insurers in amounts and with coverages and deductibles we believe are reasonable and prudent. However, the Partnership cannot assure that this insurance will be adequate to protect it from all material expenses related to potential future claims for personal and property damage or that these levels of insurance will be available in the future at economical prices. In addition, the occurrence of an explosion may have an adverse effect on the public’s desire to use the Partnership products. In the opinion of management, except as described above the Partnership is not a party to any litigation, which individually or in the aggregate could reasonably be expected to have a material adverse effect on the Partnership’s results of operations, financial position or liquidity.

18)    Disclosures About the Fair Value of Financial Instruments

Cash, Accounts Receivable, Notes Receivable, Inventory Derivative Instruments, Working Capital Facility Borrowings, and Accounts Payable

The carrying amount approximates fair value because of the short maturity of these instruments or because they are carried at fair value.

Long-Term Debt

For fiscal 2004, the fair values of each of the Partnership’s long-term financing instruments, including current maturities are based on the amount of future cash flows associated with each instrument, discounted using the Partnership’s current borrowing rate for similar instruments of comparable maturity. For fiscal 2005, the fair value is based on open market quotations.

The estimated fair value of the Partnership’s long-term debt is summarized as follows (in thousands):

	At September 30, 2004		At September 30, 2005
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Long-term debt	$528,086	$557,792	$268,213	$216,866

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

19)    Earnings Per Limited Partner Units

	Years Ended September 30,
(in thousands, except per unit data)	2003	2004	2005
Loss from continuing operations per Limited Partner unit:
Basic	$(0.48)	$(0.72)	$(4.95)
Diluted	$(0.48)	$(0.72)	$(4.95)
Income (loss) from discontinued operations before cumulative
Basic	$0.61	$0.57	$(0.13)
Diluted	$0.61	$0.57	$(0.13)
Income (loss) on sale of discontinued operations, net of income taxes per Limited Partner unit:
Basic	$—	$(0.01)	$4.36
Diluted	$—	$(0.01)	$4.36
Cumulative effect of change in accounting principle for adoption of SFAS No. 142 for discontinued operations per Limited Partner unit:
Basic	$(0.12)	$—	$—
Diluted	$(0.12)	$—	$—
Net income (loss) per Limited Partner unit:
Basic	$0.01	$(0.16)	$(0.72)
Diluted	$0.01	$(0.16)	$(0.72)

Basic Earnings Per Unit:
Net income (loss)	$212	$(5,863)	$(25,928)
Less: General Partners’ interest in net income (loss)	2	(57)	(234)

Limited Partner’s interest in net income (loss)	$210	$(5,806)	$(25,694)

Common Units	29,175	31,647	32,166
Senior Subordinated Units	3,139	3,213	3,310
Junior Subordinated Units	345	345	345

Weighted average number of Limited Partner units outstanding	32,659	35,205	35,821

Basic earnings (loss) per unit	$0.01	$(0.16)	$(0.72)

Diluted Earnings Per Unit:
Effect of dilutive securities	$—	$—	$—

Limited Partners’ interest in net income (loss)	$210	$(5,806)	$(25,694)

Effect of dilutive securities	108	—	—

Weighted average number of Limited Partner units outstanding	32,767	35,205	35,821

Diluted earnings (loss) per unit	$0.01	$(0.16)	$(0.72)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

20)    Selected Quarterly Financial Data (unaudited)

The seasonal nature of the Partnership’s business results in the sale by the Partnership of approximately 30% of its volume in the first fiscal quarter and 45% of its volume in the second fiscal quarter of each year. The Partnership generally realizes net income in both of these quarters and net losses during the quarters ending June and September.

	Three Months Ended
(in thousands—except per unit data)	Dec. 31, 2004	Mar. 31, 2005	Jun. 30, 2005	Sep. 30, 2005	Total
Sales	$350,694	$555,317	$202,768	$150,699	$1,259,478
Operating loss	(21,028)	(17,341)	(23,448)	(39,963)	(101,780)
Loss from continuing operations before income taxes	(74,317)	(25,950)	(31,317)	(46,656)	(178,240)
Gain (loss) on sale of segments, net of income taxes	153,644	2,520	(404)	1,800	157,560
Net income (loss)	74,444	(24,099)	(29,321)	(46,952)	(25,928)
Limited Partner interest in net income (loss)	73,772	(23,881)	(29,056)	(46,529)	(25,694)
Net income (loss) per Limited Partner unit:
Basic and diluted	$2.06	$(0.67)	$(0.81)	$(1.30)	$(0.72)

	Three Months Ended
(in thousands—except per unit data)	Dec. 31, 2003	Mar. 31, 2004	Jun. 30, 2004	Sep. 30, 2004	Total
Sales	$316,070	$481,768	$179,342	$127,911	$1,105,091
Operating income (loss)	14,281	64,366	(22,806)	(40,040)	15,801
Income (loss) from continuing operations before income taxes	4,583	53,967	(32,545)	(50,366)	(24,361)
Gain (loss) on sale of segment, net of income taxes	—	230	(247)	(521)	(538)
Net income (loss)	19,312	80,653	(42,531)	(63,297)	(5,863)
Limited Partner interest in net income (loss)	19,118	79,914	(42,126)	(62,712)	(5,806)
Net income (loss) per Limited Partner unit:
Basic and diluted(a)	$0.56	$2.27	$(1.18)	$(1.75)	$(0.16)

(a)	The sum of the quarters do not add-up to the total due to the weighting of Limited Partner Units outstanding.

21)    Subsequent Events

Recapitalization

On December 2, 2005 the board of directors of Star Gas LLC approved a strategic recapitalization of Star Gas Partners, if approved by unitholders and completed, would result in a reduction in the outstanding amount of the Partnership’s 10 1/4% Senior Notes due 2013 (or “Senior Notes”), of between approximately $87 million and $100 million.

The recapitalization includes a commitment by Kestrel Energy Partners, LLC (or “Kestrel”) and its affiliates to purchase $15 million of new equity capital and provide a standby commitment in a $35 million rights offering to the Partnership’s common unitholders, at a price of $2.00 per common unit. The

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Partnership would utilize the $50 million in new equity financing, together with an additional $10 million from operations, to repurchase at least $60 million in face amount of its Senior Notes and, at its option, up to approximately $73.1 million of Senior Notes. In addition, certain noteholders have agreed to convert approximately $26.9 million in face amount of Senior Notes into newly issued common units at a conversion price of $2.00 per unit in connection with the closing of the recapitalization.

The Partnership has entered into agreements with the holders of approximately 94% in principal amount of its Senior Notes which provide that: the noteholders commit to, and will, tender their Senior Notes at par (i) for a pro rata portion of $60 million or, at our option, up to approximately $73.1 million in cash, (ii) in exchange for approximately 13,434,000 new common units at a conversion price of $2.00 per unit (which new units would be acquired by exchanging approximately $26.9 million in face amount of Senior Notes), and (iii) in exchange for new notes representing the remaining face amount of the tendered notes. The principle terms of the new senior notes, such as the term and interest rate are the same as the Senior Notes. The closing of the tender offer is conditioned upon the closing of the transactions under the Kestrel unit purchase agreement, which is discussed below. Upon closing the transaction the Partnership will incur a gain or loss on the exchange of Senior Notes of common units based on the difference between the $2.00 per unit conversion price and the fair value per unit represented by the per unit price in the open market on the conversion date.

Subject to and until the transaction closing, the noteholders have agreed not to accelerate indebtedness due under the Senior Notes or initiate any litigation or proceeding with respect to the Senior Notes. The noteholders have further agreed to: waive any default under the indenture; not to tender the Senior Notes in the change of control offer which will be required to be made following the closing of the transactions under the unit purchase agreement with Kestrel; and to consent to certain amendments to the existing indenture. The agreement with the noteholders further provides for the termination of its provisions in the event that the Kestrel unit purchase agreement is no longer in effect. The understandings and agreements contemplated by these transactions will terminate if the transaction does not close prior to April 30, 2006.

The Partnership believes the proposed recapitalization would substantially strengthen its balance sheet and thereby assist in meeting its liquidity and capital requirements, which it believes would improve its future financial performance and enhance unitholder value. In addition to enhancing unitholder value we believe we will be able to operate more efficiently going forward with less long-term debt.

As part of the recapitalization transaction, the Partnership has entered into a definitive unit purchase agreement with Kestrel and its affiliates, which provides for, among other things: the receipt by the Partnership of $50 million in new equity financing through the issuance to Kestrel’s affiliates of 7,500,000 common units at $2.00 per unit for an aggregate of $15 million and the issuance of an additional 17,500,000 common units in a rights offering to the Partnership’s common unitholders at an exercise price of $2.00 per unit for an aggregate of $35 million. The rights will be non-transferable, and an affiliate of Kestrel has agreed to buy any common units not subscribed for in the rights offering. Under the terms of the unit purchase agreement, Kestrel Heat, LLC, or Kestrel Heat, a wholly owned subsidiary of Kestrel, will become the new general partner and Star Gas LLC, our current general partner, will receive no consideration for its removal as general partner.

In addition, the unit purchase agreement provides for the adoption of a second amended and restated agreement of limited partnership that will, among other matters:

•	provide for the mandatory conversion of each outstanding senior subordinated unit and junior subordinated unit into one common unit;

•	change the minimum quarterly distribution to the common units from $0.575 per quarter, or $2.30 per year, to $0.0675 per unit, or $0.27 per year, which shall commence accruing October 1, 2008; and, eliminate all previously accrued cumulative distribution arrearages which aggregated $92.5 million at November 30, 2005;

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•	suspend all distributions of available cash by us through the fiscal quarter ending September 30, 2008;

•	reallocate the incentive distribution rights so that, commencing October 1, 2008, the new general partner units in the aggregate will be entitled to receive 10% of the available cash distributed once $.0675 per quarter, or $0.27 per year, has been distributed to common units and general partner units and 20% of the available cash distributed in excess of $0.1125 per quarter, or $.45 per year, provided there are no arrearages in minimum quarterly distributions at the time of such distribution (under the current partnership agreement if quarterly distributions of available cash exceed certain target levels, the senior subordinated units, junior subordinated units and general partner units would receive an increased percentage of distributions, resulting in their receiving a greater amount on a per unit basis than the common units).

The recapitalization is subject to certain closing conditions including, the approval of our unitholders, approval of the lenders under the Partnership’s revolving credit facility, and the successful completion of the tender offer for the Senior Notes.

As a result of the challenging financial and operating conditions that the Partnership has experienced since fiscal 2004, it have not been able to generate sufficient available cash from operations to pay the minimum quarterly distribution of $0.575 per unit on its securities. These conditions led to the suspension of distributions on its senior subordinated units, junior subordinated units and general partner units on July 29, 2004 and to the suspension of distributions on the common units on October 18, 2004.

The Partnership believes that the proposed amendments to the Partnership agreement will simplify its capital structure, provide internally generated funds for future investment and align the minimum quarterly distribution more closely with the levels of available cash from operations that it expects to generate in the future.

It is possible that the units purchased as part of the recapitalization transaction or units purchased by one or more 5% unitholders would trigger an IRC Section 382 limitation relating to certain net operating loss carryforwards. An ownership change occurs for purposes of Section 382 when there is a direct or indirect sale or exchange of more than 50% by one or more 5% shareholders. If an ownership change has occurred in accordance with Section 382, future limitations in the utilization of net operating losses could be significant. It is possible that the Partnership’s subsidiary, Star/Petro, Inc., will not be able to use any of its currently existing net income tax loss carry forwards in the future.

Schedule II

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES

VALUATION AND QUALIFYING ACCOUNTS

Years Ended September 30, 2003, 2004 and 2005

(in thousands)

Year	Description	Balance at Beginning of Year	Charged to Costs & Expenses	Other Changes Add (Deduct)		Balance at End of Year
2003	Allowance for doubtful accounts	$2,960	$6,601	$(3,215	)(a)	$6,346
2004	Allowance for doubtful accounts	$6,346	$7,646	$(8,370	)(a)	$5,622
2005	Allowance for doubtful accounts	$5,622	$9,817	$(7,006	)(a)	$8,433

(a)	Bad debts written off (net of recoveries).

Exhibit 10.51

AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

This Agreement and General Release of All Claims (“Agreement”) is entered into as of this 6th day of May, 2005 between Star Gas Partners, L.P. and all of its direct and indirect subsidiaries (collectively, the “Company”) and David Anthony Shinnebarger (“Shinnebarger”).

WHEREAS, Shinnebarger was employed by the Company as its Executive Vice President of Marketing until the termination of his employment effective May 6, 2005 (the “Termination Date”);

WHEREAS, the parties to this Agreement wish to provide for a full and final resolution of all claims and potential claims which Shinnebarger might have against the Company, its affiliates, successors, assigns, divisions, partners and related and affiliated entities, and any and all of their past and present partners, shareholders, officers, directors, agents, representatives and employees (collectively, the “Releasees”),

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions set forth below, it is agreed as follows:

1.    Effective on the Termination Date, Shinnebarger’s employment as the Company’s Executive Vice President—Chief Marketing Officer as set forth in his October 17, 2003 letter agreement with the Company (the “Employment Agreement”) or otherwise is hereby terminated. Shinnebarger also acknowledges and agrees that all other offices, positions and fiduciary or business relationships he holds with the Company and any of the Releasees are hereby terminated on the Termination Date. Shinnebarger acknowledges that he has no right to rehire by, or consideration for future employment with, the Company or the Releasees and that the Company and the Releasees have no obligation to hire him or consider him for employment after the Termination Date.

2.    In consideration of the releases and additional promises set forth herein, the Company:

a.    shall pay to Shinnebarger as severance pay, $243,750.00 (90 days notice plus 6 months severance at his present salary), less applicable withholdings. Such severance pay shall be made in a single payment to Shinnebarger on the Effective Date (as defined herein); and

b.    shall pay the cost of Shinnebarger’s monthly premiums for COBRA continuation coverage for a period of nine (9) months after the Termination Date (through and including February 2006).

3.    Shinnebarger acknowledges that payments contained in Paragraph 2 herein will fully discharge the Company and all of the Releasees from all liabilities and obligations pursuant to any oral or written agreement between Shinnebarger and the Company, including but not limited to the Employment Agreement (and all provisions, terms and promises contained therein) or any other alleged promise or understanding between the Company and Shinnebarger, provided however that nothing contained in this Agreement shall limit or alter the terms of coverage of the Company’s Director and Officer insurance policies so as to affect Shinnebarger’s rights thereunder, if any. Shinnebarger specifically acknowledges that the payment promise contained in Paragraph 2 herein includes and is in excess of any amounts due Shinnebarger from the Company in connection with, directly or indirectly, Shinnebarger’s employment with the Company and the termination thereof, including, without limitation, any wages, salary, bonus, vacation pay and any other benefit payment due Shinnebarger from the Company.

4.    In consideration of the payments made hereunder, Shinnebarger, for himself, his heirs, dependents, executors, administrators, trustees, representatives and assigns, hereby fully, finally and unconditionally waives and forever releases, discharges and forgives the Releasees from any and all claims, allegations, complaints, proceedings, charges, actions, causes of action, demands, debts, covenants, contracts, liabilities or damages of any nature whatsoever, whether now known or claimed, to whomever made, which Shinnebarger had, has or may have against any or all of the Releasees for or by reason of any cause, nature or thing whatsoever, up to the date of the execution of this Agreement, including, by way of example and without limiting the broadest application of the foregoing, any actions, causes of action or claims under any contract or any federal, state or local decisional law, statutes, regulations or constitutions, any claims for notice or pay in lieu of notice, or for wrongful dismissal, discrimination, retaliation or harassment on the basis of any factor (including, without limitation, any claim arising under the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Employee Retirement Income and Security Act of 1974, as amended, the Fair Labor Standards Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Connecticut Fair Employment Practices Act, the New York Human Rights Law, the New York City Civil Rights Law, and any other federal, state or local legislation), and any claims, asserted benefits or rights arising by or under contract or implied contract, any alleged oral or written contract or agreement for employment or services, any claims arising by or under promissory estoppel, detrimental reliance, or under any asserted covenant of good faith and fair dealing, and any claims for defamation, fraud, fraudulent inducement, intentional infliction of emotional distress, or any other tortious conduct, including personal injury of any nature and arising from any source or condition or attorney’s fees and costs of whatsoever nature related to any such claim described in this Paragraph 4.

5.    As of the date of, and upon execution of this Agreement and its waiver and release of all claims, Shinnebarger covenants, represents and warrants that he has not asserted and will not assert, threaten or commence any claim, lawsuit, arbitration, complaint, charge or proceeding against the Company or the Releasees by reason of any cause, matter or thing, known or unknown, existing up to the date of his execution of this Agreement (or if any such claim, lawsuit, arbitration, complaint, charge or proceeding is currently pending, Shinnebarger represents and warrants that he will immediately discontinue said action(s), or take any necessary steps to otherwise effectuate the dismissal or withdrawal of said action(s), with prejudice). If Shinnebarger should, after the execution of this Agreement, make, pursue or commence (or threaten to make, pursue or commence) any claim, lawsuit, arbitration, complaint, charge or proceeding against the Company, for or by reason of any cause, matter or thing whatsoever existing up to the date of his execution of this Agreement, this Agreement may be raised as, and shall constitute, a complete bar to any such claim, lawsuit, arbitration, complaint, charge or proceeding, and the Company shall be entitled to recover from Shinnebarger all reasonable costs incurred by virtue of defending same, including reasonable attorney’s fees, without altering or diminishing the effectiveness of the release provisions provided under this and the preceding Paragraph. In the event Shinnebarger is permitted by law to file or assert any charge or claim, he hereby waives any right to equitable or monetary recovery therefrom; provided, however, that nothing in this Agreement shall limit either Shinnebarger or the Company from enforcing their respective rights under this Agreement.

6.    On or before the Termination Date, Shinnebarger shall return to the Company all Company property in his possession or under his control, including any and all documents and electronic information in any form, any and all copies thereof, any other material containing confidential or proprietary Company information, whether or not specifically designated as such material, and any all keys, passcards, credit cards or other Company property.

7.    Shinnebarger shall keep any and all information concerning the Company any of the Releasees, other than information generally available to the public (except for information that is or becomes public through Shinnebarger’s breach of this paragraph), including but not limited to this Agreement, its terms, provisions, and any and all underlying circumstances pertaining thereto (collectively, “Confidential Information”), strictly confidential and shall not disclose or cause or permit to be disclosed any Confidential Information to any person, party or other entity, other than to Shinnebarger’s immediate family, attorney, tax consultant, or the Internal Revenue Service, or as Shinnebarger may be compelled to disclose by law or formal legal process. In the event that Shinnebarger is requested to reveal the existence and contents of this Agreement to any person or entity other than to the persons identified in this paragraph, he shall immediately notify the Company of any such request (and provide to the Company a copy of any written request), but shall not reveal the amount of any payment by the Company to Shinnebarger provided for herein, unless required by law or otherwise ordered to do so by a Court of competent jurisdiction. Nothing herein shall prevent Shinnebarger from disclosing the terms and provisions of this Agreement to the extent reasonably necessary to legally enforce the payments required to be made by the Company pursuant to Paragraph 2.

8.    Shinnebarger hereby acknowledges his post-termination restrictions contained in Paragraph 5 of the Employment Agreement (the “Restrictive Covenants”) and that such Restrictive Covenants survive the termination of his employment with the Company and remain enforceable after the Termination Date. Shinnebarger further acknowledges that if a court of competent jurisdiction holds that the stated scope, duration or other restriction contained in the Restrictive Covenants are overbroad, unreasonable or otherwise unenforceable for whatever reason, such court shall substitute the maximum reasonable scope, duration and restriction in place of the stated provision.

9.    Shinnebarger shall cooperate with the Company and the Releasees in connection with any legal or administrative proceeding, claim, allegation, complaint, charge, action, cause of action or demand against the Company and/or any of the Releasees concerning any alleged measure of damage or liability of any nature whatsoever against the Company and/or any of the Releasees or to which the Company and/or any of the Releasees is a party or otherwise involved (“Proceeding”). In connection with the Company’s and or any of the Releasees’ defense against any Proceedings (other than any Proceeding by Shinnebarger to enforce this Agreement), Shinnebarger shall use his reasonable best efforts to: (1) respond and provide information (including accurately stated affidavit(s)) concerning all matters in which he has knowledge (whether or not as a result of his employment or other relationship with the Company or any of the Releasees) to the Company and its representatives; (2) make himself available, upon request by the Company or its representative at reasonable times, with at least fourteen (14) days prior notice, for meetings and depositions; (3) make himself available upon reasonable advance notice, to appear as a witness in connection with any Proceeding, irrespective or other commitments or schedule conflicts. The Company will reimburse Shinnebarger for reasonable travel, lodging, meals and other out of pocket expenses he incurs (specifically excluding his attorney’s fees and personal or professional time charges) in complying with this Paragraph 9.

10.    The parties acknowledge and agree that any material breach of this Agreement by Shinnebarger that is not cured by Shinnebarger within 10 days after written notice to him by the Company or any of the Releasees of such material breach of this Agreement shall immediately release the Company from its obligations hereunder without altering or diminishing the effectiveness of the release provisions provided herein. Furthermore, the parties recognize that any breach of this Agreement by Shinnebarger may damage the Company irreparably, the specific amount of which will be impossible to ascertain. The parties hereto acknowledge that in the event of any such breach, the Company shall, in addition to such other relief as might be appropriate, be entitled to the following relief against Shinnebarger from a court or competent jurisdiction: (a) liquidated damages in the amount of $100,000.00; (b) injunctive relief enjoining any such breach; (c) specific performance of Shinnebarger’s obligations hereunder; and (d) the costs incurred by the Company in obtaining such relief, including attorney’s fees.

11.    Shinnebarger acknowledges that he has been given a period of twenty-one (21) days from the receipt hereof to review and consider this Agreement before signing it.

12.    Shinnebarger acknowledges that he may revoke this Agreement within seven (7) calendar days following the date of his execution of this Agreement as set forth on the last page hereof, and that this Agreement shall not become effective or enforceable until such revocation period has expired (the “Effective Date”). No such revocation shall be effective unless it is made in writing, signed by Shinnebarger and delivered to the Company and its attorney, Alan Shapiro, Esq., Phillips Nizer LLP, 666 Fifth Avenue, New York, New York 10103-0084, no later than the close of business on the seventh day following Shinnebarger’s execution of this Agreement. Shinnebarger understands that if he revokes this Agreement, it shall be of no force and effect and he shall have no right to receive, and the Company shall have no obligation to provide, the consideration described herein. If Shinnebarger does not effectively revoke this Agreement pursuant to and in accordance with this paragraph, it shall be effective and enforceable as of the expiration of the revocation period described in this Paragraph 12.

13.    Shinnebarger acknowledges that he has been advised to consult with an attorney concerning this Agreement and that he has consulted with an attorney of his choice concerning the Agreement prior to signing this Agreement.

14.    Shinnebarger shall not disparage the Company or the Releasees in any manner.

15.    This Agreement shall not constitute an admission of any wrongdoing by the Company or the Releasees, or of having caused any injury to Shinnebarger by any acts or omissions on the part of the Company or the Releasees, or of a violation of any statutory, regulatory or common law obligation owed to Shinnebarger by the Company or the Releasees.

16.    The provisions, sections and paragraphs, and the specific terms set forth therein, of this Agreement are severable. If any provision, section or paragraph, or specific term contained therein, of this Agreement or the application thereof is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision, section, paragraph or term shall not be a part of this Agreement, and the legality, validity and enforceability of remaining provisions, sections and paragraphs, and all other terms therein, of this Agreement shall not be affected thereby.

17.    This Agreement embodies the entire agreement between parties hereto and may not be amended, modified or terminated except by express written agreement between the parties. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York. Shinnebarger hereby consents to the exclusive jurisdiction and venue of the courts of the State of New York, New York County and the State of Connecticut, Fairfield County, for the enforcement of this Agreement and waives any rights he may have to a trial by jury in connection therewith.

18.    The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

19.    This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN SIGNING THIS AGREEMENT, SHINNEBARGER ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE ENTIRE AGREEMENT; THAT IT INCLUDES A FULL AND FINAL RELEASE OF ANY CLAIM HE MAY HAVE AGAINST THE COMPANY AND THE RELEASEES UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, 29 U.S.C. § 621 ET SEQ; AND THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY AND HAS CONSULTED WITH AN ATTORNEY OF HIS CHOICE CONCERNING THIS AGREEMENT PRIOR TO SIGNING THIS AGREEMENT. SHINNEBARGER FURTHER ACKNOWLEDGES THAT IF HE SIGNS THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE 21-DAY PERIOD SET FORTH IN PARAGRAPH 10 OF THIS AGREEMENT, HE HAS KNOWINGLY AND VOLUNTARILY WAIVED HIS RIGHT TO CONSIDER THE TERMS OF THIS AGREEMENT FOR THE FULL 21-DAY PERIOD.

/s/ DAVID ANTHONY SHINNEBARGER	Date: 5/6/05
DAVID ANTHONY SHINNEBARGER

STAR GAS LLC	Date: 5/6/05

BY: ILLEGIBLE

Exhibit 21

A.P. Woodson Company—District of Columbia

Columbia Petroleum Transportation, LLC—Delaware

Marex Corporation—Maryland

Maxwhale Corp.—Minnesota

Meenan Holdings of New York, Inc.—New York

Meenan Oil Co., Inc.—Delaware

Meenan Oil Co., L.P.—Delaware

Ortep of Pennsylvania, Inc.—Pennsylvania

Petro Holdings, Inc.—Minnesota

Petro Plumbing Corporation—New Jersey

Petro, Inc.—Delaware

Petroleum Heat and Power Co., Inc.—Minnesota

RegionOil Plumbing, Heating and Cooling Co., Inc.—New Jersey

Richland Partners, LLC—Pennsylvania

Star Gas Finance Company—Delaware

Star/Petro, Inc.—Minnesota

TG&E Service Company, Inc.—Florida

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Star Gas LLC:

We consent to the incorporation by reference in the registration statements No. 333-100976 on Form S-3, No. 333-49751 on Form S-4 and Nos. 333-40138, 333-46714 and 333-53716 on Form S-8 of Star Gas Partners, L.P. of our reports dated December 12, 2005, with respect to the consolidated balance sheets of Star Gas Partners, L.P. as of September 30, 2004 and 2005, and the related consolidated statements of operations, comprehensive income (loss), partners’ capital and cash flows for each of the years in the three-year period ended September 30, 2005, and the related financial statement statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005 and the effectiveness of internal control over financial reporting as of September 30, 2005, which reports appear in the September 30, 2005 annual report on Form 10-K of Star Gas Partners, L.P.

Our report dated December 12, 2005 contains an explanatory paragraph that states the Partnership may not be able to fund its working capital requirements, which raises substantial doubt about the Partnership’s ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142.

KPMG LLP

Stamford, Connecticut

December 12, 2005

Exhibit 31.1

CERTIFICATIONS

I, Joseph P. Cavanaugh, certify that:

1.	I have reviewed this annual report on Form 10-K of Star Gas Partners, L.P. and Star Gas Finance Company (“Registrants”);

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods presented in this annual report;

4.	The registrants’ other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrants and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrants, including their consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

(b)	designed such internal controls over financial reporting, or caused such internal controls over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted principles;

(c)	evaluated the effectiveness of the registrants’ disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	disclosed in this annual report any change in the registrants’ internal control over financial reporting that occurred during the registrants’ most recent fiscal quarter (the registrants’ fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrants’ internal control over financial reporting; and

5.	The registrants’ other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrants’ auditors and the audit committee of the registrants’ board of directors:

(a)	all significant deficiencies and material weaknesses the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrants’ ability to record, process, summarize and report financial information and;

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants’ internal control over financial reporting.

Date: December 12, 2005

/s/ JOSEPH P. CAVANAUGH
Joseph P. Cavanaugh
Chief Executive Officer
Star Gas Partners, L.P.
Star Gas Finance Company

Exhibit 31.2

CERTIFICATIONS

I, Richard F. Ambury, certify that:

1.	I have reviewed this annual report on Form 10-K of Star Gas Partners, L.P. and Star Gas Finance Company (“Registrants”);

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrants as of, and for, the periods presented in this annual report;

4.	The registrants’ other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrants and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrants, including their consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

(b)	designed such internal controls over financial reporting, or caused such internal controls over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted principles;

(c)	evaluated the effectiveness of the registrants’ disclosure controls and procedures and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	disclosed in this annual report any change in the registrants’ internal control over financial reporting that occurred during the registrants’ most recent fiscal quarter (the registrants’ fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrants’ internal control over financial reporting; and

5.	The registrants’ other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrants’ auditors and the audit committee of the registrants’ board of directors:

(c)	all significant deficiencies and material weaknesses the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrants’ ability to record, process, summarize and report financial information and;

(d)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrants’ internal control over financial reporting.

Date: December 12, 2005

/s/ RICHARD F. AMBURY
Richard F. Ambury
Chief Financial Officer
Star Gas Partners, L.P.
Star Gas Finance Company

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Star Gas Partners, L.P. (the “Partnership”) and Star Gas Finance Company on Form 10-K for the year ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph P. Cavanaugh, Chief Executive Officer of the Partnership and Star Gas Finance Company, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership and Star Gas Finance Company.

A signed original of this written statement required by Section 906 has been provided to Star Gas Partners, L.P. and will be retained by Star Gas Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

STAR GAS PARTNERS, L.P. STAR GAS FINANCE COMPANY By: STAR GAS LLC (General Partner)

December 12, 2005	By:	/s/ JOSEPH P. CAVANAUGH
Joseph P. Cavanaugh Chief Executive Officer Star Gas Partners, L.P. Star Gas Finance Company

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Star Gas Partners, L.P. (the “Partnership”) and Star Gas Finance Company on Form 10-K for the year ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard F. Ambury, Chief Financial Officer of the Partnership and Star Gas Finance Company, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership and Star Gas Finance Company.

A signed original of this written statement required by Section 906 has been provided to Star Gas Partners, L.P. and will be retained by Star Gas Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

STAR GAS PARTNERS, L.P. STAR GAS FINANCE COMPANY By: STAR GAS LLC (General Partner)

December 12, 2005	By:	/s/ RICHARD F. AMBURY
Richard F. Ambury Chief Financial Officer Star Gas Partners, L.P. Star Gas Finance Company

Annex D

Jefferies & Company, Inc. 520 Madison Avenue, 12th Floor New York, NY 10022 tel 212.284.2550 fax 212. 284.2111 www.jefco.com

December 2, 2005

The Board of Directors

Star Gas LLC, general partner

Star Gas Partners, L.P.

2187 Atlantic Street

Stamford, CT 06902

Members of the Board:

We understand that Star Gas Partners, L.P. (the “Partnership”), Star Gas LLC, the general partner of the Partnership (“Star Gas”), and Kestrel Energy Partners, LLC, Kestrel Heat, LLC, and KM2, LLC (collectively, “Investor”), propose to enter into a Unit Purchase Agreement, substantially in the form of the draft dated as of November 29, 2005 (the “Purchase Agreement”), which provides for a recapitalization of the Partnership that includes the following principal elements, all of which will occur simultaneously (collectively, the “Recapitalization”):

•	the receipt of $50 million in new equity financing through the issuance to Investor of 7,500,000 common units of the Partnership (“Common Units”) at a purchase price of $2.00 per unit for an aggregate of $15 million and the issuance of an additional 17,500,000 Common Units in a rights offering (the “Rights Offering”) to the holders of Common Units at an exercise price of $2.00 per unit for an aggregate of $35 million, with a standby commitment from Investor to purchase all units that are not subscribed for in the Rights Offering;

•	the conversion of approximately $26.9 million in face amount of the Partnership’s 10 1/4% senior notes due 2013 (the “Senior Notes”) into approximately 13.4 million newly issued Common Units at a conversion price of $2.00 per unit;

•	the adoption of a second amended and restated agreement of limited partnership of the Partnership, substantially in the form of the draft dated as of November 17, 2005 (the “Partnership Agreement”), that will include, among others, the following changes to the terms of the Partnership’s securities:

•	suspend all mandatory distributions of available cash by the Partnership through the fiscal quarter ending September 30, 2008;

•	eliminate for no consideration all cumulative distribution arrearages on the common units that have accrued through the closing of the Recapitalization;

•	change the minimum quarterly distribution to the Common Units to $0.0675 per unit, or $0.27 per year, which shall commence accruing October 1, 2008;

•	provide for the mandatory conversion of each outstanding senior subordinated unit and junior subordinated unit into one Common Unit; and

•

authorize the new general partner units in replacement of the existing general partner units and reallocate the incentive distribution rights so that, commencing October 1, 2008, the new general partner units will be entitled to receive 10% of the available cash distributed once $.0675 per quarter, or $0.27 per year has been distributed to Common Units and 20% of the available cash distributed in excess of $.1125 per quarter, or $0.45 per year, provided that there are no arrearages in minimum quarterly distributions at the time of such distribution.

•	the amendment of the indenture of the Senior Notes to eliminate certain covenants from such indenture on the terms set forth in the Lock-up Agreement (as defined in the Purchase Agreement).

Jefferies & Company, Inc. (“Jefferies”), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We have been engaged by the Partnership to act as financial advisor to the Partnership in connection with the Recapitalization and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Recapitalization. We also will be reimbursed for expenses incurred. The Partnership has agreed to indemnify Jefferies against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement. We and our affiliates may trade or hold securities of the Partnership and of certain affiliates of Investor for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

You have asked for our opinion as investment bankers as to whether the Recapitalization, taken as a whole, is fair, from a financial point of view, to the existing holders of Common Units on the date hereof.

In conducting our analysis and arriving at the opinion expressed herein, we have, among other things, (i) reviewed the Purchase Agreement, the Partnership Agreement, and a draft of the proxy statement of the Partnership dated November 29, 2005 relating to the Recapitalization; (ii) reviewed the Partnership’s operations and prospects both on a standalone basis and after giving effect to the Recapitalization; (iii) reviewed certain financial and other information about the Partnership that was publicly available; (iv) reviewed information furnished to us by the Partnership’s senior management, including certain internal financial analyses, budgets, reports and other information; (v) held discussions with various members of senior management of the Partnership concerning historical and current operations, financial conditions and prospects, including recent financial performance; (vi) reviewed the trading price history of the Common Units for a period we deemed appropriate; (vii) reviewed the valuations of publicly traded companies that we deemed comparable in certain respects to the Partnership; (viii) prepared a discounted cash flow analysis of the Partnership, and (ix) reviewed the potential pro forma impact of the Recapitalization on the Partnership, including on the Partnership’s indebtedness, leverage ratios and distributable cash flow to Common Units. In addition, we have conducted such other quantitative reviews, analyses and inquiries relating to the Partnership as we considered appropriate in rendering this opinion.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Partnership or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects material to our analysis.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any Partnership is inherently subject to uncertainty. The Partnership has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Partnership as to the future performance of the Partnership. We express no opinion as to the Partnership’s financial forecasts or the assumptions on which they are made. In addition, in rendering this opinion we have assumed that the Partnership will perform in accordance with such financial forecasts for all periods specified therein. Although such financial forecasts did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such financial forecasts could affect the opinion rendered herein.

Accordingly, Jefferies’ analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a physical inspection of any of the assets of, the Partnership, nor have we been furnished with any such evaluations or appraisals or reports of such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections. In addition, we have not evaluated the solvency or fair value of the Partnership under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We have made no independent investigation of any legal or accounting matters affecting the Partnership, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Partnership and Star Gas’ Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Purchase Agreement to the Partnership and its unit holders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the Recapitalization to the Partnership or any holder of Common Units.

In rendering this opinion we have also assumed with your consent that: (i) the transactions contemplated by the Purchase Agreement will be consummated on the terms described in the Purchase Agreement without any waiver of any material terms or conditions; (ii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Purchase Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Partnership or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Partnership were as set forth in the consolidated financial statements provided to us by the Partnership, as of the dates of such financial statements.

In addition, we were not authorized to and did not solicit any expressions of interest from any other parties (other than a limited number of parties that had approached the Partnership on an unsolicited basis) with respect to a potential equity investment in the Partnership or any other alternative transaction.

It is understood that our opinion is for the use and benefit of Star Gas’ Board of Directors in its consideration of the Recapitalization, taken as a whole, and our opinion does not address the relative merits of the transactions contemplated by the Purchase Agreement as compared to any alternative transactions that might be available to the Partnership, nor does it address the underlying business decision by the Partnership to engage in the Recapitalization or the terms of the Purchase Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of the Partnership’s units should vote on the Recapitalization or any matter relating thereto or as to whether any holder of Common Units should exercise rights to acquire additional Common Units in the Rights Offering. We express no opinion as to the price at which the Common Units will trade at any time. We also express no opinion as to any individual element of the Recapitalization. Except as provided in our engagement letter with the Partnership, our opinion may not be used or referred to by the Partnership, or quoted or disclosed to any person in any matter, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Recapitalization, taken as a whole, is fair, from a financial point of view, to the existing holders of Common Units on the date hereof.

Very truly yours,

Jefferies & Company, Inc.